EXECUTION COPY








                              RESIDENTIAL ACCREDIT LOANS, INC.,

                                           Company,

                               RESIDENTIAL FUNDING CORPORATION,

                                       Master Servicer,

                                             and

                                    BANKERS TRUST COMPANY,

                                           Trustee




                               POOLING AND SERVICING AGREEMENT

                                   Dated as of July 1, 1998




                       Mortgage Asset-Backed Pass-Through Certificates

                                       Series 1998-QS9

        This is a Pooling and Servicing Agreement, dated as of July 1, 1998, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                                    PRELIMINARY STATEMENT:

        The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will be initially represented by the Class A-14 Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

 Designation    Pass-Through  Aggregate Initial          Features             Maturity       Standard    Fitch
                    Rate        Certificate                                     Date         & Poor's    IBCA
                                 Principal
                                  Balance

Class A-1          6.75%      $      99,000,000.0           Senior            July 25, 2028      AAA        AAA
                                                0
Class A-2          6.75%      $      43,000,000.0           Senior            July 25, 2028      AAA        AAA
                                                0
Class A-3          6.75%      $      60,000,000.0           Senior            July 25, 2028      AAA        AAA
                                                0
Class A-4          6.75%      $      27,000,000.0           Senior            July 25, 2028      AAA        AAA
                                                0
Class A-5          6.75%      $      52,500,000.0           Senior            July 25, 2028      AAA        AAA
                                                0
Class A-6          6.75%      $      36,500,000.0           Senior            July 25, 2028      AAA        AAA
                                                0
Class A-7          6.75%      $      25,000,000.0           Senior            July 25, 2028      AAA        AAA
                                                0
Class A-8        Adjustable   $      10,405,000.0       Floater/Senior        July 25, 2028      AAA        AAA
                    Rate                        0
Class A-9        Adjustable   $      3,469,000.00   Inverse Floater/Senior    July 25, 2028      AAA        AAA
                    Rate
Class A-10         6.75%      $      7,590,000.00  Prepayment Lockout/Senior  July 25, 2028      AAA        AAA
Class A-11         6.75%      $      7,500,000.00  Prepayment Lockout/Senior  July 25, 2028      AAA        AAA
Class A-12         6.75%      $      28,126,000.0  Prepayment Lockout/Senior  July 25, 2028      AAA        AAA
                                                0
Class A-13         0.00%      $         77,829.78    Principal Only/Senior    July 25, 2028      AAAr       AAA
Class A-14      Variable Rate $                    Variable Strip/Interest OnlJuly 25, 2028      AAAr       AAA
                                             0.00           Senior
Class R            6.75%      $            100.00       Residual/Senior       July 25, 2028      AAA        AAA
Class M-1          6.75%      $      11,770,000.0          Mezzanine          July 25, 2028      N/A         AA
                                                0
Class M-2          6.75%      $      5,349,900.00          Mezzanine          July 25, 2028      N/A         A
Class M-3          6.75%      $      5,349,900.00          Mezzanine          July 25, 2028      N/A        BBB
Class B-1          6.75%      $      2,354,000.00         Subordinate         July 25, 2028      N/A         BB
Class B-2          6.75%      $      1,284,000.00         Subordinate         July 25, 2028      N/A         B
Class B-3          6.75%      $      1,712,259.01         Subordinate         July 25, 2028      N/A        N/A

        The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $427,987,988.79. The Mortgage Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                          ARTICLE I

                                         DEFINITIONS

        Section 1.01. Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.


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





        Accrued Certificate Interest With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-13 Certificates and Class A-14 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-14 Certificates in the aggregate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-14 Notional Amount. With respect to each Distribution Date, as to any Subclass of Class A-14 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),
(ii) the interest portion (adjusted to the Net Mortgage Rate or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil
Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-14 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

     Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party


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





guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

        Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to


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





the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated July 30, 1998, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $183,581 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

               (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary (other than Additional Collateral Loans) having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional


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





        Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

     Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the

Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9" and which must be an Eligible Account.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.


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





        Certificate Principal Balance: With respect to each Class A Certificate (other than any Class A-14 Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-14 Certificates will have no Certificate Principal Balance.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-14 Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4,


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





Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A- 12, Class A-13 or Class A-14 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-14 Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-14 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-14 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-14 Certificates pursuant to said Section.

        Class A-13 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

     Class A-13 Principal Distribution Amount: As defined in Section 4.02(b)(i).

     Class A-14 Certificates: The Class A Certificates designated as Class A-14 Certificates, including any Subclass thereof.

        Class A-14 Notional Amount: As of any Distribution Date, with respect to the Class A-14 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

        Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

     Class B Percentage: The Class B-1 Percentage, Class B-2 Percentage and Class B-3 Percentage.

        Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

        Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.70%.

        Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.40%.

        Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

     Class M Percentage: The Class M-1 Percentage, Class M-2 Percentage and Class M- 3 Percentage.

        Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

        Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B- 1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 3.75%.

        Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.50%.

        Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

        Closing Date:  July 30, 1998.

        Code:  The Internal Revenue Code of 1986.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany Street, New York, New York 10006,
Attention: Residential Funding Corporation Series 1998-QS9.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible

Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date: July 1, 1998.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

        Definitive Certificate:  Any definitive, fully registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 6.75% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 6.75%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 6.75% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code. A Disqualified Organization also includes any "electing large partnership," as defined in Section 775(a) of the Code and any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

        Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P- 1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (I) the aggregate amount of Accrued Certificate Interest on the Class A Certificates and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-13 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

     Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E).

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

             losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

             nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

             hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

               by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

               by military, naval or air forces; or

               by an agent of any such government, power, authority or forces;

               any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

             insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

        FHLMC:   Federal   Home   Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch IBCA:  Fitch IBCA, Inc. or its successor in interest.

        FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

        Initial Class A-14 Notional Amount: With respect to any Class A-14 Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-14 Certificate.

        Initial Monthly Payment Fund:  As defined in Section 2.01(g).

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: With respect to any Certificate, other than any Class A-8 Certificate or Class A-9 Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-8 Certificates and Class A-9 Certificates, and any Distribution Date, the period from and including the 25th day of the prior calendar month to and including the 24th day of the calendar month in which the Distribution Date occurs.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        LIBOR: With respect to any Distribution Date and the Pass-Through Rates on the Class A-8 Certificates and Class A-9 Certificates, the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

        LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England are required or authorized by law to be closed.

        LIBOR Rate Adjustment Date: With respect to each Distribution Date, other than the Distribution Date relating to the initial Interest Accrual Period, and the Class A-8 Certificates and Class A-9 Certificates, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-14 Certificates which have no Certificate Principal Balance) representing a regular interest in the REMIC would be reduced to zero, which is July 25, 2028, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is July 25, 2028, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

     Modified Net Mortgage Rate: As to any Mortgage Loan that has been the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the

Mortgage Rate on such Mortgage Loan was reduced.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage 100SM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

        the Mortgage Loan identifying number ("RFC LOAN #");

        the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");

        the maturity of the Mortgage Note ("MATURITY DATE");

        the Mortgage Rate ("ORIG RATE");

        the Subservicer pass-through rate ("CURR NET");

        the Net Mortgage Rate ("NET MTG RT");

        the Pool Strip Rate ("STRIP");

     the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

        the Cut-off Date Principal Balance ("PRINCIPAL BAL");

        the Loan-to-Value Ratio at origination ("LTV");

        the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

        a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

        a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

     Pass-Through Rate: With respect to the Class A Certificates (other than the Class A- 8, Class A-9, Class A-13 and Class A-14 Certificates), Class M Certificates, Class B

Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-8 Certificates and the initial Interest Accrual Period, 6.456% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.80%, subject to a maximum rate of 9.00% per annum and a minimum rate of 0.80% per annum. With respect to the Class A-9 Certificates and the initial Interest Accrual Period, 7.631081% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 24.596570% minus the product of
2.999423 and LIBOR, subject to a maximum rate of 24.596570% per annum and a minimum rate of 0.000% per annum. With respect to the Class A-14 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A- 14 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.9581% per annum. With respect to any Subclass of Class A-14 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-13 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

     Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Class A-14 Notional Amount thereof (in the case of any Class A-14 Certificate) divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Class A-14 Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

             obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

             repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

             federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

             commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper and demand notes shall have a remaining maturity of not more than 30 days;

             a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

             other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or

(2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch IBCA and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Standard & Poor's or F-1 by Fitch IBCA in the case of Fitch IBCA.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 6.75% per annum (but not less than 0.00%).

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

        Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

        For any Distribution Date prior to the Distribution Date in August 2003 (unless the Certificate Principal Balances of the Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates, have been reduced to zero), 0%.

     For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause (i) above:

                    in the  case  of the  Class  of  Class M  Certificates  then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M
               Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of
               (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                    in the case of each other Class of Class M Certificates  and
               Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

        Notwithstanding  the  foregoing,  if the  application  of the  foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero;
               (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage");
               (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger, Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment Distribution Trigger or Class B-3 Prepayment Distribution Trigger.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Lockout Percentage: For any Distribution Date occurring prior to the Distribution Date in August 2003, 0%; for any Distribution Date occurring after July 2003 but prior to August 2004, 30%; for any Distribution Date occurring after July 2004 but prior to August 2005, 40%; for any Distribution Date occurring after July 2005 but prior to August 2006, 60%; for any Distribution Date occurring after July 2006 but prior to August 2007, 80%; for any Distribution Date after July 2007, 100%.

     Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a related Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (I) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-14 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Fitch IBCA and Standard & Poor's with respect to the Class A Certificates and Class R Certificates and Fitch IBCA with respect to the Class M-1, Class M- 2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.


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





        Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and
(b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

     REMIC  Administrator:   Residential  Funding  Corporation.  If  Residential
Funding

Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit H hereto or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

     Senior   Accelerated   Distribution   Percentage:   With   respect  to  any
Distribution Date, the percentage indicated below:

 Distribution Date                          Senior Accelerated
                                            Distribution Percentage

August 1998 through                         100%
July 2003..................................
August 2003 through                         Senior Percentage, plus 70% of the
July 2004.................................. Subordinate Percentage
August 2004 through                         Senior Percentage, plus 60% of the
July 2005.................................. Subordinate Percentage
August 2005 through                         Senior Percentage, plus 40% of the
July 2006.................................. Subordinate Percentage
August 2006 through                         Senior Percentage, plus 20% of the
July 2007.................................. Subordinate Percentage
August 2007 and                             Senior Percentage
thereafter.................................

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentages described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the Certificate
Principal Balances of the Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates, to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)

(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Sections 4.02(a)(i) and 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $4,279,880 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 29.47% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

        Standard & Poor's: Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-14 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-14 Certificates pursuant to Section 5.01(c).

        Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-14 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass immediately prior to such date.

     Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage
Loan) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

        Surety:  Ambac Assurance Corporation, or its successors in interest.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation) for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

        the Mortgage Loans and the related Mortgage Files,

        all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;

        property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

        the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and all proceeds of clauses (i) through (iv) above.

        Uncertificated REMIC Regular Interests: The 3,162 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 3,162, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created (treated as a corporation or partnership for United States income tax purposes) or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-14 Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-14
Certificates and the Holders of the Class R Certificates shall be entitled to 1.0% of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

        Section 1.02. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Class A-8 Certificates and Class A-9 Certificates for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined on each LIBOR Rate Adjustment Date.

        On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to, with respect to each of the Class A-8 Certificates and Class A-9 Certificates, the Certificate Principal Balances of the Class A-8 Certificates and Class A-9 Certificates, respectively, then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to, with respect to each of the Class A-8 Certificates and Class A-9 Certificates, the

Certificate Principal Balances of the Class A-8 Certificates and Class A-9 Certificates, respectively, then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rates applicable to each of the Class A-8 Certificates and Class A-9 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through Rates on each of the Class A-8 Certificates and Class A-9 Certificates for the current and the immediately preceding Interest Accrual Period.




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





                                          ARTICLE II

                                CONVEYANCE OF MORTGAGE LOANS;
                              ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01. Conveyance of Mortgage Loans.

     (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

     (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

             (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

             (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

             (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

             (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

             (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

        and (II) with respect to each Cooperative Loan so assigned:

             (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

             (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

             (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

             (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

             (v)      The Security Agreement;

             (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             (viii) An executed  assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

             (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

             (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

     (c) The  Company  may, in lieu of  delivering  the  documents  set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the

Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

        On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

     (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of

Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

        Any of the  items  set  forth  in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

     (e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral, its right to receive payments in respect of any Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

     (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be, and be construed as, a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any insurance policies related to any Mortgage Loan, and (D) any and all general intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents, goods, letters of credit, advices of credit, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305 and 9-115 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable), the Trustee or its designee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

     (g) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $66,522.39 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in August 1998, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in August 1998. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

        Section 2.02. Acceptance by Trustee.

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

     Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

             (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

             (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

               (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

               (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

               (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

     (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

               (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

               (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

               (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

             (iv) To the best of the Company's knowledge, except with respect to 26 Mortgage Loans representing approximately 1.0% of the Mortgage Loans by aggregate Stated Principal Balance (including fourteen Additional Collateral Loans, representing approximately 0.7% of the Mortgage Loans by aggregate Stated Principal Balance), if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

               (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

               (vi) No more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.3% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and none of the Mortgage Loans is a Cooperative Loan;

               (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

               (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

               (ix) Approximately 26.36% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program and approximately 22.45% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program;

               (x) Approximately 25.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are non-owner occupied properties as of the date of origination of such Mortgage Loans;

               (xi) None of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were Buydown Mortgage Loans;

               (xii) Each Mortgage Loan  constitutes a qualified  mortgage under
          Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

               (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

               (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

               (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

               (xvi) None of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note;

               (xvii) Not more than 1.6% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

               (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

               (xix) Fourteen of the Mortgage Loans, representing approximately 0.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are Additional Collateral Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

        Section 2.04. Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

        Section 2.05. Execution and Authentication of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

ARTICLE III

                                 ADMINISTRATION AND SERVICING
                                      OF MORTGAGE LOANS

        Section 3.01. Master Servicer to Act as Servicer.

     (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

          (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

          (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

          Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

     (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

     (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

        Section 3.03. Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

        Section 3.04. Liability of the Master Servicer.

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

          Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

          (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

          (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

          Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

          (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

          (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

               (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

               (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

               (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

               (iv) All proceeds of any  Mortgage  Loans  purchased  pursuant to
          Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

               (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

               (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a); and

               (vii) Any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

     (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

          (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

        Section 3.08. Subservicing Accounts; Servicing Accounts.

     (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

     (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

     (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

     (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

     Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

        In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

        Section 3.10. Permitted Withdrawals from the Custodial Account.

     (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

               (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

             (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

             (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

               (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

               (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

               (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
          Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

               (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to
          Section 4.02(a)(iii);

               (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

               (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

               (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

     (b) Since, in connection with withdrawals  pursuant to clauses (ii), (iii),
(v)  and  (vi),  the  Master  Servicer's   entitlement  thereto  is  limited  to
collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

     (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

     Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

     (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

     (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

     Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

     (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

     (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

     Section  3.13.   Enforcement   of  Due-on-Sale   Clauses;   Assumption  and
Modification Agreements; Certain Assignments.

     (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

          (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

          (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

     (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

     (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

     (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee andMaster Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

        Section 3.14. Realization Upon Defaulted Mortgage Loans.

     (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "RE Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

     (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

     (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within three years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of the Trust Fund as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of the such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

     (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

     (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

     (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

        Section 3.16. Servicing and Other Compensation; Compensating Interest.

     (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

     (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

     (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

     (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

     (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

        Section 3.17. Reports to the Trustee and the Company.

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

        Section 3.18. Annual Statement as to Compliance.

        The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

        Section 3.19. Annual Independent Public Accountants' Servicing Report.

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

        Section 3.20. Rights of the Company in Respect of the Master Servicer.

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

        Section 3.21. Administration of Buydown Funds.

     (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

     (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan

ARTICLE IV

                                PAYMENTS TO CERTIFICATEHOLDERS

        Section 4.01. Certificate Account.

     (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

     (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

        Section 4.02. Distributions.

     (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-14 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-14 Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

             (i) to the Class A Certificateholders (other than the Class A-13 Certificateholders) and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclass, if any, with respect to the Class A-14 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this
        Section 4.02(a); and

             (ii) (X) to the Class A-13 Certificateholders, the Class A-13 Principal Distribution Amount; and

     (Y) to the Class A Certificateholders (other than the Class A-13 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through (iv) and Section 4.02(c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                    (A) the Senior Percentage for such Distribution Date times the sum of the following:

                           (1) the principal portion of each Monthly Payment due
                      during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                           (2) the Stated Principal Balance of any Mortgage Loan
                      repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with
                      Section  3.07(b))  pursuant to Section 2.02, 2.03, 2.04 or
                      4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

                           (3) the  principal  portion of all other  unscheduled
                      collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a
                      Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                    (B) with  respect  to each  Mortgage  Loan for  which a Cash
               Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
               Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C));

                    (C) the Senior Accelerated  Distribution Percentage for such
               Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

                    (D)  any  Excess  Subordinate   Principal  Amount  for  such
               Distribution Date; and

                    (E) any amounts  described in  subsection  (ii)(Y),  clauses
               (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

             (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

             (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-13 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

             (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-13 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

             (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-13 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

             (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-13 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

             (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-13 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

             (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-13 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a)
        (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-13 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

             (xvi) to the Class A Certificateholders and Class R Certificateholders, in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A Certificates and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A Certificates and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

             (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

     (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

          (i) first, to the Class A-13 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-13 Principal Distribution Amount") equal to the aggregate of:

                    (A) the related Discount  Fraction of the principal  portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                    (B) the related Discount  Fraction of the principal  portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                    (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                    (D) any amounts  allocable  to  principal  for any  previous
               Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

                    (E) the amount of any Class A-13  Collection  Shortfalls for such Distribution Date and the amount of any Class A-13 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                         (ii) the Senior Principal  Distribution Amount shall be
                    distributed to the Class R Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                         (iii) from the balance, if any, of the Senior Principal
                    Distribution Amount remaining after the distribution described in clause 4.02(b)(ii) above, there shall be distributed to the Class A-10, Class A-11 and Class A-12 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero, an amount equal to the sum of the following:

               (A) the Class A-10, Class A-11 and Class A-12 Certificates' aggregate pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal
          Balance of all of the Certificates (other than the Class A-13 Certificates)) of the aggregate of the collections described in Sections 4.02(a)(ii)(Y)(A), (B) and (E) without any application of the Senior Percentage or the Senior Accelerated Distribution Percentage; and

               (B) the Prepayment Lockout Percentage of the Class A-10, Class A-11 and Class A-12 Certificates' aggregate pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all of the Certificates (other than the Class A-13 Certificates)) of the aggregate of the collections described in Section 4.02(a)(ii)(Y)(C) without any application of the Senior Accelerated Distribution Percentage;

               provided  that,  if the  aggregate  of the  amounts  set forth in
               Section 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class A-10, Class A-11 and Class A-12 Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Class A-10, Class A-11 and Class A-12 Certificates' aggregate pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-13 Certificates) of such difference; and

                    (iv) the balance of the Senior Principal Distribution Amount remaining after the  distributions,  if any, described in clauses
               (ii) and (iii) above shall be distributed as follows:

                    first, to the Class A-1 Certificates,  until the Certificate
               Principal Balance thereof has been reduced to zero;

                    second, to the Class A-2 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    third, to the Class A-3 Certificates,  until the Certificate
               Principal Balance thereof has been reduced to zero;

                    fourth, to the Class A-4 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    fifth, to the Class A-5 Certificates,  until the Certificate
               Principal Balance thereof has been reduced to zero;

                    sixth, to the Class A-6 Certificates,  until the Certificate
               Principal Balance thereof has been reduced to zero;

                    seventh,   to  the   Class  A-7   Certificates,   until  the
               Certificate Principal Balance thereof has been reduced to zero;

                    eighth,   to  the  Class  A-8  Certificates  and  Class  A-9
               Certificates on a pro rata basis in accordance with the respective Certificate Principal Balances thereof, until such Certificate Principal Balances have been reduced to zero; and

                    ninth,  to  the  Class  A-10,  Class  A-11  and  Class  A-12
               Certificates, in the order of priority set forth in Section 4.02(b)(iii) above, until the Certificate Principal Balances thereof have been reduced to zero.


     (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-13 Certificates and the Senior Principal Distribution Amount will be distributed among all classes of Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

     (d) After reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-13, Class A-14, Class M and Class B Certificates, in each case as described herein.

     (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated, if applicable, (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated) and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-14 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-14 Certificates, to the Class A-14 Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

     (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirec participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

     (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

        Section 4.03. Statements to Certificateholders.

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

          (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and
     (b)  the  aggregate   amount  included   therein   representing   Principal
     Prepayments;

          (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

          (iv) the  amount of any  Advance by the Master  Servicer  pursuant  to
     Section 4.04;

          (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

          (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

          (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

          (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

          (ix) the number, aggregate principal balance and book value of any REO Properties;

          (x) the aggregate Accrued  Certificate  Interest  remaining unpaid, if
     any,  for  each  Class  of   Certificates,   after  giving  effect  to  the
     distribution made on such Distribution Date;

          (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

          (xii) the Pass-Through Rates on the Class A-8 Certificates and Class A-9 Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

          (xiii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-14 Certificates and each Subclass, if any, thereof;

          (xiv)  the Class  A-14  Notional  Amount  and each  Subclass  Notional
     Amount;

          (xv) the occurrence of the Credit Support Depletion Date;

          (xvi) the Senior Accelerated Distribution Percentage applicable to such distribution;

          (xvii) the Senior Percentage for such Distribution Date;

          (xviii) the aggregate amount of Realized Losses for such Distribution Date;

          (xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

          (xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

             (xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

        (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

        Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

     (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

     (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

        In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

        Section 4.05. Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Loss is on a Discount Mortgage Loan, to the Class A-13 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all the Class A Certificates (other than the Class A-13 Certificates) and Class R Certificates, on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on the Mortgage Loans will be allocated to the Class A-13 Certificates in an amount equal to the Discount Fraction thereof in the case of a Discount Mortgage Loan and the remainder of such losses on Discount Mortgage Loans and the entire amount of such losses on Non-Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-13 Certificates), Class M and Class B Certificates, on a pro rata basis, as described below.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-14 Certificates have been issued pursuant to Section 5.01(c), all Realized Losses and other losses allocated to the Class A-14 Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

     Section  4.06.   Reports  of  Foreclosures  and  Abandonment  of  Mortgaged
Property.

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

        Section 4.08. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

          (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

          (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in
     Section 4.02.

                                   ARTICLE V

                                       THE CERTIFICATES

        Section 5.01. The Certificates.

     (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates and Class A-14 Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A Certificates, other than the Class A-13 Certificates) and $1,000 (in the case of the Class A-13, Class M and Class B Certificates) in excess thereof, except that one Certificate of each of the Class A-13, Class M-2, Class M-3 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

Class A-13                    $            25,829.78
Class M-2                     $           250,900.00
Class M-3                     $           250,900.00
Class B-3                     $           250,259.01

The Class R Certificates and Class A-14 Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-14 Certificates shall be issuable as a single certificate as provided in Section 5.01(c).

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     (b) The Class A Certificates, other than the Class A-13 Certificates and Class A-14 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-13 Certificates and Class A-14 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (c) From time to time Residential Funding, as the initial Holder of the Class A-14 Certificates, may exchange such Holder's Class A-14 Certificates for Subclasses of Class A-14 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-14 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-14-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated REMIC Regular Interests corresponding to any Subclass, the initial Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-7 Certificates may be transferred in whole, but not in part, in accordance with the provisions of
Section 5.02.

        Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

     (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section
8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

     (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J-1 (with respect to any Class B Certificate), Exhibit J-2 (with respect to any Class M Certificate) or paragraph fourteen of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

     (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership  Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as
               Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership  Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                    (E) Each Person  holding or acquiring an Ownership  Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

             (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

             (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                    (B) If any purported  Transferee  shall become a Holder of a
               Class R  Certificate  in  violation of the  restrictions  in this
               Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R
               Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master
               Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

             (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

               (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                    (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                    (B) subject to Section 10.01(f), a certificate of the Master
               Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 5.04. Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of " Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(f).

        Section 5.05. Appointment of Paying Agent.

     The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

        Section 5.06. Optional Purchase of Certificates.

     (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

     (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

          (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

          (ii) the purchase price therefor, if known, and

          (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

     (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

     (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

ARTICLE VI

                             THE COMPANY AND THE MASTER SERVICER

     Section  6.01.  Respective  Liabilities  of  the  Company  and  the  Master
Servicer.

     The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

     (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

     (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

     Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

        Section 6.04. Company and Master Servicer Not to Resign.

     Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

ARTICLE VII

                                           DEFAULT

        Section 7.01. Events of Default.

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

             (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

             (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) the Master  Servicer  shall  notify the Trustee  pursuant to
          Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

        Section 7.02. Trustee or Company to Act; Appointment of Successor.

        On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        Section 7.03. Notification to Certificateholders.

     (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

        Section 7.04. Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

                                    CONCERNING THE TRUSTEE

        Section 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that: -------- -------

             (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

             (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses
        (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii),
        (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

             (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

        Section 8.02. Certain Matters Affecting the Trustee.

     (a)       Except as otherwise provided in Section 8.01:

               (i) The  Trustee  may rely and  shall be  protected  in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

             (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

             (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

               (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

     (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

        Section 8.04. Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

               Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

     (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

               (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

               (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

               (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

        Section 8.06. Eligibility Requirements for Trustee.

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

        Section 8.07. Resignation and Removal of the Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

               (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

               (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

        Section 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

        Section 8.09. Merger or Consolidation of Trustee.

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

        Section 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        Section 8.11. Appointment of Custodians.

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

        Section 8.12. Appointment of Office or Agency.

     The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York, 10006, for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


                                        50


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ARTICLE IX

                                         TERMINATION

     Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

     (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

               (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

             (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

        The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

     (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

               (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

             (ii)     the amount of any such final payment, if known, and

               (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class M and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

     (c) In the case of the Class A, Class M, Class B and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

     (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

        Section 9.02. Additional Termination Requirements.

     (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not
(i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

               (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund, as the case may be, under
          Section 860F of the Code and regulations thereunder;

               (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

             (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

     (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

ARTICLE X

                                       REMIC PROVISIONS

        Section 10.01. REMIC Administration.

     (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A (other than the Class A-14 Certificates), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.

     (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

     (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

     (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC.

     (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in
Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

     (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this
Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

     (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

     (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-14 Certificates) representing a regular interest in the REMIC would be reduced to zero is July 25, 2028, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is July 25, 2028, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

     (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

     (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     Section  10.02.   Master   Servicer,   REMIC   Administrator   and  Trustee
Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

     (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X and with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

     (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

ARTICLE XI

                                   MISCELLANEOUS PROVISIONS

        Section 11.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

             (i)      to cure any ambiguity,

               (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

             (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

             (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

             (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the REMIC, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

               (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

        Section 11.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

     (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 11.04. Governing Law.

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 11.05. Notices.

        All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, 3 Park Plaza, Irvine, California 92614, Attention: Residential Accredit Loans, Inc. Series 1998-QS9 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch IBCA, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch IBCA and (e) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

        Section 11.06. Notices to Rating Agency.

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

     (a)       a material change or amendment to this Agreement,

     (b)       the occurrence of an Event of Default,

     (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

     (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

     (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

     (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

     (g) a change in the location of the Custodial Account or the Certificate Account,

     (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

     (i)       the occurrence of the Final Distribution Date, and

     (j)       the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

        Section 11.07. Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        Section 11.08. Supplemental Provisions for Resecuritization.

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                                            RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By:
                                                   Name:
                                                   Title:

Attest:
        Name:
        Title:

                                            RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By:
                                                   Name:
                                                   Title:

Attest:
        Name:
        Title:

                                            BANKERS TRUST COMPANY,
                                            as Trustee
[Seal]


                                            By:
                                                   Name:
                                                   Title:

Attest:
        Name:
        Title:

STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )

     On the 30th day of July, 1998 before me, a notary public in and for said State, personally appeared , known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the
within                                                               instrument.
-------------------------------------------------------------------------

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                           Notary Public
[Notarial Seal]

STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )

     On the 30th day of July, 1998 before me, a notary public in and for said State, personally appeared _______________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                           Notary Public
[Notarial Seal]

STATE OF CALIFORNIA              )
                                 ) ss.:
COUNTY OF ORANGE                 )

     On the 30th day of July, 1998 before me, a notary public in and for said State, personally appeared , known to me to be a ___________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument. --------------------------------

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                           Notary Public
[Notarial Seal]

                                          EXHIBIT A

                                 FORM OF CLASS A CERTIFICATE





               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

               [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.

 [        %][Variable] Pass-Through Rate [based on a Notional Amount]
Class A-     Senior              [Percentage Interest:       %]
Date of Pooling and Servicing
Agreement and Cut-off Date:
July 1, 1998
                                                   Aggregate             Initial
[Certificate Principal Balance] [Class A-14 Notional Amount] [Subclass Notional Amount] of the Class A- Certificates:
First Distribution Date:
August 25, 1998
Master Servicer:                   [Initial] [Certificate Principal
Residential Funding                Balance] [[Class A-14] [Subclass]
Corporation                        Notional Amount] of this
                                   Certificate: $                          ]
Assumed Final                      CUSIP 76110F-
Distribution Date:
[July 25, 2028]

                        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                       SERIES 1998-QS9

        evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial Class A-14 Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial Class A-14 Notional Amounts of all Class A-14 Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The Class A-14 Notional Amount of the Class A-14 Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-14 Certificates.] [The Subclass Notional Amount of the Class A-14- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-14- Certificates immediately prior to such date.] [The Class A-14[- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Class A-14 Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      BANKERS TRUST COMPANY,
                                             as Trustee


                                            By:
                                                       Authorized Signatory




                                CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.


                                            BANKERS TRUST COMPANY,
                                             as Certificate Registrar

                                            By:
                                                       Authorized Signatory

                                          ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                                          Signature by or on behalf of assignor



                                                          Signature Guaranteed

                                  DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of account number , or, if mailed by check, to Applicable statements should be mailed to .
------------------------------------------------------------------------

     This information is provided by , the assignee named above, or , as its agent. ----------------------------- ----------------------------------

                                          EXHIBIT B

                                 FORM OF CLASS M CERTIFICATE

               THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

               NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

               THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No.

                                                   [      ]% Pass-Through Rate
Class M-    Subordinate                            Aggregate Certificate
                                                   Principal Balance
                                                   of the Class M Certificates:
                                                   $
Date of Pooling and Servicing                      Initial Certificate Principal
Agreement and Cut-off Date:                        Balance of this Certificate:
July 1, 1998                                       $
First Distribution Date:
August 25, 1998
Master Servicer:                                   CUSIP: 76110F-
Residential Funding Corporation
Assumed Final Distribution Date:
July 25, 2028

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                       SERIES 1998-QS9

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      BANKERS TRUST COMPANY,
                                             as Trustee


                                            By:
                                                       Authorized Signatory




                                CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.


                                            BANKERS TRUST COMPANY,
                                               as Certificate Registrar

                                            By:
                                                       Authorized Signatory

                                          ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration  of such  interest to assignee on the  Certificate  Register of the
Trust                                                                      Fund.
--------------------------------------------------------------------------

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                                         Signature by or on behalf of assignor



                                                          Signature Guaranteed

                                  DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of account number , or, if mailed by check, to Applicable statements should be mailed to .
-----------------------------------------------------------------------------

     This information is provided by , the assignee named above, or , as its agent.

                                          EXHIBIT C

                                 FORM OF CLASS B CERTIFICATE

               THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

               THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

               NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.

                                                   [      ]% Pass-Through Rate
Class B-     Subordinate                           Aggregate Certificate
        ----
                                                   Principal Balance
                                                   of the Class B-
                                                   Certificates as of
                                                   the Cut-off Date:
                                                   $
Date of Pooling and Servicing                      Initial Certificate Principal
Agreement and Cut-off Date:                        Balance of this Certificate:
July 1, 1998                                       $
First Distribution Date:
August 25, 1998
Master Servicer:
Residential Funding Corporation
Assumed Final Distribution Date:
July 25, 2028

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                       SERIES 1998-QS9

        evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans" ), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      BANKERS TRUST COMPANY,
                                             as Trustee


                                            By:
                                                       Authorized Signatory




                                CERTIFICATE OF AUTHENTICATION

               This is one of the Class B- Certificates referred to in the within-mentioned Agreement.


                                            BANKERS TRUST COMPANY,
                                               as Certificate Registrar

                                            By:
                                                       Authorized Signatory

                                          ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration  of such  interest to assignee on the  Certificate  Register of the
Trust                                                                      Fund.
--------------------------------------------------------------------------

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                                         Signature by or on behalf of assignor



                                                          Signature Guaranteed

                                  DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of account number , or, if mailed by check, to Applicable statements should be mailed to .
-----------------------------------------------------------------------------

     This information is provided by , the assignee named above, or , as its agent.

                                          EXHIBIT D

                                 FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITES ARE SUBJECT TO TAX AND EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                    [      ]% Pass-Through Rate
Class R Senior                                     Aggregate Initial Certificate
                                                   Principal Balance of the
                                                   Class R Certificates:
                                                   $100.00
Date of Pooling and Servicing                      Initial Certificate Principal
Agreement and Cut-off Date:                        Balance of this Certificate:
July 1, 1998                                       $
First Distribution Date:                           Percentage Interest:
August 25, 1998                                                  %
Master Servicer:
Residential Funding Corporation
Assumed Final Distribution Date:                   CUSIP 76110F-
July 25, 2028

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                       SERIES 1998-QS9

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      BANKERS TRUST COMPANY
                                             as Trustee


                                            By:
                                                       Authorized Signatory




                                CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.


                                            BANKERS TRUST COMPANY,
                                               as Certificate Registrar

                                            By:
                                                       Authorized Signatory

                                          ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                                          Signature by or on behalf of assignor



                                                          Signature Guaranteed

                                  DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of account number , or, if mailed by check, to Applicable statements should be mailed to .
-----------------------------------------------------------------------------

     This information is provided by , the assignee named above, or , as its agent. ----------------------------- ----------------------------------

                                          EXHIBIT E

                                     CUSTODIAL AGREEMENT

               THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of July 1, 1998, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                W I T N E S S E T H T H A T :

               WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of July 1, 1998, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

               WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I

                                         Definitions

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

ARTICLE II

                                Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.
-------------------------------------------------------

          Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

          Section 2.3.              Review of Mortgage Files.

     (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

          (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

     (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

               Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer ----------------------------------------------------------
and the Trustee.

          Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

               From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or any document therein has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement. In addition, upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File so requested.

          Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

                                   Concerning the Custodian

          Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

          Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.
------------------------------

          Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

          Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything ------------------------------------ herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File. --------------------------------

ARTICLE IV

                                   Miscellaneous Provisions

          Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies ---------- thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York. -------------

          Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the -------------------------- holders thereof.

               IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                    BANKERS TRUST COMPANY,
                                            as Trustee

3 Park Plaza
Irvine, California  92614
Attention:            Residential Funding Corporation
           Series 1998-QS9

                                            By:
                                            Name:
                                            Title:


Address:                                    RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

                                            By:
                                            Name:
                                            Title:   Vice President


Address:                                    RESIDENTIAL FUNDING CORPORATION,
                                            as Master Servicer
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

                                            By:
                                            Name:
                                            Title:   Director


Address:                                    NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                            By:
                                            Name:
                                            Title:

STATE OF                         )
                                 ) ss.:
COUNTY OF                        )

     On the 30th day of July, 1998, before me, a notary public in and for said State, personally appeared , known to me to be a of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.
---------------------------------------------- ----------------------------

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                           Notary Public
[SEAL]

STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )

     On the 30th day of July, 1998, before me, a notary public in and for said State, personally appeared , known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                           Notary Public
[SEAL]

STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )

     On the 30th day of July, 1998, before me, a notary public in and for said State, personally appeared , known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                           Notary Public
[Notarial Seal]




STATE OF MINNESOTA               )
                                 ) ss:
COUNTY OF HENNEPIN               )

     On the 30th day of July, 1998, before me, a notary public in and for said State, personally appeared , known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                          Notary Public
[Notarial Seal]

                                         EXHIBIT ONE

                                      FORM OF CUSTODIAN
                                    INITIAL CERTIFICATION





                                            July 30, 1998


Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Series 1998-QS9

     Re: Custodial Agreement dated as of July 1, 1998, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            By:
                                            Name:
                                            Title:

                                         EXHIBIT TWO

                           FORM OF CUSTODIAN INTERIM CERTIFICATION





                                                                  , 1998


Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc. Series 1998-QS9

     Re: Custodial Agreement dated as of July 1, 1998, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            By:
                                            Name:
                                            Title:

                                        EXHIBIT THREE

                            FORM OF CUSTODIAN FINAL CERTIFICATION





                                                                     , 1998


Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc. Series 1998-QS9

     Re: Custodial Agreement dated as of July 1, 1998, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9 --------------- ---- -----------------------------

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

             The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

             The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

             An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

             With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

             The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

             The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

             A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

             The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

             The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

             The Security Agreement;

             Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

             The  original  of  each  modification,   assumption   agreement  or
preferred loan agreement, if any, relating to such Cooperative Loan; and

             An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            By:
                                            Name:
                                            Title:

                                          EXHIBIT F

                                    MORTGAGE LOAN SCHEDULE


1

  RUN ON     : 07/23/98           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 08.51.36          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 1998-QS9                                  CUTOFF : 07/01/98
  POOL       : 0004314
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1486887          803/K01             F          125,200.00         ZZ
                                         360        123,385.13          1
    242 COLLINDALE STREET              9.375          1,041.35         80
                                       9.125          1,041.35      156,523.00
    HENDERSON        NV   89014          1            04/17/96         04
    0459936886                           03           06/01/96         12
    64620037                             N            05/01/26
    0


    1563071          B75/G02             F          153,000.00         ZZ
                                         360        151,568.93          4
    3660-3666 RICKSHAW DRIVE           9.000          1,231.07         90
                                       8.750          1,231.07      170,000.00
    DALLAS           TX   75229          1            03/03/97         04
    0430172478                           05           04/01/97         25
    2924264                              N            03/01/27
    0


    1595270          514/G02             F           58,500.00         ZZ
                                         360         58,107.64          1
    628 HARBOR CIRCLE                  9.500            491.90         65
                                       9.250            491.90       90,000.00
    AZLE             TX   76020          5            05/27/97         00
    0430280388                           01           07/01/97          0
    669559                               O            06/01/27
    0


    1611271          H17/G02             F           60,400.00         ZZ
                                         360         60,355.17          1
    125 WHIPPORWILL DRIVE              7.500            422.33         78
                                       7.250            422.33       78,035.00
    PALM COAST       FL   32137          1            05/29/98         00
    0430829499                           05           07/01/98          0
1


    703033C                              O            06/01/28
    0


    1628168          A33/G02             F          130,500.00         ZZ
                                         360        129,972.07          3
    16261 11 MILE                      9.500          1,097.31         90
                                       9.250          1,097.31      145,000.00
    ROSEVILLE        MI   48066          1            09/30/97         11
    0430518282                           05           11/01/97         25
    001041182                            N            10/01/27
    0


    1631543          891/G02             F           95,000.00         ZZ
                                         353         94,654.40          1
    95 SLOW LANE                       7.625            675.90         64
                                       7.375            675.90      150,000.00
    CANTON           NC   28716          4            04/08/98         00
    0430871079                           05           06/01/98          0
    970908186                            O            10/01/27
    0


    1632424          664/G02             F           43,100.00         ZZ
                                         360         42,858.15          1
    1428 NORTH KNOLL DRIVE             8.500            331.41         80
                                       8.250            331.41       53,876.00
    FRESNO           CA   93722          1            09/02/97         00
    0430859439                           05           11/01/97          0
    2271807                              N            10/01/27
    0


    1635385          891/G02             F          229,500.00         ZZ
                                         353        229,333.83          1
    XXX PICNIC WOODS ROAD              7.875          1,672.26         90
                                       7.625          1,672.26      255,000.00
    PURCELLVILLE     VA   20132          4            05/26/98         12
    0430871087                           05           07/01/98         25
    970903184                            O            11/01/27
    0


    1642804          E22/G02             F           72,250.00         ZZ
                                         360         71,834.39          1
    253 1/2 ALLYCE DRIVE               8.375            549.15         83
                                       8.125            549.15       88,000.00
    GRAND JUNCTION   CO   81503          5            09/19/97         23
    0410551485                           05           11/01/97          0
    410551485                            O            10/01/27
    0


1


    1645243          313/G02             F           97,100.00         ZZ
                                         360         96,668.50          1
    111 TIMBERLANE DRIVE               8.375            738.04         90
                                       8.125            738.04      107,900.00
    SUMMERVILLE      SC   29485          1            11/26/97         04
    0430526350                           05           01/01/98         25
    6317531                              N            12/01/27
    0


    1649488          891/G02             F          129,000.00         ZZ
                                         354        128,907.27          1
    LOT #7 GRANNY SMITH DRIVE          7.875            939.29         73
                                       7.625            939.29      179,000.00
    WAYNESVILLE      NC   28786          4            05/19/98         00
    0430859520                           05           07/01/98          0
    971003206                            O            12/01/27
    0


    1656011          J40/G02             F           73,950.00         ZZ
                                         360         73,814.63          1
    4092 SYDNEY STREET                 8.500            568.62         85
                                       8.250            568.62       87,000.00
    MARTINEZ         GA   30907          2            03/04/98         11
    0430847467                           05           05/01/98         12
    970504                               N            04/01/28
    0


    1656957          K18/G02             F           98,150.00         T
                                         360         98,033.67          1
    2502 JASMINE TRACE DRIVE           8.625            763.41         80
                                       8.375            763.41      122,698.00
    KISSIMMEE        FL   34758          1            04/08/98         00
    0430854992                           05           06/01/98          0
    95400663                             O            05/01/28
    0


    1662068          354/354             F           71,200.00         T
                                         360         70,899.30          1
    17237 NORTHWEST 72ND PLACE         8.625            553.79         80
                                       8.375            553.79       89,900.00
    MIAMI            FL   33015          1            11/14/97         00
    25569591                             09           01/01/98          0
    25569591                             O            12/01/27
    0


    1662582          956/G02             F          300,000.00         ZZ
                                         360        298,740.75          1
    2812 GLENN DECKER COURT            7.875          2,175.21         80
                                       7.625          2,175.21      375,000.00
1


    SAN JOSE         CA   95148          5            12/26/97         00
    0430825497                           05           02/01/98          0
    2711019                              O            01/01/28
    0


    1662730          891/G02             F          110,500.00         ZZ
                                         360        110,422.01          1
    VSH 647                            7.750            791.64         77
                                       7.500            791.64      145,000.00
    SHIPMAN          VA   22902          4            05/04/98         00
    0430841916                           05           07/01/98          0
    971021223                            O            06/01/28
    0


    1663172          883/G02             F          194,400.00         T
                                         360        194,400.00          1
    4922 SW 2ND AVENUE                 8.625          1,512.03         80
                                       8.375          1,512.03      243,000.00
    CAPE CORAL       FL   33914          4            06/12/98         00
    0430866806                           05           08/01/98          0
    05002219                             O            07/01/28
    0


    1663262          005/G02             F           99,900.00         T
                                         360         99,762.05          1
    229 SILVERTON ROAD                 7.875            724.34         70
                                       7.625            724.34      144,000.00
    DAVENPORT        FL   33837          1            04/02/98         00
    0430853937                           03           06/01/98          0
    032989                               O            05/01/28
    0


    1663462          B75/G02             F          112,000.00         ZZ
                                         360        109,902.01          1
    2405 KALANIANAOLE STREET           8.375            851.28         74
    PH-3                               8.125            851.28      153,000.00
    HILO             HI   96720          1            11/06/97         00
    0430527879                           08           01/01/98          0
    7041262                              O            12/01/27
    0


    1664791          129/G02             F           38,950.00         ZZ
                                         360         38,816.50          1
    8 MILLCREEK PARKWAY                8.875            309.91         95
    UNIT # H                           8.625            309.91       41,000.00
    O'FALLON         MO   63366          1            12/17/97         04
    0430833558                           01           02/01/98         30
    UNKNOWN                              O            01/01/28
    0
1




    1667649          074/G02             F           38,000.00         ZZ
                                         360         37,843.53          1
    79 DUKE STREET, UNIT #9            8.750            298.95         71
                                       8.500            298.95       54,000.00
    EAST GREENWICH   RI   02818          2            11/07/97         00
    0430756494                           01           01/01/98          0
    1580063852                           N            12/01/27
    0


    1667964          E45/G02             F           39,000.00         ZZ
                                         360         37,987.74          1
    401 BRICKYARD ROAD                 9.000            313.80         75
                                       8.750            313.80       52,000.00
    LAVONIA          GA   30553          5            12/27/96         00
    0430561878                           05           03/01/97          0
    70352                                O            02/01/27
    0


    1668482          573/G02             F          720,000.00         ZZ
                                         360        718,954.45          1
    6 HARVEY COURT                     7.625          5,096.12         67
                                       7.375          5,096.12    1,090,000.00
    IRVINE           CA   92715          5            04/20/98         00
    0430793372                           02           06/01/98          0
    120665                               O            05/01/28
    0


    1668674          E22/G02             F          125,000.00         ZZ
                                         360        124,444.63          1
    143 CANAL STREET                   8.375            950.09         43
                                       8.125            950.09      297,000.00
    TAVERNIER        FL   33070          5            11/21/97         00
    0410617518                           05           01/09/98          0
    410617518                            O            12/09/27
    0


    1670368          637/G02             F          649,950.00         ZZ
                                         360        648,599.30          1
    7537 NORTH HIGHGROVE LANE          7.875          4,712.59         60
                                       7.625          4,712.59    1,100,000.00
    FRESNO           CA   93711          4            03/05/98         00
    0430844720                           03           05/01/98          0
    8632655                              O            04/01/28
    0


    1672175          229/G02             F           74,800.00         ZZ
                                         360         74,753.50          3
1


    936-940 E BENTON                   8.375            568.54         80
                                       8.125            568.54       93,500.00
    POCATELLO        ID   83201          2            05/05/98         00
    0430859314                           05           07/01/98          0
    7723513                              N            06/01/28
    0


    1674629          637/G02             F           37,950.00         ZZ
                                         360         37,819.95          1
    913 WILLOW TREE DRIVE #C           8.875            301.95         55
                                       8.625            301.95       69,000.00
    LAS VEGAS        NV   89128          3            12/09/97         00
    0430852897                           01           02/01/98          0
    8562035                              N            01/01/28
    0


    1675637          992/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
    15 LOCUST AVENUE                   7.875            493.05         80
                                       7.625            493.05       85,000.00
    FARMINGVILLE     NY   11738          1            06/09/98         00
    0430858977                           05           08/01/98          0
    339479                               O            07/01/28
    0


    1675996          074/G02             F           40,000.00         ZZ
                                         360         39,798.54          1
    5005 OVERBROOK SOUTH DRIVE         7.750            286.56         78
                                       7.500            286.56       51,500.00
    LOUISVILLE       KY   40216          2            12/12/97         00
    0430756502                           05           01/01/98          0
    1511192991                           N            12/01/27
    0


    1679011          A36/A36             F           46,000.00         ZZ
                                         360         45,669.75          1
    534 EAST VICTORIA AVENUE           7.875            333.53         54
                                       7.625            333.53       86,000.00
    RIALTO           CA   92376          2            04/20/98         00
    UNKNOWN                              05           06/01/98          0
    UNKNOWN                              N            05/01/28
    0


    1679013          A36/A36             F           27,000.00         ZZ
                                         360         26,781.53          1
    8012 LAUREL AVENUE                 7.875            195.77         45
                                       7.625            195.77       60,000.00
    FONTANA          CA   92336          2            04/22/98         00
    0219923                              05           06/01/98          0
1


    0219923                              N            05/01/28
    0


    1680192          129/G02             F           87,500.00         ZZ
                                         360         87,331.45          1
    181 SWAN STREET                    8.250            657.36         70
                                       8.000            657.36      125,000.00
    METHUEN          MA   01844          5            03/09/98         00
    0430834366                           05           05/01/98          0
    90687                                N            04/01/28
    0


    1680947          129/G02             F          159,200.00         ZZ
                                         360        158,908.62          2
    13 ADAMS STREET                    8.500          1,224.11         65
                                       8.250          1,224.11      246,000.00
    SOMERVILLE       MA   02145          5            04/01/98         00
    0430844894                           05           05/01/98          0
    3592493                              N            04/01/28
    0


    1683105          270/G02             F          508,000.00         ZZ
                                         360        506,551.90          1
    742 RADCLIFFE AVENUE               7.750          3,639.37         74
    PACIFIC PALISADES AREA             7.500          3,639.37      690,000.00
    LOS ANGELES      CA   90272          5            02/04/98         00
    0430822056                           05           04/01/98          0
    2610749                              O            03/01/28
    0


    1686853          560/560             F           23,900.00         ZZ
                                         360         23,473.15          1
    503 E DRAYTON ST                   8.125            177.46         50
                                       7.875            177.46       48,000.00
    FERNDALE         MI   48220          5            03/04/98         00
    490672904                            05           05/01/98          0
    490672904                            O            04/01/28
    0


    1686856          180/G02             F          399,500.00         ZZ
                                         360        398,570.50          1
    7300 SOUTHVIEW COURT               8.750          3,142.87         85
                                       8.500          3,142.87      470,000.00
    FAIRFAX STATION  VA   22039          5            02/26/98         10
    0430872689                           03           04/01/98         12
    12294773                             O            03/01/28
    0


1


    1686996          B75/G02             F           35,400.00         ZZ
                                         360         35,355.83          1
    4914 WILLOWBROOK                   8.375            269.07         65
                                       8.125            269.07       54,500.00
    CORPUS CHRISTI   TX   78412          5            04/24/98         00
    0430873356                           05           06/01/98          0
    7673601                              N            05/01/28
    0


    1687062          664/G02             F          550,000.00         ZZ
                                         360        544,985.88          1
    14632 EAST ORANGE GROVE AVENUE     7.875          3,987.89         79
                                       7.625          3,987.89      700,000.00
    HACIENDA HEIGHT  CA   91745          5            01/22/98         00
    0430778654                           05           03/01/98          0
    2443075                              O            02/01/28
    0


    1687073          F53/G02             F          100,000.00         ZZ
                                         360         99,752.66          1
    803 WALPOLE STREET                 7.000            665.30         72
                                       6.750            665.30      140,000.00
    RICHMOND         VA   23221          5            03/18/98         23
    0430878686                           05           05/01/98          0
    ASA0017ESTA                          O            04/01/28
    0


    1688224          375/G02             F          103,000.00         ZZ
                                         360        102,691.32          1
    11 DRURY COURT                     7.500            720.20         65
                                       7.250            720.20      160,000.00
    HOLTSVILLE       NY   11742          2            02/18/98         00
    0430789081                           05           04/01/98          0
    702862                               O            03/01/28
    0


    1691819          J40/G02             F           53,000.00         ZZ
                                         360         52,872.96          1
    494 PHILWOOD COVE                  8.625            412.23         90
                                       8.375            412.23       58,900.00
    MEMPHIS          TN   38111          1            02/17/98         01
    0430837682                           05           04/01/98         25
    2530095                              N            03/01/28
    0


    1693414          B75/G02             F          156,000.00         ZZ
                                         360        155,667.56          1
    11714 RINGWOOD AVENUE              7.750          1,117.60         95
                                       7.500          1,117.60      165,000.00
1


    NORWALK          CA   90650          2            03/20/98         11
    0430852616                           05           05/01/98         30
    7581077                              O            04/01/28
    0


    1693903          637/G02             F          290,000.00         ZZ
                                         360        288,994.66          1
    2554 PADDOCK DRIVE                 7.875          2,102.71         74
                                       7.625          2,102.71      395,000.00
    DAVIDSONVILLE    MD   21035          5            03/10/98         00
    0430849448                           05           05/01/98          0
    8286155                              O            04/01/28
    0


    1693959          225/225             F          289,000.00         ZZ
                                         360        288,600.90          1
    1074 EAST 26TH STREET              7.875          2,095.46         85
                                       7.625          2,095.46      340,000.00
    BROOKLYN         NY   11210          5            04/24/98         11
    7002104                              05           06/01/98         30
    7002104                              O            05/01/28
    0


    1695780          E22/G02             F           26,000.00         ZZ
                                         360         25,922.11          1
    8948 JASPER AVENUE                 8.625            202.23         65
                                       8.375            202.23       40,000.00
    JACKSONVILLE     FL   32211          1            01/21/98         00
    0410637110                           05           03/01/98          0
    410637110                            N            02/01/28
    0


    1695859          180/G02             F           47,700.00         ZZ
                                         360         47,591.84          1
    6513 OLD HAMPTON DRIVE             8.875            379.52         90
                                       8.625            379.52       53,000.00
    CLARKSTON        GA   30021          1            03/04/98         01
    0430872630                           01           04/01/98         25
    12374708                             N            03/01/28
    0


    1696991          H72/G02             F           72,000.00         T
                                         360         71,954.08          1
    13218 SUMMERTON DRIVE              8.250            540.92         80
                                       8.000            540.92       90,010.00
    ORLANDO          FL   32824          1            05/29/98         00
    0430843854                           05           07/01/98          0
    03000166/374453                      O            06/01/28
    0
1




    1698057          637/G02             F           84,800.00         ZZ
                                         360         84,636.64          1
    1319 NORTH GOVERNMENT WAY          8.250            637.08         80
                                       8.000            637.08      106,000.00
    COEUR D'ALENE    ID   83814          5            03/04/98         00
    0430821306                           05           05/01/98          0
    8956526                              O            04/01/28
    0


    1698131          375/G02             F           98,675.00         T
                                         360         98,494.38          1
    510 JAYBEE AVENUE                  8.500            758.73         70
                                       8.250            758.73      140,965.00
    DAVENPORT        FL   33837          1            03/26/98         00
    0430874362                           03           05/01/98          0
    732083                               O            04/01/28
    0


    1698607          A35/G02             F          100,000.00         ZZ
                                         360         99,872.02          1
    19 RICK LANE                       8.250            751.27         42
                                       8.000            751.27      241,000.00
    MAHOPAC          NY   10541          5            04/14/98         00
    0430803791                           05           06/01/98          0
    FWW3915                              O            05/01/28
    0


    1698863          637/G02             F           46,269.00         ZZ
                                         360         46,190.60          1
    2355 N. CALIFORNIA AVENUE          8.875            368.14         90
                                       8.625            368.14       51,410.00
    CHICAGO          IL   60647          3            03/13/98         04
    0430849497                           01           05/01/98         25
    8860678                              N            04/01/28
    0


    1699350          B75/G02             F           42,250.00         ZZ
                                         360         42,164.38          1
    622 ONTARIO STREET                 8.000            310.02         65
                                       7.750            310.02       65,000.00
    HOQUIAM          WA   98550          5            03/23/98         00
    0430833699                           05           05/01/98          0
    7582638                              N            04/01/28
    0


    1699489          H93/G02             F           39,900.00         ZZ
                                         360         39,832.40          2
1


    1709 PEGRAM STREET                 8.875            317.46         70
                                       8.625            317.46       57,000.00
    CHARLOTTE        NC   28205          5            03/13/98         00
    0430720110                           05           05/01/98          0
    9813836                              N            04/01/28
    0


    1699671          E46/G02             F          150,500.00         T
                                         360        150,286.87          1
    4260A ATLANTIC BRIGANTINE BV       7.750          1,078.20         78
                                       7.500          1,078.20      194,000.00
    BRIGANTINE       NJ   08203          2            04/29/98         00
    0430784405                           01           06/01/98          0
    28523                                O            05/01/28
    0


    1699740          638/G02             F          151,000.00         ZZ
                                         360        150,821.06          1
    4 OAK STREET                       8.625          1,174.46         85
                                       8.375          1,174.46      178,000.00
    BURLINGTON       MA   01803          5            04/30/98         10
    0430864264                           05           06/01/98         12
    8715870                              O            05/01/28
    0


    1699749          G15/G02             F          168,000.00         ZZ
                                         360        167,756.03          1
    1391 MILFORD TERRACE               7.625          1,189.10         80
                                       7.375          1,189.10      210,000.00
    TEANECK TWP      NJ   07666          1            04/06/98         00
    0430810853                           05           06/01/98          0
    0000                                 O            05/01/28
    0


    1700280          H93/G02             F           93,500.00         ZZ
                                         360         93,392.03          1
    410 W OLIVE                        8.750            735.56         85
                                       8.500            735.56      110,000.00
    RAYMORE          MO   64083          2            04/08/98         10
    0430812628                           05           06/01/98         12
    9803791                              O            05/01/28
    0


    1701090          F77/G02             F           71,250.00         ZZ
                                         360         71,088.43          1
    1651 FAWN LAKE DRIVE               8.875            566.90         75
                                       8.625            566.90       95,000.00
    WEST BRANCH      MI   48661          5            03/10/98         00
    0430813691                           27           04/01/98          0
1


    1701090                              O            03/01/28
    0


    1701395          705/G02             F          114,750.00         ZZ
                                         360        114,587.50          1
    219-11 MURDOCK AVENUE              7.750            822.08         85
                                       7.500            822.08      135,000.00
    QUEENS VILLAGE   NY   11429          5            04/01/98         01
    0430741520                           05           05/01/98         25
    98030097                             O            04/01/28
    0


    1701462          H87/G02             F          396,750.00         ZZ
                                         360        396,476.96          1
    891 KEENE LANE                     7.875          2,876.71         75
                                       7.625          2,876.71      529,000.00
    WOODSBURGH       NY   11598          5            05/14/98         00
    0430810523                           05           07/01/98          0
    97080153                             O            06/01/28
    0


    1701796          758/G02             F           66,150.00         ZZ
                                         360         66,007.49          1
    202 CLOUDVIEW DRIVE                7.750            473.91         78
                                       7.500            473.91       85,000.00
    AUSTIN           TX   78745          2            03/25/98         00
    0430722793                           05           05/01/98          0
    UNKNOWN                              O            04/01/28
    0


    1702282          637/G02             F           63,000.00         ZZ
                                         360         62,872.31          1
    8505 FUERTE COURT                  8.000            462.28         90
                                       7.750            462.28       70,000.00
    ALEXANDRIA       VA   22309          2            03/26/98         01
    0430750240                           01           05/01/98         25
    8286932                              O            04/01/28
    0


    1702677          144/144             F          131,250.00         ZZ
                                         360        131,250.00          1
    83 DIXON ROAD                      7.250            895.36         75
                                       7.000            895.36      175,000.00
    CARMEL           NY   10512          1            06/04/98         00
    000000                               05           08/01/98          0
    000000                               O            07/01/28
    0


1


    1703108          225/225             F           31,500.00         ZZ
                                         360         31,464.55          1
    109 WEST 10TH STREET               8.875            250.63         90
                                       8.625            250.63       35,000.00
    BONHAM           TX   75418          1            04/16/98         04
    7009363                              05           06/01/98         25
    7009363                              N            05/01/28
    0


    1703820          H93/G02             F          224,000.00         ZZ
                                         360        223,557.45          1
    18405 TRISTRAM WAY                 8.125          1,663.19         80
                                       7.875          1,663.19      280,000.00
    EDEN PRAIRIE     MN   55346          2            03/19/98         00
    0430832345                           05           05/01/98          0
    9814062                              O            04/01/28
    0


    1703822          180/G02             F          130,000.00         ZZ
                                         360        129,722.94          1
    18714 SW 92 COURT                  7.750            931.34         84
                                       7.500            931.34      155,000.00
    MIAMI            FL   33157          5            03/23/98         12
    0430846154                           05           05/01/98         17
    12566857                             O            04/01/28
    0


    1704281          377/377             F          500,000.00         ZZ
                                         360        499,392.05          1
    4 CRISTINA COURT                   8.500          3,844.57         77
                                       8.250          3,844.57      655,000.00
    CHESTER          NJ   07930          5            04/15/98         00
    000000                               05           06/01/98          0
    000000                               O            05/01/28
    0


    1705716          196/G02             F          119,700.00         ZZ
                                         360        119,526.17          1
    342 W BURKE DRIVE                  7.625            847.23         74
                                       7.375            847.23      161,900.00
    PUEBLO WEST      CO   81007          2            04/30/98         00
    0430861179                           05           06/01/98          0
    1135753                              O            05/01/28
    0


    1705745          229/G02             F          289,600.00         ZZ
                                         360        289,042.17          1
    11408 ELFSTONE WAY                 8.250          2,175.67         80
                                       8.000          2,175.67      362,000.00
1


    COLUMBIA         MD   21044          2            04/03/98         00
    0430830661                           05           05/01/98          0
    7891476                              O            04/01/28
    0


    1706392          455/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    145 WOODLAKE DRIVE                 7.875          1,885.19         80
                                       7.625          1,885.19      325,000.00
    GAINESVILLE      GA   30506          1            06/19/98         00
    0430869016                           05           08/01/98          0
    59304                                O            07/01/28
    0


    1707035          E22/G02             F           91,800.00         ZZ
                                         360         91,591.86          3
    407 MALVERNE ROAD                  8.875            730.40         90
                                       8.625            730.40      102,000.00
    WEST PALM BEACH  FL   33405          1            02/13/98         04
    0410708507                           05           04/01/98         25
    410708507                            N            03/01/28
    0


    1707111          B75/G02             F          259,200.00         ZZ
                                         360        258,647.63          1
    42 HIGHLAND DRIVE                  7.750          1,856.94         80
                                       7.500          1,856.94      324,000.00
    ATLANTA          GA   30305          5            03/26/98         00
    0430805416                           05           05/01/98          0
    7596711                              O            04/01/28
    0


    1707123          129/G02             F           78,300.00         ZZ
                                         360         78,211.88          3
    11 CROWELL STREET                  8.875            622.99         90
                                       8.625            622.99       87,000.00
    DORCHESTER       MA   02124          1            05/06/98         11
    0430829879                           05           06/01/98         25
    3500132349                           N            05/01/28
    0


    1708066          129/G02             F           36,000.00         ZZ
                                         360         35,937.42          4
    5308 GREER                         8.750            283.21         90
                                       8.500            283.21       40,000.00
    ST LOUIS         MO   63120          1            03/31/98         10
    0430853978                           05           05/01/98         30
    122811                               N            04/01/28
    0
1




    1708090          375/G02             F          115,000.00         ZZ
                                         360        114,849.03          1
    1127 EAST ORANGE AVENUE            8.125            853.88         46
                                       7.875            853.88      255,000.00
    MONROVIA         CA   91016          2            04/10/98         00
    0430871319                           05           06/01/98          0
    733935                               N            05/01/28
    0


    1708251          927/G02             F          117,600.00         ZZ
                                         360        117,445.62          1
    4190 HANOVER AVE                   8.125            873.18         70
                                       7.875            873.18      168,000.00
    BOULDER          CO   80303          5            04/24/98         00
    0430787820                           05           06/01/98          0
    271676                               N            05/01/28
    0


    1708504          637/G02             F          532,500.00         ZZ
                                         360        531,726.71          1
    1400 HILLSIDE CIRCLE               7.625          3,769.01         75
                                       7.375          3,769.01      710,000.00
    BURLINGAME       CA   94010          5            04/09/98         00
    0430837211                           05           06/01/98          0
    10101780                             O            05/01/28
    0


    1708740          129/G02             F           63,450.00         ZZ
                                         360         63,333.86          1
    318 SUMMIT AVENUE                  8.500            487.88         90
    UNIT 4                             8.250            487.88       70,500.00
    BRIGHTON         MA   02135          1            03/30/98         14
    0430865741                           08           05/01/98         30
    3500136217                           N            04/01/28
    0


    1708906          480/G02             F           30,000.00         ZZ
                                         360         28,641.28          1
    4520 KING STREET UNIT 509          8.875            238.69         70
                                       8.625            238.69       43,000.00
    ALEXANDRIA       VA   22302          2            04/01/98         00
    0430763391                           06           05/01/98          0
    2192508                              N            04/01/28
    0


    1709084          F61/G02             F          270,000.00         ZZ
                                         360        269,084.84          1
1


    11221 SOUTH AUBREY MEADOW CIR      6.875          1,773.71         75
                                       6.625          1,773.71      360,000.00
    SOUTH JORDAN     UT   84095          5            02/23/98         00
    0430689521                           05           04/01/98          0
    U0298260                             O            03/01/28
    0


    1709086          180/G02             F           76,500.00         ZZ
                                         360         76,370.37          2
    2080 & 2086 SOUTH 10TH AVENUE      8.875            608.67         90
                                       8.625            608.67       85,000.00
    YUMA             AZ   85364          1            03/26/98         04
    0430859413                           05           05/01/98         25
    12253480                             N            04/01/28
    0


    1709250          F77/G02             F           39,650.00         ZZ
                                         360         39,551.93          1
    14401 LEDGEWOOD AVE.               7.000            263.79         64
                                       6.750            263.79       62,000.00
    CLEVELAND        OH   44111          5            03/26/98         00
    0430718155                           05           05/01/98          0
    1709250                              N            04/01/28
    0


    1709285          F77/G02             F           39,650.00         ZZ
                                         360         39,551.93          1
    4474 W. 11TH ST.                   7.000            263.79         57
                                       6.750            263.79       70,000.00
    CLEVELAND        OH   44109          5            03/26/98         00
    0430718171                           05           05/01/98          0
    1709285                              N            04/01/28
    0


    1709700          253/253             F           60,400.00         ZZ
                                         360         60,366.14          1
    1323 WORCESTER ROAD                8.875            480.57         74
    #H-5                               8.625            480.57       82,000.00
    FRAMINGHAM       MA   01701          2            05/26/98         00
    903824                               08           07/01/98          0
    903824                               N            06/01/28
    0


    1709922          225/225             F           45,900.00         ZZ
                                         360         45,841.24          1
    2866 INCA LANE                     8.250            344.84         90
                                       8.000            344.84       51,000.00
    WINSTON SALEM    NC   27103          1            04/03/98         14
    7004950                              05           06/01/98         25
1


    7004950                              N            05/01/28
    0


    1709951          G60/G02             F           50,000.00         ZZ
                                         360         49,936.02          1
    18 CHEROKEE DRIVE                  8.250            375.63         67
                                       8.000            375.63       75,000.00
    ABSECON          NJ   08201          5            04/14/98         00
    0430769463                           01           06/01/98          0
    910041                               N            05/01/28
    0


    1710265          A19/G02             F          330,000.00         ZZ
                                         360        330,000.00          1
    15 BEMIS STREET                    8.500          2,537.41         72
                                       8.250          2,537.41      459,000.00
    NEWTON           MA   02160          1            06/15/98         00
    0430856245                           05           08/01/98          0
    00                                   O            07/01/28
    0


    1710911          F42/G02             F           49,500.00         ZZ
                                         360         49,470.00          1
    532 47TH STREET                    8.500            380.62         90
                                       8.250            380.62       55,000.00
    UNION CITY       NJ   07087          1            05/12/98         01
    0430860486                           05           07/01/98         25
    55001550                             N            06/01/28
    0


    1710981          A33/G02             F           54,250.00         ZZ
                                         360         54,188.94          1
    8322 FENTON                        8.875            431.64         70
                                       8.625            431.64       77,500.00
    DEARBORN HEIGHT  MI   48127          5            04/17/98         00
    0430845750                           05           06/01/98          0
    015046297                            N            05/01/28
    0


    1711218          317/G02             F          200,000.00         T
                                         360        199,723.82          1
    750 SNUG ISLAND                    7.875          1,450.14         73
                                       7.625          1,450.14      276,000.00
    CLEARWATER       FL   33767          1            04/03/98         00
    0430860668                           05           06/01/98          0
    274033                               O            05/01/28
    0


1


    1711221          B75/G02             F          120,000.00         ZZ
                                         360        119,917.42          2
    1650-1652 NORTH CORONADO STREE     7.875            870.08         58
                                       7.625            870.08      210,000.00
    LOS ANGELES      CA   90026          2            05/01/98         00
    0430875252                           05           07/01/98          0
    7629595                              O            06/01/28
    0


    1711326          A33/G02             F           29,250.00         ZZ
                                         360         29,200.43          1
    274 LEEDS AVENUE                   8.875            232.73         75
                                       8.625            232.73       39,000.00
    INDIANAPOLIS     IN   46201          2            04/01/98         00
    0430789347                           05           05/01/98          0
    022050533                            N            04/01/28
    0


    1711328          H04/G02             F          251,000.00         ZZ
                                         360        250,611.92          1
    4424 TYNDALL COURT                 7.625          1,776.56         79
                                       7.375          1,776.56      318,000.00
    CONCORD          CA   94518          2            04/17/98         00
    0430860585                           03           06/01/98          0
    313971                               O            05/01/28
    0


    1711355          624/G02             F          270,000.00         ZZ
                                         360        269,438.90          1
    23217 NE 29TH AVENUE               7.875          1,957.69         90
                                       7.625          1,957.69      300,000.00
    RIDGEFIELD       WA   98642          1            03/26/98         01
    0430847277                           05           05/01/98         25
    81023680106F                         O            04/01/28
    0


    1711743          E22/G02             F          115,200.00         ZZ
                                         360        114,863.29          1
    1104 INWOOD TERRACE                7.625            815.38         80
                                       7.375            815.38      144,000.00
    JACKSONVILLE     FL   32207          5            02/23/98         00
    0410690226                           05           04/01/98          0
    410690226                            O            03/01/28
    0


    1711745          E22/G02             F           64,800.00         ZZ
                                         360         64,610.60          1
    1004 3RD AVE SE                    7.625            458.65         80
                                       7.375            458.65       81,000.00
1


    WASECA           MN   56093          5            02/23/98         00
    0410730006                           05           04/01/98          0
    410730006                            O            03/01/28
    0


    1711750          E22/G02             F          217,500.00         ZZ
                                         360        216,953.56          1
    11786 LEVINWORTH DRIVE             8.375          1,653.16         75
                                       8.125          1,653.16      290,000.00
    CONIFER          CO   80433          5            02/09/98         00
    0410720510                           05           04/01/98          0
    410720510                            O            03/01/28
    0


    1711919          H17/G02             F          106,200.00         ZZ
                                         360        106,037.88          1
    2129 N OCEANSHORE BLVD             7.375            733.50         90
                                       7.125            733.50      118,000.00
    FLAGLER BEACH    FL   32136          1            04/09/98         10
    0430858183                           01           06/01/98         25
    703348C                              O            05/01/28
    0


    1711936          J33/G02             F           38,000.00         ZZ
                                         360         37,930.44          1
    633 MONTGOMERY AVENUE              8.500            292.19         80
                                       8.250            292.19       48,000.00
    CLEVELAND        TN   37311          2            03/05/98         00
    0430749184                           05           05/01/98          0
    9805060021                           N            04/01/28
    0


    1712584          976/976             F          441,000.00         ZZ
                                         360        439,645.30          1
    109 WAKEFIELD DRIVE NE             7.375          3,045.88         77
                                       7.125          3,045.88      575,000.00
    ATLANTA          GA   30309          5            02/23/98         00
    5168009                              05           04/01/98          0
    5168009                              O            03/01/28
    0


    1712728          976/976             F          604,000.00         T
                                         360        602,190.08          1
    4012 ONDINE CIRCLE                 7.500          4,223.26         70
                                       7.250          4,223.26      864,000.00
    HUNTINGTON BEAC  CA   92649          2            02/13/98         00
    5205798                              05           04/01/98          0
    5205798                              O            03/01/28
    0
1




    1712737          B24/G02             F          322,400.00         ZZ
                                         360        322,166.65          1
    6 MEMORY LANE                      7.625          2,281.93         80
                                       7.375          2,281.93      403,000.00
    ROWAYTON         CT   06853          5            05/11/98         00
    0430804864                           05           07/01/98          0
    62387                                O            06/01/28
    0


    1713393          588/G02             F          301,500.00         ZZ
                                         360        301,276.24          1
    163 RYDER WAY                      7.500          2,108.14         75
                                       7.250          2,108.14      403,000.00
    NEW PROVIDENCE   NJ   07974          5            05/19/98         00
    0430846352                           05           07/01/98          0
    9802112221                           O            06/01/28
    0


    1713612          E22/G02             F          310,450.00         ZZ
                                         360        309,649.92          1
    303 EDGAR ST                       8.250          2,332.31         60
                                       8.000          2,332.31      525,000.00
    EUSTACE          TX   75124          2            02/23/98         00
    0410716401                           05           04/01/98          0
    410716401                            O            03/01/28
    0


    1713628          H93/G02             F          100,000.00         ZZ
                                         360         99,807.37          1
    270 HOUSHANG LAND                  8.250            751.27         58
                                       8.000            751.27      172,900.00
    FLORISSANT       MO   63034          1            04/03/98         00
    0430849752                           03           05/01/98          0
    9824378                              O            04/01/28
    0


    1713761          001/G02             F           67,500.00         ZZ
                                         360         67,406.79          1
    21 LYNDON ROAD                     7.875            489.42         90
                                       7.625            489.42       75,000.00
    CRANSTON         RI   02905          2            04/20/98         11
    0430774109                           05           06/01/98         25
    1523462                              N            05/01/28
    0


    1713882          664/G02             F           26,950.00         ZZ
                                         360         26,918.87          1
1


    1837 BECKWOOD PLACE                8.750            212.02         70
                                       8.500            212.02       38,500.00
    ODESSA           TX   79763          5            04/03/98         00
    0430756130                           05           06/01/98          0
    2462398                              N            05/01/28
    0


    1714107          638/G02             F           38,100.00         ZZ
                                         360         38,053.66          1
    8205 133RD TERRACE                 8.500            292.96         58
                                       8.250            292.96       66,000.00
    GRANDVIEW        MO   64030          2            04/23/98         00
    0430789149                           05           06/01/98          0
    8717335                              N            05/01/28
    0


    1714194          637/G02             F           49,000.00         ZZ
                                         360         48,967.94          1
    2217 SW 34 AVENUE                  8.125            363.83         70
                                       7.875            363.83       70,000.00
    FT LAUDERDALE    FL   33312          5            05/05/98         00
    0430844746                           05           07/01/98          0
    8690265                              N            06/01/28
    0


    1714208          D10/G02             F           45,000.00         ZZ
                                         360         44,899.17          1
    8101 PECK AVENUE                   7.500            314.65         60
    E-39                               7.250            314.65       76,000.00
    ANCHORAGE        AK   99504          2            03/27/98         00
    0430753996                           01           05/01/98          0
    UNKNOWN                              N            04/01/28
    0


    1714822          201/G02             F          420,000.00         ZZ
                                         360        419,434.48          1
    14 PEACOCK DRIVE                   8.000          3,081.82         75
                                       7.750          3,081.82      560,000.00
    ROSLYN           NY   11576          1            04/22/98         00
    0430784629                           05           06/01/98          0
    2409059595                           O            05/01/28
    0


    1714940          229/G02             F           35,100.00         ZZ
                                         360         35,059.45          1
    6903 LAFAYETTE AVENUE              8.750            276.14         90
                                       8.500            276.14       39,000.00
    OMAHA            NE   68132          1            04/07/98         04
    0430859371                           05           06/01/98         25
1


    7874175                              N            05/01/28
    0


    1716166          E22/G02             F          140,000.00         ZZ
                                         360        139,701.65          1
    9955 W. 85TH PL.                   7.750          1,002.98         70
                                       7.500          1,002.98      200,000.00
    ARVADA           CO   80005          5            03/04/98         00
    0410700652                           03           05/01/98          0
    410700652                            O            04/01/28
    0


    1716447          765/G02             F           87,750.00         ZZ
                                         360         87,696.83          1
    265 REXVIEW DRIVE                  8.500            674.73         65
                                       8.250            674.73      135,000.00
    SAN DIEGO        CA   92114          5            05/13/98         00
    0430846436                           05           07/01/98          0
    142492                               N            06/01/28
    0


    1716662          G34/G02             F           40,500.00         ZZ
                                         360         40,431.36          1
    120 SOUTH EUCLID AVENUE            8.875            322.24         77
                                       8.625            322.24       53,000.00
    SIOUX FALLS      SD   57104          1            03/17/98         00
    0430708800                           05           05/01/98          0
    31073                                O            04/01/28
    0


    1716679          966/G02             F          340,000.00         ZZ
                                         360        338,955.55          1
    8926 GUERNSEY LANE                 7.375          2,348.30         67
                                       7.125          2,348.30      510,000.00
    DALLAS           TX   75209          1            02/04/98         00
    0430838581                           05           04/01/98          0
    30005214                             O            03/01/28
    0


    1716686          H04/G02             F           78,400.00         ZZ
                                         360         78,344.66          1
    2 COMMODORE DRIVE  D382            7.750            561.67         70
                                       7.500            561.67      112,000.00
    EMERYVILLE       CA   94608          1            05/14/98         00
    0430851808                           01           07/01/98          0
    314980                               N            06/01/28
    0


1


    1716808          225/225             F          259,000.00         ZZ
                                         360        258,079.22          1
    1189 SUNSET DR                     7.250          1,766.84         84
                                       7.000          1,766.84      310,000.00
    BROOMFIELD       CO   80020          5            02/16/98         12
    7000030                              05           04/01/98         12
    7000030                              O            03/01/28
    0


    1716847          405/405             F          292,000.00         ZZ
                                         360        291,662.77          1
    3911 BAYSHORE BOULEVARD NE         8.750          2,297.17         65
                                       8.500          2,297.17      450,000.00
    ST. PETERSBURG   FL   33703          5            04/17/98         00
    15126519                             05           06/01/98          0
    15126519                             O            05/01/28
    0


    1716984          E22/G02             F          105,000.00         ZZ
                                         360        104,792.55          1
    9940 NW 51ST LANE                  8.125            779.62         70
                                       7.875            779.62      150,000.00
    MIAMI            FL   33178          5            03/06/98         00
    0410661938                           03           05/01/98          0
    410661938                            N            04/01/28
    0


    1717116          229/G02             F           62,900.00         ZZ
                                         360         62,825.46          2
    342 344 NORTH 36TH AVENUE          8.625            489.23         90
                                       8.375            489.23       69,900.00
    OMAHA            NE   68131          1            04/13/98         04
    0430832402                           05           06/01/98         25
    7881410                              N            05/01/28
    0


    1717120          229/G02             F          115,500.00         ZZ
                                         360        115,332.27          1
    75 NOTTINGHAM DRIVE                7.625            817.51         75
                                       7.375            817.51      154,000.00
    WEST WARWICK     RI   02893          5            04/10/98         00
    0430823831                           05           06/01/98          0
    7924624                              O            05/01/28
    0


    1717375          J74/G02             F           52,000.00         ZZ
                                         360         51,968.49          2
    3138-40 NW 29 ST.                  8.500            399.84         44
                                       8.250            399.84      120,000.00
1


    MIAMI            FL   33142          5            05/20/98         00
    0430827519                           05           07/01/98          0
    980119W                              O            06/01/28
    0


    1717533          661/661             F           59,900.00         T
                                         360         58,442.55          1
    1771 BLUE COURSE DRIVE             8.250            450.01        100
                                       8.000            450.01       59,900.00
    STATE COLLEGE    PA   16801          1            08/10/95         92
    2260073                              01           10/01/95         30
    2260073                              O            09/01/25
    0


    1717535          661/661             F          262,000.00         T
                                         360        255,922.52          1
    2661 BEACH ROAD PELICAN #10        8.500          2,014.55        100
                                       8.250          2,014.55      262,000.00
    WATSONVILLE      CA   95076          1            08/31/95         92
    2277465                              01           10/01/95         30
    2277465                              O            09/01/25
    0


    1717545          661/661             F           97,923.00         ZZ
                                         360         97,629.10          1
    5621 EAST EMERALD COURT            7.500            684.69         90
                                       7.250            684.69      108,804.00
    MESA             AZ   85206          1            02/27/98         92
    3148277                              03           04/01/98         30
    3148277                              O            03/01/28
    0


    1717547          661/661             F          344,881.00         ZZ
                                         360        343,841.54          1
    4817 ALMONDWOOD WAY                7.500          2,411.46        100
                                       7.250          2,411.46      345,000.00
    SAN DIEGO        CA   92130          2            02/17/98         93
    3189925                              05           04/01/98         30
    3189925                              O            03/01/28
    0


    1717551          E22/G02             F           79,600.00         ZZ
                                         360         79,450.53          1
    4119 MICHAEL AVE SW                8.375            605.02         80
                                       8.125            605.02       99,500.00
    WYOMING          MI   49509          5            03/13/98         00
    0410756662                           05           06/01/98          0
    410756662                            O            05/01/28
    0
1




    1717552          661/661             F           78,100.00         ZZ
                                         360         77,840.64          1
    6316 BARKER DRIVE                  8.125            579.89         92
                                       7.875            579.89       85,000.00
    WATERFORD        MI   48329          1            01/30/98         92
    3203049                              05           03/01/98         30
    3203049                              O            02/01/28
    0


    1717554          661/661             F          367,000.00         ZZ
                                         360        362,964.09          1
    1365 IRONDALE CIRCLE N.E.          7.625          2,597.60        100
                                       7.375          2,597.60      369,000.00
    NORTH CANTON     OH   44720          1            01/29/98         92
    3211802                              05           03/01/98         30
    3211802                              O            02/01/28
    0


    1717556          661/661             F           56,000.00         ZZ
                                         360         55,832.20          1
    314 HICKORY GROVE ROAD             7.500            391.56         97
                                       7.250            391.56       58,000.00
    HORSEHEADS       NY   14845          1            02/05/98         92
    3215340                              05           04/01/98         30
    3215340                              O            03/01/28
    0


    1717568          661/661             F          180,000.00         ZZ
                                         360        179,032.95          1
    260 CAMPBELL WAY                   7.500          1,258.59        100
                                       7.250          1,258.59      180,000.00
    NOME             AK   99762          1            02/05/98         92
    3233574                              05           04/01/98         30
    3233574                              O            03/01/28
    0


    1717578          661/661             F          135,000.00         ZZ
                                         360        134,605.43          1
    309 PARK DRIVE LOT 29              7.625            955.52         94
                                       7.375            955.52      145,000.00
    REEDSVILLE       PA   17084          1            02/11/98         92
    3244753                              05           04/01/98         30
    3244753                              O            03/01/28
    0


    1717583          661/661             F          320,000.00         ZZ
                                         360        318,941.58          1
1


    1512 PALISADE AVENUE #11 E         7.000          2,128.97         85
                                       6.750          2,128.97      380,000.00
    FORT LEE         NJ   07024          2            02/20/98         92
    3259314                              01           04/01/98         30
    3259314                              O            03/01/28
    0


    1717586          661/661             F          157,700.00         ZZ
                                         360        157,227.46          1
    20601 WEDGEWOOD DRIVE              7.500          1,102.66         95
                                       7.250          1,102.66      166,000.00
    GROSSE PTE WOOD  MI   48236          1            02/27/98         92
    3266251                              05           04/01/98         30
    3266251                              O            03/01/28
    0


    1717587          661/661             F          328,000.00         ZZ
                                         360        327,017.16          1
    1808 WEST DIVERSITY UNIT A         7.500          2,293.42        100
                                       7.250          2,293.42      328,000.00
    CHICAGO          IL   60614          1            02/23/98         92
    3270717                              03           04/01/98         30
    3270717                              O            03/01/28
    0


    1717588          661/661             F          262,000.00         ZZ
                                         360        261,427.49          1
    19872 MAXWELL DRIVE                7.625          1,854.42         95
                                       7.375          1,854.42      277,000.00
    MORRISON         CO   80465          2            02/27/98         92
    3273042                              05           05/01/98         30
    3273042                              O            04/01/28
    0


    1717610          129/G02             F           41,400.00         ZZ
                                         360         41,376.19          1
    218 SURBY                          8.750            325.69         90
                                       8.500            325.69       46,000.00
    BATTLE CREEK     MI   49015          1            05/11/98         01
    0430835397                           05           07/01/98         25
    3500143601                           N            06/01/28
    0


    1717820          721/G02             F          208,000.00         ZZ
                                         360        207,589.05          1
    S75 W17794 HARBOR CIRCLE           8.125          1,544.39         78
                                       7.875          1,544.39      270,000.00
    MUSKEGO          WI   53150          2            03/19/98         00
    0430841346                           01           05/01/98          0
1


    7810046153                           O            04/01/28
    0


    1717918          907/G02             F           64,600.00         ZZ
                                         360         64,316.64          1
    2944 ERIE AVENUE NW                8.250            485.32         85
                                       8.000            485.32       76,000.00
    MASSILLON        OH   44646          5            04/24/98         10
    0430776708                           05           06/01/98         12
    0000                                 O            05/01/28
    0


    1718009          638/G02             F           34,500.00         ZZ
                                         360         34,433.54          1
    3303 W GREENRIDGE CIRCLE           8.250            259.19         75
    #33                                8.000            259.19       46,000.00
    HOUSTON          TX   77057          2            03/13/98         00
    0430730101                           01           05/01/98          0
    8717856                              N            04/01/28
    0


    1718090          637/G02             F           45,500.00         ZZ
                                         360         45,448.79          1
    2447 RENWOOD PLACE                 8.875            362.02         70
                                       8.625            362.02       65,000.00
    COLUMBUS         OH   43211          3            05/07/98         00
    0430853283                           05           06/01/98          0
    8864563                              N            05/01/28
    0


    1718106          A33/G02             F          120,000.00         ZZ
                                         360        119,864.96          1
    23316 CHERRY HILL                  8.875            954.77         75
                                       8.625            954.77      160,000.00
    DEARBORN         MI   48124          1            04/16/98         00
    0430845826                           05           06/01/98          0
    001044248                            O            05/01/28
    0


    1718119          637/G02             F           86,000.00         ZZ
                                         360         85,799.87          3
    2242 & 2246 FAIRFIELD ST.          8.750            676.57         80
                                       8.500            676.57      108,000.00
    SACRAMENTO       CA   95819          2            02/26/98         00
    0430834986                           03           04/01/98          0
    8626392                              N            03/01/28
    0


1


    1718154          H22/G02             F          280,000.00         ZZ
                                         360        279,792.20          2
    25-37 23RD STREET                  7.500          1,957.80         80
                                       7.250          1,957.80      350,000.00
    LONG ISLAND CIT  NY   11102          5            05/18/98         00
    0430822387                           07           07/01/98          0
    9803018                              O            06/01/28
    0


    1718170          455/G02             F           47,100.00         ZZ
                                         360         47,013.78          1
    300 PEACHTREE STREET NE            8.500            362.16         76
    UNIT 11-G                          8.250            362.16       62,000.00
    ATLANTA          GA   30308          2            03/20/98         00
    0430721209                           06           05/01/98          0
    58978                                O            04/01/28
    0


    1718602          664/G02             F           85,000.00         ZZ
                                         360         84,844.41          1
    1115 HUNTERS LANE                  8.500            653.58         73
                                       8.250            653.58      117,500.00
    LAKE ZURICH      IL   60047          1            04/03/98         00
    0430715235                           01           05/01/98          0
    2399319                              O            04/01/28
    0


    1718752          731/G02             F           31,500.00         ZZ
                                         360         31,393.90          1
    21140 KENNISTON STREET             8.250            236.65         70
                                       8.000            236.65       45,000.00
    CALIFORNIA CITY  CA   93505          5            03/13/98         00
    0430762757                           05           05/01/98          0
    911680970                            N            04/01/28
    0


    1718755          E22/G02             F           84,000.00         ZZ
                                         360         83,834.03          1
    105 POESTA DRIVE                   8.125            623.70         80
                                       7.875            623.70      105,000.00
    PORTLAND         TX   78374          1            03/11/98         00
    0410742753                           05           05/01/98          0
    410742753                            O            04/01/28
    0


    1718941          H04/G02             F           89,600.00         ZZ
                                         360         89,541.39          1
    6420 STARGAZER DRIVE               8.125            665.28         67
                                       7.875            665.28      135,000.00
1


    LAS VEGAS        NV   89115          2            05/14/98         00
    0430845057                           05           07/01/98          0
    980015                               O            06/01/28
    0


    1718977          225/225             F          156,000.00         ZZ
                                         360        155,905.49          1
    1032 WILLOW AVENUE 1R              8.500          1,199.51         80
                                       8.250          1,199.51      195,000.00
    HOBOKEN          NJ   07030          1            06/01/98         00
    7014657                              01           07/01/98          0
    7014657                              O            06/01/28
    0


    1718984          A26/G02             F          487,500.00         ZZ
                                         360        486,907.23          1
    106 55 WENDOVER ROAD               8.500          3,748.46         65
                                       8.250          3,748.46      750,000.00
    FOREST HILLS     NY   11375          5            04/29/98         00
    0430784645                           05           06/01/98          0
    00                                   O            05/01/28
    0


    1718993          E46/G02             F          265,000.00         ZZ
                                         360        264,822.19          1
    36 FRANCIS LANE                    8.000          1,944.48         76
                                       7.750          1,944.48      350,000.00
    GREENWICH        CT   06831          5            05/21/98         00
    0430841668                           05           07/01/98          0
    28916                                O            06/01/28
    0


    1719057          G32/G32             F          384,000.00         ZZ
                                         360        383,131.07          1
    932 WAVERLY ROAD                   7.450          2,671.85         75
                                       7.200          2,671.85      512,000.00
    GLEN ELLYN       IL   60137          5            03/02/98         00
    1002794                              05           05/01/98          0
    1002794                              N            04/01/28
    0


    1719179          J96/G02             F           42,000.00         ZZ
                                         360         41,951.48          1
    849 PIEDMONT AVENUE #5             8.750            330.42         75
                                       8.500            330.42       56,000.00
    ATLANTA          GA   30309          1            04/10/98         23
    0430839886                           01           06/01/98          0
    PP830019                             O            05/01/28
    0
1




    1719226          G26/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    2293 LOCUST AVENUE                 8.375            912.09         75
                                       8.125            912.09      160,000.00
    RONKONKOMA       NY   11779          1            06/15/98         00
    0430880344                           05           08/01/98          0
    1553C                                N            07/01/28
    0


    1719529          455/G02             F           70,650.00         ZZ
                                         360         70,533.35          1
    521 LAKEVIEW DRIVE                 9.000            568.47         90
                                       8.750            568.47       78,500.00
    CANTON           GA   30114          1            03/31/98         01
    0430721191                           05           05/01/98         25
    59381                                N            04/01/28
    0


    1719791          765/G02             F           74,750.00         ZZ
                                         360         74,704.71          1
    1012 BOLLENBACHER STREET           8.500            574.77         65
                                       8.250            574.77      115,000.00
    SAN DIEGO        CA   92114          5            05/13/98         00
    0430841379                           05           07/01/98          0
    142493                               N            06/01/28
    0


    1719799          E26/G02             F          296,000.00         ZZ
                                         360        295,410.20          1
    5800 FEDERAL COURT                 8.375          2,249.82         80
                                       8.125          2,249.82      370,000.00
    UPPER MARLBORO   MD   20772          5            03/26/98         00
    0430728279                           05           05/01/98          0
    42800204                             O            04/01/28
    0


    1719808          180/G02             F           37,450.00         ZZ
                                         360         37,428.45          1
    4400 SOUTH POPLAR STREET           8.750            294.62         70
    UNIT #312                          8.500            294.62       53,500.00
    CASPER           WY   82601          5            05/07/98         00
    0430818278                           01           07/01/98          0
    12550273                             N            06/01/28
    0


    1719984          225/225             F          258,000.00         ZZ
                                         360        257,625.35          1
1


    3202 E PIKE STREET                 7.625          1,826.11         85
                                       7.375          1,826.11      305,000.00
    SEATTLE          WA   98122          5            04/17/98         10
    7015351                              05           06/01/98         12
    7015351                              O            05/01/28
    0


    1720005          F61/G02             F          308,750.00         ZZ
                                         360        308,323.65          1
    5223 NE 187TH STREET               7.875          2,238.65         64
                                       7.625          2,238.65      485,000.00
    LAKE FORREST PA  WA   98155          5            04/22/98         00
    0430875690                           05           06/01/98          0
    980495                               O            05/01/28
    0


    1720016          A33/G02             F           42,300.00         ZZ
                                         360         42,251.16          1
    7289 ROSEMONT                      8.750            332.77         90
                                       8.500            332.77       47,000.00
    DETROIT          MI   48228          1            04/23/98         01
    0430846535                           05           06/01/98         25
    15049731                             N            05/01/28
    0


    1720272          074/G02             F           42,500.00         ZZ
                                         360         42,411.69          1
    4848 NW 5TH STREET                 7.875            308.15         58
                                       7.625            308.15       74,000.00
    DELRAY BEACH     FL   33445          2            03/19/98         00
    0430757021                           09           05/01/98          0
    1114035370                           O            04/01/28
    0


    1720318          074/G02             F           40,500.00         ZZ
                                         360         40,417.95          1
    6609 WINFIELD BLVD UNIT 109        8.000            297.17         90
                                       7.750            297.17       45,000.00
    MARGATE          FL   33063          2            03/24/98         01
    0430757476                           03           05/01/98         25
    1302030612                           N            04/01/28
    0


    1720335          074/G02             F           25,600.00         ZZ
                                         360         25,555.48          1
    1965 S OCEAN DRIVE UNIT 3H         8.750            201.40         80
                                       8.500            201.40       32,000.00
    HALLANDALE       FL   33009          1            03/04/98         00
    0430757641                           06           05/01/98          0
1


    1312036171                           N            04/01/28
    0


    1720357          074/G02             F           45,900.00         ZZ
                                         360         45,783.45          1
    3150 N ATLANTIC AVE 10-220         8.125            340.81         90
                                       7.875            340.81       51,000.00
    COCOA BEACH      FL   32931          1            03/25/98         21
    0430757864                           01           05/01/98         25
    1391055590                           N            04/01/28
    0


    1720391          074/G02             F          520,000.00         ZZ
                                         360        518,105.88          1
    1035 BARROW LANE                   8.000          3,815.58         65
                                       7.750          3,815.58      800,000.00
    NAPA             CA   94558          5            02/03/98         00
    0430758219                           05           03/01/98          0
    1506410801                           O            02/01/28
    0


    1720459          074/G02             F           26,100.00         ZZ
                                         360         26,052.21          1
    320 NW 1ST STREET                  8.500            200.69         90
                                       8.250            200.69       29,000.00
    MOORE            OK   73160          1            03/30/98         01
    0430758870                           05           05/01/98         25
    1563195551                           N            04/01/28
    0


    1720465          074/G02             F           35,750.00         ZZ
                                         360         35,684.56          1
    3004 WEST WILSHIRE                 8.500            274.89         85
                                       8.250            274.89       42,500.00
    OKLAHOMA CITY    OK   73116          2            03/30/98         01
    0430758938                           05           05/01/98         20
    1563201020                           N            04/01/28
    0


    1720513          074/G02             F           25,200.00         ZZ
                                         360         25,149.19          1
    7411 BALLARDSVILLE ROAD            8.500            193.77         90
                                       8.250            193.77       28,000.00
    CRESTWOOD        KY   40014          1            03/20/98         11
    0430759373                           05           05/01/98         25
    1577127221                           N            04/01/28
    0


1


    1720515          074/G02             F           26,100.00         ZZ
                                         360         26,053.88          1
    2104 SECOND STREET                 8.750            205.33         90
                                       8.500            205.33       29,000.00
    GASTONIA         NC   28054          1            03/13/98         11
    0430759399                           05           05/01/98         25
    1577129839                           N            04/01/28
    0


    1720530          074/G02             F           90,000.00         ZZ
                                         360         89,750.32          4
    43 FAIR STREET                     8.500            692.03         88
                                       8.250            692.03      103,000.00
    LACONIA          NH   03246          1            02/27/98         01
    0430759548                           05           04/01/98         25
    1580072977                           N            03/01/28
    0


    1720550          074/G02             F          375,000.00         ZZ
                                         360        373,967.47          1
    833 LAKEWOOD DRIVE                 7.625          2,654.23         75
                                       7.375          2,654.23      500,000.00
    ROCHESTER HILLS  MI   48309          5            03/20/98         00
    0430759746                           05           05/01/98          0
    1581157408                           O            04/01/28
    0


    1720566          074/G02             F           35,100.00         ZZ
                                         360         35,037.36          2
    916-918 CHRISTYANN                 8.625            273.01         90
                                       8.375            273.01       39,000.00
    MISHAWAKA        IN   46545          1            03/12/98         14
    0430759902                           05           05/01/98         25
    1581167671                           N            04/01/28
    0


    1720567          074/G02             F           23,300.00         ZZ
                                         360         22,572.62          3
    313 E. FOREST                      8.625            181.23         68
                                       8.375            181.23       34,500.00
    MUSKEGON         MI   49442          5            03/27/98         00
    0430759910                           05           05/01/98          0
    1581168153                           N            04/01/28
    0


    1720570          074/G02             F           28,800.00         ZZ
                                         360         28,497.88          2
    13526-28 LASALLE BLVD              8.750            226.57         80
                                       8.500            226.57       36,000.00
1


    DETROIT          MI   48238          1            03/10/98         00
    0430759936                           05           05/01/98          0
    1581168641                           N            04/01/28
    0


    1720573          074/G02             F           25,450.00         ZZ
                                         360         25,404.59          1
    417 WHITTEMORE                     8.625            197.95         90
                                       8.375            197.95       28,300.00
    TOLEDO           OH   43605          1            03/30/98         14
    0430759969                           05           05/01/98         25
    1581169564                           N            04/01/28
    0


    1720618          074/G02             F          395,000.00         ZZ
                                         360        389,721.09          1
    2847 29TH STREET NW                8.250          2,967.51         85
                                       8.000          2,967.51      465,000.00
    WASHINGTON       DC   20008          5            03/25/98         21
    0430760397                           05           05/01/98         12
    1587108530                           O            04/01/28
    0


    1720699          074/G02             F           36,900.00         ZZ
                                         360         36,830.70          1
    934 WEST 194TH PLACE               8.375            280.47         90
                                       8.125            280.47       41,000.00
    CHICAGO HEIGHTS  IL   60411          1            03/12/98         12
    0430761189                           05           05/01/98         25
    1621171865                           N            04/01/28
    0


    1720706          074/G02             F           26,100.00         ZZ
                                         360         26,049.73          1
    2160 AND 2162 ADAMS                8.250            196.08         90
                                       8.000            196.08       29,000.00
    GRANITE CITY     IL   62040          1            03/11/98         14
    0430761247                           05           05/01/98         25
    1634025731                           N            04/01/28
    0


    1720718          074/G02             F           45,900.00         ZZ
                                         360         45,811.59          1
    1811 SUSSEX RD                     8.250            344.83         90
                                       8.000            344.83       51,000.00
    BLACKSBURG       VA   24060          1            03/31/98         21
    0430761361                           09           05/01/98         30
    1785016864                           N            04/01/28
    0
1




    1720762          638/G02             F           37,500.00         ZZ
                                         360         37,457.79          1
    4-114 HERITAGE VILLAGE             8.875            298.37         75
                                       8.625            298.37       50,000.00
    NASHUA           NH   03060          1            05/05/98         00
    0430840280                           01           06/01/98          0
    8735238                              N            05/01/28
    0


    1720971          E22/G02             F          115,000.00         ZZ
                                         360        114,784.07          1
    145 JERICHO ROAD                   8.375            874.08         44
                                       8.125            874.08      265,000.00
    SCITUATE         MA   02066          5            03/26/98         00
    0410721195                           05           05/01/98          0
    410721195                            O            04/01/28
    0


    1720986          E22/G02             F          268,000.00         ZZ
                                         360        267,496.75          1
    17840 BARRINGTON COURT             8.375          2,037.00         80
                                       8.125          2,037.00      335,000.00
    MONUMENT         CO   80132          5            03/06/98         00
    0410692453                           03           05/01/98          0
    410692453                            O            04/01/28
    0


    1720999          992/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    11 CROSS AVENUE                    7.875            725.07         67
                                       7.625            725.07      150,000.00
    MIDLAND PARK     NJ   07432          5            06/03/98         00
    0430865253                           05           08/01/98          0
    350410                               O            07/01/28
    0


    1721007          E22/G02             F           70,550.00         ZZ
                                         360         70,410.62          1
    3 NORBERTA WAY                     8.125            523.83         85
                                       7.875            523.83       83,000.00
    JACKSONVILLE BE  FL   32250          5            03/17/98         23
    0410761399                           05           05/01/98          0
    410761399                            O            04/01/28
    0


    1721050          180/G02             F           73,800.00         ZZ
                                         360         73,710.26          4
1


    4444 NORTH LONGVIEW AVENUE         8.500            567.46         90
                                       8.250            567.46       82,000.00
    PHOENIX          AZ   85014          1            04/15/98         10
    0430838243                           05           06/01/98         25
    12366787                             N            05/01/28
    0


    1721052          638/G02             F           80,900.00         ZZ
                                         360         80,854.64          3
    13 STANDISH STREET                 8.875            643.68         90
                                       8.625            643.68       89,900.00
    BROCKTON         MA   02402          1            05/21/98         10
    0430845644                           05           07/01/98         25
    8726719                              N            06/01/28
    0


    1721058          A93/G02             F          292,600.00         ZZ
                                         360        292,422.73          3
    1353 EAST 92ND STREET              8.500          2,249.85         95
                                       8.250          2,249.85      308,000.00
    BROOKLYN         NY   11236          1            05/27/98         01
    0430825612                           05           07/01/98         30
    03981844                             O            06/01/28
    0


    1721080          B75/G02             F           45,000.00         ZZ
                                         360         44,939.42          1
    2908 HALL DRIVE                    8.000            330.19         69
                                       7.750            330.19       65,250.00
    SMYRNA           GA   30082          1            04/21/98         00
    0430831230                           05           06/01/98          0
    0270076                              N            05/01/28
    0


    1721100          637/G02             F          230,000.00         ZZ
                                         360        229,648.89          1
    4814 72ND PLACE SOUTHWEST          7.375          1,588.56         80
                                       7.125          1,588.56      290,000.00
    MUKILTEO         WA   98275          5            04/20/98         00
    0430843177                           05           06/01/98          0
    10452993                             O            05/01/28
    0


    1721117          637/G02             F           61,625.00         ZZ
                                         360         61,539.89          1
    3525 FOREST HILL AVENUE            7.875            446.83         85
                                       7.625            446.83       72,500.00
    ROANOKE          VA   24012          5            04/17/98         14
    0430817999                           05           06/01/98         12
1


    8289753                              O            05/01/28
    0


    1721228          225/225             F          120,000.00         ZZ
                                         360        119,891.32          1
    119 STILLSON HILL ROAD             7.500            839.06         78
                                       7.250            839.06      155,000.00
    NEW MILFORD      CT   06776          1            04/30/98         00
    7017327                              05           06/01/98          0
    7017327                              O            05/01/28
    0


    1721273          J40/G02             F           73,500.00         ZZ
                                         360         73,408.32          2
    6/8 MILLEDGE COURT                 8.375            558.65         75
                                       8.125            558.65       98,000.00
    ATHENS           GA   30605          1            04/23/98         00
    0430849851                           05           06/01/98          0
    11341                                N            05/01/28
    0


    1721306          561/561             F          135,850.00         ZZ
                                         360        135,613.78          1
    3539 ROY SHAFER ROAD               8.750          1,068.74         85
                                       8.500          1,068.74      159,870.00
    MIDDLETOWN       MD   21769          1            12/12/97         10
    9169970                              05           05/01/98         20
    9169970                              N            04/01/28
    0


    1721642          771/G02             F          187,000.00         ZZ
                                         360        186,871.31          1
    7 HARDING STREET                   7.875          1,355.88         85
                                       7.625          1,355.88      220,000.00
    SMITHTOWN        NY   11787          5            05/21/98         23
    0430839621                           05           07/01/98          0
    980478L                              O            06/01/28
    0


    1721655          664/G02             F          164,250.00         ZZ
                                         360        163,908.65          1
    3543 N. PLAINFIELD                 7.875          1,190.93         90
                                       7.625          1,190.93      182,500.00
    CHICAGO          IL   60634          1            03/31/98         01
    0430875187                           05           05/01/98         25
    2459691                              N            04/01/28
    0


1


    1721660          683/G02             F           64,800.00         ZZ
                                         360         64,759.72          1
    19 WOODLAWN AVENUE                 8.375            492.53         90
                                       8.125            492.53       72,000.00
    KITTERY          ME   03904          2            05/05/98         04
    0430841791                           05           07/01/98         25
    020920                               N            06/01/28
    0


    1721674          F03/G02             F          249,225.00         ZZ
                                         360        248,889.43          1
    2468 SOUTH COUNTY ROAD NO.9        8.000          1,828.73         77
                                       7.750          1,828.73      325,000.00
    LOVELAND         CO   80537          5            04/24/98         00
    0430774802                           05           06/01/98          0
    0000                                 O            05/01/28
    0


    1721823          731/G02             F          292,500.00         ZZ
                                         360        292,303.74          4
    975 EAST NEVADA STREET             8.000          2,146.26         90
                                       7.750          2,146.26      325,000.00
    SIGNAL HILL      CA   90806          1            05/22/98         11
    0430869305                           05           07/01/98         25
    411511755                            O            06/01/28
    0


    1721836          B35/G02             F           67,400.00         ZZ
                                         360         67,230.66          1
    4506 WIND PLACE                    8.375            512.29         90
                                       8.125            512.29       74,900.00
    RICHMOND         VA   23236          1            02/27/98         01
    0430840538                           05           04/01/98         25
    99402781                             N            03/01/28
    0


    1722082          A33/G02             F           24,000.00         T
                                         360         23,971.56          1
    7535 N 47TH LANE                   8.625            186.67         74
                                       8.375            186.67       32,500.00
    GLENDALE         AZ   85301          1            04/23/98         00
    0430845446                           01           06/01/98          0
    17050527                             O            05/01/28
    0


    1722126          937/G02             F           85,600.00         ZZ
                                         360         85,443.33          1
    146 EAST UTAH AVENUE               8.500            658.19         88
                                       8.250            658.19       98,000.00
1


    TOOELE           UT   84074          2            03/30/98         01
    0430854299                           05           05/01/98         25
    24345001                             N            04/01/28
    0


    1722151          937/G02             F           86,550.00         ZZ
                                         360         86,370.12          1
    542 N SANTA MONICA STREET          7.875            627.55         80
                                       7.625            627.55      108,200.00
    LOS BANOS        CA   93635          1            03/25/98         00
    0430847590                           05           05/01/98          0
    95169010                             N            04/01/28
    0


    1722509          927/G02             F           49,050.00         ZZ
                                         360         48,987.22          1
    1845 KENDALL STREET, #225-C        8.250            368.50         90
                                       8.000            368.50       54,500.00
    LAKEWOOD         CO   80214          3            04/21/98         10
    0430857433                           01           06/01/98         25
    272765                               N            05/01/28
    0


    1722533          637/G02             F          132,400.00         ZZ
                                         360        132,182.31          1
    3228 DEVON CROFT LANE              7.000            880.86         84
                                       6.750            880.86      158,000.00
    CHARLOTTE        NC   28269          5            04/24/98         11
    0430823120                           05           06/01/98         12
    8851859                              O            05/01/28
    0


    1722577          B54/G02             F           31,500.00         ZZ
                                         360         31,453.11          1
    2051 LENOA LANE                    7.500            220.25         70
                                       7.250            220.25       45,000.00
    AUSTELL          GA   30106          5            04/22/98         00
    0430801878                           05           06/01/98          0
    9815187                              N            05/01/28
    0


    1722579          E22/G02             F          350,250.00         ZZ
                                         360        349,392.21          1
    1293 LOST ANGEL ROAD               8.500          2,693.12         75
                                       8.250          2,693.12      467,000.00
    BOULDER          CO   80302          5            02/23/98         00
    0410703409                           05           04/01/98          0
    410703409                            O            03/01/28
    0
1




    1722602          B54/G02             F           31,500.00         ZZ
                                         360         31,453.11          1
    2055 LENOA LANE                    7.500            220.25         70
                                       7.250            220.25       45,000.00
    AUSTELL          GA   30106          5            04/20/98         00
    0430801886                           05           06/01/98          0
    UNKNOWN                              N            05/01/28
    0


    1723100          637/G02             F           82,800.00         ZZ
                                         360         82,753.57          1
    323 NORTH MAIN ST.                 8.875            658.80         90
                                       8.625            658.80       92,500.00
    MONROE           NY   10950          3            05/29/98         10
    0430864074                           05           07/01/98         25
    8300584                              N            06/01/28
    0


    1723147          180/G02             F           84,000.00         ZZ
                                         360         83,905.47          3
    1425 WEST 16TH STREET              8.875            668.34         70
                                       8.625            668.34      120,000.00
    CHICAGO          IL   60608          5            04/29/98         00
    0430856468                           05           06/01/98          0
    12666855                             N            05/01/28
    0


    1723168          K15/G02             F          139,900.00         BB
                                         360        139,734.21          2
    264 EAST 500 NORTH                 8.625          1,088.13         90
                                       8.375          1,088.13      155,525.00
    AMERICAN FORK    UT   84003          1            04/20/98         04
    0430878553                           05           06/01/98         25
    627556                               N            05/01/28
    0


    1723185          638/G02             F          114,300.00         ZZ
                                         360        114,234.24          4
    18 CEDAR STREET                    8.750            899.20         90
                                       8.500            899.20      127,000.00
    NASHUA           NH   03060          1            06/04/98         14
    0430881714                           05           07/01/98         25
    8737234                              N            06/01/28
    0


    1723193          229/G02             F           80,800.00         ZZ
                                         360         80,701.74          1
1


    13303 COURTNEY DRIVE               8.500            621.29         80
                                       8.250            621.29      101,000.00
    BELLEVUE         NE   68123          1            04/16/98         00
    0430855411                           05           06/01/98          0
    7859697                              N            05/01/28
    0


    1723450          H93/G02             F          167,920.00         ZZ
                                         360        167,818.27          1
    3607 ALDEN STREET                  8.500          1,291.16         80
                                       8.250          1,291.16      209,900.00
    INDIAN TRAIL     NC   28079          1            05/29/98         00
    0430868208                           03           07/01/98          0
    9829657                              O            06/01/28
    0


    1724241          196/G02             F          164,000.00         ZZ
                                         360        163,903.17          1
    1923 N 101ST STREET                8.625          1,275.58         80
                                       8.375          1,275.58      205,000.00
    OMAHA            NE   68114          1            05/15/98         00
    0430853093                           05           07/01/98          0
    1148158                              O            06/01/28
    0


    1724296          003/G02             F          128,450.00         ZZ
                                         360        128,214.89          1
    1085 BENTBROOKE COURT              8.500            987.67         70
                                       8.250            987.67      183,500.00
    LAWRENCEVILLE    GA   30045          2            04/03/98         00
    0430885772                           03           05/01/98          0
    0010071744                           N            04/01/28
    0


    1724305          A35/G02             F           79,200.00         ZZ
                                         360         79,142.68          1
    171 MASTIC BOULEVARD               7.625            560.57         90
                                       7.375            560.57       88,000.00
    MASTIC           NY   11950          1            05/26/98         10
    0430835769                           05           07/01/98         30
    LPS7859                              N            06/01/28
    0


    1724425          E22/G02             F           39,000.00         ZZ
                                         360         38,692.68          1
    634 WEST 40TH STREET               8.750            306.81         65
                                       8.500            306.81       60,000.00
    KANSAS CITY      MO   64111          2            03/26/98         00
    0410733109                           05           05/01/98          0
1


    410733109                            N            04/01/28
    0


    1724437          E22/G02             F           25,000.00         ZZ
                                         360         24,954.44          1
    806 W 17TH STREET                  9.000            201.16         53
    UNIT # 9                           8.750            201.16       47,500.00
    AUSTIN           TX   78701          5            03/23/98         00
    0410776983                           01           05/01/98          0
    410776983                            N            04/01/28
    0


    1724475          E22/G02             F           44,200.00         ZZ
                                         360         44,130.73          1
    1521 FLESHER STREET                9.250            363.63         65
                                       9.000            363.63       68,000.00
    KETTERING        OH   45420          5            03/31/98         00
    0410761779                           05           05/01/98          0
    410761779                            N            04/01/28
    0


    1724528          E18/G02             F           62,900.00         ZZ
                                         360         62,865.64          2
    1506 NAUDAIN STREET                9.000            506.11         90
                                       8.750            506.11       69,900.00
    PHILADELPHIA     PA   19146          1            05/15/98         04
    0430839001                           05           07/01/98         35
    1724528                              N            06/01/28
    0


    1724670          J37/J37             F           28,000.00         ZZ
                                         360         27,934.84          1
    2717 SPRING BRANCH DRIVE           8.750            220.28         63
                                       8.500            220.28       45,000.00
    BALCH SPRINGS    TX   75180          5            02/13/98         00
    8085745                              05           04/01/98          0
    8085745                              O            03/01/28
    0


    1724755          144/144             F          225,000.00         ZZ
                                         360        224,849.03          1
    14 PARKVIEW COURT                  8.000          1,650.97         75
                                       7.750          1,650.97      300,000.00
    WHITE PLAINS     NY   10603          5            05/28/98         00
    160621003                            05           07/01/98          0
    160621003                            O            06/01/28
    0


1


    1724756          561/561             F           54,350.00         T
                                         360         54,247.02          1
    745 MOORING ROAD UNTI 108          8.500            417.91         75
                                       8.250            417.91       72,500.00
    OCEAN CITY       MD   21842          1            03/28/98         00
    9297730                              01           05/01/98          0
    9297730                              O            04/01/28
    0


    1724786          B79/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    607 HICKEY BOULEVARD               8.375          1,254.12         75
                                       8.125          1,254.12      220,000.00
    PACIFICA         CA   94044          1            06/08/98         00
    0430874578                           05           08/01/98          0
    019593                               O            07/01/28
    0


    1724789          A36/A36             F          100,000.00         ZZ
                                         360        100,000.00          1
    9950 TOPANGA CANYON BOULEVARD      7.625            707.79         80
    #63 CHATSWORTH AREA                7.375            707.79      125,000.00
    LOS ANGELES      CA   91311          2            05/26/98         00
    0222810                              01           08/01/98          0
    0222810                              O            07/01/28
    0


    1724797          F42/G02             F          119,600.00         ZZ
                                         360        119,532.94          2
    55 FOREST STREET                   8.875            951.60         80
                                       8.625            951.60      149,500.00
    MONCLAIR         NJ   07042          1            05/21/98         00
    0430860536                           05           07/01/98          0
    55001670                             N            06/01/28
    0


    1724925          664/G02             F          168,750.00         ZZ
                                         360        168,399.29          1
    3659 N NORDICA AVENUE              7.875          1,223.56         90
                                       7.625          1,223.56      187,500.00
    CHICAGO          IL   60634          1            03/31/98         01
    0430875195                           05           05/01/98         25
    2459683                              N            04/01/28
    0


    1725044          E22/G02             F           82,000.00         ZZ
                                         360         81,861.07          1
    4 PHILLIP ROAD                     8.875            652.43         89
                                       8.625            652.43       92,200.00
1


    HOPATCONG        NJ   07843          1            03/31/98         04
    0410766927                           05           05/01/98         25
    410766927                            N            04/01/28
    0


    1725079          E22/G02             F           44,000.00         ZZ
                                         360         43,919.48          1
    30256 SOUTHFIELD RD                8.500            338.32         74
                                       8.250            338.32       60,000.00
    SOUTHFIELD       MI   48076          5            03/24/98         00
    0410767537                           01           05/01/98          0
    410767537                            O            04/01/28
    0


    1725118          229/G02             F          159,000.00         ZZ
                                         360        158,774.82          1
    836 RYAN COURT                     7.750          1,139.10         80
                                       7.500          1,139.10      199,000.00
    CONCORD          CA   94518          1            04/21/98         00
    0430853234                           05           06/01/98          0
    7945025                              O            05/01/28
    0


    1725322          E22/G02             F           18,174.00         ZZ
                                         360         18,067.89          1
    12920 NICOLLET AVENUE SO #201      9.500            152.82         65
                                       9.250            152.82       27,960.00
    BURNSVILLE       MN   55337          5            03/31/98         00
    0410771802                           01           05/01/98          0
    410771802                            N            04/01/28
    0


    1725323          E22/G02             F           16,549.00         ZZ
                                         360         16,388.31          1
    12942 NICOLLET AVENUE SO #202      9.500            139.15         65
                                       9.250            139.15       25,460.00
    BURNSVILLE       MN   55337          2            03/31/98         00
    0410761290                           01           05/01/98          0
    410761290                            N            04/01/28
    0


    1725497          E22/G02             F           23,800.00         ZZ
                                         360         23,762.69          1
    1008 N. CHURCH                     9.250            195.80         70
                                       9.000            195.80       34,000.00
    KALAMAZOO        MI   49001          5            03/26/98         00
    0410772594                           05           05/01/98          0
    410772594                            N            04/01/28
    0
1




    1725498          E22/G02             F           28,600.00         ZZ
                                         360         28,551.55          1
    1135 WELLS ISLAND ROAD             8.875            227.55         65
                                       8.625            227.55       44,000.00
    MOORINGSPORT     LA   71060          5            03/27/98         00
    0410742290                           05           05/01/98          0
    410742290                            N            04/01/28
    0


    1725499          E22/G02             F           24,700.00         ZZ
                                         360         24,662.29          1
    3236 WEST MAPLE STREET             9.375            205.44         65
                                       9.125            205.44       38,000.00
    SHREVEPORT       LA   71106          5            03/27/98         00
    0410742415                           05           05/01/98          0
    410742415                            N            04/01/28
    0


    1725505          E22/G02             F           24,500.00         ZZ
                                         360         24,461.59          1
    1601 KROM                          9.250            201.56         70
                                       9.000            201.56       35,000.00
    KALAMAZOO        MI   49001          5            03/26/98         00
    0410716559                           05           05/01/98          0
    410716559                            N            04/01/28
    0


    1725599          H81/G02             F          151,900.00         ZZ
                                         360        151,705.62          2
    2869-71 CANYON DRIVE               8.250          1,141.17         80
                                       8.000          1,141.17      189,900.00
    JACKSON          WI   53037          1            05/04/98         00
    0430802918                           05           06/01/98          0
    WH3851                               O            05/01/28
    0


    1725686          180/G02             F           45,900.00         ZZ
                                         360         45,848.35          2
    239 ORMOND STREET                  8.875            365.20         90
                                       8.625            365.20       51,000.00
    ATLANTA          GA   30315          1            04/23/98         10
    0430810531                           05           06/01/98         25
    12582847                             N            05/01/28
    0


    1725696          F03/G02             F          158,950.00         ZZ
                                         360        158,751.71          4
1


    1555 CLERMONT STREET               8.375          1,208.14         60
                                       8.125          1,208.14      265,000.00
    DENVER           CO   80220          5            03/27/98         00
    0430843052                           05           06/01/98          0
    DEN12190                             O            05/01/28
    0


    1725721          687/G02             F           27,000.00         ZZ
                                         360         26,985.25          1
    2342 BUENA VISTA STREET            9.000            217.25         90
                                       8.750            217.25       30,000.00
    PITTSBURGH       PA   15218          1            05/15/98         01
    0430822163                           05           07/01/98         25
    1677811                              N            06/01/28
    0


    1725733          687/G02             F           99,150.00         ZZ
                                         360         99,080.02          1
    5536 GREAT DIVIDE STREET           7.750            710.32         80
                                       7.500            710.32      123,990.00
    NORTH LAS VEGAS  NV   89031          1            05/21/98         00
    0430853267                           05           07/01/98          0
    1678698                              O            06/01/28
    0


    1725752          J40/G02             F           48,600.00         ZZ
                                         360         48,540.91          1
    9D 2711 REYNOLDA ROAD              8.500            373.69         90
                                       8.250            373.69       54,000.00
    WINSTON-SALEM    NC   27106          1            04/30/98         01
    0430872911                           01           06/01/98         25
    11221                                N            05/01/28
    0


    1726251          737/G02             F           83,700.00         ZZ
                                         360         83,568.82          2
    3415-3425 SOUTH CANOSA COURT       9.250            688.58         90
                                       9.000            688.58       93,000.00
    ENGLEWOOD        CO   80110          1            03/31/98         14
    0430834317                           05           05/01/98         25
    583266                               N            04/01/28
    0


    1726369          E45/G02             F           45,000.00         ZZ
                                         360         44,819.44          1
    725 DALRYMPLE ROAD #2I             8.875            358.04         90
                                       8.625            358.04       50,000.00
    ATLANTA          GA   30328          1            11/25/97         23
    0430831065                           01           01/01/98          0
1


    35372                                N            12/01/27
    0


    1726599          731/G02             F          129,000.00         ZZ
                                         360        128,908.95          1
    4543 PONY EXPRESS TRAIL            7.750            924.17         75
                                       7.500            924.17      172,000.00
    CAMINO           CA   95709          2            04/29/98         00
    0430836478                           05           07/01/98          0
    811442107                            O            06/01/28
    0


    1726679          E22/G02             F           41,500.00         ZZ
                                         360         41,413.77          1
    4309 NW 46TH ST.                   7.875            300.90         57
                                       7.625            300.90       73,000.00
    FORT LAUDERDALE  FL   33309          2            03/26/98         00
    0410731111                           03           05/01/98          0
    410731111                            O            04/01/28
    0


    1726683          E22/G02             F           56,800.00         ZZ
                                         360         56,690.59          1
    13551 PENROD                       8.250            426.72         80
                                       8.000            426.72       71,000.00
    DETROIT          MI   48223          5            03/30/98         00
    0410574016                           05           05/01/98          0
    410574016                            O            04/01/28
    0


    1726707          E22/G02             F           35,550.00         ZZ
                                         360         35,513.00          2
    709 JEROME                         9.250            292.46         90
                                       9.000            292.46       39,500.00
    MIDLAND          MI   48640          1            04/13/98         01
    0410784821                           05           06/01/98         25
    410784821                            N            05/01/28
    0


    1726870          H13/G02             F          124,000.00         ZZ
                                         360        123,924.88          1
    3438 GOLDEN AVENUE                 8.500            953.45         80
    #804                               8.250            953.45      155,000.00
    CINCINNATI       OH   45206          1            05/05/98         00
    0430838284                           06           07/01/98          0
    10149082                             O            06/01/28
    0


1


    1726939          180/G02             F           35,000.00         ZZ
                                         360         34,978.24          1
    218 EAST ST PATRICK STREET         8.375            266.03         90
                                       8.125            266.03       38,900.00
    RAPID CITY       SD   57701          1            05/07/98         10
    0430850602                           05           07/01/98         25
    12691358                             N            06/01/28
    0


    1726971          A02/G02             F          176,000.00         ZZ
                                         360        175,786.00          2
    1658 WEST HOLLYWOOD                8.500          1,353.29         80
                                       8.250          1,353.29      220,000.00
    CHICAGO          IL   60660          2            05/01/98         00
    0430842682                           05           06/01/98          0
    CHOWDH91980113                       O            05/01/28
    0


    1727011          201/G02             F          101,650.00         ZZ
                                         360        101,591.51          1
    363-5 BROOK AVENUE                 8.750            799.69         95
                                       8.500            799.69      107,000.00
    NORTH PLAINFIEL  NJ   07060          1            05/13/98         01
    0430868141                           05           07/01/98         30
    1309059325                           O            06/01/28
    0


    1727029          L80/G02             F           52,500.00         ZZ
                                         360         52,470.57          1
    423 BERRYDALE AVENUE               8.875            417.71         66
                                       8.625            417.71       80,000.00
    MEDFORD          OR   97501          5            05/26/98         00
    0430848325                           05           07/01/98          0
    98010014                             N            06/01/28
    0


    1727096          638/G02             F           27,400.00         ZZ
                                         360         27,384.64          1
    11-2 KENT COURT                    8.875            218.01         90
                                       8.625            218.01       30,500.00
    ASHFORD          CT   06278          1            05/08/98         14
    0430865824                           01           07/01/98         25
    8734020                              N            06/01/28
    0


    1727283          E46/G02             F           60,000.00         ZZ
                                         360         59,884.43          1
    307 EAST COS COB DRIVE             8.250            450.76         59
                                       8.000            450.76      102,000.00
1


    GALLOWAY TOWNSH  NJ   08201          1            03/20/98         00
    0430837112                           03           05/01/98          0
    28855                                O            04/01/28
    0


    1727586          G26/G02             F          120,250.00         ZZ
                                         360        120,177.15          1
    97 WEST LOUIS                      8.500            924.62         65
                                       8.250            924.62      185,000.00
    WILDWOOD         NJ   08260          5            05/18/98         00
    0430869164                           05           07/01/98          0
    9185C                                O            06/01/28
    0


    1727658          480/G02             F           31,150.00         ZZ
                                         360         31,029.09          1
    808 NW 18TH STREET                 7.750            223.16         70
                                       7.500            223.16       44,500.00
    MOORE            OK   73160          2            03/24/98         00
    0430747352                           05           05/01/98          0
    2159648                              N            04/01/28
    0


    1727722          E22/G02             F           71,200.00         ZZ
                                         360         71,111.19          1
    408 WELLINGTON PLACE               8.375            541.17         80
    UNIT #1                            8.125            541.17       89,000.00
    ABERDEEN         NJ   07747          2            04/01/98         00
    0410748248                           01           06/01/98          0
    410748248                            O            05/01/28
    0


    1727736          E22/G02             F           93,200.00         ZZ
                                         360         93,006.33          1
    14812 MILLSTREAM WAY               7.875            675.76         89
                                       7.625            675.76      105,000.00
    TAMPA            FL   33613          2            03/27/98         04
    0410777809                           05           05/01/98         25
    410777809                            O            04/01/28
    0


    1727737          E22/G02             F           37,700.00         ZZ
                                         360         37,652.96          1
    91 BITTMAN STREET                  8.375            286.55         85
                                       8.125            286.55       44,500.00
    AKRON            OH   44303          2            04/03/98         04
    0410783690                           05           06/01/98         25
    410783690                            N            05/01/28
    0
1




    1727748          E22/G02             F           50,750.00         ZZ
                                         360         50,562.53          2
    266-268 VINE STREET                8.875            403.79         70
                                       8.625            403.79       72,500.00
    FAIRBORN         OH   45324          2            03/24/98         00
    0410706766                           05           05/01/98          0
    410706766                            N            04/01/28
    0


    1727752          E22/G02             F           25,200.00         ZZ
                                         360         25,159.45          1
    7251 ORCHARD                       9.125            205.04         90
                                       8.875            205.04       28,000.00
    WARREN           MI   48089          1            03/26/98         04
    0410743108                           05           05/01/98         25
    410743108                            N            04/01/28
    0


    1727818          E22/G02             F           60,900.00         ZZ
                                         360         60,796.81          3
    2615 WHELESS LANE                  8.875            484.55         70
                                       8.625            484.55       87,000.00
    AUSTIN           TX   78723          1            04/01/98         00
    0410772800                           05           05/01/98          0
    410772800                            N            04/01/28
    0


    1727824          637/G02             F          105,700.00         T
                                         360        105,577.92          1
    1616 SOUTH PACIFIC AVENUE          8.750            831.55         70
                                       8.500            831.55      151,000.00
    SANTA ANA        CA   92704          5            04/23/98         00
    0430857532                           05           06/01/98          0
    10651057                             O            05/01/28
    0


    1727954          H22/G02             F          110,700.00         ZZ
                                         360        110,700.00          1
    32-11 23 STREET UNIT 3B            8.250            831.65         90
                                       8.000            831.65      123,000.00
    ASTORIA          NY   11106          1            06/11/98         04
    0430872317                           01           08/01/98         25
    9804003                              O            07/01/28
    0


    1727983          H37/G02             F          123,650.00         ZZ
                                         360        123,650.00          1
1


    252 SHINGOWACK TRAIL               8.000            907.30         80
                                       7.750            907.30      156,000.00
    MEDFORD LAKES    NJ   08055          5            06/10/98         00
    0430864025                           05           08/01/98          0
    4980045                              O            07/01/28
    0


    1728019          533/G02             F          303,500.00         ZZ
                                         360        303,091.37          1
    3982 LADERA VISTA ROAD             8.000          2,226.98         58
                                       7.750          2,226.98      530,000.00
    FALLBROOK        CA   92028          2            04/08/98         00
    0430748657                           05           06/01/98          0
    3381704                              O            05/01/28
    0


    1728118          687/G02             F          131,100.00         ZZ
                                         360        130,923.47          1
    12521 WOODBEND DRIVE               8.000            961.97         80
                                       7.750            961.97      163,900.00
    MATTHEWS         NC   28105          1            04/29/98         00
    0430838995                           03           06/01/98          0
    1673866                              O            05/01/28
    0


    1728155          G34/G02             F          130,000.00         ZZ
                                         360        129,779.72          4
    4117 NW 165 AVE                    8.875          1,034.34         65
                                       8.625          1,034.34      200,000.00
    ANDOVER          MN   55304          5            03/23/98         00
    0430866830                           05           05/01/98          0
    0501001001031                        O            04/01/28
    0


    1728156          B75/G02             F           91,000.00         ZZ
                                         360         90,824.73          1
    4181 KEHELEY ROAD                  8.250            683.65         70
                                       8.000            683.65      130,000.00
    MARIETTA         GA   30066          5            04/01/98         00
    0430843086                           05           05/01/98          0
    7591928                              N            04/01/28
    0


    1728491          E86/G02             F           63,000.00         ZZ
                                         360         62,929.10          2
    65 WELLS AVENUE                    8.875            501.26         90
                                       8.625            501.26       70,000.00
    EAST HARTFORD    CT   06118          1            04/13/98         01
    0430746677                           05           06/01/98         25
1


    27022                                N            05/01/28
    0


    1728517          638/G02             F           40,000.00         ZZ
                                         360         39,948.80          1
    115 TYLER STREET                   8.250            300.51         58
                                       8.000            300.51       70,000.00
    TOMBALL          TX   77375          5            04/06/98         00
    0430752048                           05           06/01/98          0
    8723277                              N            05/01/28
    0


    1728532          638/G02             F           25,650.00         ZZ
                                         360         25,618.81          1
    9009 RICHMOND #706                 8.500            197.23         95
                                       8.250            197.23       27,000.00
    HOUSTON          TX   77063          1            04/07/98         10
    0430751891                           01           06/01/98         30
    8719124                              O            05/01/28
    0


    1728563          624/G02             F          118,000.00         ZZ
                                         360        117,918.80          1
    420 ALEGRE AVENUE                  7.875            855.58         77
                                       7.625            855.58      155,000.00
    NIPOMO           CA   93444          2            05/20/98         00
    0430846345                           05           07/01/98          0
    72007680243                          O            06/01/28
    0


    1728567          637/G02             F           75,600.00         ZZ
                                         360         75,543.89          1
    4672 PALM RIDGE BOULEVARD          7.500            528.61         80
                                       7.250            528.61       94,500.00
    DELRAY BEACH     FL   33445          1            05/04/98         00
    0430858605                           05           07/01/98          0
    8691503                              O            06/01/28
    0


    1728598          637/G02             F           40,410.00         ZZ
                                         360         40,358.28          1
    1407 ALMON AVENUE                  8.250            303.59         90
                                       8.000            303.59       44,900.00
    TOLEDO           OH   43614          1            05/01/98         01
    0430841411                           05           06/01/98         25
    9830314                              N            05/01/28
    0


1


    1728602          637/G02             F           25,350.00         ZZ
                                         360         25,317.55          1
    1048 COLBURN STREET                8.250            190.45         89
                                       8.000            190.45       28,500.00
    TOLEDO           OH   43609          3            04/30/98         01
    0430852871                           05           06/01/98         25
    9830314                              N            05/01/28
    0


    1728603          637/G02             F          125,000.00         ZZ
                                         360        124,916.12          1
    7578 KENNESAW DRIVE                8.000            917.21         66
                                       7.750            917.21      191,000.00
    WEST CHESTER     OH   45069          5            05/11/98         00
    0430852939                           05           07/01/98          0
    11889219                             N            06/01/28
    0


    1728610          568/G02             F           85,500.00         ZZ
                                         360         85,441.16          1
    5000 RED ROCK #237                 7.875            619.93         77
                                       7.625            619.93      112,000.00
    LAS VEGAS        NV   89118          2            05/13/98         00
    0430839332                           01           07/01/98          0
    810226L                              O            06/01/28
    0


    1728690          H37/G02             F          150,000.00         ZZ
                                         360        149,891.44          1
    108 HAWKINS ROAD                   7.625          1,061.69         75
                                       7.375          1,061.69      200,000.00
    OLD RIDGE TOWNS  NJ   07726          5            05/22/98         00
    0430837021                           05           07/01/98          0
    980653                               O            06/01/28
    0


    1728753          E22/G02             F          273,750.00         ZZ
                                         360        273,234.98          1
    109 SOUTH DOVER AVENUE             8.375          2,080.70         75
                                       8.125          2,080.70      365,000.00
    ATLANTIC CITY    NJ   08401          1            02/23/98         00
    0410698088                           05           04/01/98          0
    410698088                            O            03/01/28
    0


    1728777          E22/G02             F           38,300.00         ZZ
                                         360         38,236.76          1
    219 LELAND DR.                     9.000            308.18         90
                                       8.750            308.18       42,600.00
1


    SHREVEPORT       LA   71104          1            03/18/98         10
    0410764500                           05           05/01/98         25
    410764500                            N            04/01/28
    0


    1728781          E22/G02             F          309,400.00         ZZ
                                         360        308,993.85          1
    16 QUAIL TRAIL                     8.125          2,297.29         65
                                       7.875          2,297.29      476,000.00
    WEAVERVILLE      NC   28787          5            04/06/98         00
    0410731962                           05           06/01/98          0
    410731962                            O            05/01/28
    0


    1728828          180/G02             F           34,000.00         ZZ
                                         360         33,977.76          1
    3159 SHALLOW FORD STREET           8.125            252.45         80
                                       7.875            252.45       42,500.00
    DELTONA          FL   32738          1            05/21/98         00
    0430857029                           05           07/01/98          0
    12505129                             N            06/01/28
    0


    1728839          180/G02             F           40,800.00         ZZ
                                         360         40,773.31          1
    949 TREADWAY DRIVE                 8.125            302.94         80
                                       7.875            302.94       51,000.00
    DELTONA          FL   32738          1            05/20/98         00
    0430851550                           05           07/01/98          0
    12505137                             N            06/01/28
    0


    1728847          E22/G02             F           50,750.00         ZZ
                                         360         50,562.53          2
    272-274 VINE STREET                8.875            403.79         70
                                       8.625            403.79       72,500.00
    FAIRBORN         OH   45324          2            03/24/98         00
    0410706709                           05           05/01/98          0
    410706709                            N            04/01/28
    0


    1728905          E22/G02             F           45,900.00         ZZ
                                         360         45,786.05          1
    5842 MASON DR.                     8.625            357.01         90
                                       8.375            357.01       51,000.00
    CORPUS CHRISTI   TX   78407          1            03/30/98         10
    0410746382                           05           05/01/98         25
    410746382                            N            04/01/28
    0
1




    1729020          593/593             F           37,100.00         ZZ
                                         360         37,024.81          1
    2818 4TH AVENUE                    8.000            272.23         70
                                       7.750            272.23       53,000.00
    LEWISTON         ID   83501          5            03/20/98         00
    6272611                              05           05/01/98          0
    6272611                              N            04/01/28
    0


    1729046          180/G02             F          113,400.00         ZZ
                                         360        113,269.04          1
    6776 SOUTH ELATI STREET            8.750            892.12         90
                                       8.500            892.12      126,000.00
    LITTLETON        CO   80120          1            04/28/98         10
    0430889808                           05           06/01/98         25
    00120254                             N            05/01/28
    0


    1729319          F64/G02             F           47,250.00         ZZ
                                         360         47,222.10          1
    200 GROSVENOR LANE UNIT 201        8.625            367.51         90
                                       8.375            367.51       52,500.00
    STAFFORD         VA   22554          1            05/21/98         12
    0430834663                           01           07/01/98         25
    276310                               N            06/01/28
    0


    1729346          G44/G02             F          151,000.00         ZZ
                                         360        150,898.69          1
    374 NE 104TH STREET                8.000          1,107.98         95
                                       7.750          1,107.98      159,000.00
    MIAMI            FL   33138          2            05/05/98         11
    0430789354                           05           07/01/98         30
    0398085                              O            06/01/28
    0


    1729378          721/G02             F           22,750.00         ZZ
                                         360         22,702.70          1
    405 9TH STREET                     7.875            164.96         70
                                       7.625            164.96       32,500.00
    MARION           IA   52302          2            03/19/98         00
    0430763714                           05           05/01/98          0
    7810038697                           N            04/01/28
    0


    1729380          721/G02             F           22,750.00         ZZ
                                         360         22,702.70          1
1


    94 OUTLOOK DRIVE SW                7.875            164.96         70
                                       7.625            164.96       32,500.00
    CEDAR RAPIDS     IA   52404          5            03/19/98         00
    0430763755                           05           05/01/98          0
    7810038701                           N            04/01/28
    0


    1729504          E22/G02             F           23,800.00         ZZ
                                         360         23,762.69          1
    1428 N. PARK                       9.250            195.80         70
                                       9.000            195.80       34,000.00
    KALAMAZOO        MI   49001          5            03/27/98         00
    0410772560                           05           05/01/98          0
    410772560                            N            04/01/28
    0


    1729532          637/G02             F          627,000.00         ZZ
                                         360        626,620.16          1
    21450 COLUMBUS AVENUE              8.500          4,821.09         70
                                       8.250          4,821.09      900,000.00
    CUPERTINO        CA   95014          5            04/29/98         00
    0430886333                           05           07/01/98          0
    0011137361                           O            06/01/28
    0


    1729611          K08/G02             F          157,500.00         ZZ
                                         360        156,830.06          2
    1727 FAIR                          9.375          1,310.01         90
                                       9.125          1,310.01      175,000.00
    ANN ARBOR        MI   48103          1            04/02/98         04
    0410732515                           05           05/01/98         25
    410732515                            N            04/01/28
    0


    1729616          E22/G02             F           25,350.00         ZZ
                                         360         25,298.63          1
    12484 ABRAMS ROAD                  8.000            186.01         75
    UNIT # 2125                        7.750            186.01       33,800.00
    DALLAS           TX   75243          1            03/13/98         00
    0410760136                           01           05/01/98          0
    410760136                            N            04/01/28
    0


    1729722          B75/G02             F          111,350.00         ZZ
                                         360        111,135.50          1
    60 E AVON DRIVE                    8.250            836.54         85
                                       8.000            836.54      131,000.00
    CLAYMONT         DE   19703          2            03/26/98         23
    0430835777                           05           05/01/98          0
1


    7576119                              O            04/01/28
    0


    1729824          209/G02             F          168,000.00         ZZ
                                         360        167,768.00          1
    4351 DONEGAL CHURCH COURT          7.875          1,218.12         80
                                       7.625          1,218.12      210,000.00
    CHANTILLY        VA   20151          1            04/29/98         00
    0430784272                           05           06/01/98          0
    971774397                            O            05/01/28
    0


    1729866          129/G02             F          116,000.00         ZZ
                                         360        115,929.73          1
    405 NORTH DEER TRACK TRAIL         8.500            891.94         78
                                       8.250            891.94      150,000.00
    ST PETERS        MO   63376          2            05/12/98         00
    0430838847                           05           07/01/98          0
    145846                               O            06/01/28
    0


    1729881          883/G02             F          123,250.00         ZZ
                                         360        123,250.00          1
    216 CIRCLE DRIVE                   8.250            925.94         85
                                       8.000            925.94      145,000.00
    CAPE CANAVERAL   FL   32920          5            06/02/98         01
    0430859561                           05           08/01/98         25
    05003441                             O            07/01/28
    0


    1730027          A33/G02             F           55,000.00         ZZ
                                         360         54,964.03          1
    3332 TUXEDO                        8.125            408.37         70
                                       7.875            408.37       79,000.00
    FLINT            MI   48507          1            05/05/98         00
    0430871038                           05           07/01/98          0
    004051287                            O            06/01/28
    0


    1730028          H49/G02             F           95,850.00         ZZ
                                         360         95,736.42          2
    4055-4075 E. LEE STREET            8.625            745.51         90
                                       8.375            745.51      106,500.00
    TUCSON           AZ   85712          1            04/30/98         11
    0430857581                           07           06/01/98         30
    0012277556                           N            05/01/28
    0


1


    1730039          H49/G02             F           27,450.00         ZZ
                                         360         27,433.37          1
    3909 ELSON ROAD                    8.500            211.07         90
                                       8.250            211.07       30,500.00
    BROOKHAVEN       PA   19015          1            05/26/98         11
    0430846014                           07           07/01/98         25
    0012053356                           N            06/01/28
    0


    1730042          G26/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
    3680 ILLONA LANE                   8.000            983.25         80
                                       7.750            983.25      167,500.00
    OCEANSIDE        NY   11572          1            06/22/98         00
    0430875179                           05           08/01/98          0
    0000                                 O            07/01/28
    0


    1730054          253/253             F           35,950.00         ZZ
                                         360         35,901.60          1
    54737 ROUTT COUNTY ROAD 129        8.000            263.79         60
                                       7.750            263.79       60,000.00
    CLARK            CO   80428          2            04/13/98         00
    912228                               03           06/01/98          0
    912228                               O            05/01/28
    0


    1730056          005/G02             F           41,600.00         ZZ
                                         360         41,571.37          1
    210 WEST DR                        7.875            301.63         80
                                       7.625            301.63       52,000.00
    CALHOUN          GA   30701          1            05/21/98         00
    0430873844                           05           07/01/98          0
    290664                               O            06/01/28
    0


    1730083          462/G02             F          185,000.00         ZZ
                                         360        184,605.73          1
    9465 NW 47 TERRACE                 7.750          1,325.37         73
                                       7.500          1,325.37      254,736.00
    MIAMI            FL   33178          1            03/31/98         00
    0430751503                           03           05/01/98          0
    5320106                              O            04/01/28
    0


    1730095          637/G02             F           40,950.00         ZZ
                                         360         40,867.01          1
    11443 N. JOE TERRACE               8.000            300.48         65
                                       7.750            300.48       63,000.00
1


    DUNNELLON        FL   34433          2            03/18/98         00
    0430743849                           05           05/01/98          0
    8886335                              N            04/01/28
    0


    1730110          637/G02             F          104,400.00         ZZ
                                         360        104,198.88          4
    3839 - 3853 EDWARDS ROAD           8.250            784.33         90
                                       8.000            784.33      116,000.00
    LAKE WORTH       FL   33461          3            03/19/98         04
    0430867515                           05           05/01/98         25
    8686305                              N            04/01/28
    0


    1730114          E22/G02             F           84,800.00         ZZ
                                         360         84,676.85          1
    4003 RALEIGH STREET                7.625            600.21         80
                                       7.375            600.21      106,800.00
    DENVER           CO   80212          1            04/17/98         00
    0410826150                           05           06/01/98          0
    410826150                            O            05/01/28
    0


    1730145          E22/G02             F          116,000.00         ZZ
                                         360        115,843.80          1
    4072 WATERVIEW LOOP                8.000            851.17         80
                                       7.750            851.17      145,000.00
    WINTER PARK      FL   32792          5            04/02/98         00
    0410792923                           03           06/01/98          0
    410792923                            O            05/01/28
    0


    1730159          E22/G02             F           99,000.00         ZZ
                                         360         98,823.39          1
    16324 S.W. 99TH COURT              8.625            770.01         90
                                       8.375            770.01      110,000.00
    MIAMI            FL   33157          1            04/06/98         04
    0410795710                           05           05/01/98         25
    410795710                            N            04/01/28
    0


    1730187          E22/G02             F          570,000.00         ZZ
                                         360        569,324.54          1
    1325 SUNSET AVENUE SOUTHWEST       8.625          4,433.40         75
                                       8.375          4,433.40      760,000.00
    SEATTLE          WA   98116          5            04/08/98         00
    0410800007                           05           06/01/98          0
    410800007                            O            05/01/28
    0
1




    1730191          E22/G02             F           64,800.00         ZZ
                                         360         64,665.35          1
    377 HIATT STREET                   7.875            469.84         80
                                       7.625            469.84       81,000.00
    LEBANON          OR   97355          5            03/23/98         00
    0410770713                           05           05/01/98          0
    410770713                            O            04/01/28
    0


    1730220          E22/G02             F           64,000.00         ZZ
                                         360         63,911.63          1
    2864 BELFORD AVENUE                7.875            464.04         80
                                       7.625            464.04       81,000.00
    GRAND JUNCTION   CO   81501          5            04/01/98         00
    0410759377                           05           06/01/98          0
    410759377                            O            05/01/28
    0


    1730227          E22/G02             F          532,200.00         ZZ
                                         360        531,536.11          1
    345 MANZANITA AVENUE               8.375          4,045.10         79
                                       8.125          4,045.10      680,000.00
    PALO ALTO        CA   94306          5            04/02/98         00
    0410769392                           05           06/01/98          0
    410769392                            O            05/01/28
    0


    1730258          129/G02             F          144,500.00         ZZ
                                         360        144,400.55          1
    1936 OLDTOWN AVE                   7.875          1,047.73         85
                                       7.625          1,047.73      170,000.00
    WEST BLOOMFIELD  MI   48324          5            05/06/98         10
    0430833541                           05           07/01/98         12
    3500132711                           O            06/01/28
    0


    1730295          A50/A50             F           26,000.00         ZZ
                                         360         25,949.92          1
    100-7 VIKING COURT                 8.250            195.33         90
                                       8.000            195.33       28,900.00
    ATHENS           GA   30605          1            04/01/98         10
    106873                               01           05/01/98         25
    106873                               N            04/01/28
    0


    1730301          129/G02             F           43,650.00         ZZ
                                         360         43,623.56          1
1


    1152 SCOTT                         8.500            335.63         90
                                       8.250            335.63       48,500.00
    ST LOUIS         MO   63138          1            05/29/98         04
    0430877928                           05           07/01/98         25
    3500142132                           O            06/01/28
    0


    1730311          129/G02             F          120,000.00         ZZ
                                         360        119,927.30          1
    253 PIRATES RD                     8.500            922.70         65
                                       8.250            922.70      185,000.00
    LITTLE TORCH KE  FL   33042          5            05/22/98         00
    0430886473                           05           07/01/98          0
    129                                  N            06/01/28
    0


    1730389          B81/G02             F           87,500.00         ZZ
                                         360         87,449.66          1
    1617 NE 140TH AVENUE               8.750            688.36         70
                                       8.500            688.36      125,000.00
    PORTLAND         OR   97230          5            05/01/98         00
    0430818989                           05           07/01/98          0
    9816100                              N            06/01/28
    0


    1730397          H04/G02             F          147,200.00         ZZ
                                         360        147,113.09          1
    6598 CONSTOGA LANE                 8.625          1,144.91         95
                                       8.375          1,144.91      155,000.00
    DUBLIN           CA   94568          2            05/01/98         11
    0430846022                           01           07/01/98         30
    315036                               O            06/01/28
    0


    1730446          K15/G02             F           30,000.00         ZZ
                                         360         29,964.45          1
    2001 JERRY AVENUE                  8.625            233.34         47
                                       8.375            233.34       64,000.00
    OXFORD           AL   36203          5            04/17/98         00
    0430764951                           05           06/01/98          0
    627020                               N            05/01/28
    0


    1730477          498/G02             F           47,610.00         ZZ
                                         360         47,552.11          1
    506 FRANK SATTERFIELD              8.500            366.08         90
                                       8.250            366.08       52,900.00
    PERRY            GA   31069          1            04/10/98         12
    0430749424                           05           06/01/98         25
1


    1510285                              N            05/01/28
    0


    1730530          E22/G02             F           58,400.00         ZZ
                                         360         58,317.31          1
    357 JONESTOWN ROAD                 7.750            418.38         80
                                       7.500            418.38       73,000.00
    SUMMERTOWN       TN   38483          5            04/07/98         00
    0410742365                           05           06/01/98          0
    410742365                            O            05/01/28
    0


    1730537          E22/G02             F          224,950.00         ZZ
                                         360        224,623.35          1
    27 HANDS CREEK TO ELY BROOK        7.625          1,592.18         69
    ROAD                               7.375          1,592.18      330,000.00
    EAST HAMPTON     NY   11937          1            04/09/98         00
    0410775753                           05           06/01/98          0
    410775753                            O            05/01/28
    0


    1730597          E22/G02             F          103,000.00         ZZ
                                         360        102,796.51          1
    17623 INDIAN HILLS                 8.125            764.77         71
                                       7.875            764.77      145,500.00
    AUBURN TOWNSHIP  OH   44023          2            04/02/98         00
    0410789986                           05           05/01/98          0
    410789986                            O            04/01/28
    0


    1730672          E22/G02             F           42,750.00         ZZ
                                         360         42,698.02          1
    13680 NORTHEAST 69TH STREET        8.500            328.71         72
    UNIT #639                          8.250            328.71       60,000.00
    REDMOND          WA   98052          2            04/07/98         00
    0410775464                           01           06/01/98          0
    410775464                            N            05/01/28
    0


    1730703          313/G02             F           43,500.00         ZZ
                                         360         43,469.30          1
    5565 PRESTON OAKS ROAD             7.750            311.64         75
    #140                               7.500            311.64       58,000.00
    DALLAS           TX   75240          1            05/13/98         00
    0430851493                           01           07/01/98          0
    6518476                              O            06/01/28
    0


1


    1730741          196/G02             F          103,200.00         ZZ
                                         360        103,140.62          1
    3037 S ADAMS STREET                8.750            811.88         76
                                       8.500            811.88      136,500.00
    TWO RIVERS       WI   54241          2            05/06/98         00
    0430853101                           05           07/01/98          0
    1148233                              O            06/01/28
    0


    1730751          757/G02             F           33,800.00         ZZ
                                         360         33,756.75          1
    1114 HAWTHORNE STREET              8.250            253.93         90
                                       8.000            253.93       37,577.00
    ATLANTA          GA   30307          1            04/07/98         01
    0430772855                           05           06/01/98         25
    3220480                              N            05/01/28
    0


    1730780          683/G02             F           58,500.00         ZZ
                                         360         58,466.34          2
    12 QUINCY STREET                   8.750            460.22         90
                                       8.500            460.22       65,000.00
    NASHUA           NH   03060          1            05/26/98         14
    0430840736                           05           07/01/98         20
    16731                                N            06/01/28
    0


    1730800          A14/G02             F           46,600.00         ZZ
                                         360         46,521.02          1
    13908 FALKIRK CIRCLE               8.875            370.78         87
                                       8.625            370.78       54,000.00
    GRANDVIEW        MO   64030          2            03/27/98         10
    0430763631                           09           05/01/98         25
    108748                               N            04/01/28
    0


    1730976          201/G02             F          126,000.00         ZZ
                                         360        125,929.35          3
    27 RACE STREET                     8.875          1,002.52         90
                                       8.625          1,002.52      140,000.00
    NORTH PLAINFIEL  NJ   07060          1            05/05/98         01
    0430865931                           05           07/01/98         25
    1309059416                           N            06/01/28
    0


    1730984          J40/G02             F           53,200.00         ZZ
                                         360         53,128.38          1
    529 OAK WAY                        8.000            390.36         70
                                       7.750            390.36       76,000.00
1


    LAWRENCEVILLE    GA   30045          1            05/01/98         00
    0430825695                           05           06/01/98          0
    7595290                              O            05/01/28
    0


    1731017          H49/G02             F          283,500.00         ZZ
                                         360        283,323.79          1
    2420 W ASBURY                      8.375          2,154.80         70
                                       8.125          2,154.80      405,000.00
    NORTHBROOK       IL   60062          1            05/14/98         00
    0430861039                           05           07/01/98          0
    0012362456                           O            06/01/28
    0


    1731075          201/G02             F          223,700.00         ZZ
                                         360        223,546.04          1
    15 KROEGER LANE                    7.875          1,621.99         95
                                       7.625          1,621.99      235,500.00
    PISCATAWAY       NJ   08854          1            05/22/98         01
    0430866293                           05           07/01/98         30
    1309065025                           O            06/01/28
    0


    1731098          637/G02             F           35,625.00         ZZ
                                         360         35,559.78          1
    6033 34TH STREET WEST              8.500            273.93         75
                                       8.250            273.93       47,500.00
    BRADENTON        FL   34210          1            03/27/98         00
    0430831206                           01           05/01/98          0
    10400523                             N            04/01/28
    0


    1731101          637/G02             F           25,440.00         T
                                         360         25,388.45          1
    827 COURTINGTON LANE #2            8.000            186.67         80
                                       7.750            186.67       31,800.00
    FT. MYERS        FL   33919          1            03/19/98         00
    0430754986                           01           05/01/98          0
    10396869                             O            04/01/28
    0


    1731481          E22/G02             F           63,050.00         ZZ
                                         360         62,977.20          1
    3312 NORTHSIDE DRIVE UNIT #207     8.750            496.01         65
                                       8.500            496.01       97,000.00
    KEY WEST         FL   33040          5            04/09/98         00
    0410797799                           08           06/01/98          0
    410797799                            N            05/01/28
    0
1




    1731696          144/144             F          289,000.00         ZZ
                                         360        289,000.00          1
    17 DEERTREE LANE                   8.125          2,145.82         73
    A/K/A CHAPPAQUA RD UNIT #1301      7.875          2,145.82      399,000.00
    OSSINING         NY   10510          1            06/24/98         00
    160622183                            01           08/01/98          0
    160622183                            O            07/01/28
    0


    1731705          E58/E58             F          111,000.00         ZZ
                                         360        110,923.61          1
    3925 ASHWOOD PLACE                 7.875            804.83         75
                                       7.625            804.83      148,000.00
    FALLS CHURCH     VA   22041          5            05/01/98         00
    0009350539                           05           07/01/98          0
    0009350539                           O            06/01/28
    0


    1731709          H22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    105 ARBOUR STREET                  7.500            755.15         80
                                       7.250            755.15      135,000.00
    WEST ISLIP       NY   11795          1            06/03/98         00
    0430839043                           05           08/01/98          0
    9802019                              O            07/01/28
    0


    1731912          E22/G02             F           40,000.00         ZZ
                                         360         39,951.35          1
    6858 139TH AVENUE NORTHEAST,       8.500            307.57         69
    UNIT # 700                         8.250            307.57       58,000.00
    REDMOND          WA   98052          2            04/07/98         00
    0410774608                           01           06/01/98          0
    410774608                            N            05/01/28
    0


    1732037          E22/G02             F           66,000.00         ZZ
                                         360         65,917.67          1
    12755 ASHBROOK CIRCLE WEST         8.375            501.65         88
                                       8.125            501.65       75,000.00
    JACKSONVILLE     FL   32225          2            04/14/98         04
    0410805394                           09           06/01/98         25
    410805394                            N            05/01/28
    0


    1732057          E22/G02             F           41,000.00         ZZ
                                         360         40,947.54          1
1


    317 LEWIS STREET                   8.250            308.02         66
                                       8.000            308.02       63,000.00
    AVILLA           IN   46710          5            04/13/98         00
    0410784995                           05           06/01/98          0
    410784995                            O            05/01/28
    0


    1732071          E22/G02             F          127,200.00         ZZ
                                         360        127,024.35          4
    1788 NORTH AVE                     7.875            922.29         80
                                       7.625            922.29      159,000.00
    BULLHEAD         AZ   86426          1            04/20/98         00
    0410787451                           05           06/01/98          0
    410787451                            O            05/01/28
    0


    1732280          F34/G02             F          130,800.00         T
                                         360        130,648.93          1
    15828 NW 16 STREET                 8.750          1,029.01         80
                                       8.500          1,029.01      163,562.00
    PEMBROKE PINES   FL   33028          1            04/01/98         00
    0430755942                           03           06/01/98          0
    970651                               O            05/01/28
    0


    1732313          H81/G02             F           58,800.00         ZZ
                                         360         58,766.17          1
    1208 SOUTH ELM                     8.750            462.58         80
                                       8.500            462.58       73,500.00
    CHAMPAIGN        IL   61821          1            05/12/98         00
    0430871681                           05           07/01/98          0
    WH4067                               N            06/01/28
    0


    1732321          A02/G02             F          129,000.00         ZZ
                                         360        128,921.85          1
    2433 NORTH FORESTVIEW AVENUE       8.500            991.90         80
                                       8.250            991.90      162,000.00
    RIVER GROVE      IL   60171          1            05/08/98         00
    0430836890                           05           07/01/98          0
    NOTT07981530                         O            06/01/28
    0


    1732322          H51/G02             F           96,050.00         ZZ
                                         360         96,050.00          1
    4055 NORTH WAYSIDE                 8.625            747.07         85
                                       8.375            747.07      113,000.00
    SAGINAW TWP      MI   48603          5            05/28/98         10
    0430835207                           05           08/01/98         12
1


    981020949                            O            07/01/28
    0


    1732443          637/G02             F           63,500.00         ZZ
                                         360         63,042.51          1
    5620 TEAKWOOD ROAD                 7.875            460.42         72
                                       7.625            460.42       89,000.00
    LAKE WORTH       FL   33467          2            05/07/98         00
    0430858951                           03           07/01/98          0
    0011325412                           O            06/01/28
    0


    1732488          E29/G02             F          116,000.00         ZZ
                                         360        115,869.46          3
    593 W 200 S & 211 S COLEMAN ST     8.875            922.95         90
                                       8.625            922.95      129,000.00
    TOOLE            UT   84074          1            04/09/98         04
    0430869214                           05           06/01/98         25
    A19803306                            N            05/01/28
    0


    1732554          H17/G02             F           38,500.00         ZZ
                                         360         38,473.51          1
    319 SEA HAWK COURT                 7.875            279.15         72
                                       7.625            279.15       53,500.00
    EDGEWATER        FL   32141          1            05/18/98         00
    0430803718                           05           07/01/98          0
    703414C                              O            06/01/28
    0


    1732600          E22/G02             F          165,000.00         ZZ
                                         360        164,754.33          1
    3 RALSTON WAY                      7.500          1,153.70         70
                                       7.250          1,153.70      239,000.00
    MONROE           NJ   08831          1            04/15/98         00
    0410780282                           05           06/01/98          0
    410780282                            O            05/01/28
    0


    1732617          E22/G02             F           36,800.00         ZZ
                                         360         36,755.26          3
    223 E 15TH                         8.500            282.96         70
                                       8.250            282.96       52,600.00
    MUNCIE           IN   47305          5            04/23/98         00
    0410784953                           05           06/01/98          0
    410784953                            N            05/01/28
    0


1


    1732689          687/G02             F           54,900.00         ZZ
                                         360         54,868.41          2
    3932 DECOURSEY AVENUE              8.750            431.90         90
                                       8.500            431.90       61,000.00
    COVINGTON        KY   41015          1            05/19/98         01
    0430856930                           05           07/01/98         25
    1677675                              N            06/01/28
    0


    1732698          229/G02             F           81,000.00         ZZ
                                         360         80,953.40          1
    13923 X CIRCLE                     8.750            637.23         90
                                       8.500            637.23       90,000.00
    OMAHA            NE   68137          1            05/09/98         04
    0430859488                           05           07/01/98         25
    7958671                              N            06/01/28
    0


    1732726          E46/G02             F          166,500.00         ZZ
                                         360        166,370.12          1
    41 WARWICK CIRCLE                  7.250          1,135.82         78
                                       7.000          1,135.82      215,000.00
    WARWICK TOWNSHI  PA   19465          2            05/22/98         00
    0430842948                           05           07/01/98          0
    29640                                O            06/01/28
    0


    1732728          E46/G02             F          116,000.00         ZZ
                                         360        115,926.03          1
    1220 RAILROAD AVENUE               8.250            871.47         80
                                       8.000            871.47      145,000.00
    HARMONY TOWNSHI  NJ   08865          5            05/20/98         00
    0430840942                           05           07/01/98          0
    29672                                O            06/01/28
    0


    1732764          L16/G02             F           54,400.00         T
                                         360         54,365.31          1
    28 EAST 600 SOUTH                  8.250            408.69         80
                                       8.000            408.69       68,000.00
    OREM             UT   84058          1            06/05/98         95
    0430801365                           01           07/01/98          0
    1732764                              O            06/01/28
    0


    1732773          A50/A50             F           86,800.00         ZZ
                                         360         86,628.50          1
    101 FAWN COURT                     8.125            644.49         80
                                       7.875            644.49      108,500.00
1


    BYRON            GA   31008          2            03/26/98         00
    107430                               05           05/01/98          0
    107430                               N            04/01/28
    0


    1732775          A50/A50             F           66,400.00         ZZ
                                         360         66,268.80          1
    301 HWY 42                         8.125            493.02         80
                                       7.875            493.02       83,000.00
    BYRON            GA   31008          2            03/26/98         00
    107427                               05           05/01/98          0
    107427                               N            04/01/28
    0


    1732778          A50/A50             F           54,000.00         ZZ
                                         360         53,893.32          1
    301 NEW CIRCLE                     8.125            400.95         80
                                       7.875            400.95       67,500.00
    BYRON            GA   31008          2            03/26/98         00
    107428                               05           05/01/98          0
    107428                               N            04/01/28
    0


    1732783          F25/G02             F           90,915.00         ZZ
                                         360         90,915.00          3
    45 CARPENTER AVENUE                8.625            707.13         95
                                       8.375            707.13       95,700.00
    NEWBURGH         NY   12550          1            06/04/98         11
    0430862193                           07           08/01/98         30
    0000                                 O            07/01/28
    0


    1732791          H58/G02             F           38,400.00         ZZ
                                         360         38,374.23          1
    2532 DALE AVE.                     8.000            281.77         80
                                       7.750            281.77       48,000.00
    SACRAMENTO       CA   95815          1            05/06/98         00
    0430789578                           05           07/01/98          0
    239916                               N            06/01/28
    0


    1732824          J96/G02             F           56,250.00         ZZ
                                         360         56,215.92          1
    1026 FAITH AVENUE                  8.500            432.52         90
                                       8.250            432.52       62,500.00
    ATLANTA          GA   30312          1            05/08/98         01
    0430839829                           05           07/01/98         25
    PP840013                             N            06/01/28
    0
1




    1732831          G44/G02             F           61,800.00         ZZ
                                         360         61,692.56          1
    8449 SW 148TH PLACE                8.750            486.18         72
                                       8.500            486.18       86,000.00
    MIAMI            FL   33193          2            03/17/98         00
    0430778712                           09           05/01/98          0
    0298041                              O            04/01/28
    0


    1732863          H81/G02             F           70,400.00         ZZ
                                         360         70,352.75          1
    N6739 LAKE DRIVE                   8.000            516.58         80
                                       7.750            516.58       88,000.00
    WHITEWATER       WI   53190          5            05/21/98         00
    0430833129                           05           07/01/98          0
    WH4073                               O            06/01/28
    0


    1732956          765/G02             F          373,000.00         ZZ
                                         360        372,743.30          1
    2917 MANHATTAN AVENUE              7.875          2,704.51         79
                                       7.625          2,704.51      475,000.00
    MANHATTAN BEACH  CA   90266          2            05/12/98         00
    0430846527                           05           07/01/98          0
    333303                               O            06/01/28
    0


    1733038          A22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    75 EAST 23RD STREET                7.500          1,118.74         79
                                       7.250          1,118.74      204,000.00
    HUNTINGTON STAT  NY   11746          2            06/05/98         00
    0430849968                           05           08/01/98          0
    98177                                O            07/01/28
    0


    1733087          B49/G02             F           94,365.00         ZZ
                                         360         94,304.82          1
    2319 WEST KIOWA STREET             8.250            708.94         90
                                       8.000            708.94      104,850.00
    COLORADO SPRING  CO   80904          1            05/07/98         10
    0430811588                           05           07/01/98         30
    270156                               N            06/01/28
    0


    1733104          H72/G02             F           41,300.00         T
                                         360         41,300.00          1
1


    115 LAKE EMERALD DR #305           8.500            317.57         69
                                       8.250            317.57       60,000.00
    FT. LAUDERDALE   FL   33309          1            06/09/98         00
    0430876011                           01           08/01/98          0
    16000650                             O            07/01/28
    0


    1733131          E45/G02             F           39,600.00         ZZ
                                         360         39,521.76          1
    2101 CONNIE DRIVE                  8.125            294.03         90
                                       7.875            294.03       44,000.00
    DEL CITY         OK   73115          2            03/25/98         01
    0430803437                           05           05/01/98         25
    37007                                N            04/01/28
    0


    1733178          E22/G02             F          112,500.00         ZZ
                                         360        112,344.65          1
    6677 N. ST. VRAIN                  7.875            815.70         75
                                       7.625            815.70      150,000.00
    ESTES PARK       CO   80517          5            04/13/98         00
    0410810303                           05           06/01/98          0
    410810303                            O            05/01/28
    0


    1733198          808/G02             F          153,000.00         ZZ
                                         360        152,788.71          1
    5606 SWEET DRIVE                   7.875          1,109.36         57
                                       7.625          1,109.36      272,000.00
    VISALIA          CA   93291          1            04/13/98         00
    0430847475                           05           06/01/98          0
    UNKNOWN                              O            05/01/28
    0


    1733218          E22/G02             F           27,300.00         ZZ
                                         360         27,271.18          2
    1430 GREENWICH STREET              9.250            224.59         70
                                       9.000            224.59       39,000.00
    SAGINAW          MI   48602          5            04/21/98         00
    0410776967                           05           06/01/98          0
    410776967                            N            05/01/28
    0


    1733233          G10/G02             F           35,000.00         ZZ
                                         360         34,959.57          1
    420 ARBORVIEW DRIVE                8.750            275.35         70
                                       8.500            275.35       50,000.00
    GARLAND          TX   75043          5            04/09/98         00
    0430854406                           09           06/01/98          0
1


    XB8049012                            N            05/01/28
    0


    1733245          696/G02             F           45,750.00         ZZ
                                         360         45,692.94          1
    3358 WOODBURN ROAD UNIT T-2        8.375            347.73         75
                                       8.125            347.73       61,000.00
    ANNANDALE        VA   22003          1            04/29/98         00
    0430752386                           01           06/01/98          0
    2368109                              O            05/01/28
    0


    1733260          883/G02             F          117,750.00         ZZ
                                         360        117,668.96          1
    1136 PEARL VIEW DRIVE              7.875            853.77         75
                                       7.625            853.77      157,000.00
    ALTAMONTE SPRIN  FL   32714          5            05/08/98         00
    0430872523                           05           07/01/98          0
    05003543                             O            06/01/28
    0


    1733302          A50/A50             F           90,000.00         ZZ
                                         360         89,822.19          1
    208 HUNTER'S CHASE                 8.125            668.25         80
                                       7.875            668.25      112,500.00
    BYRON            GA   31008          2            03/26/98         00
    107429                               05           05/01/98          0
    107429                               N            04/01/28
    0


    1733305          705/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    318 NORTH BAYPORT AVENUE           7.750            630.44         75
                                       7.500            630.44      118,500.00
    BAYPORT          NY   11705          1            06/09/98         00
    0430849240                           05           08/01/98          0
    98030287                             O            07/01/28
    0


    1733311          G81/G02             F           78,350.00         ZZ
                                         360         78,350.00          1
    14168 N.W. 88TH PLACE              7.875            568.09         59
                                       7.625            568.09      134,900.00
    MIAMI            FL   33018          1            06/22/98         00
    0430869891                           05           08/01/98          0
    021804147                            O            07/01/28
    0


1


    1733317          705/G02             F          235,000.00         ZZ
                                         360        234,838.28          1
    30 FERN DRIVE                      7.875          1,703.91         46
                                       7.625          1,703.91      522,000.00
    EAST HILLS       NY   11576          2            06/01/98         00
    0430833038                           05           07/01/98          0
    98030393                             O            06/01/28
    0


    1733329          967/G02             F           60,750.00         ZZ
                                         360         60,711.27          1
    8625 EAST BELLVIEW PLACE #1144     8.250            456.39         90
                                       8.000            456.39       67,500.00
    SCOTTSDALE       AZ   85257          1            05/06/98         12
    0430836544                           01           07/01/98         25
    4447843                              N            06/01/28
    0


    1733387          637/G02             F          114,296.00         ZZ
                                         360        114,064.37          1
    1801 51ST ST. W.                   8.000            838.67         79
                                       7.750            838.67      144,900.00
    BRADENTON        FL   34209          1            03/24/98         00
    0430763375                           05           05/01/98          0
    8938441                              O            04/01/28
    0


    1733424          F53/G02             F          145,000.00         ZZ
                                         360        144,675.15          1
    1032 WEST NICHOLAS STREET          7.500          1,013.86         70
                                       7.250          1,013.86      208,000.00
    UPLAND           CA   91784          2            03/17/98         00
    0430835074                           05           05/01/98          0
    ASA0106MAUS                          O            04/01/28
    0


    1733426          H86/G02             F          144,000.00         ZZ
                                         360        143,919.27          4
    1906 BUENA VISTA DRIVE SE          8.875          1,145.73         90
                                       8.625          1,145.73      160,000.00
    ALBUQUERQUE      NM   87106          1            05/13/98         04
    0430890533                           05           07/01/98         25
    142021                               N            06/01/28
    0


    1733433          E57/G02             F           24,850.00         ZZ
                                         360         24,822.03          1
    1007 WEST WOODWARD AVENUE          8.875            197.72         89
                                       8.625            197.72       28,000.00
1


    FRESNO           CA   93706          1            04/16/98         04
    0430856591                           05           06/01/98         25
    65702006362                          N            05/01/28
    0


    1733438          G52/G02             F           52,500.00         ZZ
                                         360         52,390.87          1
    420 NORTH DODGE BOULEVARD          7.875            380.67         70
                                       7.625            380.67       75,000.00
    TUCSON           AZ   85716          1            03/20/98         00
    0430858449                           01           05/01/98          0
    BOWEW                                N            04/01/28
    0


    1733556          637/G02             F           63,000.00         ZZ
                                         360         62,869.06          1
    4726 LOMBARD DRIVE                 7.875            456.80         70
                                       7.625            456.80       90,000.00
    KLAMATH FALLS    OR   97603          2            03/17/98         00
    0430769273                           05           05/01/98          0
    8055295                              N            04/01/28
    0


    1733566          637/G02             F           95,950.00         ZZ
                                         360         95,740.33          1
    12314 GREEN TRAILS DRIVE           7.625            679.13         60
                                       7.375            679.13      159,990.00
    STAFFORD         TX   77477          1            03/31/98         00
    0430801670                           03           05/01/98          0
    0010011997                           O            04/01/28
    0


    1733569          637/G02             F           57,000.00         ZZ
                                         360         56,884.49          1
    420 30TH STREET                    8.000            418.25         57
                                       7.750            418.25      100,000.00
    WEST PALM BEACH  FL   33407          5            03/20/98         00
    0430839894                           05           05/01/98          0
    8886228                              O            04/01/28
    0


    1733622          637/G02             F          166,000.00         ZZ
                                         360        165,885.76          1
    235 MAR VISTA DRIVE                7.875          1,203.62         75
                                       7.625          1,203.62      222,000.00
    VISTA            CA   92083          5            05/11/98         00
    0430868612                           05           07/01/98          0
    0010654887                           O            06/01/28
    0
1




    1733699          637/G02             F          114,300.00         ZZ
                                         360        114,090.78          4
    2338 EAST BROADWAY                 8.500            878.87         90
                                       8.250            878.87      127,000.00
    MESA             AZ   85204          1            03/27/98         11
    0430874354                           05           05/01/98         25
    8473993                              N            04/01/28
    0


    1733761          637/G02             F           89,900.00         ZZ
                                         360         89,743.67          3
    193 GREEN STREET                   8.750            707.25         90
                                       8.500            707.25       99,900.00
    MANCHESTER       NH   03103          3            04/01/98         01
    0430852996                           05           05/01/98         25
    4241741                              N            04/01/28
    0


    1733813          F03/G02             F          107,950.00         ZZ
                                         360        107,877.57          1
    1617 CALIFORNIA STREET #3B         8.000            792.10         80
                                       7.750            792.10      134,970.00
    DENVER           CO   80202          1            05/21/98         00
    0430832964                           08           07/01/98          0
    12277                                O            06/01/28
    0


    1733824          K88/G02             F          164,000.00         ZZ
                                         240        163,717.21          2
    162 SHALER AVE                     7.875          1,359.04         80
                                       7.625          1,359.04      205,000.00
    FAIRVIEW         NJ   07022          1            05/22/98         00
    0430822692                           05           07/01/98          0
    7579                                 O            06/01/18
    0


    1733861          H17/G02             F           71,900.00         T
                                         360         71,858.63          1
    925 NW 82ND AVENUE  UNIT A113      8.750            565.64         80
                                       8.500            565.64       89,900.00
    MIAMI            FL   33126          1            05/11/98         00
    0430880161                           01           07/01/98          0
    00                                   O            06/01/28
    0


    1733879          F42/G02             F          198,900.00         ZZ
                                         360        198,776.37          1
1


    20 COLLEGE AVENUE                  8.375          1,511.79         90
                                       8.125          1,511.79      221,000.00
    MONTCLAIR        NJ   07043          1            05/19/98         01
    0430863712                           05           07/01/98         25
    55001866                             N            06/01/28
    0


    1733894          F34/G02             F           25,200.00         ZZ
                                         360         25,167.75          1
    124 LANTERN PARK DRIVE UNIT 1      8.250            189.32         90
                                       8.000            189.32       28,000.00
    NAUGATUCK        CT   06770          1            04/09/98         10
    0430771832                           01           06/01/98         30
    9800329                              N            05/01/28
    0


    1733898          180/G02             F           90,200.00         ZZ
                                         360         90,146.74          1
    1204 SOUTH ZENO WAY                8.625            701.57         90
                                       8.375            701.57      100,770.00
    AURORA           CO   80017          1            05/19/98         04
    0430859512                           01           07/01/98         25
    0012775052                           N            06/01/28
    0


    1733906          G10/G02             F           63,900.00         ZZ
                                         360         63,822.30          2
    615/617 BRIAROAKS COURT            8.500            491.34         90
                                       8.250            491.34       71,000.00
    ARLINGTON        TX   76011          1            04/09/98         10
    0430849547                           05           06/01/98         25
    XD8039025                            N            05/01/28
    0


    1733925          129/G02             F          102,000.00         ZZ
                                         360        101,920.43          1
    3016O WEST ROAD                    7.250            695.82         85
                                       7.000            695.82      120,000.00
    HURON TOWNSHIP   MI   48164          5            05/13/98         10
    0430838813                           05           07/01/98         12
    160910                               O            06/01/28
    0


    1733981          A26/G02             F          380,000.00         ZZ
                                         360        380,000.00          2
    1253 48TH STREET                   7.875          2,755.27         80
                                       7.625          2,755.27      475,000.00
    BROOKLYN         NY   11219          5            05/29/98         00
    0430832790                           05           08/01/98          0
1


    10859                                O            07/01/28
    0


    1734019          A93/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    43 CAROLINE AVENUE                 8.000            990.59         78
                                       7.750            990.59      175,000.00
    ELMONT           NY   11003          1            06/03/98         00
    0430842864                           05           08/01/98          0
    04981911                             O            07/01/28
    0


    1734029          561/J95             F           50,000.00         ZZ
                                         360         49,930.95          1
    416 W CHESTNUT STREET              7.875            362.54         59
                                       7.625            362.54       85,000.00
    CLEONA           PA   17042          5            04/14/98         00
    0009304460                           05           06/01/98          0
    0009304460                           N            05/01/28
    0


    1734123          E57/G02             F          275,000.00         ZZ
                                         360        274,829.07          1
    10131 WHITE OAK AVENUE             8.375          2,090.20         79
                                       8.125          2,090.20      350,000.00
    NORTHRIDGE AREA  CA   91325          2            05/11/98         00
    0430842229                           05           07/01/98          0
    182912001550                         O            06/01/28
    0


    1734125          F19/G02             F          376,000.00         ZZ
                                         360        375,727.87          1
    411 EL SALTO DRIVE                 7.625          2,661.30         80
                                       7.375          2,661.30      470,000.00
    CAPITOLA         CA   95010          5            05/12/98         00
    0430839688                           05           07/01/98          0
    276303                               O            06/01/28
    0


    1734148          A01/G02             F          100,000.00         ZZ
                                         360         99,943.94          2
    163 & 167 CHARLES AVENUE           8.875            795.64         29
                                       8.625            795.64      348,000.00
    SUNNYVALE        CA   94086          5            05/13/98         00
    0430831545                           05           07/01/98          0
    UNKNOWN                              N            06/01/28
    0


1


    1734149          H19/G02             F          235,000.00         ZZ
                                         360        234,829.91          1
    4672 NORTH BROOKSHIRE CIRCLE       7.625          1,663.32         43
                                       7.375          1,663.32      550,000.00
    PROVO            UT   84604          5            05/22/98         00
    0430836874                           05           07/01/98          0
    00025066421                          O            06/01/28
    0


    1734150          L16/G02             F           86,000.00         ZZ
                                         360         85,945.16          2
    1616 AND 1618 BREWINGTON DRIVE     8.250            646.09         78
                                       8.000            646.09      111,300.00
    BILLINGS         MT   59105          2            05/13/98         00
    0430823427                           05           07/01/98          0
    1734150                              O            06/01/28
    0


    1734154          A50/A50             F           69,750.00         ZZ
                                         360         69,628.74          1
    5523 N OCEAN BLVD                  8.750            548.72         75
    709                                8.500            548.72       93,000.00
    MYRTLE BEACH     SC   29577          2            03/05/98         00
    107355                               21           05/01/98          0
    107355                               N            04/01/28
    0


    1734155          A50/A50             F          153,300.00         ZZ
                                         360        153,033.47          1
    101 OCEAN CREEK DRIVE              8.750          1,206.01         70
    UNIT F1                            8.500          1,206.01      219,000.00
    MYRTLE BEACH     SC   29572          5            03/05/98         00
    107354                               06           05/01/98          0
    107354                               O            04/01/28
    0


    1734178          480/G02             F           97,900.00         ZZ
                                         360         97,764.82          1
    2119 INGERSOLL COURT               7.875            709.84         79
                                       7.625            709.84      125,357.00
    PLAINFIELD       IL   60544          1            04/22/98         00
    0430866715                           09           06/01/98          0
    2393742                              O            05/01/28
    0


    1734180          661/661             F          215,000.00         ZZ
                                         360        212,572.81          1
    231 25TH STREET                    8.000          1,577.59        100
                                       7.750          1,577.59      215,000.00
1


    AVALON           NJ   08202          1            03/01/97         92
    2798809                              01           04/01/97         30
    2798809                              O            03/01/27
    0


    1734189          J83/G02             F           39,200.00         ZZ
                                         360         39,128.24          1
    1133 GILBERT ST                    8.500            301.42         70
                                       8.250            301.42       56,000.00
    ATLANTA          GA   30316          2            04/06/98         00
    0430781997                           05           05/01/98          0
    252571                               N            04/01/28
    0


    1734298          575/G02             F           58,700.00         ZZ
                                         360         58,618.93          1
    4-301 RIVERWALK                    7.875            425.62         70
                                       7.625            425.62       83,900.00
    MYRTLE BEACH     SC   29579          1            04/21/98         00
    0430849844                           01           06/01/98          0
    0009061920                           N            05/01/28
    0


    1734375          129/G02             F          125,600.00         ZZ
                                         360        125,600.00          1
    1153 WOODWIND TRAIL                8.250            943.59         80
                                       8.000            943.59      157,000.00
    HASLETT          MI   48840          1            06/08/98         00
    0430878439                           05           08/01/98          0
    3500156405                           O            07/01/28
    0


    1734389          828/G02             F           82,800.00         ZZ
                                         360         82,749.83          2
    609 & 611 GREENLAWN BLVD           8.500            636.67         80
                                       8.250            636.67      103,500.00
    ROUND ROCK       TX   78664          1            05/20/98         00
    0430855049                           05           07/01/98          0
    80030115                             N            06/01/28
    0


    1734395          687/G02             F           22,500.00         ZZ
                                         360         22,486.72          1
    380 CAMPBELLS CREEK DRIVE          8.625            175.00         90
                                       8.375            175.00       25,000.00
    CHARLESTON       WV   25306          1            05/20/98         04
    0430843136                           05           07/01/98         25
    1679074                              N            06/01/28
    0
1




    1734398          129/G02             F           39,150.00         ZZ
                                         360         39,125.66          1
    11383 N 113TH AVE                  8.375            297.57         90
                                       8.125            297.57       43,500.00
    YOUNGTOWN        AZ   85363          1            05/15/98         11
    0430876797                           05           07/01/98         25
    3500154368                           N            06/01/28
    0


    1734416          E22/G02             F           75,600.00         ZZ
                                         360         75,475.20          1
    1427 MIDLAND COURT #1427           9.000            608.29         90
                                       8.750            608.29       84,000.00
    JOLIET           IL   60436          1            04/03/98         04
    0410750327                           03           05/01/98         25
    410750327                            N            04/01/28
    0


    1734442          E22/G02             F           47,600.00         ZZ
                                         360         47,543.59          1
    265 WILLOW DRIVE.                  8.625            370.23         70
                                       8.375            370.23       68,000.00
    LOVELOCK         NV   89419          5            04/09/98         00
    0410806160                           05           06/01/98          0
    410806160                            N            05/01/28
    0


    1734451          E22/G02             F           51,250.00         ZZ
                                         360         51,195.24          2
    911-913 ACACIA CIRCLE              9.125            416.99         85
                                       8.875            416.99       60,300.00
    NOBLE            OK   73068          2            04/23/98         04
    0410759674                           05           06/01/98         20
    410759674                            N            05/01/28
    0


    1734521          B35/G02             F          189,200.00         ZZ
                                         360        188,945.24          1
    1320 NORTH WAYNE STREET            8.000          1,388.29         80
    405                                7.750          1,388.29      237,000.00
    ARLINGTON        VA   22201          1            04/22/98         00
    0430771659                           08           06/01/98          0
    98001000                             O            05/01/28
    0


    1734547          E22/G02             F          142,500.00         ZZ
                                         360        142,326.73          1
1


    14735 ASTINA WAY                   8.500          1,095.70         75
                                       8.250          1,095.70      190,000.00
    ORLANDO          FL   32837          5            04/16/98         00
    0410821201                           05           06/01/98          0
    410821201                            O            05/01/28
    0


    1734548          E22/G02             F           26,000.00         ZZ
                                         360         25,968.39          1
    15657 FAIRMONT                     8.500            199.92         65
                                       8.250            199.92       40,000.00
    DETROIT          MI   48205          1            04/21/98         00
    0410826689                           05           06/01/98          0
    410826689                            N            05/01/28
    0


    1734556          H19/G02             F          405,600.00         ZZ
                                         360        405,600.00          1
    10982 SOUTH 2000 EAST              7.375          2,801.38         80
                                       7.125          2,801.38      507,000.00
    SANDY            UT   84092          5            06/04/98         00
    0430859298                           05           08/01/98          0
    0002066785                           O            07/01/28
    0


    1734610          K15/G02             F          108,500.00         ZZ
                                         360        108,374.50          1
    1759 WHISPERHILL DRIVE             8.750            853.57         90
                                       8.500            853.57      120,600.00
    RESTON           VA   20194          1            04/24/98         10
    0430840934                           09           06/01/98         25
    627894                               N            05/01/28
    0


    1734611          F30/G02             F          487,500.00         ZZ
                                         360        487,172.90          1
    589 KUMUKAHI PLACE                 8.000          3,577.10         75
                                       7.750          3,577.10      650,000.00
    HONOLULU         HI   96825          5            05/12/98         00
    0430838755                           03           07/01/98          0
    15266                                O            06/01/28
    0


    1734677          E29/G02             F           34,650.00         ZZ
                                         360         34,611.01          1
    224 NORTH STREET                   8.875            275.69         90
                                       8.625            275.69       38,500.00
    TAHLEQUAH        OK   74464          1            04/24/98         04
    0430803353                           05           06/01/98         25
1


    9804021                              N            05/01/28
    0


    1734744          685/G02             F           40,000.00         ZZ
                                         360         39,946.14          1
    3349 ALABAMA CIRCLE                8.000            293.51         17
                                       7.750            293.51      245,000.00
    COSTA MESA       CA   92626          5            04/20/98         00
    0430785337                           05           06/01/98          0
    112774                               O            05/01/28
    0


    1734818          731/G02             F          157,500.00         ZZ
                                         360        157,004.05          1
    13638 TEDEMORY DRIVE               7.250          1,074.43         75
                                       7.000          1,074.43      210,000.00
    WHITTIER         CA   90602          5            02/20/98         00
    0430838136                           05           04/01/98          0
    411715946                            O            03/01/28
    0


    1734856          F60/G02             F           26,100.00         ZZ
                                         360         26,070.63          1
    2228-30 MARIGNY STREET             8.875            207.66         90
                                       8.625            207.66       29,000.00
    NEW ORLEANS      LA   70117          1            04/29/98         04
    0430784710                           05           06/01/98         25
    443603                               N            05/01/28
    0


    1734880          292/G02             F           36,450.00         ZZ
                                         360         36,429.03          1
    1708 BERKSHIRE AVE                 8.750            286.75         90
                                       8.500            286.75       40,500.00
    MEMPHIS          TN   38108          1            05/14/98         10
    0430833988                           05           07/01/98         25
    1367099                              N            06/01/28
    0


    1734935          129/G02             F           55,350.00         ZZ
                                         360         55,318.15          1
    19050 MELROSE AVENUE               8.750            435.44         90
                                       8.500            435.44       61,500.00
    SOUTHFIELD       MI   48075          1            06/02/98         14
    0430856559                           05           07/01/98         25
    UNKNOWN                              N            06/01/28
    0


1


    1734952          H93/G02             F           60,350.00         ZZ
                                         360         60,314.37          1
    5409 E 100TH STREET                8.625            469.40         85
                                       8.375            469.40       71,000.00
    KANSAS CITY      MO   64137          5            05/15/98         23
    0430852764                           05           07/01/98          0
    9834913                              O            06/01/28
    0


    1734987          180/G02             F           66,000.00         ZZ
                                         360         65,960.02          1
    215 PIEDMONT AVENUE                8.500            507.48         75
    UNIT 2003                          8.250            507.48       88,000.00
    ATLANTA          GA   30308          1            05/15/98         00
    0430845412                           06           07/01/98          0
    12597530                             O            06/01/28
    0


    1735020          A83/G02             F          520,000.00         ZZ
                                         360        519,048.23          1
    744 EDGE LANE                      8.500          3,998.35         75
                                       8.250          3,998.35      700,000.00
    LOS ALTOS        CA   94024          5            03/16/98         00
    0430803775                           05           05/01/98          0
    3003880                              O            04/01/28
    0


    1735280          K08/G02             F           52,000.00         ZZ
                                         360         51,938.38          2
    1006 EMERALD WOOD DRIVE            8.625            404.45         80
                                       8.375            404.45       65,000.00
    AUSTIN           TX   78745          1            04/21/98         00
    0410825020                           05           06/01/98          0
    410825020                            N            05/01/28
    0


    1735282          E22/G02             F           62,500.00         ZZ
                                         360         62,411.49          1
    1419 THIRD STREET                  7.750            447.76         78
                                       7.500            447.76       81,000.00
    LEAGUE CITY      TX   77573          4            04/29/98         00
    0410621254                           05           06/01/98          0
    410621254                            O            05/01/28
    0


    1735290          E22/G02             F           31,850.00         ZZ
                                         360         31,816.85          2
    2652 ANN AVENUE                    9.250            262.02         69
                                       9.000            262.02       46,500.00
1


    ST LOUIS         MO   63104          1            04/22/98         00
    0410797609                           05           06/01/98          0
    410797609                            N            05/01/28
    0


    1735293          E22/G02             F           39,150.00         ZZ
                                         360         39,108.16          1
    817 BELZER DRIVE                   9.125            318.54         90
                                       8.875            318.54       43,500.00
    ANDERSON         IN   46011          1            04/24/98         01
    0410807986                           05           06/01/98         25
    410807986                            N            05/01/28
    0


    1735398          405/405             F          300,000.00         ZZ
                                         360        299,808.70          1
    1736 SOUTH FORGE MOUNTAIN DR       8.250          2,253.80         80
                                       8.000          2,253.80      376,000.00
    VALLEY FORGE     PA   19481          5            05/26/98         00
    15148950                             05           07/01/98          0
    15148950                             O            06/01/28
    0


    1735429          638/G02             F           44,000.00         ZZ
                                         360         43,945.11          1
    1217 ADENA STREET                  8.375            334.43         70
                                       8.125            334.43       63,000.00
    BAKERSFIELD      CA   93306          5            04/02/98         00
    0430770479                           05           06/01/98          0
    8723839                              N            05/01/28
    0


    1735498          E45/E45             F           45,600.00         ZZ
                                         360         45,276.77          1
    1529 NW 42 PL                      7.875            330.63         80
                                       7.625            330.63       57,000.00
    OCALA            FL   34475          1            08/29/97         00
    0000                                 05           10/01/97          0
    0000                                 O            09/01/27
    0


    1735530          E22/G02             F           58,500.00         ZZ
                                         360         58,427.03          1
    1437 CHESTNUT                      8.375            444.64         67
                                       8.125            444.64       88,000.00
    HENDERSON        NV   89105          5            04/15/98         00
    0410771224                           05           06/01/98          0
    410771224                            N            05/01/28
    0
1




    1735539          E22/G02             F          210,000.00         ZZ
                                         360        209,687.33          1
    1017 EAST LAUREL AVENUE            7.500          1,468.35         75
                                       7.250          1,468.35      280,000.00
    GLENDORA         CA   91741          5            04/21/98         00
    0410819601                           05           06/01/98          0
    410819601                            O            05/01/28
    0


    1735559          227/G02             F          288,000.00         ZZ
                                         360        285,127.68          3
    57-26 61ST STREET                  8.625          2,240.04         90
                                       8.375          2,240.04      320,000.00
    MASPETH          NY   11378          1            02/27/97         04
    0430886515                           05           04/01/97         25
    1690817                              O            03/01/27
    0


    1735575          E29/G02             F          169,600.00         ZZ
                                         360        169,365.79          1
    444 RIDGE PLACE                    7.875          1,229.72         80
                                       7.625          1,229.72      212,000.00
    WOODLAND PARK    CO   80863          1            04/30/98         00
    0430785394                           05           06/01/98          0
    9802027                              O            05/01/28
    0


    1735651          H37/G02             F           40,050.00         ZZ
                                         360         40,027.54          1
    2101 JESSUP STREET                 8.875            318.66         90
                                       8.625            318.66       44,500.00
    WILMINGTON       DE   19802          1            06/02/98         01
    0430828731                           07           07/01/98         25
    100031                               N            06/01/28
    0


    1735666          F89/G02             F          227,000.00         ZZ
                                         360        226,843.78          1
    546 MANGELS AVENUE                 7.875          1,645.91         64
                                       7.625          1,645.91      360,000.00
    SAN FRANCISCO    CA   94127          1            05/21/98         00
    0430840009                           05           07/01/98          0
    130052                               O            06/01/28
    0


    1735738          E26/G02             F           91,800.00         ZZ
                                         360         91,693.97          1
1


    361 ASHBY ST                       8.750            722.20         90
                                       8.500            722.20      102,000.00
    ATLANTA          GA   30314          1            04/17/98         01
    0430867689                           05           06/01/98         25
    33800173                             N            05/01/28
    0


    1735767          E22/G02             F          167,160.00         ZZ
                                         360        166,911.10          1
    1535 TAMAR LANE                    7.500          1,168.81         80
                                       7.250          1,168.81      208,950.00
    AUSTIN           TX   78727          1            04/27/98         00
    0410827471                           03           06/01/98          0
    410827471                            O            05/01/28
    0


    1735821          E22/G02             F          160,000.00         ZZ
                                         360        159,779.06          1
    60363 EYSTER                       7.875          1,160.11         80
                                       7.625          1,160.11      200,000.00
    ROCHESTER        MI   48306          5            04/15/98         00
    0410810600                           05           06/01/98          0
    410810600                            O            05/01/28
    0


    1735823          964/G02             F           64,800.00         ZZ
                                         360         64,449.41          1
    644 HARDY DRIVE                    7.000            431.12         80
                                       6.750            431.12       81,000.00
    WEST SACRAMENTO  CA   95605          2            04/25/98         00
    0430769521                           05           05/01/98          0
    34167                                O            04/01/28
    0


    1735836          E22/G02             F           50,850.00         ZZ
                                         360         50,792.77          1
    8873 DALE STREET                   8.875            404.59         90
                                       8.625            404.59       56,500.00
    REDFORD          MI   48239          1            04/27/98         04
    0410798177                           05           06/01/98         25
    410798177                            N            05/01/28
    0


    1735841          E22/G02             F           27,300.00         ZZ
                                         360         27,270.07          1
    739 BIGHAM                         9.000            219.66         70
                                       8.750            219.66       39,000.00
    PONTIAC          MI   48340          5            04/22/98         00
    0410774814                           05           06/01/98          0
1


    410774814                            N            05/01/28
    0


    1735849          927/G02             F          150,000.00         ZZ
                                         360        149,798.03          4
    647,661,675,691 FIFTH STREET       8.000          1,100.65         70
                                       7.750          1,100.65      215,000.00
    ELKO             NV   89801          5            04/28/98         00
    0430789156                           05           06/01/98          0
    203323                               N            05/01/28
    0


    1735894          B93/G02             F          263,500.00         ZZ
                                         360        263,500.00          1
    1033 NORTH BLUEJAY                 7.875          1,910.56         59
                                       7.625          1,910.56      450,000.00
    GILBERT          AZ   85234          2            06/17/98         00
    0430875138                           03           08/01/98          0
    1000017014                           O            07/01/28
    0


    1735900          B75/G02             F          343,950.00         ZZ
                                         360        343,736.21          1
    2172 CALLA COURT                   8.375          2,614.27         80
                                       8.125          2,614.27      429,950.00
    SAN JOSE         CA   95133          1            05/15/98         00
    0430846246                           05           07/01/98          0
    7713167                              O            06/01/28
    0


    1735902          687/G02             F           85,500.00         ZZ
                                         360         85,450.81          4
    21-27 CRAWFORD STREET              8.750            672.63         90
                                       8.500            672.63       95,000.00
    MIDDLETOWN       OH   45044          1            05/29/98         01
    0430856963                           05           07/01/98         25
    1682962                              N            06/01/28
    0


    1735908          229/G02             F          130,800.00         ZZ
                                         360        130,707.68          1
    223 N 500 W                        7.750            937.07         80
                                       7.500            937.07      163,500.00
    BLACKFOOT        ID   83221          1            05/11/98         00
    0430878447                           05           07/01/98          0
    7970361                              O            06/01/28
    0


1


    1735941          E22/G02             F          124,800.00         ZZ
                                         360        124,652.11          2
    1946 RAVEN DRIVE                   8.625            970.68         65
                                       8.375            970.68      192,000.00
    FAIRBANKS        AK   99701          5            04/20/98         00
    0410758981                           05           06/01/98          0
    410758981                            N            05/01/28
    0


    1736017          G26/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    29 GREENMEADOW COURT               8.625            805.02         90
                                       8.375            805.02      115,000.00
    DEER PARK        NY   11729          1            06/22/98         11
    0430885434                           01           08/01/98         30
    GRECO                                N            07/01/28
    0


    1736034          H84/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    353 TITISVILLE ROAD                7.875          1,087.60         70
                                       7.625          1,087.60      215,000.00
    POUGHKEEPSIE     NY   12603          5            05/29/98         00
    0430842963                           05           08/01/98          0
    49804800                             O            07/01/28
    0


    1736035          H51/G02             F          187,500.00         ZZ
                                         360        187,500.00          1
    128 CAMBRIDGE                      8.250          1,408.62         75
                                       8.000          1,408.62      250,000.00
    PLEASANT RIDGE   MI   48069          5            06/05/98         00
    0430868968                           05           08/01/98          0
    981021345                            O            07/01/28
    0


    1736040          A33/G02             F          104,400.00         ZZ
                                         360        104,400.00          1
    1011 N LASALLE                     8.500            802.75         90
    UNIT 1E                            8.250            802.75      116,000.00
    CHICAGO          IL   60611          1            06/02/98         11
    0430869974                           01           08/01/98         25
    023051661                            N            07/01/28
    0


    1736049          A80/G02             F           49,000.00         T
                                         360         48,970.31          1
    425 LAKEVIEW DRIVE                 8.500            376.77         78
    UNIT 105                           8.250            376.77       63,500.00
1


    WESTON           FL   33326          1            05/19/98         00
    0430844373                           01           07/01/98          0
    9816476                              O            06/01/28
    0


    1736103          E22/G02             F           67,200.00         ZZ
                                         360         67,099.95          1
    3702 COMMONWEALTH DRIVE            7.500            469.87         80
                                       7.250            469.87       84,000.00
    GARLAND          TX   75043          2            04/24/98         00
    0410835334                           05           06/01/98          0
    410835334                            O            05/01/28
    0


    1736117          129/G02             F           53,200.00         ZZ
                                         360         53,126.53          1
    423 WEST FIR STREET                7.875            385.74         60
                                       7.625            385.74       90,000.00
    COTTONWOOD       AZ   86326          2            04/14/98         00
    0430834218                           05           06/01/98          0
    3500096924                           N            05/01/28
    0


    1736143          E22/G02             F          180,000.00         ZZ
                                         360        179,745.10          1
    14590 BOWERS DRIVE NW              7.750          1,289.54         80
                                       7.500          1,289.54      225,000.00
    RAMSEY           MN   55303          1            04/24/98         00
    0410815187                           05           06/01/98          0
    410815187                            O            05/01/28
    0


    1736147          E22/G02             F          138,600.00         ZZ
                                         360        138,427.10          1
    15576 WHITE OAK DRIVE              8.375          1,053.46         79
                                       8.125          1,053.46      177,000.00
    FRASER           MI   48026          2            04/17/98         00
    0410791909                           05           06/01/98          0
    410791909                            O            05/01/28
    0


    1736149          E22/G02             F           48,000.00         ZZ
                                         360         47,947.36          1
    1566 GENESEE AVE                   9.000            386.22         80
                                       8.750            386.22       60,000.00
    COLUMBUS         OH   43211          1            04/25/98         00
    0410825582                           05           06/01/98          0
    410825582                            N            05/01/28
    0
1




    1736246          J71/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
    5803 WELLWOOD DRIVE                8.750          5,113.55         73
                                       8.500          5,113.55      895,000.00
    ROCHESTER HILLS  MI   48306          5            06/05/98         00
    0430865022                           05           08/01/98          0
    400037813                            O            07/01/28
    0


    1736304          E67/G02             F           51,000.00         ZZ
                                         360         50,933.06          1
    57057 ABBOT HOUSE LANE #6          8.125            378.67         60
                                       7.875            378.67       85,000.00
    SUNRIVER         OR   97707          2            04/29/98         00
    0430787986                           05           06/01/98          0
    150014848                            O            05/01/28
    0


    1736308          927/G02             F           50,450.00         ZZ
                                         360         50,388.65          1
    5545 E. THOMAS                     8.500            387.92         89
                                       8.250            387.92       57,000.00
    PHOENIX          AZ   85018          2            04/27/98         01
    0430811562                           01           06/01/98         25
    334524                               N            05/01/28
    0


    1736335          E22/G02             F          168,000.00         T
                                         360        167,795.74          1
    6327 NW 24TH STREET                8.500          1,291.77         80
                                       8.250          1,291.77      210,000.00
    BOCA RATON       FL   33434          1            04/21/98         00
    410818801                            03           06/01/98          0
    410818801                            O            05/01/28
    0


    1736347          637/G02             F           54,000.00         ZZ
                                         360         53,937.63          1
    3 MARTIN STREET                    8.750            424.82         90
                                       8.500            424.82       60,000.00
    MANCHESTER       NH   03103          3            04/10/98         01
    0430798090                           05           06/01/98         25
    4243143                              N            05/01/28
    0


    1736348          967/G02             F           52,500.00         ZZ
                                         360         52,464.77          1
1


    1301 EAST BEECH STREET             8.000            385.23         75
                                       7.750            385.23       70,500.00
    YAKIMA           WA   98901          5            05/22/98         00
    0430840645                           05           07/01/98          0
    4423661                              N            06/01/28
    0


    1736352          883/G02             F          210,000.00         ZZ
                                         360        209,855.48          1
    119 TOMS CREEK BLUFF               7.875          1,522.65         77
                                       7.625          1,522.65      275,000.00
    PILOT MOUNTAIN   NC   27041          2            05/15/98         00
    0430850032                           05           07/01/98          0
    10003404                             O            06/01/28
    0


    1736360          E22/G02             F           46,000.00         ZZ
                                         360         45,939.61          1
    2067 COMMONWEALTH DRIVE            8.125            341.55         70
                                       7.875            341.55       66,000.00
    CHARLOTTESVILLE  VA   22901          2            04/28/98         00
    410757470                            05           06/01/98          0
    410757470                            N            05/01/28
    0


    1736363          E22/G02             F          168,000.00         ZZ
                                         360        167,768.00          1
    16610 SW 48 STREET                 7.875          1,218.12         80
                                       7.625          1,218.12      210,000.00
    FORT LAUDERDALE  FL   33331          1            04/30/98         00
    0410790216                           05           06/01/98          0
    410790216                            O            05/01/28
    0


    1736367          180/G02             F           42,500.00         ZZ
                                         360         42,473.58          1
    1022 CONCORD AVENUE                8.375            323.03         90
                                       8.125            323.03       47,300.00
    MONROE           NC   28110          1            05/20/98         01
    0430866921                           05           07/01/98         25
    12447694                             N            06/01/28
    0


    1736372          129/G02             F          117,000.00         ZZ
                                         360        116,932.69          4
    11110 NE 14 AVE                    8.750            920.44         90
                                       8.500            920.44      130,000.00
    MIAMI            FL   33160          1            05/22/98         14
    0430840926                           05           07/01/98         25
1


    164912                               O            06/01/28
    0


    1736444          E22/G02             F          560,000.00         ZZ
                                         360        559,226.69          1
    12287 WEST SAN VICENTE             7.875          4,060.39         70
    BOULEVARD                          7.625          4,060.39      800,000.00
    LOS ANGELES      CA   90049          5            04/20/98         00
    0410795264                           05           06/01/98          0
    410795264                            O            05/01/28
    0


    1736460          687/G02             F           64,350.00         ZZ
                                         360         64,312.01          1
    1317 MEZPAH DRIVE                  8.625            500.51         90
                                       8.375            500.51       71,500.00
    LAS VEGAS        NV   89106          1            05/20/98         10
    0430853846                           05           07/01/98         25
    0000                                 O            06/01/28
    0


    1736535          375/G02             F          168,000.00         ZZ
                                         360        167,567.04          1
    920 NORTHERN BOULEVARD             8.250          1,262.13         80
                                       8.000          1,262.13      210,000.00
    BALDWIN          NY   11510          1            02/13/98         00
    0430775536                           05           04/01/98          0
    698134                               O            03/01/28
    0


    1736537          J50/G02             F           66,500.00         ZZ
                                         360         66,456.49          1
    2300 WEST CHILTON STREET           8.125            493.77         70
                                       7.875            493.77       95,000.00
    CHANDLER         AZ   85224          5            05/19/98         00
    0430839613                           05           07/01/98          0
    0041044767                           N            06/01/28
    0


    1736539          874/G02             F           32,000.00         ZZ
                                         360         31,977.98          1
    2750 PLUMAS STREET                 7.875            232.02         80
    #208                               7.625            232.02       40,000.00
    RENO             NV   89509          1            05/20/98         00
    0430873372                           01           07/01/98          0
    3727473                              O            06/01/28
    0


1


    1736566          H49/G02             F          160,000.00         ZZ
                                         360        159,895.33          1
    177 WALNUT STREET                  8.125          1,188.00         46
                                       7.875          1,188.00      350,000.00
    LIBERTYVILLE     IL   60048          5            05/19/98         00
    0430842484                           05           07/01/98          0
    0012368555                           O            06/01/28
    0


    1736584          B91/G02             F          330,000.00         ZZ
                                         360        329,767.08          1
    30612 MIRANDELA LANE               7.750          2,364.17         69
                                       7.500          2,364.17      480,000.00
    LAGUNA NIGUEL    CA   92677          5            05/29/98         00
    0430833053                           05           07/01/98          0
    1000040418                           O            06/01/28
    0


    1736590          A46/G02             F           44,150.00         ZZ
                                         360         44,120.37          1
    5711 SUGAR HILL DRIVE              8.000            323.96         95
    #76                                7.750            323.96       46,500.00
    HOUSTON          TX   77024          1            05/21/98         10
    0430859769                           01           07/01/98         30
    UNKNOWN                              O            06/01/28
    0


    1736677          129/G02             F           83,250.00         ZZ
                                         360         83,148.78          1
    7202 WEST SIERRA STREET            8.500            640.12         90
                                       8.250            640.12       93,000.00
    PEORIA           AZ   85345          1            04/07/98         11
    0430834499                           05           06/01/98         25
    35129782                             N            05/01/28
    0


    1736687          J33/G02             F           49,000.00         ZZ
                                         360         48,940.41          1
    2933 FIFTH STREET                  8.500            376.77         76
                                       8.250            376.77       65,000.00
    ATLANTA          GA   30315          2            04/28/98         00
    0430840314                           05           06/01/98          0
    9850010067                           N            05/01/28
    0


    1736688          E22/G02             F          168,000.00         ZZ
                                         360        167,779.46          1
    9010 CLAYCO DRIVE                  8.125          1,247.40         80
                                       7.875          1,247.40      210,000.00
1


    DALLAS           TX   75243          1            04/28/98         00
    0410812184                           05           06/01/98          0
    410812184                            O            05/01/28
    0


    1736690          E22/G02             F           92,700.00         ZZ
                                         360         92,587.29          1
    3081 ZION STREET                   8.500            712.78         90
                                       8.250            712.78      103,000.00
    AURORA           CO   80011          1            04/30/98         04
    0410840813                           05           06/01/98         25
    410840813                            N            05/01/28
    0


    1736734          E22/G02             F          650,000.00         ZZ
                                         360        649,102.42          1
    6025 NORTH LAKE BOULEVARD          7.875          4,712.95         75
                                       7.625          4,712.95      875,000.00
    CARNELIAN BAY    CA   96140          5            04/20/98         00
    0410800361                           05           06/01/98          0
    410800361                            O            05/01/28
    0


    1736765          129/G02             F           98,000.00         ZZ
                                         360         97,868.04          1
    11313 EAST SUNNYSIDE DRIVE         8.000            719.09         67
                                       7.750            719.09      148,000.00
    SCOTTSDALE       AZ   85259          5            04/21/98         00
    0430830190                           03           06/01/98          0
    3500154533                           N            05/01/28
    0


    1736784          L16/G02             F           92,000.00         ZZ
                                         360         91,944.27          1
    103 EAST PARK STREET               8.500            707.40         80
                                       8.250            707.40      115,000.00
    COPPERTON        UT   84006          5            05/22/98         00
    0430825000                           05           07/01/98          0
    1736784                              O            06/01/28
    0


    1736820          737/G02             F           47,350.00         ZZ
                                         360         47,284.59          1
    6406 SOUTH LAKESHORE DRIVE         7.875            343.33         80
                                       7.625            343.33       59,220.00
    TEMPE            AZ   85283          1            04/08/98         00
    0430867325                           01           06/01/98          0
    514089                               N            05/01/28
    0
1




    1736838          A45/G02             F          117,000.00         T
                                         360        116,929.12          1
    33 THIRD AVENUE                    8.500            899.63         88
                                       8.250            899.63      133,000.00
    WEST HYANNISPOR  MA   02647          1            05/28/98         04
    0430846279                           05           07/01/98         25
    0000                                 O            06/01/28
    0


    1736872          766/G02             F          176,605.00         ZZ
                                         360        176,406.25          1
    2301 COLLINS AVENUE #123B          8.875          1,405.15         95
                                       8.625          1,405.15      185,900.00
    MIAMI BEACH      FL   33139          1            04/29/98         12
    0430786574                           05           06/01/98         30
    0000                                 O            05/01/28
    0


    1737138          623/623             F           66,200.00         ZZ
                                         360         66,027.39          1
    5641 CADE STREET                   8.500            509.02         74
                                       8.250            509.02       90,000.00
    HASLETT          MI   48840          2            03/30/98         00
    958823                               05           05/01/98          0
    958823                               N            04/01/28
    0


    1737168          623/623             F          169,600.00         ZZ
                                         360        169,382.57          1
    3912 WEST 142 DRIVE                8.250          1,274.15         80
                                       8.000          1,274.15      212,000.00
    LEAWOOD          KS   66224          1            04/02/98         00
    982896                               05           06/01/98          0
    982896                               O            05/01/28
    0


    1737205          623/623             F           65,000.00         ZZ
                                         360         64,868.27          1
    6021 SW 40TH COURT                 8.000            476.95         80
                                       7.750            476.95       81,500.00
    MIRIMAR          FL   33023          2            03/25/98         00
    990186                               05           05/01/98          0
    990186                               N            04/01/28
    0


    1737214          623/623             F           65,000.00         ZZ
                                         360         64,857.95          1
1


    7607 WYMBERLY COURT                7.625            460.07         74
                                       7.375            460.07       89,000.00
    SAVANNAH         GA   31406          2            03/26/98         00
    991015                               05           05/01/98          0
    991015                               O            04/01/28
    0


    1737282          623/623             F           36,700.00         ZZ
                                         360         36,581.34          1
    1124 NORTH 60TH AVENUE             8.250            275.72         68
                                       8.000            275.72       54,000.00
    PHOENIX          AZ   85043          2            01/26/98         00
    6262940                              05           03/01/98          0
    6262940                              N            02/01/28
    0


    1737318          129/G02             F           32,000.00         ZZ
                                         360         31,981.11          1
    8719 S GRAND                       8.625            248.89         80
                                       8.375            248.89       40,000.00
    ST LOUIS         MO   63125          1            05/29/98         00
    0430870915                           05           07/01/98          0
    3500156371                           O            06/01/28
    0


    1737420          800/G02             F           46,400.00         ZZ
                                         360         46,373.30          1
    1415 COMMONWEALTH AVENUE #302      8.750            365.03         80
                                       8.500            365.03       58,000.00
    BRIGHTON         MA   02135          1            06/01/98         00
    0430843904                           01           07/01/98          0
    980600                               N            06/01/28
    0


    1737427          K31/G02             F          202,800.00         ZZ
                                         360        202,673.95          1
    515 FOUNTAIN OAKS WAY NE           8.375          1,541.43         65
                                       8.125          1,541.43      312,000.00
    ATLANTA          GA   30342          5            05/21/98         00
    0430864389                           05           07/01/98          0
    316558                               N            06/01/28
    0


    1737446          962/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
    321 21ST ST S                      8.750            276.14         90
                                       8.500            276.14       39,000.00
    FARGO            ND   58103          1            06/12/98         04
    0430874065                           05           08/01/98         25
1


    N/A                                  N            07/01/28
    0


    1737488          E22/G02             F          550,000.00         ZZ
                                         360        549,296.15          1
    25620 MULHOLLAND HWY               8.250          4,131.97         70
                                       8.000          4,131.97      790,000.00
    CALABASAS        CA   91302          5            04/23/98         00
    410718522                            05           06/01/98          0
    410718522                            O            05/01/28
    0


    1737555          A37/G02             F          182,400.00         ZZ
                                         360        182,274.47          1
    853 SPRINGRIDGE COURT              7.875          1,322.53         80
                                       7.625          1,322.53      228,000.00
    BELVIDERE        IL   61008          1            05/01/98         00
    0430791905                           05           07/01/98          0
    98W47514                             O            06/01/28
    0


    1737594          F53/G02             F          140,000.00         ZZ
                                         360        139,896.10          1
    1801 HODSON AVENUE                 7.500            978.90         80
                                       7.250            978.90      175,000.00
    LA HABRA         CA   90631          2            05/20/98         00
    0430856328                           05           07/01/98          0
    ASA0411BROA                          O            06/01/28
    0


    1737653          890/890             F           87,860.37         ZZ
                                         339         87,399.80          1
    11924 LOUISANA CIRCLE              7.500            624.70         81
                                       7.250            624.70      109,000.00
    NORTH CHAMPLIN   MN   55316          2            01/12/98         23
    0003                                 05           02/01/98          0
    0003                                 O            04/01/26
    0


    1737693          H04/G02             F          104,700.00         ZZ
                                         360        104,700.00          1
    4013 BENBOW COURT                  7.875            759.15         78
                                       7.625            759.15      135,000.00
    ANTIOCH          CA   94509          2            06/12/98         00
    0430884973                           05           08/01/98          0
    315574                               N            07/01/28
    0


1


    1737697          H04/G02             F          750,000.00         ZZ
                                         360        749,470.66          1
    15140 PEPPER LANE                  7.750          5,373.09         51
                                       7.500          5,373.09    1,495,000.00
    SARATOGA         CA   95070          1            05/14/98         00
    0430838375                           05           07/01/98          0
    315665                               O            06/01/28
    0


    1737734          950/G02             F           69,000.00         ZZ
                                         360         68,918.24          1
    3385 SW 124TH AVENUE               8.625            536.67         90
                                       8.375            536.67       76,777.00
    BEAVERTON        OR   97005          3            04/21/98         11
    0430842278                           05           06/01/98         25
    YG04069825                           N            05/01/28
    0


    1737846          664/G02             F           37,800.00         ZZ
                                         360         37,747.79          1
    4875 NORTH BECKER AVENUE           7.875            274.08         69
    #142                               7.625            274.08       55,000.00
    FRESNO           CA   93726          2            04/21/98         00
    0430788414                           09           06/01/98          0
    2555092                              N            05/01/28
    0


    1737875          375/G02             F           40,300.00         ZZ
                                         360         40,205.11          1
    1201 PRINCETON DRIVE SE            7.250            274.92         42
                                       7.000            274.92       98,000.00
    ALBUQUERQUE      NM   87106          2            03/13/98         00
    0430785824                           05           05/01/98          0
    728171                               O            04/01/28
    0


    1737998          F34/G02             F           40,500.00         ZZ
                                         360         40,402.85          1
    2209 NW 55TH TERRACE               8.750            318.62         90
                                       8.500            318.62       45,000.00
    LAUDERHILL       FL   33313          1            04/21/98         12
    0430783522                           07           06/01/98         30
    9800274                              N            05/01/28
    0


    1738017          963/G02             F           22,500.00         ZZ
                                         360         22,500.00          1
    11905 N. E. SECOND AVENUE          8.750            177.01         75
    #C-108                             8.500            177.01       30,000.00
1


    NORTH MIAMI      FL   33161          1            06/05/98         00
    0430855510                           01           08/01/98          0
    980520                               N            07/01/28
    0


    1738027          H22/G02             F          310,000.00         ZZ
                                         360        310,000.00          2
    21-32 43RD STREET                  7.875          2,247.72         76
                                       7.625          2,247.72      412,000.00
    ASTORIA          NY   11105          1            06/25/98         00
    0430875153                           05           08/01/98          0
    9803054                              O            07/01/28
    0


    1738056          E26/G02             F           40,000.00         ZZ
                                         360         39,951.35          1
    242 NORTH 8TH STREET               8.500            307.57         65
                                       8.250            307.57       62,000.00
    ALLENTOWN        PA   18102          5            04/29/98         00
    0430786384                           07           06/01/98          0
    60800476                             N            05/01/28
    0


    1738102          G26/G02             F           55,000.00         ZZ
                                         360         54,962.15          1
    16 EMMETT COURT                    7.875            398.79         40
                                       7.625            398.79      140,000.00
    WEST BABYLON     NY   11704          5            05/19/98         00
    0430844712                           05           07/01/98          0
    7220C                                O            06/01/28
    0


    1738126          B75/G02             F           46,000.00         ZZ
                                         360         45,946.88          1
    11 WINDNBLOWN COURT                8.750            361.88         85
    #102                               8.500            361.88       54,500.00
    BALTIMORE        MD   21209          2            04/24/98         04
    0430786806                           01           06/01/98         12
    7672033                              N            05/01/28
    0


    1738157          J86/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
    2 FELLSWOOD DRIVE                  8.500          1,968.42         80
                                       8.250          1,968.42      320,000.00
    VERONA           NJ   07044          5            06/11/98         00
    0430876144                           05           08/01/98          0
    DELUCL7367NJ001                      O            07/01/28
    0
1




    1738159          B35/G02             F          236,000.00         ZZ
                                         360        235,697.99          1
    444 M STREET NW                    8.250          1,772.99         80
                                       8.000          1,772.99      295,000.00
    WASHINGTON       DC   20001          1            04/23/98         00
    0430836973                           07           06/01/98          0
    98001121                             O            05/01/28
    0


    1738272          180/G02             F           91,800.00         ZZ
                                         360         91,741.47          1
    5530 GUILFORD                      8.250            689.66         88
                                       8.000            689.66      105,000.00
    INDIANAPOLIS     IN   46220          1            05/22/98         04
    0430869800                           05           07/01/98         25
    12824652                             N            06/01/28
    0


    1738278          637/G02             F           64,800.00         ZZ
                                         360         64,762.71          1
    408 KATHERINE LANE                 8.750            509.79         90
                                       8.500            509.79       72,000.00
    WOODSTOCK        GA   30189          3            05/22/98         01
    0430871921                           05           07/01/98         25
    0011990637                           N            06/01/28
    0


    1738280          637/G02             F          130,000.00         ZZ
                                         360        129,921.24          1
    2758 CHAIN BRIDGE ROAD             8.500            999.59         65
                                       8.250            999.59      200,000.00
    VIENNA           VA   22181          5            05/20/98         00
    0430868554                           05           07/01/98          0
    0011223112                           N            06/01/28
    0


    1738285          637/G02             F          135,000.00         ZZ
                                         360        134,907.09          1
    2161 WEST 12360 SOUTH              7.875            978.85         85
                                       7.625            978.85      160,000.00
    RIVERTON         UT   84065          2            05/22/98         12
    0430871871                           05           07/01/98         12
    0010008795                           O            06/01/28
    0


    1738287          G18/G02             F           73,800.00         ZZ
                                         360         73,756.43          2
1


    8500-8502 LYNDALE AVE              8.625            574.01         90
                                       8.375            574.01       82,000.00
    BLOOMINGTON      MN   55420          1            05/21/98         04
    0430823690                           05           07/01/98         25
    1738287                              N            06/01/28
    0


    1738291          E22/G02             F           78,850.00         ZZ
                                         360         78,738.34          1
    1518 WALNUT STREET                 7.750            564.89         95
                                       7.500            564.89       83,000.00
    COSHOCTON        OH   43812          2            04/25/98         10
    0410828925                           05           06/01/98         30
    410828925                            O            05/01/28
    0


    1738308          G18/G02             F           73,800.00         ZZ
                                         360         73,756.43          2
    8516-8518 LYNDALE AVENUE SO.       8.625            574.01         90
                                       8.375            574.01       82,000.00
    BLOOMINGTON      MN   55420          1            05/21/98         04
    0430826321                           05           07/01/98         25
    17380308                             N            06/01/28
    0


    1738322          E22/G02             F           95,550.00         T
                                         360         95,433.81          1
    1144 TIMBERBEND CIRCLE             8.500            734.70         80
                                       8.250            734.70      120,380.00
    ORLANDO          FL   32824          1            04/27/98         00
    0410767263                           03           06/01/98          0
    410767263                            O            05/01/28
    0


    1738323          G18/G02             F           73,800.00         ZZ
                                         360         73,756.43          2
    8506-8508 LYNDALE AVE SOUTH        8.625            574.01         90
                                       8.375            574.01       82,000.00
    BLOOMINGTON      MN   55420          1            05/21/98         01
    0430826438                           05           07/01/98         25
    1738323                              N            06/01/28
    0


    1738326          E22/G02             F          265,000.00         ZZ
                                         360        264,677.79          1
    858 PARK LAKE COURT                8.500          2,037.62         54
                                       8.250          2,037.62      495,000.00
    ORLANDO          FL   32803          5            04/24/98         00
    0410830707                           05           06/01/98          0
1


    410830707                            O            05/01/28
    0


    1738332          E22/G02             F          103,200.00         ZZ
                                         360        103,061.04          1
    1521 BAFFIN BAY DRIVE              8.000            757.25         80
                                       7.750            757.25      129,000.00
    PLANO            TX   75075          1            04/28/98         00
    0410840730                           05           06/01/98          0
    410840730                            O            05/01/28
    0


    1738347          180/G02             F          178,000.00         ZZ
                                         360        177,877.51          1
    2373 CHELSEA COURT                 7.875          1,290.62         70
                                       7.625          1,290.62      254,300.00
    TROY             MI   48084          5            05/22/98         00
    0430851592                           05           07/01/98          0
    12823639                             N            06/01/28
    0


    1738369          H81/G02             F           31,050.00         ZZ
                                         360         31,030.20          2
    3175-3177 NORTH PALMER STREET      8.250            233.27         90
                                       8.000            233.27       34,500.00
    MILWAUKEE        WI   53212          1            05/29/98         10
    0430860015                           05           07/01/98         25
    UNKNOWN                              N            06/01/28
    0


    1738371          E22/G02             F           25,200.00         ZZ
                                         360         25,171.64          1
    21 REGENT                          8.875            200.50         90
                                       8.625            200.50       28,000.00
    INDIANAPOLIS     IN   46225          1            04/23/98         10
    0410797211                           05           06/01/98         25
    410797211                            N            05/01/28
    0


    1738373          963/G02             F           22,500.00         ZZ
                                         360         22,500.00          1
    11905 N.E. SECOND AVENUE           8.750            177.01         75
    #C104                              8.500            177.01       30,000.00
    NORTH MIAMI      FL   33161          1            06/05/98         00
    0430850735                           01           08/01/98          0
    980518                               N            07/01/28
    0


1


    1738379          963/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    11905 N.E. SECOND AVENUE           8.875            286.44         90
    #C-301                             8.625            286.44       40,000.00
    NORTH MIAMI      FL   33161          1            06/05/98         11
    0430850743                           01           08/01/98         30
    980519                               N            07/01/28
    0


    1738391          H25/G02             F          281,600.00         ZZ
                                         360        281,369.18          1
    1013 COAN HARBOUR DRIVE            7.000          1,873.49         80
                                       6.750          1,873.49      352,000.00
    LOTTSBURG        VA   22511          1            05/15/98         00
    0430886291                           03           07/01/98          0
    655525802                            O            06/01/28
    0


    1738432          F03/G02             F          232,000.00         ZZ
                                         360        231,819.02          1
    9082 PIONEER DRIVE                 7.250          1,582.65         80
                                       7.000          1,582.65      290,000.00
    HUNTINGTON BEAC  CA   92646          5            05/27/98         00
    0430842419                           05           07/01/98          0
    10941                                O            06/01/28
    0


    1738477          E22/G02             F           43,850.00         ZZ
                                         360         43,801.92          1
    4603 LIGUSTRUM WAY                 9.000            352.83         65
                                       8.750            352.83       67,500.00
    ORLANDO          FL   32839          5            04/28/98         00
    410792352                            05           06/01/98          0
    410792352                            N            05/01/28
    0


    1738509          F66/G02             F          128,700.00         ZZ
                                         360        128,700.00          1
    13131 ENGLISH LANE                 7.500            899.89         78
                                       7.250            899.89      165,000.00
    FAIRFAX          VA   22033          2            06/05/98         00
    0430851238                           09           08/01/98          0
    1738509                              O            07/01/28
    0


    1738510          G70/G02             F           64,800.00         ZZ
                                         360         64,762.72          1
    1880 SUPERFINE LANE UNIT 13        8.750            509.78         90
                                       8.500            509.78       72,000.00
1


    WILMINGTON       DE   19802          1            05/27/98         23
    0430825356                           01           07/01/98          0
    101176                               N            06/01/28
    0


    1738555          369/G02             F           85,600.00         ZZ
                                         360         85,484.73          1
    2708 EAST LOUISE DRIVE             8.000            628.11         80
                                       7.750            628.11      107,000.00
    PHOENIX          AZ   85032          1            04/27/98         00
    0430784959                           05           06/01/98          0
    61435285                             O            05/01/28
    0


    1738587          180/G02             F           27,000.00         ZZ
                                         360         26,983.64          1
    3141 EDLAY PLACE                   8.500            207.61         68
                                       8.250            207.61       40,000.00
    MACON            GA   31206          5            05/21/98         00
    0430857318                           05           07/01/98          0
    12581880                             N            06/01/28
    0


    1738595          F34/G02             F          225,000.00         ZZ
                                         360        224,726.41          1
    3820 SW 138TH AVENUE               8.500          1,730.06         73
                                       8.250          1,730.06      310,000.00
    MIAMI            FL   33175          1            04/17/98         00
    0430842732                           05           06/01/98          0
    0000                                 O            05/01/28
    0


    1738638          E22/G02             F          108,750.00         ZZ
                                         360        107,393.53          1
    629 WESTWIND DRIVE                 8.000            797.97         75
                                       7.750            797.97      145,000.00
    ZILLAH           WA   98953          5            04/23/98         00
    0410746796                           05           06/01/98          0
    410746796                            O            05/01/28
    0


    1738672          896/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
    110 PARKVIEW DRIVE                 7.875            717.82         69
                                       7.625            717.82      145,500.00
    COMMERCE         GA   30529          2            06/03/98         00
    0430849232                           05           08/01/98          0
    14504                                O            07/01/28
    0
1




    1738812          927/G02             F           85,500.00         ZZ
                                         360         85,445.47          1
    6525 SNOWSHOE TRAIL                8.250            642.34         90
                                       8.000            642.34       95,000.00
    COLORADO SPRING  CO   80911          1            05/27/98         01
    0430845008                           01           07/01/98         25
    0                                    N            06/01/28
    0


    1738817          F30/G02             F           87,300.00         ZZ
                                         360         87,245.74          1
    367 HIGHLAND DR                    8.375            663.54         90
                                       8.125            663.54       97,000.00
    RIVERDALE        UT   84405          1            05/26/98         01
    0430865840                           05           07/01/98         25
    19208                                N            06/01/28
    0


    1738918          B49/G02             F           67,900.00         ZZ
                                         360         67,859.91          1
    560-B  GREENWAY COURT              8.625            528.12         70
                                       8.375            528.12       97,000.00
    WOODLAND PARK    CO   80863          1            05/26/98         00
    0430833665                           09           07/01/98          0
    274319                               N            06/01/28
    0


    1738973          A37/G02             F          144,000.00         ZZ
                                         360        143,903.38          1
    6307 WEST GREENLEAF                8.000          1,056.62         73
                                       7.750          1,056.62      199,000.00
    CHICAGO          IL   60646          1            05/07/98         00
    0430784736                           05           07/01/98          0
    98W63173                             O            06/01/28
    0


    1739063          E57/G02             F          165,000.00         ZZ
                                         360        163,883.54          1
    337 NORTH FULLER AVENUE            7.750          1,182.08         44
                                       7.500          1,182.08      380,000.00
    LOS ANGELES      CA   90036          5            05/21/98         00
    0430846253                           05           07/01/98          0
    18315200631                          O            06/01/28
    0


    1739065          H81/G02             F           45,450.00         ZZ
                                         360         45,424.51          1
1


    2902-2904 NORTH 48TH STREET        8.875            361.63         90
                                       8.625            361.63       50,500.00
    MILWAUKEE        WI   53210          1            05/28/98         10
    0430862615                           05           07/01/98         25
    WH4268                               N            06/01/28
    0


    1739085          B75/G02             F          192,000.00         ZZ
                                         360        191,741.48          1
    3210 IDAHO PLACE                   8.000          1,408.83         74
                                       7.750          1,408.83      262,000.00
    COSTA MESA       CA   92626          5            04/09/98         00
    0430847780                           05           06/01/98          0
    7671191                              O            05/01/28
    0


    1739109          731/G02             F           65,700.00         ZZ
                                         360         65,624.13          1
    925 ROSE CIRCLE                    8.750            516.86         90
                                       8.500            516.86       73,000.00
    ATLANTA          GA   30310          2            05/01/98         11
    0430793810                           05           06/01/98         25
    3140667163                           N            05/01/28
    0


    1739149          E22/G02             F          560,000.00         ZZ
                                         360        559,186.81          1
    3912 CORAL PLACE                   7.625          3,963.64         78
                                       7.375          3,963.64      720,000.00
    CALABASAS        CA   91302          5            04/27/98         00
    410797658                            03           06/01/98          0
    410797658                            O            05/01/28
    0


    1739164          E22/G02             F          125,800.00         ZZ
                                         360        125,612.70          1
    8400 CLEAR VALLEY COURT            7.500            879.61         80
                                       7.250            879.61      157,300.00
    ANTELOPE         CA   95843          1            04/22/98         00
    0410817340                           05           06/01/98          0
    410817340                            O            05/01/28
    0


    1739197          H37/G02             F           84,700.00         ZZ
                                         360         84,648.69          1
    126 HARTRANFT AVENUE               8.500            651.27         85
                                       8.250            651.27      100,000.00
    NORRISTOWN       PA   19401          2            05/27/98         04
    0430856443                           07           07/01/98         12
1


    900427                               N            06/01/28
    0


    1739206          683/G02             F          131,400.00         ZZ
                                         360        131,318.33          3
    9 LUND STREET                      8.375            998.73         90
                                       8.125            998.73      146,000.00
    NASHUA           NH   03060          1            05/29/98         11
    0430856849                           05           07/01/98         25
    016783                               N            06/01/28
    0


    1739214          H37/G02             F          132,000.00         ZZ
                                         360        131,911.43          1
    1216 LEWIS ROAD                    8.000            968.57         80
                                       7.750            968.57      165,000.00
    POINT PLEASANT   NJ   08742          1            05/29/98         00
    0430864116                           05           07/01/98          0
    980631                               N            06/01/28
    0


    1739234          A35/G02             F          134,100.00         ZZ
                                         360        134,100.00          1
    47 NEW LANE                        8.250          1,007.45         90
                                       8.000          1,007.45      149,000.00
    SELDEN           NY   11784          1            06/18/98         10
    0430882530                           05           08/01/98         30
    S8021                                N            07/01/28
    0


    1739288          737/G02             F          158,800.00         ZZ
                                         360        158,586.19          1
    2595 UPPER RED ROCK LOOP ROCK      8.000          1,165.22         80
                                       7.750          1,165.22      200,000.00
    SEDONA           AZ   85336          2            04/23/98         00
    0430844753                           05           06/01/98          0
    515138                               N            05/01/28
    0


    1739295          A50/A50             F          185,000.00         ZZ
                                         360        184,738.02          1
    362 DUSKIN POINT ROAD              7.750          1,325.36         79
                                       7.500          1,325.36      235,000.00
    JASPER           AL   35504          2            04/16/98         00
    00                                   05           06/01/98          0
    00                                   O            05/01/28
    0


1


    1739299          737/G02             F          116,000.00         ZZ
                                         360        115,827.28          1
    1443 TORI COURT                    7.500            811.09         78
                                       7.250            811.09      149,000.00
    LOVELAND         CO   80538          2            04/23/98         00
    0430864587                           05           06/01/98          0
    585698                               O            05/01/28
    0


    1739306          737/G02             F           86,800.00         ZZ
                                         360         86,688.92          1
    4903 E HALIFAX STREET              8.250            652.10         80
                                       8.000            652.10      108,500.00
    MESA             AZ   85205          1            04/27/98         00
    0430849513                           05           06/01/98          0
    515229                               O            05/01/28
    0


    1739313          498/G02             F           41,400.00         ZZ
                                         360         41,349.64          2
    6636 STRAWBERRY LANE               8.500            318.34         90
                                       8.250            318.34       46,000.00
    LOUISVILLE       KY   40214          2            04/30/98         11
    0430786517                           05           06/01/98         25
    1525986                              N            05/01/28
    0


    1739326          201/G02             F           90,000.00         ZZ
                                         360         89,941.12          1
    109 CENTER STREET                  8.125            668.25         82
                                       7.875            668.25      110,000.00
    HADDONFIELD      NJ   08033          1            05/26/98         01
    0430875930                           05           07/01/98         25
    1409067921                           N            06/01/28
    0


    1739341          E58/E58             F           55,800.00         ZZ
                                         360         55,767.05          1
    721 W 49TH                         8.625            434.01         90
                                       8.375            434.01       62,000.00
    RICHMOND         VA   23230          1            05/26/98         12
    9366386                              05           07/01/98         25
    9366386                              N            06/01/28
    0


    1739371          828/G02             F           85,600.00         ZZ
                                         360         85,548.14          2
    617 & 619 GREENLAWN BLVD           8.500            658.19         80
                                       8.250            658.19      107,000.00
1


    ROUND ROCK       TX   78664          1            05/20/98         00
    0430847582                           05           07/01/98          0
    80030118                             N            06/01/28
    0


    1739372          828/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    613 & 615 GREENLAWN BLVD           8.500            676.65         80
                                       8.250            676.65      110,000.00
    ROUND ROCK       TX   78664          1            05/20/98         00
    0430847715                           05           07/01/98          0
    80030119                             N            06/01/28
    0


    1739374          828/G02             F           82,800.00         ZZ
                                         360         82,749.83          2
    701 & 703 GREENLAWN BLVD           8.500            636.67         80
                                       8.250            636.67      103,500.00
    ROUND ROCK       TX   78664          1            05/20/98         00
    0430847681                           05           07/01/98          0
    80030116                             N            06/01/28
    0


    1739377          828/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    713 & 715 GREENLAWN BLVD           8.500            676.65         80
                                       8.250            676.65      110,000.00
    ROUND ROCK       TX   78664          1            05/20/98         00
    0430847616                           05           07/01/98          0
    80030121                             N            06/01/28
    0


    1739381          828/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    725 & 727 GREENLAWN BLVD           8.500            676.65         80
                                       8.250            676.65      110,000.00
    ROUND ROCK       TX   78664          1            05/20/98         00
    0430847640                           05           07/01/98          0
    80030122                             N            06/01/28
    0


    1739385          F30/G02             F          110,000.00         ZZ
                                         360        109,926.19          1
    5670 WEST 16800 NORTH              8.000            807.14         74
                                       7.750            807.14      150,000.00
    GARLAND          UT   84312          2            05/28/98         00
    0430846956                           05           07/01/98          0
    19223                                O            06/01/28
    0
1




    1739387          828/G02             F           82,800.00         ZZ
                                         360         82,749.83          2
    717 & 719 GREENLAWN BLVD           8.500            636.67         80
                                       8.250            636.67      103,500.00
    ROUND ROCK       TX   78664          1            05/20/98         00
    0430854638                           05           07/01/98          0
    80030117                             N            06/01/28
    0


    1739398          765/G02             F          164,000.00         ZZ
                                         360        163,872.06          1
    1400 PACIFIC COAST HIGHWAY 112     7.250          1,118.77         80
                                       7.000          1,118.77      205,000.00
    HUNTINGTON BEAC  CA   92648          1            05/18/98         00
    0430851519                           01           07/01/98          0
    333487                               O            06/01/28
    0


    1739406          637/G02             F           70,000.00         ZZ
                                         360         69,950.59          1
    1343 ARCADIAN AVENUE               7.750            501.49         80
                                       7.500            501.49       87,500.00
    CHICO            CA   95926          3            05/19/98         00
    0430868588                           05           07/01/98          0
    0011168101                           N            06/01/28
    0


    1739407          229/G02             F           73,800.00         ZZ
                                         360         73,747.90          1
    499 RUBY DRIVE                     7.750            528.72         60
                                       7.500            528.72      123,000.00
    MESQUITE         NV   89027          2            05/22/98         00
    0430879072                           03           07/01/98          0
    16000952                             N            06/01/28
    0


    1739408          E22/G02             F          480,000.00         ZZ
                                         360        479,337.17          1
    4400 OLD COURSE DRIVE              7.875          3,480.33         80
                                       7.625          3,480.33      600,000.00
    CHARLOTTE        NC   28277          5            04/25/98         00
    0410751762                           05           06/01/98          0
    410751762                            O            05/01/28
    0


    1739417          313/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
1


    1517 E JASMINE ST                  8.000            697.08         78
                                       7.750            697.08      122,000.00
    MESA             AZ   85203          1            06/01/98         00
    0430858803                           05           08/01/98          0
    6530018                              O            07/01/28
    0


    1739447          L16/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    536 EAST 3125 NORTH                7.875          1,740.17         80
                                       7.625          1,740.17      300,000.00
    PROVO            UT   84604          2            05/29/98         00
    0430856278                           05           08/01/98          0
    1739447                              O            07/01/28
    0


    1739455          405/405             F          112,500.00         ZZ
                                         360        112,428.26          1
    1480 HUNTER LAKE DR                8.250            845.18         88
                                       8.000            845.18      128,500.00
    RENO             NV   89509          1            05/26/98         10
    15318843                             05           07/01/98         25
    15318843                             N            06/01/28
    0


    1739461          E22/G02             F          152,800.00         ZZ
                                         360        152,578.11          1
    35504 CHEYENNE TRAIL               7.625          1,081.51         80
                                       7.375          1,081.51      191,000.00
    ELIZABETH        CO   80107          5            04/27/98         00
    0410817860                           05           06/01/98          0
    410817860                            O            05/01/28
    0


    1739463          E22/G02             F           81,600.00         ZZ
                                         360         81,500.79          1
    25 ST. STEPHEN STREET              8.500            627.43         80
    UNIT #25-4                         8.250            627.43      102,000.00
    BOSTON           MA   02115          1            04/30/98         00
    0410812440                           08           06/01/98         12
    410812440                            N            05/01/28
    0


    1739470          E22/G02             F           70,400.00         ZZ
                                         360         70,295.17          1
    3810 KNIGHTS BRIDGE DRIVE          7.500            492.25         80
                                       7.250            492.25       88,000.00
    ROWLETT          TX   75088          1            04/30/98         00
    0410843551                           05           06/01/98          0
1


    410843551                            O            05/01/28
    0


    1739573          E22/G02             F          132,800.00         ZZ
                                         360        132,625.67          1
    1501 HILL CREEK DRIVE              8.125            986.04         80
                                       7.875            986.04      166,026.00
    GARLAND          TX   75043          1            04/08/98         00
    0410806673                           05           06/01/98          0
    410806673                            O            05/01/28
    0


    1739598          907/G02             F          102,000.00         ZZ
                                         360        101,931.56          1
    11 FRANKLIN AVENUE                 8.000            748.44         85
                                       7.750            748.44      120,000.00
    NORTH ATTLEBORO  MA   02760          5            05/22/98         11
    0430876946                           05           07/01/98         30
    000000                               O            06/01/28
    0


    1739619          907/G02             F          134,000.00         ZZ
                                         360        133,910.09          1
    253 WEST MAIN STREET               8.000            983.24         85
                                       7.750            983.24      158,000.00
    CHESTER          CT   06412          5            05/20/98         11
    0430876359                           05           07/01/98         30
    00                                   O            06/01/28
    0


    1739646          758/G02             F           50,400.00         ZZ
                                         360         50,371.00          1
    22823 GARDEN CANYON DRIVE          8.750            396.50         90
                                       8.500            396.50       56,005.00
    KATY             TX   77450          1            05/21/98         11
    0430867697                           03           07/01/98         25
    UNKNOWN                              N            06/01/28
    0


    1739665          E82/G02             F           32,000.00         ZZ
                                         360         31,981.11          1
    127 NORTH FIRST ST                 8.625            248.89         57
                                       8.375            248.89       57,000.00
    PLEASANTVILLE    NJ   08232          5            05/08/98         00
    0400113536                           05           07/01/98          0
    0400113536                           N            06/01/28
    0


1


    1739673          180/G02             F           73,600.00         ZZ
                                         360         73,553.07          1
    307 PEACHTREE CLUB                 8.250            552.93         80
                                       8.000            552.93       92,000.00
    PEACHTREE CITY   GA   30269          1            05/21/98         00
    0430871798                           01           07/01/98          0
    12598694                             O            06/01/28
    0


    1739693          253/253             F          153,250.00         ZZ
                                         360        152,538.37          1
    1355 MARBLE CT                     7.875          1,111.17         79
                                       7.625          1,111.17      195,000.00
    BROOMFIELD       CO   80026          1            04/30/98         00
    913383                               05           06/01/98          0
    913383                               N            05/01/28
    0


    1739712          765/G02             F          224,999.00         ZZ
                                         360        224,844.16          1
    28362 VIA ALFONSE                  7.875          1,631.40         80
                                       7.625          1,631.40      282,000.00
    LAGUNA NIGUEL    CA   92677          5            05/05/98         00
    0430840215                           05           07/01/98          0
    333237                               O            06/01/28
    0


    1739713          A78/G02             F          280,000.00         ZZ
                                         360        279,632.42          1
    1563 LAFAYETTE STREET              8.125          2,079.00         73
                                       7.875          2,079.00      385,000.00
    DENVER           CO   80218          5            04/23/98         00
    0430799569                           05           06/01/98          0
    N980023                              O            05/01/28
    0


    1739743          E46/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
    75 BLACKWATCH COURT                7.625            713.46         90
                                       7.375            713.46      112,000.00
    HORSHAM          PA   19044          1            06/12/98         04
    0430879791                           09           08/01/98         25
    29836                                N            07/01/28
    0


    1739748          A26/G02             F          275,000.00         ZZ
                                         360        275,000.00          4
    16 ST MARKS AVE                    7.625          1,946.44         54
                                       7.375          1,946.44      515,000.00
1


    BROOKLYN         NY   11217          2            06/12/98         00
    0430880989                           05           08/01/98          0
    00                                   N            07/01/28
    0


    1739803          664/G02             F          225,000.00         ZZ
                                         360        224,638.51          2
    9110 N KEATING AVENUE              8.500          1,730.06         79
                                       8.250          1,730.06      285,000.00
    SKOKIE           IL   60076          5            04/27/98         00
    0430863241                           05           06/01/98          0
    2550705                              O            05/01/28
    0


    1739804          664/G02             F          127,500.00         ZZ
                                         360        127,340.93          1
    138 RAFT ISLAND                    8.375            969.10         75
                                       8.125            969.10      170,000.00
    GIG HARBOR       WA   98335          5            04/21/98         00
    0430847541                           03           06/01/98          0
    2523611                              O            05/01/28
    0


    1739844          L28/G02             F          106,400.00         ZZ
                                         360        106,332.15          2
    26135-37 SOUTH END ROAD            8.250            799.35         70
                                       8.000            799.35      152,000.00
    KITTREDGE        CO   80457          5            05/27/98         00
    0430843235                           05           07/01/98          0
    1739844                              N            06/01/28
    0


    1739851          A36/A36             F           88,200.00         ZZ
                                         360         88,200.00          1
    2328 ARCHWOOD LANE                 7.500            616.71         79
    #65                                7.250            616.71      113,000.00
    SIMI VALLEY      CA   93063          2            06/02/98         00
    700238                               01           08/01/98          0
    700238                               O            07/01/28
    0


    1739855          H81/G02             F          371,500.00         ZZ
                                         360        371,269.09          1
    W4850 SWAN ACRE DRIVE              8.375          2,823.67         77
                                       8.125          2,823.67      483,000.00
    CECIL            WI   54111          5            05/29/98         00
    0430879965                           05           07/01/98          0
    WH4182                               O            06/01/28
    0
1




    1739869          K13/G02             F          141,000.00         ZZ
                                         360        140,795.25          2
    1630 F ST & 602 17TH STREET        7.625            997.99         59
                                       7.375            997.99      240,000.00
    SACRAMENTO       CA   95814          5            04/24/98         00
    0430872945                           05           06/01/98          0
    39804296                             O            05/01/28
    0


    1739871          K13/G02             F          246,000.00         ZZ
                                         360        245,642.76          1
    3860 SOUTH COCHRAN AVENUE          7.625          1,741.18         79
                                       7.375          1,741.18      315,000.00
    LOS ANGELES      CA   90008          2            04/23/98         00
    0430842542                           05           06/01/98          0
    9803070                              O            05/01/28
    0


    1739900          H04/G02             F          175,000.00         ZZ
                                         360        174,876.49          1
    1053 CHICO COURT                   7.750          1,253.72         63
                                       7.500          1,253.72      280,000.00
    SUNNYVALE        CA   94086          5            05/22/98         00
    0430842567                           05           07/01/98          0
    315686                               O            06/01/28
    0


    1739912          F18/G02             F          134,100.00         ZZ
                                         360        134,016.65          1
    223 HAVITURE WAY                   8.375          1,019.26         90
                                       8.125          1,019.26      149,000.00
    VALLEJO          CA   94589          1            05/19/98         11
    0430869354                           05           07/01/98         25
    1739912                              O            06/01/28
    0


    1739929          910/G02             F           75,600.00         ZZ
                                         360         75,553.02          1
    5116 SOUTH 4820 WEST               8.375            574.61         80
                                       8.125            574.61       94,500.00
    KEARNS           UT   84118          1            05/26/98         00
    0430837880                           05           07/01/98          0
    734519                               N            06/01/28
    0


    1740000          737/G02             F           28,800.00         ZZ
                                         360         28,783.43          1
1


    114 INLET REACH CIRCLE             8.750            226.57         90
                                       8.500            226.57       32,000.00
    ST MARYS         GA   31558          1            05/04/98         01
    0430800862                           07           07/01/98         25
    952943                               N            06/01/28
    0


    1740003          H37/G02             F           64,000.00         ZZ
                                         360         63,953.68          2
    7507 OLD HARFORD ROAD              7.625            452.99         70
                                       7.375            452.99       92,000.00
    PARKVILLE        MD   21231          5            05/27/98         00
    0430813204                           05           07/01/98          0
    20965                                N            06/01/28
    0


    1740110          E53/G02             F          145,250.00         T
                                         360        145,250.00          1
    16575 NW 20TH                      8.500          1,116.85         80
                                       8.250          1,116.85      181,593.00
    PEMBROKE PINES   FL   33028          1            06/16/98         00
    0430879775                           03           08/01/98          0
    97111108C                            O            07/01/28
    0


    1740161          L78/G02             F           73,000.00         ZZ
                                         360         73,000.00          1
    4836 ODESSA WEST INLET             8.125            542.02         65
                                       7.875            542.02      113,500.00
    ACWORTH          GA   30101          2            06/12/98         00
    0430870170                           05           08/01/98          0
    0000                                 N            07/01/28
    0


    1740204          H72/G02             F          111,900.00         T
                                         360        111,828.64          1
    6541 PELICAN TERRACE               8.250            840.67         79
                                       8.000            840.67      142,615.00
    COCONUT CREEK    FL   33073          1            05/29/98         00
    0430880195                           03           07/01/98          0
    16000364374552                       O            06/01/28
    0


    1740207          H72/G02             F          111,900.00         T
                                         360        111,828.64          1
    6521 PELICAN TERRACE               8.250            840.67         79
                                       8.000            840.67      142,615.00
    COCONUT CREEK    FL   33073          1            05/29/98         00
    0430849927                           03           07/01/98          0
1


    16000363/375955                      O            06/01/28
    0


    1740211          H17/G02             F           35,000.00         ZZ
                                         360         34,978.24          1
    833 GOLDEN STREET                  8.375            266.03         90
                                       8.125            266.03       38,900.00
    TALLAHASSEE      FL   32303          1            05/29/98         10
    0430828830                           05           07/01/98         25
    92302                                N            06/01/28
    0


    1740235          L55/G02             F          127,500.00         ZZ
                                         240        127,500.00          1
    237 GARDEN STREET                  7.875          1,056.57         75
                                       7.625          1,056.57      170,000.00
    WESTBURY         NY   11590          2            06/05/98         00
    0430856864                           05           08/01/98          0
    0281625                              O            07/01/18
    0


    1740328          003/G02             F           73,800.00         ZZ
                                         360         73,707.92          1
    5478 BRICKLEBERRY WAY              8.375            560.94         90
                                       8.125            560.94       82,000.00
    DOUGLASVILLE     GA   30134          1            04/30/98         12
    0430794313                           05           06/01/98         25
    0010475663                           N            05/01/28
    0


    1740363          638/G02             F           45,500.00         ZZ
                                         360         45,441.76          1
    5304 FORESTBROOK DRIVE EAST        8.250            341.83         65
                                       8.000            341.83       70,000.00
    LAKELAND         FL   33811          2            04/24/98         00
    0430787044                           05           06/01/98          0
    8720329                              N            05/01/28
    0


    1740572          883/G02             F           38,600.00         ZZ
                                         360         38,577.79          1
    6322 NW 65TH COURT                 8.750            303.67         80
                                       8.500            303.67       48,250.00
    OCALA            FL   34482          1            05/29/98         00
    0430845990                           05           07/01/98          0
    0000                                 N            06/01/28
    0


1


    1740575          439/G02             F           58,100.00         T
                                         360         57,906.39          1
    5590 TRAILWINDS DRIVE #414         8.100            430.38         75
                                       7.850            430.38       77,500.00
    FORT MYERS       FL   33907          1            01/08/98         00
    0430834267                           01           03/01/98          0
    1932866                              O            02/01/28
    0


    1740576          439/G02             F           93,700.00         ZZ
                                         360         93,504.27          4
    4607 S WHIPPLE                     7.850            677.77         75
                                       7.600            677.77      125,000.00
    CHICAGO          IL   60632          1            03/03/98         00
    0430834325                           05           05/01/98          0
    1936127                              O            04/01/28
    0


    1740577          439/G02             F           91,800.00         T
                                         360         91,478.30          1
    2899 COLLINS AVENUE, UNIT #141     7.850            664.03         75
                                       7.600            664.03      122,400.00
    MIAMI BEACH      FL   33140          1            01/30/98         00
    0430834283                           01           03/01/98          0
    1936368                              O            02/01/28
    0


    1740578          439/G02             F           42,000.00         T
                                         360         41,909.57          1
    28211 EAST DRIVE                   7.700            299.45         75
                                       7.450            299.45       56,000.00
    QUAIL VALLEY     CA   92587          1            03/25/98         00
    0430834291                           05           05/01/98          0
    1948198                              O            04/01/28
    0


    1740580          439/G02             F          146,200.00         T
                                         360        146,009.04          1
    5510 N OCEAN DRIVE, UNIT 15-B      8.150          1,088.10         75
                                       7.900          1,088.10      195,000.00
    RIVIERA BEACH    FL   33404          1            04/24/98         00
    0430834598                           06           06/01/98          0
    1952422                              O            05/01/28
    0


    1740922          637/G02             F          224,950.00         ZZ
                                         360        224,669.37          1
    212 ORANGE STREET                  8.375          1,709.79         79
                                       8.125          1,709.79      285,000.00
1


    SANTA ROSA       CA   95401          1            04/09/98         00
    0430805382                           05           06/01/98          0
    8979049                              O            05/01/28
    0


    1740944          H04/G02             F           70,000.00         ZZ
                                         360         69,956.49          1
    43 EMERY BAY DRIVE                 8.375            532.05         70
                                       8.125            532.05      100,000.00
    EMERYVILLE       CA   94608          1            05/26/98         00
    0430845263                           01           07/01/98          0
    980055                               N            06/01/28
    0


    1740969          966/G02             F           34,450.00         ZZ
                                         360         34,405.91          1
    4419 HOLLAND AVE #108              8.250            258.81         65
                                       8.000            258.81       53,000.00
    DALLAS           TX   75219          1            04/16/98         00
    0430787739                           01           06/01/98          0
    30006222                             N            05/01/28
    0


    1741016          E84/G02             F           51,000.00         ZZ
                                         360         50,937.98          1
    2012 HOREB                         8.500            392.15         57
                                       8.250            392.15       90,000.00
    ZION             IL   60099          2            04/28/98         00
    0430791111                           05           06/01/98          0
    25980179                             N            05/01/28
    0


    1741023          K97/G02             F           67,450.00         ZZ
                                         360         67,408.07          1
    3491 NORTH ARIZONA AVENUE #71      8.375            512.67         90
                                       8.125            512.67       74,950.00
    CHANDLER         AZ   85224          1            05/26/98         01
    0430825232                           01           07/01/98         25
    1741023                              N            06/01/28
    0


    1741032          G44/G02             F           58,800.00         ZZ
                                         360         58,762.51          1
    9015 SW 125TH AVENUE UNIT 201      8.250            441.74         80
                                       8.000            441.74       73,500.00
    MIAMI            FL   33186          1            05/22/98         00
    0430823542                           01           07/01/98          0
    0598010                              O            06/01/28
    0
1




    1741044          E11/G02             F           76,500.00         ZZ
                                         360         76,399.58          2
    991 HUDSON ROAD                    8.125            568.01         90
                                       7.875            568.01       85,000.00
    ST PAUL          MN   55106          1            05/04/98         14
    0430870444                           05           06/01/98         25
    0002001006751                        N            05/01/28
    0


    1741047          937/G02             F          650,000.00         ZZ
                                         360        649,541.24          1
    2046 EAST NORMANDYWOODS COURT      7.750          4,656.68         48
                                       7.500          4,656.68    1,370,000.00
    SALT LAKE CITY   UT   84117          2            05/06/98         00
    0430879064                           05           07/01/98          0
    15024007                             N            06/01/28
    0


    1741083          638/G02             F           28,850.00         ZZ
                                         360         28,813.08          1
    3015 WALNUT BEND #32               8.250            216.74         95
                                       8.000            216.74       30,400.00
    HOUSTON          TX   77042          1            04/28/98         10
    0430791277                           01           06/01/98         30
    8732378                              O            05/01/28
    0


    1741407          638/G02             F           45,000.00         ZZ
                                         360         44,948.03          4
    2443 EAST MOBILE LANE              8.750            354.02         90
                                       8.500            354.02       50,000.00
    PHOENIX          AZ   85040          1            04/23/98         04
    0430835165                           05           06/01/98         25
    8738048                              N            05/01/28
    0


    1741466          E22/G02             F          400,000.00         ZZ
                                         360        399,488.11          1
    209 RIVER BEND ROAD                8.250          3,005.07         40
                                       8.000          3,005.07    1,000,000.00
    GREAT FALLS      VA   22066          5            04/28/98         00
    0410767297                           05           06/01/98          0
    410767297                            O            05/01/28
    0


    1741472          E22/G02             F          150,000.00         ZZ
                                         360        149,677.20          1
1


    1281 HONEY LAKE STREET             7.875          1,087.60         79
                                       7.625          1,087.60      190,000.00
    LAS VEGAS        NV   89110          1            04/24/98         00
    0410831085                           05           06/01/98          0
    410831085                            O            05/01/28
    0


    1741522          E22/G02             F           91,900.00         ZZ
                                         360         91,776.27          1
    3802 COUNTRY ESTATE DRIVE          8.000            674.33         80
                                       7.750            674.33      114,900.00
    CORPUS CHRISTI   TX   78413          1            04/30/98         00
    0410849624                           05           06/01/98          0
    410849624                            O            05/01/28
    0


    1741558          E22/G02             F           91,500.00         ZZ
                                         360         91,385.85          1
    40441 FLAGSTAFF                    8.375            695.47         66
                                       8.125            695.47      140,000.00
    STERLING HEIGHT  MI   48313          2            04/27/98         00
    0410835706                           05           06/01/98          0
    410835706                            O            05/01/28
    0


    1741744          E22/G02             F           50,000.00         ZZ
                                         360         49,936.02          1
    5810 GENESEE AVENUE                8.250            375.63         77
                                       8.000            375.63       65,000.00
    OTTER LAKE       MI   48464          5            04/28/98         00
    0410816607                           05           06/01/98          0
    410816607                            O            05/01/28
    0


    1741779          638/G02             F          122,100.00         T
                                         360        122,015.97          1
    142 OAKWELL FARMS                  7.875            885.31         80
                                       7.625            885.31      152,670.00
    SAN ANTONIO      TX   78218          1            05/06/98         00
    0430796805                           07           07/01/98          0
    8712017                              O            06/01/28
    0


    1741781          G97/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
    3715 SE BELMONT STREET             8.500            538.24         56
                                       8.250            538.24      127,000.00
    PORTLAND         OR   97214          5            05/01/98         00
    0430830869                           05           07/01/98          0
1


    13574                                O            06/01/28
    0


    1741810          737/G02             F           44,900.00         ZZ
                                         360         44,875.47          1
    4540 N 50TH AVENUE                 9.000            361.28         90
                                       8.750            361.28       49,900.00
    PHOENIX          AZ   85031          1            05/04/98         10
    0430805242                           05           07/01/98         25
    515268                               N            06/01/28
    0


    1741813          F03/G02             F          520,000.00         ZZ
                                         360        520,000.00          1
    29576 TARGHEE LANE                 7.875          3,770.36         80
                                       7.625          3,770.36      650,000.00
    EVERGREEN        CO   80439          5            06/03/98         00
    0430854497                           05           08/01/98          0
    12330                                O            07/01/28
    0


    1741836          737/G02             F           83,700.00         ZZ
                                         360         83,649.29          1
    496 SHERMAN WAY                    8.500            643.58         90
                                       8.250            643.58       93,000.00
    DECATUR          GA   30033          1            05/06/98         01
    0430835520                           01           07/01/98         25
    952843                               N            06/01/28
    0


    1741849          E22/G02             F          171,430.00         ZZ
                                         360        171,302.78          1
    1854 COCHRAN PLACE                 7.500          1,198.66         77
                                       7.250          1,198.66      225,000.00
    LOS ANGELES      CA   90019          1            05/04/98         00
    0410847909                           05           07/01/98          0
    410847909                            O            06/01/28
    0


    1741944          429/429             F           89,950.00         ZZ
                                         360         89,758.29          1
    1220 WEST UNIVERSITY AVENUE        7.750            644.42         75
                                       7.500            644.42      120,000.00
    CHAMPAIGN        IL   61821          5            03/26/98         00
    61575593                             05           05/01/98          0
    61575593                             O            04/01/28
    0


1


    1741945          429/429             F           39,000.00         ZZ
                                         360         38,901.87          1
    803 EAST CHESTNUT                  8.125            289.58         75
                                       7.875            289.58       52,000.00
    MONTICELLO       IL   61856          5            03/18/98         00
    61576841                             05           05/01/98          0
    61576841                             O            04/01/28
    0


    1741946          429/429             F           69,600.00         ZZ
                                         360         69,440.11          1
    200 BEAVER DRIVE                   7.375            480.72         80
                                       7.125            480.72       88,000.00
    BOROUGH OF BELL  NJ   08031          1            03/31/98         00
    62645901                             05           05/01/98          0
    62645901                             O            04/01/28
    0


    1741947          429/429             F          203,000.00         ZZ
                                         360        202,567.39          1
    727 PYLE ROAD                      7.750          1,454.32         71
                                       7.500          1,454.32      286,000.00
    FOREST HILL      MD   21050          2            03/12/98         00
    62803778                             05           05/01/98          0
    62803778                             O            04/01/28
    0


    1741949          429/429             F           56,250.00         ZZ
                                         360         56,178.01          1
    4209 EUCLID AVENUE                 8.250            422.59         75
                                       8.000            422.59       75,000.00
    BALTIMORE        MD   21229          5            05/01/98         00
    62804391                             05           06/01/98          0
    62804391                             O            05/01/28
    0


    1741950          429/429             F          100,000.00         ZZ
                                         360         99,858.37          1
    1923 KNOLLTON ROAD                 7.750            716.42         75
                                       7.500            716.42      135,000.00
    TOWSON           MD   21093          1            04/20/98         00
    62804430                             05           06/01/98          0
    62804430                             O            05/01/28
    0


    1741951          429/429             F          240,000.00         ZZ
                                         360        239,513.66          1
    1 LOUIS DRIVE UNIT A               8.000          1,761.04         80
                                       7.750          1,761.04      302,000.00
1


    MONTVILLE        NJ   07045          1            03/27/98         00
    62914791                             01           05/01/98          0
    62914791                             O            04/01/28
    0


    1741952          429/429             F          294,000.00         ZZ
                                         360        293,604.14          1
    459 SUMMIT STREET                  8.000          2,157.27         78
                                       7.750          2,157.27      380,000.00
    ENGLEWOOD CLIFF  NJ   07632          2            03/16/98         00
    62914821                             05           05/01/98          0
    62914821                             O            04/01/28
    0


    1741953          549/549             F          122,650.00         ZZ
                                         360        122,488.98          1
    28435 NORTH 64TH STREET            8.125            910.68         71
                                       7.875            910.68      175,000.00
    CAVE CREEK       AZ   85331          5            04/27/98         00
    62931148                             05           06/01/98          0
    62931148                             O            05/01/28
    0


    1741954          549/549             F           95,000.00         ZZ
                                         360         94,655.51          1
    4124 EAST BARWICK DRIVE            8.000            697.08         80
                                       7.750            697.08      119,000.00
    CAVE CREEK       AZ   85331          1            03/30/98         00
    62932136                             03           05/01/98          0
    62932136                             O            04/01/28
    0


    1741955          429/429             F           90,000.00         ZZ
                                         360         89,765.36          1
    495 SANDHILL ROAD                  7.500            629.30         62
                                       7.250            629.30      147,000.00
    WANTAGH          NY   11793          1            04/09/98         00
    63167905                             05           06/01/98          0
    63167905                             O            05/01/28
    0


    1741956          429/429             F           45,000.00         T
                                         360         44,931.29          1
    UNIT # 7 RODNEY COURT CONDOM1      7.375            310.81         67
                                       7.125            310.81       68,000.00
    DEWEY BEACH      DE   19971          1            04/15/98         00
    63214113                             01           06/01/98          0
    63214113                             O            05/01/28
    0
1




    1741957          549/549             F          310,000.00         ZZ
                                         360        309,538.12          1
    1224 MONCADO DRIVE                 7.625          2,194.17         72
                                       7.375          2,194.17      436,000.00
    GLENDALE         CA   91207          5            04/15/98         00
    63282798                             05           06/01/98          0
    63282798                             O            05/01/28
    0


    1741958          491/491             F          215,990.00         ZZ
                                         360        215,668.40          1
    3614 MISTY GLEN COURT              7.500          1,510.24         80
                                       7.250          1,510.24      270,000.00
    SAN JOSE         CA   95111          1            04/23/98         00
    63289628                             05           06/01/98          0
    63289628                             O            05/01/28
    0


    1741959          549/549             F           99,900.00         ZZ
                                         360         99,692.37          1
    1940 EAST RENEE DRIVE              7.875            724.35         74
                                       7.625            724.35      136,000.00
    PHOENIX          AZ   85024          1            03/27/98         00
    63299607                             05           05/01/98          0
    63299607                             O            04/01/28
    0


    1741960          549/549             F          135,600.00         ZZ
                                         360        135,398.09          1
    3643 TARPON DRIVE                  7.500            948.14         78
                                       7.250            948.14      175,000.00
    LAKE HAVASU CIT  AZ   86406          2            04/21/98         00
    63301547                             05           06/01/98          0
    63301547                             O            05/01/28
    0


    1741961          549/549             F          141,600.00         ZZ
                                         360        141,409.33          1
    8825 EAST PALM RIDGE DRIVE         8.000          1,039.02         80
                                       7.750          1,039.02      177,000.00
    SCOTTSDALE       AZ   85260          1            04/29/98         00
    63302489                             03           06/01/98          0
    63302489                             O            05/01/28
    0


    1741962          491/491             F          140,000.00         ZZ
                                         360        139,811.48          1
1


    2578 47TH AVENUE                   8.000          1,027.28         52
                                       7.750          1,027.28      272,000.00
    SAN FRANCISCO    CA   94116          1            04/22/98         00
    63358221                             05           06/01/98          0
    63358221                             O            05/01/28
    0


    1741964          549/549             F          104,000.00         ZZ
                                         360        103,856.37          1
    5191 SUNNYWOOD DRIVE               7.875            754.08         80
                                       7.625            754.08      130,000.00
    LAS VEGAS        NV   89120          1            04/23/98         00
    63371570                             05           06/01/98          0
    63371570                             O            05/01/28
    0


    1741965          549/549             F          195,600.00         ZZ
                                         360        195,343.22          1
    4640 OLMSTED COURT                 8.125          1,452.33         71
                                       7.875          1,452.33      276,000.00
    RENO             NV   89509          5            04/16/98         00
    63379716                             03           06/01/98          0
    63379716                             O            05/01/28
    0


    1741966          549/549             F          296,000.00         ZZ
                                         360        295,591.24          1
    588 TYNER WAY                      7.875          2,146.21         80
                                       7.625          2,146.21      370,000.00
    INCLINE VILLAGE  NV   89450          1            04/27/98         00
    63380838                             05           06/01/98          0
    63380838                             O            05/01/28
    0


    1741967          429/429             F          367,000.00         ZZ
                                         360        366,493.20          2
    101 BURTON AVENUE                  7.875          2,661.01         70
                                       7.625          2,661.01      525,000.00
    STATEN ISLAND    NY   10309          2            04/08/98         00
    63430509                             05           06/01/98          0
    63430509                             O            05/01/28
    0


    1741968          429/429             F           67,200.00         ZZ
                                         360         67,102.41          1
    120 DEVON LOOP 109C                7.625            475.64         80
                                       7.375            475.64       85,000.00
    STATEN ISLAND    NY   10314          1            04/17/98         00
    63431025                             01           06/01/98          0
1


    63431025                             O            05/01/28
    0


    1741969          549/549             F          284,800.00         ZZ
                                         360        133,416.52          1
    15238 SOUTH 17TH PLACE             8.000          2,089.77         80
                                       7.750          2,089.77      356,000.00
    PHOENIX          AZ   85048          1            04/28/98         00
    63452219                             03           06/01/98          0
    63452219                             O            05/01/28
    0


    1741972          429/429             F          142,000.00         ZZ
                                         360        141,704.90          1
    4 BRANDY LANE                      7.875          1,029.60         70
                                       7.625          1,029.60      203,000.00
    PELHAM           NH   03076          5            03/25/98         00
    63485567                             05           05/01/98          0
    63485567                             O            04/01/28
    0


    1741973          549/549             F          160,000.00         ZZ
                                         360        159,487.92          1
    655 OAK CREEK DRIVE                8.125          1,188.00         66
                                       7.875          1,188.00      244,000.00
    RENO             NV   89511          5            04/09/98         00
    63506131                             05           06/01/98          0
    63506131                             O            05/01/28
    0


    1741974          491/491             F           63,000.00         ZZ
                                         360         62,878.65          1
    1129 WILLOW STREET SE              8.250            473.30         67
                                       8.000            473.30       95,000.00
    LACEY            WA   98503          5            03/18/98         00
    63513625                             05           05/01/98          0
    63513625                             O            04/01/28
    0


    1741975          491/491             F          387,500.00         ZZ
                                         360        385,212.34          1
    202 GRANADA WAY                    7.750          2,776.10         53
                                       7.500          2,776.10      733,000.00
    LOS GATOS        CA   95032          2            02/26/98         00
    63517493                             05           05/01/98          0
    63517493                             O            04/01/28
    0


1


    1741976          549/549             F          320,000.00         ZZ
                                         360        319,779.77          1
    1277 SAN ANTONIO CREEK ROAD        7.875          2,320.23         80
                                       7.625          2,320.23      400,000.00
    SANTA BARBARA    CA   93111          1            04/27/98         00
    63525780                             05           07/01/98          0
    63525780                             O            06/01/28
    0


    1741977          491/491             F           50,000.00         ZZ
                                         360         49,930.49          2
    4836 WEST 18TH STREET              7.875            362.54         31
                                       7.625            362.54      165,000.00
    LOS ANGELES      CA   90019          5            04/23/98         00
    63685299                             05           06/01/98          0
    63685299                             N            05/01/28
    0


    1741978          549/549             F          295,000.00         ZZ
                                         360        294,549.66          1
    5438 ENCINITA AVENUE               7.375          2,037.50         59
                                       7.125          2,037.50      500,000.00
    TEMPLE CITY      CA   91780          2            04/23/98         00
    63701847                             05           06/01/98          0
    63701847                             O            05/01/28
    0


    1741979          549/549             F          227,700.00         ZZ
                                         360        227,189.85          1
    1910 109TH AVENUE NE               7.500          1,592.12         72
                                       7.250          1,592.12      320,000.00
    BELLEVUE         WA   98004          5            03/30/98         00
    63710544                             05           05/01/98          0
    63710544                             O            04/01/28
    0


    1741980          549/549             F          250,000.00         ZZ
                                         360        249,480.45          1
    4330 EAST FRENCH GULCH RD          7.875          1,812.68         70
                                       7.625          1,812.68      360,000.00
    COEUR D' ALENE   ID   83814          1            03/10/98         00
    63712164                             05           05/01/98          0
    63712164                             O            04/01/28
    0


    1741981          549/549             F          400,000.00         ZZ
                                         360        399,447.63          1
    3831 PLEASANT BEACH DR NE          7.875          2,900.28         50
                                       7.625          2,900.28      800,000.00
1


    BAINBRIDGE ISLA  WA   98110          1            03/27/98         00
    63712407                             05           06/01/98          0
    63712407                             O            05/01/28
    0


    1741982          429/429             F           67,000.00         ZZ
                                         360         66,860.75          1
    9615 ARCADE RIDGE                  7.875            485.80         77
                                       7.625            485.80       87,500.00
    SAN ANTONIO      TX   78239          1            03/26/98         00
    63737175                             03           05/01/98          0
    63737175                             O            04/01/28
    0


    1741984          549/549             F          161,500.00         ZZ
                                         360        161,147.10          1
    746 FIESTA DRIVE                   7.625          1,143.09         52
                                       7.375          1,143.09      315,000.00
    SAN MATEO        CA   94403          2            03/03/98         00
    63764733                             05           05/01/98          0
    63764733                             O            04/01/28
    0


    1741985          549/549             F          112,500.00         ZZ
                                         360        112,260.23          2
    127 & 131 SE KELLY AVE.            7.750            805.97         63
                                       7.500            805.97      180,000.00
    GRESHAM          OR   97030          5            03/03/98         00
    63768461                             05           05/01/98          0
    63768461                             O            04/01/28
    0


    1741986          549/549             F          147,000.00         ZZ
                                         360        146,802.06          1
    910 WEST WHITE ACACIA PLACE        8.000          1,078.64         49
                                       7.750          1,078.64      305,000.00
    TUCSON           AZ   85704          1            04/01/98         00
    63779081                             05           06/01/98          0
    63779081                             O            05/01/28
    0


    1741987          549/549             F          337,500.00         ZZ
                                         360        337,009.89          1
    778 WEST KNICKERBOCKER DRIVE       7.625          2,388.81         75
                                       7.375          2,388.81      450,000.00
    SUNNYVALE        CA   94087          5            04/16/98         00
    63785889                             05           06/01/98          0
    63785889                             O            05/01/28
    0
1




    1741988          549/549             F          221,000.00         ZZ
                                         360        220,709.89          1
    2307 38TH AVENUE                   8.125          1,640.92         71
                                       7.875          1,640.92      315,000.00
    SAN FRANCISCO    CA   94116          5            04/10/98         00
    63786001                             05           06/01/98          0
    63786001                             O            05/01/28
    0


    1741989          549/549             F          570,000.00         ZZ
                                         360        569,251.74          1
    21 TIBURON BAY DRIVE               8.125          4,232.24         65
                                       7.875          4,232.24      880,000.00
    NEWPORT BEACH    CA   92625          2            04/06/98         00
    63800586                             03           06/01/98          0
    63800586                             O            05/01/28
    0


    1741990          429/429             F          131,000.00         ZZ
                                         360        130,734.52          1
    11 ESTATES DRIVE                   8.000            961.24         59
                                       7.750            961.24      225,000.00
    WANTAGE          NJ   07461          5            03/20/98         00
    63818710                             05           05/01/98          0
    63818710                             O            04/01/28
    0


    1741992          429/429             F          275,200.00         ZZ
                                         360        274,838.72          1
    3 HAMILTON DRIVE                   8.125          2,043.36         80
                                       7.875          2,043.36      344,000.00
    MENDHAM          NJ   07945          1            04/29/98         00
    63819155                             05           06/01/98          0
    63819155                             O            05/01/28
    0


    1741993          429/429             F          175,000.00         ZZ
                                         360        174,308.17          1
    670 LOTUS AVENUE                   7.875          1,268.88         61
                                       7.625          1,268.88      288,000.00
    ORADELL          NJ   07649          2            03/17/98         00
    63819813                             05           05/01/98          0
    63819813                             O            04/01/28
    0


    1741994          429/429             F          142,400.00         ZZ
                                         360        141,576.53          1
1


    40 LINWOOD AVENUE                  7.875          1,032.50         80
                                       7.625          1,032.50      180,000.00
    EMERSON          NJ   07630          1            03/20/98         00
    63820048                             05           05/01/98          0
    63820048                             O            04/01/28
    0


    1741995          429/429             F          170,000.00         ZZ
                                         360        169,771.10          1
    51 DOWITCHER COURT                 8.000          1,247.40         74
                                       7.750          1,247.40      231,000.00
    WAYNE            NJ   07470          1            04/30/98         00
    63820358                             03           06/01/98          0
    63820358                             O            05/01/28
    0


    1741996          429/429             F          245,000.00         ZZ
                                         360        244,670.11          1
    162 NUTLEY AVENUE                  8.000          1,797.73         75
                                       7.750          1,797.73      330,000.00
    NUTLEY           NJ   07110          5            04/07/98         00
    63820897                             05           06/01/98          0
    63820897                             O            05/01/28
    0


    1741997          549/549             F          224,900.00         T
                                         360        224,454.25          1
    1140 RODEO ROAD                    8.125          1,669.88         75
                                       7.875          1,669.88      300,000.00
    SEDONA           AZ   86336          1            03/17/98         00
    63830302                             05           05/01/98          0
    63830302                             O            04/01/28
    0


    1741998          549/549             F           48,000.00         ZZ
                                         360         47,909.85          1
    1956 EAST MAHONEY AVENUE           8.375            364.84         64
                                       8.125            364.84       75,000.00
    MESA             AZ   85204          2            03/25/98         00
    63831619                             05           05/01/98          0
    63831619                             O            04/01/28
    0


    1741999          429/429             F          160,000.00         ZZ
                                         360        159,773.41          1
    31 LEPES ROAD                      7.750          1,146.26         61
                                       7.500          1,146.26      265,000.00
    PORTSMOUTH       RI   02871          1            04/23/98         00
    63850079                             05           06/01/98          0
1


    63850079                             O            05/01/28
    0


    1742000          429/429             F          255,000.00         ZZ
                                         360        254,610.72          1
    5 MICHAEL AVENUE                   7.375          1,761.23         58
                                       7.125          1,761.23      440,000.00
    SCITUATE         MA   02066          5            04/21/98         00
    63851431                             05           06/01/98          0
    63851431                             O            05/01/28
    0


    1742002          549/549             F          275,000.00         ZZ
                                         360        274,428.49          1
    12726 NOTTINGHAM STREET            7.875          1,993.95         63
                                       7.625          1,993.95      440,000.00
    CERRITOS         CA   90703          2            03/11/98         00
    63854856                             03           05/01/98          0
    63854856                             O            04/01/28
    0


    1742003          549/549             F          160,650.00         ZZ
                                         360        160,223.35          2
    236 ANDREWS LANE                   7.375          1,109.57         49
                                       7.125          1,109.57      330,000.00
    HONOLULU         HI   96813          2            04/29/98         00
    63899124                             05           06/01/98          0
    63899124                             O            05/01/28
    0


    1742004          549/549             F          325,000.00         ZZ
                                         360        324,307.38          1
    2804 SYDNEY WAY                    7.750          2,328.35         60
                                       7.500          2,328.35      550,000.00
    CASTRO VALLEY    CA   94546          2            03/13/98         00
    63907704                             05           05/01/98          0
    63907704                             O            04/01/28
    0


    1742005          549/549             F           96,000.00         ZZ
                                         360         95,726.32          1
    4638 MADRESELVA STREET             7.750            687.76         80
                                       7.500            687.76      120,000.00
    LA GRANGE        CA   95329          1            02/26/98         00
    63908000                             05           04/01/98          0
    63908000                             O            03/01/28
    0


1


    1742006          429/429             F          127,900.00         ZZ
                                         360        127,723.37          1
    1269 RIVER ROAD                    7.875            927.37         74
                                       7.625            927.37      175,000.00
    SUFFOLK          VA   23434          1            04/28/98         00
    63926601                             05           06/01/98          0
    63926601                             O            05/01/28
    0


    1742007          549/549             F          102,500.00         ZZ
                                         360        102,358.45          1
    RT 2 BOX 12                        7.875            743.20         78
                                       7.625            743.20      133,000.00
    PECOS            NM   87552          5            04/23/98         00
    63958571                             05           06/01/98          0
    63958571                             O            05/01/28
    0


    1742009          429/429             F          129,500.00         ZZ
                                         360        129,325.26          1
    699 MAIN STREET                    7.990            949.33         74
                                       7.740            949.33      175,000.00
    BREWSTER         MA   02631          1            04/06/98         00
    63995298                             05           06/01/98          0
    63995298                             O            05/01/28
    0


    1742010          549/549             F          191,000.00         ZZ
                                         360        187,785.48          1
    2320 SIR FRANCIS DRAKE             7.875          1,384.89         66
    BOULEVARD                          7.625          1,384.89      291,000.00
    FAIRFAX          CA   94930          2            04/07/98         00
    64029964                             05           06/01/98          0
    64029964                             O            05/01/28
    0


    1742012          549/549             F          227,000.00         ZZ
                                         360        226,540.00          1
    272 SUNNYBRAE DRIVE                8.000          1,665.65         77
                                       7.750          1,665.65      295,000.00
    MARTINEZ         CA   94553          2            03/24/98         00
    64069435                             05           05/01/98          0
    64069435                             O            04/01/28
    0


    1742013          549/549             F          100,000.00         ZZ
                                         360         99,786.87          1
    23246 BARTON ROAD                  7.750            716.42         33
                                       7.500            716.42      310,500.00
1


    GRAND TERRACE    CA   92313          5            03/10/98         00
    64070859                             05           05/01/98          0
    64070859                             O            04/01/28
    0


    1742014          549/549             F          288,750.00         ZZ
                                         360        288,103.07          1
    14066 SADDLEWOOD DRIVE             7.500          2,018.99         75
                                       7.250          2,018.99      386,000.00
    POWAY            CA   92064          2            03/19/98         00
    64072258                             05           05/01/98          0
    64072258                             O            04/01/28
    0


    1742015          429/429             F           75,000.00         T
                                         360         74,837.85          1
    2406 BRENTWOOD LANE                7.875            543.81         74
                                       7.625            543.81      101,500.00
    BILLINGS         MT   59102          1            04/03/98         00
    64082873                             05           05/01/98          0
    64082873                             O            04/01/28
    0


    1742016          549/549             F          189,750.00         ZZ
                                         360        189,265.15          1
    612 STANNAGE AVENUE                8.000          1,392.32         75
                                       7.750          1,392.32      253,000.00
    ALBANY           CA   94706          1            03/18/98         00
    64086844                             05           05/01/98          0
    64086844                             O            04/01/28
    0


    1742018          429/429             F          158,000.00         ZZ
                                         360        157,764.75          1
    21 MELBA STREET                    7.500          1,104.76         76
                                       7.250          1,104.76      210,000.00
    MILFORD          CT   06460          1            04/28/98         00
    64093468                             05           06/01/98          0
    64093468                             O            05/01/28
    0


    1742019          549/549             F          127,500.00         ZZ
                                         360        127,082.47          1
    16401 MARILLA STREET               7.875            924.47         75
                                       7.625            924.47      170,000.00
    LOS ANGELES      CA   91343          5            03/16/98         00
    64144003                             05           05/01/98          0
    64144003                             O            04/01/28
    0
1




    1742022          549/549             F           63,750.00         ZZ
                                         360         63,670.47          1
    7 SANTA PAULA WAY                  8.375            484.55         75
                                       8.125            484.55       85,000.00
    VALLEJO          CA   94590          2            03/31/98         00
    64145590                             05           06/01/98          0
    64145590                             O            05/01/28
    0


    1742023          549/549             F          206,000.00         ZZ
                                         360        205,613.18          1
    23 MOCCASIN TRAIL                  8.375          1,565.75         55
                                       8.125          1,565.75      380,000.00
    GRAEAGLE         CA   96103          5            03/10/98         00
    64145611                             05           05/01/98          0
    64145611                             O            04/01/28
    0


    1742025          549/549             F          140,000.00         ZZ
                                         360        139,185.07          1
    15937 LAS PALMERAS AVENUE          7.500            978.91         47
                                       7.250            978.91      300,000.00
    LA MIRADA        CA   90638          5            03/12/98         00
    64169481                             03           05/01/98          0
    64169481                             O            04/01/28
    0


    1742026          549/549             F          120,000.00         ZZ
                                         360        119,709.07          1
    4309 PARK CIRCLE DRIVE             7.500            839.06         79
                                       7.250            839.06      152,000.00
    BAKERSFIELD      CA   93309          1            03/19/98         00
    64172660                             03           05/01/98          0
    64172660                             O            04/01/28
    0


    1742027          549/549             F          130,000.00         ZZ
                                         360        129,708.75          1
    8520 FOX HILLS AVENUE              7.500            908.98         32
                                       7.250            908.98      415,000.00
    BUENA PARK       CA   90621          5            03/31/98         00
    64175316                             05           05/01/98          0
    64175316                             O            04/01/28
    0


    1742030          549/549             F          168,200.00         ZZ
                                         360        167,850.44          1
1


    2115 CAMINO LAUREL #113            7.875          1,219.57         52
                                       7.625          1,219.57      325,000.00
    SAN CLEMENTE     CA   92673          2            03/25/98         00
    64199541                             01           05/01/98          0
    64199541                             O            04/01/28
    0


    1742031          549/549             F          230,000.00         ZZ
                                         360        229,522.03          1
    995 LARKSPUR DRIVE                 7.875          1,667.66         41
                                       7.625          1,667.66      570,000.00
    MILLBRAE         CA   94030          2            03/18/98         00
    64200451                             05           05/01/98          0
    64200451                             O            04/01/28
    0


    1742034          549/549             F          160,000.00         ZZ
                                         360        159,627.33          1
    144 JESSIE STREET                  7.875          1,160.12         73
                                       7.625          1,160.12      220,000.00
    SANTA CRUZ       CA   95060          1            03/18/98         00
    64201708                             05           05/01/98          0
    64201708                             O            04/01/28
    0


    1742035          429/549             F          313,434.00         ZZ
                                         360        312,749.09          1
    11806 MARIPOSA BAY LANE            7.625          2,218.47         75
                                       7.375          2,218.47      417,913.00
    LOS ANGELES      CA   91326          1            03/06/98         00
    64202241                             03           05/01/98          0
    64202241                             O            04/01/28
    0


    1742036          549/549             F          250,300.00         ZZ
                                         360        249,917.91          1
    12746 SANFORD STREET               7.375          1,728.76         75
                                       7.125          1,728.76      334,000.00
    LOS ANGELES      CA   90066          1            04/08/98         00
    64203085                             05           06/01/98          0
    64203085                             O            05/01/28
    0


    1742037          549/549             F          513,650.00         ZZ
                                         360        512,922.58          1
    6416 VIA BARON                     7.750          3,679.86         75
                                       7.500          3,679.86      685,000.00
    RANCHO PALOS VE  CA   90275          1            03/31/98         00
    64203115                             03           06/01/98          0
1


    64203115                             O            05/01/28
    0


    1742039          549/549             F          300,000.00         ZZ
                                         360        299,376.55          1
    324 SURF STREET                    7.875          2,175.21         79
                                       7.625          2,175.21      380,000.00
    OCEANO           CA   93445          1            03/20/98         00
    64204928                             05           05/01/98          0
    64204928                             O            04/01/28
    0


    1742040          549/549             F          150,000.00         ZZ
                                         360        149,787.58          1
    2788 CROCKETT CIRCLE               7.750          1,074.62         42
                                       7.500          1,074.62      362,000.00
    LOS OSOS         CA   93402          2            04/02/98         00
    64207161                             05           06/01/98          0
    64207161                             O            05/01/28
    0


    1742041          549/549             F          125,000.00         ZZ
                                         360        124,719.95          1
    1983 NORTH AGATE STREET            7.500            874.02         53
                                       7.250            874.02      240,000.00
    ORANGE           CA   92867          5            03/30/98         00
    64210197                             05           05/01/98          0
    64210197                             O            04/01/28
    0


    1742042          549/549             F          105,750.00         ZZ
                                         360        105,600.24          1
    10452 MIGNONETTE STREET            7.750            757.61         75
                                       7.500            757.61      141,000.00
    RANCHO CUCAMONG  CA   91701          5            04/18/98         00
    64210383                             05           06/01/98          0
    64210383                             O            05/01/28
    0


    1742043          549/549             F          113,600.00         ZZ
                                         360        113,357.90          1
    7021 KENNESAW COURT                7.750            813.85         80
                                       7.500            813.85      142,000.00
    STOCKTON         CA   95219          1            03/26/98         00
    64214796                             03           05/01/98          0
    64214796                             O            04/01/28
    0


1


    1742044          429/549             F          457,500.00         ZZ
                                         360        456,549.22          1
    8008 RIVER PLACE                   7.875          3,317.20         71
                                       7.625          3,317.20      648,000.00
    CARMEL           CA   93923          1            03/18/98         00
    64214923                             05           05/01/98          0
    64214923                             O            04/01/28
    0


    1742045          549/549             F           50,000.00         ZZ
                                         360         49,896.08          1
    2814 HOLLAND STREET                7.875            362.54         19
                                       7.625            362.54      272,000.00
    SAN MATEO        CA   94403          5            03/16/98         00
    64243826                             05           05/01/98          0
    64243826                             O            04/01/28
    0


    1742046          549/549             F          150,000.00         ZZ
                                         360        149,703.62          1
    1003 EAST 3RD STREET               8.125          1,113.75         70
                                       7.875          1,113.75      215,000.00
    BENICIA          CA   94510          2            03/26/98         00
    64244041                             05           05/01/98          0
    64244041                             O            04/01/28
    0


    1742047          549/549             F          135,000.00         ZZ
                                         360        134,719.43          1
    2617 EL PASEO                      7.875            978.85         75
                                       7.625            978.85      180,000.00
    ALHAMBRA         CA   91803          5            03/26/98         00
    64246655                             05           05/01/98          0
    64246655                             O            04/01/28
    0


    1742049          549/549             F          111,200.00         ZZ
                                         360        110,950.86          1
    241 MOUNTAIN VIEW STREET           7.500            777.53         80
                                       7.250            777.53      139,000.00
    GLIDE            OR   97443          1            03/12/98         00
    64263304                             05           05/01/98          0
    64263304                             O            04/01/28
    0


    1742050          549/549             F          261,000.00         ZZ
                                         360        260,471.10          1
    2807 SHASTA ROAD                   8.000          1,915.13         75
                                       7.750          1,915.13      348,000.00
1


    BERKELEY         CA   94708          5            03/17/98         00
    64289605                             05           05/01/98          0
    64289605                             O            04/01/28
    0


    1742051          549/549             F          248,000.00         ZZ
                                         360        247,471.48          1
    645 SWEET COURT                    7.750          1,776.71         80
                                       7.500          1,776.71      310,000.00
    LAFAYETTE        CA   94549          1            03/25/98         00
    64307867                             05           05/01/98          0
    64307867                             O            04/01/28
    0


    1742053          429/429             F           50,000.00         ZZ
                                         360         49,965.59          1
    2473 MONMOUTH ROAD                 7.875            362.54         53
                                       7.625            362.54       95,000.00
    TOWNSHIP OF SPR  NJ   08041          5            04/28/98         00
    64308782                             05           07/01/98          0
    64308782                             O            06/01/28
    0


    1742054          429/429             F          124,000.00         ZZ
                                         360        123,578.84          1
    31 TUNES BROOK DRIVE               7.750            888.36         80
                                       7.500            888.36      155,000.00
    TOWNSHIP OF BRI  NJ   08723          1            04/29/98         00
    64312186                             05           06/01/98          0
    64312186                             O            05/01/28
    0


    1742055          549/549             F           90,000.00         ZZ
                                         360         89,865.98          1
    2566 CUBIT STREET                  7.500            629.30         70
                                       7.250            629.30      130,000.00
    EUGENE           OR   97402          1            04/22/98         00
    64363678                             05           06/01/98          0
    64363678                             O            05/01/28
    0


    1742056          549/549             F          180,000.00         ZZ
                                         360        179,731.99          1
    3722 PATRICK HENRY PLACE           7.500          1,258.59         45
                                       7.250          1,258.59      407,000.00
    AGOURA HILLS     CA   91301          1            04/14/98         00
    64394778                             03           06/01/98          0
    64394778                             O            05/01/28
    0
1




    1742057          549/549             F          148,000.00         ZZ
                                         360        147,561.98          1
    336 JUANITA AVENUE                 7.125            997.11         80
                                       6.875            997.11      185,000.00
    OCEANO           CA   93445          1            04/17/98         00
    64405311                             05           06/01/98          0
    64405311                             O            05/01/28
    0


    1742058          429/429             F          165,000.00         ZZ
                                         360        164,794.17          1
    39 CAMERON DRIVE                   8.375          1,254.12         73
                                       8.125          1,254.12      226,000.00
    HOLLIS           NH   03049          5            04/22/98         00
    64418022                             05           06/01/98          0
    64418022                             O            05/01/28
    0


    1742059          429/429             F           77,600.00         ZZ
                                         360         77,495.50          1
    54 DEXTER STREET                   8.000            569.41         80
                                       7.750            569.41       98,000.00
    NASHUA           NH   03060          1            04/10/98         00
    64418375                             05           06/01/98          0
    64418375                             O            05/01/28
    0


    1742060          549/549             F          208,700.00         ZZ
                                         360        208,404.43          1
    6801 17TH AVENUE NORTHEAST         7.750          1,495.16         76
                                       7.500          1,495.16      275,000.00
    SEATTLE          WA   98115          1            04/15/98         00
    64461025                             05           06/01/98          0
    64461025                             O            05/01/28
    0


    1742061          549/549             F          100,000.00         ZZ
                                         360         99,868.72          1
    15206 HIGH BRIDGE ROAD             8.125            742.50         34
                                       7.875            742.50      300,000.00
    MONROE           WA   98272          5            04/23/98         00
    64461033                             05           06/01/98          0
    64461033                             O            05/01/28
    0


    1742062          549/549             F           99,500.00         ZZ
                                         360         99,369.38          1
1


    10863 DORCHESTER DRIVE             8.125            738.79         72
                                       7.875            738.79      139,000.00
    TRUCKEE          CA   96161          1            04/07/98         00
    64463109                             03           06/01/98          0
    64463109                             O            05/01/28
    0


    1742063          549/549             F           79,000.00         ZZ
                                         360         78,890.90          1
    861 SOUTH SHORE DRIVE              7.875            572.81         57
                                       7.625            572.81      140,000.00
    SOUTH LAKE TAHO  CA   96150          5            04/09/98         00
    64510034                             05           06/01/98          0
    64510034                             O            05/01/28
    0


    1742064          549/549             F           56,000.00         ZZ
                                         360         55,914.51          1
    708 RIDGE STREET                   7.375            386.78         80
                                       7.125            386.78       70,000.00
    PORTOLA          CA   96122          1            04/03/98         00
    64510824                             05           06/01/98          0
    64510824                             O            05/01/28
    0


    1742065          549/549             F          134,400.00         ZZ
                                         360        134,091.30          1
    500 RIDGEWOOD DRIVE                7.375            928.27         80
                                       7.125            928.27      170,000.00
    VACAVILLE        CA   95688          1            03/26/98         00
    64510832                             05           05/01/98          0
    64510832                             O            04/01/28
    0


    1742067          549/549             F          165,000.00         ZZ
                                         360        164,894.78          1
    815 SEA SPRAY LANE #110-G          8.250          1,239.60         62
                                       8.000          1,239.60      270,000.00
    FOSTER CITY      CA   94404          5            04/27/98         00
    64512321                             01           07/01/98          0
    64512321                             O            06/01/28
    0


    1742068          549/549             F          243,750.00         ZZ
                                         360        243,413.40          1
    455 HAIGHT AVENUE                  7.875          1,767.36         75
                                       7.625          1,767.36      325,000.00
    ALAMEDA          CA   94501          5            04/22/98         00
    64513297                             05           06/01/98          0
1


    64513297                             O            05/01/28
    0


    1742069          549/549             F          206,500.00         ZZ
                                         360        206,184.76          1
    1109 SADDLEVIEW COURT              7.375          1,426.25         70
                                       7.125          1,426.25      295,000.00
    LIVERMORE        CA   94550          1            04/22/98         00
    64514803                             03           06/01/98          0
    64514803                             O            05/01/28
    0


    1742070          549/549             F           88,800.00         ZZ
                                         360         88,677.36          1
    371 BOWLINE DRIVE                  7.875            643.87         80
                                       7.625            643.87      111,000.00
    VACAVILLE        CA   95687          1            04/09/98         00
    64517543                             05           06/01/98          0
    64517543                             O            05/01/28
    0


    1742071          549/549             F          128,700.00         ZZ
                                         360        128,513.09          1
    1331 SOUTH VERDUGA ROAD            7.625            910.94         53
                                       7.375            910.94      245,000.00
    TURLOCK          CA   95380          5            04/09/98         00
    64523276                             05           06/01/98          0
    64523276                             O            05/01/28
    0


    1742072          549/549             F          110,000.00         ZZ
                                         360        109,844.22          1
    21802 TEGLEY                       7.750            788.06         71
                                       7.500            788.06      155,000.00
    MISSION VIEJO    CA   92692          2            04/13/98         00
    64529371                             03           06/01/98          0
    64529371                             O            05/01/28
    0


    1742073          549/549             F          105,000.00         ZZ
                                         360        104,833.85          1
    60 CORA COURT                      7.625            743.19         34
                                       7.375            743.19      315,000.00
    WALNUT CREEK     CA   94596          5            04/14/98         00
    64532178                             05           06/01/98          0
    64532178                             O            05/01/28
    0


1


    1742093          A02/G02             F          100,000.00         ZZ
                                         360         99,939.42          1
    935 DANIELS COURT                  8.500            768.91         74
                                       8.250            768.91      135,900.00
    SCHAUMBURG       IL   60194          1            05/26/98         00
    0430843094                           09           07/01/98          0
    UNKNOWN                              O            06/01/28
    0


    1742112          H81/G02             F           85,000.00         ZZ
                                         360         84,951.09          4
    3011 N 76TH STREET                 8.750            668.70         55
                                       8.500            668.70      155,000.00
    MILWAUKEE        WI   53222          1            06/01/98         00
    0430859983                           05           07/01/98          0
    WH4124                               N            06/01/28
    0


    1742138          638/G02             F           35,600.00         ZZ
                                         360         35,578.44          1
    1307 WEST ORCHID PLACE             8.500            273.73         90
                                       8.250            273.73       39,600.00
    CASA GRANDE      AZ   85222          1            04/20/98         04
    0430796706                           05           07/01/98         25
    8727313                              N            06/01/28
    0


    1742175          638/G02             F           63,200.00         ZZ
                                         360         63,125.11          1
    5710 SAGE COURT                    8.625            491.56         80
                                       8.375            491.56       79,000.00
    INDIANAPOLIS     IN   46237          2            04/29/98         00
    0430797555                           05           06/01/98          0
    8709280                              N            05/01/28
    0


    1742316          E57/G02             F           65,000.00         ZZ
                                         360         64,924.93          1
    162 WEST 20TH STREET               8.750            511.36         64
                                       8.500            511.36      103,000.00
    MERCED           CA   95340          5            04/24/98         00
    0430836981                           05           06/01/98          0
    66802006761                          N            05/01/28
    0


    1742361          664/G02             F           50,050.00         ZZ
                                         360         49,992.19          1
    2809 GREENE STREET                 8.750            393.75         70
                                       8.500            393.75       71,500.00
1


    IRVING           TX   75062          5            04/30/98         00
    0430796318                           05           06/01/98          0
    2466902                              N            05/01/28
    0


    1742400          E76/G02             F           93,200.00         T
                                         360         93,144.98          1
    2534 STRESA LANE                   8.625            724.90         80
                                       8.375            724.90      116,500.00
    GRAND PRAIRIE    TX   75052          1            06/02/98         00
    0430862664                           05           07/01/98          0
    UNKNOWN                              O            06/01/28
    0


    1742500          A38/G02             F           58,400.00         ZZ
                                         360         58,362.76          1
    2425 AUGUSTA DRIVE #33             8.250            438.74         90
                                       8.000            438.74       64,900.00
    HOUSTON          TX   77057          1            05/27/98         01
    0430854646                           01           07/01/98         25
    9620339                              O            06/01/28
    0


    1742536          253/253             F           36,900.00         ZZ
                                         360         36,875.24          1
    14800 ENTERPRISE DR #21A           8.000            270.76         90
                                       7.750            270.76       41,000.00
    FARMERS BRANCH   TX   75234          1            06/03/98         19
    914313                               01           07/01/98         25
    914313                               O            06/01/28
    0


    1742599          B27/G02             F          249,300.00         ZZ
                                         360        249,148.96          1
    717 ATLANTIC AVENUE                8.500          1,916.91         90
    UNIT 5B                            8.250          1,916.91      277,000.00
    BOSTON           MA   02110          1            05/07/98         11
    0430836882                           08           07/01/98         25
    3053001243                           O            06/01/28
    0


    1742696          A19/G02             F           40,500.00         ZZ
                                         360         40,475.46          1
    21 BALTIMORE STREET UNIT 2         8.500            311.41         90
                                       8.250            311.41       45,000.00
    LYNN             MA   01902          1            05/29/98         01
    0430858043                           01           07/01/98         25
    00                                   N            06/01/28
    0
1




    1742697          H37/G02             F           87,750.00         ZZ
                                         360         87,696.84          2
    49 BENNY STREET                    8.500            674.72         90
                                       8.250            674.72       97,500.00
    NEWARK           DE   19711          1            05/29/98         01
    0430837070                           05           07/01/98         25
    100272                               N            06/01/28
    0


    1742785          766/G02             F          249,300.00         T
                                         360        249,156.57          1
    1004 E US HWY 98 #804              8.750          1,961.24         90
                                       8.500          1,961.24      277,000.00
    DESTIN           FL   32541          1            05/07/98         04
    0430802322                           06           07/01/98         35
    98MK0046                             O            06/01/28
    0


    1742797          F03/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    3818 EAST PHILLIPS CIRCLE          8.000          1,056.62         80
                                       7.750          1,056.62      180,000.00
    LITTLETON        CO   80122          1            06/12/98         00
    0430869479                           03           08/01/98          0
    12335                                O            07/01/28
    0


    1742798          G81/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    1175 101ST STREET #1               8.250          1,111.87         80
                                       8.000          1,111.87      185,000.00
    MIAMI            FL   33154          1            06/03/98         00
    0430834952                           01           08/01/98          0
    021805098                            O            07/01/28
    0


    1742838          F19/G02             F          277,000.00         ZZ
                                         360        277,000.00          2
    211 AND 213 CHESTNUT STREET        7.875          2,008.44         79
                                       7.625          2,008.44      351,000.00
    SANTA CRUZ       CA   95060          2            06/04/98         00
    0430870063                           05           08/01/98          0
    274218                               O            07/01/28
    0


    1742866          637/G02             F           47,600.00         ZZ
                                         360         47,569.64          1
1


    2214 HUNTINGTON CHASE              8.250            357.61         90
                                       8.000            357.61       52,900.00
    ATLANTA          GA   30350          3            06/03/98         01
    0430872929                           01           07/01/98         25
    11991833                             N            06/01/28
    0


    1742878          E62/G02             F           42,300.00         ZZ
                                         360         42,247.24          1
    1445 IDLEWOOD ROAD                 8.375            321.51         90
                                       8.125            321.51       47,000.00
    TUCKER           GA   30084          1            04/29/98         04
    0430793349                           05           06/01/98         25
    00                                   N            05/01/28
    0


    1742938          H93/G02             F           38,400.00         ZZ
                                         360         38,377.91          1
    1806 VINTON STREET                 8.750            302.09         80
                                       8.500            302.09       48,000.00
    CHARLOTTE        NC   28208          1            05/26/98         00
    0430841312                           05           07/01/98          0
    9832751                              N            06/01/28
    0


    1742965          559/G02             F          194,400.00         ZZ
                                         360        194,272.83          1
    575 SOLANO AVENUE                  8.125          1,443.42         80
                                       7.875          1,443.42      243,000.00
    SONOMA           CA   95476          1            05/05/98         00
    0430848358                           05           07/01/98          0
    5469093                              O            06/01/28
    0


    1743030          744/G02             F          273,750.00         ZZ
                                         360        273,551.86          1
    5505 ROBERTSON DRIVE               7.625          1,937.59         75
                                       7.375          1,937.59      365,000.00
    DES MOINES       IA   50312          5            05/04/98         00
    0430860387                           05           07/01/98          0
    26702                                O            06/01/28
    0


    1743154          K21/G02             F          380,000.00         ZZ
                                         360        380,000.00          4
    11 23RD PLACE                      7.625          2,689.62         80
                                       7.375          2,689.62      475,000.00
    VENICE AREA      CA   90291          2            06/03/98         00
    0430850677                           05           08/01/98          0
1


    989707                               O            07/01/28
    0


    1743158          A17/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
    15 SHERMAN ROAD                    7.750            959.99         73
                                       7.500            959.99      186,000.00
    NORTH READING    MA   01864          5            05/29/98         00
    0430858878                           05           08/01/98          0
    1743158                              O            07/01/28
    0


    1743198          E22/G02             F          116,000.00         ZZ
                                         360        115,920.17          1
    7310 NOTHMOOR DRIVE                7.875            841.08         71
                                       7.625            841.08      165,000.00
    ST LOUIS         MO   63105          5            05/01/98         00
    0410759872                           05           07/01/98          0
    410759872                            O            06/01/28
    0


    1743240          H93/G02             F           47,200.00         ZZ
                                         360         47,172.85          1
    110 S GREGG STREET                 8.750            371.32         80
                                       8.500            371.32       59,000.00
    CHARLOTTE        NC   28208          1            05/26/98         00
    0430840819                           05           07/01/98          0
    9832735                              N            06/01/28
    0


    1743290          561/561             F           57,600.00         ZZ
                                         360         57,529.95          1
    5608 S KEYSTONE AVENUE             8.500            442.90         90
                                       8.250            442.90       64,000.00
    INDIANAPOLIS     IN   46227          1            04/29/98         10
    0009366568                           05           06/01/98         25
    0009366568                           N            05/01/28
    0


    1743383          B75/G02             F          150,000.00         ZZ
                                         360        149,803.08          1
    4510 66TH AVENUE WEST              8.125          1,113.75         58
                                       7.875          1,113.75      260,000.00
    UNIVERSITY PLAC  WA   98466          5            04/28/98         00
    0430817874                           05           06/01/98          0
    7567274                              O            05/01/28
    0


1


    1743399          B75/G02             F           69,300.00         ZZ
                                         360         69,179.52          1
    1260 BRICE SQUARE                  8.750            545.18         90
                                       8.500            545.18       77,000.00
    BELCAMP          MD   21017          1            03/31/98         11
    0430862243                           09           05/01/98         25
    7645559                              N            04/01/28
    0


    1743435          B49/G02             F          211,500.00         ZZ
                                         360        211,500.00          4
    1105 HOLLI SPRINGS LANE            7.500          1,478.84         90
                                       7.250          1,478.84      235,000.00
    COLORADO SPRING  CO   80919          1            06/09/98         04
    0430861088                           05           08/01/98         30
    279898                               O            07/01/28
    0


    1743443          K45/G02             F           39,000.00         ZZ
                                         360         38,973.16          1
    3314 NORTH 68TH STREET             7.875            282.78         75
    UNIT #102                          7.625            282.78       52,000.00
    SCOTTSDALE       AZ   85251          1            05/26/98         00
    0430846774                           01           07/01/98          0
    0000                                 N            06/01/28
    0


    1743468          E62/G02             F           78,300.00         ZZ
                                         360         78,248.78          1
    3932 WOLCOTT CIRCLE                8.125            581.38         90
                                       7.875            581.38       87,000.00
    DORAVILLE        GA   30340          1            05/12/98         04
    0430799163                           01           07/01/98         25
    982340                               O            06/01/28
    0


    1743527          E22/G02             F          647,500.00         ZZ
                                         360        647,087.11          1
    4000 ABORN ROAD                    8.250          4,864.45         70
                                       8.000          4,864.45      925,000.00
    SAN JOSE         CA   95135          5            05/07/98         00
    0410833198                           05           07/01/98          0
    410833198                            O            06/01/28
    0


    1743535          638/G02             F          490,000.00         ZZ
                                         360        489,323.36          1
    1966 CALLE SALTO                   7.875          3,552.84         79
                                       7.625          3,552.84      625,000.00
1


    THOUSAND OAKS    CA   91360          5            04/22/98         00
    0430818716                           05           06/01/98          0
    8726928                              O            05/01/28
    0


    1743536          E22/G02             F          185,600.00         ZZ
                                         360        185,462.26          1
    2007 HIETTER AVENUE                7.500          1,297.74         80
                                       7.250          1,297.74      232,000.00
    SIMI VALLEY      CA   93063          1            05/04/98         00
    0410789242                           05           07/01/98          0
    410789242                            O            06/01/28
    0


    1743558          K21/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    733 WEST NORTON AVENUE             8.375            760.07         34
                                       8.125            760.07      300,000.00
    WEST HOLLYWOOD   CA   90046          5            06/03/98         00
    0430857052                           05           08/01/98          0
    989640                               O            07/01/28
    0


    1743559          E22/G02             F          124,500.00         ZZ
                                         360        124,428.37          4
    10793 TOWNER AVE NE                8.750            979.44         75
                                       8.500            979.44      166,000.00
    ALBUQUERQUE      NM   87110          1            05/07/98         00
    0410831697                           05           07/01/98          0
    410831697                            N            06/01/28
    0


    1743580          E22/G02             F          132,000.00         ZZ
                                         360        131,906.84          1
    930 BRAMBLEBUSH STREET             7.750            945.66         79
                                       7.500            945.66      167,500.00
    FT COLLINS       CO   80524          1            05/06/98         00
    0410831127                           05           07/01/98          0
    410831127                            O            06/01/28
    0


    1743584          E22/G02             F           51,300.00         ZZ
                                         360         51,271.98          1
    1504 WALLACE AVENUE                9.000            412.77         90
                                       8.750            412.77       57,000.00
    INDIANAPOLIS     IN   46201          1            05/06/98         04
    0410849822                           05           07/01/98         25
    410849822                            N            06/01/28
    0
1




    1743603          E22/G02             F           44,250.00         ZZ
                                         240         44,106.12          1
    6031 10TH STREET EAST              8.375            380.52         74
                                       8.125            380.52       60,000.00
    BRADENTON        FL   34203          5            04/29/98         00
    0410791180                           05           06/01/98          0
    410791180                            O            05/01/18
    0


    1743640          721/G02             F           32,800.00         ZZ
                                         360         32,800.00          1
    1258 BLAIR AVENUE                  7.500            229.35         60
                                       7.250            229.35       54,700.00
    SAINT PAUL       MN   55104          1            06/08/98         00
    0430867945                           05           08/01/98          0
    7810058622                           N            07/01/28
    0


    1743642          229/G02             F           85,500.00         ZZ
                                         360         85,450.81          1
    20604 ANTLER CIRCLE                8.750            672.63         90
                                       8.500            672.63       95,000.00
    ELKHORN          NE   68022          1            06/01/98         04
    0430872762                           05           07/01/98         25
    7990302                              N            06/01/28
    0


    1743646          624/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
    1332 TIERRA BONITA PLACE           7.625          1,358.96         80
                                       7.375          1,358.96      240,000.00
    CHULA VISTA      CA   91910          5            06/04/98         00
    0430868984                           05           08/01/98          0
    37083180043F                         O            07/01/28
    0


    1743696          950/G02             F           60,000.00         ZZ
                                         360         59,923.22          1
    5934 SOUTH MARSH CREEK ROAD        8.250            450.76         71
                                       8.000            450.76       85,000.00
    MCCAMMON         ID   83250          5            05/01/98         00
    0430818047                           05           06/01/98          0
    W0498161                             O            05/01/28
    0


    1743744          559/G02             F          212,000.00         E
                                         360        211,861.32          1
1


    1285 MORGAN STREET                 8.125          1,574.10         80
                                       7.875          1,574.10      265,000.00
    SANTA ROSA       CA   95401          1            05/09/98         00
    0430847657                           05           07/01/98          0
    5467873                              N            06/01/28
    0


    1743746          G44/G02             F           67,500.00         ZZ
                                         360         67,461.17          4
    4017 SW 24TH STREET                8.750            531.02         90
                                       8.500            531.02       75,000.00
    HOLLYWOOD        FL   33023          1            05/29/98         10
    0430835785                           05           07/01/98         25
    0498083                              N            06/01/28
    0


    1743800          874/G02             F          136,800.00         ZZ
                                         360        136,708.21          1
    1950 CANYON RIDGE DRIVE            8.000          1,003.79         80
                                       7.750          1,003.79      171,000.00
    SPARKS           NV   89436          2            05/26/98         00
    0430865592                           03           07/01/98          0
    3730457                              N            06/01/28
    0


    1743813          H51/G02             F           67,150.00         ZZ
                                         360         67,150.00          1
    353 ELIZABETH LAKE ROAD            8.500            516.33         85
                                       8.250            516.33       79,000.00
    PONTIAC          MI   48321          5            06/10/98         10
    0430862938                           05           08/01/98         12
    981022265                            O            07/01/28
    0


    1743821          966/G02             F           99,800.00         ZZ
                                         360         99,800.00          1
    6123 WOODCREST LANE                8.625            776.23         90
                                       8.375            776.23      111,000.00
    DALLAS           TX   75214          1            06/02/98         14
    0430868596                           05           08/01/98         25
    30006492                             N            07/01/28
    0


    1743822          J49/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    1910 WEST BURNS AVENUE             7.750          1,217.90         80
                                       7.500          1,217.90      215,000.00
    SANTA ANA        CA   92704          2            06/01/98         00
    0430872192                           05           08/01/98          0
1


    98040079                             O            07/01/28
    0


    1743833          731/G02             F          168,000.00         ZZ
                                         360        167,878.41          1
    130 ORANGEWOOD LANE                7.625          1,189.09         80
                                       7.375          1,189.09      210,000.00
    TUSTIN           CA   92680          1            05/06/98         00
    0430806125                           05           07/01/98          0
    UNKNOWN                              O            06/01/28
    0


    1743845          909/G02             F          132,000.00         ZZ
                                         360        131,906.84          2
    340 AMBER LANE                     7.750            945.66         59
                                       7.500            945.66      224,000.00
    VISTA            CA   92084          2            05/05/98         00
    0430836619                           05           07/01/98          0
    6008923                              O            06/01/28
    0


    1743941          209/G02             F          105,000.00         ZZ
                                         360        104,939.59          2
    1815 EAST CAPITOL STREET SE        8.750            826.04         70
                                       8.500            826.04      150,000.00
    WASHINGTON       DC   20002          5            05/15/98         00
    0430848051                           07           07/01/98          0
    98181642                             N            06/01/28
    0


    1743944          209/G02             F           50,635.00         ZZ
                                         360         50,601.02          1
    721 BOOKER DRIVE                   8.000            371.55         52
                                       7.750            371.55       98,000.00
    SEAT PLEASANT    MD   20743          5            05/15/98         00
    0430819862                           05           07/01/98          0
    98179939                             N            06/01/28
    0


    1743956          G88/G02             F          449,500.00         ZZ
                                         360        449,227.69          1
    41 HAWTHORNE ROAD                  8.500          3,456.27         85
                                       8.250          3,456.27      529,000.00
    WINDHAM          NH   03087          2            05/29/98         01
    0430828962                           05           07/01/98         12
    9802211                              O            06/01/28
    0


1


    1743974          B65/G02             F           44,050.00         ZZ
                                         360         44,050.00          2
    1555 & 1555 1/2 LEXINGTON AVE      8.500            338.71         94
                                       8.250            338.71       47,000.00
    SPRINGFIELD      OH   45505          1            06/03/98         10
    0430839050                           05           08/01/98         30
    010498481                            O            07/01/28
    0


    1744022          E26/G02             F          275,400.00         ZZ
                                         360        274,989.94          2
    210 4TH STREET SE                  7.500          1,925.64         95
                                       7.250          1,925.64      289,900.00
    WASHINGTON       DC   20003          1            04/29/98         11
    0430801225                           07           06/01/98         30
    45800351                             O            05/01/28
    0


    1744081          J83/G02             F           41,850.00         ZZ
                                         360         41,824.64          1
    612 CHAPEL STREET                  8.500            321.80         90
                                       8.250            321.80       46,500.00
    HAMPTON          VA   23669          1            05/04/98         04
    0430837583                           05           07/01/98         25
    254562                               N            06/01/28
    0


    1744118          G44/G02             F          100,000.00         ZZ
                                         360         99,931.18          1
    12232 SW 26TH STREET               7.875            725.07         80
                                       7.625            725.07      125,000.00
    MIAMI            FL   33175          1            05/29/98         00
    0430848242                           05           07/01/98          0
    0498078                              O            06/01/28
    0


    1744134          F03/G02             F           80,950.00         ZZ
                                         360         80,903.43          4
    1640 EAST BRILL STREET             8.750            636.83         90
                                       8.500            636.83       89,950.00
    PHOENIX          AZ   85006          1            05/28/98         01
    0430842377                           05           07/01/98         25
    MES10652                             O            06/01/28
    0


    1744152          964/G02             F          363,000.00         ZZ
                                         360        362,743.79          1
    27759 HOMESTEAD ROAD               7.750          2,600.58         80
                                       7.500          2,600.58      453,790.00
1


    LAGUNA NIGUEL    CA   92677          1            05/01/98         00
    0430799577                           03           07/01/98          0
    35655                                O            06/01/28
    0


    1744227          E22/G02             F           54,900.00         ZZ
                                         360         54,811.70          2
    401 ALLEN STREET                   9.125            446.68         90
                                       8.875            446.68       61,000.00
    LAPORTE          IN   46350          1            04/03/98         04
    0410788665                           05           05/01/98         25
    410788665                            N            04/01/28
    0


    1744232          E22/G02             F           54,600.00         ZZ
                                         360         54,543.17          3
    112 EASTERN AVENUE S.E.            9.250            449.18         70
                                       9.000            449.18       78,000.00
    GRAND RAPIDS     MI   49503          5            04/20/98         00
    0410766471                           05           06/01/98          0
    410766471                            N            05/01/28
    0


    1744242          E22/G02             F           41,300.00         ZZ
                                         360         41,251.05          1
    601 N. CEDAR STREET                8.625            321.23         70
                                       8.375            321.23       59,000.00
    OWASSO           OK   74055          5            05/05/98         00
    0410823348                           05           06/01/98          0
    410823348                            N            05/01/28
    0


    1744243          E22/G02             F           33,600.00         ZZ
                                         360         33,560.18          1
    9179 E. MARSHALL STREET NORTH      8.625            261.34         70
                                       8.375            261.34       48,000.00
    TULSA            OK   74115          5            05/05/98         00
    0410822894                           05           06/01/98          0
    410822894                            N            05/01/28
    0


    1744281          559/G02             F          156,000.00         ZZ
                                         360        155,887.09          1
    3601 GLEN PARK ROAD                7.625          1,104.16         80
                                       7.375          1,104.16      195,000.00
    OAKLAND          CA   94602          1            05/09/98         00
    0430847566                           05           07/01/98          0
    5472279                              O            06/01/28
    0
1




    1744716          A46/G02             F           96,500.00         ZZ
                                         360         96,366.75          1
    2023 WESTWOOD DRIVE                7.875            699.69         80
                                       7.625            699.69      120,678.00
    STAFFORD         TX   77477          1            04/24/98         00
    0430838227                           03           06/01/98          0
    138018                               O            05/01/28
    0


    1744741          480/G02             F           43,200.00         ZZ
                                         360         43,124.64          1
    2043 MAURY AVENUE                  8.750            339.85         90
                                       8.500            339.85       48,000.00
    ST LOUIS         MO   63110          1            04/02/98         10
    0430805598                           05           05/01/98         25
    2373496                              N            04/01/28
    0


    1744769          F64/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    103 SOUTH SUNSET DRIVE             8.750            590.03         74
                                       8.500            590.03      102,000.00
    WINSTON-SALEM    NC   27101          1            06/08/98         00
    0430861997                           05           08/01/98          0
    00                                   O            07/01/28
    0


    1744791          134/G02             F           58,600.00         ZZ
                                         360         58,523.06          1
    8711 CHASE ROAD                    8.125            435.11         83
                                       7.875            435.11       71,000.00
    ALBANY           OH   45710          5            05/01/98         14
    0430808212                           05           06/01/98         12
    59322908                             O            05/01/28
    0


    1744800          766/G02             F           29,450.00         ZZ
                                         360         29,433.06          1
    642 MICHIGAN AVE UNIT 4            8.750            231.68         95
                                       8.500            231.68       31,000.00
    MIAMI BEACH      FL   33139          1            05/18/98         10
    0430808386                           01           07/01/98         30
    0000                                 O            06/01/28
    0


    1744806          A14/G02             F           44,550.00         ZZ
                                         360         44,494.41          1
1


    3625 SE MASSACHUSETTS AVENUE       8.375            338.62         90
                                       8.125            338.62       50,000.00
    TOPEKA           KS   66605          1            04/30/98         04
    0430840181                           05           06/01/98         25
    108959                               N            05/01/28
    0


    1744838          455/G02             F           64,500.00         ZZ
                                         360         64,463.83          1
    3247 ROCKVIEW DR                   8.875            513.20         55
                                       8.625            513.20      119,000.00
    LITHONIA         GA   30038          2            05/18/98         00
    0430855627                           05           07/01/98          0
    59942                                N            06/01/28
    0


    1744858          E45/G02             F           30,500.00         ZZ
                                         360         30,481.04          1
    1095 THOMAS PLACE                  8.375            231.82         80
                                       8.125            231.82       38,500.00
    MACON            GA   31204          2            05/11/98         04
    0430838722                           05           07/01/98         17
    39393                                N            06/01/28
    0


    1744918          A46/G02             F           34,200.00         ZZ
                                         360         34,181.32          1
    1501 HAMPTON DRIVE                 9.000            275.18         90
                                       8.750            275.18       38,000.00
    DEL CITY         OK   73115          1            05/29/98         01
    0430864603                           05           07/01/98         25
    0926284                              N            06/01/28
    0


    1744921          E29/G02             F           40,500.00         ZZ
                                         360         40,453.23          1
    1047 PARK GATE PLACE               8.750            318.61         90
                                       8.500            318.61       45,000.00
    STONE MOUNTAIN   GA   30083          1            04/28/98         04
    0430878231                           07           06/01/98         25
    9804084                              N            05/01/28
    0


    1744937          F03/G02             F          152,000.00         ZZ
                                         360        151,889.98          1
    44523 OVERLAND TRAIL               7.625          1,075.85         78
                                       7.375          1,075.85      196,000.00
    ELIZABETH        CO   80107          5            05/11/98         00
    0430813527                           03           07/01/98          0
1


    12201                                O            06/01/28
    0


    1744958          H51/G02             F           91,200.00         ZZ
                                         360         91,200.00          1
    9373 BEECHCREST                    8.250            685.16         80
                                       8.000            685.16      114,000.00
    WHITE LAKE TWP   MI   48386          5            06/03/98         00
    0430855783                           05           08/01/98          0
    981022294                            O            07/01/28
    0


    1744959          H37/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    33 WILLOW AVENUE                   7.125            572.66         64
                                       6.875            572.66      133,000.00
    TOWNSON          MD   21286          5            06/05/98         00
    0430878934                           05           08/01/98          0
    20905                                O            07/01/28
    0


    1744984          486/G02             F          187,500.00         ZZ
                                         360        187,500.00          1
    1405 JAMAICA DRIVE                 7.875          1,359.51         75
                                       7.625          1,359.51      250,000.00
    SANIBEL          FL   33957          1            06/16/98         00
    0430875708                           05           08/01/98          0
    BS00185                              O            07/01/28
    0


    1744990          H37/G02             F           50,000.00         ZZ
                                         360         49,968.12          1
    14 SAILBOAT CIRCLE                 8.250            375.63         89
                                       8.000            375.63       56,225.00
    NEWARK           DE   19702          1            05/29/98         01
    0430842658                           09           07/01/98         25
    100258                               N            06/01/28
    0


    1745039          E22/G02             F           28,000.00         ZZ
                                         360         27,985.10          2
    510-512 WEST JEFFERSON ST          9.125            227.82         70
                                       8.875            227.82       40,000.00
    SPRINGFIELD      OH   45506          5            05/04/98         00
    0410838452                           05           07/01/98          0
    410838452                            N            06/01/28
    0


1


    1745050          E22/G02             F           22,750.00         ZZ
                                         360         22,719.36          1
    611 EUGENE                         8.000            166.94         65
                                       7.750            166.94       35,000.00
    INDIANAPOLIS     IN   46208          5            04/20/98         00
    0410760920                           05           06/01/98          0
    410760920                            N            05/01/28
    0


    1745073          E22/G02             F           42,000.00         ZZ
                                         360         41,925.09          1
    5924 HASBROOK AVENUE               8.625            326.67         70
                                       8.375            326.67       60,000.00
    PHILADELPHIA     PA   19120          5            03/26/98         00
    0410756670                           07           05/01/98          0
    410756670                            N            04/01/28
    0


    1745088          E22/G02             F           90,450.00         ZZ
                                         360         90,337.16          1
    9846 KAMENA CIRCLE                 8.375            687.49         90
                                       8.125            687.49      100,549.00
    BOYNTON BEACH    FL   33436          1            05/07/98         10
    0410845937                           09           06/01/98         25
    410845937                            N            05/01/28
    0


    1745120          498/G02             F          127,800.00         ZZ
                                         360        127,720.56          1
    4528 FENWICK COURT                 8.375            971.38         90
                                       8.125            971.38      142,000.00
    CHARLOTTE        NC   28209          1            05/15/98         11
    0430858233                           05           07/01/98         25
    00                                   N            06/01/28
    0


    1745123          A35/A35             F          103,500.00         ZZ
                                         360        103,440.46          1
    74 DAFFODIL COURT                  8.750            814.23         90
                                       8.500            814.23      115,000.00
    STATEN ISLAND    NY   10312          1            05/15/98         10
    7743                                 07           07/01/98         25
    7743                                 N            06/01/28
    0


    1745483          638/G02             F           37,800.00         ZZ
                                         360         37,749.11          1
    1430 S CANTON AVENUE               8.000            277.36         90
                                       7.750            277.36       42,000.00
1


    TULSA            OK   74112          1            05/01/98         10
    0430809095                           05           06/01/98         25
    08734484                             N            05/01/28
    0


    1745489          638/G02             F           28,800.00         ZZ
                                         360         28,783.43          1
    1907 SOUTH WARNOCK STREET          8.750            226.57         90
                                       8.500            226.57       32,000.00
    PHILADELPHIA     PA   19713          1            05/14/98         10
    0430809475                           05           07/01/98         25
    8739370                              N            06/01/28
    0


    1745570          966/G02             F           57,200.00         ZZ
                                         360         57,200.00          1
    14227 PRESTON ROAD #1026           8.125            424.71         80
                                       7.875            424.71       71,500.00
    DALLAS           TX   75248          2            06/08/98         00
    0430867036                           01           08/01/98          0
    30006366                             O            07/01/28
    0


    1745579          962/G02             F          104,500.00         ZZ
                                         360        104,500.00          1
    8203 45TH ST S                     8.250            785.08         73
                                       8.000            785.08      145,000.00
    FARGO            ND   58104          5            06/05/98         00
    0430871608                           05           08/01/98          0
    962                                  O            07/01/28
    0


    1745589          654/G02             F           50,000.00         ZZ
                                         360         49,962.89          1
    245 SOUTH MARQUITA STREET          7.500            349.61         44
                                       7.250            349.61      115,000.00
    OXNARD           CA   93030          5            05/04/98         00
    0430806307                           05           07/01/98          0
    71001615                             O            06/01/28
    0


    1745601          637/G02             F          178,500.00         ZZ
                                         360        178,271.57          1
    7650 BAYSHORE DRIVE #701B          8.250          1,341.01         85
                                       8.000          1,341.01      210,000.00
    TREASURE ISLAND  FL   33706          3            04/20/98         01
    0430842518                           06           06/01/98         20
    0012091872                           O            05/01/28
    0
1




    1745862          A02/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
    1108 SANDHURST LANE                8.250          1,274.15         80
                                       8.000          1,274.15      212,000.00
    CAROL STREAM     IL   60188          5            06/08/98         00
    0430870493                           05           08/01/98          0
    UNKNOWN                              O            07/01/28
    0


    1746001          731/G02             F           57,000.00         ZZ
                                         360         56,964.57          1
    3742 MOUNTAIN VIEW ROAD            8.375            433.24         65
                                       8.125            433.24       88,000.00
    GAINESVILLE      GA   30504          5            05/15/98         00
    0430829325                           05           07/01/98          0
    3140667532                           N            06/01/28
    0


    1746006          731/G02             F          100,000.00         ZZ
                                         360         99,929.42          1
    4562 EAST BRUNNER ROAD             7.750            716.41         80
                                       7.500            716.41      125,000.00
    ATHOL            ID   83801          1            05/11/98         00
    0430860684                           05           07/01/98          0
    240235281                            O            06/01/28
    0


    1746030          E11/G02             F          245,600.00         T
                                         360        245,417.73          1
    371 SKI HILL ROAD                  7.500          1,717.27         80
    #610                               7.250          1,717.27      307,000.00
    LUTSEN           MN   55612          1            05/15/98         00
    0430862516                           20           07/01/98          0
    0002001007153                        O            06/01/28
    0


    1746048          201/G02             F           84,250.00         ZZ
                                         360         84,201.52          1
    2193 ASQUITH AVENUE                8.750            662.80         90
                                       8.500            662.80       93,643.00
    MARIETTA         GA   30008          1            05/14/98         11
    0430807743                           05           07/01/98         25
    406467                               N            06/01/28
    0


    1746082          E93/G02             F          133,500.00         ZZ
                                         360        133,408.12          1
1


    2304 BETA STREET                   7.875            967.97         80
                                       7.625            967.97      167,000.00
    NATIONAL CITY    CA   91950          5            05/07/98         00
    0430874131                           05           07/01/98          0
    AAA980000280                         O            06/01/28
    0


    1746125          664/G02             F           31,350.00         ZZ
                                         360         31,330.00          1
    33020 17TH PL S                    8.250            235.53         95
    #B-106                             8.000            235.53       33,000.00
    FEDERAL WAY      WA   98003          1            05/11/98         10
    0430840579                           01           07/01/98         30
    2523207                              O            06/01/28
    0


    1746127          721/G02             F           57,400.00         ZZ
                                         360         57,320.74          1
    631 STATE STREET                   7.875            416.19         70
                                       7.625            416.19       82,000.00
    SEDRO WOOLLEY    WA   98284          5            04/29/98         00
    0430813303                           05           06/01/98          0
    7810047540                           N            05/01/28
    0


    1746150          G88/G02             F           96,850.00         ZZ
                                         360         96,781.64          1
    20 STARWOOD DRIVE                  7.750            693.85         59
                                       7.500            693.85      165,000.00
    HAMPSTEAD        NH   03841          5            05/19/98         00
    0430821959                           05           07/01/98          0
    9804127                              O            06/01/28
    0


    1746162          354/354             F          478,500.00         T
                                         360        477,530.35          1
    127 SALT HOUSE ROAD                8.000          3,511.07         55
                                       7.750          3,511.07      880,000.00
    COROLLA          NC   27927          4            03/10/98         00
    25321605                             03           05/01/98          0
    25321605                             O            04/01/28
    0


    1746163          354/354             F          145,000.00         ZZ
                                         360        143,992.38          1
    207 CIRCLE SLOPE DRIVE             8.000          1,063.96         79
                                       7.750          1,063.96      185,000.00
    SIMPSONVILLE     SC   29681          1            08/29/97         00
    25398801                             03           10/01/97          0
1


    25398801                             O            09/01/27
    0


    1746165          354/354             F          103,500.00         ZZ
                                         360        103,342.00          1
    1299 GREENSPOINT WAY               7.375            714.85         80
                                       7.125            714.85      129,418.00
    PALM CITY        FL   34990          1            04/20/98         00
    25495136                             09           06/01/98          0
    25495136                             O            05/01/28
    0


    1746166          354/354             F          300,000.00         ZZ
                                         360        298,667.06          1
    3100 NORTH OCEAN DRIVE             8.375          2,280.22         80
    UNIT 2404                          8.125          2,280.22      376,000.00
    FORT LAUDERDALE  FL   33308          1            11/24/97         00
    25593302                             06           01/01/98          0
    25593302                             O            12/01/27
    0


    1746167          354/354             F          110,000.00         ZZ
                                         360        109,547.11          1
    2914 N CULBERHOUSE                 8.750            865.38         79
                                       8.500            865.38      140,000.00
    JONESBORO        AR   72401          1            11/05/97         00
    25619149                             05           01/01/98          0
    25619149                             O            12/01/27
    0


    1746168          354/354             F          111,130.00         ZZ
                                         240        110,524.14          1
    144 MILLER COURT                   7.500            895.26         80
                                       7.250            895.26      138,920.00
    WOODSTOCK        VA   22664          1            03/16/98         00
    25731753                             05           05/01/98          0
    25731753                             O            04/01/18
    0


    1746169          354/354             F           62,400.00         ZZ
                                         360         62,276.71          1
    1725 NESTING PLACE                 8.125            463.32         80
                                       7.875            463.32       78,000.00
    EL PASO          TX   79936          1            03/16/98         00
    25874710                             05           05/01/98          0
    25874710                             O            04/01/28
    0


1


    1746170          354/354             F           41,900.00         ZZ
                                         360         41,789.24          1
    542 NORTH SUMMIT AVENUE            8.125            311.11         70
                                       7.875            311.11       59,904.00
    LAKE HELEN       FL   32744          1            02/06/98         00
    25898198                             05           04/01/98          0
    25898198                             O            03/01/28
    0


    1746171          354/354             F           58,240.00         ZZ
                                         360         58,124.91          1
    7324 NORTHWEST 101ST STREET        8.125            432.44         80
                                       7.875            432.44       72,800.00
    OKLAHOMA CITY    OK   73162          1            03/11/98         00
    25900820                             05           05/01/98          0
    25900820                             O            04/01/28
    0


    1746172          354/354             F          150,000.00         ZZ
                                         360        149,688.27          1
    205 OSAGE COURT                    7.875          1,087.61         75
                                       7.625          1,087.61      200,000.00
    NIXA             MO   65714          5            03/12/98         00
    25931858                             05           05/01/98          0
    25931858                             O            04/01/28
    0


    1746173          354/354             F          113,000.00         ZZ
                                         360        112,669.71          1
    43 ASHTON COVE DRIVE               7.625            799.81         56
                                       7.375            799.81      203,000.00
    HILTON HEAD ISL  SC   29928          2            02/25/98         00
    25935784                             03           04/01/98          0
    25935784                             O            03/01/28
    0


    1746174          354/354             F          102,000.00         ZZ
                                         360        101,723.45          1
    838 NW 82ND AVENUE                 8.000            748.44         59
                                       7.750            748.44      174,000.00
    CORAL SPRINGS    FL   33071          2            02/23/98         00
    25941394                             05           04/01/98          0
    25941394                             O            03/01/28
    0


    1746176          354/354             F           50,400.00         ZZ
                                         360         50,297.86          1
    5221 FALCON DRIVE                  8.000            369.82         80
                                       7.750            369.82       63,000.00
1


    HOLIDAY          FL   34690          2            03/27/98         00
    25969940                             05           05/01/98          0
    25969940                             O            04/01/28
    0


    1746177          354/354             F          132,750.00         ZZ
                                         360        132,480.98          1
    6201 CHARLOTTE HIGHWAY             8.000            974.08         75
                                       7.750            974.08      177,000.00
    YORK             SC   29745          5            03/13/98         00
    25982703                             05           05/01/98          0
    25982703                             O            04/01/28
    0


    1746178          354/354             F           36,900.00         ZZ
                                         360         36,827.07          1
    168 NORTHEAST 46TH STREET          8.125            273.99         58
                                       7.875            273.99       64,000.00
    MIAMI            FL   33137          5            03/16/98         00
    25986738                             05           05/01/98          0
    25986738                             N            04/01/28
    0


    1746179          354/354             F          129,275.00         ZZ
                                         360        129,006.33          1
    32  TWENTY FOURTH AVEN             7.875            937.34         74
                                       7.625            937.34      175,500.00
    ISLE OF PALMS    SC   29451          2            03/06/98         00
    26000182                             05           05/01/98          0
    26000182                             O            04/01/28
    0


    1746180          354/354             F          102,400.00         ZZ
                                         360        101,839.57          1
    97  TEMPLE ROAD                    8.000            751.38         80
                                       7.750            751.38      128,000.00
    BLACK MOUNTAIN   NC   28711          1            02/10/98         00
    26003434                             05           04/01/98          0
    26003434                             O            03/01/28
    0


    1746181          354/354             F           44,500.00         T
                                         360         44,397.76          1
    10441  WINCHESTER COURT            7.375            307.36         52
                                       7.125            307.36       86,000.00
    FORT MYERS       FL   33908          2            03/25/98         00
    26007351                             27           05/01/98          0
    26007351                             O            04/01/28
    0
1




    1746182          354/354             F          128,800.00         ZZ
                                         360        128,518.55          2
    701 EAST LIME AVENUE               7.625            911.64         80
                                       7.375            911.64      161,000.00
    MONROVIA         CA   91016          1            03/04/98         00
    26028613                             05           05/01/98          0
    26028613                             O            04/01/28
    0


    1746184          354/354             F          176,000.00         ZZ
                                         360        175,314.41          1
    4302 ARNO ROAD                     8.000          1,291.43         80
                                       7.750          1,291.43      220,000.00
    FRANKLIN         TN   37064          1            02/27/98         00
    26057455                             05           04/01/98          0
    26057455                             O            03/01/28
    0


    1746185          354/354             F           84,580.00         ZZ
                                         360         84,460.21          1
    8240 KINGS RIDGE ROAD              7.750            605.95         69
                                       7.500            605.95      123,000.00
    FRISCO           TX   75035          2            03/31/98         00
    26060012                             05           06/01/98          0
    26060012                             O            05/01/28
    0


    1746186          354/354             F           91,000.00         ZZ
                                         360         90,810.87          1
    1741 SOUTHWEST 93RD PLACE          7.875            659.82         61
                                       7.625            659.82      150,000.00
    MIAMI            FL   33165          2            03/12/98         00
    26072462                             05           05/01/98          0
    26072462                             O            04/01/28
    0


    1746187          354/354             F          190,500.00         ZZ
                                         360        190,094.01          1
    3763 MILL RUN ROAD                 7.750          1,364.77         61
                                       7.500          1,364.77      313,000.00
    TERRELL          NC   28682          2            03/19/98         00
    26075069                             05           05/01/98          0
    26075069                             O            04/01/28
    0


    1746188          354/354             F           75,000.00         ZZ
                                         360         74,844.12          1
1


    228 4TH SREET NW                   7.875            543.81         66
                                       7.625            543.81      115,000.00
    PULASKI          VA   23401          5            03/19/98         00
    26082289                             05           05/01/98          0
    26082289                             O            04/01/28
    0


    1746189          354/354             F          215,100.00         ZZ
                                         360        214,369.23          1
    4125 TIMBERLINE ROAD               7.750          1,541.01         69
                                       7.500          1,541.01      315,000.00
    FT COLLINS       CO   80525          2            03/12/98         00
    26082933                             05           05/01/98          0
    26082933                             O            04/01/28
    0


    1746190          354/354             F           55,500.00         ZZ
                                         360         55,387.53          1
    7404 NALL AVE                      8.000            407.24         53
                                       7.750            407.24      105,500.00
    OVERLAND PARK    KS   66208          1            03/05/98         00
    26089011                             01           05/01/98          0
    26089011                             O            04/01/28
    0


    1746192          354/354             F           39,600.00         ZZ
                                         360         38,874.23          1
    1114 BARCLAY DRIVE                 7.750            283.70         63
                                       7.500            283.70       63,000.00
    MESQUITE         TX   75149          2            03/25/98         00
    26090902                             05           05/01/98          0
    26090902                             O            04/01/28
    0


    1746193          354/354             F          274,000.00         ZZ
                                         360        273,416.08          1
    409  YORKSHIRE DRIVE               7.750          1,962.97         71
                                       7.500          1,962.97      390,000.00
    WILLIAMSBUR      VA   23185          2            03/09/98         00
    26096289                             03           05/01/98          0
    26096289                             O            04/01/28
    0


    1746194          354/354             F           47,200.00         ZZ
                                         360         26,971.77          1
    10339 AMADEUS DRIVE                8.375            358.76         80
                                       8.125            358.76       59,000.00
    PORT RICHEY      FL   34668          1            03/19/98         00
    26096644                             05           05/01/98          0
1


    26096644                             O            04/01/28
    0


    1746195          354/354             F          127,000.00         ZZ
                                         360        126,715.45          1
    4323 HARRIS PLACE                  7.500            888.01         80
                                       7.250            888.01      160,000.00
    MARBURY          MD   20658          2            03/20/98         00
    26105601                             05           05/01/98          0
    26105601                             O            04/01/28
    0


    1746196          354/354             F          144,800.00         T
                                         360        144,619.36          1
    310 SOUTHEAST 5TH TERRACE          8.375          1,100.59         80
                                       8.125          1,100.59      181,000.00
    POMPANO BEACH    FL   33060          1            04/15/98         00
    26105874                             05           06/01/98          0
    26105874                             O            05/01/28
    0


    1746197          354/354             F          106,400.00         ZZ
                                         360        106,178.87          1
    2105 GISBOURNE                     7.875            771.48         70
                                       7.625            771.48      152,000.00
    FLOWER MOUND     TX   75028          1            03/13/98         00
    26109868                             03           05/01/98          0
    26109868                             O            04/01/28
    0


    1746198          354/354             F           88,000.00         ZZ
                                         360         87,681.03          1
    12025 BRENTWOOD HILLS NORTHEAS     7.500            615.31         80
                                       7.250            615.31      110,000.00
    ALBUQUERQUE      NM   87112          1            03/03/98         00
    26110346                             05           04/01/98          0
    26110346                             O            03/01/28
    0


    1746199          354/354             F          153,750.00         ZZ
                                         360        153,440.56          1
    1511 CRITTENDEN STREET NW          7.500          1,075.05         75
                                       7.250          1,075.05      205,000.00
    WASHINGTON       DC   20011          5            04/15/98         00
    26118349                             05           06/01/98          0
    26118349                             O            05/01/28
    0


1


    1746200          354/354             F           92,000.00         ZZ
                                         360         91,798.93          1
    6754 HICKORY BROOK ROAD            7.625            651.18         74
                                       7.375            651.18      125,000.00
    CHATTANOOGA      TN   37421          2            03/16/98         00
    26126516                             07           05/01/98          0
    26126516                             O            04/01/28
    0


    1746201          354/354             F           48,000.00         T
                                         360         47,924.30          1
    1633 TEAL MARSH RD                 8.000            352.21         60
                                       7.750            352.21       80,000.00
    CHARLESTON       SC   29407          1            04/02/98         00
    26142406                             03           06/01/98          0
    26142406                             O            05/01/28
    0


    1746202          354/354             F           39,900.00         T
                                         360         39,850.23          1
    360 CHARLEMAGNE BOULEVARD          8.375            303.27         70
    UNIT #D-203                        8.125            303.27       57,000.00
    NAPLES           FL   34112          1            04/08/98         00
    26148403                             01           06/01/98          0
    26148403                             O            05/01/28
    0


    1746203          354/354             F          243,750.00         ZZ
                                         360        243,421.79          1
    14650 SOUTHWEST 17TH COURT         8.000          1,788.56         79
                                       7.750          1,788.56      310,000.00
    DAVIE            FL   33325          2            04/16/98         00
    26155432                             05           06/01/98          0
    26155432                             O            05/01/28
    0


    1746205          354/354             F          115,000.00         ZZ
                                         360        114,750.88          1
    682 OSWEGO COURT                   8.000            843.83         69
                                       7.750            843.83      167,000.00
    WINTER SPRINGS   FL   32708          1            03/20/98         00
    26156208                             05           05/01/98          0
    26156208                             O            04/01/28
    0


    1746206          354/354             F          118,400.00         ZZ
                                         360        118,240.57          1
    1020 NORTHRIDGE DRIVE              8.000            868.78         80
                                       7.750            868.78      148,000.00
1


    PALM HARBOR      FL   34683          1            04/23/98         00
    26163733                             05           06/01/98          0
    26163733                             O            05/01/28
    0


    1746208          354/354             F          106,000.00         ZZ
                                         360        105,785.18          1
    16111 ELM POINT                    8.000            777.80         80
                                       7.750            777.80      132,500.00
    HOUSTON          TX   77095          1            03/31/98         00
    26167783                             03           05/01/98          0
    26167783                             O            04/01/28
    0


    1746210          354/354             F          172,000.00         ZZ
                                         360        171,614.65          1
    1580 ST JULIAN STREET              7.500          1,202.65         80
                                       7.250          1,202.65      215,000.00
    SUWANEE          GA   30024          1            03/31/98         00
    26185033                             05           05/01/98          0
    26185033                             O            04/01/28
    0


    1746211          354/354             F           79,000.00         ZZ
                                         360         78,890.90          1
    4512 NEWPORT                       7.875            572.81         80
                                       7.625            572.81       99,000.00
    NORMAN           OK   73072          1            04/06/98         00
    26185462                             05           06/01/98          0
    26185462                             O            05/01/28
    0


    1746212          354/354             F          140,000.00         ZZ
                                         360        139,709.05          1
    525 88TH STREET                    7.875          1,015.10         77
                                       7.625          1,015.10      182,000.00
    SURFSIDE         FL   33154          1            03/25/98         00
    26187443                             05           05/01/98          0
    26187443                             O            04/01/28
    0


    1746214          354/354             F           39,600.00         ZZ
                                         360         39,551.85          1
    173 17TH STREET PL NW              8.500            304.49         55
                                       8.250            304.49       72,000.00
    HICKORY          NC   28601          1            04/17/98         00
    26204164                             05           06/01/98          0
    26204164                             N            05/01/28
    0
1




    1746215          354/354             F          170,400.00         ZZ
                                         360        170,018.24          1
    4601  LUXBERRY DRIVE               7.500          1,191.46         80
                                       7.250          1,191.46      213,000.00
    FAIRFAX          VA   22032          1            03/25/98         00
    26206011                             09           05/01/98          0
    26206011                             O            04/01/28
    0


    1746216          354/354             F          123,100.00         T
                                         360        122,868.85          1
    5595 NORTHWEST 102ND COURT         8.375            935.65         80
                                       8.125            935.65      153,900.00
    MIAMI            FL   33178          1            04/01/98         00
    26208785                             03           05/01/98          0
    26208785                             O            04/01/28
    0


    1746217          354/354             F          323,000.00         ZZ
                                         360        322,597.06          1
    4046  CHANCERY COURT NW            8.375          2,455.04         70
                                       8.125          2,455.04      462,000.00
    WASHINGTON       DC   20007          1            04/24/98         00
    26211391                             09           06/01/98          0
    26211391                             O            05/01/28
    0


    1746219          354/354             F          132,000.00         ZZ
                                         360        131,817.70          1
    6525 SOUTHWEST 95TH AVENUE         7.875            957.10         80
                                       7.625            957.10      165,000.00
    MIAMI            FL   33173          1            04/07/98         00
    26215657                             05           06/01/98          0
    26215657                             O            05/01/28
    0


    1746220          354/354             F           75,900.00         ZZ
                                         360         75,789.77          1
    2719  SCOTT STREET                 7.625            537.22         80
                                       7.375            537.22       94,900.00
    VALDOSTA         GA   31601          1            04/17/98         00
    26252114                             05           06/01/98          0
    26252114                             O            05/01/28
    0


    1746221          354/354             F          105,000.00         ZZ
                                         360        104,865.61          1
1


    2936  PEACE RIVER DRIVE            8.250            788.83         60
                                       8.000            788.83      176,000.00
    PUNTA GORDA      FL   33983          2            04/13/98         00
    26252353                             05           06/01/98          0
    26252353                             O            05/01/28
    0


    1746222          354/354             F           45,950.00         ZZ
                                         360         45,879.85          1
    129 65TH STREET                    7.375            317.37         56
                                       7.125            317.37       83,000.00
    ALBUQUERQUE      NM   87105          2            04/13/98         00
    26256222                             05           06/01/98          0
    26256222                             O            05/01/28
    0


    1746224          354/354             F          155,200.00         T
                                         360        154,893.35          1
    4114  SUMMER DUCK WAY              8.125          1,152.36         60
                                       7.875          1,152.36      260,000.00
    KIAWAH ISLAND    SC   29455          1            03/20/98         00
    26265595                             03           05/01/98          0
    26265595                             O            04/01/28
    0


    1746227          354/354             F           38,400.00         ZZ
                                         360         38,346.97          1
    227  COVINA AVENUE                 7.875            278.43         80
                                       7.625            278.43       48,000.00
    SAN ANTONIO      TX   78218          1            04/17/98         00
    26271965                             05           06/01/98          0
    26271965                             O            05/01/28
    0


    1746228          354/354             F          400,000.00         ZZ
                                         360        399,461.43          1
    5735 WINSLEY CIRCLE                8.000          2,935.06         59
                                       7.750          2,935.06      680,000.00
    SUWANEE          GA   30024          1            04/06/98         00
    26288175                             03           06/01/98          0
    26288175                             O            05/01/28
    0


    1746229          354/354             F          200,000.00         ZZ
                                         360        199,716.77          1
    116 58TH STREET                    7.750          1,432.83         80
    UNIT B                             7.500          1,432.83      250,000.00
    VIRGINIA BEACH   VA   23451          1            04/16/98         00
    26317552                             01           06/01/98          0
1


    26317552                             O            05/01/28
    0


    1746230          354/354             F          124,500.00         ZZ
                                         360        124,314.62          1
    2417 BAYVIEW DRIVE                 7.500            870.53         80
                                       7.250            870.53      156,000.00
    NASHVILLE        TN   37217          1            04/20/98         00
    26337543                             03           06/01/98          0
    26337543                             O            05/01/28
    0


    1746269          G13/G02             F          149,300.00         ZZ
                                         360        149,083.19          1
    7510 SANTA THERESA DRIVE           7.625          1,056.74         56
                                       7.375          1,056.74      270,000.00
    GILORY           CA   95020          5            04/24/98         00
    0430807545                           05           06/01/98          0
    UNKNOWN                              O            05/01/28
    0


    1746278          G13/G02             F          136,757.00         ZZ
                                         360        136,581.98          4
    549-551 1/2 553-553 1/2 SOUTH      8.250          1,027.41         66
    ARIZONA AVENUE                     8.000          1,027.41      210,000.00
    LOS ANGELES      CA   90022          2            04/29/98         00
    0430851337                           05           06/01/98          0
    UNKNOWN                              N            05/01/28
    0


    1746327          140/G02             F          139,900.00         ZZ
                                         360        139,798.75          1
    1168 LAWSON COVE CIRCLE            7.625            990.20         67
                                       7.375            990.20      209,900.00
    VIRGINIA BEACH   VA   23455          1            05/14/98         00
    0430877738                           05           07/01/98          0
    441495                               O            06/01/28
    0


    1746332          253/253             F           63,000.00         ZZ
                                         360         62,953.24          1
    3301 MONROE STREET NE              7.500            440.51         79
    #H-88                              7.250            440.51       80,000.00
    ALBUQUERQUE      NM   87110          5            05/11/98         00
    915295                               01           07/01/98          0
    915295                               O            06/01/28
    0


1


    1746403          E77/G02             F          129,500.00         ZZ
                                         360        129,408.60          1
    14 DORSET COURT                    7.750            927.75         80
                                       7.500            927.75      161,900.00
    ANNAPOLIS        MD   21403          1            05/29/98         00
    0430850693                           09           07/01/98          0
    81T10473                             O            06/01/28
    0


    1746417          E22/G02             F          145,600.00         ZZ
                                         360        145,499.80          1
    5112 DAVANTRY DRIVE                7.875          1,055.70         80
                                       7.625          1,055.70      182,000.00
    DUNWOODY         GA   30338          5            05/13/98         00
    0410840235                           05           07/01/98          0
    410840235                            O            06/01/28
    0


    1746419          E26/G02             F           86,400.00         ZZ
                                         360         86,129.13          1
    2505 VAN FLEET CIRCLE              8.750            679.71         90
                                       8.500            679.71       96,000.00
    DORAVILLE        GA   30360          1            04/27/98         01
    0430809210                           05           06/01/98         25
    33800423                             N            05/01/28
    0


    1746462          B35/G02             F           89,000.00         ZZ
                                         360         88,937.18          1
    1420 MINNESOTA AVENUE SE           7.750            637.61         85
                                       7.500            637.61      105,000.00
    WASHINGTON       DC   20020          5            05/07/98         01
    0430822619                           07           07/01/98         12
    98001328                             O            06/01/28
    0


    1746473          963/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
    19352 S.W. 103 COURT               8.375            319.23         65
    #B                                 8.125            319.23       65,000.00
    MIAMI            FL   33157          5            06/12/98         00
    0430864124                           07           08/01/98          0
    980542                               N            07/01/28
    0


    1746518          D03/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
    95 TURNSWORTH AVENUE               8.000          2,641.55         72
                                       7.750          2,641.55      500,000.00
1


    REDWOOD CITY     CA   94062          5            06/03/98         00
    0430856450                           05           08/01/98          0
    99833572                             O            07/01/28
    0


    1746519          637/G02             F           68,400.00         ZZ
                                         360         68,320.99          1
    388 BELMONT STREET                 8.750            538.11         90
                                       8.500            538.11       76,000.00
    MANCHESTER       NH   03103          1            04/28/98         01
    0430836585                           05           06/01/98         25
    4243713                              O            05/01/28
    0


    1746521          964/G02             F          275,850.00         ZZ
                                         360        275,850.00          1
    10216 NORTH ROWELL AVENUE          7.500          1,928.78         90
                                       7.250          1,928.78      306,500.00
    FRESNO           CA   93720          1            06/18/98         01
    0430870741                           03           08/01/98         25
    36955                                O            07/01/28
    0


    1746526          992/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    15 MOUNTAIN VIEW ROAD              7.875            761.33         68
                                       7.625            761.33      155,000.00
    ORANGEBURG       NY   10962          1            06/12/98         00
    0430857110                           05           08/01/98          0
    348697                               O            07/01/28
    0


    1746532          637/G02             F           69,000.00         ZZ
                                         360         68,909.41          1
    949 GILCHRIST DRIVE 4              8.125            512.33         63
                                       7.875            512.33      110,000.00
    SAN JOSE         CA   95133          5            04/10/98         00
    0430852525                           05           06/01/98          0
    8181760                              O            05/01/28
    0


    1746536          637/G02             F          154,400.00         T
                                         360        154,221.68          1
    3700 BROOKMYRA COURT               8.750          1,214.67         80
                                       8.500          1,214.67      193,000.00
    ORLANDO          FL   32837          1            04/27/98         00
    0430810713                           03           06/01/98          0
    10312627                             O            05/01/28
    0
1




    1746593          E22/G02             F           57,750.00         ZZ
                                         360         57,689.89          3
    114 PACKARD AVE SE                 9.250            475.10         70
                                       9.000            475.10       82,500.00
    GRAND RAPIDS     MI   49503          5            04/14/98         00
    0410766521                           05           06/01/98          0
    410766521                            N            05/01/28
    0


    1746617          E22/G02             F           50,800.00         ZZ
                                         360         50,765.92          1
    409 SOUTH 22ND STREET              8.000            372.75         80
    UNIT #9                            7.750            372.75       63,550.00
    LARAMIE          WY   82070          5            05/04/98         00
    0410858583                           01           07/01/98          0
    410858583                            O            06/01/28
    0


    1746623          E22/G02             F          138,750.00         ZZ
                                         360        138,654.52          1
    212 CEDAR FOREST DRIVE             7.875          1,006.03         75
                                       7.625          1,006.03      185,000.00
    SMYRNA           TN   37167          5            05/07/98         00
    0410853923                           05           07/01/98          0
    410853923                            O            06/01/28
    0


    1746638          E22/G02             F          108,500.00         ZZ
                                         360        108,421.47          1
    429 WEST ELM STREET                7.625            767.96         75
                                       7.375            767.96      145,000.00
    ELIZABETH        CO   80107          1            05/13/98         00
    0410828909                           05           07/01/98          0
    410828909                            O            06/01/28
    0


    1746643          129/G02             F          240,000.00         ZZ
                                         360        240,000.00          3
    309 HIGH STREET                    8.500          1,845.39         75
                                       8.250          1,845.39      320,000.00
    NEWBURYPORT      MA   01950          5            06/08/98         00
    0430884130                           05           08/01/98          0
    3500173954                           O            07/01/28
    0


    1746663          H55/G02             F          128,700.00         ZZ
                                         360        128,700.00          1
1


    975 HILL HAVEN ROAD                8.125            955.59         90
                                       7.875            955.59      143,000.00
    HOLLISTER        MO   65672          1            06/22/98         12
    0430881920                           05           08/01/98         25
    139149                               N            07/01/28
    0


    1747314          E22/G02             F          206,400.00         ZZ
                                         360        206,268.39          1
    4433 WINDOM PLACE N.W.             8.250          1,550.61         80
                                       8.000          1,550.61      258,000.00
    WASHINGTON       DC   20016          1            05/15/98         00
    0410802599                           05           07/01/98          0
    410802599                            O            06/01/28
    0


    1747323          E22/G02             F          124,000.00         ZZ
                                         360        123,916.80          1
    1208 SONOMA DRIVE                  8.000            909.87         80
                                       7.750            909.87      155,000.00
    ALLEN            TX   75013          2            05/05/98         00
    0410803308                           03           07/01/98          0
    410803308                            O            06/01/28
    0


    1747423          180/G02             F           95,400.00         ZZ
                                         360         95,229.81          1
    881 EAST SARAGOSA STREET           8.625            742.01         90
                                       8.375            742.01      106,000.00
    CHANDLER         AZ   85225          1            03/17/98         10
    0430834150                           03           05/01/98         25
    12461877                             N            04/01/28
    0


    1747493          927/G02             F           63,000.00         ZZ
                                         360         62,958.78          1
    1226 WEST MALIBU DRIVE             8.125            467.78         70
                                       7.875            467.78       90,000.00
    TEMPE            AZ   85282          5            05/05/98         00
    0430837377                           05           07/01/98          0
    334219                               N            06/01/28
    0


    1747504          811/G02             F          108,500.00         ZZ
                                         360        108,425.33          1
    1951 WILLIAMS WAY                  7.875            786.70         70
                                       7.625            786.70      155,000.00
    CONCORD          CA   94520          1            05/12/98         00
    0430848291                           05           07/01/98          0
1


    FM02103090                           O            06/01/28
    0


    1747535          638/G02             F           94,400.00         ZZ
                                         360         94,338.25          1
    4012 SAN ANDRES AVENUE NE          8.125            700.92         80
                                       7.875            700.92      118,000.00
    ALBUQUERQUE      NM   87110          1            05/14/98         00
    0430837302                           05           07/01/98          0
    000000                               N            06/01/28
    0


    1747542          638/G02             F           48,600.00         ZZ
                                         360         48,570.56          1
    300 NORTH MORRISON AVENUE          8.500            373.69         90
                                       8.250            373.69       54,000.00
    CASA GRANDE      AZ   85222          1            05/12/98         04
    0430817395                           05           07/01/98         25
    8730290                              N            06/01/28
    0


    1747585          H04/G02             F          157,200.00         ZZ
                                         360        157,200.00          1
    10256 EAST BULLARD AVENUE          8.250          1,180.99         72
                                       8.000          1,180.99      220,000.00
    CLOVIS           CA   93611          2            06/08/98         00
    0430870139                           05           08/01/98          0
    315922                               O            07/01/28
    0


    1747646          927/G02             F           40,320.00         ZZ
                                         360         40,296.19          1
    614 EAST REDMON DRIVE              8.625            313.61         90
                                       8.375            313.61       44,800.00
    TEMPE            AZ   85283          1            05/14/98         01
    0430837047                           09           07/01/98         25
    371369                               N            06/01/28
    0


    1747658          624/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    54 CLARET                          7.750          1,002.98         80
                                       7.500          1,002.98      175,000.00
    IRVINE           CA   92614          1            06/04/98         00
    0430863589                           01           08/01/98          0
    3409228006                           O            07/01/28
    0


1


    1747672          313/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
    114 WAINWRIGHT MANOR               8.000            739.64         90
                                       7.750            739.64      112,000.00
    SUMMERVILLE      SC   29485          1            06/15/98         11
    0430890699                           05           08/01/98         25
    6323125                              N            07/01/28
    0


    1747715          E22/G02             F          125,000.00         ZZ
                                         360        124,920.30          1
    231 CAPTAIN EAMES CIRCLE           8.250            939.08         64
                                       8.000            939.08      196,990.00
    ASHLAND          MA   01721          1            05/15/98         00
    0410776108                           01           07/01/98          0
    410776108                            O            06/01/28
    0


    1747731          E22/G02             F          151,200.00         ZZ
                                         360        151,098.55          1
    32962 PASEO DEL LUCERO             8.000          1,109.45         80
                                       7.750          1,109.45      189,000.00
    SAN JUAN CAPIST  CA   92675          1            05/14/98         00
    0410861611                           03           07/01/98          0
    410861611                            N            06/01/28
    0


    1747754          E22/G02             F          641,000.00         ZZ
                                         360        640,621.56          1
    8747 SHOREHAM DRIVE                8.625          4,985.63         75
                                       8.375          4,985.63      855,000.00
    WEST HOLLYWOOD   CA   90069          5            05/12/98         00
    0410852735                           05           07/01/98          0
    410852735                            O            06/01/28
    0


    1747756          E22/G02             F          168,000.00         ZZ
                                         360        167,884.38          1
    2218 EAST MOUNT VERNON AVENUE      7.875          1,218.12         80
                                       7.625          1,218.12      210,000.00
    ORANGE           CA   92867          5            05/12/98         00
    0410812424                           05           07/01/98          0
    410812424                            O            06/01/28
    0


    1747761          E22/G02             F           65,250.00         ZZ
                                         360         65,207.32          1
    4924 OLD MOORINGSPORT ROAD         8.125            484.48         75
                                       7.875            484.48       87,000.00
1


    SHREVEPORT       LA   71107          5            05/11/98         00
    0410742431                           05           07/01/98          0
    410742431                            O            06/01/28
    0


    1747766          E22/G02             F          147,500.00         ZZ
                                         360        147,412.92          1
    2906 BLOYD ROAD                    8.625          1,147.24         79
                                       8.375          1,147.24      187,500.00
    LIVE OAK         CA   95953          1            05/11/98         00
    0410825129                           05           07/01/98          0
    410825129                            N            06/01/28
    0


    1747783          E22/G02             F          140,000.00         ZZ
                                         360        139,901.19          1
    18507 NORTHEAST 20TH PLACE         7.750          1,002.98         53
                                       7.500          1,002.98      265,000.00
    REDMOND          WA   98052          5            05/04/98         00
    0410843528                           03           07/01/98          0
    410843528                            O            06/01/28
    0


    1747799          H93/G02             F           33,300.00         ZZ
                                         360         33,280.84          1
    2502 CRESCENT                      8.750            261.97         90
                                       8.500            261.97       37,000.00
    INDEPENDENCE     MO   64052          1            05/15/98         04
    0430841031                           05           07/01/98         25
    9836275                              N            06/01/28
    0


    1747800          E22/G02             F           94,500.00         ZZ
                                         360         94,442.75          1
    2500 E LAS OLAS BLVD UNIT 303      8.500            726.62         70
                                       8.250            726.62      135,000.00
    FORT LAUDERDALE  FL   33301          1            05/15/98         00
    0410863310                           06           07/01/98          0
    410863310                            N            06/01/28
    0


    1747807          E26/G02             F          138,000.00         ZZ
                                         360        137,814.18          1
    905 BLUEBIRD COURT                 8.000          1,012.60         85
                                       7.750          1,012.60      162,500.00
    MT JULIET        TN   37122          2            04/21/98         11
    0430850008                           03           06/01/98         12
    33800373                             O            05/01/28
    0
1




    1747810          B93/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
    15826 NORTH 64TH DRIVE             7.875            522.05         80
                                       7.625            522.05       90,000.00
    GLENDALE         AZ   85306          2            06/08/98         00
    0430857763                           05           08/01/98          0
    1100017943                           N            07/01/28
    0


    1747830          737/G02             F           81,000.00         ZZ
                                         360         80,947.02          3
    3208 EMERALD COURT                 8.125            601.42         90
                                       7.875            601.42       90,000.00
    CLIFTON          CO   81520          1            05/11/98         12
    0430818385                           05           07/01/98         30
    586475                               N            06/01/28
    0


    1747856          B28/G02             F          130,800.00         ZZ
                                         360        130,707.68          1
    141 PONDEROSA COURT                7.750            937.07         80
                                       7.500            937.07      163,500.00
    PAGOSA SPRINGS   CO   81147          1            05/18/98         00
    0430854463                           05           07/01/98          0
    05980528                             O            06/01/28
    0


    1747890          B23/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    208 WELLESLEY LANE                 7.750          1,232.23         80
                                       7.500          1,232.23      215,000.00
    COSTA MESA       CA   92626          1            06/04/98         00
    0430863415                           05           08/01/98          0
    88002663                             O            07/01/28
    0


    1748170          H19/G02             F           90,000.00         T
                                         360         90,000.00          1
    9206 LARCHWOOD DRIVE               7.875            652.57         90
                                       7.625            652.57      100,000.00
    DALLAS           TX   75238          1            06/03/98         10
    0430850107                           05           08/01/98         25
    0001858943                           O            07/01/28
    0


    1748203          180/G02             F           41,400.00         ZZ
                                         360         41,352.20          1
1


    2002 WEST ALVARADO ROAD            8.750            325.69         90
                                       8.500            325.69       46,000.00
    PHOENIX          AZ   85009          1            04/13/98         01
    0430849778                           05           06/01/98         25
    12628467                             N            05/01/28
    0


    1748313          F03/G02             F           88,250.00         ZZ
                                         360         88,195.15          1
    545 NORTH ROOSEVELT                8.375            670.76         90
                                       8.125            670.76       98,100.00
    LOVELAND         CO   80537          1            06/04/98         11
    0430851329                           05           07/01/98         25
    12365                                N            06/01/28
    0


    1748340          E46/G02             F          115,050.00         ZZ
                                         360        115,050.00          1
    1315 LEEDOM ROAD                   8.750            905.10         65
                                       8.500            905.10      177,000.00
    HAVERFORD TOWNS  PA   19083          5            06/12/98         00
    0430884874                           05           08/01/98          0
    29843                                N            07/01/28
    0


    1748344          F62/G02             F          150,000.00         ZZ
                                         360        149,906.77          1
    5820 SW 53 TERRACE                 8.375          1,140.11         75
                                       8.125          1,140.11      200,000.00
    MIAMI            FL   33155          5            05/06/98         00
    0430808816                           05           07/01/98          0
    METCALFE                             O            06/01/28
    0


    1748388          G92/G02             F          555,000.00         ZZ
                                         360        554,527.61          1
    1525 WESTLAKE DRIVE                8.000          4,072.39         75
                                       7.750          4,072.39      740,000.00
    KELSEYVILLE      CA   95451          5            05/07/98         00
    0430855460                           05           07/01/98          0
    0275059                              O            06/01/28
    0


    1748393          003/G02             F           80,550.00         ZZ
                                         360         80,502.44          1
    4436 MIDDLEBROOK COURT             8.625            626.51         95
                                       8.375            626.51       84,800.00
    ORLANDO          FL   32811          1            04/22/98         12
    0430811869                           01           07/01/98         30
1


    0010472132                           O            06/01/28
    0


    1748421          E22/G02             F          335,500.00         ZZ
                                         360        335,286.06          1
    1393 TOTTENHAM COURT               8.250          2,520.50         54
                                       8.000          2,520.50      625,000.00
    AGOURA AREA      CA   91301          5            05/14/98         00
    0410845416                           05           07/01/98          0
    410845416                            O            06/01/28
    0


    1748435          G88/G02             F          100,450.00         ZZ
                                         360        100,450.00          1
    42 BLDG I WATERFORD GREENE CO      8.000            737.07         80
                                       7.750            737.07      125,573.00
    KENNEBUNK        ME   04043          1            06/05/98         00
    0430844456                           01           08/01/98          0
    09805045                             O            07/01/28
    0


    1748443          H22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
    26 SLATER AVENUE                   7.750          1,504.47         94
                                       7.500          1,504.47      225,000.00
    YONKERS          NY   10710          1            06/10/98         10
    0430851832                           05           08/01/98         30
    9805023                              O            07/01/28
    0


    1748458          G81/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    4183 W 7TH LANE                    8.250            751.27         66
                                       8.000            751.27      152,500.00
    HIALEAH          FL   33012          5            06/08/98         00
    0430880138                           05           08/01/98          0
    21805031                             O            07/01/28
    0


    1748462          G81/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    1255 COLLINS AVE      APT 605      8.500            384.46         64
                                       8.250            384.46       79,000.00
    MIAMI BEACH      FL   33139          1            06/05/98         00
    0430842294                           06           08/01/98          0
    21805035                             N            07/01/28
    0


1


    1748473          292/G02             F           55,800.00         ZZ
                                         360         55,762.56          1
    22 ROSEMONT                        8.000            409.44         80
                                       7.750            409.44       70,000.00
    LITTLE ROCK      AR   72204          2            05/11/98         00
    0430809806                           05           07/01/98          0
    1368443                              N            06/01/28
    0


    1748501          944/G02             F          227,150.00         ZZ
                                         360        227,150.00          1
    1348 OSLO LANE                     7.875          1,647.00         80
                                       7.625          1,647.00      285,000.00
    SAN JOSE         CA   95118          5            06/05/98         00
    0430869578                           05           08/01/98          0
    15993                                O            07/01/28
    0


    1748517          G56/G02             F           71,825.00         ZZ
                                         360         71,770.34          1
    7 BOWERS DRIVE                     7.375            496.08         85
                                       7.125            496.08       84,500.00
    NEWMAN           GA   30263          5            05/18/98         01
    0430810473                           05           07/01/98         12
    160143537                            O            06/01/28
    0


    1748530          B65/G02             F           38,500.00         ZZ
                                         360         38,500.00          1
    814 PALMER STREET                  8.875            306.32         90
                                       8.625            306.32       42,800.00
    WOOSTER          OH   44606          1            06/09/98         04
    0430855262                           05           08/01/98         25
    0000                                 N            07/01/28
    0


    1748538          A80/G02             F           98,100.00         ZZ
                                         360         97,986.69          1
    12731 PERSIMMON BLVD               8.750            771.76         90
                                       8.500            771.76      109,000.00
    ROYAL PALM BEAC  FL   33411          1            04/30/98         12
    0430809889                           05           06/01/98         25
    16412                                N            05/01/28
    0


    1748547          313/G02             F           78,280.00         ZZ
                                         360         78,280.00          1
    761 WEST SUNLIGHT LANE             7.875            567.59         80
                                       7.625            567.59       97,850.00
1


    TUCSON           AZ   85704          1            06/05/98         00
    0430875377                           09           08/01/98          0
    6530687                              O            07/01/28
    0


    1748554          J49/G02             F          278,000.00         ZZ
                                         360        278,000.00          1
    670 AVENIDA BERNARDO               7.250          1,896.45         80
                                       7.000          1,896.45      347,500.00
    SAN DIMAS        CA   91773          1            05/21/98         00
    0430857565                           03           08/01/98          0
    98050022                             O            07/01/28
    0


    1748570          L61/G02             F          440,750.00         ZZ
                                         360        440,750.00          1
    1325 WENTWOOD DRIVE                7.875          3,195.75         79
                                       7.625          3,195.75      558,000.00
    COLORADO SPRING  CO   80919          5            06/08/98         00
    0430854927                           05           08/01/98          0
    95025025                             O            07/01/28
    0


    1748670          560/560             F          103,000.00         ZZ
                                         360        102,927.30          1
    ROUTE 12                           7.750            737.91         64
                                       7.500            737.91      162,000.00
    POMFRET          VT   05035          2            05/11/98         00
    488298100                            05           07/01/98          0
    488298100                            O            06/01/28
    0


    1748671          560/560             F           77,000.00         ZZ
                                         360         76,888.17          1
    THE COMMONS AT WILLISTON VILLA     7.625            545.01         51
    36A                                7.375            545.01      153,000.00
    WILLISTON        VT   05495          1            04/17/98         00
    488299504                            03           06/01/98          0
    488299504                            O            05/01/28
    0


    1748673          560/560             F           99,700.00         ZZ
                                         360         99,575.61          1
    20160 POWDERHORN ROAD              8.375            757.80         85
                                       8.125            757.80      118,000.00
    MIDDLETON        CA   95461          2            05/08/98         21
    489413500                            03           06/01/98         25
    489413500                            O            05/01/28
    0
1




    1748674          560/560             F           59,500.00         ZZ
                                         360         59,413.59          1
    5610 RUSSELL STREET                7.625            421.14         70
                                       7.375            421.14       85,000.00
    MISSION          KS   66202          5            04/30/98         00
    489716407                            05           06/01/98          0
    489716407                            N            05/01/28
    0


    1748675          560/560             F           98,000.00         ZZ
                                         360         97,857.69          1
    1589  WHITE ROCK                   7.625            693.64         32
                                       7.375            693.64      310,000.00
    SAN JOSE         CA   95125          2            04/14/98         00
    490313608                            03           06/01/98          0
    490313608                            O            05/01/28
    0


    1748678          560/560             F           78,300.00         ZZ
                                         360         78,135.96          1
    80 THOMPSON STREET                 7.625            554.21         64
                                       7.375            554.21      123,000.00
    SOUTH PORTLAND   ME   04106          2            04/08/98         00
    490759305                            05           06/01/98          0
    490759305                            O            05/01/28
    0


    1748680          560/560             F           60,900.00         ZZ
                                         360         60,854.80          1
    3034 KINGSDALE ROAD                7.500            425.83         70
                                       7.250            425.83       87,000.00
    RICHMOND         VA   23237          5            05/22/98         00
    491421608                            05           07/01/98          0
    491421608                            N            06/01/28
    0


    1748681          560/560             F          176,400.00         ZZ
                                         360        176,150.18          1
    184  ASHLAND DRIVE                 7.750          1,263.76         70
                                       7.500          1,263.76      252,000.00
    DALY CITY        CA   94015          5            04/16/98         00
    491798203                            05           06/01/98          0
    491798203                            N            05/01/28
    0


    1748682          560/560             F           47,700.00         ZZ
                                         360         47,638.95          2
1


    3392-94 WINGATE COVE               8.250            358.36         90
                                       8.000            358.36       53,000.00
    MEMPHIS          TN   38118          1            04/16/98         21
    491950101                            05           06/01/98         25
    491950101                            N            05/01/28
    0


    1748683          560/560             F          118,700.00         ZZ
                                         360        118,385.44          1
    50 BEVERLY DR                      8.000            870.98         72
                                       7.750            870.98      166,000.00
    KINTNERSVILLE    PA   18930          2            04/03/98         00
    492015003                            05           05/01/98          0
    492015003                            O            04/01/28
    0


    1748684          560/560             F           30,400.00         ZZ
                                         360         30,354.72          1
    5758 HANEY DRIVE                   7.500            212.57         80
                                       7.250            212.57       38,000.00
    WATAUGA          TX   76148          1            04/02/98         21
    492181706                            05           06/01/98         22
    492181706                            N            05/01/28
    0


    1748685          560/560             F           53,100.00         ZZ
                                         360         52,931.24          1
    310 EAST SHEFFIELD                 8.000            389.63         90
                                       7.750            389.63       59,000.00
    PONTIAC          MI   48394          1            04/20/98         04
    492222500                            05           06/01/98         25
    492222500                            N            05/01/28
    0


    1748686          560/560             F           26,000.00         ZZ
                                         360         25,964.10          1
    858 STONEGATE DRIVE                7.875            188.52         14
                                       7.625            188.52      195,000.00
    SOUTH SAN FRANC  CA   94080          5            04/14/98         00
    492333505                            01           06/01/98          0
    492333505                            N            05/01/28
    0


    1748687          560/560             F           52,000.00         ZZ
                                         360         51,965.98          1
    110 EVERGREEN MAGNOLIA AVENUE      8.125            386.10         90
                                       7.875            386.10       57,800.00
    GOOSE CREEK      SC   29445          1            05/15/98         04
    492360904                            05           07/01/98         25
1


    492360904                            N            06/01/28
    0


    1748689          560/560             F           60,750.00         ZZ
                                         360         60,659.54          1
    423 W DURHAM STREET                7.500            424.78         75
                                       7.250            424.78       81,000.00
    PHILADELPHIA     PA   19119          1            04/29/98         00
    492365903                            05           06/01/98          0
    492365903                            O            05/01/28
    0


    1748690          560/560             F           53,631.00         ZZ
                                         360         53,549.13          1
    270  LITTLE BROOK LANE             7.375            370.42         59
                                       7.125            370.42       90,900.00
    ROCKY MOUNT      VA   24151          1            04/07/98         00
    492374707                            05           06/01/98          0
    492374707                            O            05/01/28
    0


    1748692          560/560             F           64,650.00         ZZ
                                         360         64,556.12          1
    1441 E CROSSING LANE               7.625            457.59         65
                                       7.375            457.59       99,500.00
    MOUNT PLEASANT   SC   29464          5            04/24/98         00
    492574306                            05           06/01/98          0
    492574306                            N            05/01/28
    0


    1748693          560/560             F           80,100.00         ZZ
                                         360         80,047.59          3
    109 NILSSON STREET                 8.125            594.75         90
                                       7.875            594.75       89,000.00
    BROCKTON         MA   02401          1            05/19/98         04
    492590708                            05           07/01/98         25
    492590708                            N            06/01/28
    0


    1748694          560/560             F           90,000.00         ZZ
                                         360         89,933.20          1
    22310 PEAR ORCHARD ROAD            7.500            629.30         62
                                       7.250            629.30      147,500.00
    MOSELEY          VA   23120          2            05/11/98         00
    492695309                            05           07/01/98          0
    492695309                            O            06/01/28
    0


1


    1748695          560/560             F           69,500.00         ZZ
                                         360         69,454.53          1
    5153 CAMINO DEL NORTE              8.125            516.04         65
                                       7.875            516.04      107,000.00
    SIERRA VISTA     AZ   85635          5            05/12/98         00
    492738505                            05           07/01/98          0
    492738505                            N            06/01/28
    0


    1748696          560/560             F           65,700.00         ZZ
                                         360         65,611.53          4
    720 BIRCH STREET                   8.000            482.09         90
                                       7.750            482.09       73,000.00
    SCRANTON         PA   18505          1            04/20/98         21
    492762604                            05           06/01/98         25
    492762604                            N            05/01/28
    0


    1748700          560/560             F           63,000.00         ZZ
                                         360         62,915.16          1
    37167 SUE STREET                   8.000            462.28         90
                                       7.750            462.28       70,000.00
    GEISMAR          LA   70734          1            04/06/98         21
    492868708                            05           06/01/98         25
    492868708                            N            05/01/28
    0


    1748701          560/560             F          131,750.00         ZZ
                                         360        131,652.22          1
    44349 FAIR OAKS                    7.500            921.22         85
                                       7.250            921.22      155,000.00
    CANTON           MI   48187          5            05/01/98         21
    492932702                            05           07/01/98         12
    492932702                            O            06/01/28
    0


    1748703          560/560             F          150,000.00         ZZ
                                         360        149,696.03          1
    8180 MANITOBA STREET 202           8.000          1,100.65         88
                                       7.750          1,100.65      172,000.00
    PLAYA DEL RAY    CA   90293          1            03/20/98         21
    493032403                            01           05/01/98         25
    493032403                            O            04/01/28
    0


    1748704          560/560             F           70,200.00         ZZ
                                         360         70,110.17          2
    3102  3104 MILLER                  8.250            527.39         90
                                       8.000            527.39       78,000.00
1


    LANSING          MI   48911          1            04/03/98         21
    493046304                            05           06/01/98         25
    493046304                            N            05/01/28
    0


    1748707          560/560             F           35,430.00         ZZ
                                         360         35,384.65          1
    153 W SIXTH ST 3                   8.250            266.18         75
                                       8.000            266.18       47,250.00
    BOSTON           MA   02110          1            04/24/98         00
    493107007                            01           06/01/98          0
    493107007                            N            05/01/28
    0


    1748708          560/560             F           50,700.00         ZZ
                                         360         50,635.10          1
    153 W SIXTH ST 1                   8.250            380.90         75
                                       8.000            380.90       67,611.00
    BOSTON           MA   02110          1            04/24/98         00
    493108906                            01           06/01/98          0
    493108906                            N            05/01/28
    0


    1748711          560/560             F           29,700.00         ZZ
                                         360         29,658.98          1
    704 MAIN STREET NORTH              7.875            215.35         90
                                       7.625            215.35       33,000.00
    KIMBERLY         ID   83341          1            04/28/98         21
    493117600                            05           06/01/98         25
    493117600                            N            05/01/28
    0


    1748713          560/560             F          124,000.00         ZZ
                                         360        123,716.80          1
    63 MILLARD STREET                  8.000            909.87         80
                                       7.750            909.87      155,000.00
    FALL RIVER       MA   02720          5            05/01/98         00
    493172506                            05           07/01/98          0
    493172506                            O            06/01/28
    0


    1748714          560/560             F           71,400.00         ZZ
                                         360         71,279.57          1
    4836 WEST BLVD H                   8.125            530.15         70
                                       7.875            530.15      102,000.00
    NAPLES           FL   34103          1            04/17/98         00
    493191506                            01           06/01/98          0
    493191506                            O            05/01/28
    0
1




    1748715          560/560             F           59,400.00         ZZ
                                         360         59,355.91          3
    235,235A,235B BOULEVARD STREET     7.500            415.34         90
                                       7.250            415.34       66,000.00
    SHREVEPORT       LA   71104          1            05/08/98         21
    493197602                            05           07/01/98         25
    493197602                            O            06/01/28
    0


    1748716          560/560             F           39,250.00         ZZ
                                         360         39,193.00          1
    716 SOUTH NEW HAVEN                7.625            277.81         90
                                       7.375            277.81       43,650.00
    TULSA            OK   74112          1            04/16/98         04
    493233209                            05           06/01/98         25
    493233209                            N            05/01/28
    0


    1748720          560/560             F          181,000.00         ZZ
                                         360        180,762.40          2
    20 MARION STREET                   8.125          1,343.92         80
                                       7.875          1,343.92      229,000.00
    MEDFORD          MA   02155          5            04/13/98         00
    493305809                            05           06/01/98          0
    493305809                            O            05/01/28
    0


    1748722          560/560             F           98,250.00         T
                                         360         98,084.07          1
    5 ALIJO ROAD WEST                  8.000            720.93         75
                                       7.750            720.93      132,000.00
    YARMOUTH         MA   02673          5            05/15/98         00
    493404800                            05           07/01/98          0
    493404800                            O            06/01/28
    0


    1748723          560/560             F           52,200.00         ZZ
                                         360         51,980.96          1
    428 GRAPEVINE                      8.125            387.59         90
                                       7.875            387.59       58,000.00
    FT WAYNE         IN   46825          1            04/20/98         04
    493413108                            03           06/01/98         25
    493413108                            N            05/01/28
    0


    1748726          560/560             F           31,050.00         ZZ
                                         360         31,029.16          3
1


    207 YORK ST                        8.000            227.84         90
                                       7.750            227.84       34,500.00
    RUMFORD          ME   04276          1            05/04/98         04
    493565600                            05           07/01/98         25
    493565600                            N            06/01/28
    0


    1748727          560/560             F           50,750.00         ZZ
                                         360         50,681.66          1
    73 OLD COLONY WAY B-1              8.000            372.39         72
                                       7.750            372.39       70,500.00
    ORLEANS          MA   02653          1            04/30/98         00
    493574503                            01           06/01/98          0
    493574503                            O            05/01/28
    0


    1748728          560/560             F           57,600.00         ZZ
                                         360         57,474.14          1
    720 6TH AVENUE 202                 7.625            407.69         80
                                       7.375            407.69       72,000.00
    TACOMA           WA   98403          1            03/31/98         00
    493579403                            01           05/01/98          0
    493579403                            O            04/01/28
    0


    1748731          560/560             F           83,600.00         ZZ
                                         360         83,493.01          4
    2940 GLENWAY AVE                   8.250            628.06         90
                                       8.000            628.06       92,900.00
    CINCINNATI       OH   45204          1            04/14/98         21
    493636005                            05           06/01/98         25
    493636005                            O            05/01/28
    0


    1748732          560/560             F           71,000.00         ZZ
                                         360         70,882.84          1
    2049 OXFORD CIRCLE                 7.750            508.66         74
                                       7.500            508.66       97,000.00
    DALEVILLE        VA   24083          1            04/15/98         00
    493646103                            05           06/01/98          0
    493646103                            O            05/01/28
    0


    1748733          560/560             F           46,800.00         ZZ
                                         360         46,738.56          1
    4950 N MILLER RD 148               8.125            347.49         90
                                       7.875            347.49       52,000.00
    SCOTTSDALE       AZ   85251          1            04/28/98         21
    493654404                            01           06/01/98         25
1


    493654404                            N            05/01/28
    0


    1748735          560/560             F           65,100.00         ZZ
                                         360         65,057.41          1
    4406 E HERITAGE WOODS COURT        8.125            483.37         70
                                       7.875            483.37       93,000.00
    MIDLOTHIAN       VA   23112          2            05/11/98         00
    493707301                            03           07/01/98          0
    493707301                            N            06/01/28
    0


    1748737          560/560             F           52,200.00         ZZ
                                         360         52,163.15          1
    206 NEWMAN TOWN ROAD               7.750            373.97         90
                                       7.500            373.97       58,000.00
    GROVETOWN        GA   30813          1            05/11/98         21
    493729800                            05           07/01/98         25
    493729800                            N            06/01/28
    0


    1748738          560/560             F           99,920.00         ZZ
                                         360         99,763.61          1
    5234 HEATHERDALE DR                7.250            681.64         80
                                       7.000            681.64      124,900.00
    GRAPEVINE        TX   76051          1            04/27/98         00
    493746200                            05           06/01/98          0
    493746200                            O            05/01/28
    0


    1748739          560/560             F           45,000.00         ZZ
                                         360         44,942.42          1
    468 E OHIO STREET                  8.250            338.07         90
                                       8.000            338.07       50,033.00
    FRANKLIN         IN   46131          1            05/06/98         21
    493775704                            05           06/01/98         25
    493775704                            N            05/01/28
    0


    1748740          560/560             F           95,580.00         ZZ
                                         360         95,515.86          1
    1662 1664 STONEGATE DR             8.000            701.34         90
                                       7.750            701.34      106,200.00
    GREENWOOD        IN   46142          1            05/01/98         21
    493807507                            05           07/01/98         25
    493807507                            O            06/01/28
    0


1


    1748742          560/560             F           67,000.00         ZZ
                                         360         66,957.28          1
    242 EAST FALMOUTH HIGHWAY          8.250            503.35         60
                                       8.000            503.35      112,000.00
    EAST FALMOUTH    MA   02536          1            05/19/98         00
    493842504                            05           07/01/98          0
    493842504                            O            06/01/28
    0


    1748743          560/560             F           93,500.00         ZZ
                                         360         93,370.88          1
    361 OHLTOWN ROAD                   7.875            677.94         85
                                       7.625            677.94      110,000.00
    AUSTINTOWN       OH   44515          5            04/17/98         21
    493852107                            05           06/01/98         12
    493852107                            O            05/01/28
    0


    1748744          560/560             F           41,000.00         ZZ
                                         360         40,773.14          2
    1936 FARROW                        8.000            300.85         52
                                       7.750            300.85       80,000.00
    FERNDALE         MI   48220          5            05/06/98         00
    493896005                            05           07/01/98          0
    493896005                            N            06/01/28
    0


    1748746          560/560             F           40,000.00         ZZ
                                         360         39,974.49          1
    215 CUMBERLAND AVENUE              8.250            300.51         60
                                       8.000            300.51       67,000.00
    MADISON          TN   37115          5            05/18/98         00
    493900807                            05           07/01/98          0
    493900807                            N            06/01/28
    0


    1748747          560/560             F           99,000.00         ZZ
                                         360         98,935.23          1
    801 STARNES COVE ROAD              8.125            735.08         90
                                       7.875            735.08      110,000.00
    ASHEVILLE        NC   28806          1            05/14/98         21
    493955405                            05           07/01/98         25
    493955405                            N            06/01/28
    0


    1748748          560/560             F           76,500.00         ZZ
                                         360         76,449.95          3
    45 SCHUYLER STREET                 8.125            568.02         90
                                       7.875            568.02       85,000.00
1


    MANCHESTER       NH   03102          1            05/13/98         04
    493983506                            05           07/01/98         25
    493983506                            N            06/01/28
    0


    1748749          560/560             F           42,700.00         ZZ
                                         360         42,643.40          1
    1034  LOCKMAN AVENUE               8.125            317.05         70
                                       7.875            317.05       61,000.00
    CINCINNATI       OH   45238          5            04/28/98         00
    493985808                            05           06/01/98          0
    493985808                            N            05/01/28
    0


    1748750          560/560             F           97,750.00         ZZ
                                         360         97,557.72          1
    1465 SELINA BLVD.                  7.875            708.76         85
                                       7.625            708.76      115,000.00
    HERMITAGE        PA   16148          5            05/05/98         21
    494006208                            05           07/01/98         12
    494006208                            O            06/01/28
    0


    1748752          560/560             F           92,700.00         ZZ
                                         360         92,581.36          2
    3729 WHARTON DRIVE                 8.250            696.43         90
                                       8.000            696.43      103,000.00
    NASHVILLE        TN   37211          1            04/21/98         21
    494092109                            05           06/01/98         25
    494092109                            N            05/01/28
    0


    1748755          560/560             F           58,310.00         ZZ
                                         360         58,229.48          1
    1071 POPE AVENUE                   7.875            422.79         85
                                       7.625            422.79       68,600.00
    EAST LIVERPOOL   OH   43920          5            04/28/98         21
    494274400                            05           06/01/98         12
    494274400                            O            05/01/28
    0


    1748757          560/560             F          138,000.00         ZZ
                                         360        137,814.18          1
    10 PHEASANT LANE                   8.000          1,012.60         63
                                       7.750          1,012.60      222,000.00
    SANDWICH         MA   02563          5            04/24/98         00
    494292808                            05           06/01/98          0
    494292808                            O            05/01/28
    0
1




    1748758          560/560             F           96,150.00         ZZ
                                         360         96,078.64          1
    1161 JOSEPHINE STREET              7.500            672.30         60
                                       7.250            672.30      162,000.00
    OREGON CITY      OR   97045          5            05/11/98         00
    494328602                            05           07/01/98          0
    494328602                            O            06/01/28
    0


    1748760          560/560             F           84,800.00         ZZ
                                         360         84,744.53          1
    441 LINCOLN AVE                    8.125            629.64         90
                                       7.875            629.64       94,500.00
    ELGIN            IL   60120          2            05/20/98         21
    494362403                            05           07/01/98         25
    494362403                            N            06/01/28
    0


    1748762          560/560             F           58,500.00         ZZ
                                         360         58,462.69          1
    1102  CARMEL COURT                 8.250            439.50         90
                                       8.000            439.50       65,000.00
    HANFORD          CA   93230          1            05/01/98         21
    494436603                            05           07/01/98         25
    494436603                            N            06/01/28
    0


    1748763          560/560             F           89,100.00         ZZ
                                         360         89,037.11          1
    2606 ORCHARD MEADOWS AVENUE        7.750            638.33         90
                                       7.500            638.33       99,000.00
    HENDERSON        NV   89014          1            05/06/98         04
    494457708                            03           07/01/98         25
    494457708                            N            06/01/28
    0


    1748764          560/560             F          103,200.00         ZZ
                                         360        103,061.04          1
    5550 N OCEAN DRIVE 3D              8.000            757.25         80
                                       7.750            757.25      129,000.00
    RIVIERA BEACH    FL   33404          1            04/30/98         00
    494528300                            01           06/01/98          0
    494528300                            O            05/01/28
    0


    1748766          560/560             F          107,100.00         ZZ
                                         360        107,026.29          1
1


    4 DOGWOOD LANE                     7.875            776.55         85
                                       7.625            776.55      126,000.00
    WEST MIDDLESEX   PA   16159          5            05/12/98         21
    494549702                            05           07/01/98         12
    494549702                            O            06/01/28
    0


    1748767          560/560             F          110,800.00         ZZ
                                         360        110,729.34          1
    552  LEWISHAM AVE                  8.250            832.41         80
                                       8.000            832.41      138,500.00
    DAYTON           OH   45429          1            05/12/98         00
    494589104                            05           07/01/98          0
    494589104                            O            06/01/28
    0


    1748768          560/560             F           60,750.00         ZZ
                                         360         60,709.23          1
    2229 SHEFFIELD DR                  8.000            445.77         90
                                       7.750            445.77       67,500.00
    RALEIGH          NC   27610          1            05/18/98         21
    494701303                            05           07/01/98         25
    494701303                            N            06/01/28
    0


    1748769          560/560             F           90,000.00         ZZ
                                         360         89,941.12          1
    10 RADCLIFFE ROAD 10-5             8.125            668.25         75
                                       7.875            668.25      120,000.00
    ALLSTON          MA   02134          1            05/06/98         00
    494795800                            01           07/01/98          0
    494795800                            N            06/01/28
    0


    1748770          560/560             F           40,000.00         ZZ
                                         360         39,973.83          1
    109 NW AVENUE K                    8.125            297.00         53
                                       7.875            297.00       76,000.00
    BELLE GLADE      FL   33430          5            05/13/98         00
    494796105                            05           07/01/98          0
    494796105                            O            06/01/28
    0


    1748771          560/560             F          110,700.00         ZZ
                                         360        110,627.58          3
    1 OFF BACK NEWFIELD ROAD           8.125            821.95         90
                                       7.875            821.95      123,000.00
    LIMERICK         ME   04048          1            05/22/98         04
    494851306                            05           07/01/98         25
1


    494851306                            N            06/01/28
    0


    1748772          560/560             F           87,000.00         ZZ
                                         360         86,935.43          1
    8850 OLD SANTA ROSA ROAD           7.500            608.32         62
                                       7.250            608.32      142,000.00
    ATASCADERO       CA   93422          1            05/11/98         00
    494851801                            05           07/01/98          0
    494851801                            O            06/01/28
    0


    1748773          560/560             F           24,500.00         ZZ
                                         360         24,483.97          1
    18 TIFFINAY ROAD UNIT 3            8.125            181.92         70
                                       7.875            181.92       35,000.00
    SALEM            NH   03079          1            05/20/98         00
    495010001                            01           07/01/98          0
    495010001                            N            06/01/28
    0


    1748774          560/560             F           79,000.00         ZZ
                                         360         78,942.82          1
    16101 PRAIRIE CREEK BLVD           7.625            559.16         41
                                       7.375            559.16      195,000.00
    PUNTA GORDA      FL   33982          2            05/13/98         00
    495047508                            05           07/01/98          0
    495047508                            O            06/01/28
    0


    1748776          560/560             F           59,000.00         ZZ
                                         360         58,958.35          1
    19318 E MAIN AVENUE                7.750            422.69         80
                                       7.500            422.69       73,758.00
    GREENACRES       WA   99016          2            05/15/98         00
    495105207                            05           07/01/98          0
    495105207                            O            06/01/28
    0


    1748777          560/560             F          208,000.00         ZZ
                                         360        207,856.85          1
    339 TARA TRAIL NW                  7.875          1,508.15         52
                                       7.625          1,508.15      400,000.00
    ATLANTA          GA   30327          5            05/18/98         00
    495194508                            05           07/01/98          0
    495194508                            O            06/01/28
    0


1


    1748817          140/G02             F           91,500.00         ZZ
                                         360         91,443.12          4
    364 FORT WORTH AVENUE              8.375            695.47         90
                                       8.125            695.47      101,700.00
    NORFOLK          VA   23505          1            05/19/98         10
    0430844944                           05           07/01/98         25
    444129                               N            06/01/28
    0


    1748825          559/G02             F          251,700.00         ZZ
                                         360        251,517.82          1
    3041 MARBLE CANYON PLACE           7.625          1,781.52         58
                                       7.375          1,781.52      434,000.00
    SAN RAMON        CA   94583          2            05/14/98         00
    0430847517                           03           07/01/98          0
    5474234                              O            06/01/28
    0


    1748845          L78/G02             F           73,000.00         ZZ
                                         360         73,000.00          1
    4840 ODESSA W. INLET               8.250            548.42         65
                                       8.000            548.42      113,500.00
    ACWORTH          GA   30101          2            06/18/98         00
    0430876342                           05           08/01/98          0
    WILSON                               N            07/01/28
    0


    1748853          963/G02             F          108,800.00         ZZ
                                         360        108,800.00          1
    22064 LAS BRISAS CIRCLE            8.250            817.38         80
                                       8.000            817.38      136,000.00
    BOCA RATON       FL   33433          1            06/12/98         00
    0430862292                           09           08/01/98          0
    980525                               N            07/01/28
    0


    1748855          757/G02             F           80,600.00         ZZ
                                         360         80,549.90          1
    500 KILLINGTON ROAD                8.375            612.62         65
                                       8.125            612.62      124,000.00
    RALEIGH          NC   27609          5            05/27/98         00
    0430870303                           05           07/01/98          0
    0000                                 O            06/01/28
    0


    1748858          757/G02             F           48,300.00         ZZ
                                         360         48,265.04          1
    176 OLD ATLANTA ROAD               7.625            341.87         70
                                       7.375            341.87       69,000.00
1


    STOCKBRIDGE      GA   30281          5            05/22/98         00
    0430815845                           05           07/01/98          0
    3220852                              N            06/01/28
    0


    1748860          757/G02             F           36,550.00         ZZ
                                         360         36,524.84          1
    237 RICHARDSON STREET              7.875            265.02         85
                                       7.625            265.02       43,000.00
    TOCCOA           GA   30577          5            05/19/98         01
    0430815951                           05           07/01/98         12
    3507332                              O            06/01/28
    0


    1748893          E22/G02             F          212,100.00         ZZ
                                         360        211,950.30          1
    5127 WILKINSON AVENUE              7.750          1,519.51         72
                                       7.500          1,519.51      295,000.00
    NORTH HOLLYWOOD  CA   91607          2            05/04/98         00
    0410783948                           05           07/01/98          0
    410783948                            O            06/01/28
    0


    1748978          H93/G02             F           66,150.00         ZZ
                                         360         66,111.94          1
    1209 EAST PARK                     8.750            520.40         90
                                       8.500            520.40       73,500.00
    OLATHE           KS   66061          1            05/22/98         04
    0430863209                           05           07/01/98         25
    9835207                              N            06/01/28
    0


    1749002          666/G02             F           69,350.00         ZZ
                                         360         69,350.00          1
    23715 DEL MONTE DRIVE #206         7.625            490.86         95
                                       7.375            490.86       73,000.00
    VALENCIA         CA   91355          1            06/10/98         10
    0430877407                           01           08/01/98         30
    591972                               O            07/01/28
    0


    1749063          180/G02             F          166,500.00         ZZ
                                         360        166,399.13          4
    2455 NORTH ASHLAND AVENUE          8.500          1,280.24         90
                                       8.250          1,280.24      185,000.00
    CHICAGO          IL   60614          1            05/14/98         14
    0430873943                           05           07/01/98         25
    12823654                             O            06/01/28
    0
1




    1749065          L86/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    2020 TIAWAH AVENUE                 7.750            945.66         80
                                       7.500            945.66      165,000.00
    PAHRUMP          NV   89048          1            06/08/98         00
    0430875096                           05           08/01/98          0
    1749065                              O            07/01/28
    0


    1749124          K43/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    5135 EAST EVERGREEN STREET         8.250            507.10         90
    #1175                              8.000            507.10       75,000.00
    MESA             AZ   85205          1            06/04/98         04
    0430861096                           03           08/01/98         25
    9803000538                           N            07/01/28
    0


    1749150          G97/G02             F          309,700.00         ZZ
                                         360        309,700.00          1
    4680 SW JOSHUA STREET              8.250          2,326.67         95
                                       8.000          2,326.67      326,000.00
    TUALATIN         OR   97062          1            06/11/98         01
    0430879361                           05           08/01/98         30
    11738                                O            07/01/28
    0


    1749155          731/G02             F          240,000.00         ZZ
                                         360        239,830.61          2
    4556 THORNTON AVENUE               7.750          1,719.39         80
                                       7.500          1,719.39      300,000.00
    FREMONT          CA   94536          2            05/06/98         00
    0430840546                           05           07/01/98          0
    911681183                            O            06/01/28
    0


    1749161          918/G02             F          166,500.00         ZZ
                                         360        166,500.00          3
    40 SOMERS STREET                   8.250          1,250.86         90
                                       8.000          1,250.86      185,000.00
    BROOKLYN         NY   11223          1            06/19/98         01
    0430868356                           05           08/01/98         25
    00                                   N            07/01/28
    0


    1749176          209/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
1


    7830 WAVERLY MILL COURT #1         8.750            339.86         80
                                       8.500            339.86       54,000.00
    GAINESVILLE      VA   20155          1            06/05/98         00
    0430870881                           01           08/01/98          0
    98182607                             O            07/01/28
    0


    1749183          664/G02             F          159,200.00         ZZ
                                         360        159,101.04          1
    5316 PEARCE AVENUE                 8.375          1,210.04         80
                                       8.125          1,210.04      199,000.00
    LAKEWOOD         CA   90712          1            05/13/98         00
    0430838805                           05           07/01/98          0
    2559003                              O            06/01/28
    0


    1749238          287/287             F          345,000.00         ZZ
                                         360        344,257.34          1
    23421 LAKEVIEW DRIVE               7.700          2,459.72         75
                                       7.450          2,459.72      460,000.00
    EDWARDSBURG      MI   49112          5            02/27/98         00
    2821148                              05           05/01/98          0
    2821148                              O            04/01/28
    0


    1749239          287/287             F          232,000.00         ZZ
                                         360        231,649.42          1
    6300 CHINN COURT                   7.600          1,638.10         80
                                       7.350          1,638.10      290,000.00
    HOLLY            MI   48442          5            04/10/98         00
    2887032                              05           06/01/98          0
    2887032                              O            05/01/28
    0


    1749240          287/287             F          227,300.00         ZZ
                                         360        226,958.17          1
    4031 WESTHILL DR                   7.450          1,581.54         74
                                       7.200          1,581.54      311,000.00
    MARION           MI   48843          5            04/03/98         00
    3112000                              05           06/01/98          0
    3112000                              O            05/01/28
    0


    1749241          287/287             F          345,000.00         T
                                         360        344,279.40          1
    111 CHESTNUT STREET                7.850          2,495.51         77
                                       7.600          2,495.51      450,000.00
    CHICAGO          IL   60611          2            03/16/98         00
    5562830                              01           05/01/98          0
1


    5562830                              O            04/01/28
    0


    1749242          287/287             F          266,000.00         ZZ
                                         360        265,152.29          1
    25966 W SUNSET RD                  7.600          1,878.16         75
                                       7.350          1,878.16      355,000.00
    BARRINGTON       IL   60010          5            01/30/98         00
    5585799                              05           04/01/98          0
    5585799                              O            03/01/28
    0


    1749243          287/287             F          514,200.00         ZZ
                                         360        513,104.17          1
    4623 LAKESHORE DR                  7.750          3,683.80         74
                                       7.500          3,683.80      696,000.00
    HOLLAND          MI   49424          5            03/14/98         00
    5588462                              05           05/01/98          0
    5588462                              O            04/01/28
    0


    1749244          287/287             F          540,000.00         ZZ
                                         360        538,825.91          1
    333 HONEY CREEK AVE                7.650          3,831.38         80
                                       7.400          3,831.38      675,000.00
    ADA              MI   49301          2            03/04/98         00
    5590427                              05           05/01/98          0
    5590427                              O            04/01/28
    0


    1749296          676/676             F          649,000.00         ZZ
                                         360        648,103.77          1
    21 LEALEA PLACE                    7.875          4,705.71         77
                                       7.625          4,705.71      850,000.00
    PUKALANI         HI   96788          2            04/22/98         00
    3001298331                           05           06/01/98          0
    3001298331                           O            05/01/28
    0


    1749300          889/G02             F           52,000.00         ZZ
                                         360         51,965.11          1
    1059 SHADOWRIDGE DRIVE #4          8.000            381.56         75
                                       7.750            381.56       69,550.00
    SAN DIEGO        CA   92083          2            05/13/98         00
    0430839365                           01           07/01/98          0
    51102283                             N            06/01/28
    0


1


    1749324          E22/G02             F          106,400.00         ZZ
                                         360        106,338.78          3
    662 COURT STREET                   8.750            837.05         70
                                       8.500            837.05      152,000.00
    ELIZABETH        NJ   07207          2            05/13/98         00
    0410825566                           05           07/01/98          0
    410825566                            N            06/01/28
    0


    1749325          E22/G02             F          112,000.00         ZZ
                                         360        111,935.57          3
    602 MAGNOLIA AVE                   8.750            881.10         70
                                       8.500            881.10      160,000.00
    ELIZABETH        NJ   07207          5            05/13/98         00
    0410825723                           05           07/01/98          0
    410825723                            N            06/01/28
    0


    1749332          E22/G02             F           46,200.00         ZZ
                                         360         46,170.54          1
    875 S. NEBRASKA STREET             8.250            347.09         70
    UNIT #37                           8.000            347.09       66,000.00
    CHANDLER         AZ   85225          5            05/18/98         00
    0410845382                           03           07/01/98          0
    410845382                            N            06/01/28
    0


    1749333          E22/G02             F           46,200.00         ZZ
                                         360         46,170.54          1
    870 S. PALM LANE                   8.250            347.09         70
                                       8.000            347.09       66,000.00
    CHANDLER         AZ   85225          5            05/18/98         00
    0410845390                           03           07/01/98          0
    410845390                            N            06/01/28
    0


    1749354          E22/G02             F          313,600.00         ZZ
                                         360        313,389.58          1
    6300 N. HERITAGE BOULEVARD         8.000          2,301.09         80
                                       7.750          2,301.09      392,000.00
    EDMOND           OK   73003          1            05/15/98         00
    0410871495                           03           07/01/98          0
    410871495                            O            06/01/28
    0


    1749358          E22/G02             F           42,900.00         ZZ
                                         360         42,875.32          1
    4572 BIMINI LANE                   8.750            337.49         55
                                       8.500            337.49       78,000.00
1


    WEST PALM BEACH  FL   33417          5            05/15/98         00
    0410837355                           05           07/01/98          0
    410837355                            N            06/01/28
    0


    1749367          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    86100 U.S. HWY 89                  8.250          1,126.90         71
                                       8.000          1,126.90      214,000.00
    AFTON            WY   83110          4            05/13/98         00
    0410861223                           05           08/01/98          0
    410861223                            O            07/01/28
    0


    1749380          E22/G02             F           52,250.00         ZZ
                                         360         52,222.91          2
    1416 WEST BRAKER LN.               9.250            429.85         55
                                       9.000            429.85       95,000.00
    AUSTIN           TX   78758          5            05/13/98         00
    0410854855                           05           07/01/98          0
    410854855                            N            06/01/28
    0


    1749415          E22/G02             F          148,000.00         ZZ
                                         360        147,790.41          1
    2537 ARDMORE AVE                   7.750          1,060.29         80
                                       7.500          1,060.29      185,000.00
    ROYAL OAK        MI   48073          5            04/22/98         00
    0410814339                           05           06/01/98          0
    410814339                            O            05/01/28
    0


    1749416          E22/G02             F           49,700.00         ZZ
                                         360         49,648.27          4
    808 WATSON STREET                  9.250            408.87         70
                                       9.000            408.87       71,000.00
    GRAND RAPIDS     MI   49504          5            04/14/98         00
    0410766620                           05           06/01/98          0
    410766620                            N            05/01/28
    0


    1749419          E22/G02             F           48,300.00         ZZ
                                         360         48,249.73          3
    326 PAGE ST. N.E.                  9.250            397.35         70
                                       9.000            397.35       69,000.00
    GRAND RAPIDS     MI   49505          5            04/14/98         00
    0410766737                           05           06/01/98          0
    410766737                            N            05/01/28
    0
1




    1749425          E22/G02             F          520,000.00         ZZ
                                         360        519,659.84          1
    1881 W SQUARE LAKE ROAD            8.125          3,860.99         65
                                       7.875          3,860.99      800,000.00
    BLOOMFIELD TOWN  MI   48302          2            05/11/98         00
    0410807804                           05           07/01/98          0
    410807804                            O            06/01/28
    0


    1749515          638/G02             F          140,000.00         ZZ
                                         360        139,906.06          1
    331 WEEKS STREET                   8.000          1,027.27         80
                                       7.750          1,027.27      175,000.00
    EAST PALO ALTO   CA   94303          1            05/07/98         00
    0430821710                           05           07/01/98          0
    8737280                              N            06/01/28
    0


    1749543          F64/G02             F           38,500.00         ZZ
                                         360         38,476.07          1
    3908 E CHATHAM DRIVE               8.375            292.63         70
                                       8.125            292.63       55,000.00
    RICHMOND         VA   23223          5            06/05/98         00
    0430847392                           05           07/01/98          0
    1446                                 N            06/01/28
    0


    1749563          638/G02             F           72,000.00         ZZ
                                         360         71,958.58          2
    3416 NORTH 15TH AVENUE &           8.750            566.42         90
    1501 WEST MITCHELL DRIVE           8.500            566.42       80,000.00
    PHOENIX          AZ   85015          1            05/20/98         10
    0430834051                           05           07/01/98         25
    8750475                              N            06/01/28
    0


    1749572          638/G02             F           52,550.00         ZZ
                                         360         52,519.77          2
    330 155TH PLACE                    8.750            413.41         90
                                       8.500            413.41       58,400.00
    CALUMET CITY     IL   60409          1            05/08/98         10
    0430825802                           05           07/01/98         25
    8741502                              N            06/01/28
    0


    1749581          927/G02             F          108,600.00         ZZ
                                         360        108,521.39          1
1


    6214 WEST UNIVERSITY AVENUE        7.625            768.67         85
                                       7.375            768.67      129,000.00
    LAS VEGAS        NV   89103          5            05/21/98         04
    0430886226                           05           07/01/98         20
    367748                               N            06/01/28
    0


    1749601          F64/G02             F           42,000.00         ZZ
                                         360         41,973.90          1
    5125 ORCUTT LANE                   8.375            319.23         70
                                       8.125            319.23       60,000.00
    RICHMOND         VA   23224          5            06/05/98         00
    0430847806                           05           07/01/98          0
    1447                                 N            06/01/28
    0


    1749622          E82/G02             F          109,900.00         ZZ
                                         360        109,824.37          1
    4820 FOOTHILLS DRIVE               7.875            796.85         50
                                       7.625            796.85      219,900.00
    FORT COLLINS     CO   80526          1            05/22/98         00
    0400110763                           03           07/01/98          0
    400110763                            O            06/01/28
    0


    1749669          561/561             F          118,750.00         ZZ
                                         360        118,504.90          1
    3301 HOBBLE COURT                  8.500            913.09         82
                                       8.250            913.09      144,990.00
    ELLIOTT CITY     MD   21043          1            04/30/98         14
    9359225                              09           06/01/98         12
    9359225                              N            05/01/28
    0


    1749692          822/G02             F           50,000.00         ZZ
                                         360         49,934.36          1
    2925 SOUTH CLEVELAND STREET        8.125            371.25         67
                                       7.875            371.25       75,000.00
    PHILADELPHIA     PA   19145          5            04/13/98         00
    0430820787                           05           06/01/98          0
    0136083293                           N            05/01/28
    0


    1749716          765/G02             F           73,500.00         ZZ
                                         360         73,500.00          1
    4858 WILTON PLACE                  8.625            571.68         90
                                       8.375            571.68       81,700.00
    RIVERSIDE        CA   92504          1            06/05/98         04
    0430859025                           05           08/01/98         25
1


    334323                               O            07/01/28
    0


    1749783          H19/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
    455 SOUTH 1100 EAST                7.875            462.24         85
    NO 17                              7.625            462.24       75,000.00
    SAINT GEORGE     UT   84790          5            06/08/98         10
    0430872564                           01           08/01/98         12
    0002068179                           O            07/01/28
    0


    1749791          E82/G02             F           70,400.00         ZZ
                                         360         70,356.24          1
    11108 FLORI DRIVE                  8.375            535.09         80
                                       8.125            535.09       88,000.00
    FLORI            MO   63123          1            05/27/98         00
    0400116059                           05           07/01/98          0
    0400116059                           N            06/01/28
    0


    1749793          737/G02             F          714,500.00         ZZ
                                         360        714,020.58          1
    515 AVALA COURT                    8.000          5,242.75         75
                                       7.750          5,242.75      952,700.00
    ALPHARETTA       GA   30022          1            06/05/98         00
    0430868786                           03           07/01/98          0
    953087                               O            06/01/28
    0


    1749828          A02/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
    8813 LAKE RIDGE DRIVE              7.750          1,970.13         60
                                       7.500          1,970.13      460,000.00
    DARIEN           IL   60561          5            06/08/98         00
    0430869255                           05           08/01/98          0
    UNKNOWN                              O            07/01/28
    0


    1749868          E82/G02             F          182,500.00         ZZ
                                         360        182,374.41          2
    209 & 209-1/2 CORAL AVENU          7.875          1,323.25         30
                                       7.625          1,323.25      612,500.00
    NEWPORT BEACH    CA   92662          1            05/18/98         00
    0400121315                           05           07/01/98          0
    400121315                            N            06/01/28
    0


1


    1749875          E82/G02             F           50,000.00         ZZ
                                         360         49,966.45          1
    154 MITSCHER ROAD                  8.000            366.88         66
                                       7.750            366.88       76,800.00
    DOVER            DE   19901          2            05/29/98         00
    0400122495                           05           07/01/98          0
    400122495                            N            06/01/28
    0


    1749878          E82/G02             F           43,200.00         ZZ
                                         360         43,173.83          2
    520 TORREY AVENUE                  8.500            332.17         90
                                       8.250            332.17       48,000.00
    ALTAMONTE SPRIN  FL   32714          1            05/29/98         04
    0400123097                           09           07/01/98         25
    400123097                            N            06/01/28
    0


    1749947          E46/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
    31 N COLUMBUS BLVD                 8.000          1,731.68         80
                                       7.750          1,731.68      295,000.00
    PHILADELPHIA     PA   19106          1            06/11/98         00
    0430879783                           08           08/01/98          0
    30114                                N            07/01/28
    0


    1749976          K88/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
    116 MERRITT AVENUE                 8.625          1,205.58         75
                                       8.375          1,205.58      207,000.00
    SAYREVILLE       NJ   08872          1            06/15/98         00
    0430855668                           05           08/01/98          0
    8008                                 O            07/01/28
    0


    1750065          E22/G02             F           51,800.00         ZZ
                                         360         51,746.07          3
    101 STRAIGHT AVENUE S.W.           9.250            426.15         70
                                       9.000            426.15       74,000.00
    GRAND RAPIDS     MI   49504          5            04/14/98         00
    0410766588                           05           06/01/98          0
    410766588                            N            05/01/28
    0


    1750149          L61/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
    19430 SHERWOOD TRAIL               7.625          2,717.93         80
                                       7.375          2,717.93      480,000.00
1


    MONUMENT         CO   80132          5            06/12/98         00
    0430867382                           03           08/01/98          0
    850664                               O            07/01/28
    0


    1750161          L61/G02             F           67,450.00         ZZ
                                         360         67,450.00          1
    1160 #3 MAGIC LAMP WAY             7.750            483.23         95
                                       7.500            483.23       71,000.00
    MONUMENT         CO   80132          1            06/26/98         01
    0430877357                           01           08/01/98         30
    9503116                              O            07/01/28
    0


    1750171          180/G02             F          417,400.00         ZZ
                                         360        417,105.41          1
    672 SANTIAGO AVENUE                7.750          2,990.30         80
                                       7.500          2,990.30      521,800.00
    LONG BEACH       CA   90814          1            05/06/98         00
    0430876524                           05           07/01/98          0
    12726410                             O            06/01/28
    0


    1750174          514/G02             F          214,000.00         ZZ
                                         360        213,866.99          1
    3611 WESTOVER ROAD                 8.375          1,626.55         75
                                       8.125          1,626.55      288,000.00
    ORANGE PARK      FL   32073          2            05/15/98         00
    0430827600                           05           07/01/98          0
    684975                               O            06/01/28
    0


    1750177          514/G02             F          100,000.00         ZZ
                                         360         99,931.18          1
    9700 LEA SHORE COURT               7.875            725.07         80
                                       7.625            725.07      126,500.00
    FORT WORTH       TX   76179          1            05/20/98         00
    0430859728                           03           07/01/98          0
    020003                               O            06/01/28
    0


    1750181          737/G02             F           83,970.00         ZZ
                                         360         83,910.74          1
    475 CHICKADEE LANE                 7.750            601.57         60
                                       7.500            601.57      139,950.00
    BAILEY           CO   80421          1            05/15/98         00
    0430831347                           05           07/01/98          0
    586406                               O            06/01/28
    0
1




    1750182          737/G02             F           46,500.00         T
                                         360         46,471.10          1
    203 SEASHORE DRIVE                 8.375            353.43         75
                                       8.125            353.43       62,000.00
    ATLANTIC         NC   28511          1            05/19/98         00
    0430842930                           05           07/01/98          0
    953030                               O            06/01/28
    0


    1750186          180/G02             F           68,400.00         ZZ
                                         360         68,361.65          1
    10845 NORTH 15TH AVENUE            8.875            544.22         90
                                       8.625            544.22       76,000.00
    PHOENIX          AZ   85029          1            05/08/98         01
    0430873331                           05           07/01/98         25
    12625893                             N            06/01/28
    0


    1750237          757/G02             F           60,000.00         ZZ
                                         360         59,958.70          1
    111 LAKEVIEW ROAD                  7.875            435.05         75
                                       7.625            435.05       80,000.00
    JACKSON          GA   30233          1            05/22/98         00
    0430842450                           05           07/01/98          0
    3507241                              O            06/01/28
    0


    1750256          G44/G02             F          136,800.00         ZZ
                                         360        136,800.00          1
    9361 SW 16TH STREET                8.500          1,051.87         95
                                       8.250          1,051.87      144,000.00
    MIAMI            FL   33165          2            06/05/98         10
    0430853804                           05           08/01/98         30
    0598043                              O            07/01/28
    0


    1750285          B28/G02             F          142,500.00         ZZ
                                         360        142,404.38          1
    90 MANCHESTER CIRCLE               8.000          1,045.62         74
                                       7.750          1,045.62      193,000.00
    FLORISSANT       CO   80816          5            05/18/98         00
    0430865451                           05           07/01/98          0
    5980585                              O            06/01/28
    0


    1750287          G41/G02             F          106,400.00         ZZ
                                         360        106,328.60          1
1


    7701 ATLANTIC AVENUE               8.000            780.73         80
    UNIT #68                           7.750            780.73      133,000.00
    MARGATE          NJ   08402          1            05/22/98         00
    0430845115                           01           07/01/98          0
    60001682                             O            06/01/28
    0


    1750288          H35/G02             F          171,400.00         T
                                         360        171,301.38          1
    846 RIGGS CIRCLE                   8.750          1,348.41         80
                                       8.500          1,348.41      214,290.00
    DAVENPORT        FL   33837          1            05/27/98         00
    0430832196                           03           07/01/98          0
    000000                               O            06/01/28
    0


    1750294          498/G02             F           93,600.00         ZZ
                                         360         93,541.82          1
    400 EAST LAKE DRIVE                8.375            711.43         90
                                       8.125            711.43      104,000.00
    MOCKSVILLE       NC   27028          1            05/29/98         11
    0430822767                           05           07/01/98         25
    1538250                              N            06/01/28
    0


    1750307          E62/G02             F           59,850.00         ZZ
                                         360         59,813.75          1
    4283 LEHAVEN CIRCLE                8.500            460.19         89
                                       8.250            460.19       68,000.00
    TUCKER           GA   30084          1            05/28/98         04
    0430819722                           03           07/01/98         25
    000000                               N            06/01/28
    0


    1750310          253/253             F           56,000.00         ZZ
                                         360         55,959.46          1
    216 DARTMOUTH DRIVE SE             7.625            396.37         44
                                       7.375            396.37      130,000.00
    ALBUQUERQUE      NM   87106          5            05/18/98         00
    915006                               05           07/01/98          0
    915006                               O            06/01/28
    0


    1750317          B35/G02             F           86,400.00         ZZ
                                         360         86,347.65          2
    706 ROCK CREEK ROAD                8.500            664.35         90
                                       8.250            664.35       96,000.00
    CHARLOTTESVILLE  VA   22903          1            05/19/98         01
    0430820332                           05           07/01/98         25
1


    98001155                             N            06/01/28
    0


    1750327          K18/G02             F          129,200.00         ZZ
                                         360        129,038.82          1
    722 SUNRIDGE WOODS BOULEVARD       8.375            982.02         80
                                       8.125            982.02      161,500.00
    DAVENPORT        FL   33837          1            04/30/98         00
    0430876805                           03           06/01/98          0
    95400761                             O            05/01/28
    0


    1750345          J40/G02             F          117,300.00         ZZ
                                         360        117,221.29          1
    1600 SHOAL CREEK ROAD              8.000            860.71         59
                                       7.750            860.71      201,000.00
    MONROE           GA   30656          2            05/18/98         00
    0430845081                           05           07/01/98          0
    7595287                              O            06/01/28
    0


    1750375          G10/G02             F           60,000.00         ZZ
                                         360         59,966.36          1
    6601-6603 LAURA ANN COURT          8.875            477.39         80
                                       8.625            477.39       75,000.00
    RICHLAND HILLS   TX   76118          1            05/01/98         00
    617503753                            05           07/01/98          0
    XB8040015                            N            06/01/28
    0


    1750414          575/G02             F           80,000.00         ZZ
                                         360         79,946.32          1
    4 MAIN STREET                      8.000            587.01         67
                                       7.750            587.01      120,000.00
    LITTLEFIELD      AZ   86432          5            05/13/98         00
    0430837815                           05           07/01/98          0
    0009110727                           O            06/01/28
    0


    1750419          B49/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    836 15TH AVENUE                    7.625            736.11         46
                                       7.375            736.11      227,000.00
    LONGMONT         CO   80501          5            06/09/98         00
    0430866756                           05           08/01/98          0
    277959                               O            07/01/28
    0


1


    1750445          G44/G02             F          131,750.00         ZZ
                                         360        131,750.00          1
    348 S DRIVE                        8.500          1,013.04         85
                                       8.250          1,013.04      155,000.00
    MIAMI SPRINGS    FL   33166          5            06/10/98         10
    0430869156                           05           08/01/98         12
    0498051                              O            07/01/28
    0


    1750454          874/G02             F          180,100.00         ZZ
                                         360        180,100.00          1
    22890 CARRIAGE DRIVE               8.000          1,321.51         79
                                       7.750          1,321.51      230,000.00
    RENO             NV   89511          2            06/09/98         00
    0430879650                           05           08/01/98          0
    3730596                              O            07/01/28
    0


    1750458          A02/G02             F          240,600.00         ZZ
                                         360        240,600.00          1
    5626 172ND AVENUE                  7.875          1,744.52         79
                                       7.625          1,744.52      307,000.00
    PARIS            WI   53104          1            06/15/98         00
    0430885756                           05           08/01/98          0
    UNKNOWN                              O            07/01/28
    0


    1750473          H86/G02             F          180,450.00         ZZ
                                         360        180,328.92          1
    1499 BLAKE STREET                  8.000          1,324.08         80
    #4G                                7.750          1,324.08      225,591.00
    DENVER           CO   80202          1            05/15/98         00
    0430880864                           06           07/01/98          0
    135519                               N            06/01/28
    0


    1750477          G52/G02             F          210,000.00         ZZ
                                         360        209,844.15          1
    1309 WEST CORONADO ROAD            7.500          1,468.35         75
                                       7.250          1,468.35      280,000.00
    PHOENIX          AZ   85007          1            05/12/98         00
    0430837724                           05           07/01/98          0
    98500163                             O            06/01/28
    0


    1750528          B35/G02             F           93,500.00         ZZ
                                         360         93,430.61          1
    137 INGRAHAM STREET NW             7.500            653.77         67
                                       7.250            653.77      140,000.00
1


    WASHINGTON       DC   20011          5            05/11/98         00
    0430830356                           07           07/01/98          0
    98001197                             O            06/01/28
    0


    1750536          003/G02             F           71,900.00         ZZ
                                         360         71,857.54          1
    1528 SOUTHWIND COURT               8.625            559.24         90
                                       8.375            559.24       79,900.00
    CASSELBERRY      FL   32707          1            05/22/98         12
    0430830703                           05           07/01/98         25
    0010082808                           N            06/01/28
    0


    1750589          822/G02             F          104,850.00         ZZ
                                         360        104,791.21          1
    4706 CENTER TERRACE                8.875            834.24         90
                                       8.625            834.24      116,500.00
    WILMINGTON       DE   19802          1            05/07/98         01
    0430876938                           01           07/01/98         25
    136084548                            N            06/01/28
    0


    1750606          H04/G02             F          197,000.00         ZZ
                                         360        197,000.00          1
    6670 SOBRANTE ROAD                 8.250          1,480.00         64
                                       8.000          1,480.00      310,000.00
    OAKLAND          CA   94611          5            06/16/98         00
    0430878629                           05           08/01/98          0
    316131                               O            07/01/28
    0


    1750610          B28/G02             F          100,000.00         ZZ
                                         360         99,936.23          1
    234 DERBY LANE                     8.250            751.27         74
                                       8.000            751.27      135,500.00
    DURANGO          CO   81301          1            05/18/98         00
    0430835249                           03           07/01/98          0
    05980509                             O            06/01/28
    0


    1750628          B75/G02             F           88,000.00         ZZ
                                         360         87,890.23          1
    26244 VIA ROBLE                    8.375            668.86         80
                                       8.125            668.86      110,000.00
    MISSION VIEJO    CA   92691          1            04/30/98         00
    0430852517                           01           06/01/98          0
    7699390                              N            05/01/28
    0
1




    1750630          A46/G02             F           50,400.00         ZZ
                                         360         50,368.67          1
    2333 BERING DRIVE #140             8.375            383.08         90
                                       8.125            383.08       56,000.00
    HOUSTON          TX   77057          1            05/11/98         04
    0430835256                           01           07/01/98         25
    0992380                              O            06/01/28
    0


    1750710          H44/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
    1212 CACTUS STREET                 8.000            880.52         50
                                       7.750            880.52      240,000.00
    KEY LARGO        FL   33037          5            05/11/98         00
    0430845131                           05           07/01/98          0
    13000261                             O            06/01/28
    0


    1750741          E22/G02             F          130,000.00         T
                                         360        129,910.54          1
    3600 NORTH LAKE BLVD UNIT #160     7.875            942.59         47
                                       7.625            942.59      282,500.00
    TAHOE CITY       CA   96145          5            05/07/98         00
    0410829691                           01           07/01/98          0
    410829691                            O            06/01/28
    0


    1750762          944/G02             F          122,800.00         ZZ
                                         360        122,717.61          1
    1282 BOURET DRIVE #1               8.000            901.06         90
                                       7.750            901.06      136,500.00
    SAN JOSE         CA   95118          1            05/05/98         01
    0430876839                           04           07/01/98         25
    11111116                             N            06/01/28
    0


    1750779          F36/G02             F           57,400.00         ZZ
                                         360         57,359.49          1
    110 EAST 67TH STREET               7.750            411.22         70
                                       7.500            411.22       82,000.00
    TACOMA           WA   98404          5            05/21/98         00
    0430831263                           05           07/01/98          0
    06501891                             N            06/01/28
    0


    1750807          E26/G02             F           37,800.00         ZZ
                                         360         37,775.90          1
1


    2140 WILMORE DRIVE                 8.250            283.98         90
                                       8.000            283.98       42,000.00
    CHARLOTTE        NC   28203          1            05/20/98         11
    0430826495                           05           07/01/98         30
    50801766                             N            06/01/28
    0


    1750815          E22/G02             F           84,000.00         ZZ
                                         360         83,947.79          1
    1003 BAYVIEW AVENUE                8.375            638.46         80
                                       8.125            638.46      105,000.00
    BERKELEY TOWNSH  NJ   08721          1            05/14/98         00
    0410839476                           05           07/01/98          0
    410839476                            O            06/01/28
    0


    1750822          514/G02             F           92,500.00         ZZ
                                         360         92,441.02          1
    3307 BELLFLOWER COURT              8.250            694.92         89
                                       8.000            694.92      104,000.00
    WOODBRIDGE       VA   22193          2            05/13/98         01
    0430851725                           05           07/01/98         25
    367006                               N            06/01/28
    0


    1750824          E22/G02             F           35,000.00         ZZ
                                         360         34,980.37          1
    V ROAD                             8.875            278.48         54
                                       8.625            278.48       66,000.00
    LINN CREEK       MO   65052          2            05/14/98         00
    0410834709                           05           07/01/98          0
    410834709                            N            06/01/28
    0


    1750827          E26/G02             F           88,900.00         ZZ
                                         360         88,848.85          4
    102-104 SOUTH THIRD STREET         8.750            699.38         70
                                       8.500            699.38      127,000.00
    EMMAUS           PA   18049          1            05/22/98         00
    0430850057                           05           07/01/98          0
    60800566                             N            06/01/28
    0


    1750847          E86/G02             F          190,000.00         ZZ
                                         360        189,872.52          1
    35 GARFIELD PLACE                  8.000          1,394.15         55
                                       7.750          1,394.15      350,000.00
    BROOKLYN         NY   11215          5            05/21/98         00
    0430837435                           05           07/01/98          0
1


    19456                                O            06/01/28
    0


    1750860          E22/G02             F          145,200.00         ZZ
                                         360        145,094.91          1
    103 RAMBLING DRIVE                 7.625          1,027.72         80
                                       7.375          1,027.72      181,500.00
    FOLSOM           CA   95630          1            05/13/98         00
    0410865943                           05           07/01/98          0
    410865943                            O            06/01/28
    0


    1750886          822/G02             F           95,850.00         ZZ
                                         360         95,796.26          1
    4705 CENTER TERRACE                8.875            762.63         90
                                       8.625            762.63      106,500.00
    WILLMINGTON      DE   19802          1            05/07/98         10
    0430869909                           01           07/01/98         25
    136084551                            N            06/01/28
    0


    1750887          637/G02             F           40,700.00         ZZ
                                         360         40,650.51          1
    1943 EAST SHERIDAN STREET          8.500            312.95         90
                                       8.250            312.95       45,250.00
    PHOENIX          AZ   85029          3            04/17/98         04
    0430827154                           05           06/01/98         25
    8489205                              O            05/01/28
    0


    1750897          E22/G02             F           54,400.00         ZZ
                                         360         54,365.31          1
    8635 NORTHWEST 8TH STREET #413     8.250            408.69         80
                                       8.000            408.69       68,000.00
    MIAMI            FL   33126          5            05/11/98         00
    0410830293                           01           07/01/98          0
    410830293                            O            06/01/28
    0


    1750900          E22/G02             F           58,550.00         ZZ
                                         360         58,360.52          2
    1307 STATE ST                      9.125            476.38         90
                                       8.875            476.38       65,100.00
    LAPORTE          IN   46350          1            04/27/98         10
    0410839997                           05           06/01/98         25
    410839997                            N            05/01/28
    0


1


    1750936          H35/G02             F          157,500.00         T
                                         360        157,409.38          1
    113 RIGGS CIRCLE                   8.750          1,239.06         80
                                       8.500          1,239.06      196,990.00
    DAVENPORT        FL   33837          1            05/15/98         00
    0430836163                           03           07/01/98          0
    00                                   O            06/01/28
    0


    1750946          L52/G02             F          133,700.00         ZZ
                                         360        133,607.99          1
    218 DOMER AVENUE                   7.875            969.42         70
                                       7.625            969.42      191,000.00
    TAKOMA PARK      MD   20912          5            05/29/98         00
    0430858993                           05           07/01/98          0
    3001673                              N            06/01/28
    0


    1750952          498/G02             F          111,900.00         ZZ
                                         360        111,822.98          1
    2504 COVE CIRCLE                   7.875            811.36         80
                                       7.625            811.36      139,900.00
    TRUSSVILLE       AL   35173          1            05/29/98         00
    0430828509                           05           07/01/98          0
    1540980                              O            06/01/28
    0


    1750956          L52/G02             F           97,000.00         ZZ
                                         360         96,933.24          1
    8012 FLOWER AVENUE                 7.875            703.32         66
                                       7.625            703.32      148,000.00
    TAKOMA PARK      MD   20912          5            05/29/98         00
    0430830000                           05           07/01/98          0
    3001672                              N            06/01/28
    0


    1750972          003/G02             F          125,100.00         ZZ
                                         360        125,020.22          1
    467 LYNCH AVENUE                   8.250            939.84         90
                                       8.000            939.84      139,000.00
    ATLANTA          GA   30318          1            05/28/98         12
    0430842989                           05           07/01/98         25
    0010085967                           O            06/01/28
    0


    1750979          E29/G02             F           66,600.00         ZZ
                                         360         66,558.60          1
    2834 SOUTH EXTENSION ROAD          8.375            506.21         90
    #2104                              8.125            506.21       74,000.00
1


    MESA             AZ   85210          1            05/26/98         04
    0430868273                           01           07/01/98         25
    9804210                              N            06/01/28
    0


    1750983          685/G02             F           66,750.00         ZZ
                                         360         66,709.56          1
    7128 SPRUCEWOOD STREET             8.500            513.25         75
                                       8.250            513.25       89,000.00
    LAS VEGAS        NV   89117          5            05/22/98         00
    0430833681                           05           07/01/98          0
    113261                               O            06/01/28
    0


    1750995          944/G02             F          999,000.00         ZZ
                                         360        998,239.85          1
    122 BELLA VISTA                    7.375          6,899.84         62
                                       7.125          6,899.84    1,635,000.00
    HILLSBOROUGH     CA   94010          1            05/12/98         00
    0430837369                           05           07/01/98          0
    16038                                O            06/01/28
    0


    1751008          K15/G02             F          300,000.00         ZZ
                                         360        299,793.54          1
    16933 MAGNOLIA ISLAND BOULEVAR     7.875          2,175.21         75
                                       7.625          2,175.21      400,000.00
    CLERMONT         FL   34711          5            05/22/98         00
    0430837534                           05           07/01/98          0
    627188                               O            06/01/28
    0


    1751036          F03/G02             F          620,000.00         ZZ
                                         360        620,000.00          1
    6475 COUNTY ROAD 740               7.875          4,495.43         42
                                       7.625          4,495.43    1,500,000.00
    CRESTED BUTTE    CO   81224          5            06/11/98         00
    0430877142                           05           08/01/98          0
    DEN12393                             O            07/01/28
    0


    1751040          F03/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
    6506 COUNTY RD 68C                 7.750          2,865.65         80
                                       7.500          2,865.65      500,000.00
    RED FEATHER LAK  CO   80545          1            06/10/98         00
    0430871517                           05           08/01/98          0
    12394                                O            07/01/28
    0
1




    1751058          G10/G02             F           60,000.00         ZZ
                                         360         59,966.36          1
    6605-6607 LAURA ANN COURT          8.875            477.39         80
                                       8.625            477.39       75,000.00
    RICHARD HILLS    TX   76118          1            05/01/98         00
    617510585                            05           07/01/98          0
    XB8040016                            O            06/01/28
    0


    1751067          637/G02             F          164,000.00         ZZ
                                         360        163,779.17          1
    1935 SE 26TH STREET                8.000          1,203.38         80
                                       7.750          1,203.38      205,000.00
    CAPE CORAL       FL   33904          2            04/14/98         00
    0430845321                           05           06/01/98          0
    8879082                              O            05/01/28
    0


    1751070          G44/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    3515 W. 71TH TERRACE               8.125            683.10         80
                                       7.875            683.10      115,000.00
    HIALEAH          FL   33016          1            06/11/98         00
    0430862201                           05           08/01/98          0
    0598038                              O            07/01/28
    0


    1751081          G10/G02             F           60,000.00         ZZ
                                         360         59,966.36          1
    6609-6611 LAURA ANN COURT          8.875            477.39         80
                                       8.625            477.39       75,000.00
    RICHLAND HILLS   TX   76118          1            05/01/98         00
    617510816                            05           07/01/98          0
    XB8040017                            N            06/01/28
    0


    1751082          G10/G02             F           60,000.00         ZZ
                                         360         59,966.36          1
    6613-6615 LAURA ANN COURT          8.875            477.39         80
                                       8.625            477.39       75,000.00
    RICHLAND HILLS   TX   76118          1            05/01/98         00
    617510825                            05           07/01/98          0
    XB8040018                            O            06/01/28
    0


    1751090          F18/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
1


    3482 NOVA SCOTIA AVENUE            7.500          1,426.40         77
                                       7.250          1,426.40      265,000.00
    SAN JOSE         CA   95124          2            06/09/98         00
    0430874271                           05           08/01/98          0
    1751090                              O            07/01/28
    0


    1751094          624/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
    1157 E LEMON AVENUE                7.625          1,857.96         75
                                       7.375          1,857.96      350,000.00
    BRADBURY         CA   91010          5            06/17/98         00
    0430883900                           05           08/01/98          0
    34071080163                          O            07/01/28
    0


    1751111          B91/G02             F          320,000.00         ZZ
                                         360        319,785.28          1
    22121 CHERRYWOOD                   8.000          2,348.05         80
                                       7.750          2,348.05      400,000.00
    MISSION VIEJO    CA   92692          1            05/26/98         00
    0430835421                           03           07/01/98          0
    1000011110                           O            06/01/28
    0


    1751117          957/G02             F           58,500.00         ZZ
                                         360         58,465.46          1
    1905 RIDGECREST DRIVE              8.625            455.01         90
                                       8.375            455.01       65,000.00
    GARLAND          TX   75042          1            05/21/98         10
    0430858316                           05           07/01/98         25
    0273249                              N            06/01/28
    0


    1751118          961/G02             F          128,000.00         ZZ
                                         360        127,909.66          1
    33051 DRIFTWOOD COURT              7.750            917.01         80
                                       7.500            917.01      160,000.00
    SAN JUAN CAPIST  CA   92675          1            05/11/98         00
    0430847343                           09           07/01/98          0
    09111278                             O            06/01/28
    0


    1751137          721/G02             F           37,800.00         ZZ
                                         360         37,777.10          1
    5016 WIRT STREET                   8.500            290.65         90
                                       8.250            290.65       42,000.00
    OMAHA            NE   68104          1            05/19/98         01
    0430854984                           05           07/01/98         25
1


    7810058022                           N            06/01/28
    0


    1751177          180/G02             F           57,200.00         ZZ
                                         360         57,124.91          1
    4956 CHEERY LYNN DRIVE             8.125            424.71         79
                                       7.875            424.71       73,000.00
    PHOENIX          AZ   85031          2            04/21/98         00
    0430845024                           05           06/01/98          0
    12450144                             N            05/01/28
    0


    1751205          638/G02             F           64,500.00         ZZ
                                         360         64,421.57          1
    7381 SANDY CREEK DRIVE             8.500            495.95         75
                                       8.250            495.95       86,000.00
    RALEIGH          NC   27615          5            04/28/98         00
    0430830653                           01           06/01/98          0
    8734776                              O            05/01/28
    0


    1751210          313/G02             F          124,200.00         ZZ
                                         360        124,116.66          1
    1544 PRIVATEER DRIVE               8.000            911.34         90
                                       7.750            911.34      138,000.00
    MOUNT PLEASANT   SC   29464          1            05/22/98         10
    0430855759                           05           07/01/98         25
    6325013                              N            06/01/28
    0


    1751221          253/253             F          210,000.00         ZZ
                                         360        209,855.48          1
    45 CAMINITO DE PINON               7.875          1,522.65         75
                                       7.625          1,522.65      280,000.00
    SANTA FE         NM   87505          5            05/19/98         00
    915270                               05           07/01/98          0
    915270                               O            06/01/28
    0


    1751262          003/G02             F           76,400.00         ZZ
                                         360         76,352.51          1
    16 MELFORD PLACE                   8.375            580.70         90
                                       8.125            580.70       84,900.00
    AVONDALE ESTATE  GA   30002          1            05/26/98         12
    0430834812                           05           07/01/98         25
    0010425429                           N            06/01/28
    0


1


    1751267          B28/G02             F           87,300.00         ZZ
                                         360         87,241.42          1
    5634 SOUTH PRESCOTT STREET         8.000            640.58         90
                                       7.750            640.58       97,000.00
    LITTLETON        CO   80120          1            05/27/98         14
    0430859868                           05           07/01/98         25
    01981801                             N            06/01/28
    0


    1751272          E86/G02             F          127,500.00         ZZ
                                         360        127,420.75          1
    ROUTE 213 PO BOX 1336              8.375            969.09         72
                                       8.125            969.09      177,500.00
    OLIVEBRIDGE      NY   12461          5            05/22/98         00
    0430835025                           05           07/01/98          0
    0000027854                           O            06/01/28
    0


    1751308          025/025             F           32,000.00         ZZ
                                         360         31,928.30          1
    14857 SW 104 STREET #9-204         7.500            223.75         55
                                       7.250            223.75       59,000.00
    MIAMI            FL   33196          1            03/20/98         00
    451388                               01           05/01/98          0
    451388                               N            04/01/28
    0


    1751309          922/G02             F          391,500.00         ZZ
                                         360        391,186.92          1
    1321 MERRIE RIDGE ROAD             7.125          2,637.61         75
                                       6.875          2,637.61      522,000.00
    MCLEAN           VA   22101          1            05/29/98         00
    0430831628                           05           07/01/98          0
    980272                               O            06/01/28
    0


    1751314          E22/G02             F          260,000.00         ZZ
                                         360        259,811.82          1
    3575 CHERRY AVENUE                 7.625          1,840.26         80
                                       7.375          1,840.26      325,000.00
    SAN JOSE         CA   95118          1            05/22/98         00
    0410859193                           05           07/01/98          0
    410859193                            O            06/01/28
    0


    1751317          025/025             F          127,200.00         ZZ
                                         360        126,948.68          1
    22528 MIDDLETOWN DR                8.125            944.46         80
                                       7.875            944.46      159,000.00
1


    BOCA RATON       FL   33428          2            03/20/98         00
    382387                               03           05/01/98          0
    382387                               O            04/01/28
    0


    1751326          E22/G02             F          184,000.00         ZZ
                                         360        183,863.45          1
    18486 TAMARIND STREET              7.500          1,286.55         80
                                       7.250          1,286.55      230,000.00
    FOUNTAIN VALLEY  CA   92702          5            05/20/98         00
    0410864623                           05           07/01/98          0
    410864623                            O            06/01/28
    0


    1751356          G92/G02             F          260,000.00         ZZ
                                         360        259,807.04          1
    1525 HALLBROOK DRIVE               7.500          1,817.96         79
                                       7.250          1,817.96      330,000.00
    SAN JOSE         CA   95118          1            05/22/98         00
    0430854430                           05           07/01/98          0
    27423                                O            06/01/28
    0


    1751366          E86/G02             F          317,000.00         ZZ
                                         360        317,000.00          1
    336 RAMONA AVENUE                  8.125          2,353.72         68
                                       7.875          2,353.72      467,000.00
    STATEN ISLAND    NY   10312          1            06/02/98         00
    0430835066                           05           08/01/98          0
    27023                                O            07/01/28
    0


    1751367          B75/G02             F          440,000.00         ZZ
                                         360        439,436.93          1
    99-369 ULUNE STREET                8.250          3,305.57         80
                                       8.000          3,305.57      550,000.00
    ALEA             HI   96701          2            04/30/98         00
    0430844068                           05           06/01/98          0
    7681224                              O            05/01/28
    0


    1751369          B65/G02             F           55,400.00         ZZ
                                         360         55,400.00          2
    192 SOUTH POWELL AVENUE            9.000            445.76         80
                                       8.750            445.76       69,650.00
    COLUMBUS         OH   43081          2            06/16/98         00
    0430857789                           05           08/01/98          0
    0000                                 N            07/01/28
    0
1




    1751371          B75/G02             F           94,500.00         ZZ
                                         360         94,439.74          3
    1117 NORTH 19 AVENUE               8.250            709.95         90
                                       8.000            709.95      105,000.00
    HOLLYWOOD        FL   33020          1            05/06/98         01
    0430839084                           05           07/01/98         25
    7703564                              O            06/01/28
    0


    1751382          828/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    709 & 711 GREENLAWN BLVD           8.500            676.65         80
                                       8.250            676.65      110,000.00
    ROUND ROCK       TX   78664          1            05/20/98         00
    0430852285                           05           07/01/98          0
    80030120                             N            06/01/28
    0


    1751395          L86/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
    2093 LAGUNA NEGRA LANE             7.875          2,175.21         80
                                       7.625          2,175.21      375,000.00
    ARROYO GRANDE    CA   93420          1            06/05/98         00
    0430875088                           05           08/01/98          0
    1751395                              O            07/01/28
    0


    1751399          A50/A50             F           69,600.00         ZZ
                                         360         69,552.10          1
    185 CANNON DRIVE                   7.875            504.65         80
                                       7.625            504.65       87,000.00
    LEESBURG         GA   31763          1            05/28/98         00
    108460                               05           07/01/98          0
    108460                               N            06/01/28
    0


    1751402          K18/G02             F          140,650.00         T
                                         360        140,548.20          1
    332 FOGGY CREEK ROAD               7.625            995.51         75
                                       7.375            995.51      187,770.00
    DAVENPORT        FL   33837          1            05/27/98         00
    0430829598                           03           07/01/98          0
    95400682                             O            06/01/28
    0


    1751458          920/G02             F          176,400.00         ZZ
                                         360        176,400.00          1
1


    8922 BAINFORD DRIVE                8.125          1,309.77         70
                                       7.875          1,309.77      252,000.00
    HUNTINGTON BEAC  CA   92646          5            06/12/98         00
    0430870311                           02           08/01/98          0
    985120                               N            07/01/28
    0


    1751508          830/G02             F           84,000.00         ZZ
                                         360         83,940.71          1
    119 WEST MEADE DRIVE               7.750            601.79         80
                                       7.500            601.79      105,000.00
    LEBANON          TN   37087          5            05/20/98         00
    0430846030                           05           07/01/98          0
    535894                               O            06/01/28
    0


    1751511          180/G02             F           80,150.00         ZZ
                                         360         80,050.01          1
    806 FLEETWOOD PLACE                8.375            609.20         70
                                       8.125            609.20      114,500.00
    HOUSTON          TX   77079          5            04/30/98         00
    0430847525                           09           06/01/98          0
    12620498                             N            05/01/28
    0


    1751524          676/676             F          224,100.00         ZZ
                                         360        223,929.47          1
    926 MANINIHOLO STREET              7.375          1,547.81         69
                                       7.125          1,547.81      325,000.00
    HONOLULU         HI   96825          5            05/07/98         00
    860100299057                         05           07/01/98          0
    860100299057                         O            06/01/28
    0


    1751575          E22/G02             F           84,000.00         ZZ
                                         360         83,946.44          1
    1006 OAK POINTE                    8.250            631.06         69
                                       8.000            631.06      122,000.00
    WATERFORD        MI   48327          5            05/15/98         00
    0410863567                           01           07/01/98          0
    410863567                            O            06/01/28
    0


    1751585          E22/G02             F           42,000.00         ZZ
                                         360         41,977.65          1
    2444 EDWARDS CHURCH ROAD           9.125            341.73         70
                                       8.875            341.73       60,000.00
    MESQUITE         TX   75181          5            05/07/98         00
    0410852321                           05           07/01/98          0
1


    410852321                            N            06/01/28
    0


    1751603          E22/G02             F           94,500.00         ZZ
                                         360         94,439.74          1
    1271 DOVE PARK RD.                 8.250            709.95         75
                                       8.000            709.95      126,000.00
    COVINGTON        LA   70433          5            05/11/98         00
    0410847495                           05           07/01/98          0
    410847495                            O            06/01/28
    0


    1751620          E22/G02             F           47,500.00         ZZ
                                         360         47,467.31          1
    14453 EAST JEWELL AVENUE           7.875            344.41         71
    UNIT #104                          7.625            344.41       67,000.00
    AURORA           CO   80012          2            05/22/98         00
    0410849137                           01           07/01/98          0
    410849137                            N            06/01/28
    0


    1751623          E22/G02             F           62,750.00         ZZ
                                         360         62,709.99          1
    703 CONNECTICUT AVENUE             8.250            471.42         74
                                       8.000            471.42       85,000.00
    ST. CLOUD        FL   34769          1            05/18/98         00
    0410866131                           05           07/01/98          0
    410866131                            O            06/01/28
    0


    1751647          A78/G02             F          126,400.00         ZZ
                                         360        126,313.01          2
    4486-4488 NORTH GRANT AVENUE       7.875            916.49         80
                                       7.625            916.49      158,000.00
    LOVELAND         CO   80538          1            05/11/98         00
    0430858290                           05           07/01/98          0
    010054805                            N            06/01/28
    0


    1751648          A78/G02             F          119,700.00         ZZ
                                         360        119,534.70          4
    1620 6TH AVENUE                    7.875            867.91         90
                                       7.625            867.91      133,000.00
    GREELEY          CO   80631          1            04/27/98         01
    0430837344                           05           06/01/98         25
    010054682                            O            05/01/28
    0


1


    1751649          A78/G02             F          286,000.00         ZZ
                                         360        285,822.23          1
    3119 SOUTH COUNTY ROAD 7           8.375          2,173.81         80
                                       8.125          2,173.81      357,500.00
    LOVELAND         CO   80537          1            05/14/98         00
    0430838417                           05           07/01/98          0
    010054246                            O            06/01/28
    0


    1751650          A78/G02             F          160,000.00         ZZ
                                         360        159,881.26          1
    1813 INDIAN HILLS CIRCLE           7.500          1,118.74         80
                                       7.250          1,118.74      200,000.00
    FORT COLLINS     CO   80525          1            05/15/98         00
    0430838318                           03           07/01/98          0
    010054596                            O            06/01/28
    0


    1751653          940/G02             F           64,000.00         ZZ
                                         360         63,961.22          1
    3628 CASTALIA AVENUE               8.500            492.11         80
                                       8.250            492.11       80,000.00
    LOS ANGELES      CA   90032          1            05/07/98         00
    0430838748                           05           07/01/98          0
    45180                                O            06/01/28
    0


    1751677          196/G02             F          145,000.00         ZZ
                                         360        144,784.11          3
    2088 RANDOLPH AVENUE               7.500          1,013.86         74
                                       7.250          1,013.86      198,000.00
    ST PAUL          MN   55105          1            04/27/98         00
    0430861195                           05           06/01/98          0
    882404597                            O            05/01/28
    0


    1751678          196/G02             F           71,910.00         ZZ
                                         360         71,869.68          2
    607 7TH STREET                     8.875            572.15         90
                                       8.625            572.15       79,900.00
    COLONA           IL   61241          1            05/15/98         10
    0430864660                           05           07/01/98         25
    1149175                              N            06/01/28
    0


    1751679          196/G02             F           35,000.00         ZZ
                                         360         34,954.04          1
    1017 E ORMAN AVENUE                8.125            259.88         65
                                       7.875            259.88       54,000.00
1


    PUEBLO           CO   81004          5            04/21/98         00
    0430864637                           05           06/01/98          0
    1148583                              N            05/01/28
    0


    1751680          196/G02             F           25,650.00         ZZ
                                         360         25,617.17          1
    555 3RD AVENUE NORTH               8.250            192.70         90
                                       8.000            192.70       28,500.00
    CLINTON          IA   52732          1            04/17/98         14
    0430861245                           05           06/01/98         25
    1147836                              N            05/01/28
    0


    1751682          196/G02             F           62,100.00         ZZ
                                         360         61,879.73          1
    8257 WEST 90TH PLACE               8.500            477.50         90
                                       8.250            477.50       69,000.00
    WESTMINSTER      CO   80021          1            05/21/98         04
    0430837872                           01           06/01/98         25
    1148245                              N            05/01/28
    0


    1751684          196/G02             F           62,400.00         ZZ
                                         360         62,324.13          1
    4521 25TH AVENUE                   8.500            479.80         80
                                       8.250            479.80       78,000.00
    KENOSHA          WI   53140          1            05/05/98         00
    0430861187                           05           06/01/98          0
    1146203                              O            05/01/28
    0


    1751685          196/G02             F           80,100.00         ZZ
                                         360         80,048.92          1
    1223 HIGHRIDGE ROAD                8.250            601.77         90
                                       8.000            601.77       89,000.00
    CUYAHOGA FALLS   OH   44221          1            05/15/98         11
    0430864314                           05           07/01/98         25
    1152853                              N            06/01/28
    0


    1751689          196/G02             F           75,600.00         ZZ
                                         360         75,512.68          2
    1228 1230 11TH STREET              8.750            594.75         90
                                       8.500            594.75       84,000.00
    MOLINE           IL   61265          1            04/29/98         11
    0430861294                           05           06/01/98         25
    1147842                              N            05/01/28
    0
1




    1751690          196/G02             F           66,870.00         ZZ
                                         360         66,792.76          2
    1948 WALLING COURT                 8.750            526.07         90
                                       8.500            526.07       74,300.00
    DAVENPORT        IA   52804          1            04/29/98         10
    0430851899                           05           06/01/98         25
    1150003                              N            05/01/28
    0


    1751691          196/G02             F           40,400.00         ZZ
                                         360         40,285.42          3
    2207-2211 6TH AVENUE               8.875            321.45         90
                                       8.625            321.45       44,900.00
    ROCK ISLAND      IL   61201          1            04/24/98         10
    0430861260                           05           06/01/98         25
    1148924                              N            05/01/28
    0


    1751692          196/G02             F          149,800.00         ZZ
                                         360        149,598.31          2
    15050 SUN HILLS DRIVE              8.000          1,099.18         70
                                       7.750          1,099.18      214,000.00
    COLORADO SPRING  CO   80921          5            04/24/98         00
    0430865386                           05           06/01/98          0
    1138199                              N            05/01/28
    0


    1751693          196/G02             F           69,600.00         ZZ
                                         360         69,550.87          1
    117 E DRESDEN AVENUE               7.750            498.63         80
                                       7.500            498.63       87,000.00
    AKRON            OH   44301          1            05/12/98         00
    0430852020                           05           07/01/98          0
    1152081                              O            06/01/28
    0


    1751724          E22/G02             F           96,050.00         ZZ
                                         360         95,988.75          1
    467 TESS COURT                     8.250            721.59         80
                                       8.000            721.59      120,118.00
    ORLANDO          FL   32824          1            05/14/98         00
    0410851026                           03           07/01/98          0
    410851026                            O            06/01/28
    0


    1751729          E22/G02             F           75,400.00         ZZ
                                         360         75,349.41          1
1


    12003 NORTH WHITEHOUSE             8.000            553.26         65
                                       7.750            553.26      116,000.00
    SPOKANE          WA   99218          5            05/07/98         00
    0410843171                           05           07/01/98          0
    410843171                            O            06/01/28
    0


    1751740          E22/G02             F          188,000.00         ZZ
                                         360        187,870.62          1
    1015 REDONDO WAY                   7.875          1,363.13         80
                                       7.625          1,363.13      235,000.00
    LIVERMORE        CA   94550          1            05/07/98         00
    0410846505                           05           07/01/98          0
    410846505                            O            06/01/28
    0


    1751775          766/G02             F           67,500.00         ZZ
                                         360         67,461.17          1
    190 NW 14 STREET                   8.750            531.02         90
                                       8.500            531.02       75,000.00
    HOMESTEAD        FL   33030          1            05/29/98         12
    0430837393                           05           07/01/98         25
    98JL0020                             N            06/01/28
    0


    1751780          E22/G02             F          195,000.00         ZZ
                                         360        194,865.80          1
    13190 HONEYBEE STREET              7.875          1,413.89         77
                                       7.625          1,413.89      256,500.00
    MOORPARK         CA   93021          2            05/19/98         00
    0410857213                           05           07/01/98          0
    410857213                            O            06/01/28
    0


    1751784          E22/G02             F          275,000.00         ZZ
                                         360        274,795.91          1
    1900 PULLMAN LANE UNIT #1          7.500          1,922.84         74
                                       7.250          1,922.84      375,000.00
    REDONDO BEACH    CA   90278          1            05/21/98         00
    0410852933                           01           07/01/98          0
    410852933                            O            06/01/28
    0


    1751800          134/G02             F           22,500.00         ZZ
                                         360         22,486.71          1
    3629 NEVADA ST                     8.625            175.01         90
                                       8.375            175.01       25,000.00
    LAKE STATION     IN   46405          1            05/22/98         11
    0430839951                           05           07/01/98         25
1


    59311297                             N            06/01/28
    0


    1751802          966/G02             F          128,250.00         ZZ
                                         360        128,168.22          2
    2828-2830 TOWNBLUFF DRIVE          8.250            963.50         95
                                       8.000            963.50      135,000.00
    PLANO            TX   75075          1            05/27/98         10
    0430840496                           05           07/01/98         30
    30006306                             O            06/01/28
    0


    1751805          705/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    71 EAST DEER PARK ROAD             8.375          1,216.12         69
                                       8.125          1,216.12      235,000.00
    DIX HILLS        NY   11746          1            06/16/98         00
    0430863050                           05           08/01/98          0
    98030321                             O            07/01/28
    0


    1751809          966/G02             F           56,400.00         T
                                         360         56,367.55          1
    6910 HART LANE UNIT 505            8.750            443.70         80
                                       8.500            443.70       70,500.00
    AUSTIN           TX   78731          1            05/27/98         00
    0430825125                           01           07/01/98          0
    30006309                             O            06/01/28
    0


    1751834          944/G02             F          372,000.00         ZZ
                                         360        371,709.80          1
    1139 ROYCOTT WAY                   7.250          2,537.70         80
                                       7.000          2,537.70      465,000.00
    SAN JOSE         CA   95125          1            05/22/98         00
    0430881581                           05           07/01/98          0
    16057                                O            06/01/28
    0


    1751840          896/G02             F          144,850.00         ZZ
                                         360        144,757.63          1
    118 WOOLSEY CREEK TRAIL            8.250          1,088.21         90
                                       8.000          1,088.21      160,945.00
    FAYETTEVILLE     GA   30214          1            05/22/98         11
    0430833970                           05           07/01/98         25
    14475                                N            06/01/28
    0


1


    1751846          105/G02             F          293,000.00         ZZ
                                         360        292,782.55          1
    6404 STRATFORD ROAD                7.500          2,048.70         80
                                       7.250          2,048.70      366,250.00
    CHEVY CHASE      MD   20815          1            05/21/98         00
    0430884437                           05           07/01/98          0
    1114545                              O            06/01/28
    0


    1751848          003/G02             F          100,350.00         T
                                         360        100,280.94          1
    7960-3 SOUTH ARAGON BLVD           7.875            727.61         80
                                       7.625            727.61      125,490.00
    SUNRISE          FL   33322          1            05/29/98         00
    0430834242                           05           07/01/98          0
    10484475                             O            06/01/28
    0


    1751879          B28/G02             F           81,350.00         ZZ
                                         360         81,294.01          1
    1932 SODA RIDGE ROAD               7.875            589.85         71
                                       7.625            589.85      115,000.00
    KEYSTONE         CO   80435          2            05/28/98         00
    0430845594                           01           07/01/98          0
    11980226                             N            06/01/28
    0


    1751904          561/561             F          250,000.00         ZZ
                                         360        249,848.54          1
    9619 S OLD OREGON INLET ROAD       8.500          1,922.29         79
                                       8.250          1,922.29      320,000.00
    NAGS HEAD        NC   27959          1            05/08/98         00
    9360348                              05           07/01/98          0
    0009360348                           N            06/01/28
    0


    1751906          561/561             F          105,300.00         ZZ
                                         360        105,232.85          1
    930 MORENO AVENUE                  8.250            791.09         65
                                       8.000            791.09      162,000.00
    COLORADO SPRING  CO   80905          2            05/13/98         00
    9323932                              07           07/01/98          0
    9323932                              N            06/01/28
    0


    1751916          003/G02             F           89,900.00         ZZ
                                         360         89,842.67          1
    103 PALE IVY                       8.250            675.39         90
                                       8.000            675.39       99,900.00
1


    PEACHTREE CITY   GA   30269          1            05/29/98         10
    0430845297                           05           07/01/98         25
    0010485969                           N            06/01/28
    0


    1751924          757/G02             F           81,600.00         ZZ
                                         360         81,543.84          1
    157 TALBERT ROAD                   7.875            591.66         85
                                       7.625            591.66       96,000.00
    MOORESVILLE      NC   28115          5            05/27/98         01
    0430838177                           05           07/01/98         17
    3507456                              O            06/01/28
    0


    1751925          757/G02             F           64,500.00         ZZ
                                         360         64,458.87          1
    3296 SHULER ROAD                   8.250            484.57         76
                                       8.000            484.57       85,000.00
    GAINESVILLE      GA   30506          2            05/28/98         00
    0430835124                           05           07/01/98          0
    3220415                              N            06/01/28
    0


    1751930          A35/G02             F          224,000.00         ZZ
                                         360        223,781.91          1
    26 ARTHUR PLACE                    7.750          1,604.76         80
                                       7.500          1,604.76      280,000.00
    YONKERS          NY   10725          1            05/13/98         00
    0430840843                           05           07/01/98          0
    7679                                 O            06/01/28
    0


    1751955          E22/G02             F          118,400.00         ZZ
                                         360        118,318.52          1
    8122 HAWKSWORTH COURT              7.875            858.48         80
                                       7.625            858.48      148,000.00
    SACRAMENTO       CA   95828          1            05/20/98         00
    0410880413                           05           07/01/98          0
    410880413                            O            06/01/28
    0


    1751959          E22/G02             F          175,000.00         ZZ
                                         360        174,891.22          1
    4099 WORTHINGTON DRIVE             8.375          1,330.13         57
                                       8.125          1,330.13      310,000.00
    PARK CITY        UT   84098          2            05/19/98         00
    0410876015                           05           07/01/98          0
    410876015                            N            06/01/28
    0
1




    1751973          E22/G02             F          220,000.00         ZZ
                                         360        219,836.73          1
    2516 SANDILANDS DRIVE              7.500          1,538.27         78
                                       7.250          1,538.27      283,000.00
    LAS VEGAS        NV   89134          5            05/14/98         00
    0410848998                           03           07/01/98          0
    410848998                            O            06/01/28
    0


    1751984          E22/G02             F           79,500.00         ZZ
                                         360         79,441.00          1
    13835 NORTHEAST 69TH STREET        7.500            555.88         75
    UNIT #680                          7.250            555.88      106,000.00
    REDMOND          WA   98052          2            05/14/98         00
    0410865844                           01           07/01/98          0
    410865844                            O            06/01/28
    0


    1752006          A19/G02             F          115,650.00         ZZ
                                         360        115,650.00          2
    12 OSBORNE STREET                  8.250            868.84         90
                                       8.000            868.84      128,500.00
    SALEM            MA   01970          1            06/19/98         01
    0430863506                           05           08/01/98         25
    00                                   N            07/01/28
    0


    1752014          964/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
    249 HUMBOLDT STREET                8.125          2,205.22         78
                                       7.875          2,205.22      382,000.00
    SAN RAFAEL       CA   94901          5            05/29/98         00
    0430828046                           05           08/01/98          0
    36281                                O            07/01/28
    0


    1752016          F34/G02             F           68,300.00         ZZ
                                         360         68,258.62          1
    1751 N W 186TH STREET              8.500            525.17         71
                                       8.250            525.17       97,000.00
    MIAMI            FL   33056          5            05/21/98         00
    0430838128                           05           07/01/98          0
    9860690                              O            06/01/28
    0


    1752042          K45/G02             F          116,100.00         ZZ
                                         360        116,100.00          1
1


    4346 WEST VILLA RITA DRIVE         8.625            903.01         90
                                       8.375            903.01      129,000.00
    GLENDALE         AZ   85308          1            06/11/98         04
    0430877456                           03           08/01/98         25
    0000                                 N            07/01/28
    0


    1752048          H22/G02             F          251,750.00         ZZ
                                         360        251,750.00          2
    23-46 35 STREET                    8.500          1,935.74         95
                                       8.250          1,935.74      265,000.00
    ASTORIA          NY   11105          1            06/23/98         10
    0430881474                           05           08/01/98         30
    9803051                              O            07/01/28
    0


    1752053          A38/G02             F          192,755.00         ZZ
                                         360        192,755.00          4
    2608 STANFORD                      8.500          1,482.12         95
                                       8.250          1,482.12      202,900.00
    HOUSTON          TX   77006          1            06/15/98         11
    0430871426                           05           08/01/98         30
    9610600                              O            07/01/28
    0


    1752059          593/593             F           55,100.00         ZZ
                                         360         55,021.95          1
    3655 W LAKE HAZEL RD               7.750            394.75         49
                                       7.500            394.75      113,000.00
    MERIDIAN         ID   83642          5            04/17/98         00
    6091896                              05           06/01/98          0
    6091896                              O            05/01/28
    0


    1752068          H47/G02             F           64,000.00         ZZ
                                         360         63,959.19          1
    3622 MELROSE COTTAGE DRIVE         8.250            480.81         72
                                       8.000            480.81       89,450.00
    MATTHEWS         NC   28105          1            05/29/98         00
    0430828376                           05           07/01/98          0
    00                                   O            06/01/28
    0


    1752071          561/561             F          124,000.00         ZZ
                                         360        123,914.66          1
    1626 N LUNA                        7.875            899.09         83
                                       7.625            899.09      150,000.00
    CHICAGO          IL   60639          2            05/14/98         10
    0009251398                           05           07/01/98         17
1


    0009251398                           N            06/01/28
    0


    1752072          593/593             F          175,000.00         ZZ
                                         360        174,651.79          1
    6623 S MEADOW ST                   7.625          1,238.64         80
                                       7.375          1,238.64      218,950.00
    SPOKANE          WA   99224          1            04/29/98         00
    7071848                              05           06/01/98          0
    7071848                              O            05/01/28
    0


    1752075          561/561             F          112,500.00         ZZ
                                         360        112,428.26          2
    8 JEFFRIE AVENUE                   8.250            845.18         90
                                       8.000            845.18      125,000.00
    SOUTH RIVER      NJ   08882          1            05/15/98         12
    000982577120                         05           07/01/98         25
    000982577120                         N            06/01/28
    0


    1752078          136/136             F           95,400.00         ZZ
                                         360         95,346.51          3
    53-55 ALLING STREET                8.875            759.05         90
                                       8.625            759.05      106,000.00
    WEST HAVEN       CT   06516          1            05/13/98         11
    4524260                              05           07/01/98         25
    4524260                              N            06/01/28
    0


    1752095          757/G02             F           65,000.00         ZZ
                                         240         65,000.00          1
    908 TEAGLE ROAD                    7.875            538.65         56
                                       7.625            538.65      118,000.00
    JACKSON          GA   30233          5            05/28/98         00
    0430837328                           05           08/01/98          0
    3507258                              O            07/01/18
    0


    1752098          K69/G02             F          267,750.00         ZZ
                                         360        267,591.92          1
    3740 N LAKE SHORE DRIVE            8.625          2,082.53         90
    #6A                                8.375          2,082.53      297,500.00
    CHICAGO          IL   60613          1            05/27/98         11
    0430854885                           06           07/01/98         25
    9810021992722                        O            06/01/28
    0


1


    1752101          757/G02             F          108,750.00         ZZ
                                         360        108,750.00          1
    640 ELLIS CIRCLE                   7.875            788.52         80
                                       7.625            788.52      137,000.00
    CHATSWORTH       GA   30705          5            05/28/98         00
    0430835090                           05           08/01/98          0
    3507050                              O            07/01/28
    0


    1752103          K69/G02             F          200,000.00         ZZ
                                         360        199,872.47          1
    1241 EAGLE CREST DRIVE             8.250          1,502.53         69
                                       8.000          1,502.53      290,000.00
    LEMONT           IL   60439          5            05/22/98         00
    0430841932                           05           07/01/98          0
    9811021992746                        O            06/01/28
    0


    1752115          721/G02             F          276,000.00         ZZ
                                         360        275,805.20          1
    2919 EAST 44TH ST COURT            7.750          1,977.30         80
                                       7.500          1,977.30      345,000.00
    DAVENPORT        IA   52806          1            05/28/98         00
    0430846329                           05           07/01/98          0
    7810059176                           O            06/01/28
    0


    1752172          E22/G02             F           38,700.00         ZZ
                                         360         38,678.86          1
    166 BURGESS DRIVE                  9.000            311.39         90
                                       8.750            311.39       43,000.00
    GALESBURG        MI   49053          1            05/18/98         04
    0410862239                           05           07/01/98         25
    410862239                            N            06/01/28
    0


    1752177          E22/G02             F           66,200.00         ZZ
                                         360         66,098.93          1
    11 MACARTHUR DRIVE                 7.375            457.23         80
                                       7.125            457.23       83,000.00
    AMELIA           OH   45102          2            04/24/98         00
    0410772032                           05           06/01/98          0
    410772032                            O            05/01/28
    0


    1752178          J33/G02             F           69,100.00         ZZ
                                         360         69,049.98          1
    1308 WATSON GLEN DRIVE             7.625            489.09         89
                                       7.375            489.09       78,000.00
1


    DALLAS           GA   30132          2            05/26/98         10
    0430847996                           05           07/01/98         25
    9803030320                           N            06/01/28
    0


    1752186          E22/G02             F           49,600.00         ZZ
                                         360         49,529.42          1
    24700 TALLMAN                      8.000            363.95         80
                                       7.750            363.95       62,000.00
    WARREN           MI   48089          1            05/12/98         00
    0410735906                           05           07/01/98          0
    410735906                            N            06/01/28
    0


    1752191          313/G02             F           94,500.00         ZZ
                                         360         94,444.20          1
    1691 VERMONT DRIVE                 8.625            735.02         90
                                       8.375            735.02      105,000.00
    ELK GROVE VILLA  IL   60007          1            05/27/98         10
    0430853291                           01           07/01/98         25
    6553887                              N            06/01/28
    0


    1752192          E22/G02             F           39,100.00         ZZ
                                         360         39,076.31          1
    6 HELENA COURT                     8.500            300.65         65
                                       8.250            300.65       61,000.00
    INDIANAPOLIS     IN   46222          5            05/20/98         00
    0410865638                           05           07/01/98          0
    410865638                            N            06/01/28
    0


    1752195          E22/G02             F          101,500.00         ZZ
                                         240        101,332.96          1
    2018 KATHY DRIVE                   8.250            864.85         89
                                       8.000            864.85      115,000.00
    FAIRBORN         OH   45324          2            05/19/98         04
    0410852479                           05           07/01/98         25
    410852479                            O            06/01/18
    0


    1752200          E22/G02             F           37,450.00         ZZ
                                         360         37,426.12          1
    870 S PALM LANE                    8.250            281.35         70
                                       8.000            281.35       53,500.00
    CHANDLER         AZ   85225          5            05/18/98         00
    0410850432                           09           07/01/98          0
    410850432                            N            06/01/28
    0
1




    1752201          E22/G02             F           46,200.00         ZZ
                                         360         46,170.54          1
    870 S PALM LANE                    8.250            347.09         70
                                       8.000            347.09       66,000.00
    CHANDLER         AZ   85225          5            05/18/98         00
    0410850457                           09           07/01/98          0
    410850457                            N            06/01/28
    0


    1752218          E22/G02             F           50,000.00         ZZ
                                         360         49,969.71          2
    5700 CHERRY PARK                   8.500            384.46         65
                                       8.250            384.46       78,000.00
    AUSTIN           TX   78745          1            05/15/98         00
    0410872030                           05           07/01/98          0
    410872030                            N            06/01/28
    0


    1752244          E26/G02             F           24,000.00         ZZ
                                         360         23,984.69          1
    1019 CAPITAL AVE                   8.250            180.31         89
                                       8.000            180.31       27,000.00
    SAN ANTONIO      TX   78201          1            05/21/98         11
    0430837732                           05           07/01/98         25
    32800200                             N            06/01/28
    0


    1752250          975/G02             F          142,500.00         T
                                         360        142,399.42          1
    28909 PALISADES DRIVE              7.750          1,020.89         68
                                       7.500          1,020.89      210,000.00
    LAKE ARROWHEAD   CA   92352          1            05/28/98         00
    0430839100                           05           07/01/98          0
    981528                               O            06/01/28
    0


    1752253          664/G02             F          104,800.00         ZZ
                                         360        104,734.86          1
    3917 NORTH PARK STREET             8.375            796.56         80
                                       8.125            796.56      131,000.00
    WESTMONT         IL   60559          1            05/28/98         00
    0430838045                           05           07/01/98          0
    25588317                             O            06/01/28
    0


    1752265          L13/G02             F          227,800.00         ZZ
                                         360        227,800.00          1
1


    9897 SOUTH BIRDIE WAY              7.500          1,592.81         85
                                       7.250          1,592.81      268,000.00
    SOUTH JORDAN     UT   84095          5            06/16/98         10
    0430865261                           05           08/01/98         12
    1752265                              O            07/01/28
    0


    1752271          B57/G02             F          188,000.00         ZZ
                                         360        187,856.95          1
    2111 WEST AVENUE N12               7.375          1,298.47         80
                                       7.125          1,298.47      235,000.00
    PALMDALE         CA   93551          5            05/22/98         00
    0430835389                           05           07/01/98          0
    9820148                              O            06/01/28
    0


    1752287          B37/G02             F           86,400.00         ZZ
                                         360         86,350.29          4
    1824-1830 RANDOLPH DRIVE           8.750            679.71         90
                                       8.500            679.71       96,750.00
    GARLAND          TX   75041          1            06/02/98         04
    0430838110                           05           07/01/98         25
    277030                               N            06/01/28
    0


    1752291          B57/G02             F          157,250.00         ZZ
                                         360        157,147.13          1
    1300 MIDVALE AVENUE                8.125          1,167.58         85
    NO 310                             7.875          1,167.58      185,000.00
    LOS ANGELES      CA   90024          1            05/26/98         10
    0430841163                           08           07/01/98         25
    9811587                              N            06/01/28
    0


    1752315          766/G02             F           76,050.00         ZZ
                                         360         76,050.00          1
    9850 S THOMAS DR #W-609            9.000            611.92         90
                                       8.750            611.92       84,500.00
    PANAMA CITY BEA  FL   32408          1            06/02/98         04
    0430838615                           06           08/01/98         25
    98AH0030                             N            07/01/28
    0


    1752330          450/G02             F           70,000.00         ZZ
                                         360         69,954.21          1
    434 SYCAMORE                       8.125            519.75         47
                                       7.875            519.75      151,000.00
    WYANDOTTE        MI   48192          5            05/20/98         00
    0430836551                           05           07/01/98          0
1


    4499208                              O            06/01/28
    0


    1752357          E22/G02             F           85,500.00         ZZ
                                         360         85,155.94          1
    9849 SOUTH HWY 67                  8.250            642.33         75
                                       8.000            642.33      114,000.00
    CRIPPLE CREEK    CO   80813          2            05/13/98         00
    0410830467                           05           07/01/98          0
    410830467                            O            06/01/28
    0


    1752362          E22/G02             F           75,000.00         ZZ
                                         360         74,955.72          1
    1917 SANTANA DRIVE                 8.625            583.34         77
                                       8.375            583.34       97,700.00
    CASTLE ROCK      CO   80104          1            05/14/98         00
    0410875538                           07           07/01/98          0
    410875538                            N            06/01/28
    0


    1752375          E22/G02             F           44,000.00         ZZ
                                         360         43,973.35          1
    31 BOGEY CIRCLE                    8.500            338.32         80
                                       8.250            338.32       55,000.00
    NEW SMYRNA BEAC  FL   32168          1            05/15/98         00
    0410831531                           09           07/01/98          0
    410831531                            N            06/01/28
    0


    1752387          550/550             F          260,000.00         ZZ
                                         360        259,387.84          1
    247 4TH STREET LOFT #201           7.250          1,773.66         90
                                       7.000          1,773.66      289,000.00
    OAKLAND          CA   94607          1            02/24/98         10
    120246272                            01           05/01/98         25
    120246272                            O            04/01/28
    0


    1752391          E22/G02             F           50,850.00         ZZ
                                         360         50,822.23          1
    103 RIDGEWAY DRIVE                 9.000            409.15         90
                                       8.750            409.15       56,500.00
    WEST MONROE      LA   71291          1            05/22/98         04
    0410864318                           05           07/01/98         25
    410864318                            N            06/01/28
    0


1


    1752395          E22/G02             F          256,000.00         ZZ
                                         360        255,836.76          1
    14514 BOURNEMUTH                   8.250          1,923.24         80
                                       8.000          1,923.24      320,000.00
    SHELBY TWP       MI   48317          1            05/19/98         00
    0410863633                           05           07/01/98          0
    410863633                            O            06/01/28
    0


    1752399          E22/G02             F           69,000.00         ZZ
                                         360         68,960.31          1
    5542 CROWN BLVD.                   8.750            542.82         64
                                       8.500            542.82      108,000.00
    DENVER           CO   80239          2            05/20/98         00
    0410858377                           05           07/01/98          0
    410858377                            N            06/01/28
    0


    1752401          E22/G02             F          131,250.00         ZZ
                                         360        131,161.98          1
    20312 MAUER                        8.000            963.07         75
                                       7.750            963.07      175,000.00
    ST CLAIR SHORES  MI   48080          5            05/15/98         00
    0410862650                           05           07/01/98          0
    410862650                            O            06/01/28
    0


    1752406          E22/G02             F           76,000.00         ZZ
                                         360         75,946.36          1
    424 GRAVENSTEIN DRIVE              7.750            544.47         80
                                       7.500            544.47       95,000.00
    MOORESVILLE      NC   28115          5            05/22/98         00
    0410813380                           05           07/01/98          0
    410813380                            O            06/01/28
    0


    1752412          E22/G02             F           90,100.00         ZZ
                                         360         90,042.55          1
    4529 COODY LANE                    8.250            676.89         88
                                       8.000            676.89      103,000.00
    CORPUS CHRISTI   TX   78413          2            05/21/98         10
    0410791271                           05           07/01/98         25
    410791271                            N            06/01/28
    0


    1752418          624/G02             F           82,600.00         ZZ
                                         360         82,600.00          2
    2461 & 2467 WEST 3800 SOUTH        8.625            642.45         70
                                       8.375            642.45      118,000.00
1


    WEST VALLEY      UT   84119          1            06/10/98         00
    0430868471                           05           08/01/98          0
    6550018116                           N            07/01/28
    0


    1752419          E22/G02             F           94,500.00         ZZ
                                         360         94,445.63          2
    604-606 11TH.AVE. SOUTHEAST        8.750            743.43         70
                                       8.500            743.43      135,000.00
    MINNEAPOLIS      MN   55414          5            05/21/98         00
    0410871883                           05           07/01/98          0
    410871883                            N            06/01/28
    0


    1752421          E22/G02             F           58,500.00         ZZ
                                         360         58,458.71          1
    909 CEDAR GROVE ROAD               7.750            419.10         90
                                       7.500            419.10       65,000.00
    LOUDON           TN   37774          1            05/15/98         04
    0410813711                           05           07/01/98         25
    410813711                            O            06/01/28
    0


    1752425          E22/G02             F           52,000.00         ZZ
                                         360         51,965.98          1
    622 FIFTH AVENUE EAST              8.125            386.10         80
                                       7.875            386.10       65,000.00
    ALEXANDRIA       MN   56308          1            05/15/98         00
    0410870034                           05           07/01/98          0
    410870034                            O            06/01/28
    0


    1752431          E22/G02             F           72,800.00         ZZ
                                         360         72,760.23          2
    235 PEQUOT AVENUE                  9.000            585.77         65
                                       8.750            585.77      112,000.00
    NEW LONDON       CT   06320          5            05/26/98         00
    0410843825                           05           07/01/98          0
    410843825                            N            06/01/28
    0


    1752432          E22/G02             F           32,400.00         ZZ
                                         360         32,381.83          1
    2729 HERMAN STREET                 8.875            257.79         90
                                       8.625            257.79       36,000.00
    NASHVILLE        TN   37027          1            05/22/98         10
    0410841365                           05           07/01/98         25
    410841365                            N            06/01/28
    0
1




    1752433          E22/G02             F           43,650.00         ZZ
                                         360         43,622.16          1
    2015 COKER AVENUE                  8.250            327.93         90
                                       8.000            327.93       48,500.00
    KNOXVILLE        TN   37917          1            05/22/98         10
    0410838189                           05           07/01/98         25
    410838189                            N            06/01/28
    0


    1752439          E22/G02             F           75,000.00         ZZ
                                         360         74,954.56          1
    7300 S 720 E                       8.500            576.69         95
                                       8.250            576.69       79,000.00
    WOLCOTTVILLE     IN   46795          1            05/21/98         04
    0410828040                           05           07/01/98         30
    410828040                            O            06/01/28
    0


    1752443          E22/G02             F           95,000.00         ZZ
                                         360         94,931.25          1
    620 LYNN CREEK DRIVE               7.625            672.40         70
                                       7.375            672.40      137,500.00
    ARLINGTON        TX   76002          1            05/21/98         00
    0410871842                           05           07/01/98          0
    410871842                            O            06/01/28
    0


    1752448          E22/G02             F           41,250.00         T
                                         360         41,225.64          1
    9800 S. OCEAN DRIVE, UNIT #103     8.625            320.84         75
                                       8.375            320.84       55,000.00
    JENSEN BEACH     FL   34957          1            05/13/98         00
    0410844369                           01           07/01/98          0
    410844369                            O            06/01/28
    0


    1752454          E22/G02             F           82,350.00         ZZ
                                         360         82,298.81          1
    200 CAMBRIDGE LANE ROAD            8.375            625.92         90
                                       8.125            625.92       91,500.00
    COLUMBIA         SC   29229          1            05/21/98         04
    0410851356                           05           07/01/98         25
    410851356                            N            06/01/28
    0


    1752455          E22/G02             F           40,500.00         ZZ
                                         360         40,477.88          1
1


    701 NE 23RD STREET UNIT #208       9.000            325.87         90
                                       8.750            325.87       45,000.00
    MIAMI            FL   33137          1            05/20/98         04
    0410836795                           01           07/01/98         25
    410836795                            N            06/01/28
    0


    1752458          E22/G02             F           29,700.00         ZZ
                                         360         29,683.78          1
    701 NE 23RD STREET UNIT #105       9.000            238.97         90
                                       8.750            238.97       33,000.00
    MIAMI            FL   33137          1            05/20/98         04
    0410836605                           01           07/01/98         25
    410836605                            N            06/01/28
    0


    1752459          E22/G02             F           29,700.00         ZZ
                                         360         29,683.78          1
    701 NE 23RD STREET #104            9.000            238.97         90
                                       8.750            238.97       33,000.00
    MIAMI            FL   33137          1            05/20/98         10
    0410836688                           01           07/01/98         25
    410836688                            N            06/01/28
    0


    1752462          E22/G02             F          112,750.00         ZZ
                                         360        111,667.68          1
    14473 N. COUNTY RD 9               8.000            827.32         55
                                       7.750            827.32      205,000.00
    WELLINGTON       CO   80549          5            05/18/98         00
    0410869614                           05           07/01/98          0
    410869614                            O            06/01/28
    0


    1752465          E22/G02             F           93,100.00         ZZ
                                         360         93,030.91          1
    330 PATIO VILLAGE TERRACE          7.500            650.97         95
                                       7.250            650.97       98,000.00
    WESTON           FL   33326          1            05/21/98         11
    0410858526                           09           07/01/98         30
    410858526                            O            06/01/28
    0


    1752466          E22/G02             F           86,800.00         ZZ
                                         360         86,740.27          1
    304 HIXON PLACE                    7.875            629.36         80
                                       7.625            629.36      108,500.00
    WILMINGTON       NC   28405          1            05/22/98         00
    0410753115                           05           07/01/98          0
1


    410753115                            O            06/01/28
    0


    1752477          E22/G02             F          360,000.00         ZZ
                                         360        359,798.18          1
    18 MONFORT DRIVE                   8.875          2,864.32         80
                                       8.625          2,864.32      450,000.00
    BELLE MEAD       NJ   08502          5            05/18/98         00
    0410798169                           05           07/01/98          0
    410798169                            O            06/01/28
    0


    1752480          E22/G02             F          224,950.00         ZZ
                                         360        224,787.19          1
    4261 BLACK CHERRY COURT            7.625          1,592.18         78
                                       7.375          1,592.18      290,000.00
    BOULDER          CO   80301          1            05/22/98         00
    0410848733                           05           07/01/98          0
    410848733                            O            06/01/28
    0


    1752482          E22/G02             F           69,300.00         ZZ
                                         360         69,242.17          1
    81 EWING ROAD                      8.125            514.55         75
                                       7.875            514.55       92,400.00
    BELT             MT   59412          5            05/19/98         00
    0410851968                           05           07/01/98          0
    410851968                            O            06/01/28
    0


    1752484          E22/G02             F          125,000.00         ZZ
                                         360        124,911.77          1
    141 ASBURY ROAD                    7.750            895.52         79
                                       7.500            895.52      160,000.00
    HOWELL TOWNSHIP  NJ   07727          5            05/22/98         00
    0410806822                           05           07/01/98          0
    410806822                            O            06/01/28
    0


    1752488          E22/G02             F          100,000.00         T
                                         360         99,932.91          1
    THE CROSS ROAD                     8.000            733.76         67
                                       7.750            733.76      151,000.00
    SOUTH LONDONDER  VT   05155          5            05/20/98         00
    0410825004                           05           07/01/98          0
    410825004                            O            06/01/28
    0


1


    1752510          G08/G02             F          300,000.00         ZZ
                                         360        299,301.97          1
    12408 PECAN ISLAND ROAD            8.750          2,360.11         75
                                       8.500          2,360.11      403,000.00
    JARREAU          LA   70749          2            03/04/98         00
    0430840264                           05           04/01/98          0
    4971354                              O            03/01/28
    0


    1752517          G08/G02             F           44,000.00         ZZ
                                         360         43,487.89          1
    6022 RED MOUNTAIN RD               8.375            334.44         80
                                       8.125            334.44       55,000.00
    DALLAS           GA   30132          1            02/09/98         00
    0430843300                           05           04/01/98          0
    5060199                              N            03/01/28
    0


    1752520          B75/G02             F          137,400.00         ZZ
                                         360        137,316.76          3
    4612 JOSEPHINE ST                  8.500          1,056.49         90
                                       8.250          1,056.49      152,700.00
    DENVER           CO   80216          1            05/01/98         04
    0430862623                           05           07/01/98         25
    7703291                              N            06/01/28
    0


    1752521          H49/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
    3537 W. 62 AVENUE                  7.875          1,319.63         63
                                       7.625          1,319.63      292,000.00
    DENVER           CO   80221          1            06/17/98         00
    0430874982                           05           08/01/98          0
    0012425956                           O            07/01/28
    0


    1752522          G08/G02             F           58,500.00         ZZ
                                         360         58,405.88          2
    7710-12 DORSETT DR                 9.125            475.98         90
                                       8.875            475.98       65,000.00
    NEW ORLEANS      LA   70128          1            03/06/98         04
    0430842062                           05           05/01/98         25
    5049184                              N            04/01/28
    0


    1752523          G08/G02             F           56,700.00         ZZ
                                         360         56,075.58          1
    9175 W 6TH AVE                     8.375            430.97         79
                                       8.125            430.97       72,000.00
1


    DALLAS           GA   30132          2            02/09/98         00
    0430843268                           05           04/01/98          0
    5059670                              N            03/01/28
    0


    1752527          G08/G02             F          116,000.00         ZZ
                                         360        115,743.65          1
    9930 MISTY COVE LN                 9.000            933.37         80
                                       8.750            933.37      145,000.00
    GAINESVILLE      GA   30506          1            02/26/98         00
    0430843292                           05           04/01/98          0
    5082235                              O            03/01/28
    0


    1752541          180/G02             F           85,500.00         ZZ
                                         360         85,450.81          3
    410 HUMMINGBIRD DRIVE              8.750            672.63         90
                                       8.500            672.63       95,000.00
    LAKE HAVASU CIT  AZ   86403          1            05/06/98         01
    0430872085                           05           07/01/98         25
    12624524                             N            06/01/28
    0


    1752544          800/G02             F          160,000.00         T
                                         360        160,000.00          1
    32 IRON HILL ROAD                  8.250          1,202.03         66
                                       8.000          1,202.03      245,000.00
    OAK BLUFFS       MA   02557          5            06/19/98         00
    0430873919                           05           08/01/98          0
    980923                               O            07/01/28
    0


    1752553          180/G02             F           34,200.00         ZZ
                                         360         34,179.81          1
    5960 EAST NEWTON STREET            8.625            266.00         90
                                       8.375            266.00       38,000.00
    TULSA            OK   74115          1            05/14/98         04
    0430865626                           05           07/01/98         25
    12765509                             N            06/01/28
    0


    1752562          227/G02             F           46,350.00         ZZ
                                         360         46,319.68          1
    218 PARKVIEW DRIVE                 8.125            344.15         90
                                       7.875            344.15       51,500.00
    UNIVERSAL CITY   TX   78148          1            05/29/98         01
    0430879601                           05           07/01/98         25
    1788320                              N            06/01/28
    0
1




    1752563          757/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
    2315 HARBIN OAKS DRIVE             8.375            889.29         90
                                       8.125            889.29      130,150.00
    DACULA           GA   30019          1            06/03/98         01
    0430837971                           05           08/01/98         25
    3507464                              N            07/01/28
    0


    1752566          A52/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
    1290 VINTGAGE CLUB DRIVE           7.250          1,528.07         43
                                       7.000          1,528.07      525,000.00
    DULUTH           GA   30097          2            06/10/98         00
    0430864827                           05           08/01/98          0
    00                                   O            07/01/28
    0


    1752568          575/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
    1534 CAROLYN DRIVE                 8.750            559.35         90
                                       8.500            559.35       79,000.00
    CHARLOTTE        NC   28205          1            06/02/98         12
    0430837997                           05           08/01/98         25
    661347                               N            07/01/28
    0


    1752582          209/G02             F          123,750.00         ZZ
                                         360        123,750.00          1
    3616 DANNYS LANE                   8.375            940.59         75
                                       8.125            940.59      165,000.00
    ALEXANDRIA       VA   22311          1            06/16/98         00
    0430877043                           05           08/01/98          0
    98182783                             O            07/01/28
    0


    1752591          J83/G02             F           64,400.00         ZZ
                                         360         64,360.98          1
    5311 MCCALL ROAD                   8.500            495.19         80
                                       8.250            495.19       80,500.00
    RINCON           GA   31326          1            05/29/98         00
    0430838011                           05           07/01/98          0
    256348                               N            06/01/28
    0


    1752593          H93/G02             F           49,520.00         ZZ
                                         360         49,490.00          1
1


    1328 DOWNS AVENUE                  8.500            380.77         80
                                       8.250            380.77       61,900.00
    CHARLOTTE        NC   28205          1            05/29/98         00
    0430854711                           05           07/01/98          0
    9840550                              N            06/01/28
    0


    1752594          J83/G02             F           57,000.00         ZZ
                                         360         56,958.74          1
    701 BROAD BAY COVE                 7.625            403.45         55
                                       7.375            403.45      104,000.00
    NEWPORT NEWS     VA   23602          1            05/28/98         00
    0430838003                           01           07/01/98          0
    254574                               O            06/01/28
    0


    1752604          B75/G02             F           49,800.00         ZZ
                                         360         49,769.83          1
    10150 EAST VIRGINIA AVENUE         8.500            382.92         80
    #5-202                             8.250            382.92       62,250.00
    DENVER           CO   80231          1            05/04/98         00
    0430844936                           01           07/01/98          0
    7699671                              N            06/01/28
    0


    1752607          E45/G02             F           50,000.00         T
                                         360         49,963.81          1
    2742 SW 14TH DRIVE                 7.625            353.90         70
                                       7.375            353.90       72,000.00
    GAINESVILLE      GA   32609          1            05/21/98         00
    0430833434                           01           07/01/98          0
    279336                               O            06/01/28
    0


    1752610          F32/G02             F          157,100.00         ZZ
                                         360        157,100.00          1
    3889 RAINES COURT NE               8.000          1,152.74         78
                                       7.750          1,152.74      202,000.00
    ATLANTA          GA   30319          5            06/24/98         00
    0430886424                           05           08/01/98          0
    0007017288                           N            07/01/28
    0


    1752612          B75/G02             F           64,000.00         ZZ
                                         360         63,958.13          1
    1518 SOUTH 49TH STREET             8.125            475.20         80
                                       7.875            475.20       80,000.00
    TACOMA           WA   98409          2            05/07/98         00
    0430844910                           05           07/01/98          0
1


    7677545                              N            06/01/28
    0


    1752614          A19/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    62 GARDNER STREET                  8.625            995.57         80
                                       8.375            995.57      160,000.00
    GROVELAND        MA   01834          1            06/19/98         00
    0430876375                           05           08/01/98          0
    7361                                 N            07/01/28
    0


    1752616          561/561             F          384,000.00         ZZ
                                         360        383,428.24          1
    2807 COX NECK ROAD                 7.500          2,684.99         80
                                       7.250          2,684.99      480,000.00
    CHESTER          MD   21619          1            04/29/98         00
    9264672                              03           06/01/98          0
    9264672                              O            05/01/28
    0


    1752622          561/561             F           50,000.00         ZZ
                                         360         49,968.11          1
    203 GEORGE ROAD                    8.250            375.64         80
                                       8.000            375.64       62,550.00
    TOMS RIVER       NJ   08753          1            05/19/98         00
    982520063                            05           07/01/98          0
    982520063                            O            06/01/28
    0


    1752636          E26/G02             F           40,500.00         ZZ
                                         360         40,474.17          1
    405 WEST KINGSTON AVENUE           8.250            304.27         90
                                       8.000            304.27       45,000.00
    CHARLOTTE        NC   28203          1            05/20/98         11
    0430837989                           05           07/01/98         30
    50801767                             N            06/01/28
    0


    1752640          225/225             F           68,400.00         ZZ
                                         360         68,260.96          1
    1525 SOUTH SPRINGFIELD             8.000            501.90         95
                                       7.750            501.90       72,000.00
    CHICAGO          IL   60623          1            05/22/98         12
    0000                                 05           07/01/98         30
    0000                                 O            06/01/28
    0


1


    1752649          225/225             F           62,900.00         ZZ
                                         360         62,861.89          1
    2721 SWEETBRIAR                    8.500            483.65         90
                                       8.250            483.65       69,900.00
    TOLEDO           OH   43615          1            05/26/98         12
    7024660                              01           07/01/98         25
    7024660                              N            06/01/28
    0


    1752664          L13/G02             F          115,500.00         ZZ
                                         360        115,500.00          1
    461 WEST 610 SOUTH                 7.500            807.59         75
                                       7.250            807.59      155,000.00
    OREM             UT   84058          2            06/15/98         00
    0430861062                           05           08/01/98          0
    54385                                N            07/01/28
    0


    1752676          757/G02             F          143,200.00         ZZ
                                         360        143,096.35          1
    56 BLACK OAK DRIVE                 7.625          1,013.57         80
                                       7.375          1,013.57      179,000.00
    CASHIERS         NC   28717          1            05/29/98         00
    0430838516                           03           07/01/98          0
    3507290                              O            06/01/28
    0


    1752688          B27/G02             F          243,920.00         ZZ
                                         360        243,920.00          2
    771 BROADWAY                       8.750          1,918.92         80
                                       8.500          1,918.92      304,900.00
    SOMERVILLE       MA   02143          1            06/02/98         00
    0430862771                           05           08/01/98          0
    00                                   N            07/01/28
    0


    1752689          B75/G02             F          125,000.00         ZZ
                                         360        124,911.77          1
    4326 FISH HATCHERY ROAD            7.750            895.52         60
                                       7.500            895.52      210,000.00
    GRANTS PASS      OR   97527          5            05/02/98         00
    0430844803                           05           07/01/98          0
    7682636                              O            06/01/28
    0


    1752703          E22/G02             F           29,600.00         ZZ
                                         360         27,995.14          1
    9837 WALNUT STREET                 8.375            224.98         80
    UNIT # 202                         8.125            224.98       37,000.00
1


    DALLAS           TX   75243          1            05/15/98         00
    0410858864                           01           07/01/98          0
    410858864                            O            06/01/28
    0


    1752719          664/G02             F          100,000.00         ZZ
                                         360         99,931.18          1
    8018 WYNNE AVENUE                  7.875            725.07         59
                                       7.625            725.07      170,000.00
    RESEDA AREA      CA   91335          2            05/08/98         00
    0430839233                           05           07/01/98          0
    2533933                              O            06/01/28
    0


    1752726          B75/G02             F           32,850.00         ZZ
                                         360         32,830.10          1
    4214 WEST CHERRY LYNN ROAD         8.500            252.59         90
                                       8.250            252.59       36,500.00
    PHOENIX          AZ   85019          1            05/19/98         11
    0430844126                           05           07/01/98         25
    7972615                              N            06/01/28
    0


    1752733          965/G02             F           88,600.00         ZZ
                                         360         88,539.03          1
    3018 WEST GROUND DOVE PLACE        7.875            642.41         78
                                       7.625            642.41      114,547.00
    TUSCON           AZ   85746          1            05/28/98         00
    0430836866                           05           07/01/98          0
    0                                    O            06/01/28
    0


    1752736          B75/G02             F          205,000.00         ZZ
                                         360        204,869.28          1
    1281 SOUTH DOWNING STREET          8.250          1,540.10         65
                                       8.000          1,540.10      318,000.00
    DENVER           CO   80210          5            05/19/98         00
    0430844878                           05           07/01/98          0
    7754328                              O            06/01/28
    0


    1752754          G41/G02             F           66,500.00         ZZ
                                         360         66,460.74          1
    15 BLACKWELL LANE                  8.625            517.23         70
                                       8.375            517.23       95,000.00
    WILLINGBORO      NJ   08046          5            05/28/98         00
    0430868430                           05           07/01/98          0
    62000976                             N            06/01/28
    0
1




    1752781          927/G02             F           59,670.00         ZZ
                                         360         59,631.94          1
    839 SOUTH WESTWOOD STREET #171     8.250            448.29         90
                                       8.000            448.29       66,300.00
    MESA             AZ   85210          1            05/29/98         01
    0430857664                           01           07/01/98         25
    0                                    N            06/01/28
    0


    1752782          731/G02             F           73,500.00         ZZ
                                         360         73,449.41          1
    717 SMOKEY ROAD                    7.875            532.93         69
                                       7.625            532.93      107,000.00
    NEWNAN           GA   30263          5            05/29/98         00
    0430871582                           05           07/01/98          0
    3140667158                           N            06/01/28
    0


    1752784          927/G02             F           98,100.00         ZZ
                                         360         98,045.00          1
    1206 WEST 15TH AVENUE              8.875            780.53         90
                                       8.625            780.53      109,000.00
    TEMPE            AZ   85281          1            05/28/98         01
    0430857631                           05           07/01/98         25
    0                                    N            06/01/28
    0


    1752790          731/G02             F          200,000.00         ZZ
                                         360        199,858.85          1
    176 NORTH SUNSET PLACE             7.750          1,432.82         80
                                       7.500          1,432.82      250,000.00
    MONROVIA         CA   91016          1            05/21/98         00
    0430839142                           05           07/01/98          0
    411716642                            O            06/01/28
    0


    1752817          654/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    1182 ACADIA PLACE                  8.000            429.25         75
                                       7.750            429.25       78,000.00
    VENTURA          CA   93003          1            05/26/98         00
    0430837518                           01           08/01/98          0
    71001619                             N            07/01/28
    0


    1752819          E23/G02             F          163,400.00         ZZ
                                         360        163,272.53          4
1


    1909, 1909 1/2,1911 & 1911 1/2     7.250          1,114.68         95
    SOUTH CABRILLO AVENUE              7.000          1,114.68      172,000.00
    SAN PEDRO        CA   90731          1            05/22/98         01
    0430839662                           05           07/01/98         30
    50502936                             O            06/01/28
    0


    1752830          E57/G02             F           98,400.00         ZZ
                                         360         98,338.84          2
    541 AND 543 SOUTH WHITNEY          8.375            747.91         80
    AVENUE                             8.125            747.91      123,000.00
    FRESNO           CA   93702          2            05/21/98         00
    0430841619                           05           07/01/98          0
    67462006362                          N            06/01/28
    0


    1752833          B35/G02             F           38,400.00         ZZ
                                         360         38,376.73          1
    1408 VINE STREET                   8.500            295.27         90
                                       8.250            295.27       42,700.00
    CHARLOTTESVILLE  VA   22902          1            05/27/98         01
    0430855528                           05           07/01/98         30
    460350                               N            06/01/28
    0


    1752835          E22/G02             F           67,500.00         ZZ
                                         360         67,451.15          1
    6742 137TH AVENUE NORTHEAST        7.625            477.76         83
    UNIT #430                          7.375            477.76       81,500.00
    REDMOND          WA   98052          2            05/21/98         04
    0410845085                           01           07/01/98         12
    410845085                            O            06/01/28
    0


    1752836          E57/G02             F           57,000.00         ZZ
                                         360         56,959.77          1
    27306 AVENIDA DE LA PLATA          7.750            408.35         60
                                       7.500            408.35       95,000.00
    LAGUNA NIGUEL    CA   92677          1            05/29/98         00
    0430847947                           01           07/01/98          0
    154582005000                         O            06/01/28
    0


    1752843          E22/G02             F           77,250.00         ZZ
                                         360         77,195.48          1
    32601 BRENDA WAY, UNIT #4          7.750            553.43         75
                                       7.500            553.43      103,000.00
    UNION CITY       CA   94587          1            05/21/98         00
    0410878664                           01           07/01/98          0
1


    410878664                            N            06/01/28
    0


    1752844          E22/G02             F          220,000.00         ZZ
                                         360        219,840.77          1
    7374 LEISURE TOWN ROAD             7.625          1,557.15         79
                                       7.375          1,557.15      280,000.00
    VACAVILLE        CA   95688          5            05/14/98         00
    0410830418                           05           07/01/98          0
    410830418                            O            06/01/28
    0


    1752848          E22/G02             F          275,050.00         ZZ
                                         360        274,874.61          1
    3227 GATELIGHT COURT               8.250          2,066.36         80
                                       8.000          2,066.36      344,000.00
    SAN JOSE         CA   95148          5            05/19/98         00
    0410860092                           05           07/01/98          0
    410860092                            O            06/01/28
    0


    1752852          E22/G02             F          110,100.00         ZZ
                                         360        110,034.99          1
    25 MIRAGE PLACE                    8.625            856.35         75
                                       8.375            856.35      146,900.00
    SPARKS           NV   89436          1            05/19/98         00
    0410866917                           05           07/01/98          0
    410866917                            O            06/01/28
    0


    1752856          E22/G02             F          200,000.00         ZZ
                                         360        199,872.47          1
    29249 NORTH 144TH STREET           8.250          1,502.53         73
                                       8.000          1,502.53      274,989.00
    SCOTTSDALE       AZ   85262          5            05/20/98         00
    0410868293                           05           07/01/98          0
    410868293                            O            06/01/28
    0


    1752858          E22/G02             F           63,200.00         ZZ
                                         360         63,156.51          1
    1645 MCPHERSON                     7.875            458.24         80
                                       7.625            458.24       79,000.00
    PORT HURON       MI   48060          5            05/20/98         00
    0410853378                           05           07/01/98          0
    410853378                            O            06/01/28
    0


1


    1752859          E22/G02             F           59,300.00         ZZ
                                         360         59,266.75          1
    477 CARROLL STREET                 8.875            471.82         90
                                       8.625            471.82       65,900.00
    CLERMONT         FL   34711          1            05/19/98         04
    0410854566                           05           07/01/98         25
    410854566                            N            06/01/28
    0


    1752863          E22/G02             F           29,250.00         ZZ
                                         360         29,233.60          1
    2637 ROYAL DR                      8.875            232.73         90
                                       8.625            232.73       32,500.00
    LAKELAND         FL   33801          1            05/22/98         04
    0410852289                           05           07/01/98         25
    410852289                            N            06/01/28
    0


    1752865          E22/G02             F           78,200.00         ZZ
                                         360         78,144.81          1
    22075 WHITE OAK DRIVE              7.750            560.23         74
                                       7.500            560.23      106,000.00
    PORTER           TX   77365          2            05/22/98         00
    0410621114                           05           07/01/98          0
    410621114                            O            06/01/28
    0


    1752868          E22/G02             F           42,800.00         ZZ
                                         360         42,775.37          1
    14203 SYLVIA DRIVE                 8.750            336.71         80
                                       8.500            336.71       53,500.00
    CYPRESS          TX   77429          1            05/27/98         00
    0410872279                           03           07/01/98          0
    410872279                            N            06/01/28
    0


    1752869          E22/G02             F           93,150.00         ZZ
                                         360         93,097.78          1
    1455 W. SILVERBELL RD              8.875            741.14         90
                                       8.625            741.14      103,500.00
    ORION TWP        MI   48359          1            05/27/98         10
    0410855076                           05           07/01/98         25
    410855076                            N            06/01/28
    0


    1752870          E22/G02             F           75,000.00         ZZ
                                         360         74,941.50          1
    5916 THORN HILL LANE               7.250            511.63         76
                                       7.000            511.63       99,900.00
1


    CHARLOTTE        NC   28208          1            05/27/98         00
    0410879464                           05           07/01/98          0
    410879464                            N            06/01/28
    0


    1752876          M09/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    1070 SOUTH EMERSON STREET          8.500            799.68         65
                                       8.250            799.68      160,000.00
    DENVER           CO   80209          5            06/18/98         00
    0430880054                           05           08/01/98          0
    098100360                            O            07/01/28
    0


    1752877          E22/G02             F           72,700.00         T
                                         360         72,654.82          1
    13188 SUMMERTON DRIVE              8.375            552.57         80
                                       8.125            552.57       90,940.00
    ORLANDO          FL   32824          1            05/18/98         00
    0410768576                           09           07/01/98          0
    410768576                            O            06/01/28
    0


    1752884          593/593             F           70,000.00         ZZ
                                         360         69,912.66          2
    3121-3125 OGDEN AVENUE             8.375            532.06         70
                                       8.125            532.06      100,000.00
    OGDEN            UT   84401          5            04/21/98         00
    6561534                              05           06/01/98          0
    6561534                              N            05/01/28
    0


    1752885          593/593             F           92,000.00         ZZ
                                         360         91,769.07          1
    211 WEST SPRUCE STREET             7.750            659.10         80
                                       7.500            659.10      115,000.00
    CALDWELL         ID   83605          1            04/30/98         00
    6094403                              05           06/01/98          0
    6094403                              O            05/01/28
    0


    1752896          765/G02             F          132,000.00         ZZ
                                         360        131,911.43          1
    1002 SOUTH ROMNEY DRIVE            8.000            968.57         80
                                       7.750            968.57      165,000.00
    DIAMOND BAR      CA   91789          2            05/21/98         00
    0430845305                           05           07/01/98          0
    333458                               N            06/01/28
    0
1




    1752900          765/G02             F          310,000.00         ZZ
                                         360        309,786.66          1
    474 OGLE STREET                    7.875          2,247.72         79
                                       7.625          2,247.72      395,000.00
    COSTA MESA       CA   92627          5            05/08/98         00
    0430845073                           05           07/01/98          0
    331620                               O            06/01/28
    0


    1752915          637/G02             F          125,910.00         ZZ
                                         360        125,837.55          1
    62 F STREET                        8.750            990.54         90
                                       8.500            990.54      139,900.00
    HULL             MA   02045          3            05/07/98         14
    0430853077                           05           07/01/98         30
    11420544                             N            06/01/28
    0


    1752916          F18/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
    1100 E. SIERRA WAY                 8.750          5,113.56         75
                                       8.500          5,113.56      875,000.00
    PALM SPRINGS     CA   92264          5            06/23/98         00
    0430877696                           02           08/01/98          0
    1752916                              O            07/01/28
    0


    1752919          637/G02             F          100,000.00         ZZ
                                         360         99,872.02          3
    1316 SCOTT AVENUE                  8.250            751.27         58
                                       8.000            751.27      174,000.00
    CLOVIS           CA   93612          5            04/23/98         00
    0430846667                           05           06/01/98          0
    8640500                              N            05/01/28
    0


    1752927          637/G02             F           68,300.00         ZZ
                                         360         68,212.58          2
    1354 SCOTT AVENUE                  8.250            513.12         60
                                       8.000            513.12      114,000.00
    CLOVIS           CA   93612          5            04/23/98         00
    0430846303                           03           06/01/98          0
    8640484                              N            05/01/28
    0


    1752980          637/G02             F          100,000.00         ZZ
                                         360         99,861.91          1
1


    19858 NORTH 68TH DRIVE             7.875            725.07         58
                                       7.625            725.07      175,000.00
    GLENDALE         AZ   85308          1            04/23/98         00
    0430841353                           03           06/01/98          0
    9674870                              O            05/01/28
    0


    1753006          637/G02             F           76,000.00         ZZ
                                         360         75,897.66          1
    981 ROBIN ROAD                     8.000            557.67         80
                                       7.750            557.67       95,000.00
    HILLSBOROUGH     NJ   08876          1            04/30/98         00
    0430847970                           01           06/01/98          0
    11423035                             O            05/01/28
    0


    1753015          961/G02             F           78,000.00         ZZ
                                         360         77,950.26          1
    13641-10 FAIRVIEW STREET           8.250            585.99         80
                                       8.000            585.99       97,500.00
    GARDEN GROVE     CA   92843          1            05/11/98         00
    0430839597                           09           07/01/98          0
    09111242                             N            06/01/28
    0


    1753024          134/G02             F          100,000.00         ZZ
                                         360         99,927.62          1
    1619 PARK AVENUE                   7.625            707.80         61
                                       7.375            707.80      165,000.00
    MONROE           LA   71201          1            05/15/98         00
    0430836239                           05           07/01/98          0
    59331621                             O            06/01/28
    0


    1753025          E22/G02             F           55,000.00         ZZ
                                         360         54,964.93          1
    1815 FLORIDA MANGO ROAD            8.250            413.20         55
                                       8.000            413.20      100,000.00
    WEST PALM BEACH  FL   33406          5            05/20/98         00
    0410854848                           05           07/01/98          0
    410854848                            O            06/01/28
    0


    1753026          E22/G02             F           72,400.00         ZZ
                                         360         72,347.60          1
    317 SCOTCH ROSE LANE               7.625            512.44         80
                                       7.375            512.44       90,500.00
    CIBOLO           TX   78108          1            05/26/98         00
    0410888671                           05           07/01/98          0
1


    410888671                            O            06/01/28
    0


    1753034          E22/G02             F          130,800.00         ZZ
                                         360        130,707.68          1
    346 L'ATRIUM                       7.750            937.07         80
                                       7.500            937.07      164,000.00
    DESTIN           FL   32541          2            05/18/98         00
    0410807309                           03           07/01/98          0
    410807309                            O            06/01/28
    0


    1753035          E22/G02             F          130,200.00         ZZ
                                         360        130,100.93          1
    3117 WINBERRY DRIVE                7.375            899.26         80
                                       7.125            899.26      162,786.00
    FRANKLIN         TN   37064          1            05/26/98         00
    0410749873                           03           07/01/98          0
    410749873                            O            06/01/28
    0


    1753036          E22/G02             F          102,800.00         ZZ
                                         360        102,727.45          1
    1302 OAKS COURT                    7.750            736.47         80
                                       7.500            736.47      128,500.00
    SEALEY           TX   77474          1            05/22/98         00
    0410869580                           05           07/01/98          0
    410869580                            O            06/01/28
    0


    1753038          E22/G02             F          172,200.00         ZZ
                                         360        172,092.97          1
    310 CYNWYD ROAD                    8.375          1,308.84         59
                                       8.125          1,308.84      295,000.00
    BALA CYNWYD      PA   19004          5            05/18/98         00
    0410871065                           05           07/01/98          0
    410871065                            O            06/01/28
    0


    1753044          E22/G02             F           40,000.00         ZZ
                                         360         39,973.83          1
    3710 INVERRARY DRIVE UNT #S-2W     8.125            297.00         77
                                       7.875            297.00       52,000.00
    LAUDERHILL       FL   33319          1            05/26/98         00
    0410824049                           01           07/01/98          0
    410824049                            O            06/01/28
    0


1


    1753045          E22/G02             F          115,500.00         ZZ
                                         360        115,428.21          1
    3803 N. PONTIAC                    8.375            877.88         64
                                       8.125            877.88      182,000.00
    CHICAGO          IL   60634          5            05/20/98         00
    0410827307                           05           07/01/98          0
    410827307                            O            06/01/28
    0


    1753047          E22/G02             F          110,400.00         ZZ
                                         360        110,318.07          1
    7302 PACELLA COURT                 7.500            771.93         80
                                       7.250            771.93      139,000.00
    CLINTON          MD   20735          2            05/19/98         00
    0410791750                           05           07/01/98          0
    410791750                            O            06/01/28
    0


    1753053          E22/G02             F          138,000.00         ZZ
                                         360        137,905.03          1
    6132 ROYAL BIRKDALE DRIVE          7.875          1,000.60         75
                                       7.625          1,000.60      185,000.00
    LAKE WORTH       FL   33463          1            05/26/98         00
    0410887004                           03           07/01/98          0
    410887004                            O            06/01/28
    0


    1753054          E22/G02             F          422,500.00         ZZ
                                         360        422,244.05          1
    9289 NORTH MORNING GLORY           8.500          3,248.66         65
                                       8.250          3,248.66      650,000.00
    PARADISE VALLEY  AZ   85253          5            05/20/98         00
    0410854194                           05           07/01/98          0
    410854194                            O            06/01/28
    0


    1753055          E22/G02             F           33,600.00         ZZ
                                         360         33,580.67          1
    210 SE. ROSE                       8.750            264.33         80
                                       8.500            264.33       42,000.00
    DES MOINES       IA   50309          1            05/27/98         00
    0410856793                           05           07/01/98          0
    410856793                            N            06/01/28
    0


    1753057          E22/G02             F           32,000.00         ZZ
                                         360         31,981.59          1
    3440 EASTON BLVD                   8.750            251.74         80
                                       8.500            251.74       40,000.00
1


    DES MOINES       IA   50309          1            05/27/98         00
    0410856710                           05           07/01/98          0
    410856710                            N            06/01/28
    0


    1753068          134/G02             F           20,000.00         ZZ
                                         360         19,988.48          1
    714 DINGLEDINE                     8.750            157.35         80
                                       8.500            157.35       25,000.00
    LIMA             OH   45804          1            05/13/98         00
    0430836189                           05           07/01/98          0
    59296803                             N            06/01/28
    0


    1753079          E22/G02             F          119,000.00         ZZ
                                         360        118,929.74          1
    129 CONESTOGA ROAD                 8.625            925.57         70
                                       8.375            925.57      170,000.00
    WAYNE            PA   19087          5            05/14/98         00
    0410821789                           05           07/01/98          0
    410821789                            N            06/01/28
    0


    1753082          E22/G02             F          110,500.00         ZZ
                                         360        110,434.76          1
    127 CONESTOGA ROAD                 8.625            859.46         65
                                       8.375            859.46      170,000.00
    WAYNE            PA   19087          5            05/14/98         00
    0410829717                           05           07/01/98          0
    410829717                            N            06/01/28
    0


    1753085          E22/G02             F           90,050.00         ZZ
                                         360         89,994.02          1
    4387 CROOKS ROAD                   8.375            684.45         85
                                       8.125            684.45      106,000.00
    ROYAL OAK        MI   48073          5            05/18/98         11
    0410769434                           01           07/01/98         12
    410769434                            O            06/01/28
    0


    1753086          E22/G02             F          161,200.00         ZZ
                                         360        160,965.04          1
    2330 YUMA LANE NORTH               8.125          1,196.91         80
                                       7.875          1,196.91      201,500.00
    PLYMOUTH         MN   55447          1            05/19/98         00
    0410778096                           05           07/01/98          0
    410778096                            O            06/01/28
    0
1




    1753087          E22/G02             F           96,350.00         ZZ
                                         360         96,286.97          1
    660 SCHULTZ ROAD, UNIT #DR         8.125            715.40         75
                                       7.875            715.40      128,500.00
    SPARTA           MI   49345          2            05/12/98         00
    0410814321                           05           07/01/98          0
    410814321                            O            06/01/28
    0


    1753121          E35/G02             F          300,000.00         ZZ
                                         360        299,818.26          1
    128 KAHIKI DRIVE                   8.500          2,306.74         46
                                       8.250          2,306.74      658,000.00
    TAVERNIER        FL   33070          5            05/29/98         00
    0430843219                           05           07/01/98          0
    0278767                              O            06/01/28
    0


    1753355          375/G02             F          105,300.00         ZZ
                                         360        105,072.40          1
    12101 CENTENNIAL STATION           8.375            800.36         90
                                       8.125            800.36      117,000.00
    WARMINSTER TOWN  PA   18974          1            03/11/98         11
    0430871095                           08           05/01/98         25
    727965                               O            04/01/28
    0


    1753361          375/G02             F           22,400.00         ZZ
                                         360         22,213.90          1
    4728 EAST CULVER STREET            7.750            160.48         80
                                       7.500            160.48       28,000.00
    PHOENIX          AZ   85008          1            03/24/98         00
    0430867374                           01           05/01/98          0
    736765                               O            04/01/28
    0


    1753383          375/G02             F          110,000.00         ZZ
                                         360        109,652.91          1
    5859 STUMP ROAD                    7.750            788.06         80
                                       7.500            788.06      138,000.00
    PIPERSVILLE      PA   18947          1            03/31/98         00
    0430866848                           05           05/01/98          0
    740393                               O            04/01/28
    0


    1753387          637/G02             F           57,500.00         ZZ
                                         360         57,428.27          1
1


    3065 KAREN AVENUE                  8.375            437.04         90
                                       8.125            437.04       64,000.00
    LARGO            FL   33777          3            04/28/98         01
    0430855619                           05           06/01/98         25
    12093142                             N            05/01/28
    0


    1753430          E22/G02             F          159,500.00         ZZ
                                         360        159,387.42          1
    1604 VAN HORNE LANE                7.750          1,142.68         73
                                       7.500          1,142.68      220,000.00
    REDONDO BEACH    CA   90278          5            05/23/98         00
    0410795256                           05           07/01/98          0
    410795256                            O            06/01/28
    0


    1753436          E22/G02             F          180,000.00         ZZ
                                         360        179,866.41          1
    8737 6TH STREET                    7.500          1,258.59         80
                                       7.250          1,258.59      225,000.00
    DOWNEY           CA   90241          5            05/24/98         00
    0410859516                           05           07/01/98          0
    410859516                            O            06/01/28
    0


    1753437          E22/G02             F          182,000.00         ZZ
                                         360        181,871.55          1
    7370 WILLOW LANE                   7.750          1,303.87         80
                                       7.500          1,303.87      227,500.00
    GRANITE BAY      CA   95746          1            05/21/98         00
    0410817308                           03           07/01/98          0
    410817308                            O            06/01/28
    0


    1753439          E22/G02             F          150,050.00         ZZ
                                         360        149,941.40          1
    5204 MOHICAN WAY                   7.625          1,062.04         80
                                       7.375          1,062.04      187,613.00
    ANTIOCH          CA   94509          1            05/27/98         00
    0410841621                           05           07/01/98          0
    410841621                            O            06/01/28
    0


    1753440          E22/G02             F          352,500.00         ZZ
                                         360        352,286.45          1
    1968 MEADOWBROOK ROAD              8.500          2,710.42         75
                                       8.250          2,710.42      470,000.00
    ALTADENA AREA    CA   91001          1            05/27/98         00
    0410810576                           05           07/01/98          0
1


    410810576                            N            06/01/28
    0


    1753441          E22/G02             F          220,000.00         ZZ
                                         360        219,852.39          1
    4830 SILVER SAGE DRIVE             8.000          1,614.28         80
                                       7.750          1,614.28      275,000.00
    CARSON CITY      NV   89701          5            05/18/98         00
    0410862957                           05           07/01/98          0
    410862957                            O            06/01/28
    0


    1753442          E22/G02             F          224,950.00         ZZ
                                         360        224,950.00          1
    1851 ANDREWS AVENUE                7.750          1,611.57         72
                                       7.500          1,611.57      316,000.00
    SAN JOSE         CA   95124          5            05/28/98         00
    0410872378                           05           08/01/98          0
    410872378                            O            07/01/28
    0


    1753443          E22/G02             F          220,000.00         ZZ
                                         360        219,836.73          2
    388 NORTH 13TH STREET              7.500          1,538.27         80
                                       7.250          1,538.27      275,000.00
    SAN JOSE         CA   95112          1            05/28/98         00
    0410889059                           05           07/01/98          0
    410889059                            O            06/01/28
    0


    1753448          E22/G02             F          136,000.00         ZZ
                                         360        135,899.07          1
    32964 LAKE BLUESTONE STREET        7.500            950.93         80
                                       7.250            950.93      170,000.00
    FREMONT          CA   94555          1            05/19/98         00
    0410865901                           07           07/01/98          0
    410865901                            O            06/01/28
    0


    1753450          E22/G02             F          133,250.00         ZZ
                                         360        133,160.59          3
    265, 269, 271 SOUTH 4TH AVENUE     8.000            977.74         65
                                       7.750            977.74      205,000.00
    CORNELIUS        OR   97113          5            05/27/98         00
    0410857429                           05           07/01/98          0
    410857429                            N            06/01/28
    0


1


    1753451          E22/G02             F          128,000.00         ZZ
                                         360        127,909.66          2
    2554 & 2556 NORTHEAST CROCUS       7.750            917.01         80
    COURT                              7.500            917.01      160,000.00
    HILLSBORO        OR   97124          1            05/27/98         00
    0410857445                           05           07/01/98          0
    410857445                            O            06/01/28
    0


    1753453          E22/G02             F          224,950.00         ZZ
                                         360        224,774.51          1
    5803 145TH AVENUE SOUTHEAST        7.250          1,534.56         53
                                       7.000          1,534.56      429,000.00
    BELLEVUE         WA   98006          1            05/28/98         00
    0410882443                           05           07/01/98          0
    410882443                            O            06/01/28
    0


    1753455          E22/G02             F           54,000.00         ZZ
                                         360         53,967.29          1
    6439 139TH AVENUE NORTHEAST        8.500            415.21         80
    UNIT #90                           8.250            415.21       67,500.00
    REDMOND          WA   98052          1            05/27/98         00
    0410882500                           01           07/01/98          0
    410882500                            N            06/01/28
    0


    1753461          E22/G02             F          337,500.00         ZZ
                                         360        337,500.00          1
    502 WINNCASTLE STREET              8.125          2,505.93         75
                                       7.875          2,505.93      450,000.00
    SIMI VALLEY      CA   93065          5            05/27/98         00
    0410870869                           03           08/01/98          0
    410870869                            O            07/01/28
    0


    1753491          822/G02             F           73,600.00         ZZ
                                         360         73,548.05          1
    14 HASKELL DRIVE                   7.750            527.28         80
                                       7.500            527.28       92,000.00
    LANCASTER        PA   17601          1            05/08/98         00
    0430836130                           05           07/01/98          0
    0176264043                           O            06/01/28
    0


    1753538          E82/G02             F           79,900.00         ZZ
                                         360         79,847.73          1
    107 HEATHER DRIVE                  8.125            593.26         80
                                       7.875            593.26       99,900.00
1


    HARRISBURG       PA   17112          1            05/29/98         00
    0400124566                           05           07/01/98          0
    0400124566                           O            06/01/28
    0


    1753550          180/G02             F           87,200.00         ZZ
                                         360         87,093.98          1
    10689 CALLE ROQUEL                 8.500            670.49         90
                                       8.250            670.49       96,900.00
    YUMA             AZ   85367          1            04/23/98         01
    0430875666                           09           06/01/98         25
    12253829                             N            05/01/28
    0


    1753569          765/G02             F          156,300.00         ZZ
                                         360        156,300.00          1
    961 HOMESTEAD PLACE                7.500          1,092.88         79
                                       7.250          1,092.88      198,000.00
    ESCONDIDO        CA   95026          2            06/16/98         00
    0430879635                           05           08/01/98          0
    143010                               O            07/01/28
    0


    1753597          K30/G02             F           48,800.00         ZZ
                                         360         48,768.88          1
    2150 COLLEGE PLACE                 8.250            366.62         80
    #1                                 8.000            366.62       61,000.00
    GRAND JUNCTION   CO   81501          1            05/22/98         00
    0430868646                           09           07/01/98          0
    54217                                N            06/01/28
    0


    1753620          721/G02             F           76,500.00         ZZ
                                         360         76,453.65          1
    1920 N CONCORD                     8.500            588.22         90
                                       8.250            588.22       85,000.00
    INDEPENDENCE     MO   64058          1            05/29/98         04
    0430867895                           05           07/01/98         25
    7810057171                           N            06/01/28
    0


    1753627          E29/G02             F          194,000.00         ZZ
                                         360        193,848.66          1
    2840 CLIFF PALACE                  7.250          1,323.42         73
                                       7.000          1,323.42      267,500.00
    SANTA FE         NM   87505          2            05/29/98         00
    0430859595                           05           07/01/98          0
    9804364                              O            06/01/28
    0
1




    1753638          003/G02             F          229,500.00         ZZ
                                         360        229,500.00          1
    1056 KENTUCKY AVENUE               8.500          1,764.66         90
                                       8.250          1,764.66      255,000.00
    ATLANTA          GA   30306          1            06/03/98         10
    0430841742                           05           08/01/98         25
    0010492353                           N            07/01/28
    0


    1753643          K59/G02             F          109,850.00         ZZ
                                         360        109,850.00          2
    657-659 EAST 8100 SOUTH            8.625            854.40         64
                                       8.375            854.40      172,000.00
    SANDY            UT   84070          5            06/12/98         00
    0430864744                           05           08/01/98          0
    05980216                             N            07/01/28
    0


    1753649          F96/G02             F          132,000.00         ZZ
                                         360        131,917.95          2
    52 ECHO PLACE                      8.375          1,003.30         63
                                       8.125          1,003.30      211,000.00
    ELMWOOD PARK     NJ   07407          5            05/29/98         00
    0430839241                           05           07/01/98          0
    2765                                 O            06/01/28
    0


    1753656          225/225             F           29,250.00         ZZ
                                         360         29,232.72          1
    545 CHESTNUT AVENUE NO 409         8.625            227.51         90
                                       8.375            227.51       32,500.00
    LONG BEACH       CA   90802          1            04/30/98         11
    7021715                              01           07/01/98         25
    7021715                              N            06/01/28
    0


    1753659          313/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
    1601 POE AVENUE                    8.000          1,518.90         90
                                       7.750          1,518.90      230,000.00
    SULLIVANS ISLAN  SC   29482          1            06/16/98         11
    0430880435                           05           08/01/98         25
    6325187                              N            07/01/28
    0


    1753661          K59/G02             F          109,850.00         ZZ
                                         360        109,850.00          2
1


    661-663 EAST 8100 SOUTH            8.625            854.40         64
                                       8.375            854.40      172,000.00
    SANDY            UT   84070          5            06/12/98         00
    0430866301                           07           08/01/98          0
    05980195                             N            07/01/28
    0


    1753677          E86/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    11-32 JACKSON AVENUE               8.375          1,155.31         80
                                       8.125          1,155.31      190,000.00
    SCARSDALE        NY   10583          1            06/02/98         00
    0430841627                           01           08/01/98          0
    0000024455                           O            07/01/28
    0


    1753681          830/G02             F          153,600.00         ZZ
                                         360        153,491.59          1
    14691 RANCHVIEW TERRACE            7.750          1,100.41         80
                                       7.500          1,100.41      192,000.00
    CHINO HILLS      CA   91709          2            05/29/98         00
    0430841049                           05           07/01/98          0
    536596                               O            06/01/28
    0


    1753686          A80/G02             F           57,600.00         ZZ
                                         360         57,565.10          1
    7111 SW 129TH AVENUE               8.500            442.90         90
    UNIT 7                             8.250            442.90       64,000.00
    MIAMI            FL   33183          1            05/28/98         01
    0430836254                           01           07/01/98         25
    9816519                              N            06/01/28
    0


    1753690          A80/G02             F          468,000.00         ZZ
                                         360        467,730.74          1
    646 SIERRA CIRCLE                  8.750          3,681.76         80
                                       8.500          3,681.76      585,000.00
    CORAL GABLES     FL   33156          5            05/27/98         00
    0430846501                           05           07/01/98          0
    9816511                              O            06/01/28
    0


    1753697          E22/G02             F          109,360.00         ZZ
                                         360        109,280.85          1
    9187 60.97 ROAD                    7.625            774.04         80
                                       7.375            774.04      136,700.00
    MONTROSE         CO   81401          5            05/21/98         00
    0410807812                           05           07/01/98          0
1


    410807812                            O            06/01/28
    0


    1753699          E22/G02             F           93,000.00         ZZ
                                         360         92,940.70          1
    4920 EAST WESTLAND ROAD            8.250            698.68         75
                                       8.000            698.68      124,000.00
    CAVE CREEK       AZ   85331          1            05/14/98         00
    0410868269                           05           07/01/98          0
    410868269                            O            06/01/28
    0


    1753711          E22/G02             F           42,350.00         ZZ
                                         360         42,323.68          1
    3117 NEVEL DRIVE                   8.375            321.89         75
                                       8.125            321.89       56,500.00
    HUNTSVILLE       AL   35810          5            05/20/98         00
    0410881056                           05           07/01/98          0
    410881056                            O            06/01/28
    0


    1753714          E22/G02             F           79,500.00         ZZ
                                         360         79,451.83          1
    6735 SW 137TH COURT                8.500            611.29         95
    UNIT #12-D                         8.250            611.29       84,500.00
    MIAMI            FL   33183          1            05/29/98         04
    0410818546                           01           07/01/98         30
    410818546                            O            06/01/28
    0


    1753717          E22/G02             F          217,500.00         ZZ
                                         360        217,361.31          1
    7223 LAVENDALE CIRCLE              8.250          1,634.00         75
                                       8.000          1,634.00      290,000.00
    DALLAS           TX   75230          1            05/29/98         00
    0410847248                           05           07/01/98          0
    410847248                            O            06/01/28
    0


    1753718          E22/G02             F           89,900.00         ZZ
                                         360         89,842.67          1
    43027 N. 7TH AVENUE                8.250            675.39         90
                                       8.000            675.39       99,900.00
    PHOENIX          AZ   85027          1            05/27/98         04
    0410879845                           05           07/01/98         25
    410879845                            N            06/01/28
    0


1


    1753719          765/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
    11450 HARRISBURG ROAD              7.750          2,149.24         80
                                       7.500          2,149.24      375,000.00
    LOS ALAMITOS (A  CA   90720          1            06/01/98         00
    0430845875                           05           08/01/98          0
    334355                               O            07/01/28
    0


    1753729          E22/G02             F          143,100.00         T
                                         360        143,008.75          1
    670 S.W. 92ND PASSAGE              8.250          1,075.06         80
                                       8.000          1,075.06      178,900.00
    MIAMI            FL   33174          1            05/26/98         95
    0410859789                           03           07/01/98          0
    410859789                            O            06/01/28
    0


    1753731          E22/G02             F          124,800.00         ZZ
                                         360        124,718.36          1
    1908 FLORAL DRIVE                  8.125            926.64         80
                                       7.875            926.64      156,000.00
    WILMINGTON       DE   19810          1            05/27/98         00
    0410799951                           05           07/01/98          0
    410799951                            O            06/01/28
    0


    1753732          E22/G02             F          151,200.00         ZZ
                                         360        151,101.09          1
    163 APACHE ROAD                    8.125          1,122.66         80
                                       7.875          1,122.66      189,000.00
    PINEWOOD SPRING  CO   80540          1            05/27/98         00
    0410868376                           05           07/01/98          0
    410868376                            O            06/01/28
    0


    1753737          E22/G02             F           53,600.00         ZZ
                                         360         53,565.82          1
    2802 MICHAEL LANE                  8.250            402.68         80
                                       8.000            402.68       67,000.00
    MINERAL WELLS    TX   76067          1            05/27/98         00
    0410873038                           05           07/01/98          0
    410873038                            O            06/01/28
    0


    1753738          E22/G02             F           76,250.00         ZZ
                                         360         76,196.19          1
    6125 SILVER OAK DRIVE              7.750            546.26         80
                                       7.500            546.26       96,000.00
1


    LAKE WORTH       FL   33467          2            05/22/98         00
    0410852438                           03           07/01/98          0
    410852438                            O            06/01/28
    0


    1753739          E22/G02             F           25,200.00         ZZ
                                         360         25,184.73          1
    2224 HASLEY DRIVE                  8.500            193.77         90
                                       8.250            193.77       28,000.00
    OKLAHOMA CITY    OK   73120          1            05/29/98         04
    0410890503                           05           07/01/98         25
    410890503                            N            06/01/28
    0


    1753740          765/G02             F          188,800.00         ZZ
                                         360        188,656.33          1
    2414 BURGOS COURT                  7.375          1,304.00         80
                                       7.125          1,304.00      236,000.00
    CARLSBAD         CA   92009          1            05/27/98         00
    0430845693                           05           07/01/98          0
    142850                               O            06/01/28
    0


    1753747          E22/G02             F           74,600.00         ZZ
                                         360         74,559.25          1
    1613 WILCOCK STREET                9.000            600.25         90
                                       8.750            600.25       82,900.00
    CRESTHILL        IL   60435          1            05/28/98         04
    0410872568                           05           07/01/98         25
    410872568                            N            06/01/28
    0


    1753752          E22/G02             F           57,500.00         ZZ
                                         360         57,460.43          1
    6870 SOUTH FEICHKO LANE            7.875            416.91         77
                                       7.625            416.91       75,000.00
    PRICE            UT   84501          5            05/21/98         00
    0410877013                           05           07/01/98          0
    410877013                            O            06/01/28
    0


    1753753          E22/G02             F          126,050.00         ZZ
                                         360        125,969.62          1
    3724 MUIRFIELD DRIVE               8.250            946.97         80
                                       8.000            946.97      157,598.00
    CARROLLTON       TX   75007          1            05/27/98         00
    0410892210                           03           07/01/98          0
    410892210                            O            06/01/28
    0
1




    1753763          H35/G02             F          182,300.00         T
                                         360        182,195.11          1
    2301 COLLINS AVENUE #706           8.750          1,434.16         80
                                       8.500          1,434.16      227,900.00
    MIAMI            FL   33139          1            05/26/98         00
    0430842476                           05           07/01/98          0
    0010925                              O            06/01/28
    0


    1753767          E22/G02             F           40,400.00         ZZ
                                         360         40,379.06          1
    6784 STUDEBAKER AVE                9.250            332.36         90
                                       9.000            332.36       44,900.00
    WARREN           MI   48093          1            05/27/98         04
    0410796734                           05           07/01/98         25
    410796734                            N            06/01/28
    0


    1753775          E22/G02             F          207,450.00         ZZ
                                         360        207,307.23          1
    10421 ROSSER ROAD                  7.875          1,504.16         80
                                       7.625          1,504.16      259,322.00
    DALLAS           TX   75229          1            05/22/98         00
    0410860464                           05           07/01/98          0
    410860464                            O            06/01/28
    0


    1753776          E22/G02             F          105,000.00         ZZ
                                         360        104,927.74          1
    5938 BITTER CREEK ROAD             7.875            761.32         88
                                       7.625            761.32      120,000.00
    AFTON            WY   83110          2            05/22/98         04
    0410865323                           05           07/01/98         25
    410865323                            O            06/01/28
    0


    1753777          E22/G02             F          106,700.00         ZZ
                                         360        106,630.21          1
    179 WESTMORELAND CIRCLE            8.125            792.24         75
                                       7.875            792.24      142,995.00
    KISSIMMEE        FL   34744          1            05/29/98         00
    0410734115                           03           07/01/98          0
    410734115                            O            06/01/28
    0


    1753779          E22/G02             F           42,300.00         ZZ
                                         360         42,231.91          2
1


    957 WEST HOPOCAN AVENUE            9.125            344.17         90
                                       8.875            344.17       47,000.00
    BARBERTON        OH   44203          1            05/29/98         04
    0410836662                           05           07/01/98         25
    410836662                            N            06/01/28
    0


    1753780          E22/G02             F           60,000.00         ZZ
                                         360         59,960.75          1
    2835 SW 11TH PLACE                 8.125            445.50         80
                                       7.875            445.50       75,000.00
    DEERFIELD BEACH  FL   33442          1            05/27/98         00
    0410851596                           09           07/01/98          0
    410851596                            O            06/01/28
    0


    1753785          E75/G02             F          146,700.00         ZZ
                                         360        146,700.00          2
    23-25 MOTT AVENUE                  9.000          1,180.39         90
                                       8.750          1,180.39      163,000.00
    FAR ROCKAWAY     NY   11691          1            06/24/98         11
    0430890335                           07           08/01/98         25
    9801279                              N            07/01/28
    0


    1753787          E22/G02             F           44,900.00         ZZ
                                         360         44,874.17          1
    1045 NORTH 78TH EAST AVENUE        8.750            353.23         90
                                       8.500            353.23       49,900.00
    TULSA            OK   74110          1            05/29/98         04
    0410849376                           05           07/01/98         25
    410849376                            N            06/01/28
    0


    1753789          664/G02             F          168,100.00         ZZ
                                         360        167,981.36          1
    355 NW 17TH STREET                 7.750          1,204.29         66
                                       7.500          1,204.29      255,000.00
    BEND             OR   97701          1            05/20/98         00
    0430852806                           05           07/01/98          0
    2511376                              O            06/01/28
    0


    1753792          E22/G02             F           58,500.00         ZZ
                                         360         58,466.34          2
    18745-7 KELLY                      8.750            460.22         90
                                       8.500            460.22       65,000.00
    DETROIT          MI   48205          1            05/28/98         04
    0410851216                           05           07/01/98         25
1


    410851216                            N            06/01/28
    0


    1753796          E22/G02             F           39,150.00         T
                                         360         39,126.28          1
    909 WEST OAK RIDGE ROAD            8.500            301.03         80
    UNIT 921A                          8.250            301.03       48,990.00
    ORLANDO          FL   32809          1            05/28/98         95
    0410883243                           01           07/01/98          0
    410883243                            O            06/01/28
    0


    1753797          E22/G02             F           28,350.00         ZZ
                                         360         28,334.52          1
    5218 MILWEE STREET                 9.000            228.11         90
    UNIT #27                           8.750            228.11       31,500.00
    HOUSTON          TX   77092          1            05/21/98         04
    0410832810                           09           07/01/98         25
    410832810                            N            06/01/28
    0


    1753801          E22/G02             F           35,000.00         ZZ
                                         360         34,980.37          1
    641 DOWLING STREET                 8.875            278.48         70
                                       8.625            278.48       50,000.00
    KENDALLVILLE     IN   46755          5            06/01/98         00
    0410866750                           05           07/01/98          0
    410866750                            N            06/01/28
    0


    1753805          E22/G02             F          102,000.00         ZZ
                                         360        101,936.61          1
    1300 ASHLAND AVENUE                8.375            775.27         60
                                       8.125            775.27      170,000.00
    EVANSTON         IL   60201          5            05/27/98         00
    0410863443                           05           07/01/98          0
    410863443                            O            06/01/28
    0


    1753806          664/G02             F          192,000.00         ZZ
                                         360        191,871.17          1
    2115 NE KLICKITAT STREET           8.000          1,408.83         80
                                       7.750          1,408.83      240,000.00
    PORTLAND         OR   97212          1            05/22/98         00
    0430852608                           05           07/01/98          0
    2596716                              O            06/01/28
    0


1


    1753810          E22/G02             F           42,400.00         ZZ
                                         360         42,374.31          1
    1213 LUCERNE AVENUE                8.500            326.02         80
                                       8.250            326.02       53,000.00
    LAKEWORTH        FL   33460          1            05/08/98         00
    0410845101                           05           07/01/98          0
    410845101                            N            06/01/28
    0


    1753815          664/G02             F          167,900.00         ZZ
                                         360        167,784.44          1
    11700 IOWA AVENUE                  7.875          1,217.40         69
    #104                               7.625          1,217.40      245,000.00
    LOS ANGELES      CA   90025          1            05/19/98         00
    0430852699                           01           07/01/98          0
    2562601                              O            06/01/28
    0


    1753816          E22/G02             F           75,400.00         ZZ
                                         360         75,351.92          1
    23504 PLAYVIEW AVENUE              8.250            566.46         65
                                       8.000            566.46      116,000.00
    ST CLAIR SHORES  MI   48082          5            05/27/98         00
    0410863252                           05           07/01/98          0
    410863252                            O            06/01/28
    0


    1753824          E22/G02             F          121,000.00         ZZ
                                         360        120,916.73          1
    8503 W GRANADA ROAD                7.875            877.33         81
                                       7.625            877.33      150,000.00
    PHOENIX          AZ   85037          2            05/21/98         04
    0410843353                           05           07/01/98         12
    410843353                            O            06/01/28
    0


    1753830          E22/G02             F           50,300.00         ZZ
                                         360         50,237.24          1
    416 EAST MAXLOW                    8.375            382.32         80
                                       8.125            382.32       62,900.00
    HAZEL PARK       MI   48030          1            05/06/98         00
    0410833628                           05           06/01/98          0
    410833628                            N            05/01/28
    0


    1753833          664/G02             F           79,600.00         ZZ
                                         360         79,540.92          1
    8558 VILLAGE LANE                  7.500            556.58         59
                                       7.250            556.58      135,000.00
1


    ROSEMEAD         CA   91770          2            05/22/98         00
    0430852780                           09           07/01/98          0
    2568251                              N            06/01/28
    0


    1753837          765/G02             F          315,200.00         ZZ
                                         360        315,004.08          1
    414 MONTEREY LANE                  8.375          2,395.75         80
                                       8.125          2,395.75      394,000.00
    SAN CLEMENTE     CA   92672          1            05/06/98         00
    0430866285                           05           07/01/98          0
    333377                               N            06/01/28
    0


    1753842          944/G02             F          260,000.00         ZZ
                                         360        259,816.50          1
    228 SPRING STREET                  7.750          1,862.67         80
                                       7.500          1,862.67      325,000.00
    PLEASANTON       CA   94566          1            05/28/98         00
    0430878421                           05           07/01/98          0
    5980211                              O            06/01/28
    0


    1753852          E84/G02             F           58,950.00         ZZ
                                         360         58,915.19          1
    3737 MINGER ROAD                   8.625            458.51         90
                                       8.375            458.51       65,900.00
    INDIANAPOLIS     IN   46222          1            05/21/98         04
    0430839498                           05           07/01/98         25
    L5780242                             N            06/01/28
    0


    1753861          961/G02             F          178,500.00         ZZ
                                         360        178,380.23          1
    16474 SUN SUMMIT DRIVE             8.000          1,309.77         85
                                       7.750          1,309.77      210,000.00
    RIVERSIDE        CA   92503          5            05/12/98         11
    0430841635                           03           07/01/98         12
    09111157                             O            06/01/28
    0


    1753867          E82/G02             F          113,500.00         ZZ
                                         360        113,500.00          1
    15 PEMBROKE DRIVE                  8.000            832.82         66
                                       7.750            832.82      173,000.00
    MASHPEE          MA   02649          2            06/03/98         00
    0400121281                           05           08/01/98          0
    0400121281                           O            07/01/28
    0
1




    1753880          637/G02             F           67,500.00         ZZ
                                         360         67,413.61          1
    19504 NORTH 74TH DRIVE             8.250            507.11         75
                                       8.000            507.11       90,000.00
    GLENDALE         AZ   85308          2            04/23/98         00
    0430843581                           03           06/01/98          0
    0011136819                           N            05/01/28
    0


    1753888          E76/G02             F          111,000.00         ZZ
                                         360        110,925.52          1
    2501 PLYMOUTH COLONY CIRCLE        8.000            814.48         74
                                       7.750            814.48      151,277.00
    PROSPER          TX   75078          1            05/18/98         00
    0430834465                           03           07/01/98          0
    D9801012                             O            06/01/28
    0


    1753900          H58/G02             F          101,000.00         ZZ
                                         360        100,938.82          1
    3932 SHERMAN WAY                   8.500            776.60         65
                                       8.250            776.60      157,000.00
    SACRAMENTO       CA   95817          2            05/26/98         00
    0430848267                           05           07/01/98          0
    22570                                O            06/01/28
    0


    1753905          964/G02             F          224,900.00         ZZ
                                         360        224,733.10          1
    8026 MAMMOTH AVENUE                7.500          1,572.53         71
                                       7.250          1,572.53      317,140.00
    ROHNERT PARK     CA   94928          1            05/29/98         00
    0430836171                           05           07/01/98          0
    37033                                O            06/01/28
    0


    1753908          G52/G02             F           46,900.00         ZZ
                                         360         46,868.53          1
    1198 ALPINE CIRCLE                 8.000            344.14         70
                                       7.750            344.14       67,000.00
    GREEN VALLEY     AZ   85614          5            05/28/98         00
    0430846360                           09           07/01/98          0
    3900169                              N            06/01/28
    0


    1753914          963/G02             F           35,200.00         ZZ
                                         360         35,200.00          1
1


    3050 NORWOOD PLACE #N-107          7.875            255.23         55
                                       7.625            255.23       64,000.00
    BOCA RATON       FL   33481          1            06/16/98         00
    0430875864                           01           08/01/98          0
    980553                               N            07/01/28
    0


    1753924          705/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    84-44 258TH STREET                 7.000          1,144.32         80
                                       6.750          1,144.32      215,000.00
    FLORAL PARK      NY   11001          1            06/25/98         00
    0430877159                           05           08/01/98          0
    98030445                             O            07/01/28
    0


    1753930          B90/G02             F           33,750.00         ZZ
                                         360         33,729.03          1
    9407 NORTH SECOND STREET           8.375            256.52         85
                                       8.125            256.52       40,000.00
    MACHESNEY PARK   IL   61115          1            05/29/98         04
    0430836361                           05           07/01/98         25
    0262876                              N            06/01/28
    0


    1753947          375/G02             F          187,500.00         ZZ
                                         360        187,227.70          1
    23523 NE 57TH AVENUE               7.750          1,343.28         75
                                       7.500          1,343.28      250,000.00
    BATTLE GROUND    WA   98604          2            04/09/98         00
    0430867341                           05           06/01/98          0
    743625                               O            05/01/28
    0


    1753952          375/G02             F          150,000.00         ZZ
                                         360        149,582.99          1
    199 WOODLAWN AVE                   7.875          1,087.61         64
                                       7.625          1,087.61      235,000.00
    SAINT JAMES      NY   11780          5            02/09/98         00
    0430866202                           05           04/01/98          0
    695915                               O            03/01/28
    0


    1753957          561/561             F          126,500.00         ZZ
                                         360        126,378.15          1
    43963 LANEDON AVENUE               7.750            906.27         73
                                       7.500            906.27      175,000.00
    LEONARDTOWN      MD   20650          2            05/04/98         00
    9321613                              05           07/01/98          0
1


    9321613                              O            06/01/28
    0


    1753958          480/G02             F           66,150.00         ZZ
                                         360         66,110.94          1
    6407 BRANDON CIRCLE                8.625            514.51         90
                                       8.375            514.51       73,500.00
    RIVERVIEW        FL   33569          1            05/08/98         11
    0430841700                           05           07/01/98         25
    2415313                              N            06/01/28
    0


    1753962          E86/G02             F           51,200.00         ZZ
                                         360         51,200.00          1
    30 LAKE STREET UNIT #6G            8.500            393.68         80
                                       8.250            393.68       64,000.00
    WHITE PLAINS     NY   10603          1            06/03/98         00
    0430846139                           06           08/01/98          0
    00                                   O            07/01/28
    0


    1753967          375/G02             F          220,000.00         ZZ
                                         360        219,433.03          1
    69 SPRINGBROOK ROAD                8.250          1,652.79         73
                                       8.000          1,652.79      305,000.00
    LIVINGSTON       NJ   07039          2            02/27/98         00
    0430871145                           05           04/01/98          0
    728158                               O            03/01/28
    0


    1753969          766/G02             F           54,650.00         ZZ
                                         360         54,611.43          1
    2277 PEAKE ST                      7.750            391.52         55
                                       7.500            391.52       99,688.00
    NORTH PORT       FL   34287          1            05/28/98         00
    0430842435                           05           07/01/98          0
    98AH0017                             O            06/01/28
    0


    1753981          375/G02             F          120,000.00         ZZ
                                         240        119,571.82          1
    48 PEWTER LANE                     7.625            975.91         75
                                       7.375            975.91      160,000.00
    HICKSVILLE       NY   11801          2            04/07/98         00
    0430871061                           05           06/01/98          0
    741308                               O            05/01/18
    0


1


    1753989          375/G02             F          119,920.00         ZZ
                                         360        119,689.00          1
    1345 N HIGHWAY A1A #603            8.250            900.92         80
                                       8.000            900.92      149,900.00
    INDIALANTIC      FL   32903          1            03/27/98         00
    0430867416                           08           05/01/98          0
    741540                               O            04/01/28
    0


    1753999          375/G02             F          103,000.00         ZZ
                                         360        102,785.92          1
    174-38 POLHEMUS AVENUE             7.875            746.83         65
                                       7.625            746.83      160,000.00
    JAMAICA          NY   11433          2            03/17/98         00
    0430866814                           05           05/01/98          0
    697338                               O            04/01/28
    0


    1754005          375/G02             F          242,250.00         ZZ
                                         360        241,898.20          1
    22409 N 63RD DRIVE                 7.625          1,714.64         85
                                       7.375          1,714.64      285,000.00
    GLENDALE         AZ   85310          5            04/24/98         10
    0430867432                           03           06/01/98         25
    739164                               O            05/01/28
    0


    1754021          E82/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    3824 LOWER MOUNTAIN ROAD           8.125            965.25         60
                                       7.875            965.25      220,000.00
    FOREST GROVE     PA   18922          5            06/03/98         00
    0400120598                           05           08/01/98          0
    040012059                            O            07/01/28
    0


    1754104          E22/G02             F           61,000.00         ZZ
                                         360         60,963.99          1
    1914 LEITCH                        8.625            474.45         69
                                       8.375            474.45       89,000.00
    FERNDALE         MI   48220          2            05/20/98         00
    0410850929                           05           07/01/98          0
    410850929                            N            06/01/28
    0


    1754117          696/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
    204 PARKWOOD STREET                7.750          1,791.03         79
                                       7.500          1,791.03      320,000.00
1


    BETHANY BEACH    DE   19930          1            06/05/98         00
    0430835827                           05           08/01/98          0
    3118093                              N            07/01/28
    0


    1754204          462/G02             F          164,700.00         ZZ
                                         360        164,466.75          1
    1113 ELDERBERRY CIRCLE             7.750          1,179.94         66
                                       7.500          1,179.94      252,240.00
    FOLSOM           CA   95630          1            04/09/98         00
    0430844555                           03           06/01/98          0
    5401708                              O            05/01/28
    0


    1754235          676/676             F          275,000.00         ZZ
                                         360        274,790.74          1
    1920 HALAKAU PLACE                 7.375          1,899.36         48
                                       7.125          1,899.36      575,000.00
    HONOLULU         HI   96821          2            05/12/98         00
    850100299222                         03           07/01/98          0
    850100299222                         O            06/01/28
    0


    1754256          F96/G02             F          295,200.00         ZZ
                                         360        295,006.90          1
    9 BRANDYWINE COURT                 8.125          2,191.85         80
                                       7.875          2,191.85      370,000.00
    ROXBURY TOWNSHI  NJ   07876          2            05/28/98         00
    0430839225                           05           07/01/98          0
    2650                                 O            06/01/28
    0


    1754261          549/549             F          250,000.00         ZZ
                                         360        249,814.46          1
    6122 GREENBRIER DRIVE              7.500          1,748.04         52
                                       7.250          1,748.04      489,500.00
    HUNTINGTON BEAC  CA   92648          1            05/01/98         00
    64294731                             09           07/01/98          0
    64294731                             O            06/01/28
    0


    1754264          549/549             F          193,880.00         ZZ
                                         360        193,739.67          1
    321 CRESCENT COURT                 7.625          1,372.28         75
                                       7.375          1,372.28      258,507.00
    BRISBANE         CA   94005          1            05/15/98         00
    0064206661                           01           07/01/98          0
    0064206661                           O            06/01/28
    0
1




    1754271          624/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
    7800 E LINCOLN #2096               8.000            868.78         80
                                       7.750            868.78      148,000.00
    SCOTTSDALE       AZ   85250          1            06/01/98         00
    0430852988                           01           08/01/98          0
    35500181476F                         N            07/01/28
    0


    1754284          965/G02             F           80,100.00         ZZ
                                         360         80,100.00          1
    2019 EAST EASTLAND STREET          7.875            580.78         90
                                       7.625            580.78       89,900.00
    TUCSON           AZ   85719          1            06/01/98         10
    0430853911                           05           08/01/98         30
    0                                    N            07/01/28
    0


    1754290          B98/G02             F          205,000.00         ZZ
                                         360        204,858.91          1
    115 ABBY WOOD COURT                7.875          1,486.40         67
                                       7.625          1,486.40      310,000.00
    LOS GATOS        CA   95030          5            05/29/98         00
    0430846212                           09           07/01/98          0
    0                                    O            06/01/28
    0


    1754297          549/549             F          650,000.00         ZZ
                                         360        649,056.11          1
    1935 OCEAN FRONT                   7.625          4,600.66         50
                                       7.375          4,600.66    1,300,000.00
    DEL MAR          CA   92014          2            04/24/98         00
    64287262                             05           06/01/98          0
    64287262                             O            05/01/28
    0


    1754317          A52/G02             F          149,000.00         ZZ
                                         240        149,000.00          1
    391 WILLIAMS AND BROAD DRIVE       7.875          1,234.73         80
                                       7.625          1,234.73      188,000.00
    BROWNSBORO       AL   35741          2            06/17/98         00
    0430867135                           05           08/01/98          0
    00                                   O            07/01/18
    0


    1754339          637/G02             F          332,950.00         ZZ
                                         360        332,478.48          1
1


    261 HICKORY HOLLOW AVE.            7.750          2,385.30         80
                                       7.500          2,385.30      416,210.00
    LAS VEGAS        NV   89123          1            04/29/98         00
    0430877688                           03           06/01/98          0
    8445934                              O            05/01/28
    0


    1754396          549/549             F          225,000.00         ZZ
                                         360        224,837.15          1
    1436 NORTH ARROYO BOULEVARD        7.625          1,592.54         33
                                       7.375          1,592.54      685,000.00
    PASADENA         CA   91103          5            05/27/98         00
    64208087                             05           07/01/98          0
    64208087                             O            06/01/28
    0


    1754559          637/G02             F           40,700.00         ZZ
                                         360         40,650.51          2
    1945 EAST SHERIDAN STREET          8.500            312.95         90
                                       8.250            312.95       45,250.00
    PHOENIX          AZ   85029          3            04/17/98         01
    0430874529                           05           06/01/98         25
    8489221                              N            05/01/28
    0


    1754692          637/G02             F           94,000.00         ZZ
                                         360         93,938.51          1
    ROUTE 105                          8.125            697.95         80
                                       7.875            697.95      117,500.00
    HOPE             ME   04847          1            05/11/98         00
    0430853051                           05           07/01/98          0
    9938838                              O            06/01/28
    0


    1754697          593/593             F          141,000.00         ZZ
                                         360        140,897.95          1
    3895 DEVONSHIRE DRIVE              7.625            997.99         40
                                       7.375            997.99      355,000.00
    PROVO            UT   84604          2            05/06/98         00
    6527337                              05           07/01/98          0
    6527337                              O            06/01/28
    0


    1754704          E22/G02             F           52,500.00         ZZ
                                         360         52,464.77          1
    500 WILLOW WOOD LANE               8.000            385.23         50
                                       7.750            385.23      105,000.00
    PFLUGERVILLE     TX   78660          1            05/29/98         00
    0410893861                           05           07/01/98          0
1


    410893861                            O            06/01/28
    0


    1754706          E93/G02             F          297,500.00         ZZ
                                         360        297,295.26          1
    24648 VIA LAS BRISAS               7.875          2,157.08         80
                                       7.625          2,157.08      372,000.00
    YORBA LINDA      CA   92887          2            06/04/98         00
    0430867085                           05           07/01/98          0
    AAA980001562                         O            06/01/28
    0


    1754707          E22/G02             F          183,700.00         ZZ
                                         360        183,576.74          1
    10503 FLORAL PARK DRIVE            8.000          1,347.93         69
                                       7.750          1,347.93      267,974.00
    AUSTIN           TX   78759          2            05/22/98         00
    0410879167                           03           07/01/98          0
    410879167                            O            06/01/28
    0


    1754712          E22/G02             F          240,000.00         ZZ
                                         360        239,834.83          1
    1024 MANGIONNE DRIVE               7.875          1,740.17         80
                                       7.625          1,740.17      300,000.00
    MATTHEWS         NC   28105          1            05/29/98         00
    0410882138                           05           07/01/98          0
    410882138                            O            06/01/28
    0


    1754716          E22/G02             F           68,400.00         T
                                         360         68,358.56          1
    13172 SUMMERTON DRIVE              8.500            525.94         80
                                       8.250            525.94       85,590.00
    ORLANDO          FL   32824          1            05/15/98         00
    0410809875                           09           07/01/98          0
    410809875                            O            06/01/28
    0


    1754718          E22/G02             F           73,100.00         T
                                         360         73,054.57          1
    13210 SUMMERTON DRIVE              8.375            555.61         80
                                       8.125            555.61       91,450.00
    ORLANDO          FL   32824          1            05/29/98         95
    0410823157                           09           07/01/98          0
    410823157                            O            06/01/28
    0


1


    1754720          E22/G02             F           39,600.00         ZZ
                                         360         39,578.37          1
    4906 JEFFERSON AVENUE              9.000            318.63         90
                                       8.750            318.63       44,000.00
    MOSS POINT       MS   39563          1            05/29/98         04
    0410824312                           05           07/01/98         25
    410824312                            N            06/01/28
    0


    1754721          E22/G02             F           87,500.00         ZZ
                                         360         87,446.99          4
    2752 WILLIAM TELL STREET           8.500            672.80         70
                                       8.250            672.80      125,000.00
    SLIDEL           LA   70458          1            05/28/98         00
    0410872394                           05           07/01/98          0
    410872394                            N            06/01/28
    0


    1754722          E22/G02             F           71,200.00         ZZ
                                         360         71,155.75          1
    3404-A ENFIELD ROAD BLDG A         8.375            541.17         80
                                       8.125            541.17       89,000.00
    AUSTIN           TX   78758          1            05/29/98         00
    0410891980                           01           07/01/98          0
    410891980                            O            06/01/28
    0


    1754723          E22/G02             F          102,000.00         ZZ
                                         360        101,929.81          1
    6516 HILLRIDGE ROAD                7.875            739.57         80
                                       7.625            739.57      127,500.00
    KNOXVILLE        TN   37912          1            05/29/98         00
    0410888085                           05           07/01/98          0
    410888085                            O            06/01/28
    0


    1754729          E22/G02             F          100,400.00         ZZ
                                         360        100,335.98          1
    2027 TAYLOR ROAD                   8.250            754.27         80
                                       8.000            754.27      125,500.00
    DAYTONA BEACH    FL   32124          1            06/01/98         00
    0410878474                           05           07/01/98          0
    410878474                            O            06/01/28
    0


    1754731          E22/G02             F           98,400.00         ZZ
                                         360         98,341.90          3
    1912 ARTHUR STREET                 8.625            765.35         80
                                       8.375            765.35      123,000.00
1


    HOLLYWOOD        FL   33020          1            06/01/98         00
    0410871479                           05           07/01/98          0
    410871479                            O            06/01/28
    0


    1754733          E22/G02             F           80,000.00         ZZ
                                         360         79,950.27          1
    824 CINNAMON RD.                   8.375            608.06         71
                                       8.125            608.06      113,000.00
    N. PALM BEACH    FL   33408          5            05/27/98         00
    0410861041                           05           07/01/98          0
    410861041                            O            06/01/28
    0


    1754735          E22/G02             F           94,500.00         ZZ
                                         360         94,448.38          1
    154 TEN EYCK STREET                9.000            760.37         90
                                       8.750            760.37      105,000.00
    SOUTH PLAINFIEL  NJ   07080          1            06/01/98         11
    0410881304                           05           07/01/98         25
    410881304                            N            06/01/28
    0


    1754738          E22/G02             F           45,650.00         ZZ
                                         360         45,621.63          1
    590 S.W. 10 STREET #3              8.375            346.97         80
                                       8.125            346.97       57,100.00
    MIAMI            FL   33130          1            05/08/98         00
    0410813935                           01           07/01/98          0
    410813935                            O            06/01/28
    0


    1754739          E22/G02             F          135,950.00         ZZ
                                         360        135,854.05          1
    1325 13TH STREET NW                7.750            973.96         80
    UNIT #401                          7.500            973.96      169,950.00
    WASHINGTON       DC   20005          1            05/27/98         00
    0410880702                           08           07/01/98          0
    410880702                            O            06/01/28
    0


    1754742          E22/G02             F          117,300.00         ZZ
                                         360        117,217.21          1
    14882 EAST 24TH AVENUE             7.750            840.35         95
                                       7.500            840.35      123,500.00
    AURORA           CO   80011          1            05/27/98         04
    0410881668                           05           07/01/98         30
    410881668                            O            06/01/28
    0
1




    1754743          E22/G02             F           86,400.00         ZZ
                                         360         86,335.88          1
    16121 EAST LAKE BURRELL DRIVE      7.500            604.12         80
                                       7.250            604.12      108,000.00
    LUTZ             FL   33549          2            05/22/98         00
    0410883201                           05           07/01/98          0
    410883201                            O            06/01/28
    0


    1754782          964/G02             F          184,000.00         ZZ
                                         360        183,866.83          1
    2760 BUTLER COURT                  7.625          1,302.34         80
                                       7.375          1,302.34      230,000.00
    WEST SACRAMENTO  CA   95691          1            05/26/98         00
    0430837757                           05           07/01/98          0
    36246                                O            06/01/28
    0


    1754793          E26/G02             F           38,000.00         ZZ
                                         360         37,948.81          1
    933 LAUREL CIRCLE                  8.000            278.84         53
                                       7.750            278.84       73,000.00
    DEEP GAP         NC   28618          1            04/30/98         00
    0430841874                           03           06/01/98          0
    33800435                             O            05/01/28
    0


    1754798          637/G02             F          151,000.00         ZZ
                                         360        150,786.15          1
    1671 ST CLAIRE AVENUE EAST         7.750          1,081.79         76
                                       7.500          1,081.79      200,000.00
    FORT MYERS       FL   33903          2            04/29/98         00
    0430853275                           05           06/01/98          0
    11325271                             O            05/01/28
    0


    1754802          637/G02             F          100,000.00         ZZ
                                         360         99,872.02          4
    1346 SCOTT AVENUE                  8.250            751.27         46
                                       8.000            751.27      220,000.00
    CLOVIS           CA   93612          5            04/23/98         00
    0430859082                           05           06/01/98          0
    8640492                              N            05/01/28
    0


    1754804          J33/G02             F           68,400.00         ZZ
                                         360         68,360.64          1
1


    1670 NORTHRIDGE DRIVE              8.750            538.11         90
                                       8.500            538.11       76,000.00
    MORROW           GA   30260          1            05/29/98         04
    0430841502                           01           07/01/98         25
    9808060248                           N            06/01/28
    0


    1754807          225/225             F           94,500.00         ZZ
                                         360         94,444.20          1
    381 EAST BEAUMONT ROAD             8.625            735.02         90
                                       8.375            735.02      105,000.00
    COLUMBUS         OH   43214          1            05/22/98         12
    7025997                              05           07/01/98         25
    7025997                              N            06/01/28
    0


    1754814          896/G02             F           85,410.00         ZZ
                                         360         85,356.91          1
    1370 ANDERSON MILL RD              8.375            649.18         90
                                       8.125            649.18       94,900.00
    AUSTELL          GA   30106          1            05/27/98         11
    0430841536                           05           07/01/98         25
    14511                                N            06/01/28
    0


    1754821          E45/G02             F           76,950.00         ZZ
                                         360         76,897.04          1
    5979 SE 39TH AVENUE                7.875            557.94         90
                                       7.625            557.94       85,900.00
    OCALA            FL   34480          1            05/18/98         10
    0430843540                           05           07/01/98         25
    39690                                N            06/01/28
    0


    1754853          J86/G02             F          146,250.00         ZZ
                                         360        146,138.72          1
    119 AYCRIGG AVENUE                 7.375          1,010.11         75
                                       7.125          1,010.11      195,000.00
    PASSAIC PARK     NJ   07055          5            06/01/98         00
    0430843672                           05           07/01/98          0
    DELANE6906NJ001                      O            06/01/28
    0


    1754884          E22/G02             F           63,000.00         ZZ
                                         360         62,961.83          1
    416 BELVOIR DRIVE                  8.500            484.42         90
                                       8.250            484.42       70,000.00
    DAVENPORT        FL   33837          1            05/29/98         04
    0410873012                           03           07/01/98         25
1


    410873012                            N            06/01/28
    0


    1754885          E22/G02             F          111,750.00         ZZ
                                         360        111,685.70          2
    1501-03 LAUREL                     8.750            879.14         90
                                       8.500            879.14      124,200.00
    KEARNEY          MO   64060          1            05/29/98         04
    0410837637                           05           07/01/98         25
    410837637                            N            06/01/28
    0


    1754886          E22/G02             F           80,000.00         ZZ
                                         360         79,951.54          2
    652 JOHNSTONE STREET               8.500            615.13         70
                                       8.250            615.13      115,000.00
    PERTH AMBOY      NJ   08861          2            05/27/98         00
    0410853204                           05           07/01/98          0
    410853204                            N            06/01/28
    0


    1754890          E22/G02             F           58,000.00         ZZ
                                         360         57,959.06          1
    3414 KNOB OAK DRIVE                7.750            415.52         43
                                       7.500            415.52      138,000.00
    GRAPEVINE        TX   76051          1            05/26/98         00
    0410831978                           05           07/01/98          0
    410831978                            O            06/01/28
    0


    1754892          E22/G02             F           40,050.00         ZZ
                                         360         40,028.69          2
    1218 DUNHAM ST.                    9.125            325.86         90
                                       8.875            325.86       44,500.00
    SOUTH BEND       IN   46619          1            05/29/98         04
    0410867360                           05           07/01/98         25
    410867360                            N            06/01/28
    0


    1754893          E22/G02             F           27,000.00         ZZ
                                         360         26,986.72          2
    1744 & 1746 GALES STREET           9.500            227.03         90
                                       9.250            227.03       30,000.00
    WASHINGTON       DC   20002          1            05/29/98         10
    0410877039                           05           07/01/98         25
    410877039                            N            06/01/28
    0


1


    1754894          E22/G02             F          154,800.00         ZZ
                                         360        154,685.12          1
    7 RICHIE LANE                      7.500          1,082.38         80
                                       7.250          1,082.38      193,500.00
    YARDLEY          PA   19067          1            05/29/98         00
    0410879985                           05           07/01/98          0
    410879985                            O            06/01/28
    0


    1754896          E22/G02             F           98,100.00         ZZ
                                         360         98,040.57          1
    1700 ONION CREEK VILLAGE           8.500            754.30         90
                                       8.250            754.30      109,000.00
    ROUND ROCK       TX   78664          1            05/27/98         04
    0410889075                           05           07/01/98         25
    410889075                            N            06/01/28
    0


    1754899          E22/G02             F          110,400.00         ZZ
                                         360        110,320.10          1
    206 GLENWOOD DRIVE                 7.625            781.40         80
                                       7.375            781.40      138,000.00
    MURPHY           TX   75094          1            05/29/98         00
    0410896740                           05           07/01/98          0
    410896740                            O            06/01/28
    0


    1754902          E22/G02             F          135,000.00         T
                                         360        134,924.32          1
    3546 SOUTH OCEAN BOULEVARD         8.875          1,074.12         90
    UNIT #307                          8.625          1,074.12      150,000.00
    SOUTH PALM BEAC  FL   33480          1            05/27/98         04
    0410879340                           06           07/01/98         25
    410879340                            O            06/01/28
    0


    1754903          E22/G02             F          144,000.00         ZZ
                                         360        143,895.78          1
    13362 N.W. 11TH STREET             7.625          1,019.22         80
                                       7.375          1,019.22      180,000.00
    PEMBROKE PINES   FL   33028          1            05/29/98         00
    0410897268                           03           07/01/98          0
    410897268                            O            06/01/28
    0


    1754906          E22/G02             F           36,300.00         ZZ
                                         360         36,278.00          1
    3450 BEASLEY DRIVE                 8.500            279.12         60
                                       8.250            279.12       60,500.00
1


    INDIANAPOLIS     IN   46222          1            05/29/98         00
    0410869234                           05           07/01/98          0
    410869234                            N            06/01/28
    0


    1754908          E22/G02             F           88,050.00         ZZ
                                         360         87,990.92          1
    253 RIDGE COVE DRIVE               8.000            646.08         60
                                       7.750            646.08      146,818.00
    LEWISVILLE       TX   75067          1            05/08/98         00
    0410864227                           03           07/01/98          0
    410864227                            O            06/01/28
    0


    1754910          E22/G02             F          148,500.00         ZZ
                                         360        148,420.98          4
    2098 BEAVER SPRINGS LANE           9.125          1,208.24         90
                                       8.875          1,208.24      165,000.00
    NORCROSS         GA   30071          1            05/29/98         10
    0410882187                           05           07/01/98         25
    410882187                            N            06/01/28
    0


    1754911          E22/G02             F          148,500.00         ZZ
                                         360        148,420.98          4
    2062 BEAVER SPRINGS LANE           9.125          1,208.24         90
                                       8.875          1,208.24      165,000.00
    NORCROSS         GA   30071          1            05/29/98         04
    0410882120                           05           07/01/98         25
    410882120                            N            06/01/28
    0


    1754914          E22/G02             F           56,700.00         ZZ
                                         360         56,665.65          1
    591 S WHEATLAND AVE                8.500            435.97         90
                                       8.250            435.97       63,000.00
    COLUMBUS         OH   43204          1            05/28/98         04
    0410813364                           05           07/01/98         25
    410813364                            N            06/01/28
    0


    1754916          E22/G02             F           38,700.00         ZZ
                                         360         38,659.02          1
    919 E. 6TH STREET                  9.250            318.38         90
                                       9.000            318.38       43,000.00
    ANDERSON         IN   46012          1            04/27/98         04
    0410756480                           05           06/01/98         25
    410756480                            N            05/01/28
    0
1




    1754917          664/G02             F          116,450.00         ZZ
                                         360        116,375.74          1
    20017 ROCK BLUFF CIRCLE            8.250            874.85         85
                                       8.000            874.85      138,222.00
    BEND             OR   97702          1            05/21/98         01
    0430862169                           05           07/01/98         20
    2595932                              N            06/01/28
    0


    1754918          E22/G02             F           80,100.00         ZZ
                                         360         80,051.47          1
    17 SEATROUT STREET                 8.500            615.90         90
                                       8.250            615.90       89,000.00
    PONTE VEDRA BEA  FL   32082          1            05/28/98         04
    0410882864                           03           07/01/98         25
    410882864                            N            06/01/28
    0


    1754919          E22/G02             F          157,500.00         ZZ
                                         360        157,407.01          1
    305 RIVER AVENUE                   8.625          1,225.02         75
                                       8.375          1,225.02      210,000.00
    BELMAR           NJ   07719          1            05/28/98         00
    0410766950                           05           07/01/98          0
    410766950                            O            06/01/28
    0


    1754920          E22/G02             F          126,900.00         ZZ
                                         360        126,826.99          1
    7000 EAST QUINCY AVENUE #D-211     8.750            998.32         90
                                       8.500            998.32      141,000.00
    DENVER           CO   80237          1            05/11/98         10
    0410857494                           01           07/01/98         25
    410857494                            N            06/01/28
    0


    1754923          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          4
    38560 MEADOWDALE                   9.375          1,197.72         90
                                       9.125          1,197.72      160,000.00
    CLINTON TWP      MI   48038          1            05/21/98         04
    0410849111                           05           08/01/98         25
    410849111                            N            07/01/28
    0


    1754925          E22/G02             F          110,400.00         ZZ
                                         360        110,329.60          1
1


    226 EAGLE HEAD DRIVE               8.250            829.40         80
                                       8.000            829.40      138,000.00
    FORT WASHINGTON  MD   20744          2            05/19/98         00
    0410869788                           05           07/01/98          0
    410869788                            O            06/01/28
    0


    1754926          664/G02             F          159,800.00         ZZ
                                         360        159,684.34          1
    2197 SW TEGART AVENUE              7.625          1,131.06         85
                                       7.375          1,131.06      188,000.00
    GRESHAM          OR   97080          2            05/21/98         01
    0430843763                           05           07/01/98         12
    2595940                              O            06/01/28
    0


    1754928          E22/G02             F           37,800.00         ZZ
                                         360         37,778.81          1
    2217 GROSS AVENUE NE               8.875            300.75         90
                                       8.625            300.75       42,000.00
    CANTON           OH   44714          1            06/03/98         04
    0410860969                           05           07/01/98         25
    410860969                            N            06/01/28
    0


    1754929          E22/G02             F          129,900.00         ZZ
                                         360        129,821.30          1
    30128 MARQUETTE  STREET            8.500            998.82         73
                                       8.250            998.82      180,000.00
    GARDEN CITY      MI   48135          5            05/19/98         00
    0410862221                           05           07/01/98          0
    410862221                            O            06/01/28
    0


    1754936          G51/G02             F           30,600.00         ZZ
                                         360         30,600.00          2
    88 & 90 PUTNAM STREET              8.750            240.74         90
                                       8.500            240.74       34,000.00
    BUFFALO          NY   14213          1            06/05/98         10
    0430846758                           05           08/01/98         25
    UNKNOWN                              N            07/01/28
    0


    1754968          A78/G02             F          102,650.00         ZZ
                                         360        102,577.55          1
    1808 CENTENNIAL ROAD               7.750            735.40         75
                                       7.500            735.40      136,900.00
    FORT COLLINS     CO   80525          1            05/29/98         00
    0430846600                           01           07/01/98          0
1


    010054861                            O            06/01/28
    0


    1754972          A78/G02             F          272,000.00         ZZ
                                         360        271,624.39          1
    3505 DIANE STREET                  7.875          1,972.19         80
                                       7.625          1,972.19      340,000.00
    GREELEY          CO   80631          5            04/28/98         00
    0430846576                           05           06/01/98          0
    010054899                            O            05/01/28
    0


    1754975          A01/G02             F          139,500.00         ZZ
                                         360        139,417.64          3
    2321-2323 1/2 SO. CATALINA ST.     8.625          1,085.02         90
                                       8.375          1,085.02      155,000.00
    LOS ANGELES      CA   90007          1            05/18/98         01
    0430843078                           05           07/01/98         25
    98053571                             O            06/01/28
    0


    1754986          637/G02             F           29,700.00         ZZ
                                         360         29,660.99          2
    2728 1ST AVENUE SOUTH              8.125            220.53         90
                                       7.875            220.53       33,000.00
    ST. PETERSBURG   FL   33712          1            04/29/98         01
    0430859827                           05           06/01/98         25
    0012090734                           N            05/01/28
    0


    1755003          940/G02             F          131,150.00         ZZ
                                         360        131,150.00          1
    12369 SEDONA ROAD                  7.500            917.02         80
                                       7.250            917.02      163,990.00
    APPLE VALLEY     CA   92308          1            06/02/98         00
    0430862714                           05           08/01/98          0
    45297                                O            07/01/28
    0


    1755030          575/G02             F          255,000.00         ZZ
                                         360        254,824.51          1
    6225 TALLY HO LANE                 7.875          1,848.93         75
                                       7.625          1,848.93      344,000.00
    ALEXANDRIA       VA   22307          1            05/29/98         00
    0430848085                           05           07/01/98          0
    9109232                              O            06/01/28
    0


1


    1755040          575/G02             F           91,800.00         ZZ
                                         360         91,731.87          1
    810 NARROWLEAF DRIVE               7.500            641.88         90
                                       7.250            641.88      102,000.00
    LARGO            MD   20774          1            05/26/98         11
    0430844167                           05           07/01/98         25
    9066630                              N            06/01/28
    0


    1755072          937/G02             F           97,200.00         ZZ
                                         360         97,134.78          1
    1769 NORTH 300 WEST                8.000            713.22         90
                                       7.750            713.22      108,000.00
    SUNSET           UT   84015          1            05/28/98         01
    0430878942                           05           07/01/98         25
    24813001                             N            06/01/28
    0


    1755087          664/G02             F          196,000.00         ZZ
                                         360        195,878.17          1
    103 WOODHAVEN COURT                8.375          1,489.75         80
                                       8.125          1,489.75      245,000.00
    RED OAK          TX   75154          1            05/28/98         00
    0430850552                           05           07/01/98          0
    2615052                              O            06/01/28
    0


    1755099          E22/G02             F           63,000.00         ZZ
                                         360         62,915.18          1
    8233 HIGHLAND PLACE                8.000            462.27         90
                                       7.750            462.27       70,000.00
    MUNSTER          IN   46321          1            04/29/98         05
    0410796338                           05           06/01/98         25
    410796338                            N            05/01/28
    0


    1755110          B35/G02             F           84,400.00         ZZ
                                         360         84,340.42          1
    1603 LAKE HERON DRIVE              7.750            604.66         69
                                       7.500            604.66      124,000.00
    LUTZ             FL   33549          2            05/30/98         00
    0430858704                           03           07/01/98          0
    00                                   O            06/01/28
    0


    1755195          A35/G02             F          387,000.00         ZZ
                                         360        386,771.52          3
    67-14 53RD ROAD                    8.625          3,010.04         90
                                       8.375          3,010.04      430,000.00
1


    MASPETH          NY   11378          1            05/14/98         10
    0430858373                           05           07/01/98         30
    00                                   O            06/01/28
    0


    1755204          E82/G02             F          300,000.00         ZZ
                                         360        299,788.26          1
    3224 TANGLEY STREET                7.750          2,149.24         65
                                       7.500          2,149.24      465,000.00
    HOUSTON          TX   77005          1            06/01/98         00
    0400123873                           05           07/01/98          0
    0400123873                           O            06/01/28
    0


    1755210          G52/G02             F          105,150.00         ZZ
                                         360        105,150.00          1
    655 WEST VISTOSO HIGHLANDS         7.875            762.41         90
    DRIVE #163                         7.625            762.41      116,875.00
    ORO VALLEY       AZ   85737          1            06/01/98         10
    0430852590                           01           08/01/98         25
    97000119                             N            07/01/28
    0


    1755217          F30/G02             F          100,300.00         ZZ
                                         360        100,300.00          1
    8169 SOUTH 230 EAST                7.750            718.56         85
                                       7.500            718.56      118,000.00
    SANDY            UT   84070          1            06/24/98         01
    0430877498                           05           08/01/98         20
    19303                                N            07/01/28
    0


    1755230          624/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
    141 LAS COLINAS DRIVE              7.625          1,981.82         80
                                       7.375          1,981.82      350,000.00
    WATSONVILLE      CA   95076          1            06/18/98         00
    0430885517                           05           08/01/98          0
    4600178017                           O            07/01/28
    0


    1755236          144/144             F          240,000.00         ZZ
                                         360        240,000.00          1
    50 OAKDALE ROAD                    7.750          1,719.39         80
                                       7.500          1,719.39      300,000.00
    NORTH HEMPSTEAD  NY   11577          1            06/04/98         00
    6621318                              05           08/01/98          0
    6621318                              O            07/01/28
    0
1




    1755246          E82/G02             F          173,500.00         ZZ
                                         360        173,389.36          1
    16536 NORTHEAST 27TH STREET        8.250          1,303.45         78
                                       8.000          1,303.45      225,000.00
    BELLEVUE         WA   98008          5            05/22/98         00
    0400115226                           05           07/01/98          0
    0400115226                           O            06/01/28
    0


    1755250          A37/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    1470 JEFFERSON                     8.375            760.07         70
                                       8.125            760.07      143,000.00
    DES PLAINES      IL   60016          1            06/01/98         00
    0430868893                           01           08/01/98          0
    98W149645                            O            07/01/28
    0


    1755259          766/G02             F          470,000.00         ZZ
                                         360        470,000.00          1
    2856 NE 35TH COURT                 8.250          3,530.95         79
                                       8.000          3,530.95      600,000.00
    FT LAUDERDALE    FL   33308          5            06/03/98         00
    0430843649                           05           08/01/98          0
    0298                                 O            07/01/28
    0


    1755262          766/G02             F          164,000.00         ZZ
                                         360        163,878.29          1
    6819 BROKEN ARROW TRAIL            7.500          1,146.71         80
                                       7.250          1,146.71      205,000.00
    LAKELAND         FL   33803          1            05/29/98         00
    0430843664                           05           07/01/98          0
    0041                                 O            06/01/28
    0


    1755268          575/G02             F           80,800.00         ZZ
                                         360         80,745.78          1
    8915 PRAIRIE DRIVE                 8.000            592.89         80
                                       7.750            592.89      101,000.00
    HOUSTON          TX   77064          1            05/29/98         00
    0430841510                           05           07/01/98          0
    9119637                              O            06/01/28
    0


    1755312          940/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
1


    39467 CHALFONT LANE                7.875            619.94         90
                                       7.625            619.94       95,000.00
    PALMDALE         CA   93551          1            06/18/98         01
    0430880005                           05           08/01/98         25
    45427                                N            07/01/28
    0


    1755313          637/G02             F           92,800.00         ZZ
                                         360         92,681.23          1
    676 MORNINGMIST LANE               8.250            697.18         80
                                       8.000            697.18      116,000.00
    LEHIGH ACRES     FL   33936          1            04/30/98         00
    0430855239                           05           06/01/98          0
    11323029                             O            05/01/28
    0


    1755347          637/G02             F          110,000.00         ZZ
                                         360        109,855.59          4
    1332 SCOTT AVENUE                  8.125            816.75         50
                                       7.875            816.75      220,000.00
    CLOVIS           CA   93612          5            04/23/98         00
    0430853242                           05           06/01/98          0
    8640526                              N            05/01/28
    0


    1755348          637/G02             F           41,400.00         ZZ
                                         360         41,376.18          1
    302 FRONT STREET                   8.750            325.70         90
                                       8.500            325.70       46,000.00
    MANCHESTER       NH   03103          1            05/06/98         11
    0430856518                           05           07/01/98         25
    4243192                              O            06/01/28
    0


    1755352          637/G02             F           97,000.00         ZZ
                                         360         96,862.64          1
    21 BASSWOOD AVENUE                 7.750            694.92         58
                                       7.500            694.92      170,000.00
    BILERICA         MA   01821          5            04/25/98         00
    0430856153                           05           06/01/98          0
    4242616                              O            05/01/28
    0


    1755374          K56/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
    21665 COYOTE DRIVE                 8.250          1,840.60         70
                                       8.000          1,840.60      350,000.00
    BEND             OR   97702          5            06/02/98         00
    0430839704                           05           08/01/98          0
1


    000                                  O            07/01/28
    0


    1755409          559/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
    269 EMERYSTONE TERRACE             7.625          2,095.07         80
                                       7.375          2,095.07      370,000.00
    SAN RAFAEL       CA   94903          1            06/01/98         00
    0430847624                           05           08/01/98          0
    5475579                              O            07/01/28
    0


    1755410          731/G02             F          212,000.00         ZZ
                                         360        211,850.38          1
    1485 IDAHO AVENUE                  7.750          1,518.79         80
                                       7.500          1,518.79      265,000.00
    ESCONDIDO        CA   92027          5            05/13/98         00
    0430885624                           05           07/01/98          0
    613712260                            O            06/01/28
    0


    1755411          559/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
    1829 ROY AVENUE                    8.000            422.65         80
                                       7.750            422.65       72,000.00
    SACRAMENTO       CA   95815          1            06/01/98         00
    0430847491                           05           08/01/98          0
    5476023                              O            07/01/28
    0


    1755413          559/G02             F          343,500.00         ZZ
                                         360        343,238.62          1
    24244 NOTTINGHAM COURT             7.375          2,372.47         71
                                       7.125          2,372.47      485,000.00
    SANTA CLARITA    CA   91355          2            05/28/98         00
    0430848366                           03           07/01/98          0
    5471024                              O            06/01/28
    0


    1755420          F88/G02             F          549,200.00         ZZ
                                         360        549,200.00          1
    150 30TH AVENUE                    7.500          3,840.09         55
                                       7.250          3,840.09    1,000,000.00
    SAN FRANCISCO    CA   94121          2            05/20/98         00
    0430850222                           05           08/01/98          0
    98050048                             O            07/01/28
    0


1


    1755437          808/G02             F          106,000.00         ZZ
                                         360        105,927.05          2
    5000 JENNINGS WAY                  7.875            768.58         61
    3835 BREUNER AVENUE                7.625            768.58      176,000.00
    SACRAMENTO       CA   95819          5            05/19/98         00
    0430888669                           05           07/01/98          0
    9201967                              N            06/01/28
    0


    1755438          808/G02             F          105,600.00         ZZ
                                         360        105,534.36          1
    2081 VENICE DRIVE                  8.375            802.64         80
    #291                               8.125            802.64      132,000.00
    SOUTH LAKE TAHO  CA   96150          1            05/14/98         00
    0430860437                           07           07/01/98          0
    9201757                              N            06/01/28
    0


    1755440          808/G02             F          116,800.00         ZZ
                                         360        116,723.59          1
    6 DEL SANTELLO                     8.125            867.24         80
                                       7.875            867.24      146,000.00
    LAKE ELSINORE    CA   92532          1            05/08/98         00
    0430888636                           03           07/01/98          0
    9409240                              N            06/01/28
    0


    1755442          808/G02             F          228,000.00         ZZ
                                         360        227,830.79          1
    14344 LAKE VISTA DRIVE             7.500          1,594.21         80
                                       7.250          1,594.21      285,000.00
    SONORA           CA   95370          1            05/15/98         00
    0430860791                           03           07/01/98          0
    9409293                              O            06/01/28
    0


    1755444          808/G02             F           67,500.00         T
                                         360         67,459.10          1
    37346 MORNING CIRCLE               8.500            519.02         90
                                       8.250            519.02       75,000.00
    PALMDALE         CA   93550          1            05/12/98         19
    0430860775                           05           07/01/98         25
    9409119                              O            06/01/28
    0


    1755450          808/G02             F          351,500.00         ZZ
                                         360        351,264.14          1
    444 PEBBLE BEACH DRIVE             8.000          2,579.19         77
                                       7.750          2,579.19      460,000.00
1


    APTOS            CA   95003          2            05/20/98         00
    0430860809                           05           07/01/98          0
    9201986                              O            06/01/28
    0


    1755452          808/G02             F          119,200.00         ZZ
                                         360        119,122.02          1
    8 DEL SANTELLO                     8.125            885.06         80
                                       7.875            885.06      149,000.00
    LAKE ELSINORE    CA   92532          1            05/08/98         00
    0430860452                           03           07/01/98          0
    9409242                              N            06/01/28
    0


    1755453          808/G02             F          105,000.00         ZZ
                                         360        104,936.39          1
    44850 43RD STREET EAST             8.500            807.36         75
                                       8.250            807.36      140,000.00
    LANCASTER        CA   93535          2            05/19/98         00
    0430860445                           05           07/01/98          0
    9409358                              N            06/01/28
    0


    1755612          G10/G02             F          132,000.00         ZZ
                                         360        132,000.00          2
    6104 AND 6106 BELMONT              8.500          1,014.97         78
                                       8.250          1,014.97      170,000.00
    DALLAS           TX   75214          1            06/04/98         00
    0430860247                           05           08/01/98          0
    XB8050082                            N            07/01/28
    0


    1755623          375/G02             F          168,000.00         ZZ
                                         360        167,532.95          1
    1423 OAKHURST DRIVE                7.875          1,218.12         80
                                       7.625          1,218.12      210,000.00
    OLLTEWAH         TN   37363          1            02/26/98         00
    0430864868                           05           04/01/98          0
    710180                               O            03/01/28
    0


    1755632          375/G02             F          242,400.00         ZZ
                                         360        241,896.25          1
    501 CHESTERFIELD-ARNEYTOWN RD      7.875          1,757.57         80
                                       7.625          1,757.57      303,000.00
    NORTH HANOVER    NJ   08562          4            03/20/98         00
    0430864843                           05           05/01/98          0
    728012                               O            04/01/28
    0
1




    1755643          375/G02             F          122,400.00         ZZ
                                         360        122,217.75          1
    2334 THORNDYKE AVENUE W #103       7.500            855.84         90
                                       7.250            855.84      136,000.00
    SEATTLE          WA   98199          1            04/21/98         14
    0430864793                           01           06/01/98         25
    744372                               O            05/01/28
    0


    1755648          375/G02             F           24,500.00         ZZ
                                         360         24,483.13          1
    5326 N 28TH DRIVE                  7.875            177.65         77
                                       7.625            177.65       32,000.00
    PHOENIX          AZ   85017          1            05/07/98         00
    0430864934                           01           07/01/98          0
    746953                               O            06/01/28
    0


    1755650          G41/G02             F           89,950.00         ZZ
                                         360         89,896.90          1
    7411 FRESNO STREET                 8.625            699.62         90
                                       8.375            699.62      100,000.00
    OAKLAND          CA   94605          1            05/20/98         01
    0430866525                           05           07/01/98         25
    60100115                             N            06/01/28
    0


    1755654          375/G02             F           60,900.00         ZZ
                                         360         60,779.64          1
    2205 WEST CURRY STREET             8.125            452.19         70
                                       7.875            452.19       87,000.00
    CHANDLER         AZ   85224          5            03/27/98         00
    0430867598                           05           05/01/98          0
    737738                               N            04/01/28
    0


    1755658          375/G02             F          107,000.00         ZZ
                                         360        106,844.62          2
    1416 LEE STREET                    7.625            757.34         42
                                       7.375            757.34      260,000.00
    EVANSTON         IL   60202          2            04/01/98         00
    0430868018                           05           06/01/98          0
    733758                               O            05/01/28
    0


    1755664          G10/G02             F           44,000.00         ZZ
                                         360         43,975.33          1
1


    1208 MAPLE                         8.875            350.09         90
                                       8.625            350.09       49,000.00
    GARLAND          TX   75046          1            05/26/98         10
    0430870394                           05           07/01/98         25
    XD8050025                            N            06/01/28
    0


    1755669          B75/G02             F          132,350.00         ZZ
                                         360        132,258.92          1
    6904 NORTHWEST                     7.875            959.63         80
    133RD STREET                       7.625            959.63      165,450.00
    OKLAHOMA CITY    OK   73142          1            05/29/98         00
    0430872309                           03           07/01/98          0
    7649932                              O            06/01/28
    0


    1755671          375/G02             F          111,280.00         ZZ
                                         360        111,048.74          1
    3029 BURLINGTON DRIVE              7.875            806.86         80
                                       7.625            806.86      139,100.00
    NEWBERG          OR   97132          4            03/03/98         00
    0430871236                           05           05/01/98          0
    731559                               O            04/01/28
    0


    1755681          375/G02             F          191,250.00         ZZ
                                         360        190,832.07          1
    17897 EAST DICKENSON PLACE         7.625          1,353.66         85
                                       7.375          1,353.66      225,000.00
    AURORA           CO   80013          5            03/25/98         14
    0430871012                           03           05/01/98         12
    741313                               O            04/01/28
    0


    1755688          G10/G02             F           90,000.00         ZZ
                                         360         89,942.61          1
    612 LAGOON DR                      8.250            676.14         90
                                       8.000            676.14      100,000.00
    DESTIN           FL   32541          1            05/29/98         04
    0430851634                           05           07/01/98         25
    XD8049015                            N            06/01/28
    0


    1755689          375/G02             F          120,000.00         ZZ
                                         360        119,082.59          1
    15 RUTLEGE RD                      8.000            880.52         80
                                       7.750            880.52      150,000.00
    NATICK           MA   01760          1            01/22/98         00
    0430864819                           05           03/01/98          0
1


    697198                               O            02/01/28
    0


    1755692          375/G02             F           76,320.00         ZZ
                                         360         76,209.17          1
    1551 SHOESTRING ROAD               7.625            540.19         80
                                       7.375            540.19       95,400.00
    GOODING          ID   83330          1            04/15/98         00
    0430871020                           05           06/01/98          0
    781995                               O            05/01/28
    0


    1755712          375/G02             F          256,000.00         ZZ
                                         360        255,467.98          1
    11904 MOHAWK ROAD                  7.875          1,856.18         80
                                       7.625          1,856.18      320,000.00
    LEAWOOD          KS   66209          1            03/23/98         00
    0430874222                           05           05/01/98          0
    000000                               N            04/01/28
    0


    1755715          B75/G02             F          156,000.00         ZZ
                                         360        155,895.33          1
    19872 PROVIDENCE LANE              8.000          1,144.67         80
                                       7.750          1,144.67      195,000.00
    HUNTINGTON BEAC  CA   92646          1            05/01/98         00
    0430864702                           05           07/01/98          0
    7948201                              O            06/01/28
    0


    1755718          375/G02             F          193,600.00         ZZ
                                         360        193,459.88          1
    1919 W PLACITA DE ENERO            7.625          1,370.29         80
                                       7.375          1,370.29      242,000.00
    GREEN VALLEY     AZ   85614          1            05/06/98         00
    0430874248                           03           07/01/98          0
    689862                               O            06/01/28
    0


    1755723          375/G02             F           93,750.00         T
                                         360         93,613.85          1
    3765 NW 38TH STREET                7.625            663.56         75
                                       7.375            663.56      125,000.00
    REDMOND          OR   97756          1            04/06/98         00
    0430864892                           05           06/01/98          0
    740547                               O            05/01/28
    0


1


    1755730          375/G02             F           84,000.00         ZZ
                                         360         83,897.86          1
    107-23 88 STREET                   8.500            645.89         70
                                       8.250            645.89      120,000.00
    OZONE PARK       NY   11417          1            04/16/98         00
    0430871137                           05           06/01/98          0
    727794                               O            05/01/28
    0


    1755731          375/G02             F          206,400.00         ZZ
                                         360        205,765.97          1
    4822 38TH AVENUE NORTHEAST         7.375          1,425.55         80
                                       7.125          1,425.55      258,000.00
    SEATLE           WA   98105          1            02/24/98         00
    0430871376                           05           04/01/98          0
    733309                               N            03/01/28
    0


    1755742          455/G02             F          275,000.00         ZZ
                                         240        275,000.00          1
    6620 STRINGER ROAD                 7.875          2,278.87         58
                                       7.625          2,278.87      480,000.00
    CLERMONT         GA   30527          5            06/03/98         00
    0430844829                           05           08/01/98          0
    59819                                O            07/01/18
    0


    1755763          638/G02             F          120,000.00         ZZ
                                         360        119,921.50          1
    14467 TODD ROAD                    8.125            891.00         82
                                       7.875            891.00      146,500.00
    PETERSBURG       MI   49270          5            05/28/98         10
    0430847335                           05           07/01/98         12
    8726789                              O            06/01/28
    0


    1755769          638/G02             F           48,800.00         ZZ
                                         360         48,768.88          2
    227 OAK STREET                     8.250            366.62         80
                                       8.000            366.62       61,000.00
    SCRANTON         PA   18501          1            06/01/98         00
    0430848341                           05           07/01/98          0
    8746819                              O            06/01/28
    0


    1755772          638/G02             F          205,000.00         ZZ
                                         360        204,855.31          1
    3335 CADENCIA STREET               7.750          1,468.65         75
                                       7.500          1,468.65      275,000.00
1


    CARLSBAD         CA   92009          5            05/21/98         00
    0430846857                           05           07/01/98          0
    8749843                              O            06/01/28
    0


    1755783          638/G02             F          185,000.00         ZZ
                                         360        184,872.68          1
    373 EAST SANDY PARK CIRCLE         7.875          1,341.38         74
                                       7.625          1,341.38      250,000.00
    MIDVALE          UT   84047          5            06/01/98         00
    0430846683                           05           07/01/98          0
    8752050                              O            06/01/28
    0


    1755784          638/G02             F           76,500.00         ZZ
                                         360         76,453.65          1
    8860 MAIN STREET                   8.500            588.22         90
                                       8.250            588.22       85,000.00
    HOMETOWN         IL   60456          1            05/22/98         10
    0430846568                           05           07/01/98         25
    8751872                              N            06/01/28
    0


    1755785          638/G02             F           84,150.00         ZZ
                                         360         84,101.58          1
    156-158 SOUTH WALNUT STREET        8.750            662.01         90
                                       8.500            662.01       93,500.00
    INDIANAPOLIS     IN   46227          1            05/13/98         10
    0430846485                           05           07/01/98         25
    8745488                              N            06/01/28
    0


    1755787          638/G02             F           84,600.00         ZZ
                                         360         84,551.33          1
    2 HORSESHOE DRIVE                  8.750            665.55         90
                                       8.500            665.55       94,000.00
    AMITY TOWNSHIP   PA   19545          1            05/29/98         10
    0430847244                           01           07/01/98         25
    8748845                              N            06/01/28
    0


    1755788          638/G02             F           25,000.00         ZZ
                                         360         24,984.85          1
    2846 WEST VERMONT AVENUE           8.500            192.23         84
                                       8.250            192.23       30,000.00
    PHOENIX          AZ   85017          1            05/27/98         04
    0430848978                           01           07/01/98         12
    8751071                              O            06/01/28
    0
1




    1755796          624/G02             F          263,200.00         ZZ
                                         360        263,200.00          1
    3010 SANTA FE COURT                7.500          1,840.33         80
                                       7.250          1,840.33      329,000.00
    SANTA CRUZ       CA   95062          1            06/18/98         00
    0430886044                           05           08/01/98          0
    46002080106                          O            07/01/28
    0


    1755798          944/G02             F          270,000.00         ZZ
                                         360        269,778.68          1
    18805 MASTERSON PLACE              7.000          1,796.32         78
                                       6.750          1,796.32      350,000.00
    CASTRO VALLEY    CA   94552          2            05/22/98         00
    0430866871                           03           07/01/98          0
    4980141                              O            06/01/28
    0


    1755799          E82/G02             F           46,600.00         ZZ
                                         360         46,571.77          2
    107-109 ELMHURST STREET            8.500            358.31         53
                                       8.250            358.31       88,000.00
    WEST HARTFORD    CT   06110          2            05/29/98         00
    0400124525                           05           07/01/98          0
    0400124525                           O            06/01/28
    0


    1755810          624/G02             F           60,800.00         ZZ
                                         360         60,762.21          1
    1475 WEST ARTHUR DRIVE             8.375            462.12         80
                                       8.125            462.12       76,000.00
    PROVO            UT   84601          1            05/29/98         00
    0430863472                           01           07/01/98          0
    6704868002                           N            06/01/28
    0


    1755821          A02/G02             F           96,000.00         ZZ
                                         360         95,933.93          1
    844 CRAIG PLACE                    7.875            696.07         80
                                       7.625            696.07      120,000.00
    ADDISON          IL   60101          1            05/28/98         00
    0430857797                           05           07/01/98          0
    01981419C                            O            06/01/28
    0


    1755823          765/G02             F          384,000.00         ZZ
                                         360        383,742.34          1
1


    11565 185TH STREET                 8.000          2,817.66         75
                                       7.750          2,817.66      515,000.00
    ARTESIA          CA   90701          5            05/29/98         00
    0430855031                           05           07/01/98          0
    332284                               O            06/01/28
    0


    1755835          766/G02             F           63,640.00         ZZ
                                         360         63,640.00          1
    6707 SW 88TH ST #117               8.625            494.99         95
                                       8.375            494.99       66,990.00
    MIAMI            FL   33156          1            06/05/98         04
    0430846261                           01           08/01/98         30
    9708003501                           O            07/01/28
    0


    1755844          E67/G02             F          130,000.00         ZZ
                                         360        129,905.91          1
    60454 CORRAL ROAD                  7.625            920.13         49
                                       7.375            920.13      270,000.00
    BEND             OR   97702          5            06/02/98         00
    0430860874                           05           07/01/98          0
    150020069                            O            06/01/28
    0


    1755865          575/G02             F           43,200.00         ZZ
                                         360         43,175.14          1
    RD#1 BOX 843 RT 243                8.750            339.86         90
                                       8.500            339.86       48,000.00
    EAST BERLIN      PA   17316          1            05/29/98         11
    0430846147                           05           07/01/98         25
    9052341                              N            06/01/28
    0


    1755866          E22/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
    9"A" FAIRWAYS CIRCLE               8.625            273.00         90
                                       8.375            273.00       39,000.00
    ST CHARLES       MO   63303          1            06/09/98         04
    0410892426                           01           08/01/98         25
    410892426                            N            07/01/28
    0


    1755870          E22/G02             F           68,000.00         T
                                         360         68,000.00          1
    2901 CLAIRE STREET                 7.875            493.05         80
                                       7.625            493.05       85,000.00
    LAKE ISABELLA    CA   93240          5            06/01/98         00
    0410875520                           05           08/01/98          0
1


    410875520                            O            07/01/28
    0


    1755871          F16/G02             F           55,675.00         ZZ
                                         360         55,675.00          1
    191 WEST E STREET                  7.875            403.69         85
                                       7.625            403.69       65,500.00
    COLTON           CA   92324          1            06/02/98         10
    0430856757                           05           08/01/98         12
    98A21174                             N            07/01/28
    0


    1755873          E22/G02             F           77,000.00         ZZ
                                         360         76,949.63          1
    4711 TEESDALE AVENUE               8.125            571.72         31
                                       7.875            571.72      255,000.00
    STUDIO CITY ARE  CA   91604          5            05/19/98         00
    0410853949                           05           07/01/98          0
    410853949                            O            06/01/28
    0


    1755874          F16/G02             F           86,400.00         ZZ
                                         360         86,335.87          1
    332 MASSACHUSETTS AVENUE           7.500            604.13         80
                                       7.250            604.13      108,000.00
    RIVERSIDE        CA   92507          1            05/20/98         00
    0430853432                           05           07/01/98          0
    98E21361                             O            06/01/28
    0


    1755876          F16/G02             F           72,000.00         ZZ
                                         360         71,956.38          2
    4858-4860 POLK AVENUE              8.500            553.62         90
                                       8.250            553.62       80,000.00
    SAN DIEGO        CA   92105          1            05/21/98         10
    0430857185                           05           07/01/98         25
    98D20971                             N            06/01/28
    0


    1755877          E22/G02             F           62,300.00         ZZ
                                         360         62,262.26          1
    3253 MERIDIAN BOULEVARD UNIT39     8.500            479.03         70
                                       8.250            479.03       89,000.00
    MAMMOTH LAKES    CA   93546          1            05/26/98         00
    0410866834                           01           07/01/98          0
    410866834                            N            06/01/28
    0


1


    1755914          E22/G02             F           82,700.00         ZZ
                                         360         82,700.00          1
    3680 SECOND AVENUE                 8.250            621.30         79
                                       8.000            621.30      105,000.00
    MALABAR          FL   32950          2            06/04/98         00
    0410854319                           05           08/01/98          0
    410854319                            O            07/01/28
    0


    1755950          E22/G02             F          223,000.00         ZZ
                                         360        223,000.00          1
    6128 PADRE COURT NE                7.875          1,616.90         68
                                       7.625          1,616.90      328,000.00
    ALBUQUERQUE      NM   87111          5            06/04/98         00
    0410901250                           05           08/01/98          0
    410901250                            O            07/01/28
    0


    1755975          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    1421 W. NOBLE                      8.125            623.70         80
                                       7.875            623.70      105,000.00
    GUTHRIE          OK   73044          1            06/09/98         00
    0410890651                           05           08/01/98          0
    410890651                            O            07/01/28
    0


    1755987          G52/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    6900 NORTH COLUMBUS BOULEVARD      7.875            725.07         46
                                       7.625            725.07      220,000.00
    TUCSON           AZ   85718          1            06/03/98         00
    0430847210                           03           08/01/98          0
    99000423                             O            07/01/28
    0


    1756052          G52/G02             F           62,900.00         T
                                         360         62,900.00          1
    7910 E CAMELBACK ROAD              7.500            439.81         75
    #412                               7.250            439.81       83,900.00
    SCOTTSDALE       AZ   85251          1            06/01/98         00
    0430844787                           01           08/01/98          0
    98500776                             O            07/01/28
    0


    1756057          A78/G02             F          113,850.00         ZZ
                                         360        113,704.30          2
    4013-4015 GOODELL LANE             8.250            855.32         90
                                       8.000            855.32      126,500.00
1


    FORT COLLINS     CO   80526          1            04/29/98         01
    0430869362                           05           06/01/98         25
    010054832                            N            05/01/28
    0


    1756058          E22/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
    4704 ABBOTT AVENUE                 8.625            410.67         80
                                       8.375            410.67       66,000.00
    DALLAS           TX   75205          1            06/09/98         00
    0410900526                           01           08/01/98          0
    410900526                            N            07/01/28
    0


    1756083          E22/G02             F          110,400.00         ZZ
                                         360        110,400.00          1
    8413 GRENOBLE STREET, SUN          7.875            800.48         80
                                       7.625            800.48      138,000.00
    LOS ANGELES      CA   91040          5            06/01/98         00
    0410880561                           05           08/01/98          0
    410880561                            O            07/01/28
    0


    1756093          G10/G02             F          135,000.00         ZZ
                                         360        135,000.00          2
    619 - 621 ST PAUL DRIVE            8.625          1,050.02         90
                                       8.375          1,050.02      150,000.00
    ARLINGTON        TX   76013          1            06/19/98         04
    0430885467                           05           08/01/98         25
    XB8050074                            N            07/01/28
    0


    1756102          E11/G02             F           50,800.00         ZZ
                                         360         50,770.78          2
    206 W 32ND STREET                  8.750            399.64         90
                                       8.500            399.64       56,500.00
    MINNEAPOLIS      MN   55408          1            05/26/98         12
    0430854059                           05           07/01/98         25
    279213                               N            06/01/28
    0


    1756112          664/G02             F          244,150.00         ZZ
                                         360        244,005.85          1
    8076 SOLANO STREET                 8.625          1,898.98         95
                                       8.375          1,898.98      257,000.00
    VENTURA          CA   93004          2            05/28/98         14
    0430869545                           05           07/01/98         30
    2605269                              O            06/01/28
    0
1




    1756121          664/G02             F          173,000.00         ZZ
                                         360        172,877.89          1
    281 LANE DE CHANTAL                7.750          1,239.40         44
                                       7.500          1,239.40      400,000.00
    PT TOWNSEND      WA   98368          2            05/25/98         00
    0430878132                           05           07/01/98          0
    2526077                              O            06/01/28
    0


    1756122          950/G02             F          140,000.00         ZZ
                                         360        139,898.67          1
    2302 I STREET NORTHEAST            7.625            990.91         77
                                       7.375            990.91      183,500.00
    AUBURN           WA   98002          2            05/11/98         00
    0430863555                           05           07/01/98          0
    4169831                              N            06/01/28
    0


    1756124          E22/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
    1342 SOUTH WALTON AVENUE           8.125            527.17         80
                                       7.875            527.17       89,000.00
    YUBA CITY        CA   95993          5            06/02/98         00
    0410896914                           05           08/01/98          0
    410896914                            O            07/01/28
    0


    1756132          638/G02             F           50,400.00         ZZ
                                         360         50,371.00          1
    15-17 LINCOLN SQUARE               8.750            396.50         90
                                       8.500            396.50       56,000.00
    GRISWOLD         CT   06351          1            05/18/98         10
    0430843656                           05           07/01/98         25
    08744005                             O            06/01/28
    0


    1756149          883/G02             F           54,500.00         ZZ
                                         360         54,500.00          1
    333 AUTUMN LANE                    8.625            423.90         84
                                       8.375            423.90       65,500.00
    ATLANTA          GA   30310          2            06/05/98         14
    0430852681                           05           08/01/98         20
    10003809                             N            07/01/28
    0


    1756156          E26/G02             F          242,000.00         ZZ
                                         360        241,811.21          1
1


    2611-A PRICES DISTILLERY ROAD      7.250          1,650.87         72
                                       7.000          1,650.87      340,000.00
    CLARKSBURG       MD   20871          2            05/29/98         00
    0430847152                           05           07/01/98          0
    45800552                             O            06/01/28
    0


    1756167          830/830             F          238,000.00         ZZ
                                         360        238,000.00          1
    11959 SOUTH NICKLAUS ROAD          7.875          1,725.67         80
                                       7.625          1,725.67      297,500.00
    SANDY            UT   84092          1            06/04/98         00
    537005                               05           08/01/98          0
    537005                               O            07/01/28
    0


    1756169          638/G02             F           70,700.00         ZZ
                                         360         70,654.91          1
    2731 CULLENS COURT                 8.250            531.15         71
                                       8.000            531.15      100,000.00
    OCOEE            FL   34761          2            05/05/98         00
    0430844977                           03           07/01/98          0
    8728840                              N            06/01/28
    0


    1756184          638/G02             F          124,650.00         ZZ
                                         360        124,578.29          4
    216 WEST VIOLA STREET              8.750            980.62         90
                                       8.500            980.62      138,500.00
    CASA GRANDE      AZ   85222          1            05/20/98         01
    0430845396                           05           07/01/98         25
    8730068                              N            06/01/28
    0


    1756195          455/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
    4411 T-MOR BAY                     7.750          2,686.55         80
                                       7.500          2,686.55      470,000.00
    OAKWOOD          GA   30566          5            06/03/98         00
    0430853614                           05           08/01/98          0
    59810                                O            07/01/28
    0


    1756211          638/G02             F           45,000.00         ZZ
                                         360         44,973.43          1
    5206 BAYSIDE DRIVE                 8.625            350.01         90
                                       8.375            350.01       50,000.00
    GREENACRES       FL   33463          2            05/19/98         10
    0430844704                           09           07/01/98         25
1


    8745472                              N            06/01/28
    0


    1756218          638/G02             F           36,000.00         ZZ
                                         360         35,979.29          1
    3342 PINE FORSET ROAD UNIT 9-B     8.750            283.21         90
                                       8.500            283.21       40,000.00
    PENSACOLA        FL   32533          1            05/15/98         10
    0430844621                           09           07/01/98         25
    8692260                              N            06/01/28
    0


    1756223          638/G02             F           60,350.00         ZZ
                                         360         60,315.28          1
    127 EAST 1100 NORTH #10            8.750            474.77         68
                                       8.500            474.77       90,000.00
    BOUNTIFUL        UT   84010          5            05/28/98         00
    0430844092                           01           07/01/98          0
    8694267                              N            06/01/28
    0


    1756229          638/G02             F          272,000.00         ZZ
                                         360        271,614.82          1
    16 CLOVERDALE                      7.750          1,948.64         80
                                       7.500          1,948.64      340,000.00
    LAS FLORES       CA   92688          5            04/15/98         00
    0430844738                           03           06/01/98          0
    8730959                              O            05/01/28
    0


    1756234          638/G02             F           78,000.00         ZZ
                                         360         77,909.91          1
    15179 LA PAZ DRIVE                 8.750            613.63         87
                                       8.500            613.63       90,000.00
    VICTORVILLE      CA   92392          2            04/21/98         10
    0430844969                           05           06/01/98         25
    8719266                              N            05/01/28
    0


    1756240          638/G02             F           88,200.00         ZZ
                                         360         88,149.26          1
    65 BEEKMAN DRIVE                   8.750            693.87         90
                                       8.500            693.87       98,000.00
    AGAWAM           MA   01001          1            05/19/98         14
    0430844225                           05           07/01/98         25
    08744480                             O            06/01/28
    0


1


    1756241          638/G02             F          271,000.00         ZZ
                                         360        270,803.86          1
    1349 BRITTAN AVENUE                7.625          1,918.12         73
                                       7.375          1,918.12      372,000.00
    SAN CARLOS       CA   94070          5            05/02/98         00
    0430845313                           05           07/01/98          0
    8729004                              O            06/01/28
    0


    1756244          638/G02             F          176,800.00         ZZ
                                         360        176,681.37          1
    1204 MARIN AVENUE                  8.000          1,297.30         80
                                       7.750          1,297.30      221,000.00
    ALBANY           CA   94706          5            05/05/98         00
    0430845461                           05           07/01/98          0
    8737127                              O            06/01/28
    0


    1756245          638/G02             F           51,300.00         ZZ
                                         360         51,270.48          1
    6124 KATHIE COURT                  8.750            403.58         90
                                       8.500            403.58       57,000.00
    ELLENWOOD        GA   30049          1            05/18/98         10
    0430846782                           05           07/01/98         25
    08748593                             O            06/01/28
    0


    1756248          638/G02             F          376,000.00         ZZ
                                         360        375,747.72          1
    981 GROVE STREET                   8.000          2,758.95         80
                                       7.750          2,758.95      470,000.00
    SAN FRANCISCO    CA   94117          5            05/06/98         00
    0430845578                           05           07/01/98          0
    8742872                              O            06/01/28
    0


    1756251          E26/G02             F           34,100.00         ZZ
                                         360         34,076.53          1
    5947 CAPE ANN DRIVE                7.875            247.25         65
                                       7.625            247.25       53,000.00
    SAN ANTONIO      TX   78242          5            05/14/98         00
    0430848929                           05           07/01/98          0
    32800095                             N            06/01/28
    0


    1756252          638/G02             F           46,400.00         ZZ
                                         360         46,371.16          1
    10604 SOUTH DEPOT AVE UNIT 6A      8.375            352.67         85
                                       8.125            352.67       55,000.00
1


    WORTH            IL   60482          1            05/20/98         10
    0430847954                           01           07/01/98         25
    08748514                             O            06/01/28
    0


    1756257          E26/G02             F          152,000.00         ZZ
                                         360        151,898.00          1
    7259 BALTIMORE ANNAPOLIS BLVD      8.000          1,115.33         95
                                       7.750          1,115.33      160,000.00
    GLEN BURNIE      MD   21061          2            05/22/98         11
    0430845867                           05           07/01/98         30
    30800204                             O            06/01/28
    0


    1756259          638/G02             F           36,000.00         ZZ
                                         360         35,979.29          1
    3342 PINE FOREST ROAD 9-A          8.750            283.21         90
                                       8.500            283.21       40,000.00
    CANTONMENT       FL   32533          1            05/15/98         04
    0430843789                           09           07/01/98         25
    8691799                              O            06/01/28
    0


    1756270          964/G02             F           85,000.00         ZZ
                                         360         84,941.50          1
    4007 CEDAR AVENUE                  7.875            616.31         60
                                       7.625            616.31      143,000.00
    SOUTH LAKE TAHO  CA   96150          2            05/22/98         00
    0430842971                           05           07/01/98          0
    33010                                O            06/01/28
    0


    1756281          575/G02             F          140,000.00         ZZ
                                         360        139,903.65          1
    6653 COLDSTREAM DRIVE              7.875          1,015.10         74
                                       7.625          1,015.10      190,000.00
    NEW MARKET       MD   21774          1            06/01/98         00
    0430847319                           05           07/01/98          0
    0009059155                           O            06/01/28
    0


    1756296          225/225             F          110,000.00         ZZ
                                         360        109,924.30          1
    375 GRIFFIN AVE                    7.875            797.58         69
                                       7.625            797.58      160,000.00
    BRIDGEPORT       CT   06606          1            05/27/98         00
    7019448                              05           07/01/98          0
    7019448                              O            06/01/28
    0
1




    1756298          B57/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    6015 DOVETAIL DRIVE                7.875          1,334.13         80
                                       7.625          1,334.13      230,000.00
    AGOURA HILLS     CA   91301          1            06/03/98         00
    0430860726                           03           08/01/98          0
    9811745                              N            07/01/28
    0


    1756301          B57/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
    7317 UNICORN CIRCLE                6.875            638.54         80
                                       6.625            638.54      121,500.00
    VENTURA          CA   93003          1            06/04/98         00
    0430859579                           09           08/01/98          0
    9840204                              O            07/01/28
    0


    1756321          E57/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
    111 EAST NEWBY AVENUE              7.750            766.56         65
                                       7.500            766.56      167,000.00
    SAN GABRIEL      CA   91776          1            06/05/98         00
    0430873471                           05           08/01/98          0
    201862005129                         O            07/01/28
    0


    1756329          731/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    3226 CLAIRMONT NORTH               7.750            752.23         75
                                       7.500            752.23      140,000.00
    ATLANTA          GA   30329          1            06/05/98         00
    0430854000                           01           08/01/98          0
    3140667615                           O            07/01/28
    0


    1756337          G52/G02             F          103,600.00         ZZ
                                         360        103,600.00          1
    1327 EAST BROADWAY BOULEVARD       8.125            769.23         70
                                       7.875            769.23      148,000.00
    TUCSON           AZ   85719          5            06/04/98         00
    0430853341                           05           08/01/98          0
    99000554                             N            07/01/28
    0


    1756346          957/G02             F          160,000.00         ZZ
                                         360        159,892.64          1
1


    1316 AUBURN PLACE                  8.000          1,174.03         80
                                       7.750          1,174.03      200,000.00
    PLANO            TX   75093          1            06/03/98         00
    0430853507                           05           07/01/98          0
    281929                               O            06/01/28
    0


    1756352          664/G02             F          175,000.00         ZZ
                                         360        174,876.48          1
    3398 HIDDEN CREEK AVENUE           7.750          1,253.73         63
                                       7.500          1,253.73      280,000.00
    THOUSAND OAKS    CA   91360          2            05/26/98         00
    0430864157                           05           07/01/98          0
    2620813                              O            06/01/28
    0


    1756369          L61/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
    2560 STONERIDGE DRIVE              7.750          1,776.71         80
                                       7.500          1,776.71      310,000.00
    COLORADO SPRING  CO   80919          5            06/18/98         00
    0430875468                           05           08/01/98          0
    9502964                              O            07/01/28
    0


    1756385          E93/G02             F          560,000.00         ZZ
                                         360        560,000.00          1
    23471 MOON SHADOWS DRIVE           7.500          3,915.60         75
                                       7.250          3,915.60      750,000.00
    MALIBU           CA   90265          5            06/19/98         00
    0430870782                           05           08/01/98          0
    AAA980002537                         O            07/01/28
    0


    1756391          B28/G02             F          372,000.00         ZZ
                                         360        371,768.78          1
    63 TANGLEWOOD DRIVE                8.375          2,827.47         74
                                       8.125          2,827.47      505,000.00
    DURANGO          CO   81301          1            06/01/98         00
    0430846584                           03           07/01/98          0
    05980627                             O            06/01/28
    0


    1756423          B24/G02             F          300,400.00         ZZ
                                         360        300,400.00          1
    12 WESSELS PLACE                   7.875          2,178.11         80
                                       7.625          2,178.11      375,500.00
    GREENWICH        CT   06830          1            06/30/98         00
    0430887919                           05           08/01/98          0
1


    70244                                O            07/01/28
    0


    1756432          638/G02             F           55,000.00         ZZ
                                         360         54,963.10          1
    351 POST OAK LANE #710             8.000            403.57         74
                                       7.750            403.57       75,000.00
    HOUSTON          TX   77024          1            05/28/98         00
    0430844563                           05           07/01/98          0
    08745344                             O            06/01/28
    0


    1756434          638/G02             F          137,600.00         ZZ
                                         360        137,520.83          1
    105-107 CHELSEA STREET             8.750          1,082.50         80
                                       8.500          1,082.50      172,000.00
    EVERETT          MA   02148          1            05/27/98         00
    0430844084                           05           07/01/98          0
    8739726                              O            06/01/28
    0


    1756436          638/G02             F           90,000.00         ZZ
                                         360         89,939.61          1
    3660 PEACHTREE ROAD #J1            8.000            660.39         80
                                       7.750            660.39      112,500.00
    ATLANTA          GA   30319          1            05/19/98         00
    0430843623                           01           07/01/98          0
    08743480                             N            06/01/28
    0


    1756438          638/G02             F          112,500.00         ZZ
                                         360        112,426.41          1
    3715 NORTH 22ND STREET             8.125            835.31         90
                                       7.875            835.31      125,000.00
    TACOMA           WA   98406          1            05/05/98         10
    0430847889                           05           07/01/98         25
    08735557                             O            06/01/28
    0


    1756440          638/G02             F           27,455.00         ZZ
                                         360         27,437.49          1
    250 EL DORADO BLVD #D-123          8.250            206.26         95
                                       8.000            206.26       28,900.00
    WEBSTER          TX   77598          1            05/21/98         10
    0430843680                           01           07/01/98         30
    08743026                             O            06/01/28
    0


1


    1756452          638/G02             F          112,000.00         ZZ
                                         360        111,769.58          1
    2931 PROSPECT STREET #33           8.250            841.42         80
                                       8.000            841.42      140,000.00
    NATIONAL CITY    CA   91950          2            04/30/98         00
    0430843565                           05           06/01/98          0
    08733517                             O            05/01/28
    0


    1756461          638/G02             F          124,250.00         ZZ
                                         360        124,170.77          1
    12120 NORTH 85TH AVENUE            8.250            933.45         90
                                       8.000            933.45      138,061.00
    PEORIA           AZ   85345          1            05/14/98         04
    0430855908                           03           07/01/98         25
    08686147                             O            06/01/28
    0


    1756478          E26/G02             F          192,500.00         ZZ
                                         360        192,364.13          1
    16710 ELGAR AVENUE                 7.750          1,379.10         64
                                       7.500          1,379.10      301,000.00
    TORRANCE         CA   90504          5            05/18/98         00
    0430849471                           05           07/01/98          0
    34800260                             O            06/01/28
    0


    1756481          253/253             F          157,600.00         ZZ
                                         360        157,600.00          1
    5907 HILLCREST AVE                 8.125          1,170.18         80
                                       7.875          1,170.18      197,000.00
    UNIVERSITY PARK  TX   75205          1            06/02/98         00
    915795                               01           08/01/98          0
    915795                               N            07/01/28
    0


    1756485          L77/G02             F          640,000.00         ZZ
                                         360        640,000.00          1
    2700 COUNTRYSIDE DRIVE WEST        7.750          4,585.04         80
                                       7.500          4,585.04      800,000.00
    ORONO            MN   55356          5            06/23/98         00
    0430864199                           05           08/01/98          0
    980532                               O            07/01/28
    0


    1756489          253/253             F           80,000.00         ZZ
                                         360         79,943.54          1
    2227 CANYON BLVD                   7.750            573.13         80
                                       7.500            573.13      100,000.00
1


    BOULDER          CO   80302          1            06/04/98         00
    914953                               01           07/01/98          0
    914953                               O            06/01/28
    0


    1756500          638/G02             F           27,900.00         ZZ
                                         360         27,883.95          1
    1437 NORTH ROCHESTER               8.750            219.49         90
                                       8.500            219.49       31,000.00
    INDIANAPOLIS     IN   46222          1            05/21/98         10
    0430844035                           05           07/01/98         25
    08742662                             O            06/01/28
    0


    1756505          G34/G02             F           77,400.00         ZZ
                                         360         77,315.12          1
    3020 CHATTERTON DRIVE              9.000            622.78         90
                                       8.750            622.78       86,000.00
    SAN ANGELO       TX   76904          1            04/30/98         04
    0430876847                           05           06/01/98         25
    80485103                             N            05/01/28
    0


    1756535          E82/G02             F           60,750.00         ZZ
                                         360         60,750.00          2
    7118-7120 MAIN STREET              8.750            477.92         90
                                       8.500            477.92       67,500.00
    KANSAS CITY      MO   64114          1            06/09/98         04
    0400124327                           05           08/01/98         25
    400124327                            N            07/01/28
    0


    1756541          E26/G02             F          122,400.00         ZZ
                                         360        122,304.51          1
    115 STOAKLEY ROAD                  7.250            834.99         85
                                       7.000            834.99      145,000.00
    PRINCE FREDERIC  MD   20678          2            05/27/98         11
    0430844522                           05           07/01/98         12
    42800480                             O            06/01/28
    0


    1756545          766/G02             F           27,000.00         T
                                         360         27,000.00          1
    3645 COLLINS AV #620               8.875            214.82         65
                                       8.625            214.82       42,000.00
    MIAMI BEACH      FL   33141          1            06/08/98         00
    0430846428                           06           08/01/98          0
    98SG0295                             O            07/01/28
    0
1




    1756562          E82/G02             F          119,400.00         ZZ
                                         360        119,400.00          1
    36 HARTSUFF STREET                 8.625            928.68         75
                                       8.375            928.68      159,228.00
    ROCKLAND         MA   02370          1            06/10/98         00
    0400111803                           05           08/01/98          0
    400111803                            O            07/01/28
    0


    1756582          B75/G02             F          258,500.00         ZZ
                                         360        258,335.17          1
    3833 GLENRIDGE DRIVE               8.250          1,942.02         77
                                       8.000          1,942.02      336,000.00
    SHERMAN OAKS AR  CA   91423          2            05/06/98         00
    0430853226                           05           07/01/98          0
    7539307                              O            06/01/28
    0


    1756672          K15/G02             F          262,000.00         ZZ
                                         360        262,000.00          1
    11625 SUNSET DRIVE                 8.500          2,014.56         72
                                       8.250          2,014.56      365,000.00
    PARKER           CO   80138          5            06/04/98         00
    0430859538                           05           08/01/98          0
    629655                               O            07/01/28
    0


    1756690          201/G02             F           40,500.00         ZZ
                                         360         40,476.08          1
    478 VOYLES DRIVE                   8.625            315.01         90
                                       8.375            315.01       45,000.00
    RIVERDALE        GA   30274          1            06/03/98         11
    0430851097                           05           07/01/98         25
    801896                               O            06/01/28
    0


    1756701          455/G02             F          139,200.00         ZZ
                                         360        139,200.00          1
    500 BRANTLEY ROAD                  8.250          1,045.77         80
                                       8.000          1,045.77      174,000.00
    ATLANTA          GA   30350          2            06/11/98         00
    0430851345                           05           08/01/98          0
    59613                                O            07/01/28
    0


    1756710          737/G02             F          148,000.00         ZZ
                                         360        147,900.70          1
1


    598 JORDON ROAD                    8.000          1,085.97         80
                                       7.750          1,085.97      185,000.00
    SEDONA           AZ   86336          1            05/21/98         00
    0430888453                           05           07/01/98          0
    515388                               N            06/01/28
    0


    1756720          G18/G02             F          181,600.00         ZZ
                                         360        181,600.00          4
    2500 COMO AVENUE SOUTHEAST         8.500          1,396.35         80
                                       8.250          1,396.35      227,500.00
    MINNEAPOLIS      MN   55414          1            06/24/98         00
    0430875146                           05           08/01/98          0
    1756720                              N            07/01/28
    0


    1756738          B28/G02             F          173,600.00         ZZ
                                         360        173,600.00          1
    88 COUNTRY ROAD 2896               8.375          1,319.49         80
                                       8.125          1,319.49      217,000.00
    AZTEC            NM   87410          1            06/03/98         00
    0430857060                           05           08/01/98          0
    05980711                             O            07/01/28
    0


    1756749          E82/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
    6318 WISTER LANE                   8.625            665.01         90
                                       8.375            665.01       95,000.00
    HOUSTON          TX   77008          1            06/05/98         04
    0400118782                           05           08/01/98         25
    400118782                            N            07/01/28
    0


    1756752          E82/G02             F           53,250.00         ZZ
                                         360         53,250.00          1
    RR4 BOX 4026                       8.750            418.92         75
                                       8.500            418.92       71,000.00
    BERWICK          PA   18603          5            06/02/98         00
    0400119004                           05           08/01/98          0
    400119004                            O            07/01/28
    0


    1756753          G97/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    3295 OAK CREEK DRIVE EAST          8.750            743.43         90
                                       8.500            743.43      105,500.00
    COLORADO SPRING  CO   80906          1            06/05/98         04
    0430869628                           05           08/01/98         30
1


    14108                                N            07/01/28
    0


    1756836          G92/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
    357 WAR ADMIRAL AVENUE             7.875          1,413.89         80
                                       7.625          1,413.89      245,000.00
    SAN JOSE         CA   95111          5            06/01/98         00
    0430877530                           05           08/01/98          0
    280880                               O            07/01/28
    0


    1756841          757/G02             F          174,400.00         ZZ
                                         360        174,400.00          1
    2165 LAUREL LAKE DRIVE             7.750          1,249.43         80
                                       7.500          1,249.43      218,300.00
    SUWANEE          GA   30024          1            06/04/98         00
    0430851121                           03           08/01/98          0
    3507563                              O            07/01/28
    0


    1756850          757/G02             F          114,240.00         ZZ
                                         360        114,240.00          1
    1215 WINTHROPE CHASE DRIVE         8.000            838.26         80
                                       7.750            838.26      142,832.00
    ALPHARETTA       GA   30004          1            06/05/98         00
    0430851147                           03           08/01/98          0
    3507506                              N            07/01/28
    0


    1756864          685/G02             F          289,600.00         ZZ
                                         360        289,600.00          1
    1000 CORONADO DRIVE                8.250          2,176.00         80
                                       8.000          2,176.00      362,000.00
    ARCADIA          CA   91007          5            06/03/98         00
    0430849760                           05           08/01/98          0
    113371                               O            07/01/28
    0


    1756886          B75/G02             F           91,200.00         ZZ
                                         360         91,138.81          1
    14836 NORTHEAST 249TH STREET       8.000            669.19         80
                                       7.750            669.19      114,000.00
    BATTLE GROUND    WA   98604          1            05/22/98         00
    0430851824                           05           07/01/98          0
    7974454                              O            06/01/28
    0


1


    1756896          623/623             F          101,250.00         ZZ
                                         360        101,191.75          1
    626 SUMMER STREET                  8.750            796.53         75
                                       8.500            796.53      135,000.00
    SPRING LAKE      MI   49456          2            05/12/98         00
    993809                               05           07/01/98          0
    993809                               O            06/01/28
    0


    1756909          561/561             F          422,500.00         ZZ
                                         360        422,250.55          1
    8025 S OLD OREGON INLET ROAD       8.625          3,286.17         65
                                       8.375          3,286.17      650,000.00
    NAGS HEAD        NC   27959          1            05/26/98         00
    9380973                              05           07/01/98          0
    9380973                              N            06/01/28
    0


    1756935          375/G02             F           59,400.00         ZZ
                                         360         59,291.27          2
    501 HUDSON STREET                  8.500            456.74         90
                                       8.250            456.74       66,000.00
    GLOUCESTER CITY  NJ   08030          1            03/16/98         11
    0430870956                           05           05/01/98         25
    734595                               N            04/01/28
    0


    1756942          B75/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
    1925 MAGNOLIA DRIVE                8.375            833.04         80
                                       8.125            833.04      137,000.00
    CLEARWATER       FL   33764          1            06/01/98         00
    0430853143                           05           08/01/98          0
    7710965                              O            07/01/28
    0


    1756948          E22/G02             F           65,450.00         ZZ
                                         360         65,411.76          1
    3141 S. TAMARAC DRIVE #E-303       8.675            511.39         95
                                       8.425            511.39       68,900.00
    DENVER           CO   80231          1            06/02/98         04
    0410892897                           01           07/01/98         30
    410892897                            O            06/01/28
    0


    1756953          E22/G02             F           80,550.00         ZZ
                                         360         80,495.95          1
    8515 COUCHVILLE PIKE               8.000            591.05         90
                                       7.750            591.05       89,500.00
1


    MOUNT JULIET     TN   37122          1            06/04/98         04
    0410901557                           05           07/01/98         25
    410901557                            O            06/01/28
    0


    1756958          561/561             F           64,750.00         ZZ
                                         360         64,653.44          1
    3039-41 W CROSS STREET             8.625            503.62         85
                                       8.375            503.62       76,200.00
    ANDERSON         IN   46011          1            04/30/98         04
    0009335803                           05           06/01/98         20
    0009335803                           N            05/01/28
    0


    1756960          E22/G02             F          520,000.00         ZZ
                                         360        519,692.99          1
    1356 NORMAN DRIVE                  8.625          4,044.51         70
                                       8.375          4,044.51      745,000.00
    SUNNYVALE        CA   94087          5            05/21/98         00
    0410862437                           05           07/01/98          0
    410862437                            O            06/01/28
    0


    1756972          375/G02             F           75,000.00         ZZ
                                         360         74,948.38          1
    1020 SW PERFECTA AVENUE            7.875            543.81         56
                                       7.625            543.81      134,500.00
    BEAVERTON        OR   97005          5            05/04/98         00
    0430878603                           05           07/01/98          0
    729901                               O            06/01/28
    0


    1756973          E22/G02             F          192,000.00         ZZ
                                         360        191,877.57          1
    53 WEST YALE LOOP                  8.250          1,442.43         80
                                       8.000          1,442.43      240,000.00
    IRVINE           CA   92604          5            05/21/98         00
    0410831226                           01           07/01/98          0
    410831226                            O            06/01/28
    0


    1756975          E22/G02             F          174,000.00         ZZ
                                         360        174,000.00          1
    3590 COUNTY ROAD 4713              7.750          1,246.56         67
                                       7.500          1,246.56      260,000.00
    LA COSTE         TX   78039          1            06/05/98         00
    0410860787                           05           08/01/98          0
    410860787                            O            07/01/28
    0
1




    1756977          E22/G02             F           30,800.00         ZZ
                                         360         30,800.00          1
    436 ARLNOLDA                       8.500            236.83         70
                                       8.250            236.83       44,000.00
    INDIANAPOLIS     IN   46222          5            06/05/98         00
    0410860886                           05           08/01/98          0
    410860886                            N            07/01/28
    0


    1756981          E22/G02             F           56,400.00         ZZ
                                         360         56,369.19          2
    5012-5014 CREEKWOOD TERRACE        9.000            453.81         90
                                       8.750            453.81       62,720.00
    OKLAHOMA CITY    OK   73135          1            06/04/98         04
    0410899264                           05           07/01/98         25
    410899264                            N            06/01/28
    0


    1756983          B75/G02             F          100,000.00         ZZ
                                         360         99,620.52          1
    12767 SEVENTEENTH STREET           8.375            760.07         80
                                       8.125            760.07      125,000.00
    CHINO            CA   91710          2            12/23/97         00
    0430863068                           05           02/01/98          0
    7198674                              O            01/01/28
    0


    1756987          E22/G02             F           95,200.00         T
                                         360         95,136.13          1
    15 N. ATLANTIC AVE. UNIT#404       8.000            698.54         80
                                       7.750            698.54      119,000.00
    COCOA BEACH      FL   32931          1            06/02/98         00
    0410880751                           01           07/01/98          0
    410880751                            O            06/01/28
    0


    1756989          375/G02             F           66,400.00         ZZ
                                         360         66,209.93          1
    1020 WINSCONSIN AVENUE             8.000            487.22         60
                                       7.750            487.22      112,000.00
    WHITEFISH        MT   59937          5            04/14/98         00
    0430878611                           05           06/01/98          0
    740289                               O            05/01/28
    0


    1756995          E22/G02             F           80,750.00         ZZ
                                         360         80,750.00          1
1


    107 NORTHEAST POWDERHORN           8.250            606.65         73
                                       8.000            606.65      111,000.00
    CORVALLIS        OR   97339          2            06/04/98         00
    0410894869                           05           08/01/98          0
    410894869                            N            07/01/28
    0


    1756997          E22/G02             F          147,600.00         ZZ
                                         360        147,600.00          1
    9236 WILLIS AVENUE                 7.750          1,057.42         75
                                       7.500          1,057.42      196,900.00
    PANORAMA CITY    CA   91402          1            05/27/98         00
    0410889901                           05           08/01/98          0
    410889901                            N            07/01/28
    0


    1756999          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
    5604 TRAILS CREST DRIVE            8.000            557.66         80
                                       7.750            557.66       95,000.00
    ARLINGTON        TX   76017          1            06/10/98         00
    0410890495                           05           08/01/98          0
    410890495                            O            07/01/28
    0


    1757001          E22/G02             F           80,750.00         ZZ
                                         360         80,750.00          1
    103 NORTHEAST POWDERHORN DRIVE     8.250            606.65         74
                                       8.000            606.65      110,000.00
    CORVALLIS        OR   97330          2            06/04/98         00
    0410894984                           05           08/01/98          0
    410894984                            N            07/01/28
    0


    1757003          E22/G02             F           81,450.00         ZZ
                                         360         81,450.00          1
    104 NORTHEAST POWDERHORN           8.250            611.91         74
                                       8.000            611.91      111,000.00
    CORVALLIS        OR   97330          2            06/04/98         00
    0410895312                           05           08/01/98          0
    410895312                            N            07/01/28
    0


    1757006          375/G02             F          139,000.00         ZZ
                                         360        138,711.13          1
    235 BUCKTHORN ROAD                 7.875          1,007.85         78
                                       7.625          1,007.85      180,000.00
    NEW CASTLE       CO   81647          2            03/31/98         00
    0430871327                           05           05/01/98          0
1


    737576                               O            04/01/28
    0


    1757007          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          2
    71 FOREST STREET                   8.750          1,022.71         70
                                       8.500          1,022.71      188,000.00
    METUCHEN         NJ   08840          5            06/04/98         00
    0410857676                           05           08/01/98          0
    410857676                            O            07/01/28
    0


    1757009          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          2
    5144-46 28TH AVE. S,               7.625            495.46         70
                                       7.375            495.46      100,000.00
    MINNEAPOLIS      MN   55423          5            06/09/98         00
    0410887871                           05           08/01/98          0
    410887871                            N            07/01/28
    0


    1757010          E22/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    4 WOODLAND ROAD                    8.250          1,089.34         57
                                       8.000          1,089.34      255,000.00
    PITTSTOWN        NJ   08867          5            06/04/98         00
    0410857601                           05           08/01/98          0
    410857601                            O            07/01/28
    0


    1757011          E22/G02             F          196,800.00         ZZ
                                         360        196,671.27          3
    115 NORTH CANYON BLVD.             8.125          1,461.23         80
                                       7.875          1,461.23      246,000.00
    MONROVIA         CA   92660          1            05/26/98         00
    0410801245                           05           07/01/98          0
    410801245                            N            06/01/28
    0


    1757014          E22/G02             F           60,000.00         ZZ
                                         360         59,966.36          1
    1120 LYON ROAD                     8.875            477.39         64
                                       8.625            477.39       95,000.00
    PORTLAND         MI   48875          5            05/29/98         00
    0410831341                           05           07/01/98          0
    410831341                            O            06/01/28
    0


1


    1757015          E22/G02             F          114,600.00         ZZ
                                         360        114,600.00          1
    1815 ELM AVENUE                    7.375            791.51         71
                                       7.125            791.51      163,000.00
    CANON CITY       CO   81212          5            06/05/98         00
    0410856215                           05           08/01/98          0
    410856215                            O            07/01/28
    0


    1757017          E22/G02             F           94,500.00         ZZ
                                         360         94,500.00          4
    7418 VINTAGE HILLS DRIVE           8.500            726.62         90
                                       8.250            726.62      105,000.00
    AUSTIN           TX   78723          1            06/09/98         10
    0410876247                           05           08/01/98         25
    410876247                            N            07/01/28
    0


    1757018          E22/G02             F          132,000.00         ZZ
                                         360        131,906.84          1
    333 BERTSCH AVENUE                 7.750            945.66         80
                                       7.500            945.66      165,000.00
    CRESCENT CITY    CA   95531          5            05/27/98         00
    0410881262                           05           07/01/98          0
    410881262                            O            06/01/28
    0


    1757019          E22/G02             F           73,500.00         ZZ
                                         360         73,453.13          1
    485 WASHOE DRIVE                   8.250            552.18         70
                                       8.000            552.18      105,000.00
    CARSON CITY      NV   89704          5            05/21/98         00
    0410851422                           05           07/01/98          0
    410851422                            N            06/01/28
    0


    1757023          E22/G02             F           43,700.00         ZZ
                                         360         43,700.00          1
    972 S. DEARBORN WAY #4             8.375            332.15         95
                                       8.125            332.15       46,000.00
    AURORA           CO   80012          1            06/10/98         10
    0410910830                           01           08/01/98         30
    410910830                            O            07/01/28
    0


    1757026          E22/G02             F           78,750.00         ZZ
                                         360         78,704.69          2
    954 TAFT AVENUE AND                8.750            619.53         70
    526 10TH STREET                    8.500            619.53      112,560.00
1


    TRACY            CA   95376          1            05/27/98         00
    0410889265                           05           07/01/98          0
    410889265                            N            06/01/28
    0


    1757027          375/G02             F           44,000.00         T
                                         360         43,919.47          1
    5801 N ATLANTIC AVE #107           8.500            338.32         80
                                       8.250            338.32       55,000.00
    CAPE CANAVERAL   FL   32920          1            03/31/98         00
    0430870931                           01           05/01/98          0
    738729                               O            04/01/28
    0


    1757029          E22/G02             F          308,000.00         ZZ
                                         360        307,808.56          1
    287 ELYSIAN FIELDS DRIVE           8.375          2,341.02         80
                                       8.125          2,341.02      385,000.00
    OAKLAND          CA   94605          1            06/01/98         00
    0410875777                           05           07/01/98          0
    410875777                            O            06/01/28
    0


    1757031          E22/G02             F          152,500.00         ZZ
                                         360        152,384.05          1
    1703 LAKESHORE DR                  8.500          1,172.59         44
                                       8.250          1,172.59      350,000.00
    MANDEVILLE       LA   70448          2            05/29/98         00
    0410877849                           05           07/01/98          0
    410877849                            N            06/01/28
    0


    1757032          E22/G02             F           85,000.00         ZZ
                                         360         84,945.80          1
    2190 WEST LAKE ROAD                8.250            638.58         85
                                       8.000            638.58      100,000.00
    CLIO             MI   48420          5            06/01/98         04
    0410853444                           05           07/01/98         12
    410853444                            O            06/01/28
    0


    1757034          E22/G02             F           75,600.00         ZZ
                                         360         75,553.02          1
    1066 GOYAN AVE.                    8.375            574.61         90
                                       8.125            574.61       84,000.00
    PLACERVILLE      CA   95667          1            05/26/98         10
    0410879308                           05           07/01/98         25
    410879308                            N            06/01/28
    0
1




    1757036          E22/G02             F           93,600.00         ZZ
                                         360         93,544.74          1
    16625 HIGHWAY 299 WEST             8.625            728.01         80
                                       8.375            728.01      117,000.00
    REDDING          CA   96001          1            05/22/98         00
    0410883698                           05           07/01/98          0
    410883698                            N            06/01/28
    0


    1757039          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    2613 BEECHWOOD STREET              7.875            609.06         80
                                       7.625            609.06      105,000.00
    GREENSBORO       NC   27403          1            06/03/98         00
    0410903785                           05           08/01/98          0
    410903785                            N            07/01/28
    0


    1757042          E22/G02             F           30,600.00         ZZ
                                         360         30,581.94          1
    619 LAVINA STREET                  8.625            238.00         90
                                       8.375            238.00       34,000.00
    FORT WAYNE       IN   46802          1            06/05/98         04
    0410895908                           05           07/01/98         25
    410895908                            N            06/01/28
    0


    1757051          375/G02             F          110,400.00         ZZ
                                         360        110,176.28          1
    959 DARK SHADOW COURT              8.000            810.08         80
                                       7.750            810.08      138,000.00
    WESTERVILLE      OH   43081          1            03/30/98         00
    0430874511                           05           05/01/98          0
    705245                               O            04/01/28
    0


    1757054          E22/G02             F           81,600.00         ZZ
                                         360         81,600.00          2
    6460-62 PARK MANOR DRIVE           8.125            605.88         85
                                       7.875            605.88       96,000.00
    METAIRIE         LA   70003          5            06/05/98         04
    0410905335                           05           08/01/98         12
    410905335                            O            07/01/28
    0


    1757058          E22/G02             F          101,700.00         ZZ
                                         360        101,700.00          1
1


    2112 WHITEHURST LANE               7.875            737.40         80
                                       7.625            737.40      127,174.00
    CARROLLTON       TX   75007          1            06/10/98         00
    0410875512                           05           08/01/98          0
    410875512                            O            07/01/28
    0


    1757077          E22/G02             F          200,000.00         T
                                         360        199,875.69          1
    2695 LITTLE COYOTE ROAD            8.375          1,520.14         55
                                       8.125          1,520.14      365,000.00
    BIG SKY          MT   59716          1            05/15/98         00
    0410812713                           03           07/01/98          0
    410812713                            O            06/01/28
    0


    1757078          E22/G02             F          144,000.00         ZZ
                                         360        143,905.80          4
    4841 W. HOMER                      8.125          1,069.20         88
                                       7.875          1,069.20      163,636.00
    CHICAGO          IL   60639          2            05/27/98         04
    0410862320                           05           07/01/98         25
    410862320                            O            06/01/28
    0


    1757080          E22/G02             F          204,000.00         ZZ
                                         360        203,859.61          1
    1125 TONY STUITT DRIVE             7.875          1,479.14         80
                                       7.625          1,479.14      255,000.00
    TRACY            CA   95376          2            05/21/98         00
    0410822233                           05           07/01/98          0
    410822233                            O            06/01/28
    0


    1757081          E22/G02             F          206,550.00         ZZ
                                         360        206,407.85          1
    1410 WEST 13TH STREET              7.875          1,497.63         80
                                       7.625          1,497.63      260,000.00
    AUSTIN           TX   78703          2            06/01/98         00
    0410898035                           05           07/01/98          0
    410898035                            O            06/01/28
    0


    1757082          E22/G02             F          155,600.00         ZZ
                                         360        155,600.00          1
    8433 NEATH STREET                  6.750          1,009.22         80
                                       6.500          1,009.22      194,500.00
    VENTURA          CA   93004          1            06/02/98         00
    0410888077                           05           08/01/98          0
1


    410888077                            O            07/01/28
    0


    1757085          E22/G02             F          217,500.00         ZZ
                                         360        217,500.00          1
    6460 TOLO ROAD                     8.250          1,634.00         75
                                       8.000          1,634.00      290,000.00
    CENTRAL POINT    OR   97502          5            06/03/98         00
    0410868665                           05           08/01/98          0
    410868665                            O            07/01/28
    0


    1757086          E22/G02             F          113,500.00         ZZ
                                         360        113,500.00          1
    2875 GREEN MEADOW CT.              8.250            852.69         70
                                       8.000            852.69      162,500.00
    CLEARWATER       FL   33761          1            06/09/98         00
    0410874861                           05           08/01/98          0
    410874861                            O            07/01/28
    0


    1757091          976/976             F          206,100.00         ZZ
                                         360        205,984.45          4
    193-199 SOUTH EMPRESS DRIVE        8.875          1,639.83         90
                                       8.625          1,639.83      229,000.00
    PUEBLO WEST      CO   81007          1            05/14/98         04
    718877                               05           07/01/98         25
    718877                               N            06/01/28
    0


    1757094          976/976             F          253,000.00         ZZ
                                         360        252,821.43          1
    3848 MCDIVITT                      7.750          1,812.53         50
                                       7.500          1,812.53      510,000.00
    WEST BLOOMFIELD  MI   48323          5            05/27/98         00
    772838                               05           07/01/98          0
    772838                               O            06/01/28
    0


    1757107          976/976             F          381,350.00         ZZ
                                         360        381,029.62          2
    104 C POLIPOLI ROAD                6.875          2,505.20         66
                                       6.625          2,505.20      586,000.00
    KULA             HI   96790          2            05/13/98         00
    5138580                              05           07/01/98          0
    5138580                              O            06/01/28
    0


1


    1757120          976/976             F          164,000.00         ZZ
                                         360        163,905.64          4
    4836 S. REAGAN DRIVE               8.750          1,290.19         70
                                       8.500          1,290.19      235,000.00
    BULLHEAD CITY    AZ   86426          2            05/13/98         00
    5157257                              05           07/01/98          0
    5157257                              N            06/01/28
    0


    1757121          976/976             F          164,000.00         ZZ
                                         360        163,905.64          4
    4835 S. MESA VILLAS DRIVE          8.750          1,290.19         73
                                       8.500          1,290.19      225,000.00
    BULLHEAD CITY    AZ   86426          2            05/13/98         00
    5157258                              05           07/01/98          0
    5157258                              N            06/01/28
    0


    1757122          976/976             F          164,000.00         ZZ
                                         360        163,905.64          4
    4842 S. REAGAN DRIVE               8.750          1,290.19         73
                                       8.500          1,290.19      225,000.00
    BULLHEAD CITY    AZ   86426          2            05/13/98         00
    5157259                              05           07/01/98          0
    5157259                              N            06/01/28
    0


    1757134          976/976             F          137,700.00         ZZ
                                         360        137,616.57          4
    2411 CRAWFORD STREET               8.500          1,058.80         90
                                       8.250          1,058.80      153,000.00
    NORTH LAS VEGAS  NV   89030          1            05/22/98         04
    5187047                              05           07/01/98         25
    5187047                              N            06/01/28
    0


    1757135          976/976             F          137,700.00         ZZ
                                         360        137,616.57          4
    2407 CRAWFORD STREET               8.500          1,058.80         90
                                       8.250          1,058.80      153,000.00
    NORTH LAS VEGAS  NV   89030          1            05/26/98         04
    5187048                              05           07/01/98         25
    5187048                              N            06/01/28
    0


    1757140          976/976             F          171,500.00         ZZ
                                         360        171,362.85          1
    11633-1 COMPASS POINT DRIVE NO     7.125          1,155.43         90
                                       6.875          1,155.43      190,600.00
1


    SAN DIEGO        CA   92126          1            05/21/98         11
    5190102                              01           07/01/98         25
    5190102                              N            06/01/28
    0


    1757141          976/976             F          352,400.00         ZZ
                                         360        352,163.54          1
    11466 CYPRESS TERRACE PLACE        8.000          2,585.79         95
                                       7.750          2,585.79      371,000.00
    SAN DIEGO        CA   92131          1            05/27/98         11
    5190150                              03           07/01/98         30
    5190150                              O            06/01/28
    0


    1757147          976/976             F          279,200.00         ZZ
                                         360        278,992.79          1
    1824 145TH PLACE SOUTHEAST         7.500          1,952.21         80
                                       7.250          1,952.21      349,000.00
    MILL CREEK       WA   98012          1            05/06/98         00
    5203990                              03           07/01/98          0
    5203990                              O            06/01/28
    0


    1757149          976/976             F          303,750.00         ZZ
                                         240        303,218.08          1
    14010 235TH PLACE NORTHEAST        7.750          2,493.64         84
                                       7.500          2,493.64      363,000.00
    WOODINVILLE      WA   98072          2            05/14/98         11
    5204682                              03           07/01/98         12
    5204682                              O            06/01/18
    0


    1757153          976/976             F          204,300.00         ZZ
                                         360        204,182.46          2
    4624-4626 SOUTH PARK DRIVE         8.750          1,607.23         90
                                       8.500          1,607.23      227,000.00
    METAIRIE         LA   70001          1            05/29/98         04
    5209501                              05           07/01/98         25
    5209501                              N            06/01/28
    0


    1757154          976/976             F          272,000.00         ZZ
                                         360        271,787.81          1
    290 ORCHARD VIEW DRIVE             7.250          1,855.52         80
                                       7.000          1,855.52      340,000.00
    WATSONVILLE      CA   95076          5            05/14/98         00
    5210684                              05           07/01/98          0
    5210684                              O            06/01/28
    0
1




    1757156          976/976             F          125,900.00         ZZ
                                         360        125,829.42          3
    212 LEXINGTON STREET               8.875          1,001.72         90
                                       8.625          1,001.72      139,900.00
    EAST BOSTON      MA   02128          1            05/29/98         21
    5211591                              05           07/01/98         25
    5211591                              N            06/01/28
    0


    1757164          976/976             F          130,500.00         ZZ
                                         360        130,416.78          4
    2531 CRAWFORD STREET               8.250            980.41         90
                                       8.000            980.41      145,000.00
    NORTH LAS VEGAS  NV   89030          1            05/05/98         04
    5217972                              05           07/01/98         25
    5217972                              N            06/01/28
    0


    1757166          976/976             F          100,300.00         ZZ
                                         360        100,240.78          4
    2501 ELLIS STREET                  8.625            780.13         90
                                       8.375            780.13      111,500.00
    NORTH LAS VEGAS  NV   89030          1            05/06/98         04
    5217988                              05           07/01/98         25
    5217988                              N            06/01/28
    0


    1757169          976/976             F          105,000.00         ZZ
                                         360        104,934.73          1
    949 PALOMINO DRIVE                 8.375            798.08         70
                                       8.125            798.08      151,000.00
    VILLA HILLS      KY   41016          5            05/08/98         00
    5224397                              05           07/01/98          0
    5224397                              N            06/01/28
    0


    1757171          976/976             F          227,150.00         ZZ
                                         360        227,022.65          3
    186 ROBBINS STREET                 8.875          1,807.31         80
                                       8.625          1,807.31      284,000.00
    WALTHAM          MA   02154          2            05/28/98         00
    5226495                              05           07/01/98          0
    5226495                              N            06/01/28
    0


    1757176          976/976             F          180,000.00         ZZ
                                         360        179,882.25          4
1


    2540 SW PICKFORD STREET            8.125          1,336.50         80
                                       7.875          1,336.50      225,000.00
    CORVALLIS        OR   97333          5            05/19/98         00
    5235613                              05           07/01/98          0
    5235613                              N            06/01/28
    0


    1757182          976/976             F          260,000.00         ZZ
                                         360        259,816.49          1
    370 UNION HEIGHTS DRIVE            7.750          1,862.68         80
                                       7.500          1,862.68      325,004.00
    HOLLISTER        CA   95023          1            05/20/98         00
    5243453                              05           07/01/98          0
    5243453                              O            06/01/28
    0


    1757185          976/976             F          146,000.00         ZZ
                                         360        145,913.80          4
    19 WATER STREET                    8.625          1,135.58         72
                                       8.375          1,135.58      205,000.00
    OLEY             PA   19547          2            05/21/98         00
    5247764                              05           07/01/98          0
    5247764                              N            06/01/28
    0


    1757186          976/976             F          101,250.00         ZZ
                                         360        101,187.06          2
    4504 & 4506 ZUNI ROAD S.E.         8.375            769.58         75
                                       8.125            769.58      135,000.00
    ALBUQUERQUE      NM   87108          5            05/22/98         00
    5248646                              05           07/01/98          0
    5248646                              N            06/01/28
    0


    1757190          976/976             F          238,500.00         ZZ
                                         360        238,305.84          1
    6015 PURPLE ASTER LANE N.E.        8.000          1,750.03         90
                                       7.750          1,750.03      265,000.00
    ALBUQUERQUE      NM   87111          1            05/19/98         11
    5248886                              03           07/01/98         25
    5248886                              N            06/01/28
    0


    1757192          976/976             F          247,500.00         ZZ
                                         360        247,325.31          1
    201 WEST 53RD STREET               7.750          1,773.13         75
                                       7.500          1,773.13      330,000.00
    WESTERN SPRINGS  IL   60558          5            05/18/98         00
    5249991                              05           07/01/98          0
1


    5249991                              O            06/01/28
    0


    1757194          976/976             F          116,000.00         ZZ
                                         360        115,922.16          1
    3982 WEST 2200 NORTH               8.000            851.17         80
                                       7.750            851.17      145,000.00
    PLAIN CITY       UT   84404          5            05/14/98         00
    5252508                              05           07/01/98          0
    5252508                              N            06/01/28
    0


    1757210          976/976             F          208,800.00         ZZ
                                         360        208,663.41          2
    61 THOMAS STREET                   8.125          1,550.34         90
                                       7.875          1,550.34      232,000.00
    DEDHAM           MA   02026          1            05/28/98         21
    5256893                              05           07/01/98         25
    5256893                              N            06/01/28
    0


    1757211          976/976             F          160,000.00         ZZ
                                         360        159,905.53          3
    9 KENNEY STREET                    8.625          1,244.47         80
                                       8.375          1,244.47      200,000.00
    JAMAICA PLAIN    MA   02130          5            05/21/98         00
    5256908                              05           07/01/98          0
    5256908                              N            06/01/28
    0


    1757213          976/976             F          203,200.00         ZZ
                                         360        203,091.86          3
    43 GOLDSMITH STREET                9.125          1,653.31         80
                                       8.875          1,653.31      254,000.00
    JAMAICA PLAIN    MA   02130          1            05/29/98         00
    5256963                              05           07/01/98          0
    5256963                              N            06/01/28
    0


    1757225          976/976             F          345,000.00         ZZ
                                         360        344,743.95          1
    9 HUNTER LANE                      7.500          2,412.30         75
                                       7.250          2,412.30      460,000.00
    CANTON           MA   02021          5            05/22/98         00
    5264411                              05           07/01/98          0
    5264411                              O            06/01/28
    0


1


    1757237          976/976             F          135,000.00         ZZ
                                         360        134,922.33          2
    128 CORNELL STREET                 8.750          1,062.05         80
                                       8.500          1,062.05      170,000.00
    ROSLINDALE       MA   02131          1            05/08/98         00
    5273745                              05           07/01/98          0
    5273745                              N            06/01/28
    0


    1757240          976/976             F          300,000.00         ZZ
                                         360        299,765.97          1
    6441 TOPMAST DRIVE                 7.250          2,046.53         79
                                       7.000          2,046.53      382,900.00
    CARLSBAD         CA   92009          1            05/19/98         00
    5274239                              03           07/01/98          0
    5274239                              O            06/01/28
    0


    1757243          976/976             F          116,000.00         ZZ
                                         360        115,931.51          2
    4827 & 4829 TREMONT STREET         8.625            902.24         80
                                       8.375            902.24      145,000.00
    DALLAS           TX   75246          5            05/11/98         00
    5275098                              05           07/01/98          0
    5275098                              N            06/01/28
    0


    1757254          976/976             F          386,400.00         ZZ
                                         360        386,153.60          1
    1006 THORNWOOD STREET              8.250          2,902.90         80
                                       8.000          2,902.90      483,000.00
    GLENDALE         CA   91206          2            05/20/98         00
    5279978                              03           07/01/98          0
    5279978                              O            06/01/28
    0


    1757266          976/976             F          250,000.00         ZZ
                                         360        249,762.50          1
    7301 SNAKE ROAD                    7.500          1,748.04         72
                                       7.250          1,748.04      350,000.00
    OAKLAND          CA   94611          2            05/06/98         00
    5284820                              05           07/01/98          0
    5284820                              O            06/01/28
    0


    1757267          976/976             F          180,000.00         ZZ
                                         360        179,879.22          1
    516 TETON COURT                    8.000          1,320.78         80
                                       7.750          1,320.78      225,000.00
1


    PETALUMA         CA   94952          1            05/11/98         00
    5284988                              05           07/01/98          0
    5284988                              N            06/01/28
    0


    1757271          976/976             F          576,000.00         ZZ
                                         360        575,603.60          1
    5346 SOUTH BAYWOOD CIRCLE          7.875          4,176.40         75
                                       7.625          4,176.40      768,000.00
    SALT LAKE CITY   UT   84117          1            05/21/98         00
    5290089                              05           07/01/98          0
    5290089                              O            06/01/28
    0


    1757272          976/976             F          164,000.00         ZZ
                                         360        163,895.42          1
    6408 SOUTH 1680 EAST               8.250          1,232.08         80
                                       8.000          1,232.08      205,000.00
    SALT LAKE CITY   UT   84121          1            05/27/98         00
    5290092                              01           07/01/98          0
    5290092                              N            06/01/28
    0


    1757277          976/976             F          385,000.00         ZZ
                                         360        384,707.05          1
    1719 NE KNOTT STREET               7.375          2,659.10         53
                                       7.125          2,659.10      729,000.00
    PORTLAND         OR   97212          5            05/15/98         00
    5296131                              05           07/01/98          0
    5296131                              O            06/01/28
    0


    1757281          976/976             F          140,550.00         ZZ
                                         360        140,467.01          1
    7200 QUIMPER LANE                  8.625          1,093.19         90
                                       8.375          1,093.19      156,500.00
    AUSTIN           TX   78749          1            05/19/98         11
    5299683                              05           07/01/98         25
    5299683                              N            06/01/28
    0


    1757287          976/976             F          115,650.00         ZZ
                                         360        115,583.46          3
    58 TRENTON STREET                  8.750            909.82         90
                                       8.500            909.82      128,500.00
    EAST BOSTON      MA   02128          1            05/15/98         21
    5301255                              05           07/01/98         25
    5301255                              N            06/01/28
    0
1




    1757288          976/976             F          133,650.00         ZZ
                                         360        133,573.10          3
    173 PARK STREET                    8.750          1,051.43         90
                                       8.500          1,051.43      148,500.00
    NORTH ATTLEBORO  MA   02760          1            06/03/98         21
    5301285                              05           07/01/98         25
    5301285                              N            06/01/28
    0


    1757294          976/976             F          250,000.00         ZZ
                                         360        249,827.95          1
    10601 WILSHIRE BOULEVARD #1201     7.875          1,812.68         22
                                       7.625          1,812.68    1,150,000.00
    LOS ANGELES      CA   90024          5            05/05/98         00
    5303760                              01           07/01/98          0
    5303760                              O            06/01/28
    0


    1757297          976/976             F          452,000.00         ZZ
                                         360        451,664.55          1
    3600 FAIRWAY BOULEVARD             7.500          3,160.45         80
                                       7.250          3,160.45      565,000.00
    LOS ANGELES      CA   90043          2            05/21/98         00
    5304037                              05           07/01/98          0
    5304037                              O            06/01/28
    0


    1757298          976/976             F          355,000.00         ZZ
                                         360        354,736.53          1
    1797 CRYSTAL VIEW CIRCLE           7.500          2,482.22         75
                                       7.250          2,482.22      475,000.00
    THOUSAND OAKS    CA   91320          2            05/07/98         00
    5304068                              03           07/01/98          0
    5304068                              O            06/01/28
    0


    1757300          976/976             F          208,000.00         ZZ
                                         360        207,845.63          1
    1201 WEST GOLDEN LANE              7.500          1,454.37         80
                                       7.250          1,454.37      260,000.00
    PHOENIX          AZ   85021          5            05/04/98         00
    5304548                              05           07/01/98          0
    5304548                              O            06/01/28
    0


    1757303          976/976             F          136,800.00         ZZ
                                         360        136,719.23          2
1


    3169 GREG DRIVE                    8.625          1,064.02         75
                                       8.375          1,064.02      182,500.00
    PRESCOTT VALLEY  AZ   86314          1            05/14/98         00
    5304963                              05           07/01/98          0
    5304963                              N            06/01/28
    0


    1757305          976/976             F          116,824.00         ZZ
                                         360        116,753.22          1
    4008 RUSKIN STREET                 8.500            898.28         90
                                       8.250            898.28      129,805.00
    HOUSTON          TX   77005          1            05/29/98         11
    5305052                              05           07/01/98         25
    5305052                              N            06/01/28
    0


    1757310          976/976             F          103,850.00         ZZ
                                         360        103,780.31          1
    1507 MAYNARD DRIVE                 8.000            762.02         75
                                       7.750            762.02      138,500.00
    CONCORD          CA   94519          5            05/07/98         00
    5306649                              05           07/01/98          0
    5306649                              N            06/01/28
    0


    1757311          976/976             F          140,600.00         ZZ
                                         360        140,505.65          1
    1801 CRESTWOOD COURT               8.000          1,031.68         75
                                       7.750          1,031.68      187,500.00
    CONCORD          CA   94521          5            05/07/98         00
    5306650                              05           07/01/98          0
    5306650                              N            06/01/28
    0


    1757313          976/976             F          131,200.00         ZZ
                                         360        131,111.97          1
    3940 ALTA VISTA CIRCLE             8.000            962.70         75
                                       7.750            962.70      175,000.00
    PITTSBURG        CA   94565          5            05/07/98         00
    5306652                              05           07/01/98          0
    5306652                              N            06/01/28
    0


    1757314          976/976             F          162,750.00         ZZ
                                         360        162,651.40          2
    404 SOUTH MARINA STREET            8.500          1,251.41         75
                                       8.250          1,251.41      217,000.00
    PRESCOTT         AZ   86303          1            05/28/98         00
    5306748                              05           07/01/98          0
1


    5306748                              N            06/01/28
    0


    1757315          976/976             F          162,750.00         ZZ
                                         360        162,651.40          2
    410 SOUTH MARINA STREET            8.500          1,251.41         75
                                       8.250          1,251.41      217,000.00
    PRESCOTT         AZ   86303          1            05/28/98         00
    5306749                              05           07/01/98          0
    5306749                              N            06/01/28
    0


    1757318          976/976             F          116,000.00         ZZ
                                         360        115,851.55          1
    2166 MARSHALL AVENUE               8.250            871.47         80
                                       8.000            871.47      145,000.00
    ST. PAUL         MN   55104          1            05/01/98         00
    5307641                              05           06/01/98          0
    5307641                              N            05/01/28
    0


    1757320          976/976             F          396,000.00         ZZ
                                         360        395,447.26          1
    11311 LOFTUS LANE                  7.625          2,802.87         78
                                       7.375          2,802.87      510,000.00
    UNION            KY   41091          2            05/08/98         00
    5308176                              05           07/01/98          0
    5308176                              O            06/01/28
    0


    1757334          976/976             F          223,200.00         ZZ
                                         360        223,046.39          1
    1496 S. CACTUS SAND PLACE          7.875          1,618.36         80
                                       7.625          1,618.36      279,000.00
    TUCSON           AZ   85748          1            05/06/98         00
    5309673                              03           07/01/98          0
    5309673                              N            06/01/28
    0


    1757338          976/976             F          141,200.00         ZZ
                                         360        141,109.96          1
    3256 HUNTER PLACE                  8.250          1,060.79         80
                                       8.000          1,060.79      176,500.00
    FLAGSTAFF        AZ   86001          1            05/27/98         00
    5309784                              05           07/01/98          0
    5309784                              N            06/01/28
    0


1


    1757339          976/976             F          649,000.00         ZZ
                                         360        648,553.35          1
    19050 OLD COACH WAY                7.875          4,705.71         55
                                       7.625          4,705.71    1,200,000.00
    POWAY            CA   92064          2            05/12/98         00
    5311010                              05           07/01/98          0
    5311010                              O            06/01/28
    0


    1757340          976/976             F          245,450.00         ZZ
                                         360        245,285.30          1
    1400 NORTH IVANHOE STREET          8.000          1,801.03         73
                                       7.750          1,801.03      338,000.00
    ARLINGTON        VA   22205          2            05/20/98         00
    5311262                              05           07/01/98          0
    5311262                              O            06/01/28
    0


    1757346          976/976             F          125,000.00         ZZ
                                         360        124,916.12          4
    1002 WESTMORELAND ROAD             8.000            917.21         61
                                       7.750            917.21      205,000.00
    COLORADO SPRING  CO   80909          5            05/28/98         00
    5311881                              05           07/01/98          0
    5311881                              N            06/01/28
    0


    1757347          976/976             F          115,000.00         ZZ
                                         360        114,922.84          4
    434-440 GLENVIEW COURT             8.000            843.83         66
                                       7.750            843.83      175,000.00
    COLORADO SPRING  CO   80907          5            05/28/98         00
    5311885                              05           07/01/98          0
    5311885                              N            06/01/28
    0


    1757350          976/976             F          101,250.00         ZZ
                                         360        101,185.43          4
    54-56 FIFTH ST                     8.250            760.66         90
                                       8.000            760.66      112,500.00
    DOVER            NH   03820          1            05/29/98         21
    5312281                              05           07/01/98         25
    5312281                              N            06/01/28
    0


    1757353          976/976             F          198,750.00         ZZ
                                         360        198,619.98          3
    1116-20 DAUPHINE                   8.125          1,475.72         75
                                       7.875          1,475.72      265,000.00
1


    NEW ORLEANS      LA   70116          1            05/22/98         00
    5312720                              05           07/01/98          0
    5312720                              N            06/01/28
    0


    1757354          976/976             F          108,000.00         ZZ
                                         360        107,936.23          1
    906 OLD COVINGTON HIGHWAY          8.625            840.02         87
                                       8.375            840.02      125,000.00
    HAMMOND          LA   70403          2            05/14/98         11
    5312724                              05           07/01/98         25
    5312724                              N            06/01/28
    0


    1757358          976/976             F          258,750.00         ZZ
                                         360        258,593.24          1
    3155 MOUNTAIN VIEW DRIVE           8.500          1,989.57         75
                                       8.250          1,989.57      345,000.00
    LAGUNA BEACH     CA   92651          1            05/19/98         00
    5313242                              05           07/01/98          0
    5313242                              N            06/01/28
    0


    1757359          976/976             F          301,500.00         ZZ
                                         360        301,281.78          1
    7052 FOXBORO CIRCLE                7.625          2,134.00         75
                                       7.375          2,134.00      402,125.00
    HUNTINGTON BEAC  CA   92648          1            05/26/98         00
    5313621                              03           07/01/98          0
    5313621                              O            06/01/28
    0


    1757361          976/976             F          250,000.00         ZZ
                                         360        249,809.77          1
    3245 ALABAMA STREET                7.375          1,726.69         79
                                       7.125          1,726.69      320,000.00
    GLENDALE         CA   91214          2            05/11/98         00
    5313871                              05           07/01/98          0
    5313871                              O            06/01/28
    0


    1757362          976/976             F          261,850.00         ZZ
                                         360        261,650.75          1
    3647 LANG RANCH PARKWAY            7.375          1,808.54         80
                                       7.125          1,808.54      327,333.00
    THOUSAND OAKS    CA   91362          1            05/27/98         00
    5313894                              05           07/01/98          0
    5313894                              O            06/01/28
    0
1




    1757364          976/976             F          260,000.00         ZZ
                                         360        259,757.49          1
    1381 CAMDEN LANE                   7.625          1,840.27         78
                                       7.375          1,840.27      335,000.00
    VENTURA          CA   93001          5            05/22/98         00
    5313922                              05           07/01/98          0
    5313922                              O            06/01/28
    0


    1757369          976/976             F          102,227.00         ZZ
                                         360        102,156.64          1
    2025 NOTTINGHAM PLACE              7.875            741.22         75
                                       7.625            741.22      136,303.00
    ALLEN            TX   75013          1            05/14/98         00
    5314158                              03           07/01/98          0
    5314158                              N            06/01/28
    0


    1757379          976/976             F          237,750.00         ZZ
                                         360        237,582.19          1
    1316 HAT CREEK TRAIL               7.750          1,703.28         75
                                       7.500          1,703.28      317,000.00
    SOUTHLAKE        TX   76092          1            05/27/98         00
    5314443                              03           07/01/98          0
    5314443                              O            06/01/28
    0


    1757380          976/976             F          356,000.00         ZZ
                                         360        355,735.79          1
    25 NICHOLSON STREET                7.500          2,489.21         80
                                       7.250          2,489.21      445,000.00
    MARBLEHEAD       MA   01945          2            05/08/98         00
    5315017                              05           07/01/98          0
    5315017                              O            06/01/28
    0


    1757381          976/976             F          250,000.00         ZZ
                                         360        249,804.97          1
    5 PRESTWICK DRIVE                  7.250          1,705.45         44
                                       7.000          1,705.45      580,000.00
    HOPKINTON        MA   01748          2            05/27/98         00
    5315056                              05           07/01/98          0
    5315056                              O            06/01/28
    0


    1757382          976/976             F          139,500.00         ZZ
                                         360        139,417.64          3
1


    3960 WASHINGTON STREET             8.625          1,085.02         90
                                       8.375          1,085.02      155,000.00
    ROSLINDALE       MA   02132          1            05/18/98         21
    5315090                              05           07/01/98         25
    5315090                              N            06/01/28
    0


    1757383          976/976             F          130,500.00         ZZ
                                         360        130,424.91          3
    212 1/2 STANDISH AVENUE            8.750          1,026.65         90
                                       8.500          1,026.65      145,000.00
    PLYMOUTH         MA   02360          1            06/02/98         21
    5315223                              05           07/01/98         25
    5315223                              N            06/01/28
    0


    1757384          976/976             F          131,250.00         ZZ
                                         360        131,168.42          3
    127 ASH STREET                     8.375            997.60         75
                                       8.125            997.60      175,000.00
    CHELSEA          MA   02150          5            05/29/98         00
    5315322                              05           07/01/98          0
    5315322                              N            06/01/28
    0


    1757387          976/976             F          299,000.00         ZZ
                                         360        298,794.23          1
    56192 PAMLICO DRIVE                7.875          2,167.96         63
                                       7.625          2,167.96      480,000.00
    HATTERAS         NC   27943          5            05/11/98         00
    5317195                              05           07/01/98          0
    5317195                              O            06/01/28
    0


    1757393          976/976             F          131,250.00         ZZ
                                         360        131,170.49          1
    622 SOUTH MAIN STREET              8.500          1,009.20         75
                                       8.250          1,009.20      175,000.00
    MILTON FREEWATE  OR   97862          5            05/20/98         00
    5319024                              05           07/01/98          0
    5319024                              N            06/01/28
    0


    1757398          976/976             F          208,000.00         ZZ
                                         360        207,843.33          1
    7904 REDONDO LANE                  7.750          1,490.14         75
                                       7.500          1,490.14      278,000.00
    ORLAND PARK      IL   60462          5            05/11/98         00
    5320315                              05           07/01/98          0
1


    5320315                              O            06/01/28
    0


    1757402          976/976             F          247,600.00         ZZ
                                         360        247,425.24          1
    12727 HOMESTEAD DRIVE              7.750          1,773.84         80
                                       7.500          1,773.84      309,500.00
    HUGO             MN   55110          1            05/22/98         00
    5323080                              05           07/01/98          0
    5323080                              O            06/01/28
    0


    1757415          976/976             F          110,700.00         ZZ
                                         360        110,631.19          1
    2690 HALSTEAD LANE                 8.375            841.40         90
                                       8.125            841.40      123,000.00
    MOUND            MN   55364          1            05/22/98         10
    5324225                              05           07/01/98         25
    5324225                              N            06/01/28
    0


    1757421          976/976             F          195,000.00         ZZ
                                         360        194,858.86          4
    3978-3980 1/2 INGLEWOOD BLVD       7.625          1,380.20         75
                                       7.375          1,380.20      260,000.00
    LOS ANGELES      CA   90066          2            05/14/98         00
    5325052                              05           07/01/98          0
    5325052                              N            06/01/28
    0


    1757422          976/976             F          109,500.00         ZZ
                                         360        109,422.71          3
    11319, 11319 1/2, 11319 3/4        7.750            784.48         73
    VENICE BLVD.                       7.500            784.48      150,000.00
    LOS ANGELES      CA   90066          2            05/11/98         00
    5325053                              05           07/01/98          0
    5325053                              N            06/01/28
    0


    1757423          976/976             F          247,000.00         ZZ
                                         360        246,819.48          1
    2953 SORRENTO WAY                  7.625          1,748.26         75
                                       7.375          1,748.26      330,000.00
    UNION CITY       CA   94587          5            05/13/98         00
    5325055                              05           07/01/98          0
    5325055                              O            06/01/28
    0


1


    1757425          976/976             F          280,000.00         ZZ
                                         360        279,792.19          1
    3372 OAK GLEN DRIVE                7.500          1,957.81         74
                                       7.250          1,957.81      380,000.00
    LOS ANGELES      CA   90068          1            05/27/98         00
    5325114                              05           07/01/98          0
    5325114                              O            06/01/28
    0


    1757428          976/976             F          236,000.00         T
                                         360        235,833.43          1
    144 CHIPMUNK STREET #316           7.750          1,690.74         80
                                       7.500          1,690.74      295,000.00
    KINGS BEACH      CA   96143          1            05/26/98         00
    5325187                              01           07/01/98          0
    5325187                              O            06/01/28
    0


    1757439          976/976             F          249,600.00         ZZ
                                         360        249,423.83          1
    5611 RUSHING RIVER DRIVE           7.750          1,788.17         80
                                       7.500          1,788.17      312,000.00
    KINGWOOD         TX   77345          1            05/27/98         00
    5331174                              03           07/01/98          0
    5331174                              O            06/01/28
    0


    1757450          976/976             F          195,750.00         ZZ
                                         360        195,625.17          1
    20567 AMIE AVENUE                  8.250          1,470.61         75
                                       8.000          1,470.61      261,000.00
    TORRANCE         CA   90503          1            05/26/98         00
    5491819                              05           07/01/98          0
    5491819                              N            06/01/28
    0


    1757452          976/976             F          257,000.00         ZZ
                                         360        256,831.88          1
    16 WOODLAND TERRACE                8.125          1,908.22         75
                                       7.875          1,908.22      345,000.00
    PROVIDENCE       RI   02906          2            05/11/98         00
    5492591                              05           07/01/98          0
    5492591                              O            06/01/28
    0


    1757453          976/976             F          300,000.00         ZZ
                                         360        299,777.35          1
    2916 MADREY LANE                   7.500          2,097.65         76
                                       7.250          2,097.65      399,900.00
1


    HAMPTON COVE     AL   35763          1            05/29/98         00
    5492979                              05           07/01/98          0
    5492979                              O            06/01/28
    0


    1757454          976/976             F          272,000.00         ZZ
                                         360        271,782.48          1
    3941 SKYHAWK LANE                  7.125          1,832.52         80
                                       6.875          1,832.52      340,000.00
    VACAVILLE        CA   95688          1            05/07/98         00
    5493291                              05           07/01/98          0
    5493291                              O            06/01/28
    0


    1757456          976/976             F          376,000.00         ZZ
                                         360        375,734.61          1
    160 BEMIS STREET                   7.750          2,693.72         80
                                       7.500          2,693.72      470,000.00
    SAN FRANCISCO    CA   94131          1            05/11/98         00
    5493306                              05           07/01/98          0
    5493306                              O            06/01/28
    0


    1757457          976/976             F          975,000.00         ZZ
                                         360        974,329.01          1
    17477 SKYLINE BOULEVARD            7.875          7,069.43         65
                                       7.625          7,069.43    1,500,000.00
    LOS GATOS        CA   95033          5            05/27/98         00
    5493364                              05           07/01/98          0
    5493364                              O            06/01/28
    0


    1757458          976/976             F          390,000.00         T
                                         360        389,731.60          1
    4020 COSTADO ROAD                  7.875          2,827.78         65
                                       7.625          2,827.78      600,000.00
    PEBBLE BEACH     CA   93953          5            05/26/98         00
    5493365                              05           07/01/98          0
    5493365                              O            06/01/28
    0


    1757460          976/976             F          508,000.00         ZZ
                                         360        507,622.98          1
    316 EAGLE TRACE DRIVE              7.500          3,552.02         80
                                       7.250          3,552.02      635,000.00
    HALF MOON BAY    CA   94019          1            05/01/98         00
    5493410                              03           07/01/98          0
    5493410                              O            06/01/28
    0
1




    1757462          976/976             F          297,500.00         ZZ
                                         360        297,290.02          2
    1070-1072 ARROYO SECO DRIVE        7.750          2,131.33         70
                                       7.500          2,131.33      425,000.00
    CAMPBELL         CA   95008          5            05/05/98         00
    5493424                              05           07/01/98          0
    5493424                              N            06/01/28
    0


    1757463          976/976             F          246,000.00         ZZ
                                         360        245,830.70          1
    40920 VALERO DRIVE                 7.875          1,783.68         74
                                       7.625          1,783.68      335,000.00
    FREMONT          CA   94539          2            05/05/98         00
    5493426                              03           07/01/98          0
    5493426                              O            06/01/28
    0


    1757464          976/976             F          359,900.00         ZZ
                                         360        359,626.14          1
    35596 CONOVAN LANE                 7.375          2,485.75         80
                                       7.125          2,485.75      449,888.00
    FREMONT          CA   94536          1            05/18/98         00
    5493459                              05           07/01/98          0
    5493459                              O            06/01/28
    0


    1757467          976/976             F          345,000.00         ZZ
                                         360        344,750.30          1
    2114 FOX HILLS DRIVE               7.625          2,441.89         75
                                       7.375          2,441.89      460,000.00
    LOS ANGELES      CA   90025          5            05/11/98         00
    5495446                              05           07/01/98          0
    5495446                              O            06/01/28
    0


    1757468          976/976             F          205,000.00         ZZ
                                         360        204,858.91          3
    8412 FONTANA STREET AND            7.875          1,486.40         90
    8413 & 8415 STEWART & GRAY RD      7.625          1,486.40      230,000.00
    DOWNEY           CA   90241          2            05/06/98         21
    5495543                              05           07/01/98         25
    5495543                              O            06/01/28
    0


    1757471          976/976             F          248,150.00         ZZ
                                         360        247,970.39          1
1


    18121 JOSHUA LANE                  7.625          1,756.40         70
                                       7.375          1,756.40      355,000.00
    SANTA ANA AREA   CA   92705          5            05/08/98         00
    5495684                              05           07/01/98          0
    5495684                              O            06/01/28
    0


    1757472          976/976             F          650,000.00         ZZ
                                         360        649,517.60          1
    1532 ESPINOSA CIRCLE               7.500          4,544.90         65
                                       7.250          4,544.90    1,000,000.00
    PALOS VERDES ES  CA   90274          2            05/21/98         00
    5495750                              05           07/01/98          0
    5495750                              O            06/01/28
    0


    1757475          976/976             F          260,000.00         T
                                         360        260,000.00          1
    9712 DOLPHIN RIDGE ROAD            7.750          1,862.68         80
                                       7.500          1,862.68      325,000.00
    EMERALD ISLE     NC   28594          1            06/02/98         00
    5497121                              05           08/01/98          0
    5497121                              O            07/01/28
    0


    1757477          976/976             F          321,750.00         ZZ
                                         360        321,544.82          1
    1474 WEST WESLEY ROAD              8.250          2,417.21         53
                                       8.000          2,417.21      615,000.00
    ATLANTA          GA   30327          5            05/15/98         00
    5497138                              05           07/01/98          0
    5497138                              N            06/01/28
    0


    1757480          976/976             F          247,500.00         ZZ
                                         360        247,316.32          1
    5059 CAPISTRANO AVENUE             7.500          1,730.56         75
                                       7.250          1,730.56      330,000.00
    SAN JOSE         CA   95129          1            05/05/98         00
    5498029                              05           07/01/98          0
    5498029                              O            06/01/28
    0


    1757482          976/976             F          230,500.00         ZZ
                                         360        230,341.37          1
    500 BALTIC CIRCLE #508             7.875          1,671.29         80
                                       7.625          1,671.29      288,151.00
    REDWOOD CITY     CA   94065          1            05/08/98         00
    5498048                              01           07/01/98          0
1


    5498048                              O            06/01/28
    0


    1757484          976/976             F          144,000.00         ZZ
                                         360        143,905.80          1
    27253 PORTSMOUTH AVENUE            8.125          1,069.20         80
                                       7.875          1,069.20      180,000.00
    HAYWARD          CA   94545          5            05/14/98         00
    5498079                              05           07/01/98          0
    5498079                              N            06/01/28
    0


    1757485          976/976             F          280,000.00         ZZ
                                         360        279,802.37          1
    1145 MYRTLE DRIVE                  7.750          2,005.96         73
                                       7.500          2,005.96      385,000.00
    SUNNYVALE        CA   94086          5            05/08/98         00
    5498084                              05           07/01/98          0
    5498084                              O            06/01/28
    0


    1757487          976/976             F          382,500.00         T
                                         360        382,235.16          1
    8 VIA LA CUMBRE                    7.875          2,773.40         75
                                       7.625          2,773.40      510,000.00
    LARKSPUR         CA   94939          5            05/08/98         00
    5498144                              05           07/01/98          0
    5498144                              O            06/01/28
    0


    1757488          976/976             F          376,500.00         ZZ
                                         360        376,220.58          2
    30-32 CABRILLO STREET              7.500          2,632.55         75
                                       7.250          2,632.55      502,000.00
    SAN FRANCISCO    CA   94118          5            05/19/98         00
    5498173                              05           07/01/98          0
    5498173                              O            06/01/28
    0


    1757490          976/976             F          270,000.00         ZZ
                                         360        269,818.83          1
    34152 FINNIGAN TERRACE             8.000          1,981.17         75
                                       7.750          1,981.17      363,000.00
    FREMONT          CA   94555          5            05/14/98         00
    5498179                              03           07/01/98          0
    5498179                              N            06/01/28
    0


1


    1757491          976/976             F          149,500.00         ZZ
                                         360        149,399.69          1
    6341 JOAQUIN MURIETA #B            8.000          1,096.98         80
                                       7.750          1,096.98      186,900.00
    NEWARK           CA   94560          1            05/11/98         00
    5498180                              01           07/01/98          0
    5498180                              N            06/01/28
    0


    1757494          976/976             F          342,000.00         ZZ
                                         360        341,764.64          1
    686 KIRK GLEN DRIVE                7.875          2,479.74         95
                                       7.625          2,479.74      360,000.00
    SAN JOSE         CA   95133          1            05/20/98         21
    5498306                              05           07/01/98         30
    5498306                              O            06/01/28
    0


    1757495          976/976             F          208,700.00         ZZ
                                         360        208,566.91          1
    434 REGAL LILY LANE                8.250          1,567.90         80
                                       8.000          1,567.90      261,000.00
    SAN RAMON        CA   94583          1            05/12/98         00
    5498327                              09           07/01/98          0
    5498327                              O            06/01/28
    0


    1757497          976/976             F          277,400.00         ZZ
                                         360        277,188.91          1
    1470 33RD AVENUE                   7.375          1,915.94         80
                                       7.125          1,915.94      346,800.00
    SAN FRANCISCO    CA   94122          1            05/18/98         00
    5498342                              05           07/01/98          0
    5498342                              O            06/01/28
    0


    1757498          976/976             F          213,700.00         ZZ
                                         360        213,503.80          1
    1782 LEDGEWOOD DRIVE               7.750          1,530.98         75
                                       7.500          1,530.98      285,000.00
    SAN JOSE         CA   95124          5            05/22/98         00
    5498371                              05           07/01/98          0
    5498371                              N            06/01/28
    0


    1757500          976/976             F          138,350.00         ZZ
                                         360        138,247.32          1
    6281 JOAQUIN MURIETA AVENUE,#D     7.500            967.37         90
                                       7.250            967.37      153,750.00
1


    NEWARK           CA   94560          1            05/20/98         11
    5498414                              09           07/01/98         25
    5498414                              N            06/01/28
    0


    1757501          976/976             F          300,000.00         ZZ
                                         360        299,788.26          1
    164 ZINFANDEL CIRCLE               7.750          2,149.24         70
                                       7.500          2,149.24      430,000.00
    SCOTTS VALLEY    CA   95066          5            05/27/98         00
    5498518                              03           07/01/98          0
    5498518                              O            06/01/28
    0


    1757506          976/976             F          209,600.00         ZZ
                                         360        209,455.75          1
    3645 ELLY'S ALLEY                  7.875          1,519.75         75
                                       7.625          1,519.75      279,500.00
    PLACERVILLE      CA   95667          1            05/08/98         00
    5501677                              05           07/01/98          0
    5501677                              O            06/01/28
    0


    1757507          976/976             F          192,000.00         ZZ
                                         360        191,877.56          1
    1218 SOUTH PACIFIC STREET          8.250          1,442.44         80
                                       8.000          1,442.44      240,000.00
    OCEANSIDE        CA   92054          1            05/08/98         00
    5501684                              05           07/01/98          0
    5501684                              N            06/01/28
    0


    1757508          976/976             F          240,000.00         ZZ
                                         360        239,834.83          1
    9272 SHELDON ROAD                  7.875          1,740.17         75
                                       7.625          1,740.17      320,000.00
    ELK GROVE        CA   95624          5            05/21/98         00
    5501743                              05           07/01/98          0
    5501743                              N            06/01/28
    0


    1757509          976/976             F          650,000.00         ZZ
                                         360        649,529.55          1
    9500 HEMSWELL PLACE                7.625          4,600.66         80
                                       7.375          4,600.66      821,000.00
    POTOMAC          MD   20854          2            05/15/98         00
    5505063                              05           07/01/98          0
    5505063                              O            06/01/28
    0
1




    1757510          976/976             F          103,500.00         ZZ
                                         360        103,320.98          1
    1496 AMBERWOOD SOUTH               7.750            741.49         75
                                       7.500            741.49      138,000.00
    ANNAPOLIS        MD   21401          5            05/20/98         00
    5505319                              03           07/01/98          0
    5505319                              N            06/01/28
    0


    1757511          976/976             F          337,500.00         ZZ
                                         360        337,267.73          1
    240 SHIPPING CREEK ROAD            7.875          2,447.11         75
                                       7.625          2,447.11      450,000.00
    STEVENSVILLE     MD   21666          5            05/18/98         00
    5505341                              05           07/01/98          0
    5505341                              O            06/01/28
    0


    1757513          976/976             F          255,200.00         ZZ
                                         360        255,019.88          1
    2126 CONNECTICUT AVE NW #14        7.750          1,828.29         80
                                       7.500          1,828.29      319,000.00
    WASHINGTON       DC   20008          1            05/29/98         00
    5505668                              06           07/01/98          0
    5505668                              O            06/01/28
    0


    1757517          976/976             F          400,000.00         ZZ
                                         360        399,744.93          1
    1 CENTRAL PARK WEST, #402          8.250          3,005.07         55
                                       8.000          3,005.07      735,694.00
    NEW YORK         NY   10023          1            05/21/98         00
    5506002                              01           07/01/98          0
    5506002                              N            06/01/28
    0


    1757519          976/976             F          110,700.00         ZZ
                                         360        110,632.93          1
    300 SANCHEZ AVE                    8.500            851.19         90
                                       8.250            851.19      123,000.00
    ORMOND BEACH     FL   32174          1            05/13/98         11
    5506482                              05           07/01/98         25
    5506482                              N            06/01/28
    0


    1757531          976/976             F          280,000.00         ZZ
                                         360        279,807.31          1
1


    2704 TWO BROTHERS COURT            7.875          2,030.19         80
                                       7.625          2,030.19      350,000.00
    OCEANSIDE        NY   11572          1            05/20/98         00
    5508267                              05           07/01/98          0
    5508267                              O            06/01/28
    0


    1757534          976/976             F          168,000.00         ZZ
                                         360        167,881.42          1
    14056 VALE COURT                   7.750          1,203.58         80
                                       7.500          1,203.58      210,000.00
    EDEN PRAIRIE     MN   55343          5            05/11/98         00
    5508719                              05           07/01/98          0
    5508719                              N            06/01/28
    0


    1757544          976/976             F          600,000.00         ZZ
                                         360        599,597.41          1
    6280 CROOKED STICK CIRCLE          8.000          4,402.59         80
                                       7.750          4,402.59      750,000.00
    STOCKTON         CA   95219          5            05/14/98         00
    5510492                              03           07/01/98          0
    5510492                              O            06/01/28
    0


    1757550          976/976             F          124,200.00         ZZ
                                         360        124,124.75          1
    10747 FIRE ISLAND CIRCLE           8.500            955.00         90
                                       8.250            955.00      138,000.00
    STOCKTON         CA   95209          2            05/18/98         11
    5510764                              05           07/01/98         25
    5510764                              N            06/01/28
    0


    1757553          976/976             F          271,000.00         ZZ
                                         360        270,788.59          1
    16612 IRONSTONE COURT              7.250          1,848.70         72
                                       7.000          1,848.70      380,000.00
    RAMONA           CA   92065          2            05/21/98         00
    5512194                              03           07/01/98          0
    5512194                              O            06/01/28
    0


    1757558          976/976             F          225,000.00         ZZ
                                         360        224,655.01          3
    15 NARRAGANSETT AVENUE             8.875          1,790.21         90
                                       8.625          1,790.21      250,000.00
    NEWPORT          RI   02840          1            06/05/98         10
    5513128                              05           07/01/98         25
1


    5513128                              N            06/01/28
    0


    1757559          976/976             F          105,000.00         ZZ
                                         360        104,922.07          3
    8280 A & 8280 B BANANA AVENUE      7.500            734.18         75
                                       7.250            734.18      140,000.00
    FONTANA          CA   92335          5            05/08/98         00
    5514134                              05           07/01/98          0
    5514134                              N            06/01/28
    0


    1757564          976/976             F          187,000.00         ZZ
                                         360        186,871.31          1
    350 SOUTH RIVER ROAD               7.875          1,355.88         72
                                       7.625          1,355.88      261,000.00
    NEW HOPE         PA   18938          2            05/26/98         00
    5515239                              01           07/01/98          0
    5515239                              N            06/01/28
    0


    1757571          976/976             F          368,000.00         ZZ
                                         360        368,000.00          1
    2834 QUEENS COURTYARD DRIVE        7.750          2,636.40         80
                                       7.500          2,636.40      460,000.00
    LAS VEGAS        NV   89109          1            06/01/98         00
    5517202                              03           08/01/98          0
    5517202                              O            07/01/28
    0


    1757572          976/976             F          142,500.00         ZZ
                                         360        142,500.00          1
    2836 QUEENS COURTYARD DRIVE        8.000          1,045.62         75
                                       7.750          1,045.62      190,000.00
    LAS VEGAS        NV   89109          1            06/01/98         00
    5517208                              03           08/01/98          0
    5517208                              N            07/01/28
    0


    1757573          976/976             F          145,500.00         ZZ
                                         360        145,500.00          1
    5028 FOREST OAKS DRIVE             7.750          1,042.38         73
                                       7.500          1,042.38      200,000.00
    LAS VEGAS        NV   89129          2            06/04/98         00
    5517286                              03           08/01/98          0
    5517286                              N            07/01/28
    0


1


    1757576          976/976             F          235,000.00         ZZ
                                         360        233,160.26          1
    8579 SW FIR LANE TERRACE           7.500          1,643.16         63
                                       7.250          1,643.16      375,000.00
    PORTLAND         OR   97223          2            05/12/98         00
    5517869                              05           07/01/98          0
    5517869                              O            06/01/28
    0


    1757577          976/976             F          125,550.00         ZZ
                                         360        125,469.94          2
    225-227 25TH AVENUE SE             8.250            943.22         90
                                       8.000            943.22      139,500.00
    ALBANY           OR   97321          1            05/19/98         04
    5517870                              05           07/01/98         25
    5517870                              N            06/01/28
    0


    1757580          976/976             F          122,800.00         ZZ
                                         360        122,721.69          1
    542 LANDRA LANE                    8.250            922.56         80
                                       8.000            922.56      153,500.00
    HENDERSON        NV   89015          1            05/13/98         00
    5519689                              03           07/01/98          0
    5519689                              N            06/01/28
    0


    1757589          B75/G02             F           94,500.00         ZZ
                                         360         94,441.26          1
    5129 E PARADISE DRIVE              8.375            718.27         90
                                       8.125            718.27      105,000.00
    SCOTTSDALE       AZ   85254          1            05/06/98         11
    0430860239                           05           07/01/98         25
    7705452                              N            06/01/28
    0


    1757594          B75/G02             F          650,000.00         ZZ
                                         360        649,595.99          1
    520 RANCHITOS ROAD N W             8.375          4,940.47         75
                                       8.125          4,940.47      875,000.00
    ALBUQUERQUE      NM   87107          2            05/20/98         00
    0430855197                           05           07/01/98          0
    7952682                              O            06/01/28
    0


    1757595          624/G02             F           41,400.00         ZZ
                                         360         41,400.00          1
    708 CHALET COURT                   8.625            322.00         90
                                       8.375            322.00       46,000.00
1


    COLLEGE STATION  TX   77840          1            06/05/98         11
    0430843037                           05           08/01/98         30
    82001680073F                         O            07/01/28
    0


    1757610          E22/G02             F          350,000.00         ZZ
                                         360        349,552.11          1
    3 HORSESHOE LANE                   8.250          2,629.43         69
                                       8.000          2,629.43      510,000.00
    RYEBROOK         NY   10573          2            04/23/98         00
    0410778906                           05           06/01/98          0
    410778906                            O            05/01/28
    0


    1757617          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
    6986 A STAGECOACH ROAD             7.500            964.92         80
                                       7.250            964.92      172,540.00
    DUBLIN           CA   94568          1            05/27/98         00
    0410871685                           01           08/01/98          0
    410871685                            O            07/01/28
    0


    1757618          E22/G02             F          154,000.00         ZZ
                                         360        153,899.26          1
    2035 MONTEREY DRIVE                8.125          1,143.45         80
                                       7.875          1,143.45      192,500.00
    LIVERMORE        CA   94550          1            05/21/98         00
    0410851851                           09           07/01/98          0
    410851851                            O            06/01/28
    0


    1757621          E22/G02             F          129,600.00         ZZ
                                         360        129,508.53          1
    3605 SILVERADO DRIVE               7.750            928.47         80
                                       7.500            928.47      162,000.00
    CARSON CITY      NV   89705          1            05/28/98         00
    0410877344                           05           07/01/98          0
    410877344                            O            06/01/28
    0


    1757623          E22/G02             F          112,000.00         ZZ
                                         360        111,922.92          1
    1736 CARDINAL COURT                7.875            812.08         80
                                       7.625            812.08      140,000.00
    CHICO            CA   95926          1            05/26/98         00
    0410869945                           05           07/01/98          0
    410869945                            O            06/01/28
    0
1




    1757624          E22/G02             F           24,300.00         ZZ
                                         360         24,286.73          1
    508 EAST CORBY                     9.000            195.52         90
                                       8.750            195.52       27,000.00
    SOUTH BEND       IN   46617          1            06/05/98         04
    0410899942                           05           07/01/98         25
    410899942                            N            06/01/28
    0


    1757625          E22/G02             F           73,000.00         ZZ
                                         360         72,951.02          1
    4565 TOPAZ DRIVE                   8.000            535.65         57
                                       7.750            535.65      130,000.00
    HOFFMAN ESTATES  IL   60195          2            05/28/98         00
    0410853626                           09           07/01/98          0
    410853626                            O            06/01/28
    0


    1757626          E22/G02             F          112,000.00         ZZ
                                         360        111,918.94          3
    133 BENHAM RD.                     7.625            792.73         80
                                       7.375            792.73      140,000.00
    GROTON           CT   06340          1            06/05/98         00
    0410863682                           05           07/01/98          0
    410863682                            O            06/01/28
    0


    1757627          E22/G02             F           82,800.00         ZZ
                                         360         82,754.77          1
    1408 BRICKELL BAY DRIVE            9.000            666.23         90
    UNIT #102                          8.750            666.23       92,000.00
    MIAMI            FL   33131          1            06/05/98         04
    0410853550                           06           07/01/98         25
    410853550                            N            06/01/28
    0


    1757628          E22/G02             F          335,000.00         ZZ
                                         360        334,769.46          1
    29020 HOLLOW OAK COURT             7.875          2,428.98         75
                                       7.625          2,428.98      450,000.00
    AGOURA HILLS     CA   91301          5            05/20/98         00
    0410863328                           03           07/01/98          0
    410863328                            O            06/01/28
    0


    1757629          E22/G02             F           94,000.00         ZZ
                                         360         93,935.31          1
1


    534 ALPINE AVENUE                  7.875            681.57         72
                                       7.625            681.57      132,000.00
    AULT             CO   80610          1            06/02/98         00
    0410865703                           05           07/01/98         12
    410865703                            N            06/01/28
    0


    1757630          E22/G02             F           63,000.00         ZZ
                                         360         62,963.76          1
    608 LA JUANA CT                    8.750            495.62         70
                                       8.500            495.62       90,000.00
    PORT ARANSAS     TX   78373          5            05/18/98         00
    0410816003                           05           07/01/98          0
    410816003                            N            06/01/28
    0


    1757632          E22/G02             F          188,000.00         T
                                         360        188,000.00          1
    18846 MEMO COURT                   8.250          1,412.38         80
                                       8.000          1,412.38      235,000.00
    LOS ANGELES      CA   91326          1            06/02/98         00
    0410884431                           05           08/01/98          0
    410884431                            O            07/01/28
    0


    1757634          E22/G02             F          120,000.00         T
                                         360        120,000.00          1
    4214 E. LIBERTY LANE               8.375            912.09         69
                                       8.125            912.09      175,000.00
    PHOENIX          AZ   85044          1            06/03/98         00
    0410896658                           05           08/01/98          0
    410896658                            O            07/01/28
    0


    1757636          E22/G02             F          172,000.00         ZZ
                                         360        171,572.35          1
    108 CLAPBOARD RIDGE ROAD           7.500          1,202.65         80
                                       7.250          1,202.65      215,000.00
    DANBURY          CT   06811          1            06/04/98         00
    0410838957                           05           07/01/98          0
    410838957                            O            06/01/28
    0


    1757638          E22/G02             F           53,200.00         ZZ
                                         360         53,164.31          1
    1612 JEFFERSON AVE.                8.000            390.36         80
    UNIT #PH03                         7.750            390.36       66,500.00
    MIAMI BEACH      FL   33139          1            06/04/98         00
    0410881544                           08           07/01/98          0
1


    410881544                            O            06/01/28
    0


    1757640          E22/G02             F          119,200.00         ZZ
                                         360        119,113.73          1
    8409 JONQUIL WAY                   7.625            843.69         80
                                       7.375            843.69      149,000.00
    CITRUS HEIGHTS   CA   95610          1            05/20/98         00
    0410878714                           05           07/01/98          0
    410878714                            O            06/01/28
    0


    1757647          B28/G02             F          168,150.00         ZZ
                                         360        168,150.00          1
    9235 GINGER HILL COURT             7.875          1,219.21         75
                                       7.625          1,219.21      224,234.00
    COLORADO SPRING  CO   80920          4            06/05/98         00
    0430856989                           05           08/01/98          0
    5980292                              O            07/01/28
    0


    1757661          E22/G02             F          149,950.00         ZZ
                                         360        149,950.00          4
    340 WEST 45TH STREET               7.500          1,048.47         60
                                       7.250          1,048.47      250,000.00
    LOS ANGELES      CA   91737          2            06/04/98         00
    0410886600                           05           08/01/98          0
    410886600                            N            07/01/28
    0


    1757667          E22/G02             F           35,100.00         ZZ
                                         360         35,081.32          1
    1326 CASS STREET                   9.125            285.59         90
                                       8.875            285.59       39,000.00
    NILES            MI   49120          1            06/04/98         04
    0410883979                           05           07/01/98         25
    410883979                            N            06/01/28
    0


    1757669          E22/G02             F          229,600.00         ZZ
                                         360        229,600.00          1
    646 CAYUGA DRIVE                   7.750          1,644.88         80
                                       7.500          1,644.88      287,000.00
    SAN JOSE         CA   95123          1            06/03/98         00
    0410884860                           05           08/01/98          0
    410884860                            O            07/01/28
    0


1


    1757671          E22/G02             F           81,000.00         ZZ
                                         360         80,950.93          4
    112 SOUTH WILDRIDGE DR             8.500            622.82         90
                                       8.250            622.82       90,000.00
    KOKOMO           IN   46901          1            06/05/98         04
    0410887509                           05           07/01/98         25
    410887509                            O            06/01/28
    0


    1757672          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    5429 GENTRY LANE                   7.750          1,318.20         80
                                       7.500          1,318.20      230,000.00
    CARSON CITY      NV   89701          5            05/29/98         00
    0410875017                           05           08/01/98          0
    410875017                            O            07/01/28
    0


    1757675          E22/G02             F          136,000.00         ZZ
                                         360        135,911.03          2
    248 PALATINE ROAD                  8.125          1,009.80         80
                                       7.875          1,009.80      170,000.00
    PALATINE         IL   60067          1            06/03/98         00
    0410897300                           05           07/01/98          0
    410897300                            O            06/01/28
    0


    1757676          E22/G02             F           73,750.00         ZZ
                                         360         73,696.62          1
    1116 12TH AVENUE                   7.625            522.00         87
                                       7.375            522.00       85,000.00
    GREELEY          CO   80631          1            06/01/98         04
    0430843912                           05           07/01/98         25
    410876866                            O            06/01/28
    0


    1757681          E22/G02             F          100,000.00         ZZ
                                         360         99,936.23          1
    4 SADDLEBROOK DRIVE                8.250            751.27         68
                                       8.000            751.27      147,500.00
    WASHINGTON TWP   NJ   08080          1            06/04/98         00
    0410866784                           05           07/01/98          0
    410866784                            O            06/01/28
    0


    1757686          E22/G02             F           54,900.00         ZZ
                                         360         54,900.00          1
    238 HEMLOCK STREET                 8.625            427.01         90
                                       8.375            427.01       61,000.00
1


    HUDSON           NC   28638          1            06/10/98         04
    0410844054                           05           08/01/98         25
    410844054                            N            07/01/28
    0


    1757688          E22/G02             F          125,100.00         ZZ
                                         360        125,020.23          1
    1042 EAST JEFFREY STREET           8.250            939.83         80
                                       8.000            939.83      156,380.00
    BOCA RATON       FL   33487          1            06/05/98         00
    0410866446                           09           07/01/98          0
    410866446                            O            06/01/28
    0


    1757689          E22/G02             F          117,000.00         ZZ
                                         360        116,929.12          3
    98 LYONS AVE                       8.500            899.63         90
                                       8.250            899.63      130,000.00
    NEWARK           NJ   07112          1            06/03/98         04
    0410876585                           05           07/01/98         25
    410876585                            O            06/01/28
    0


    1757690          A80/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    11240 SW 7TH STREET                8.750          1,022.71         90
                                       8.500          1,022.71      145,000.00
    SWEETWATER       FL   33174          1            06/08/98         01
    0430856666                           05           08/01/98         25
    9816419                              N            07/01/28
    0


    1757692          E22/G02             F           25,650.00         ZZ
                                         360         25,650.00          1
    803  12TH STREET                   8.875            204.08         90
                                       8.625            204.08       28,500.00
    PORT HURON       MI   48060          1            06/05/98         04
    0410885545                           05           08/01/98         25
    410885545                            N            07/01/28
    0


    1757694          E22/G02             F           78,000.00         T
                                         360         77,780.25          1
    14912 SW 104 STREET                8.625            606.68         65
                                       8.375            606.68      120,000.00
    MIAMI            FL   33196          1            05/26/98         00
    0410795553                           01           07/01/98          0
    410795553                            O            06/01/28
    0
1




    1757699          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    6554 NORTH WINDLOCH CIRCLE         8.125          1,262.25         85
                                       7.875          1,262.25      200,000.00
    PARKER           CO   80134          5            06/05/98         04
    0410891345                           05           08/01/98         12
    410891345                            O            07/01/28
    0


    1757717          E22/G02             F          104,000.00         T
                                         360        104,000.00          1
    3700 GALT OCEAN DRIVE              8.500            799.67         80
    UNIT #411                          8.250            799.67      130,000.00
    FORT LAUDERDALE  FL   33308          1            06/10/98         95
    0410882690                           06           08/01/98          0
    410882690                            O            07/01/28
    0


    1757722          896/G02             F          112,000.00         ZZ
                                         360        111,920.94          1
    58 WEST MINISH LAKE RD             7.750            802.39         80
                                       7.500            802.39      140,000.00
    COMMERCE         GA   30530          4            05/29/98         00
    0430851204                           05           07/01/98          0
    14503                                O            06/01/28
    0


    1757727          E22/G02             F          154,700.00         ZZ
                                         360        154,700.00          1
    521-B BANNISTER WAY                7.375          1,068.47         80
                                       7.125          1,068.47      193,416.00
    SIMI VALLEY      CA   93065          1            06/04/98         00
    0410817365                           01           08/01/98          0
    410817365                            O            07/01/28
    0


    1757730          E22/G02             F          133,700.00         ZZ
                                         360        133,700.00          1
    1025 MARBELWOOD AVENUE             7.875            969.42         80
                                       7.625            969.42      167,322.00
    LAS VEGAS        NV   89123          1            06/02/98         00
    0410879654                           03           08/01/98          0
    410879654                            O            07/01/28
    0


    1757736          E22/G02             F          249,650.00         ZZ
                                         360        249,650.00          1
1


    33 BEAVER POND                     8.375          1,897.52         80
                                       8.125          1,897.52      312,100.00
    MADISON          CT   06443          1            06/11/98         00
    0410844286                           05           08/01/98          0
    410844286                            O            07/01/28
    0


    1757738          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
    35 INDIGO PLACE                    8.250          2,043.45         80
                                       8.000          2,043.45      340,000.00
    CORRALES         NM   87048          1            06/10/98         00
    0410865075                           05           08/01/98          0
    410865075                            O            07/01/28
    0


    1757739          E22/G02             F           82,450.00         ZZ
                                         360         82,450.00          1
    481 6403 ROAD                      7.750            590.68         85
                                       7.500            590.68       97,000.00
    MONTROSE         CO   81401          5            06/05/98         23
    0410890677                           05           08/01/98          0
    410890677                            O            07/01/28
    0


    1757747          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          2
    1601 MELROSE DRIVE SW              8.500            380.61         90
                                       8.250            380.61       55,000.00
    ATLANTA          GA   30310          1            06/10/98         04
    0410896963                           05           08/01/98         25
    410896963                            N            07/01/28
    0


    1757749          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    1314 JEFFERSON AVENUE              8.625            630.01         90
                                       8.375            630.01       90,000.00
    YAKIMA           WA   98902          1            06/01/98         01
    0410826937                           05           08/01/98         30
    410826937                            N            07/01/28
    0


    1757751          E22/G02             F          263,800.00         ZZ
                                         360        263,800.00          4
    5609-11-13-15 N. LONDON PLACE      8.375          2,005.07         75
                                       8.125          2,005.07      351,750.00
    KANSAS CITY      MO   64151          2            06/10/98         00
    0410846315                           05           08/01/98          0
1


    410846315                            N            07/01/28
    0


    1757752          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          2
    28-30 CENTER STREET                8.500          1,014.97         80
                                       8.250          1,014.97      165,000.00
    SPRINGFIELD      NJ   07081          1            06/11/98         00
    0410866339                           05           08/01/98          0
    410866339                            O            07/01/28
    0


    1757754          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    429 ELMWOOD ST.                    9.000            362.08         90
                                       8.750            362.08       50,000.00
    JOLIET           IL   60433          1            06/11/98         04
    0410885461                           05           08/01/98         25
    410885461                            N            07/01/28
    0


    1757755          E22/G02             F          631,200.00         ZZ
                                         360        631,200.00          1
    4358 COMMONWEALTH AVENUE           7.875          4,576.64         80
                                       7.625          4,576.64      789,000.00
    LA CANADA-FLINT  CA   91011          1            06/08/98         00
    0410835722                           05           08/01/98          0
    410835722                            O            07/01/28
    0


    1757756          E22/G02             F           84,600.00         ZZ
                                         360         84,600.00          2
    707 SOUTH 12TH AVENUE              8.500            650.50         90
                                       8.250            650.50       94,000.00
    YAKIMA           WA   98902          1            06/02/98         01
    0410826911                           05           08/01/98         30
    410826911                            N            07/01/28
    0


    1757757          E22/G02             F          263,800.00         ZZ
                                         360        263,800.00          4
    5601-03-015-07 N. LONDON AVENU     8.375          2,005.07         75
                                       8.125          2,005.07      351,750.00
    KANSAS CITY      MO   64151          2            06/10/98         00
    0410846166                           05           08/01/98          0
    410846166                            N            07/01/28
    0


1


    1757758          E22/G02             F           63,200.00         ZZ
                                         360         63,200.00          2
    5618 & 5620 HEARTHWOOD COURT       8.250            474.80         80
                                       8.000            474.80       79,000.00
    ARLINGTON        TX   76016          1            06/11/98         00
    0410885321                           05           08/01/98          0
    410885321                            O            07/01/28
    0


    1757764          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    1384 SAPPHIRE DRAGON STRE          7.750          1,432.82         80
                                       7.500          1,432.82      252,800.00
    THOUSAND OAKS    CA   91320          1            06/09/98         00
    0410861538                           03           08/01/98          0
    410861538                            O            07/01/28
    0


    1757765          E22/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
    4500 ANTIGUA WAY                   7.625          1,401.43         80
    UNIT #156                          7.375          1,401.43      247,500.00
    OXNARD           CA   93035          1            06/01/98         00
    0410894190                           01           08/01/98          0
    410894190                            O            07/01/28
    0


    1757767          E22/G02             F           45,600.00         T
                                         360         45,600.00          1
    4000 SURFSIDE BOULEVARD            7.750            326.68         80
    UNIT # 606                         7.500            326.68       57,000.00
    CORPUS CHRISTI   TX   78402          1            06/05/98         00
    0410842264                           06           08/01/98          0
    410842264                            O            07/01/28
    0


    1757769          E22/G02             F           78,300.00         ZZ
                                         360         78,300.00          2
    1212-1214 CHELTON AVENUE           8.750            615.99         90
                                       8.500            615.99       87,000.00
    BROOKLINE        PA   15246          1            06/11/98         10
    0410853188                           05           08/01/98         25
    410853188                            N            07/01/28
    0


    1757774          E22/G02             F          330,000.00         ZZ
                                         360        330,000.00          2
    3222 23RD STREET                   8.375          2,508.24         70
                                       8.125          2,508.24      475,000.00
1


    SANTA MONICA     CA   90405          5            06/04/98         00
    0410877484                           05           08/01/98          0
    410877484                            O            07/01/28
    0


    1757778          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          3
    810 INDIANA AVENUE (VENIC          7.625          1,592.54         75
                                       7.375          1,592.54      300,000.00
    LOS ANGELES      CA   90291          1            06/04/98         00
    0410885313                           05           08/01/98          0
    410885313                            O            07/01/28
    0


    1757789          E22/G02             F           59,150.00         ZZ
                                         359         59,078.09          1
    2835 SOUTH MONACO PARKWAY1-101     8.500            454.81         75
                                       8.250            454.81       78,900.00
    DENVER           CO   80222          1            05/27/98         00
    0410867105                           01           07/01/98          0
    410867105                            N            05/01/28
    0


    1757790          E22/G02             F           95,400.00         ZZ
                                         360         95,400.00          3
    1316,1318,1320 JEFFERSON           8.625            742.01         90
                                       8.375            742.01      106,000.00
    YAKIMA           WA   98902          1            06/02/98         04
    0410827331                           05           08/01/98         30
    410827331                            N            07/01/28
    0


    1757791          E22/G02             F          150,750.00         ZZ
                                         360        150,750.00          1
    529 BLARNEY CIRCLE                 7.625          1,067.00         80
                                       7.375          1,067.00      188,490.00
    VACAVILLE        CA   95688          1            05/27/98         00
    0410866685                           05           08/01/98          0
    410866685                            O            07/01/28
    0


    1757797          E22/G02             F           82,550.00         ZZ
                                         360         82,550.00          1
    1003 E. MOORHEAD CIRCLE            9.000            664.22         65
                                       8.750            664.22      127,000.00
    BOULDER          CO   80303          5            06/10/98         00
    0410870463                           09           08/01/98          0
    410870463                            N            07/01/28
    0
1




    1757798          664/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    8319 NW 14TH COURT                 8.125          1,217.70         80
                                       7.875          1,217.70      205,000.00
    VANCOUVER        WA   98665          1            06/01/98         00
    0430859116                           05           08/01/98          0
    2597276                              O            07/01/28
    0


    1757813          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    112 N. SALEM DR.                   8.500            622.82         90
                                       8.250            622.82       90,000.00
    SCHAUMBURG       IL   60194          1            06/11/98         10
    0410894430                           01           08/01/98         25
    410894430                            N            07/01/28
    0


    1757816          E26/G02             F           97,600.00         ZZ
                                         360         97,536.15          1
    600 BAYSIDE AVENUE                 8.125            724.68         80
                                       7.875            724.68      122,000.00
    BEACHWOOD        NJ   08722          1            06/01/98         00
    0430851295                           05           07/01/98          0
    62800209                             O            06/01/28
    0


    1757818          664/G02             F          136,500.00         ZZ
                                         360        136,408.41          1
    2413-2415-2416 1/2 BURNSIDE        8.000          1,001.59         65
                                       7.750          1,001.59      210,000.00
    LOS ANGELES      CA   90019          5            05/26/98         00
    0430858415                           05           07/01/98          0
    1566453                              O            06/01/28
    0


    1757820          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    4724 WEST 171ST STREET             7.875            942.59         80
                                       7.625            942.59      162,500.00
    LAWNDALE         CA   90260          5            05/29/98         00
    0410888499                           05           08/01/98          0
    410888499                            O            07/01/28
    0


    1757822          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
1


    2173 CARPATHIAN                    9.125          1,244.86         90
                                       8.875          1,244.86      170,000.00
    WEST BLOOMFIELD  MI   48324          1            06/11/98         04
    0410848790                           05           08/01/98         25
    410848790                            N            07/01/28
    0


    1757835          664/G02             F          150,000.00         ZZ
                                         360        149,896.77          1
    1055 OLYMPIC LANE #16              7.875          1,087.61         72
                                       7.625          1,087.61      210,000.00
    SEASIDE          CA   93955          5            05/26/98         00
    0430878645                           05           07/01/98          0
    2560175                              O            06/01/28
    0


    1757997          H17/G02             F           46,500.00         ZZ
                                         360         46,500.00          1
    6 SEACREST DRIVE                   7.250            317.21         75
                                       7.000            317.21       62,000.00
    ORMOND BEACH     FL   32176          1            06/12/98         00
    0430864728                           05           08/01/98          0
    703424C                              O            07/01/28
    0


    1758004          E22/G02             F           71,950.00         ZZ
                                         360         71,901.73          1
    1504 ARBOR RIDGE DRIVE             8.000            527.94         80
                                       7.750            527.94       89,990.00
    FT. WORTH        TX   76112          1            06/03/98         00
    0410891121                           05           07/01/98          0
    410891121                            O            06/01/28
    0


    1758007          E22/G02             F          224,000.00         ZZ
                                         360        223,849.70          1
    38 TEAK ROAD                       8.000          1,643.63         75
                                       7.750          1,643.63      300,000.00
    WAYNE            NJ   07470          1            06/01/98         00
    0410809230                           05           07/01/98          0
    410809230                            N            06/01/28
    0


    1758010          E22/G02             F          152,000.00         ZZ
                                         360        151,895.39          1
    2611 174TH AVENUE NORTHEAST        7.875          1,102.11         80
                                       7.625          1,102.11      190,000.00
    REDMOND          WA   98052          5            05/19/98         00
    0410840920                           09           07/01/98          0
1


    410840920                            O            06/01/28
    0


    1758012          E22/G02             F          260,800.00         ZZ
                                         360        260,620.52          1
    4035 VINEYARD AVENUE               7.875          1,890.98         80
                                       7.625          1,890.98      326,000.00
    PLEASANTON       CA   94566          1            05/12/98         00
    0410835128                           03           07/01/98          0
    410835128                            O            06/01/28
    0


    1758015          E22/G02             F           60,750.00         ZZ
                                         360         60,715.05          2
    7824 37TH AVENUE / 5912 79TH S     8.750            477.92         75
    STREET                             8.500            477.92       81,000.00
    SACRAMENTO       CA   95824          1            05/18/98         00
    0410847479                           05           07/01/98          0
    410847479                            N            06/01/28
    0


    1758016          E22/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
    935 S ATLANTIC DRIVE               8.750            416.95         75
    UNIT # 241                         8.500            416.95       70,700.00
    DAYTONA BEACH    FL   32114          1            06/02/98         00
    0410832109                           20           08/01/98          0
    410832109                            O            07/01/28
    0


    1758023          E22/G02             F          212,950.00         ZZ
                                         360        212,795.87          1
    5310 ERICKSON DRIVE                7.625          1,507.25         80
                                       7.375          1,507.25      266,245.00
    GRANITE BAY      CA   95746          1            05/22/98         00
    0410624522                           03           07/01/98          0
    410624522                            O            06/01/28
    0


    1758043          E22/G02             F           61,650.00         ZZ
                                         360         61,612.65          1
    257 WINTER PARK DRIVE              8.500            474.04         65
                                       8.250            474.04       94,900.00
    WINTER PARK      CO   80482          1            06/02/98         00
    0410877658                           01           07/01/98          0
    410877658                            N            06/01/28
    0


1


    1758048          E22/G02             F           84,000.00         ZZ
                                         360         83,950.41          1
    590 NEBRASKA STREET                8.625            653.34         80
                                       8.375            653.34      105,000.00
    EUGENE           OR   97402          1            05/20/98         00
    0410884241                           05           07/01/98          0
    410884241                            N            06/01/28
    0


    1758049          E22/G02             F          104,000.00         ZZ
                                         360        103,937.00          2
    1339-41 JOSEPH STREET              8.500            799.67         80
                                       8.250            799.67      130,000.00
    NEW ORLEANS      LA   70115          1            06/05/98         00
    0410867469                           05           07/01/98          0
    410867469                            O            06/01/28
    0


    1758053          420/G02             F          339,900.00         ZZ
                                         360        339,647.74          1
    35561 BLACKBURN DRIVE              7.500          2,376.64         80
                                       7.250          2,376.64      425,000.00
    NEWARK           CA   94560          1            05/21/98         00
    0430845248                           05           07/01/98          0
    374793                               O            06/01/28
    0


    1758054          E22/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
    226 W NORTH 1ST STREET             7.875            304.53         70
                                       7.625            304.53       60,000.00
    MONTROSE         CO   80401          1            06/04/98         00
    0410843254                           05           08/01/98          0
    410843254                            N            07/01/28
    0


    1758061          E22/G02             F          247,000.00         ZZ
                                         360        246,857.89          2
    102 GRACE STREET                   8.750          1,943.15         95
                                       8.500          1,943.15      260,000.00
    JERSEY CITY      NJ   07307          2            05/28/98         10
    0410859755                           05           07/01/98         30
    410859755                            O            06/01/28
    0


    1758063          180/G02             F           29,700.00         ZZ
                                         360         29,682.00          1
    400 NW 96TH STREET                 8.500            228.37         90
                                       8.250            228.37       33,000.00
1


    OKLAHOMA CITY    OK   73114          1            05/29/98         04
    0430862110                           05           07/01/98         25
    12900874                             N            06/01/28
    0


    1758074          E22/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
    3400 CAMBRIDGE DRIVE               7.875            904.89         80
                                       7.625            904.89      156,000.00
    ARLINGTON        TX   76013          1            06/01/98         00
    0410888804                           05           08/01/98          0
    410888804                            O            07/01/28
    0


    1758079          E22/G02             F          110,400.00         ZZ
                                         360        110,400.00          1
    400 NORTH LOUISE STREET            8.000            810.08         80
    UNIT # 103                         7.750            810.08      138,000.00
    GLENDALE         CA   91206          1            06/01/98         00
    0410877732                           01           08/01/98          0
    410877732                            O            07/01/28
    0


    1758088          766/G02             F           97,050.00         ZZ
                                         360         97,050.00          3
    8517 LAIRD STREET                  8.625            754.84         90
                                       8.375            754.84      107,850.00
    PANAMA CITY BEA  FL   32408          1            06/05/98         04
    0430854687                           05           08/01/98         25
    98AH0059                             O            07/01/28
    0


    1758098          E22/G02             F           81,700.00         ZZ
                                         360         81,649.22          1
    4600 WEST 78TH STREET              8.375            620.98         85
                                       8.125            620.98       97,000.00
    PRAIRIE VILLAGE  KS   66208          2            06/03/98         04
    0410874267                           05           07/01/98         20
    410874267                            N            06/01/28
    0


    1758112          E22/G02             F          500,000.00         ZZ
                                         360        499,712.33          1
    1326 GATEWAY ROAD                  8.750          3,933.50         80
                                       8.500          3,933.50      625,000.00
    SNOWMASS         CO   81654          5            05/22/98         00
    0410832414                           03           07/01/98          0
    410832414                            O            06/01/28
    0
1




    1758113          E22/G02             F          196,000.00         ZZ
                                         360        195,861.66          1
    18925 MAPLEWOOD LANE               7.750          1,404.17         80
                                       7.500          1,404.17      245,000.00
    LEESBURG         VA   20176          2            05/22/98         00
    0410814354                           05           07/01/98          0
    410814354                            O            06/01/28
    0


    1758120          E22/G02             F          170,000.00         ZZ
                                         360        169,907.14          2
    101 JERSEY CITY AVENUE             9.000          1,367.86         90
                                       8.750          1,367.86      190,000.00
    LAVALETTE        NJ   08735          1            06/03/98         11
    0410864136                           05           07/01/98         25
    410864136                            N            06/01/28
    0


    1758123          E22/G02             F          100,800.00         ZZ
                                         360        100,732.37          1
    1801 ROBIN LANE                    8.000            739.63         80
                                       7.750            739.63      126,000.00
    GARLAND          TX   75042          1            05/29/98         00
    0410861835                           05           07/01/98          0
    410861835                            O            06/01/28
    0


    1758131          E22/G02             F           40,500.00         ZZ
                                         360         40,476.09          1
    114 SOUTH WILDRIDGE DR             8.625            315.00         90
                                       8.375            315.00       45,000.00
    KOKOMO           IN   46901          1            06/05/98         04
    0410892004                           05           07/01/98         25
    410892004                            N            06/01/28
    0


    1758138          E22/G02             F          139,900.00         ZZ
                                         360        139,798.75          1
    5415 TREELINE DRIVE                7.625            990.20         80
                                       7.375            990.20      174,900.00
    CENTERVILLE      VA   20120          1            05/29/98         00
    0410863211                           03           07/01/98          0
    410863211                            O            06/01/28
    0


    1758139          E22/G02             F           55,350.00         ZZ
                                         360         55,316.47          1
1


    201 SIXTH STREET                   8.500            425.59         90
                                       8.250            425.59       61,500.00
    WARETOWN         NJ   08758          1            05/28/98         11
    0410846950                           05           07/01/98         25
    410846950                            N            06/01/28
    0


    1758143          E22/G02             F          120,000.00         ZZ
                                         360        119,915.31          1
    6521 WEST 111TH PLACE              7.750            859.69         80
                                       7.500            859.69      150,000.00
    BROOMFIELD       CO   80020          2            05/22/98         00
    0410871750                           05           07/01/98          0
    410871750                            O            06/01/28
    0


    1758144          E22/G02             F           45,000.00         ZZ
                                         360         44,972.74          1
    2180 CYPRESS BLVD                  8.500            346.01         63
                                       8.250            346.01       72,000.00
    KISSIMMEE        FL   34743          5            06/05/98         00
    0410887954                           09           07/01/98          0
    410887954                            N            06/01/28
    0


    1758147          E22/G02             F          107,500.00         ZZ
                                         360        107,500.00          1
    11044 CALLAWAY ROAD                8.125            798.18         69
                                       7.875            798.18      156,500.00
    PARKER           CO   80134          1            06/05/98         00
    0410863781                           03           08/01/98          0
    410863781                            O            07/01/28
    0


    1758155          E22/G02             F           94,400.00         T
                                         360         94,342.82          1
    13701 SW 100TH TERRACE             8.500            725.85         80
                                       8.250            725.85      118,000.00
    MIAMI            FL   33186          1            05/29/98         00
    0410874713                           09           07/01/98          0
    410874713                            O            06/01/28
    0


    1758156          E22/G02             F          184,000.00         ZZ
                                         360        183,863.45          1
    3730 HOLLAND AVENUE                7.500          1,286.55         80
                                       7.250          1,286.55      230,000.00
    DALLAS           TX   75219          1            06/05/98         00
    0410897565                           01           07/01/98          0
1


    410897565                            O            06/01/28
    0


    1758159          561/561             F           78,660.00         ZZ
                                         360         78,611.10          1
    3101 HOLLY BERRY COURT             8.375            597.88         90
                                       8.125            597.88       87,400.00
    ABINGDON         MD   21009          1            05/27/98         10
    0009393646                           07           07/01/98         25
    0009393646                           N            06/01/28
    0


    1758160          E22/G02             F           92,000.00         ZZ
                                         360         91,936.69          1
    1540 COMMONWEALTH BLVD             7.875            667.06         80
                                       7.625            667.06      115,000.00
    MANCHESTER TWP.  NJ   08757          2            05/28/98         00
    0410821953                           05           07/01/98          0
    410821953                            O            06/01/28
    0


    1758161          E22/G02             F          108,000.00         ZZ
                                         360        107,923.77          1
    2020 OLD MILL ROAD                 7.750            773.73         80
                                       7.500            773.73      135,000.00
    CEDAR PARK       TX   78613          1            05/28/98         00
    0410843981                           05           07/01/98          0
    410843981                            O            06/01/28
    0


    1758162          E22/G02             F          141,100.00         ZZ
                                         360        141,000.41          1
    1875 S.W. 177TH TERRACE            7.750          1,010.86         85
                                       7.500          1,010.86      166,000.00
    MIRAMAR          FL   33029          2            06/01/98         04
    0410877542                           03           07/01/98         12
    410877542                            O            06/01/28
    0


    1758163          E22/G02             F           85,600.00         ZZ
                                         360         85,549.46          1
    140 EAST JACKSON ST.               8.625            665.79         80
                                       8.375            665.79      107,000.00
    LAKE ORION       MI   48362          1            06/01/98         00
    0410858757                           05           07/01/98          0
    410858757                            N            06/01/28
    0


1


    1758164          E22/G02             F          124,000.00         ZZ
                                         360        123,924.88          1
    515 SUTTON BRANCH ROAD             8.500            953.45         72
                                       8.250            953.45      174,000.00
    SYLVA            NC   28779          5            06/01/98         00
    0410876320                           05           07/01/98          0
    410876320                            O            06/01/28
    0


    1758165          E22/G02             F           40,200.00         ZZ
                                         360         40,178.61          2
    11304-06 EAST PARK                 9.125            327.08         90
                                       8.875            327.08       44,700.00
    SUGAR CREEK      MO   64054          1            05/29/98         04
    0410873970                           05           07/01/98         25
    410873970                            N            06/01/28
    0


    1758169          G41/G02             F          155,000.00         ZZ
                                         360        154,906.10          1
    45900 SENTINEL PLACE               8.500          1,191.82         18
                                       8.250          1,191.82      880,000.00
    FREMONT          CA   94539          5            05/21/98         00
    0430869560                           05           07/01/98          0
    61102311                             O            06/01/28
    0


    1758172          E22/G02             F          162,000.00         ZZ
                                         360        161,899.31          3
    7910-12 JEANETTE ST                8.375          1,231.32         90
                                       8.125          1,231.32      180,000.00
    NEW ORLEANS      LA   70118          1            06/03/98         01
    0410856819                           05           07/01/98         25
    410856819                            O            06/01/28
    0


    1758174          E22/G02             F          140,000.00         ZZ
                                         360        139,898.67          1
    439 MARY COURT                     7.625            990.91         80
                                       7.375            990.91      175,000.00
    GREENWOOD        IN   46142          1            05/29/98         00
    0410875413                           05           07/01/98          0
    410875413                            O            06/01/28
    0


    1758175          E22/G02             F          368,500.00         ZZ
                                         360        368,258.95          1
    4356 FOLSE DRIVE                   8.125          2,736.10         77
                                       7.875          2,736.10      482,000.00
1


    METAIRIE         LA   70006          2            05/22/98         00
    0410862684                           05           07/01/98          0
    410862684                            O            06/01/28
    0


    1758176          E22/G02             F          256,000.00         ZZ
                                         360        255,819.31          1
    11908 SPARKS ROAD                  7.750          1,834.02         80
                                       7.500          1,834.02      320,000.00
    MANOR            TX   78653          1            05/29/98         00
    0410890974                           05           07/01/98          0
    410890974                            O            06/01/28
    0


    1758177          E22/G02             F          126,800.00         ZZ
                                         360        126,710.51          1
    14785 AURBURNDALE                  7.750            908.41         80
                                       7.500            908.41      158,500.00
    LIVONIA          MI   48154          1            05/28/98         00
    0410881734                           05           07/01/98          0
    410881734                            O            06/01/28
    0


    1758178          E22/G02             F           62,800.00         ZZ
                                         360         62,755.67          1
    3507 COLMAR WAY                    7.750            449.91         80
                                       7.500            449.91       78,500.00
    HOUSTON          TX   77084          1            05/26/98         00
    0410879886                           03           07/01/98          0
    410879886                            O            06/01/28
    0


    1758179          E22/G02             F           84,800.00         ZZ
                                         360         84,740.15          1
    6604 SPRINGHILL DRIVE              7.750            607.52         80
                                       7.500            607.52      106,000.00
    WATAUGA          TX   76148          1            05/28/98         00
    0410868087                           05           07/01/98          0
    410868087                            O            06/01/28
    0


    1758182          E22/G02             F          114,300.00         ZZ
                                         360        114,240.74          2
    259-261 WEST WEBSTER               9.250            940.32         90
                                       9.000            940.32      127,000.00
    FERNDALE         MI   48220          1            05/27/98         10
    0410872527                           05           07/01/98         25
    410872527                            N            06/01/28
    0
1




    1758184          E22/G02             F          151,200.00         ZZ
                                         360        151,087.79          1
    2859 ROGERS DRIVE                  7.500          1,057.21         80
                                       7.250          1,057.21      189,000.00
    FALLS CHURCH     VA   22042          1            05/28/98         00
    0410853667                           05           07/01/98          0
    410853667                            O            06/01/28
    0


    1758185          H84/G02             F          141,100.00         ZZ
                                         300        140,954.61          1
    4 SCHAEFER STREET                  8.125          1,100.75         80
                                       7.875          1,100.75      177,000.00
    HUNTINGTON STAT  NY   11746          2            05/29/98         00
    0430874412                           05           07/01/98          0
    19803048                             O            06/01/23
    0


    1758188          E22/G02             F           94,500.00         ZZ
                                         360         94,436.59          2
    305 S. OCEAN BOULEVARD             8.000            693.41         70
                                       7.750            693.41      135,000.00
    POMPANO BEACH    FL   33062          1            05/29/98         00
    0410875868                           05           07/01/98          0
    410875868                            N            06/01/28
    0


    1758189          E22/G02             F           97,600.00         ZZ
                                         360         97,534.52          1
    3810 CHEYENNE SW                   8.000            716.15         80
                                       7.750            716.15      122,000.00
    GRANDVILLE       MI   49418          2            05/06/98         00
    0410823579                           05           07/01/98          0
    410823579                            O            06/01/28
    0


    1758203          E22/G02             F           33,300.00         ZZ
                                         360         33,282.28          1
    1132 CAMDEN                        9.125            270.94         90
                                       8.875            270.94       37,000.00
    TOLEDO           OH   43605          1            05/07/98         04
    0410811855                           05           07/01/98         25
    410811855                            N            06/01/28
    0


    1758204          E22/G02             F          144,800.00         ZZ
                                         360        144,692.54          1
1


    0821 COUNTY ROAD 39                7.500          1,012.46         80
                                       7.250          1,012.46      181,000.00
    WATERLOO         IN   46793          5            05/29/98         00
    0410879852                           05           07/01/98          0
    410879852                            O            06/01/28
    0


    1758206          E22/G02             F          153,000.00         ZZ
                                         360        152,899.92          2
    1334 S. 61ST COURT                 8.125          1,136.02         83
                                       7.875          1,136.02      185,000.00
    CICERO           IL   60804          5            05/28/98         10
    0410860639                           05           07/01/98         12
    410860639                            O            06/01/28
    0


    1758209          H35/G02             F           43,000.00         ZZ
                                         360         43,000.00          1
    1385-1387 NW 29 TERR               9.000            345.99         58
                                       8.750            345.99       75,000.00
    MIAMI            FL   33142          5            06/10/98         00
    0430856674                           05           08/01/98          0
    9150051323                           N            07/01/28
    0


    1758210          E22/G02             F           56,800.00         ZZ
                                         360         56,800.00          2
    7214 SALT SPRINGS DRIVE            8.375            431.72         80
                                       8.125            431.72       71,000.00
    AUSTIN           TX   78744          1            06/04/98         00
    0410862999                           05           08/01/98          0
    410862999                            N            07/01/28
    0


    1758222          E22/G02             F           78,000.00         ZZ
                                         360         77,950.26          3
    174 3RD STREET                     8.250            585.99         76
                                       8.000            585.99      103,000.00
    ELIZABETH        NJ   07206          1            06/02/98         00
    0410803126                           05           07/01/98          0
    410803126                            N            06/01/28
    0


    1758229          H35/G02             F           63,000.00         ZZ
                                         360         62,963.75          1
    1000 MICHIGAN AVENUE               8.750            495.63         90
    401                                8.500            495.63       70,000.00
    MIAMI BEACH      FL   33139          1            05/27/98         10
    0430863373                           08           07/01/98         25
1


    0010996                              N            06/01/28
    0


    1758241          E22/G02             F          164,800.00         ZZ
                                         360        164,542.10          1
    713 BRAINERD ROAD                  7.250          1,124.23         79
                                       7.000          1,124.23      209,000.00
    EXTON            PA   19341          2            04/27/98         00
    0410771109                           05           06/01/98          0
    410771109                            O            05/01/28
    0


    1758246          E22/G02             F           65,600.00         ZZ
                                         360         65,557.09          1
    3034 SWALLOWS NEST DRIVE           8.125            487.08         75
                                       7.875            487.08       87,500.00
    SACRAMENTO       CA   95883          1            05/19/98         00
    0410867618                           09           07/01/98          0
    410867618                            N            06/01/28
    0


    1758250          E22/G02             F          112,000.00         ZZ
                                         360        111,932.15          4
    700-706 WOLFTRAP DRIVE             8.500            861.18         75
                                       8.250            861.18      151,200.00
    DENTON           TX   76201          5            05/27/98         00
    0410789721                           05           07/01/98          0
    410789721                            N            06/01/28
    0


    1758251          E22/G02             F          300,000.00         ZZ
                                         360        299,813.53          1
    4020 OAKMEADOW DRIVE               8.375          2,280.22         80
                                       8.125          2,280.22      375,000.00
    PLANO            TX   75093          1            05/28/98         00
    0410868830                           05           07/01/98          0
    410868830                            O            06/01/28
    0


    1758257          E22/G02             F           92,600.00         ZZ
                                         360         92,545.33          1
    ROUTE 2 BOX 105A2                  8.625            720.23         95
                                       8.375            720.23       97,500.00
    STRATFORD        OK   74872          1            05/29/98         10
    0410883755                           05           07/01/98         30
    410883755                            O            06/01/28
    0


1


    1758258          E22/G02             F          124,000.00         ZZ
                                         360        123,916.80          1
    1215 WARD DRIVE                    8.000            909.87         80
                                       7.750            909.87      155,000.00
    GREELEY          CO   80634          1            05/18/98         00
    0410881379                           09           07/01/98          0
    410881379                            O            06/01/28
    0


    1758260          E22/G02             F           50,400.00         ZZ
                                         360         50,372.47          1
    1519 N. 69TH AVENUE                9.000            405.53         90
                                       8.750            405.53       56,000.00
    PENSACOLA        FL   32506          1            05/29/98         04
    0410870935                           05           07/01/98         25
    410870935                            N            06/01/28
    0


    1758264          E22/G02             F           81,000.00         ZZ
                                         360         80,950.93          1
    1801 SOUTH MABRY WAY               8.500            622.82         90
                                       8.250            622.82       90,000.00
    DENVER           CO   80219          1            06/01/98         04
    0410867121                           05           07/01/98         25
    410867121                            N            06/01/28
    0


    1758268          455/G02             F          178,400.00         ZZ
                                         360        178,274.09          1
    102 NEWFIELD ST                    7.750          1,278.08         80
                                       7.500          1,278.08      223,000.00
    ST SIMONS ISLAN  GA   30522          1            05/29/98         00
    0430854752                           05           07/01/98          0
    59721                                O            06/01/28
    0


    1758273          E22/G02             F          100,000.00         T
                                         360         99,939.42          1
    7819 LAUREL OAK LANE               8.500            768.91         80
                                       8.250            768.91      125,000.00
    KISSIMMEE        FL   34747          1            06/02/98         00
    0410898704                           05           07/01/98          0
    410898704                            O            06/01/28
    0


    1758276          134/G02             F          125,000.00         ZZ
                                         360        124,920.29          1
    3318 S MAY STREET                  8.250            939.09         50
                                       8.000            939.09      250,000.00
1


    CHICAGO          IL   60608          5            05/22/98         00
    0430850503                           05           07/01/98          0
    59342769                             O            06/01/28
    0


    1758277          E22/G02             F          300,000.00         ZZ
                                         360        299,765.97          1
    18 COMPO NORTH RD                  7.250          2,046.53         80
                                       7.000          2,046.53      377,000.00
    WESTPORT         CT   06880          1            06/01/98         00
    0410815070                           05           07/01/98          0
    410815070                            O            06/01/28
    0


    1758283          E22/G02             F           99,000.00         ZZ
                                         360         98,948.67          1
    1072 PIEDMONT AVENUE UNIT #201     9.250            814.45         90
                                       9.000            814.45      110,000.00
    ATLANTA          GA   30309          1            06/01/98         04
    0410891410                           01           07/01/98         25
    410891410                            N            06/01/28
    0


    1758285          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    2804 BOIS D'ARC                    9.000            398.29         90
                                       8.750            398.29       55,000.00
    COMMERCE         TX   75248          1            06/03/98         04
    0410774764                           05           08/01/98         25
    410774764                            N            07/01/28
    0


    1758288          E22/G02             F          480,000.00         ZZ
                                         360        479,677.93          1
    3242 Q STREET  NW                  8.000          3,522.07         80
                                       7.750          3,522.07      600,000.00
    WASHINGTON       DC   20007          5            05/28/98         00
    0410858658                           07           07/01/98          0
    410858658                            O            06/01/28
    0


    1758289          E22/G02             F          117,500.00         ZZ
                                         360        117,426.96          1
    11846 BROOK ROAD                   8.375            893.08         66
                                       8.125            893.08      180,000.00
    GOLDEN           CO   80403          2            04/29/98         00
    0410802243                           05           06/01/98          0
    410802243                            O            05/01/28
    0
1




    1758293          E22/G02             F           70,200.00         ZZ
                                         360         70,156.37          1
    7118 MISTY MORNING DRIVE           8.375            533.57         90
                                       8.125            533.57       78,000.00
    HUMBLE           TX   77346          1            05/21/98         04
    0410871180                           03           07/01/98         25
    410871180                            N            06/01/28
    0


    1758298          E22/G02             F          168,750.00         ZZ
                                         360        168,642.40          2
    6722/6724 HAMPTON DRIVE            8.250          1,267.76         75
                                       8.000          1,267.76      225,000.00
    COLORADO SPRING  CO   80918          1            05/29/98         00
    0410858369                           05           07/01/98          0
    410858369                            O            06/01/28
    0


    1758302          E22/G02             F          144,200.00         T
                                         360        144,110.38          1
    621 LAKE BISCAYNE WAY              8.375          1,096.02         80
                                       8.125          1,096.02      180,260.00
    ORLANDO          FL   32824          1            05/28/98         95
    0410892061                           03           07/01/98          0
    410892061                            O            06/01/28
    0


    1758319          E22/G02             F           59,150.00         ZZ
                                         360         59,108.25          1
    1332 21ST STREET UNIT #101         7.750            423.76         90
                                       7.500            423.76       65,750.00
    WASHINGTON       DC   20037          1            06/01/98         01
    0410869101                           01           07/01/98         25
    410869101                            O            06/01/28
    0


    1758322          E22/G02             F          136,400.00         ZZ
                                         360        136,298.77          1
    14 WAGON ROAD                      7.500            953.73         80
                                       7.250            953.73      170,500.00
    ALPINE           TX   79831          2            05/26/98         00
    0410883284                           05           07/01/98          0
    410883284                            O            06/01/28
    0


    1758325          E22/G02             F          192,000.00         ZZ
                                         240        191,674.04          1
1


    12-B LAKESIDE BLVD.                8.000          1,605.96         80
                                       7.750          1,605.96      240,000.00
    HOPATCONG        NJ   07843          5            05/22/98         00
    0410844005                           05           07/01/98          0
    410844005                            O            06/01/18
    0


    1758327          E22/G02             F          117,600.00         ZZ
                                         360        117,517.00          1
    2434 CLOUD PEAK LANE               7.750            842.50         80
                                       7.500            842.50      147,000.00
    ROUND ROCK       TX   78681          1            05/29/98         00
    0410888218                           03           07/01/98          0
    410888218                            O            06/01/28
    0


    1758333          E22/G02             F           81,500.00         ZZ
                                         360         81,436.43          1
    622 PLUM LANE                      7.250            555.97         66
                                       7.000            555.97      124,000.00
    ALTAMONTE SPRIN  FL   32701          2            05/28/98         00
    0410785984                           05           07/01/98          0
    410785984                            O            06/01/28
    0


    1758335          E22/G02             F           54,000.00         ZZ
                                         360         53,968.93          2
    3918 & 3920 41ST AVENUE            8.750            424.82         90
                                       8.500            424.82       60,000.00
    SACRAMENTO       CA   95824          1            05/17/98         04
    0410847669                           05           07/01/98         25
    410847669                            N            06/01/28
    0


    1758336          E22/G02             F           32,400.00         ZZ
                                         360         32,380.88          1
    8241 N. 34TH DRIVE                 8.625            252.00         90
                                       8.375            252.00       36,000.00
    PHOENIX          AZ   85051          1            05/29/98         04
    0410892673                           01           07/01/98         25
    410892673                            N            06/01/28
    0


    1758339          E22/G02             F          113,400.00         ZZ
                                         360        113,331.30          2
    15320 LYDIAN AVENUE                8.500            871.95         90
                                       8.250            871.95      126,000.00
    CLEVELAND        OH   44111          1            05/27/98         01
    0410832364                           05           07/01/98         25
1


    410832364                            N            06/01/28
    0


    1758341          E22/G02             F           96,000.00         ZZ
                                         360         95,944.77          2
    160 - 162 CASSIA BLVD.             8.750            755.23         80
                                       8.500            755.23      120,000.00
    SATELLITE BEACH  FL   32937          5            05/26/98         00
    0410848857                           05           07/01/98          0
    410848857                            O            06/01/28
    0


    1758344          E22/G02             F          109,350.00         ZZ
                                         360        109,290.28          2
    235 MONTGOMERY STREET              9.000            879.85         90
                                       8.750            879.85      121,500.00
    JERSEY CITY      NJ   07302          1            06/01/98         04
    0410846083                           05           07/01/98         25
    410846083                            N            06/01/28
    0


    1758349          E22/G02             F          198,400.00         ZZ
                                         360        198,266.88          1
    3608 BEECH DOWN DRIVE              8.000          1,455.79         80
                                       7.750          1,455.79      248,000.00
    CHANTILLY        VA   22021          1            05/29/98         00
    0410853527                           03           07/01/98          0
    410853527                            O            06/01/28
    0


    1758351          G51/G02             F          227,050.00         ZZ
                                         360        227,050.00          1
    140 HOBBY LANE                     8.500          1,745.82         95
                                       8.250          1,745.82      239,000.00
    ORCHARD PARK     NY   14127          2            06/08/98         10
    0430857946                           05           08/01/98         25
    0274500                              O            07/01/28
    0


    1758352          E22/G02             F          365,750.00         ZZ
                                         360        365,504.59          1
    28311 GOLF POINTE BLVD             8.000          2,683.74         95
    UNIT #63                           7.750          2,683.74      385,000.00
    FARMINGTON HILL  MI   48331          1            05/28/98         04
    0410885628                           01           07/01/98         30
    410885628                            O            06/01/28
    0


1


    1758363          A78/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
    1856 MICHAEL LANE                  7.750          1,160.59         80
                                       7.500          1,160.59      202,500.00
    FORT COLLINS     CO   80521          1            06/10/98         00
    0430858514                           05           08/01/98          0
    010055865                            O            07/01/28
    0


    1758364          E22/G02             F           33,300.00         ZZ
                                         360         33,281.81          1
    4 BRISTOL AVENUE                   9.000            267.94         90
                                       8.750            267.94       37,000.00
    LEXINGTON PARK   MD   20653          1            06/01/98         04
    0410836209                           07           07/01/98         25
    410836209                            N            06/01/28
    0


    1758372          E22/G02             F           97,350.00         ZZ
                                         360         97,283.00          1
    4505 SW 13TH STREET                7.875            705.86         80
                                       7.625            705.86      122,000.00
    DEERFIELD BEACH  FL   33442          1            06/01/98         00
    0410882666                           03           07/01/98          0
    410882666                            O            06/01/28
    0


    1758374          A78/G02             F          120,500.00         ZZ
                                         360        120,500.00          1
    432 PARK STREET                    8.000            884.19         90
                                       7.750            884.19      133,900.00
    FORT COLLINS     CO   80521          1            06/08/98         01
    0430889105                           05           08/01/98         25
    010055623                            N            07/01/28
    0


    1758375          E22/G02             F          108,000.00         ZZ
                                         360        107,917.82          1
    7400 NW 103RD                      7.375            745.93         80
                                       7.125            745.93      135,000.00
    OKLAHOMA CITY    OK   73162          1            06/01/98         00
    0410900575                           05           07/01/98          0
    410900575                            O            06/01/28
    0


    1758377          E22/G02             F          124,400.00         ZZ
                                         360        124,400.00          1
    710 BERKSHIRE LANE                 7.500            869.82         80
                                       7.250            869.82      155,500.00
1


    GRAPEVINE        TX   76051          1            06/01/98         00
    0410876643                           05           08/01/98          0
    410876643                            O            07/01/28
    0


    1758378          E22/G02             F           75,500.00         ZZ
                                         360         75,448.04          1
    520 ALEXANDER AVENUE               7.875            547.43         83
                                       7.625            547.43       91,000.00
    DELTONA          FL   32725          5            05/26/98         04
    0410875967                           05           07/01/98         12
    410875967                            O            06/01/28
    0


    1758380          E22/G02             F           83,800.00         ZZ
                                         360         83,750.52          1
    14030 S. OREGON                    8.625            651.79         90
                                       8.375            651.79       93,177.00
    PLAINFIELD       IL   60544          1            05/29/98         04
    0410886816                           09           07/01/98         25
    410886816                            N            06/01/28
    0


    1758385          E22/G02             F          144,000.00         T
                                         360        143,919.27          1
    21195 HELMSMAN DRIVE UNIT #F17     8.875          1,145.73         80
                                       8.625          1,145.73      180,000.00
    NORTH MIAMI BEA  FL   33180          1            05/27/98         95
    0410832158                           01           07/01/98          0
    410832158                            O            06/01/28
    0


    1758391          E22/G02             F           54,000.00         ZZ
                                         360         53,970.50          2
    1922-1924 S PATTIE AVENUE          9.000            434.50         90
                                       8.750            434.50       60,000.00
    WICHITA          KS   67201          1            05/29/98         04
    0410877799                           05           07/01/98         25
    410877799                            N            06/01/28
    0


    1758392          E22/G02             F           59,150.00         ZZ
                                         360         59,115.08          1
    3380 FLORIDA PALM AVENUE           8.625            460.06         65
                                       8.375            460.06       91,000.00
    MELBOURNE        FL   32901          1            05/28/98         00
    0410834840                           05           07/01/98          0
    410834840                            N            06/01/28
    0
1




    1758393          E22/G02             F           18,760.00         ZZ
                                         360         18,738.34          1
    6105 N BROOKLINE UNIT #19          8.750            147.58         70
                                       8.500            147.58       26,800.00
    OKLAHOMA CITY    OK   73120          1            04/22/98         00
    0410830962                           01           06/01/98          0
    410830962                            N            05/01/28
    0


    1758397          E22/G02             F           53,900.00         ZZ
                                         360         53,870.56          1
    1444 NORTH OLDEN AVENUE            9.000            433.69         90
                                       8.750            433.69       59,900.00
    EWING TOWNSHIP   NJ   08638          1            05/26/98         04
    0410848550                           05           07/01/98         25
    410848550                            N            06/01/28
    0


    1758403          E22/G02             F          121,600.00         ZZ
                                         360        121,514.17          1
    35 TRAIL OF THE HEMLOCKS           7.750            871.16         80
                                       7.500            871.16      152,000.00
    PUTNAM VALLEY    NY   10579          1            05/28/98         00
    0410871644                           05           07/01/98          0
    410871644                            O            06/01/28
    0


    1758405          E22/G02             F           76,500.00         ZZ
                                         360         76,455.98          1
    1704 VASSAR DRIVE S.E.             8.750            601.83         90
                                       8.500            601.83       85,000.00
    ALBUQUERQUE      NM   87106          1            05/29/98         10
    0410892301                           05           07/01/98         25
    410892301                            N            06/01/28
    0


    1758407          E22/G02             F          106,000.00         ZZ
                                         360        105,932.41          1
    67 CHEROKEE TRAIL                  8.250            796.34         75
                                       8.000            796.34      142,000.00
    DELAWARE TOWNSH  PA   18328          2            05/27/98         00
    0410857635                           03           07/01/98          0
    410857635                            O            06/01/28
    0


    1758409          E23/G02             F           89,400.00         ZZ
                                         360         89,400.00          1
1


    6929 E PUEBLO AVENUE               7.750            640.47         80
                                       7.500            640.47      111,750.00
    MESA             AZ   85208          1            06/10/98         00
    0430862359                           05           08/01/98          0
    40501310                             O            07/01/28
    0


    1758412          E22/G02             F          140,800.00         ZZ
                                         360        140,700.62          1
    2105 GRANGER ROAD                  7.750          1,008.71         80
                                       7.500          1,008.71      176,000.00
    ORTONVILLE       MI   48462          5            05/27/98         00
    0410675037                           05           07/01/98          0
    410675037                            O            06/01/28
    0


    1758418          E22/G02             F           55,000.00         ZZ
                                         360         54,964.03          1
    2737 WEST 55TH PLACE               8.125            408.37         53
                                       7.875            408.37      105,000.00
    HIALEAH          FL   33016          1            05/29/98         00
    0410847453                           03           07/01/98          0
    410847453                            O            06/01/28
    0


    1758419          E22/G02             F           90,000.00         ZZ
                                         360         89,948.22          2
    6010 & 6012 LEWIS STREET           8.750            708.03         90
                                       8.500            708.03      100,000.00
    DALLAS           TX   75206          1            05/29/98         10
    0410853485                           05           07/01/98         25
    410853485                            N            06/01/28
    0


    1758421          E22/G02             F           65,600.00         ZZ
                                         360         65,558.17          1
    400 E. GROVE STREET                8.250            492.83         80
                                       8.000            492.83       82,000.00
    CAPRON           IL   61012          1            05/29/98         00
    0410774228                           05           07/01/98          0
    410774228                            O            06/01/28
    0


    1758422          G08/G02             F           73,000.00         ZZ
                                         300         72,932.12          1
    4517 PARK ROAD                     8.750            600.17         57
                                       8.500            600.17      130,000.00
    MOBILE           AL   36605          5            04/29/98         00
    0430863159                           05           07/01/98          0
1


    5158274                              O            06/01/23
    0


    1758424          E22/G02             F           45,000.00         ZZ
                                         360         44,971.31          1
    334 SCENIC HILLS DRIVE             8.250            338.07         90
                                       8.000            338.07       50,000.00
    CANYON LAKE      TX   78133          1            05/29/98         04
    0410834790                           03           07/01/98         25
    410834790                            N            06/01/28
    0


    1758425          E22/G02             F          105,050.00         ZZ
                                         360        104,975.86          1
    677 PICKFAIR TERRACE               7.750            752.59         80
                                       7.500            752.59      131,325.00
    LAKE MARY        FL   32746          1            06/01/98         00
    0410890073                           03           07/01/98          0
    410890073                            O            06/01/28
    0


    1758426          K15/G02             F          107,100.00         ZZ
                                         360        107,033.43          1
    10807 STONE HILL LANE              8.375            814.04         90
                                       8.125            814.04      119,000.00
    MANASSAS         VA   20109          2            06/01/98         10
    0430875443                           07           07/01/98         25
    628689                               N            06/01/28
    0


    1758427          G08/G02             F           42,750.00         ZZ
                                         360         42,701.88          1
    116 WOODDALE DRIVE                 8.875            340.14         90
                                       8.625            340.14       47,500.00
    ENTERPRISE       AL   36330          1            04/09/98         14
    0430862748                           05           06/01/98         25
    5066147                              N            05/01/28
    0


    1758436          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
    1102 TREVINO TERRACE               7.500          1,293.55         60
                                       7.250          1,293.55      312,000.00
    SAN JOSE         CA   95120          2            05/29/98         00
    0410713366                           09           08/01/98          0
    410713366                            O            07/01/28
    0


1


    1758440          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    4074 SUSANWOOD DRIVE               8.500          1,038.03         75
                                       8.250          1,038.03      180,000.00
    CONCORD          CA   94521          1            05/29/98         00
    0410887152                           05           08/01/98          0
    410887152                            N            07/01/28
    0


    1758453          664/G02             F          190,000.00         ZZ
                                         360        189,858.99          1
    2107 MANNING AVENUE                7.500          1,328.51         49
                                       7.250          1,328.51      390,000.00
    LOS ANGELES      CA   90025          1            05/13/98         00
    0430859751                           05           07/01/98          0
    2566560                              O            06/01/28
    0


    1758454          920/G02             F          400,000.00         ZZ
                                         353        400,000.00          1
    2421 CASCADE DRIVE                 7.625          2,845.87         79
                                       7.375          2,845.87      510,000.00
    WALNUT CREEK     CA   94598          2            06/02/98         00
    0430865865                           05           08/01/98          0
    974993                               O            12/01/27
    0


    1758458          K72/G02             F           95,200.00         ZZ
                                         360         95,200.00          1
    28338 SIMSALIDO AVENUE             8.000            698.55         80
                                       7.750            698.55      119,000.00
    CANYON COUNTY A  CA   91351          1            06/01/98         00
    0430858480                           01           08/01/98          0
    407                                  N            07/01/28
    0


    1758459          964/G02             F          167,000.00         ZZ
                                         360        167,000.00          1
    1010 F STREET                      7.625          1,182.02         77
                                       7.375          1,182.02      217,000.00
    PETALUMA         CA   94952          1            06/03/98         00
    0430846980                           05           08/01/98          0
    37374                                O            07/01/28
    0


    1758520          B57/G02             F          174,000.00         ZZ
                                         360        173,880.25          1
    4731 CARTWRIGHT AVENUE             7.875          1,261.63         80
    NORTH HOLLYWOOD AREA               7.625          1,261.63      217,500.00
1


    LOS ANGELES      CA   91602          1            05/27/98         00
    0430861914                           05           07/01/98          0
    9811756                              N            06/01/28
    0


    1758577          907/G02             F           45,500.00         ZZ
                                         360         45,469.47          1
    10105 PIERPONT AVENUE              8.000            333.86         70
                                       7.750            333.86       65,000.00
    CLEVELAND        OH   44108          2            05/19/98         00
    0430867077                           05           07/01/98          0
    000000                               N            06/01/28
    0


    1758594          E22/G02             F           78,750.00         ZZ
                                         360         78,665.86          1
    3910 PRINCETON AVENUE              9.125            640.74         90
                                       8.875            640.74       87,500.00
    EDMOND           OK   73003          1            04/16/98         04
    0410809156                           05           06/01/98         25
    410809156                            N            05/01/28
    0


    1758597          E22/G02             F           77,400.00         ZZ
                                         360         77,400.00          2
    19497 CR 2                         8.500            595.14         90
                                       8.250            595.14       86,000.00
    BRISTOL          IN   46507          1            06/05/98         04
    0410860498                           05           08/01/98         25
    410860498                            N            07/01/28
    0


    1758599          E22/G02             F          145,000.00         ZZ
                                         360        144,907.54          1
    1480 SHORES DRIVE                  8.250          1,089.34         75
                                       8.000          1,089.34      194,000.00
    ROCKWALL         TX   75021          1            05/27/98         00
    0410872352                           05           07/01/98          0
    410872352                            O            06/01/28
    0


    1758600          E22/G02             F           85,500.00         ZZ
                                         360         85,403.30          1
    21646 HIDDEN RIVERS, UNIT #26      8.875            680.28         95
                                       8.625            680.28       90,000.00
    SOUTHFIELD       MI   48075          1            04/15/98         04
    0410807614                           01           06/01/98         30
    410807614                            O            05/01/28
    0
1




    1758611          E22/G02             F          209,250.00         ZZ
                                         360        209,141.52          4
    2654 SOUTH FEDERAL BLVD.           9.250          1,721.45         90
                                       9.000          1,721.45      232,500.00
    DENVER           CO   80219          1            05/28/98         04
    0410884191                           05           07/01/98         25
    410884191                            N            06/01/28
    0


    1758619          E22/G02             F          111,200.00         ZZ
                                         360        111,200.00          1
    1310 BALLARD AVENUE                7.750            796.65         80
                                       7.500            796.65      139,000.00
    SILT             CO   81652          5            06/03/98         00
    0410891808                           05           08/01/98          0
    410891808                            O            07/01/28
    0


    1758621          E22/G02             F           45,900.00         ZZ
                                         360         45,876.20          2
    1421 E. MADISON                    9.250            377.61         90
                                       9.000            377.61       51,000.00
    SPRINGFIELD      MO   65804          1            06/05/98         04
    0410856884                           05           07/01/98         25
    410856884                            N            06/01/28
    0


    1758626          E22/G02             F          232,500.00         ZZ
                                         360        232,351.75          1
    29707 FAIRWAY VISTA                8.250          1,746.69         75
                                       8.000          1,746.69      310,000.00
    FAIR OAKS        TX   78015          4            06/01/98         00
    0410896468                           03           07/01/98          0
    410896468                            O            06/01/28
    0


    1758632          E22/G02             F           35,900.00         ZZ
                                         360         35,880.90          1
    5135 KENWOOD                       9.125            292.09         90
                                       8.875            292.09       39,900.00
    CHICAGO          IL   60615          1            06/05/98         04
    0410846976                           08           07/01/98         25
    410846976                            N            06/01/28
    0


    1758635          E22/G02             F          117,000.00         ZZ
                                         360        116,910.97          2
1


    2503 A/B AVENUE "C"                7.375            808.09         90
                                       7.125            808.09      130,000.00
    BRADENTON BEACH  FL   34217          1            06/05/98         04
    0410855563                           05           07/01/98         30
    410855563                            O            06/01/28
    0


    1758640          E22/G02             F           53,100.00         ZZ
                                         360         53,100.00          2
    5434 FOREST AVENUE                 9.000            427.25         90
                                       8.750            427.25       59,000.00
    KANSAS CITY      MO   64110          1            06/05/98         04
    0410891949                           05           08/01/98         25
    410891949                            N            07/01/28
    0


    1758655          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    12 DALERON PLACE                   8.375            760.07         69
    UNIT #59                           8.125            760.07      145,000.00
    OLD BRIDGE TWP.  NJ   08879          1            06/08/98         00
    0410831721                           01           08/01/98          0
    410831721                            O            07/01/28
    0


    1758657          E22/G02             F           38,100.00         ZZ
                                         360         38,100.00          2
    2537-2539 POST STREET              8.750            299.73         90
                                       8.500            299.73       42,400.00
    JACKSONVILLE     FL   32204          1            06/08/98         04
    0410876007                           05           08/01/98         25
    410876007                            N            07/01/28
    0


    1758660          E22/G02             F           43,000.00         ZZ
                                         360         43,000.00          1
    319 12TH ST.SOUTH                  8.000            315.52         62
                                       7.750            315.52       70,000.00
    BENSON           MN   56215          5            06/03/98         00
    0410867204                           05           08/01/98          0
    410867204                            O            07/01/28
    0


    1758667          637/G02             F           40,950.00         ZZ
                                         360         40,925.19          1
    1226 SAVIA STREET                  8.500            314.87         90
                                       8.250            314.87       45,540.00
    NORTH PORT       FL   34287          3            05/05/98         04
    0430857953                           05           07/01/98         25
1


    11323847                             N            06/01/28
    0


    1758678          E22/G02             F          120,500.00         ZZ
                                         360        120,500.00          1
    27815 LITTLE BIG HORN DRIVE        8.000            884.19         49
                                       7.750            884.19      250,000.00
    EVERGREEN        CO   80439          5            06/08/98         00
    0410860480                           05           08/01/98          0
    410860480                            O            07/01/28
    0


    1758679          E22/G02             F          102,800.00         ZZ
                                         360        102,800.00          1
    2480 CUBIT STREET                  7.500            718.79         80
                                       7.250            718.79      128,500.00
    EUGENE           OR   97402          1            06/08/98         00
    0410900740                           05           08/01/98          0
    410900740                            O            07/01/28
    0


    1758684          E22/G02             F           67,600.00         ZZ
                                         360         67,556.89          1
    359 SAYBROOK LANE                  8.250            507.86         80
                                       8.000            507.86       84,500.00
    WALLINGFORD      PA   19086          1            05/29/98         00
    0410857809                           01           07/01/98          0
    410857809                            O            06/01/28
    0


    1758685          E22/G02             F           60,000.00         T
                                         360         60,000.00          1
    14018 SW 67TH TERRACE              8.000            440.26         80
                                       7.750            440.26       75,000.00
    MIAMI            FL   33183          1            06/12/98         95
    0410901177                           09           08/01/98          0
    410901177                            O            07/01/28
    0


    1758688          E22/G02             F           80,800.00         ZZ
                                         360         80,800.00          1
    1405 EDGEWOOD AVE                  8.125            599.94         80
                                       7.875            599.94      101,000.00
    DEPTFORD         NJ   08093          1            06/12/98         00
    0410881254                           05           08/01/98          0
    410881254                            O            07/01/28
    0


1


    1758689          E22/G02             F          101,400.00         ZZ
                                         360        101,331.96          1
    814 MILLS LANE                     8.000            744.04         80
                                       7.750            744.04      126,800.00
    IRVING           TX   75062          1            05/28/98         00
    0410802292                           09           07/01/98          0
    410802292                            O            06/01/28
    0


    1758690          227/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    7548 WEST WOLF STREET              8.000            316.99         80
                                       7.750            316.99       54,000.00
    PHOENIX          AZ   85033          1            06/09/98         00
    0430874776                           05           08/01/98          0
    1788716                              N            07/01/28
    0


    1758699          A35/G02             F          198,750.00         ZZ
                                         360        198,638.58          2
    82-02 54TH AVENUE                  8.875          1,581.34         75
                                       8.625          1,581.34      265,000.00
    ELMHURST         NY   11379          1            05/19/98         00
    0430862177                           05           07/01/98          0
    FWW3927                              O            06/01/28
    0


    1758702          144/144             F           62,000.00         ZZ
                                         360         62,000.00          1
    1406 WHISPERING HILLS              7.750            444.18         80
                                       7.500            444.18       77,500.00
    CHESTER          NY   10918          1            06/09/98         00
    000000                               01           08/01/98          0
    000000                               O            07/01/28
    0


    1758707          498/G02             F           63,450.00         ZZ
                                         360         63,413.50          1
    9527-E UNIVERSITY TERRACE DR       8.750            499.16         90
                                       8.500            499.16       70,500.00
    CHARLOTTE        NC   28262          1            05/29/98         11
    0430862227                           07           07/01/98         25
    1536003                              N            06/01/28
    0


    1758709          144/144             F          200,000.00         ZZ
                                         360        200,000.00          1
    401 WESTCHESTER AVE                8.000          1,467.53         65
                                       7.750          1,467.53      310,000.00
1


    WHITE PLAINS     NY   10604          2            06/10/98         00
    160621805                            05           08/01/98          0
    160621805                            O            07/01/28
    0


    1758713          E22/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
    847 CLIFF DRIVE                    7.500            604.12         80
                                       7.250            604.12      108,000.00
    PORTLAND         TX   78374          1            06/12/98         00
    0410910616                           05           08/01/98          0
    410910616                            O            07/01/28
    0


    1758716          144/144             F          100,000.00         ZZ
                                         360        100,000.00          1
    18 COON DEN ROAD HOPEWELL JUNC     7.750            716.41         65
                                       7.500            716.41      155,000.00
    BEEKMAN          NY   12533          5            06/11/98         00
    000000                               05           08/01/98          0
    000000                               O            07/01/28
    0


    1758720          E22/G02             F          120,200.00         ZZ
                                         360        120,200.00          1
    3612 ROSEVIEW AVENUE               8.500            924.23         90
                                       8.250            924.23      133,600.00
    LOS ANGELES      CA   90065          1            06/08/98         04
    0410879175                           05           08/01/98         25
    410879175                            N            07/01/28
    0


    1758725          E22/G02             F          199,200.00         ZZ
                                         360        199,200.00          1
    1547 EAST ROYCE COURT              7.500          1,392.84         80
                                       7.250          1,392.84      249,000.00
    CAMARILLO        CA   93010          1            06/10/98         00
    0410907042                           05           08/01/98          0
    410907042                            O            07/01/28
    0


    1758727          676/676             F          112,000.00         ZZ
                                         360        111,918.94          1
    4246 HANA HIGHWAY                  7.625            792.73         80
                                       7.375            792.73      140,000.00
    HANA             HI   96713          1            05/07/98         00
    3001298927                           05           07/01/98          0
    3001298927                           O            06/01/28
    0
1




    1758728          E22/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    7068 TEOPFER                       9.250            259.14         90
                                       9.000            259.14       35,000.00
    WARREN           MI   48314          1            06/12/98         12
    0410907422                           05           08/01/98         25
    410907422                            N            07/01/28
    0


    1758729          B28/G02             F          111,600.00         ZZ
                                         360        111,600.00          1
    990 SOUTH AMES STREET              8.250            838.42         90
                                       8.000            838.42      124,000.00
    LAKEWOOD         CO   80226          1            06/05/98         14
    0430875955                           05           08/01/98         30
    13970791                             N            07/01/28
    0


    1758734          E26/G02             F           80,750.00         ZZ
                                         360         80,750.00          1
    304 BOUCHELLE STREET               7.875            585.50         85
                                       7.625            585.50       95,000.00
    MORGANTON        NC   28655          5            05/28/98         11
    0430856096                           05           08/01/98         12
    33800591                             O            07/01/28
    0


    1758750          E22/G02             F           28,800.00         ZZ
                                         360         28,800.00          1
    375 E. BRECKENRIDGE                8.125            213.84         90
                                       7.875            213.84       32,000.00
    FERNDALE         MI   48220          1            06/12/98         04
    0410887939                           05           08/01/98         25
    410887939                            N            07/01/28
    0


    1758752          E26/G02             F          135,900.00         ZZ
                                         360        135,900.00          1
    735 ARCH STONE                     7.750            973.61         80
                                       7.500            973.61      169,900.00
    SAN ANTONIO      TX   78258          1            06/02/98         00
    0430854653                           03           08/01/98          0
    32800183                             O            07/01/28
    0


    1758755          E22/G02             F          114,750.00         ZZ
                                         360        114,750.00          3
1


    1934 N. MONTICELLO                 9.375            954.43         90
                                       9.125            954.43      127,500.00
    CHICAGO          IL   60647          1            06/12/98         10
    0410853675                           05           08/01/98         25
    410853675                            N            07/01/28
    0


    1758756          E22/G02             F           31,050.00         ZZ
                                         360         31,050.00          1
    8605 S. BROOKLINE PLACE            8.750            244.27         90
                                       8.500            244.27       34,500.00
    OKLAHOMA CITY    OK   73159          1            06/12/98         04
    0410872964                           05           08/01/98         25
    410872964                            N            07/01/28
    0


    1758759          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          3
    4608 & 4610 AVENUE D               7.875          1,566.15         80
                                       7.625          1,566.15      270,000.00
    AUSTIN           TX   78751          1            06/12/98         00
    0410883151                           05           08/01/98          0
    410883151                            N            07/01/28
    0


    1758762          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          4
    27445 EAST 160TH AVENUE            8.000          1,687.66         80
                                       7.750          1,687.66      287,500.00
    BRIGHTON         CO   80601          1            06/12/98         00
    0410888028                           05           08/01/98          0
    410888028                            N            07/01/28
    0


    1758765          E22/G02             F           81,000.00         ZZ
                                         360         80,942.83          1
    3640 DUNLAP ROAD                   7.750            580.29         80
                                       7.500            580.29      102,000.00
    MIMS             FL   32754          2            06/01/98         00
    0410861801                           05           07/01/98          0
    410861801                            O            06/01/28
    0


    1758768          E22/G02             F          137,600.00         ZZ
                                         360        137,509.99          1
    31548 RAVEN STREET NW              8.125          1,021.68         80
                                       7.875          1,021.68      172,000.00
    CAMBRIDGE        MN   55008          1            05/29/98         00
    0410858401                           05           07/01/98          0
1


    410858401                            O            06/01/28
    0


    1758769          E22/G02             F          292,000.00         ZZ
                                         360        291,804.08          1
    143 ROSEVILLE RD                   8.000          2,142.59         80
                                       7.750          2,142.59      365,000.00
    WESTPORT         CT   06880          1            05/29/98         00
    0410815112                           05           07/01/98          0
    410815112                            N            06/01/28
    0


    1758777          E22/G02             F          422,100.00         T
                                         360        422,100.00          1
    22692 WHITE OAKS                   8.750          3,320.66         90
                                       8.500          3,320.66      469,000.00
    MISSION VIEJO    CA   92692          1            06/09/98         04
    0410892681                           03           08/01/98         25
    410892681                            O            07/01/28
    0


    1758778          E22/G02             F          279,900.00         ZZ
                                         360        279,900.00          1
    12248 A-D HASTER STREET            9.000          2,252.14         80
                                       8.750          2,252.14      349,900.00
    GARDEN GROVE     CA   92640          1            06/03/98         00
    0410885438                           03           08/01/98          0
    410885438                            N            07/01/28
    0


    1758779          E22/G02             F           83,650.00         ZZ
                                         360         83,650.00          1
    1127 SEMINOLE EAST STREET          7.875            606.52         73
    UNIT #31C                          7.625            606.52      115,200.00
    JUPITER          FL   33477          1            06/12/98         00
    0410902340                           09           08/01/98          0
    410902340                            O            07/01/28
    0


    1758781          E22/G02             F           73,100.00         T
                                         360         73,100.00          1
    13206 SUMMERTON DRIVE              8.500            562.08         80
                                       8.250            562.08       91,465.00
    ORLANDO          FL   32824          1            06/12/98         00
    0410895676                           09           08/01/98          0
    410895676                            O            07/01/28
    0


1


    1758783          E22/G02             F           27,000.00         ZZ
                                         360         27,000.00          1
    1015 DIAMOND                       8.875            214.82         90
                                       8.625            214.82       30,000.00
    SOUTH BEND       IN   46628          1            06/12/98         04
    0410854517                           05           08/01/98         25
    410854517                            N            07/01/28
    0


    1758785          E22/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
    240 ROMANA SE                      7.750            587.46         48
                                       7.500            587.46      173,000.00
    ALBUQUERQUE      NM   87102          5            06/08/98         00
    0410818751                           05           08/01/98          0
    410818751                            O            07/01/28
    0


    1758788          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    909 SOUTH OBERLIN ROAD             8.000            623.70         76
                                       7.750            623.70      112,000.00
    SPOKANE          WA   99206          5            06/03/98         00
    0410874978                           05           08/01/98          0
    410874978                            O            07/01/28
    0


    1758789          E22/G02             F           58,770.00         ZZ
                                         360         58,770.00          2
    1034-1034 1/2 SO 7TH ST            9.000            472.88         90
                                       8.750            472.88       65,300.00
    LOUISVILLE       KY   40203          1            06/12/98         04
    0410872626                           05           08/01/98         25
    410872626                            N            07/01/28
    0


    1758796          E22/G02             F          102,000.00         ZZ
                                         360        102,000.00          2
    311 & 313 SOUTH 4TH STREET         7.875            739.57         80
                                       7.625            739.57      127,500.00
    SELAH            WA   98942          1            06/05/98         00
    0410866081                           05           08/01/98          0
    410866081                            N            07/01/28
    0


    1758804          E22/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
    4303 WOODLAND PARK BOULEVARD       7.500            626.50         80
                                       7.250            626.50      112,000.00
1


    ARLINGTON        TX   76013          1            06/11/98         00
    0410907885                           05           08/01/98          0
    410907885                            O            07/01/28
    0


    1758806          E22/G02             F          196,800.00         ZZ
                                         360        196,800.00          1
    1806 NORTHWEST 43RD AVENUE         7.875          1,426.94         80
                                       7.625          1,426.94      246,000.00
    CAMAS            WA   98607          2            06/05/98         00
    0410858666                           05           08/01/98          0
    410858666                            O            07/01/28
    0


    1758811          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          2
    303 & 305 SOUTH 4TH STREET         7.875            826.58         80
                                       7.625            826.58      142,500.00
    SELAH            WA   98942          1            06/05/98         00
    0410866073                           05           08/01/98          0
    410866073                            N            07/01/28
    0


    1758813          E22/G02             F          132,800.00         ZZ
                                         360        132,800.00          1
    604 WOODLAND HILLS ROAD            8.125            986.04         80
                                       7.875            986.04      166,000.00
    TROY             IL   62294          2            06/08/98         00
    0410814313                           05           08/01/98          0
    410814313                            O            07/01/28
    0


    1758824          E22/G02             F          162,150.00         ZZ
                                         360        162,150.00          1
    1609 NORTHEAST MAST AVENUE         8.250          1,218.18         65
                                       8.000          1,218.18      249,500.00
    LINCOLN CITY     OR   97367          5            06/04/98         00
    0410839583                           05           08/01/98          0
    410839583                            N            07/01/28
    0


    1758839          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    27499 VIA REDONDO                  7.625          1,061.69         57
                                       7.375          1,061.69      264,000.00
    SAN JUAN CAPIST  CA   92675          5            06/05/98         00
    0410844575                           01           08/01/98          0
    410844575                            O            07/01/28
    0
1




    1758851          134/G02             F           13,500.00         ZZ
                                         360         13,491.61          1
    3211 GRANT                         8.375            102.61         90
                                       8.125            102.61       15,000.00
    WICHITA FALLS    TX   76308          1            05/19/98         11
    0430850545                           05           07/01/98         25
    59281683                             N            06/01/28
    0


    1758871          E22/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
    1016 WARREN AVE.                   8.625            373.34         80
                                       8.375            373.34       60,000.00
    ALEXANDRIA       LA   71303          1            06/08/98         00
    0410889976                           05           08/01/98          0
    410889976                            N            07/01/28
    0


    1758872          E22/G02             F          128,000.00         ZZ
                                         360        127,911.91          1
    533 CANYON SPRINGS DRIVE           7.875            928.09         80
                                       7.625            928.09      160,000.00
    EL PASO          TX   79912          1            06/04/98         00
    0410833602                           05           07/01/98          0
    410833602                            O            06/01/28
    0


    1758882          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    1033 COLORADO AVENUE               7.625            955.52         73
                                       7.375            955.52      185,000.00
    CARBONDALE       CO   81623          1            06/09/98         00
    0410913446                           05           08/01/98          0
    410913446                            O            07/01/28
    0


    1758889          E22/G02             F          119,000.00         ZZ
                                         240        119,000.00          1
    3531 SOUTH RICHFIELD CIRC          7.875            986.13         85
                                       7.625            986.13      140,000.00
    AURORA           CO   80013          5            06/03/98         04
    0410891386                           05           08/01/98         12
    410891386                            O            07/01/18
    0


    1758892          E22/G02             F          884,000.00         ZZ
                                         360        883,478.09          1
1


    20 COOPER ROAD                     8.625          6,875.66         45
                                       8.375          6,875.66    2,000,000.00
    SCARSDALE        NY   10583          5            05/12/98         00
    0410728620                           05           07/01/98          0
    410728620                            O            06/01/28
    0


    1758893          E22/G02             F          105,300.00         ZZ
                                         360        105,300.00          4
    11004 NW CROOKED ROAD              9.000            847.27         90
                                       8.750            847.27      117,000.00
    KANSAS CITY      MO   64152          1            06/05/98         10
    0410900419                           05           08/01/98         25
    410900419                            N            07/01/28
    0


    1758894          E22/G02             F          102,000.00         ZZ
                                         360        101,938.21          4
    4800 WEST WIND TRAIL               8.500            784.29         75
                                       8.250            784.29      136,000.00
    AUSTIN           TX   78745          1            06/01/98         00
    0410886758                           05           07/01/98          0
    410886758                            N            06/01/28
    0


    1758895          E22/G02             F           87,450.00         ZZ
                                         360         87,397.03          4
    4804 WEST WIND TRAIL               8.500            672.41         75
                                       8.250            672.41      116,600.00
    AUSTIN           TX   78745          1            06/01/98         00
    0410884647                           05           07/01/98          0
    410884647                            N            06/01/28
    0


    1758898          E22/G02             F           44,100.00         ZZ
                                         360         44,073.96          1
    5104 ODIN STREET                   8.625            343.01         90
                                       8.375            343.01       49,000.00
    SPRING HILL FL   FL   34608          1            06/05/98         04
    0410886030                           05           07/01/98         25
    410886030                            N            06/01/28
    0


    1758902          593/593             F           39,600.00         ZZ
                                         360         39,573.42          1
    1183 E OAK STREET                  8.000            290.58         90
                                       7.750            290.58       44,000.00
    POCATELLO        ID   83201          1            05/20/98         04
    6169569                              05           07/01/98         25
1


    6169569                              N            06/01/28
    0


    1758994          J99/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
    26 MAPLE WAY                       7.750          2,435.80         65
                                       7.500          2,435.80      525,000.00
    SAN CARLOS       CA   94070          5            06/09/98         00
    0430849661                           05           08/01/98          0
    9502215                              O            07/01/28
    0


    1758998          267/267             F          250,000.00         ZZ
                                         360        250,000.00          1
    16691 ROOSEVELT LN                 6.875          1,642.33         74
                                       6.625          1,642.33      339,000.00
    HUNTINGTON BEAC  CA   92649          1            06/03/98         00
    4250592                              05           08/01/98          0
    4250592                              O            07/01/28
    0


    1759004          E22/G02             F           91,800.00         ZZ
                                         360         91,800.00          1
    3161 AIRPORT RD                    9.000            738.64         90
                                       8.750            738.64      102,000.00
    WATERFORD        MI   48329          1            06/08/98         10
    0410903603                           05           08/01/98         25
    410903603                            N            07/01/28
    0


    1759008          E66/E66             F          259,200.00         ZZ
                                         360        259,017.06          1
    368 TARBORO ROAD                   7.750          1,856.94         85
                                       7.500          1,856.94      305,000.00
    YOUNGSVILLE      NC   27596          2            05/11/98         12
    600404875                            05           07/01/98         12
    600404875                            O            06/01/28
    0


    1759009          E22/G02             F           52,000.00         ZZ
                                         360         51,970.84          1
    2001 KIMBERLY DRIVE                8.875            413.74         65
                                       8.625            413.74       80,000.00
    ARLINGTON        TX   76010          5            06/04/98         00
    0410742688                           05           07/01/98          0
    410742688                            N            06/01/28
    0


1


    1759013          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
    14151 MONTFORT ROAD                8.375            395.24         80
    UNIT #300                          8.125            395.24       65,000.00
    DALLAS           TX   75240          1            06/05/98         00
    0410904304                           01           08/01/98          0
    410904304                            O            07/01/28
    0


    1759015          E22/G02             F           33,750.00         ZZ
                                         360         33,729.55          2
    613-615 E. MISTLETOE AVE.          8.500            259.51         90
                                       8.250            259.51       37,500.00
    SAN ANTONIO      TX   78212          1            05/29/98         04
    0410890669                           05           07/01/98         25
    410890669                            N            06/01/28
    0


    1759017          E22/G02             F           92,250.00         ZZ
                                         360         92,250.00          1
    728 WEST 1720 NORTH                8.375            701.17         75
    UNIT #317                          8.125            701.17      123,000.00
    PROVO            UT   84604          1            06/03/98         00
    0410875447                           01           08/01/98          0
    410875447                            N            07/01/28
    0


    1759018          E22/G02             F           33,750.00         ZZ
                                         360         33,729.55          2
    609 & 611 E. MISTLETOE AV          8.500            259.51         90
                                       8.250            259.51       37,500.00
    SAN ANTONIO      TX   78212          1            05/29/98         04
    0410890552                           05           07/01/98         25
    410890552                            N            06/01/28
    0


    1759045          G51/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    72 NORWOOD AVENUE                  8.250            991.68         80
                                       8.000            991.68      165,000.00
    BUFFALO          NY   14222          2            06/09/98         00
    0430863100                           05           08/01/98          0
    276709                               O            07/01/28
    0


    1759148          E82/G02             F          103,900.00         ZZ
                                         360        103,900.00          1
    6147 PALM SUMMIT CIRCKE            8.250            780.57         80
                                       8.000            780.57      129,900.00
1


    CICERO           NY   13039          1            06/15/98         00
    0400082103                           05           08/01/98          0
    0400082103                           O            07/01/28
    0


    1759159          G52/G02             F          145,200.00         ZZ
                                         360        145,200.00          1
    12519 NORTH COMO DRIVE             8.125          1,078.11         48
                                       7.875          1,078.11      305,000.00
    TUCSON           AZ   85742          5            06/01/98         00
    0430874586                           05           08/01/98          0
    96000111                             O            07/01/28
    0


    1759160          721/G02             F          207,900.00         ZZ
                                         360        207,770.78          1
    6216 SUNDOWNER STREET              8.375          1,580.19         80
                                       8.125          1,580.19      259,900.00
    WOODRIDGE        IL   60517          1            05/29/98         00
    0430872150                           05           07/01/98          0
    7810057760                           O            06/01/28
    0


    1759168          561/561             F          117,000.00         ZZ
                                         360        116,930.92          1
    16300 KAISER COURT                 8.625            910.02         90
                                       8.375            910.02      130,000.00
    HAGERSTOWN       MD   21740          1            06/01/98         10
    0009373713                           05           07/01/98         25
    0009373713                           N            06/01/28
    0


    1759177          561/561             F           55,000.00         ZZ
                                         360         55,000.00          3
    36 PENN BOULEVARD                  7.625            389.29         62
                                       7.375            389.29       90,000.00
    EAST LANSDOWNE   PA   19050          5            06/04/98         00
    0009378092                           05           08/01/98          0
    0009378092                           N            07/01/28
    0


    1759195          450/G02             F           50,000.00         ZZ
                                         360         49,967.29          1
    2719 POLAND                        8.125            371.25         66
                                       7.875            371.25       76,000.00
    HAMTRAMCK        MI   48212          1            05/27/98         00
    0430849976                           05           07/01/98          0
    4500948                              O            06/01/28
    0
1




    1759209          721/G02             F           69,300.00         ZZ
                                         360         69,300.00          2
    8226 E FIRST AVENUE                8.500            532.86         90
                                       8.250            532.86       77,000.00
    MESA             AZ   85208          1            06/04/98         01
    0430875369                           05           08/01/98         25
    7810059629                           N            07/01/28
    0


    1759225          L42/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    1009 WEST RIVER ROAD               8.000            440.26         64
                                       7.750            440.26       94,850.00
    CHAMPLIN         MN   55316          1            06/12/98         00
    0430864777                           05           08/01/98          0
    10300580                             O            07/01/28
    0


    1759228          L42/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
    21 SUMMIT RIDGE DRIVE              7.625          2,264.94         80
                                       7.375          2,264.94      403,500.00
    NORTH OAKS       MN   55127          1            06/12/98         00
    0430865345                           05           08/01/98          0
    10300604                             O            07/01/28
    0


    1759234          G92/G02             F          223,200.00         ZZ
                                         360        222,547.61          1
    102 ROSEWELL WAY                   7.625          1,579.80         80
                                       7.375          1,579.80      279,000.00
    SAN JOSE         CA   95138          1            02/13/98         00
    0430879684                           05           04/01/98          0
    254881                               O            03/01/28
    0


    1759242          267/267             F          224,000.00         ZZ
                                         360        224,000.00          1
    5122 EDINGER AVE.                  6.875          1,471.53         73
                                       6.625          1,471.53      310,000.00
    HUNTINGTON BEAC  CA   92649          1            06/02/98         00
    4244680                              05           08/01/98          0
    4244680                              O            07/01/28
    0


    1759259          882/G02             F           54,000.00         ZZ
                                         360         53,880.67          1
1


    321 NE 43 STREET                   9.000            434.50         90
                                       8.750            434.50       60,000.00
    OAKLAND PARK     FL   33334          1            02/25/98         23
    0430865832                           05           04/01/98          0
    0000                                 N            03/01/28
    0


    1759314          K30/G02             F           63,100.00         ZZ
                                         360         63,100.00          1
    533 HUNTERS GLEN STREET            8.250            474.05         80
                                       8.000            474.05       78,900.00
    LEWISVILLE       TX   75067          1            06/09/98         00
    0430874040                           05           08/01/98          0
    0057094                              N            07/01/28
    0


    1759320          209/G02             F           29,700.00         ZZ
                                         360         29,700.00          1
    1425 4TH STREET SW #A615           8.875            236.31         90
                                       8.625            236.31       33,000.00
    WASHINGTON       DC   20024          1            06/01/98         10
    0430862987                           08           08/01/98         25
    98180967                             N            07/01/28
    0


    1759322          003/G02             F           58,000.00         ZZ
                                         360         58,000.00          1
    2740 FOXHALL LANE                  7.875            420.55         70
                                       7.625            420.55       83,000.00
    ATLANTA          GA   30349          5            06/11/98         00
    0430856013                           05           08/01/98          0
    10087278                             N            07/01/28
    0


    1759323          209/G02             F          100,000.00         T
                                         360         99,931.18          1
    1617 FIELDTHORN DRIVE              7.875            725.07         80
                                       7.625            725.07      126,000.00
    RESTON           VA   20194          1            05/29/98         00
    0430855650                           09           07/01/98          0
    981825587                            O            06/01/28
    0


    1759386          623/623             F           78,300.00         ZZ
                                         360         78,254.95          1
    201 ANTOINE ST                     8.750            615.99         90
                                       8.500            615.99       87,000.00
    WYANDOTTE        MI   48192          1            05/29/98         10
    0996686                              05           07/01/98         25
1


    0996686                              N            06/01/28
    0


    1759406          E60/G02             F          369,000.00         ZZ
                                         360        369,000.00          1
    2235 RAYMOND AVENUE                7.875          2,675.51         65
                                       7.625          2,675.51      574,000.00
    TEMPLETON        CA   93465          2            06/04/98         00
    0430873315                           05           08/01/98          0
    510844                               O            07/01/28
    0


    1759451          H17/G02             F           88,500.00         ZZ
                                         360         88,500.00          1
    41 TREETOP CIRCLE                  7.500            618.80         75
                                       7.250            618.80      118,000.00
    ORMOND BEACH     FL   32174          1            06/15/98         00
    0430860106                           03           08/01/98          0
    703448C                              O            07/01/28
    0


    1759455          638/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    2 BROOKSIDE DRIVE                  8.625            245.00         75
                                       8.375            245.00       42,000.00
    EXETER           NH   03833          1            06/05/98         00
    0430857177                           01           08/01/98          0
    8746276                              N            07/01/28
    0


    1759463          638/G02             F           94,800.00         ZZ
                                         360         94,739.55          1
    1003 ROCKY STONE AVENUE            8.250            712.20         80
                                       8.000            712.20      118,500.00
    NORTH LAS VEGAS  NV   89031          1            05/21/98         00
    0430858035                           05           07/01/98          0
    8741373                              O            06/01/28
    0


    1759468          638/G02             F          420,000.00         ZZ
                                         360        419,725.26          1
    2282 JUAN STREET                   8.125          3,118.49         80
                                       7.875          3,118.49      525,000.00
    SAN DIEGO        CA   92103          5            05/04/98         00
    0430858084                           05           07/01/98          0
    8722168                              O            06/01/28
    0


1


    1759473          638/G02             F           54,900.00         ZZ
                                         360         54,868.41          4
    5917 BRYANT STREET                 8.750            431.90         90
                                       8.500            431.90       61,600.00
    PITTSBURGH       PA   15206          1            06/02/98         11
    0430859645                           05           07/01/98         25
    000000                               N            06/01/28
    0


    1759477          638/G02             F          100,000.00         ZZ
                                         360         99,937.85          1
    6807 WILDING PLACE                 8.375            760.07         80
                                       8.125            760.07      125,000.00
    RIVERSIDE        CA   92506          2            05/29/98         00
    0430858969                           05           07/01/98          0
    8709981                              O            06/01/28
    0


    1759483          638/G02             F          129,200.00         ZZ
                                         360        129,115.48          1
    RR 5 BOX 82A                       8.125            959.31         71
                                       7.875            959.31      182,000.00
    HARBESON         DE   19951          5            06/01/98         00
    0430857904                           05           07/01/98          0
    8746669                              O            06/01/28
    0


    1759492          638/G02             F          116,950.00         ZZ
                                         360        116,950.00          1
    1440 STILL CREEK AVENUE            8.500            899.24         90
                                       8.250            899.24      129,975.00
    HENDERSON        NV   89014          1            06/01/98         04
    0430857813                           03           08/01/98         25
    8745935                              O            07/01/28
    0


    1759498          638/G02             F          232,000.00         ZZ
                                         360        231,855.80          1
    32282 CREST LANE                   8.375          1,763.37         80
                                       8.125          1,763.37      290,000.00
    UNION CITY       CA   94587          2            05/22/98         00
    0430857680                           05           07/01/98          0
    8748498                              O            06/01/28
    0


    1759507          638/G02             F          220,000.00         ZZ
                                         360        219,859.71          4
    1081 TENNENT AVENUE                8.250          1,652.79         80
                                       8.000          1,652.79      275,000.00
1


    PINOLE           CA   94564          1            05/27/98         00
    0430857540                           05           07/01/98          0
    8750779                              N            06/01/28
    0


    1759516          G52/G02             F           50,000.00         ZZ
                                         360         49,967.29          1
    1860 E PALMCROFT DRIVE             8.125            371.25         59
                                       7.875            371.25       85,000.00
    TEMPE            AZ   85282          1            05/21/98         00
    0430862466                           05           07/01/98          0
    98500687                             O            06/01/28
    0


    1759534          811/G02             F          193,600.00         ZZ
                                         360        193,600.00          1
    1208 FASCINATION CIRCLE            8.500          1,488.62         80
                                       8.250          1,488.62      242,000.00
    RICHMOND         CA   94803          1            05/29/98         00
    0430864363                           05           08/01/98          0
    FM00202217                           O            07/01/28
    0


    1759539          593/593             F           58,500.00         ZZ
                                         360         58,337.36          1
    618 NORTH HAYES AVENUE             7.875            424.17         90
                                       7.625            424.17       65,000.00
    POCATELLO        ID   83204          1            02/04/98         04
    0006165740                           05           04/01/98         25
    0006165740                           N            03/01/28
    0


    1759551          654/G02             F          468,000.00         ZZ
                                         360        468,000.00          1
    661 CORTE DE QUINTERO              7.000          3,113.62         78
                                       6.750          3,113.62      600,000.00
    CAMARILLO        CA   93010          1            06/10/98         00
    0430854026                           05           08/01/98          0
    71001602                             O            07/01/28
    0


    1759557          654/G02             F           56,325.00         ZZ
                                         360         56,325.00          1
    2592 SEXTANT AVENUE                7.875            408.40         75
                                       7.625            408.40       75,100.00
    PORT HUENEME     CA   93041          1            06/11/98         00
    0430854257                           05           08/01/98          0
    71001628                             N            07/01/28
    0
1




    1759566          K56/G02             F           96,000.00         ZZ
                                         360         95,928.75          1
    56765 SOLAR DRIVE                  7.500            671.25         80
                                       7.250            671.25      120,000.00
    BEND             OR   97707          1            05/26/98         00
    0430859256                           05           07/01/98          0
    LW0004                               O            06/01/28
    0


    1759583          J99/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
    5375 RIDGEWOOD DRIVE               7.875          1,769.17         80
                                       7.625          1,769.17      305,000.00
    FREMONT          CA   94555          1            06/10/98         00
    0430862367                           09           08/01/98          0
    961334                               O            07/01/28
    0


    1759586          927/G02             F           89,900.00         ZZ
                                         360         89,900.00          3
    2228 EAST DESMET AVENUE            8.375            683.31         90
                                       8.125            683.31       99,900.00
    SPOKANE          WA   99202          1            06/03/98         04
    0430874495                           05           08/01/98         25
    0                                    N            07/01/28
    0


    1759593          624/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
    1043 EAST 2050 NORTH               8.625            910.01         90
                                       8.375            910.01      130,000.00
    NORTH LOGAN      UT   84341          3            06/11/98         01
    0430869198                           05           08/01/98         25
    65045080503F                         N            07/01/28
    0


    1759598          225/225             F           97,200.00         ZZ
                                         360         97,136.41          1
    9330 48TH DR NE                    8.125            721.71         90
                                       7.875            721.71      108,000.00
    MARYSVILLE       WA   98270          1            05/27/98         10
    7023833                              05           07/01/98         25
    7023833                              N            06/01/28
    0


    1759604          225/225             F          177,000.00         ZZ
                                         360        176,875.07          1
1


    1726 KYRA CIRCLE                   7.750          1,268.05         77
                                       7.500          1,268.05      230,000.00
    SAN JOSE         CA   95122          2            05/06/98         00
    7020896                              05           07/01/98          0
    7020896                              O            06/01/28
    0


    1759610          225/225             F           92,700.00         ZZ
                                         360         92,640.88          2
    15 DUBLIN DRIVE                    8.250            696.43         90
                                       8.000            696.43      103,000.00
    BALTSTON SPA     NY   12020          1            06/02/98         11
    7013263                              05           07/01/98         25
    7013263                              N            06/01/28
    0


    1759633          K56/G02             F          166,500.00         ZZ
                                         360        166,500.00          1
    4320 CHENOWITH ROAD                7.875          1,207.24         75
                                       7.625          1,207.24      222,000.00
    THE DALLES       OR   97058          5            06/08/98         00
    0430868661                           05           08/01/98          0
    KROL                                 O            07/01/28
    0


    1759679          964/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    12848 GREENE AVENUE                8.000            821.82         59
                                       7.750            821.82      190,000.00
    LOS ANGELES      CA   90066          2            06/08/98         00
    0430852814                           05           08/01/98          0
    36910                                O            07/01/28
    0


    1759692          003/G02             F           40,400.00         ZZ
                                         360         40,400.00          1
    93 GIN ROAD                        8.625            314.23         90
                                       8.375            314.23       44,900.00
    DALLAS           GA   30132          1            06/15/98         10
    0430858712                           05           08/01/98         25
    10490431                             N            07/01/28
    0


    1759727          638/G02             F          151,300.00         ZZ
                                         360        151,187.72          1
    101 WINDSOR AVENUE                 7.500          1,057.91         85
                                       7.250          1,057.91      178,000.00
    CHLETENHAM TOWN  PA   19027          5            05/29/98         10
    0430858787                           05           07/01/98         25
1


    8718614                              O            06/01/28
    0


    1759742          967/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    212 EAST CARLETON STREET           7.875            543.80         47
                                       7.625            543.80      160,000.00
    PRESCOTT         AZ   86303          5            06/04/98         00
    0430854869                           05           08/01/98          0
    4476982                              O            07/01/28
    0


    1759764          225/225             F           84,000.00         ZZ
                                         360         83,942.19          1
    4521 S TOLEDO AVE                  7.875            609.06         80
                                       7.625            609.06      105,000.00
    TULSA            OK   74135          1            06/01/98         00
    7015663                              05           07/01/98          0
    7015663                              N            06/01/28
    0


    1759766          225/225             F          372,000.00         ZZ
                                         360        371,743.99          1
    3641 REBEL CIRCLE                  7.875          2,697.26         80
                                       7.625          2,697.26      465,000.00
    HUNTINGTON BEAC  CA   92649          1            05/22/98         00
    7028005                              03           07/01/98          0
    7028005                              O            06/01/28
    0


    1759772          225/225             F           97,650.00         ZZ
                                         360         97,650.00          1
    303 HIGH MEADOWS DRIVE             7.875            708.04         67
                                       7.625            708.04      147,000.00
    BALLWIN          MO   63011          2            05/29/98         00
    70020681                             03           08/01/98          0
    70020681                             O            07/01/28
    0


    1759788          721/G02             F           80,000.00         ZZ
                                         360         80,000.00          2
    5238-40 N 26TH STREET              8.500            615.14         80
                                       8.250            615.14      100,000.00
    GLENDALE         WI   53209          1            06/08/98         00
    0430875237                           05           08/01/98          0
    7810060693                           N            07/01/28
    0


1


    1759795          721/G02             F          128,000.00         ZZ
                                         360        127,916.27          1
    61 LAKEVIEW DR                     8.125            950.40         80
                                       7.875            950.40      160,000.00
    LAKE GENEVA      WI   53147          1            05/28/98         00
    0430875211                           03           07/01/98          0
    7810060691                           O            06/01/28
    0


    1759800          E29/G02             F          108,000.00         ZZ
                                         360        107,939.45          3
    607 EAST AVENUE                    8.875            859.30         90
                                       8.625            859.30      120,000.00
    ATLANTA          GA   30307          1            05/12/98         04
    0430889444                           05           07/01/98         25
    UNKNOWN                              N            06/01/28
    0


    1759834          F03/G02             F          110,600.00         ZZ
                                         360        110,600.00          1
    3834 LOWELL BOULEVARD              8.625            860.24         70
                                       8.375            860.24      158,000.00
    DENVER           CO   80211          1            06/26/98         00
    0430883058                           05           08/01/98          0
    12460                                N            07/01/28
    0


    1759859          A80/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
    14221 SW 88TH STREET               8.500            350.63         80
    UNIT 209C                          8.250            350.63       57,000.00
    MIAMI            FL   33186          1            06/02/98         00
    0430858944                           05           08/01/98          0
    9816384                              N            07/01/28
    0


    1759870          E82/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
    8 GOLF VIEW DRIVE                  7.875            688.82         69
                                       7.625            688.82      138,000.00
    NEPTUNE          NJ   07753          5            06/12/98         00
    0400116943                           05           08/01/98          0
    0400116943                           O            07/01/28
    0


    1759873          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    649 ST. ANDREWS DRIVE              7.750          1,318.20         80
                                       7.500          1,318.20      230,000.00
1


    GULF SHORES      AL   36542          2            06/10/98         00
    0410843619                           05           08/01/98          0
    410843619                            O            07/01/28
    0


    1759875          180/G02             F           43,200.00         ZZ
                                         360         43,173.83          1
    5621 HORNADAY ROAD                 8.500            332.17         90
                                       8.250            332.17       48,000.00
    GREENSBORO       NC   27407          1            05/29/98         10
    0430871129                           01           07/01/98         25
    0012730883                           N            06/01/28
    0


    1759876          E22/G02             F          123,200.00         ZZ
                                         360        123,013.05          1
    12843 SOUTH RENE STREET            7.750            882.62         80
                                       7.500            882.62      154,000.00
    OLATHE           KS   66062          2            06/04/98         00
    0410793855                           03           07/01/98          0
    410793855                            O            06/01/28
    0


    1759877          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    115 LEXINGTON LANE                 7.875            754.07         80
                                       7.625            754.07      130,000.00
    COSTA MESA       CA   92626          2            06/09/98         00
    0410845630                           09           08/01/98          0
    410845630                            O            07/01/28
    0


    1759879          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    265 BUFF CIRCLE                    7.875            543.80         75
                                       7.625            543.80      100,000.00
    WILMINGTON       NC   28405          5            06/10/98         00
    0410903595                           05           08/01/98          0
    410903595                            O            07/01/28
    0


    1759880          E22/G02             F           69,900.00         ZZ
                                         360         69,900.00          1
    25639 SOUTHWOOD                    8.500            537.47         45
                                       8.250            537.47      157,500.00
    SOUTHFIELD       MI   48075          5            06/09/98         00
    0410863500                           05           08/01/98          0
    410863500                            O            07/01/28
    0
1




    1759882          737/G02             F          112,000.00         ZZ
                                         360        111,935.57          4
    58 NORTH MAY STREET                8.750            881.10         80
                                       8.500            881.10      140,000.00
    MESA             AZ   85201          1            05/15/98         00
    0430889774                           05           07/01/98          0
    515368                               N            06/01/28
    0


    1759887          317/G02             F          288,150.00         ZZ
                                         360        287,145.36          1
    524 SHASTA PARK COURT              7.875          2,089.29         57
                                       7.625          2,089.29      508,191.00
    SCOTTS VALLEY    CA   95066          1            01/16/98         00
    0430863720                           03           03/01/98          0
    268618                               O            02/01/28
    0


    1759893          721/G02             F           99,800.00         ZZ
                                         360         99,800.00          1
    N4393 12 CORNERS ROAD              8.250            749.76         77
                                       8.000            749.76      130,000.00
    BLACK CREEK      WI   54131          2            06/03/98         00
    0430871053                           05           08/01/98          0
    7810060997                           O            07/01/28
    0


    1759900          B28/G02             F           55,800.00         ZZ
                                         360         55,800.00          1
    3621 STEELE STREET                 8.750            438.98         90
                                       8.500            438.98       62,000.00
    DENVER           CO   80205          1            06/08/98         10
    0430866681                           05           08/01/98         25
    01980329                             N            07/01/28
    0


    1759913          K18/G02             F          217,000.00         ZZ
                                         360        217,000.00          1
    9342 WICKHAM WAY                   8.000          1,592.27         70
                                       7.750          1,592.27      310,000.00
    ORLANDO          FL   32836          1            06/03/98         00
    0430866574                           05           08/01/98          0
    95400775                             O            07/01/28
    0


    1759917          B35/G02             F          127,300.00         ZZ
                                         360        127,300.00          1
1


    12500 SABER LANE                   7.500            890.11         71
                                       7.250            890.11      180,000.00
    BOWIE            MD   20715          2            06/01/98         00
    0430856393                           05           08/01/98          0
    98001465                             O            07/01/28
    0


    1759935          G97/G02             F           53,600.00         ZZ
                                         360         53,600.00          1
    1178 CREE DRIVE                    8.500            412.14         76
                                       8.250            412.14       71,000.00
    COLORADO SPRING  CO   80915          1            06/10/98         00
    0430876821                           09           08/01/98          0
    14283                                N            07/01/28
    0


    1759955          638/G02             F           44,800.00         ZZ
                                         360         44,771.43          1
    431 SOUTH KALISPELL WAY #302       8.250            336.57         80
                                       8.000            336.57       56,000.00
    AURORA           CO   80017          1            06/01/98         00
    0430861831                           01           07/01/98          0
    8753745                              O            06/01/28
    0


    1759956          E82/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
    6236 GREEN HILL ROAD               8.000          1,386.82         57
                                       7.750          1,386.82      332,000.00
    NEW HOPE         PA   18938          2            06/11/98         00
    0400120622                           05           08/01/98          0
    0400120622                           O            07/01/28
    0


    1759958          638/G02             F          170,900.00         ZZ
                                         360        170,801.68          1
    8919 HICKORY HILL AVENUE           8.750          1,344.47         90
                                       8.500          1,344.47      189,900.00
    LANAHAM          MD   20709          1            06/04/98         10
    0430865295                           05           07/01/98         25
    8750798                              N            06/01/28
    0


    1759979          225/225             F          105,500.00         ZZ
                                         360        105,434.42          1
    13940 LEEDY AVENUE                 8.375            801.88         60
                                       8.125            801.88      176,000.00
    SYLMAR AREA      CA   91342          5            05/20/98         00
    7021057                              05           07/01/98          0
1


    7021057                              N            06/01/28
    0


    1759991          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    116 FIRST AVENUE                   7.750            401.19         70
                                       7.500            401.19       80,000.00
    ALPINE           WY   83128          1            06/16/98         00
    0410904981                           05           08/01/98          0
    410904981                            O            07/01/28
    0


    1759994          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    3980 WILLOW RIDGE                  8.250            631.06         80
                                       8.000            631.06      105,000.00
    HOLT             MI   48842          5            06/10/98         00
    0410875470                           05           08/01/98          0
    410875470                            O            07/01/28
    0


    1759997          E22/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
    6225 E. GOLDENROD LANE             7.875          2,378.23         80
                                       7.625          2,378.23      410,000.00
    ORANGE           CA   92867          5            06/09/98         00
    0410894471                           03           08/01/98          0
    410894471                            O            07/01/28
    0


    1760000          E22/G02             F           77,150.00         ZZ
                                         360         77,150.00          1
    3309 27TH AVENUE SOUTH             7.375            532.86         68
                                       7.125            532.86      115,000.00
    SEATTLE          WA   98144          2            06/03/98         00
    0410804421                           05           08/01/98          0
    410804421                            O            07/01/28
    0


    1760001          E22/G02             F           64,250.00         ZZ
                                         360         64,250.00          1
    239 WILLIAMS ROAD                  8.125            477.05         74
                                       7.875            477.05       88,000.00
    COLUMBUS         OH   43207          2            06/09/98         00
    0410894661                           05           08/01/98          0
    410894661                            O            07/01/28
    0


1


    1760053          225/225             F          140,000.00         ZZ
                                         360        139,903.65          1
    32 UNION STREET                    7.875          1,015.10         80
                                       7.625          1,015.10      176,000.00
    SEYMOUR          CT   06483          1            05/27/98         00
    7016297                              05           07/01/98          0
    7016297                              O            06/01/28
    0


    1760090          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
    30140 STELLAMAR                    8.250          1,171.98         80
                                       8.000          1,171.98      195,000.00
    BEVERLY HILLS    MI   48025          1            06/15/98         00
    0410854418                           05           08/01/98          0
    410854418                            O            07/01/28
    0


    1760094          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    17660 OAK STREET                   8.250          1,239.59         58
                                       8.000          1,239.59      285,000.00
    FOUNTAIN VALLEY  CA   92708          5            06/05/98         00
    0410893689                           05           08/01/98          0
    410893689                            O            07/01/28
    0


    1760096          E22/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
    18535 AVOCET DRIVE                 8.000            961.23         77
                                       7.750            961.23      171,000.00
    LUTZ             FL   33549          1            06/15/98         00
    0410913909                           03           08/01/98          0
    410913909                            O            07/01/28
    0


    1760103          E22/G02             F          144,400.00         ZZ
                                         360        144,400.00          1
    1812 WEST CHAPEL DRIVE             8.000          1,059.56         80
                                       7.750          1,059.56      180,500.00
    CAMARILLO        CA   93010          1            06/11/98         00
    0410911341                           05           08/01/98          0
    410911341                            O            07/01/28
    0


    1760105          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    6383 GUNSHOT PASS DRIVE            8.000            623.70         80
                                       7.750            623.70      107,000.00
1


    COLORADO SPRING  CO   80917          5            06/08/98         00
    0410890750                           05           08/01/98          0
    410890750                            O            07/01/28
    0


    1760108          E22/G02             F           50,800.00         ZZ
                                         360         50,800.00          1
    940 SOUTH SUNSET STREET            8.000            372.75         80
                                       7.750            372.75       63,500.00
    HOWE             TX   75459          1            06/12/98         00
    0410881718                           05           08/01/98          0
    410881718                            O            07/01/28
    0


    1760109          225/225             F           40,050.00         ZZ
                                         360         40,025.11          1
    504 DENNY STREET                   8.375            304.41         84
                                       8.125            304.41       48,000.00
    HIGH POINT       NC   27262          1            05/11/98         11
    7015994                              05           07/01/98         25
    7015994                              N            06/01/28
    0


    1760110          E22/G02             F          101,200.00         ZZ
                                         360        101,200.00          1
    6705 JOHNS COURT                   8.125            751.41         80
                                       7.875            751.41      126,500.00
    ARLINGTON        TX   76016          1            06/15/98         00
    0410911713                           05           08/01/98          0
    410911713                            O            07/01/28
    0


    1760121          E22/G02             F          247,600.00         ZZ
                                         360        247,600.00          1
    14351 CLEMSON STREET               7.375          1,710.11         80
                                       7.125          1,710.11      309,500.00
    MOORPARK         CA   93021          1            06/08/98         00
    0410892798                           03           08/01/98          0
    410892798                            O            07/01/28
    0


    1760123          E22/G02             F          109,350.00         ZZ
                                         360        109,350.00          1
    6329 FONDA LAKE DRIVE              8.500            840.81         90
                                       8.250            840.81      122,000.00
    GREEN OAK TOWNS  MI   48116          1            06/15/98         04
    0410874705                           05           08/01/98         25
    410874705                            N            07/01/28
    0
1




    1760128          E22/G02             F           78,000.00         T
                                         360         78,000.00          1
    131 S.W. 203RD AVENUE              8.500            599.75         60
                                       8.250            599.75      129,990.00
    PEMBROKE PINES   FL   33029          1            06/15/98         00
    0410912901                           03           08/01/98          0
    410912901                            O            07/01/28
    0


    1760130          E22/G02             F           18,000.00         T
                                         360         18,000.00          1
    700 ISLAND RETREAT ROAD            9.250            148.08         75
    UNIT 12                            9.000            148.08       24,000.00
    PORT ARANSAS     TX   78373          1            06/01/98         00
    0410862965                           20           08/01/98          0
    410862965                            O            07/01/28
    0


    1760138          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          2
    68 OXFORD STREET                   8.125            824.17         75
                                       7.875            824.17      148,000.00
    HALEDON          NJ   07508          5            06/09/98         00
    0410882930                           05           08/01/98          0
    410882930                            O            07/01/28
    0


    1760158          514/G02             F          122,400.00         ZZ
                                         360        122,084.56          1
    7201 ELMWOOD                       8.250            919.55         80
                                       8.000            919.55      153,000.00
    NORTH RICHLAND   TX   76180          2            02/19/98         00
    0430863654                           05           04/01/98          0
    018831                               N            03/01/28
    0


    1760173          253/253             F           30,500.00         ZZ
                                         360         30,477.92          1
    1225 N WICKHAM ROAD UNIT 426       7.625            215.88         90
                                       7.375            215.88       34,000.00
    MELBOURNE        FL   32935          2            05/14/98         01
    910773                               01           07/01/98         25
    910773                               O            06/01/28
    0


    1760207          561/561             F          100,000.00         ZZ
                                         360         99,937.84          1
1


    11507 HARTFORD LANE                8.375            760.08         80
                                       8.125            760.08      125,000.00
    FISHERS          IN   46038          2            05/22/98         00
    0009381237                           05           07/01/98          0
    0009381237                           O            06/01/28
    0


    1760249          A35/G02             F          156,000.00         ZZ
                                         360        156,000.00          2
    107-12 156TH STREET                8.250          1,171.98         80
                                       8.000          1,171.98      195,000.00
    JAMAICA          NY   11433          5            06/10/98         00
    0430861278                           05           08/01/98          0
    PFW4229                              O            07/01/28
    0


    1760258          A35/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    295 PRIMROSE AVENUE                7.750          1,432.82         67
                                       7.500          1,432.82      300,000.00
    MOUNT VERNON     NY   10552          2            06/01/98         00
    0430862185                           05           08/01/98          0
    HVLP7995                             O            07/01/28
    0


    1760265          A35/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    446 LINDEN STREET                  7.875            942.59         73
                                       7.625            942.59      180,000.00
    WEST HEMPSTEAD   NY   11552          5            06/04/98         00
    0430863902                           05           08/01/98          0
    LP7997                               O            07/01/28
    0


    1760274          514/G02             F           87,200.00         ZZ
                                         360         87,147.18          4
    309-315 WARE DRIVE                 8.500            670.49         80
                                       8.250            670.49      109,000.00
    GRAND PRAIRIE    TX   75051          1            05/29/98         00
    0430864900                           05           07/01/98          0
    368664                               N            06/01/28
    0


    1760281          766/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
    2200 S OCEAN LANE #2004-II         8.750          2,202.76         80
                                       8.500          2,202.76      350,000.00
    FT LAUDERDALE    FL   33316          2            06/08/98         00
    0430864256                           06           08/01/98          0
1


    98DA0231                             O            07/01/28
    0


    1760291          K56/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    699 S KNOWLEDGE STREET             7.875            543.80         72
                                       7.625            543.80      105,000.00
    PRINEVILLE       OR   97754          5            06/04/98         00
    0430863597                           05           08/01/98          0
    98070                                O            07/01/28
    0


    1760325          964/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    7463 OAK LEAF DRIVE                8.000            880.52         80
                                       7.750            880.52      150,000.00
    SANTA ROSA       CA   95409          1            06/08/98         00
    0430854521                           03           08/01/98          0
    37847                                O            07/01/28
    0


    1760342          765/G02             F          160,000.00         ZZ
                                         360        159,892.64          1
    850 STATE STREET #430              8.000          1,174.03         80
                                       7.750          1,174.03      200,000.00
    SAN DIEGO        CA   92101          1            05/29/98         00
    0430877522                           01           07/01/98          0
    142960                               O            06/01/28
    0


    1760345          765/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    23791 VIA OLIVIA                   8.500            726.63         90
                                       8.250            726.63      105,000.00
    MURRIETA         CA   92562          1            06/03/98         04
    0430868562                           05           08/01/98         25
    143000                               N            07/01/28
    0


    1760346          964/G02             F          194,950.00         ZZ
                                         360        194,950.00          1
    11257 FEATHERHILL LANE             7.500          1,363.12         80
                                       7.250          1,363.12      243,710.00
    SAN DIEGO        CA   92126          1            06/01/98         00
    0430853366                           05           08/01/98          0
    36317                                O            07/01/28
    0


1


    1760362          664/G02             F          202,800.00         ZZ
                                         360        202,800.00          1
    3539 PANSY DRIVE                   7.750          1,452.89         80
                                       7.500          1,452.89      253,500.00
    CALABASAS        CA   91302          1            06/09/98         00
    0430877217                           05           08/01/98          0
    2612000                              O            07/01/28
    0


    1760365          664/G02             F          146,800.00         ZZ
                                         360        146,800.00          1
    17830 MT HOOD LANE                 7.875          1,064.41         79
                                       7.625          1,064.41      187,500.00
    SUNRIVER         OR   97707          2            05/29/98         00
    0430864439                           03           08/01/98          0
    2505634                              O            07/01/28
    0


    1760370          830/G02             F          630,000.00         ZZ
                                         360        629,544.03          1
    15250 SWEETWATER COURT             7.625          4,459.10         75
                                       7.375          4,459.10      840,000.00
    FORT MEYERS      FL   33912          2            06/05/98         00
    0430869149                           05           07/01/98          0
    535450                               O            06/01/28
    0


    1760387          664/G02             F          107,900.00         ZZ
                                         360        107,900.00          1
    510 NW OVERLOOK DRIVE              8.250            810.62         75
                                       8.000            810.62      144,000.00
    VANCOUVER        WA   98665          2            06/05/98         00
    0430871962                           05           08/01/98          0
    2596658                              O            07/01/28
    0


    1760390          664/G02             F           70,500.00         ZZ
                                         360         70,500.00          1
    859 PICCADILLY CIRCLE              8.375            535.86         75
                                       8.125            535.86       94,000.00
    CHARLESTON       SC   29412          5            06/05/98         00
    0430873430                           05           08/01/98          0
    2618361                              O            07/01/28
    0


    1760398          676/676             F          171,000.00         ZZ
                                         360        170,876.23          1
    61-313 KAMEHAMEHA HIGHWAY          7.625          1,210.33         31
                                       7.375          1,210.33      560,000.00
1


    HALEIWA          HI   96712          2            05/27/98         00
    3001299982                           05           07/01/98          0
    3001299982                           N            06/01/28
    0


    1760413          E22/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
    10747 NORTH MILITARY TRAIL         9.125            285.59         90
                                       8.875            285.59       39,000.00
    PALM BEACH GARD  FL   33410          1            06/16/98         04
    0410910871                           01           08/01/98         25
    410910871                            N            07/01/28
    0


    1760416          E22/G02             F           42,800.00         ZZ
                                         360         42,800.00          1
    5861 SAUL STREET                   8.500            329.09         80
                                       8.250            329.09       53,500.00
    PHILADELPHIA     PA   19149          1            06/16/98         00
    0410900161                           05           08/01/98          0
    410900161                            N            07/01/28
    0


    1760419          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    21485 OAKBROOK                     8.250          1,081.82         80
                                       8.000          1,081.82      180,000.00
    MISSION VIEJO    CA   92692          5            06/09/98         00
    0410900435                           01           08/01/98          0
    410900435                            O            07/01/28
    0


    1760422          E22/G02             F           93,950.00         ZZ
                                         360         93,950.00          1
    1617 CAMDEN WAY                    7.625            664.97         80
                                       7.375            664.97      117,485.00
    EDMOND           OK   73013          1            06/15/98         00
    0410911465                           05           08/01/98          0
    410911465                            O            07/01/28
    0


    1760432          G20/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    7005 DRYWOOD WAY                   8.000            660.39         90
                                       7.750            660.39      100,000.00
    ORANGEVALE       CA   95662          1            06/01/98         11
    0430874388                           05           08/01/98         25
    980308                               N            07/01/28
    0
1




    1760437          965/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
    15253 WEST DOMINGO LANE            7.500          1,129.23         85
                                       7.250          1,129.23      190,000.00
    SUN CITY WEST    AZ   85375          5            06/12/98         19
    0430856617                           03           08/01/98         12
    0                                    O            07/01/28
    0


    1760439          568/G02             F          111,150.00         ZZ
                                         360        111,150.00          1
    1945 WEENAP DRIVE                  8.500            854.65         90
                                       8.250            854.65      123,500.00
    LAS VEGAS        NV   89108          1            06/03/98         01
    0430858498                           05           08/01/98         25
    810287                               N            07/01/28
    0


    1760440          E22/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
    1373 FRANKLIN STREET               8.750            560.52         95
    UNIT #5                            8.500            560.52       75,000.00
    DENVER           CO   80218          1            06/16/98         04
    0410887996                           01           08/01/98         30
    410887996                            O            07/01/28
    0


    1760441          E22/G02             F           47,200.00         ZZ
                                         360         47,200.00          1
    24-11L HIGH STREET                 7.875            342.23         80
                                       7.625            342.23       59,000.00
    FAIR LAWN        NJ   07410          1            06/16/98         00
    0410897177                           01           08/01/98          0
    410897177                            O            07/01/28
    0


    1760443          E22/G02             F          146,300.00         ZZ
                                         360        146,300.00          1
    7914 EAST VIA BONITA               8.250          1,099.10         56
                                       8.000          1,099.10      265,000.00
    SCOTTSDALE       AZ   85258          5            06/04/98         00
    0410867162                           03           08/01/98          0
    410867162                            N            07/01/28
    0


    1760445          E22/G02             F           91,300.00         ZZ
                                         360         91,300.00          1
1


    7110 EAST BUENA TERRA WAY          8.250            685.91         55
                                       8.000            685.91      166,000.00
    PARADISE VALLEY  AZ   85253          5            06/04/98         00
    0410867154                           03           08/01/98          0
    410867154                            N            07/01/28
    0


    1760448          E22/G02             F          276,250.00         ZZ
                                         360        276,250.00          1
    1604 BRAMOOR DRIVE                 7.875          2,003.00         85
                                       7.625          2,003.00      325,000.00
    KOKOMO           IN   46902          5            06/11/98         04
    0410863260                           05           08/01/98         12
    410863260                            O            07/01/28
    0


    1760451          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          2
    210 46TH STREET                    8.625          1,050.02         90
                                       8.375          1,050.02      150,000.00
    UNION CITY       NJ   07087          1            06/16/98         10
    0410869721                           05           08/01/98         25
    410869721                            N            07/01/28
    0


    1760453          907/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    2 SPRUCE LANE                      8.375          1,155.31         95
                                       8.125          1,155.31      160,000.00
    VALLEY STREAM    NY   11581          2            06/10/98         11
    0430873026                           05           08/01/98         30
    00                                   O            07/01/28
    0


    1760455          E22/G02             F          123,700.00         T
                                         360        123,700.00          1
    9861 RED HEART LANE                8.625            962.13         80
                                       8.375            962.13      155,000.00
    TAMARAC          FL   33321          1            06/16/98         00
    0410732705                           03           08/01/98          0
    410732705                            O            07/01/28
    0


    1760460          E22/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
    15143 CARUTHERS ROAD               7.500            370.58         80
                                       7.250            370.58       66,300.00
    DOVER            FL   33527          5            06/11/98         00
    0410909170                           05           08/01/98          0
1


    410909170                            O            07/01/28
    0


    1760463          E22/G02             F          120,800.00         ZZ
                                         360        120,800.00          1
    2456 LONE PINE RD                  8.250            907.53         80
                                       8.000            907.53      151,000.00
    WEST BLOOMFIELD  MI   48323          1            06/16/98         00
    0410914816                           05           08/01/98          0
    410914816                            O            07/01/28
    0


    1760472          E22/G02             F          172,500.00         ZZ
                                         360        172,500.00          1
    37894 SUNNYBROOK                   8.375          1,311.12         75
                                       8.125          1,311.12      230,000.00
    HARRISON TWP     MI   48045          5            06/11/98         00
    0410695027                           05           08/01/98          0
    410695027                            O            07/01/28
    0


    1760475          E22/G02             F          144,800.00         ZZ
                                         360        144,800.00          1
    2000 EAST EASTER AVENUE            7.625          1,024.89         80
                                       7.375          1,024.89      181,000.00
    LITTLETON        CO   80122          5            06/11/98         00
    0410836654                           05           08/01/98          0
    410836654                            O            07/01/28
    0


    1760477          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    1040 LYONS PARK DRIVE              8.250            661.11         80
                                       8.000            661.11      110,000.00
    POMPANO BEACH    FL   33060          1            06/16/98         00
    0410884704                           05           08/01/98          0
    410884704                            O            07/01/28
    0


    1760481          E22/G02             F          224,950.00         ZZ
                                         360        224,950.00          1
    11802 STALLION WAY                 7.625          1,592.18         79
                                       7.375          1,592.18      285,000.00
    TRUCKEE          CA   96161          1            06/11/98         00
    0410878391                           05           08/01/98          0
    410878391                            O            07/01/28
    0


1


    1760490          731/G02             F          288,200.00         ZZ
                                         360        288,200.00          1
    1560 MIRASOL DRIVE                 7.625          2,039.86         78
                                       7.375          2,039.86      370,000.00
    SAN MARINO       CA   91108          5            06/04/98         00
    0430870014                           05           08/01/98          0
    411216742                            O            07/01/28
    0


    1760492          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    4644 MOUNTAINGATE DRIVE            7.375          1,132.71         80
                                       7.125          1,132.71      205,000.00
    ROCKLIN          CA   95765          2            06/10/98         00
    0410909436                           05           08/01/98          0
    410909436                            O            07/01/28
    0


    1760493          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    608 SOUTH COLT STREET              7.625          1,274.03         80
                                       7.375          1,274.03      225,000.00
    ANAHEIM          CA   92806          5            06/09/98         00
    0410898878                           05           08/01/98          0
    410898878                            O            07/01/28
    0


    1760495          E22/G02             F          110,900.00         ZZ
                                         360        110,900.00          1
    6742 NORTH 20TH STREET             7.125            747.15         60
                                       6.875            747.15      184,900.00
    PHOENIX          AZ   85016          1            06/16/98         00
    0410918551                           05           08/01/98          0
    410918551                            O            07/01/28
    0


    1760498          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          2
    230 W FLINT STREET                 9.375            524.00         90
                                       9.125            524.00       70,000.00
    DAVISON          MI   48423          1            06/16/98         04
    0410883904                           05           08/01/98         25
    410883904                            N            07/01/28
    0


    1760508          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
    2044 SEAHAWK CIRCLE                8.125            427.68         77
                                       7.875            427.68       75,000.00
1


    PONTE VEDRA BEA  FL   32082          1            06/16/98         00
    0410905038                           01           08/01/98          0
    410905038                            O            07/01/28
    0


    1760509          E22/G02             F           46,550.00         ZZ
                                         360         46,550.00          1
    218 SHORT STREET                   8.750            366.21         71
                                       8.500            366.21       66,000.00
    OWENSVILLE VILL  OH   45160          2            06/10/98         00
    0410905186                           05           08/01/98          0
    410905186                            O            07/01/28
    0


    1760510          E22/G02             F           71,100.00         ZZ
                                         360         71,100.00          2
    1030 & 1042 SOUTH OSBORN           9.250            584.92         90
                                       9.000            584.92       79,000.00
    KANKAKEE         IL   60901          1            06/16/98         04
    0410896864                           05           08/01/98         25
    410896864                            N            07/01/28
    0


    1760514          E22/G02             F          334,500.00         ZZ
                                         360        334,263.91          1
    6 CASTLEWOOD DRIVE                 7.750          2,396.40         65
                                       7.500          2,396.40      520,000.00
    PLEASANTON       CA   94566          2            05/26/98         00
    0410840441                           03           07/01/98          0
    410840441                            O            06/01/28
    0


    1760523          E22/G02             F          360,000.00         ZZ
                                         360        359,726.07          1
    205 SABINA COURT                   7.375          2,486.43         80
                                       7.125          2,486.43      450,000.00
    DANVILLE         CA   94526          5            05/27/98         00
    0410860290                           03           07/01/98          0
    410860290                            O            06/01/28
    0


    1760528          E22/G02             F           83,450.00         ZZ
                                         360         83,399.44          1
    1185 BELLS MILL ROAD               8.500            641.66         56
                                       8.250            641.66      150,000.00
    SHEPERDSVILLE    KY   40165          5            05/12/98         00
    0410846869                           05           07/01/98          0
    410846869                            O            06/01/28
    0
1




    1760529          E22/G02             F          157,000.00         ZZ
                                         360        157,000.00          1
    471 NOB HILL DRIVE                 7.750          1,124.77         76
                                       7.500          1,124.77      207,000.00
    MEADOW VISTA     CA   95722          5            05/29/98         00
    0410878060                           05           08/01/98          0
    410878060                            O            07/01/28
    0


    1760537          E22/G02             F          141,550.00         ZZ
                                         360        141,436.80          1
    6546 CYPRESS POINT ROAD            7.125            953.65         80
                                       6.875            953.65      176,950.00
    ALEXANDRIA       VA   22312          1            05/29/98         00
    0410818116                           09           07/01/98          0
    410818116                            O            06/01/28
    0


    1760539          E22/G02             F          132,000.00         ZZ
                                         360        131,899.56          1
    180 NORTH LITTLE JOHN COURT        7.375            911.69         67
                                       7.125            911.69      197,000.00
    WESTLAKE VILLAG  CA   91361          1            05/27/98         00
    0410699045                           09           07/01/98          0
    410699045                            O            06/01/28
    0


    1760541          E22/G02             F          183,550.00         ZZ
                                         360        183,426.85          1
    2798 HAWK ROAD                     8.000          1,346.82         80
                                       7.750          1,346.82      229,444.00
    CHINO HILLS      CA   91709          1            05/27/98         00
    0410769400                           03           07/01/98          0
    410769400                            N            06/01/28
    0


    1760543          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          3
    4238 N SPAULDING AVE.              7.875          1,450.14         80
                                       7.625          1,450.14      250,000.00
    CHICAGO          IL   60618          1            06/09/98         00
    0410879969                           05           08/01/98          0
    410879969                            O            07/01/28
    0


    1760549          E22/G02             F           60,750.00         ZZ
                                         360         60,720.90          4
1


    218 NORTH 11TH STREET              9.625            516.37         90
                                       9.375            516.37       67,500.00
    RICHMOND         IN   47374          1            06/05/98         04
    0410891931                           05           07/01/98         25
    410891931                            N            06/01/28
    0


    1760551          E22/G02             F           82,600.00         ZZ
                                         360         82,600.00          1
    1450 CARSON CREEK DRIVE            8.375            627.82         70
                                       8.125            627.82      118,000.00
    CANYON LAKE      TX   78133          4            06/09/98         00
    0410884696                           05           08/01/98          0
    410884696                            O            07/01/28
    0


    1760575          E87/G02             F           91,700.00         ZZ
                                         360         91,700.00          1
    689 COUNTY SQUARE DRIVE            8.375            696.99         70
    #30                                8.125            696.99      131,000.00
    VENTURA          CA   93003          2            06/04/98         00
    0430864496                           01           08/01/98          0
    70001323                             N            07/01/28
    0


    1760576          E22/G02             F          122,300.00         ZZ
                                         360        122,300.00          1
    142 PIN OAK CT.                    7.250            834.30         80
                                       7.000            834.30      152,900.00
    DOVER TWP.       NJ   08753          1            06/08/98         00
    0410870190                           05           08/01/98          0
    410870190                            O            07/01/28
    0


    1760579          E22/G02             F           40,050.00         ZZ
                                         360         40,022.44          1
    14800 ENTERPRISE #19A              7.875            290.39         76
                                       7.625            290.39       53,000.00
    FARMERS BRANCH   TX   75234          1            06/02/98         00
    0410888291                           01           07/01/98          0
    410888291                            O            06/01/28
    0


    1760587          E22/G02             F           40,950.00         ZZ
                                         360         40,950.00          2
    5934-36 NORTH 67TH STREET          9.125            333.18         90
                                       8.875            333.18       45,500.00
    MILWAUKEE        WI   53218          1            06/03/98         14
    0410845168                           05           08/01/98         25
1


    410845168                            N            07/01/28
    0


    1760593          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    374 WINDRUSH LOOP                  8.125          1,069.20         80
                                       7.875          1,069.20      180,000.00
    TARPON SPIRNGS   FL   34689          2            06/05/98         00
    0410873483                           01           08/01/98          0
    410873483                            O            07/01/28
    0


    1760602          E22/G02             F          202,500.00         ZZ
                                         360        202,500.00          3
    721-725 FRASER STREET              7.875          1,468.27         90
                                       7.625          1,468.27      225,000.00
    AURORA           CO   80011          1            06/11/98         04
    0410897961                           05           08/01/98         25
    410897961                            O            07/01/28
    0


    1760612          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    11409 LITTLE BEAR WAY              7.875            761.32         70
                                       7.625            761.32      150,000.00
    BOCA RATON       FL   33434          5            06/08/98         00
    0410855969                           03           08/01/98          0
    410855969                            N            07/01/28
    0


    1760617          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    6638 LEYTONSTONE                   8.500            807.36         66
                                       8.250            807.36      160,000.00
    WEST BLOOMFIELD  MI   48322          5            06/08/98         00
    0410896724                           05           08/01/98          0
    410896724                            N            07/01/28
    0


    1760628          E22/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
    4363 WILLSHIRE BLVD., #A11         8.625            295.56         95
                                       8.375            295.56       40,000.00
    MOUND            MN   55412          1            06/10/98         04
    0410889380                           01           08/01/98         30
    410889380                            O            07/01/28
    0


1


    1760633          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
    535 WEST MAIN                      7.750            441.31         80
                                       7.500            441.31       77,000.00
    NILES            MI   49120          5            06/02/98         00
    0410892194                           05           08/01/98          0
    410892194                            O            07/01/28
    0


    1760640          E22/G02             F          120,000.00         ZZ
                                         360        119,927.30          1
    137 SWINGING BRIDGE LANE           8.500            922.70         59
                                       8.250            922.70      205,000.00
    BASALT           CO   81621          2            05/28/98         00
    0410885735                           01           07/01/98          0
    410885735                            N            06/01/28
    0


    1760645          E22/G02             F          161,100.00         ZZ
                                         360        161,100.00          4
    16493-16499 EAST 13TH PLACE        8.500          1,238.72         90
                                       8.250          1,238.72      179,000.00
    AURORA           CO   80011          1            06/05/98         04
    0410901565                           05           08/01/98         25
    410901565                            N            07/01/28
    0


    1760654          E22/G02             F           35,700.00         ZZ
                                         360         35,700.00          1
    11910-D TARRAGON ROAD UNIT #D      9.000            287.25         70
                                       8.750            287.25       51,000.00
    REISTERSTOWN     MD   21136          5            06/05/98         00
    0410894703                           01           08/01/98          0
    410894703                            N            07/01/28
    0


    1760657          E22/G02             F          270,000.00         ZZ
                                         360        269,836.43          1
    177 GEORGIA ROAD                   8.500          2,076.07         75
                                       8.250          2,076.07      360,000.00
    FREEHOLD         NJ   07728          5            05/29/98         00
    0410873624                           05           07/01/98          0
    410873624                            O            06/01/28
    0


    1760659          E22/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
    1620 SW 62ND AVENUE                8.125            987.52         62
                                       7.875            987.52      215,000.00
1


    MIAMI            FL   33155          2            06/05/98         00
    0410891881                           05           08/01/98          0
    410891881                            O            07/01/28
    0


    1760664          E22/G02             F          174,400.00         T
                                         360        174,294.34          1
    18222 SW 33RD STREET               8.500          1,340.99         80
                                       8.250          1,340.99      218,002.00
    MIRAMAR          FL   33029          1            05/18/98         00
    0410874184                           03           07/01/98          0
    410874184                            O            06/01/28
    0


    1760665          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    5709 A PADRE BOULEVARD             8.000            660.39         82
                                       7.750            660.39      110,000.00
    SOUTH PADRE ISL  TX   78597          2            06/05/98         10
    0410873079                           01           08/01/98         12
    410873079                            O            07/01/28
    0


    1760674          E22/G02             F          262,400.00         ZZ
                                         360        262,400.00          1
    9105 EAST MOHAWK LANE              8.000          1,925.40         75
                                       7.750          1,925.40      349,887.00
    SCOTTSDALE       AZ   85255          1            06/09/98         00
    0410873137                           03           08/01/98          0
    410873137                            O            07/01/28
    0


    1760676          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
    32327 11 MILE RD                   9.125            820.14         90
                                       8.875            820.14      112,000.00
    FARMINGTON HILL  MI   48336          1            06/08/98         04
    0410863625                           05           08/01/98         25
    410863625                            N            07/01/28
    0


    1760685          K09/G02             F          136,500.00         ZZ
                                         360        136,500.00          4
    1619 WEST IVY CIRCLE               8.250          1,025.48         65
                                       8.000          1,025.48      210,000.00
    SALT LAKE CITY   UT   84116          5            06/15/98         00
    0430862037                           05           08/01/98          0
    0000                                 N            07/01/28
    0
1




    1760750          K72/G02             F          310,000.00         ZZ
                                         360        310,000.00          1
    2421 TALON DRIVE                   7.875          2,247.72         80
                                       7.625          2,247.72      387,615.00
    LATROBE          CA   95682          1            06/11/98         00
    0430864371                           03           08/01/98          0
    SAC609                               O            07/01/28
    0


    1760762          K72/G02             F           87,000.00         ZZ
                                         360         87,000.00          1
    401 EAST EL CAMINO STREET          8.125            645.98         75
                                       7.875            645.98      116,000.00
    SANTA MARIA      CA   93454          1            06/09/98         00
    0430869669                           05           08/01/98          0
    VAL449                               O            07/01/28
    0


    1760795          B75/G02             F          245,000.00         ZZ
                                         360        244,831.39          1
    691 CONIFER LANE                   7.875          1,776.42         49
                                       7.625          1,776.42      500,000.00
    AUBURN           CA   95602          2            05/12/98         00
    0430862276                           05           07/01/98          0
    7752165                              O            06/01/28
    0


    1760812          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    5948 BEAUMERE WAY                  8.000            763.12         80
                                       7.750            763.12      130,000.00
    CARMICHAEL       CA   95608          1            06/09/98         00
    0410877336                           05           08/01/98          0
    410877336                            O            07/01/28
    0


    1760813          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    2135 NORTH WHITEHORN DRIV          8.125            891.00         80
                                       7.875            891.00      150,000.00
    COLORADO SPRING  CO   80920          2            06/08/98         00
    0410888549                           03           08/01/98          0
    410888549                            O            07/01/28
    0


    1760815          E22/G02             F          274,400.00         ZZ
                                         360        274,400.00          1
1


    22 PROSA                           8.125          2,037.41         80
                                       7.875          2,037.41      343,000.00
    IRVINE           CA   92620          2            06/08/98         00
    0410868277                           03           08/01/98          0
    410868277                            O            07/01/28
    0


    1760816          E22/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
    55 WEST 20TH AVENUE                8.125          1,692.89         80
                                       7.875          1,692.89      285,000.00
    SAN MATEO        CA   94403          1            06/09/98         00
    0410898100                           01           08/01/98          0
    410898100                            O            07/01/28
    0


    1760860          G32/G02             F           93,000.00         ZZ
                                         360         93,000.00          1
    207 LARCHWOOD LANE                 8.250            698.68         76
                                       8.000            698.68      123,000.00
    NORTH AURORA     IL   60542          1            06/15/98         00
    0430863779                           05           08/01/98          0
    1003750                              O            07/01/28
    0


    1760861          G32/G02             F           58,500.00         ZZ
                                         360         58,462.69          1
    1236 S GATES STREET                8.250            439.50         90
                                       8.000            439.50       65,000.00
    MONTGOMERY       IL   60538          1            06/12/98         04
    0430870436                           05           07/01/98         25
    1003676                              N            06/01/28
    0


    1760883          E22/G02             F          209,500.00         ZZ
                                         360        209,352.14          1
    8737 CASTLE RIDGE AVENUE           7.750          1,500.88         75
                                       7.500          1,500.88      279,450.00
    LAS VEGAS        NV   89129          1            05/22/98         00
    0410874754                           03           07/01/98          0
    410874754                            O            06/01/28
    0


    1760885          E22/G02             F          256,800.00         ZZ
                                         360        256,640.38          1
    6208 LILLIAN WAY                   8.375          1,951.87         80
                                       8.125          1,951.87      321,000.00
    SAN JOSE         CA   95120          5            05/26/98         00
    0410862601                           05           07/01/98          0
1


    410862601                            O            06/01/28
    0


    1760890          E22/G02             F          157,750.00         ZZ
                                         360        157,605.76          1
    907 EL RANCHO DRIVE                7.500          1,103.01         80
                                       7.250          1,103.01      197,200.00
    LIVERMORE        CA   94550          1            05/21/98         00
    0410826978                           05           07/01/98          0
    410826978                            O            06/01/28
    0


    1760894          E22/G02             F          172,400.00         ZZ
                                         360        172,284.32          1
    399 RIDGE VIEW DRIVE               8.000          1,265.01         95
                                       7.750          1,265.01      181,500.00
    PLEASANT HILL    CA   94523          1            05/29/98         04
    0410798680                           09           07/01/98         30
    410798680                            O            06/01/28
    0


    1760921          K15/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
    1224 MAJESTIC OAK DRIVE            7.500          1,447.38         75
                                       7.250          1,447.38      276,000.00
    APOPKA           FL   32712          2            06/12/98         00
    0430880716                           05           08/01/98          0
    629736                               O            07/01/28
    0


    1760922          E26/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
    29 BRINDISI                        7.750          1,325.37         79
                                       7.500          1,325.37      235,000.00
    MISSION VIEJO    CA   92692          1            06/04/98         00
    0430877175                           01           08/01/98          0
    34800406                             O            07/01/28
    0


    1760936          E22/G02             F           68,400.00         ZZ
                                         360         68,400.00          2
    9628 POINT VISTA PLACE             8.500            525.94         80
                                       8.250            525.94       85,500.00
    AUSTIN           TX   78753          1            06/17/98         00
    0410895247                           05           08/01/98          0
    410895247                            N            07/01/28
    0


1


    1760938          E22/G02             F           87,300.00         ZZ
                                         360         87,300.00          2
    1305 WEST PINE STREET              9.375            726.12         90
                                       9.125            726.12       97,000.00
    WALLA WALLA      WA   99362          1            06/10/98         10
    0410894729                           05           08/01/98         25
    410894729                            N            07/01/28
    0


    1760940          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    800 EAST OCEAN BOULEVARD           8.625            816.68         75
    UNIT #1010                         8.375            816.68      140,000.00
    LONG BEACH       CA   90802          1            06/09/98         00
    0410898605                           06           08/01/98          0
    410898605                            N            07/01/28
    0


    1760973          E26/G02             F          122,000.00         ZZ
                                         360        121,913.89          1
    6901 GREEN VALLEY ROAD             7.750            874.03         64
                                       7.500            874.03      192,000.00
    NEW MARKET       MD   21774          5            05/22/98         00
    0430867614                           05           07/01/98          0
    41800730                             O            06/01/28
    0


    1760980          B28/G02             F          110,250.00         ZZ
                                         360        110,176.02          1
    5143 ALLISON STREET                8.000            808.98         90
                                       7.750            808.98      122,500.00
    ARVADA           CO   80002          1            05/29/98         14
    0430871673                           05           07/01/98         25
    11980896                             O            06/01/28
    0


    1761020          455/G02             F          137,400.00         ZZ
                                         360        137,400.00          1
    1609 WAYAH DRIVE                   8.000          1,008.20         80
                                       7.750          1,008.20      171,763.00
    CHARLESTON       SC   29414          1            06/17/98         00
    0430867580                           05           08/01/98          0
    59640                                O            07/01/28
    0


    1761045          E82/G02             F          324,000.00         ZZ
                                         360        324,000.00          1
    84 NORTH STAMFORD ROAD             7.875          2,349.22         80
                                       7.625          2,349.22      405,000.00
1


    STAMFORD         CT   06902          1            06/19/98         00
    0400123915                           05           08/01/98          0
    0400123915                           O            07/01/28
    0


    1761048          E82/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
    2515 SPRUCE DRIVE                  7.750            472.83         59
                                       7.500            472.83      112,000.00
    LOVELAND         CO   80538          1            06/12/98         00
    0400126512                           05           08/01/98          0
    0400126512                           N            07/01/28
    0


    1761050          134/G02             F           33,000.00         ZZ
                                         360         32,981.01          1
    1009 SOMERSET DRIVE                8.750            259.62         63
                                       8.500            259.62       53,000.00
    CHARLESTON       WV   25302          2            05/29/98         00
    0430855767                           05           07/01/98          0
    59336025                             N            06/01/28
    0


    1761051          765/G02             F          183,200.00         ZZ
                                         360        183,200.00          1
    8960 PACIFIC AVENUE                7.875          1,328.33         80
                                       7.625          1,328.33      229,000.00
    STANTON          CA   90680          1            06/10/98         00
    0430866822                           05           08/01/98          0
    334294                               O            07/01/28
    0


    1761057          134/G02             F           33,000.00         ZZ
                                         360         32,981.01          1
    1011 SOMERSET DRIVE                8.750            259.62         57
                                       8.500            259.62       58,000.00
    CHARLESTON       WV   25302          2            05/29/98         00
    0430855916                           05           07/01/98          0
    59336026                             N            06/01/28
    0


    1761064          G10/G02             F          167,400.00         ZZ
                                         360        167,400.00          1
    7324 N.W. 110TH STREET             8.625          1,302.03         90
                                       8.375          1,302.03      186,000.00
    OKLAHOMA CITY    OK   73162          1            06/03/98         23
    0430866178                           05           08/01/98          0
    XD8059009                            N            07/01/28
    0
1




    1761065          134/G02             F           39,600.00         ZZ
                                         360         39,600.00          1
    905 W RIDGEMONT                    8.250            297.51         90
                                       8.000            297.51       44,000.00
    PEORIA           IL   61614          1            06/10/98         14
    0430857144                           05           08/01/98         25
    59335786                             N            07/01/28
    0


    1761071          927/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
    5021 NORTH 78TH STREET             7.750            730.75         66
                                       7.500            730.75      155,000.00
    SCOTTSDALE       AZ   85250          1            06/03/98         00
    0430872077                           09           08/01/98          0
    372771                               O            07/01/28
    0


    1761072          134/G02             F           84,600.00         ZZ
                                         360         84,600.00          2
    2708-2710 BELKNAP AVENUE           8.375            643.03         80
                                       8.125            643.03      106,000.00
    NORMAN           OK   73072          2            06/10/98         00
    0430858134                           05           08/01/98          0
    59301092                             N            07/01/28
    0


    1761079          B75/G02             F          157,250.00         ZZ
                                         360        157,152.26          1
    302 SW TERRACE                     8.375          1,195.21         85
                                       8.125          1,195.21      185,000.00
    PEMBROKE PINES   FL   33029          1            05/15/98         01
    0430869990                           05           07/01/98         12
    7949076                              O            06/01/28
    0


    1761089          B75/G02             F          322,500.00         ZZ
                                         360        322,272.38          1
    3722 PASEO VISTA FAMOSA            7.750          2,310.43         75
                                       7.500          2,310.43      430,000.00
    RANCHO SANTA FE  CA   92091          1            05/15/98         00
    0430862128                           03           07/01/98          0
    7615654                              O            06/01/28
    0


    1761090          E22/G02             F           48,000.00         ZZ
                                         360         47,972.38          1
1


    28785 SUTHERLAND                   8.750            377.62         80
                                       8.500            377.62       60,000.00
    SOUTHFIELD       MI   48076          1            05/29/98         00
    0410852768                           05           07/01/98          0
    410852768                            N            06/01/28
    0


    1761096          B75/G02             F          123,500.00         ZZ
                                         360        123,417.13          1
    6760 NORTHWEST 60TH STREET         8.000            906.20         80
                                       7.750            906.20      154,390.00
    REDMOND          OR   97756          1            05/20/98         00
    0430857128                           03           07/01/98          0
    7556400                              O            06/01/28
    0


    1761101          992/G02             F           70,610.00         ZZ
                                         360         70,610.00          1
    611 SOUTH STREET                   7.750            505.86         53
                                       7.500            505.86      135,000.00
    BRIELLE          NJ   08730          2            06/08/98         00
    0430858118                           05           08/01/98          0
    345655                               O            07/01/28
    0


    1761112          559/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    3930 FLORRIE CIRCLE                8.250            751.27         80
                                       8.000            751.27      125,000.00
    LAS VEGAS        NV   89121          2            06/03/98         00
    0430872267                           05           08/01/98          0
    5476213                              O            07/01/28
    0


    1761113          253/253             F          216,000.00         ZZ
                                         360        216,000.00          1
    192 RAMONA PLACE                   7.625          1,528.84         80
                                       7.375          1,528.84      270,000.00
    PASADENA         CA   91107          5            06/04/98         00
    913756                               05           08/01/98          0
    913756                               O            07/01/28
    0


    1761123          685/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
    260 BRENTWOOD STREET               7.875          2,871.27         80
                                       7.625          2,871.27      500,000.00
    COSTA MESA       CA   92627          2            06/09/98         00
    0430867127                           05           08/01/98          0
1


    111867                               O            07/01/28
    0


    1761124          253/253             F           70,000.00         ZZ
                                         360         70,000.00          1
    1805 RIVER QUEEN LANE #201         8.250            525.89         67
                                       8.000            525.89      105,000.00
    STEAMBOAT SPRIN  CO   80477          2            06/12/98         00
    916646                               01           08/01/98          0
    916646                               N            07/01/28
    0


    1761126          950/G02             F           41,400.00         ZZ
                                         360         41,400.00          1
    922 COWLITZ STREET                 8.125            307.39         90
                                       7.875            307.39       46,000.00
    ST HELENS        OR   97051          3            06/08/98         01
    0430869438                           05           08/01/98         25
    HTO4149880                           N            07/01/28
    0


    1761135          180/G02             F          100,350.00         ZZ
                                         360        100,284.35          1
    807 WEST NOPAL PLACE               8.125            745.10         90
                                       7.875            745.10      111,500.00
    CHANDLER         AZ   85225          2            05/26/98         10
    0430877431                           05           07/01/98         25
    12622932                             N            06/01/28
    0


    1761141          105/G02             F           78,300.00         ZZ
                                         360         78,252.56          2
    3505 ROCKY HOLLOW TRAIL            8.500            602.06         80
                                       8.250            602.06       97,900.00
    GEORETOWN        TX   78628          1            05/21/98         00
    0430875526                           05           07/01/98          0
    1098680                              N            06/01/28
    0


    1761162          964/G02             F          261,200.00         ZZ
                                         360        261,200.00          1
    529 WAGNON ROAD                    7.750          1,871.27         80
                                       7.500          1,871.27      326,500.00
    SEBASTOPOL       CA   95472          5            06/11/98         00
    0430856815                           05           08/01/98          0
    37566                                O            07/01/28
    0


1


    1761173          593/593             F           51,800.00         ZZ
                                         360         51,730.23          1
    325 POST ST                        8.000            380.10         70
                                       7.750            380.10       74,000.00
    COKEVILLE        WY   83114          2            04/02/98         00
    6959589                              05           06/01/98          0
    6959589                              N            05/01/28
    0


    1761205          105/G02             F          244,800.00         ZZ
                                         360        244,627.22          1
    5124 REMINGTON DRIVE               7.750          1,753.78         80
                                       7.500          1,753.78      306,000.00
    ALEXANDRIA       VA   22309          2            05/28/98         00
    0430880625                           05           07/01/98          0
    1211366                              O            06/01/28
    0


    1761223          K72/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
    10437 SUNNYBRAE AVENUE             7.875          1,856.18         80
                                       7.625          1,856.18      320,000.00
    CHATSWORTH AREA  CA   91311          1            06/12/98         00
    0430867481                           05           08/01/98          0
    VAL470                               O            07/01/28
    0


    1761229          573/G02             F           79,200.00         ZZ
                                         360         79,200.00          1
    38330 CHUPEROSA LANE               8.500            608.98         90
                                       8.250            608.98       88,000.00
    CATHEDRAL CITY   CA   92234          1            06/03/98         14
    0430865097                           05           08/01/98         25
    132930                               N            07/01/28
    0


    1761230          E22/G02             F           34,100.00         ZZ
                                         360         34,100.00          1
    11160 ROYAL PALM BLVD, UNIT #8     8.250            256.18         90
                                       8.000            256.18       37,900.00
    CORAL SPRINGS    FL   33065          1            06/16/98         04
    0410910004                           01           08/01/98         25
    410910004                            N            07/01/28
    0


    1761231          B37/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    7400 CTY RD SW 4200 RT 1 BX 24     7.750            716.41         50
    7                                  7.500            716.41      200,000.00
1


    PURDON           TX   76679          1            06/18/98         00
    0430869172                           05           08/01/98          0
    0275750                              O            07/01/28
    0


    1761232          E22/G02             F          206,250.00         ZZ
                                         360        206,250.00          2
    502 GREENWOOD AVENUE               8.250          1,549.49         75
                                       8.000          1,549.49      275,000.00
    ATLANTA          GA   30308          1            06/15/98         00
    0410909212                           05           08/01/98          0
    410909212                            N            07/01/28
    0


    1761233          E22/G02             F           85,800.00         ZZ
                                         360         85,800.00          1
    233 SOUTH PARK                     8.125            637.06         75
                                       7.875            637.06      114,500.00
    CASPER           WY   82601          5            06/10/98         00
    0410887665                           05           08/01/98          0
    410887665                            O            07/01/28
    0


    1761237          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    755 SABETA DRIVE                   7.750          1,182.08         72
                                       7.500          1,182.08      230,000.00
    RIDGWAY          CO   81432          4            06/11/98         00
    0410872733                           05           08/01/98          0
    410872733                            O            07/01/28
    0


    1761239          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          2
    1005-07 7TH STREET                 8.500            484.42         90
                                       8.250            484.42       70,000.00
    GRETNA           LA   70053          2            06/18/98         04
    0410866966                           05           08/01/98         25
    410866966                            N            07/01/28
    0


    1761252          A50/A50             F           54,500.00         ZZ
                                         360         54,500.00          1
    1625 E MAXWELL STREET              7.500            381.07         61
                                       7.250            381.07       90,000.00
    PENSACOLA        FL   32503          5            06/10/98         00
    108760                               05           08/01/98          0
    108760                               N            07/01/28
    0
1




    1761255          721/G02             F          159,000.00         ZZ
                                         360        159,000.00          1
    2923 KEIM DRIVE                    8.375          1,208.52         89
                                       8.125          1,208.52      179,000.00
    PHOENIX          AZ   85016          1            06/05/98         01
    0430869792                           01           08/01/98         25
    7810061340                           N            07/01/28
    0


    1761259          E62/G02             F           52,200.00         ZZ
                                         360         52,200.00          1
    812 PIEDMONT AVENUE                7.750            373.97         90
    UNIT 6                             7.500            373.97       58,103.00
    ATLANTA          GA   30308          1            06/17/98         10
    0430870519                           01           08/01/98         25
    00                                   O            07/01/28
    0


    1761262          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    3919 FRANKLIN STREET               7.625          1,302.34         80
                                       7.375          1,302.34      230,000.00
    GLENDALE         CA   91214          1            06/11/98         00
    0410818934                           05           08/01/98          0
    410818934                            O            07/01/28
    0


    1761266          721/G02             F           43,400.00         ZZ
                                         360         43,400.00          2
    2334 LOGAN AVENUE NORTH            8.375            329.88         70
                                       8.125            329.88       62,000.00
    MINNEAPOLIS      MN   55411          5            06/10/98         00
    0430877555                           05           08/01/98          0
    7810059376                           N            07/01/28
    0


    1761267          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    77-6509 SEAVIEW CIRCLE             7.500            922.96         80
                                       7.250            922.96      165,000.00
    KAILUA KONA      HI   96740          2            06/11/98         00
    0410876882                           05           08/01/98          0
    410876882                            O            07/01/28
    0


    1761276          E22/G02             F          243,750.00         ZZ
                                         360        243,750.00          4
1


    1412 CARNELIAN DRIVE               8.500          1,874.23         75
                                       8.250          1,874.23      325,000.00
    SAN JOSE         CA   95122          1            06/02/98         00
    0410864458                           05           08/01/98          0
    410864458                            N            07/01/28
    0


    1761286          966/G02             F           72,000.00         ZZ
                                         360         71,954.09          1
    15151 BERRY TRAIL #1507            8.250            540.91         90
                                       8.000            540.91       80,000.00
    DALLAS           TX   75248          1            05/27/98         14
    0430858779                           01           07/01/98         25
    30006511                             O            06/01/28
    0


    1761289          E22/G02             F          151,400.00         ZZ
                                         360        151,400.00          1
    12 WESTBROOK DRIVE                 7.250          1,032.81         90
                                       7.000          1,032.81      168,300.00
    ROME             GA   30165          1            06/18/98         10
    0410916993                           05           08/01/98         25
    410916993                            O            07/01/28
    0


    1761292          E22/G02             F          176,500.00         ZZ
                                         360        176,500.00          1
    288 SANDLEWOOD DRIVE               7.625          1,249.26         77
                                       7.375          1,249.26      231,500.00
    ROCHESTER HILLS  MI   48307          1            06/18/98         00
    0410897342                           05           08/01/98          0
    410897342                            O            07/01/28
    0


    1761294          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    9521 CORTADA STREET                7.875          1,102.11         80
                                       7.625          1,102.11      190,000.00
    EL MONTE         CA   91733          5            06/05/98         00
    0410894315                           03           08/01/98          0
    410894315                            O            07/01/28
    0


    1761296          E22/G02             F           60,300.00         ZZ
                                         360         60,300.00          1
    7217 KRESS CIRCLE D-4              8.500            463.65         90
                                       8.250            463.65       67,000.00
    CORPUS CHRISTI   TX   78413          1            06/18/98         04
    0410915292                           03           08/01/98         25
1


    410915292                            N            07/01/28
    0


    1761297          E22/G02             F           59,950.00         ZZ
                                         360         59,950.00          2
    1202 BONNIE BRAE                   8.500            460.96         80
                                       8.250            460.96       74,950.00
    AUSTIN           TX   78753          1            06/18/98         00
    0410895171                           05           08/01/98          0
    410895171                            N            07/01/28
    0


    1761298          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    1809 CEDAR ST.                     8.500            415.21         90
                                       8.250            415.21       60,005.00
    DAVENPORT        IA   52804          1            06/18/98         04
    0410902472                           05           08/01/98         25
    410902472                            N            07/01/28
    0


    1761300          E22/G02             F          115,500.00         ZZ
                                         360        115,500.00          2
    3003 N. ALBANY                     8.875            918.97         70
                                       8.625            918.97      165,000.00
    CHICAGO          IL   60618          5            06/18/98         00
    0410832786                           05           08/01/98          0
    410832786                            N            07/01/28
    0


    1761301          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          3
    1661 TUTTLE AVENUE                 8.750            601.83         90
                                       8.500            601.83       85,000.00
    DAYTON           OH   45410          1            06/18/98         04
    0410882203                           05           08/01/98         25
    410882203                            N            07/01/28
    0


    1761305          E22/G02             F          107,600.00         ZZ
                                         360        107,600.00          3
    8607 NW 83RD STREET                8.500            827.35         75
                                       8.250            827.35      143,500.00
    KANSAS CITY      MO   64152          1            06/05/98         00
    0410899157                           03           08/01/98          0
    410899157                            N            07/01/28
    0


1


    1761308          E22/G02             F          202,400.00         ZZ
                                         360        202,400.00          1
    7090 PECAN AVENUE                  7.375          1,397.93         80
                                       7.125          1,397.93      253,000.00
    MOORPARK         CA   93021          1            06/16/98         00
    0410870828                           03           08/01/98          0
    410870828                            O            07/01/28
    0


    1761309          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    269 VIRGINIA STREET                7.625          1,160.78         80
                                       7.375          1,160.78      205,000.00
    SEBASTOPOL       CA   95472          1            06/05/98         00
    0410861124                           05           08/01/98          0
    410861124                            O            07/01/28
    0


    1761313          F34/G02             F           40,600.00         ZZ
                                         360         40,600.00          1
    1750 W 46TH STREET #421            8.625            315.79         70
                                       8.375            315.79       58,000.00
    HIALEAH          FL   33012          1            06/04/98         00
    0430867663                           08           08/01/98          0
    9800547                              N            07/01/28
    0


    1761315          F34/G02             F           64,400.00         ZZ
                                         360         64,400.00          1
    3210 SE 10TH STREET #4-A           8.500            495.18         70
                                       8.250            495.18       92,000.00
    POMPANO BEACH    FL   33062          1            06/11/98         00
    0430867531                           06           08/01/98          0
    9800468                              N            07/01/28
    0


    1761325          E22/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
    68 NORTH AXFORD ST                 8.750            763.10         79
                                       8.500            763.10      123,000.00
    LAKE ORION       MI   48362          2            06/18/98         00
    0410838056                           05           08/01/98          0
    410838056                            N            07/01/28
    0


    1761335          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
    2465 DAVISTA DRIVE                 8.875          1,038.32         90
                                       8.625          1,038.32      145,000.00
1


    HIGHLAND         MI   48356          1            06/17/98         04
    0410902936                           05           08/01/98         25
    410902936                            N            07/01/28
    0


    1761338          E22/G02             F           85,000.00         T
                                         360         85,000.00          1
    3741 HONOAPIILANI ROAD             8.000            623.70         46
                                       7.750            623.70      188,000.00
    LAHAINA          HI   96761          5            06/05/98         00
    0410882625                           01           08/01/98          0
    410882625                            O            07/01/28
    0


    1761344          E22/G02             F          108,000.00         ZZ
                                         240        108,000.00          1
    5701 COBB CREEK RD.                8.125            911.78         50
                                       7.875            911.78      218,000.00
    OAKLAND TOWNSHI  MI   48306          5            06/12/98         00
    0410871875                           05           08/01/98          0
    410871875                            O            07/01/18
    0


    1761350          E22/G02             F           83,250.00         ZZ
                                         360         83,250.00          1
    718 WEST 1720 NORTH #328           8.000            610.86         75
                                       7.750            610.86      111,000.00
    PROVO            UT   84604          1            06/17/98         00
    0410879316                           01           08/01/98          0
    410879316                            N            07/01/28
    0


    1761362          180/G02             F           30,150.00         ZZ
                                         360         30,132.20          1
    408 NE EDNA STREET                 8.625            234.50         90
                                       8.375            234.50       33,500.00
    WEATHERFORD      TX   76889          1            05/19/98         10
    0430870972                           05           07/01/98         25
    12704714                             N            06/01/28
    0


    1761371          E22/G02             F           76,500.00         ZZ
                                         360         76,404.56          1
    3517 BEVIS AVENUE                  8.375            581.46         90
                                       8.125            581.46       85,000.00
    CINCINNATI       OH   45206          1            04/30/98         04
    0410844039                           05           06/01/98         25
    410844039                            N            05/01/28
    0
1




    1761372          E22/G02             F           91,900.00         ZZ
                                         360         91,900.00          1
    905 MARSTON DRIVE                  8.000            674.33         80
                                       7.750            674.33      114,900.00
    EDMOND           OK   73034          1            06/18/98         00
    0410885941                           03           08/01/98          0
    410885941                            O            07/01/28
    0


    1761376          E22/G02             F           71,750.00         ZZ
                                         360         70,893.48          4
    7415 VINTAGE HILLS DRIVE           8.000            526.48         70
                                       7.750            526.48      102,500.00
    AUSTIN           TX   78723          1            12/19/97         00
    0410895148                           05           02/01/98          0
    410895148                            N            01/01/28
    0


    1761378          E22/G02             F          214,400.00         ZZ
                                         360        214,400.00          1
    7 PINEWOOD COURT                   8.375          1,629.59         80
                                       8.125          1,629.59      268,000.00
    WALNUT CREEK     CA   94596          5            06/03/98         00
    0410887228                           05           08/01/98          0
    410887228                            O            07/01/28
    0


    1761380          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          2
    1812 SOUTH F STREET                9.500            302.71         90
                                       9.250            302.71       40,000.00
    ELWOOD           IN   46036          1            06/18/98         04
    0410893325                           05           08/01/98         25
    410893325                            N            07/01/28
    0


    1761403          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          4
    3404 121ST STREET SOUTHWE          8.000          1,981.16         90
                                       7.750          1,981.16      300,000.00
    LYNNWOOD         WA   98037          1            06/12/98         11
    410910210                            05           08/01/98         25
    410910210                            O            07/01/28
    0


    1761406          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          4
1


    2619 QUAD COURT                    8.875            644.47         90
                                       8.625            644.47       90,000.00
    ATLANTIC BEACH   FL   32233          1            06/12/98         04
    0410881395                           05           08/01/98         25
    410881395                            N            07/01/28
    0


    1761407          K18/G02             F          128,000.00         T
                                         360        128,000.00          1
    7966 GOLDEN POND COURT             8.250            961.62         80
                                       8.000            961.62      160,000.00
    KISSIMMEE        FL   34747          1            06/10/98         00
    0430858829                           03           08/01/98          0
    95400800                             O            07/01/28
    0


    1761409          E22/G02             F          217,000.00         ZZ
                                         360        217,000.00          2
    43 BAY 38TH STREET                 9.125          1,765.58         70
                                       8.875          1,765.58      310,000.00
    BROOKLYN         NY   11214          5            06/18/98         00
    0410823934                           05           08/01/98          0
    410823934                            N            07/01/28
    0


    1761411          E22/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
    54 UNIVERSITY BOULEVARD            8.000            986.18         80
                                       7.750            986.18      168,000.00
    SILVER SPRING    MD   20901          1            06/18/98         00
    0410883300                           05           08/01/98          0
    410883300                            O            07/01/28
    0


    1761415          927/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
    522 A STREET NORTHEAST             7.250            589.41         80
                                       7.000            589.41      108,000.00
    AUBURN           WA   98002          1            06/17/98         00
    0430874784                           05           08/01/98          0
    385641                               N            07/01/28
    0


    1761416          927/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
    8533 SOUTH 259TH STREET            8.000            521.71         90
    #5A                                7.750            521.71       79,000.00
    KENT             WA   98031          1            06/10/98         01
    0430875799                           01           08/01/98         25
1


    0                                    N            07/01/28
    0


    1761425          E22/G02             F           95,200.00         ZZ
                                         360         95,200.00          2
    11309 & 11311 N. 112TH EAST        7.750            682.02         80
    AVENUE                             7.500            682.02      119,000.00
    OWASSO           OK   74055          1            06/18/98         00
    0410901334                           05           08/01/98          0
    410901334                            O            07/01/28
    0


    1761426          927/G02             F           86,300.00         ZZ
                                         360         86,300.00          1
    1323 WEST LAIRD ST                 8.750            678.93         90
                                       8.500            678.93       95,900.00
    TEMPE            AZ   85281          1            06/17/98         01
    0430875344                           05           08/01/98         25
    0                                    N            07/01/28
    0


    1761428          E22/G02             F           72,900.00         ZZ
                                         360         72,859.13          1
    521 KALDY STREET                   8.875            580.03         90
                                       8.625            580.03       81,000.00
    CINCINNATI       OH   45244          1            05/27/98         04
    0410796783                           05           07/01/98         25
    410796783                            N            06/01/28
    0


    1761459          638/G02             F          102,800.00         ZZ
                                         360        102,800.00          1
    7102 EAST ORANGE BLOSSOM           8.000            754.31         80
                                       7.750            754.31      128,500.00
    SCOTTSDALE       AZ   85253          1            06/05/98         00
    0430866350                           05           08/01/98          0
    8754825                              N            07/01/28
    0


    1761494          E22/G02             F           49,400.00         ZZ
                                         360         49,400.00          1
    563 N OXFORD STREET                8.750            388.63         90
                                       8.500            388.63       54,894.00
    INDIANAPOLIS     IN   46201          1            06/15/98         04
    0410865679                           05           08/01/98         25
    410865679                            N            07/01/28
    0


1


    1761497          E22/G02             F          750,000.00         ZZ
                                         360        750,000.00          1
    20 SCHICK ROAD                     8.250          5,634.50         75
                                       8.000          5,634.50    1,000,000.00
    ALEXANDRIA       NJ   08848          2            06/08/98         00
    0410795736                           05           08/01/98          0
    410795736                            O            07/01/28
    0


    1761503          E22/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
    14067 STRATHMORE DRIVE             8.250          1,712.89         78
                                       8.000          1,712.89      295,000.00
    SHELBY TWP       MI   48315          2            06/09/98         00
    0410895593                           05           08/01/98          0
    410895593                            O            07/01/28
    0


    1761511          757/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    470 STILLWOOD DRIVE                8.000            513.64         68
                                       7.750            513.64      104,000.00
    GAINESVILLE      GA   30501          2            06/17/98         00
    0430869453                           05           08/01/98          0
    3507787                              N            07/01/28
    0


    1761517          757/G02             F           51,700.00         ZZ
                                         360         51,700.00          1
    821 N KING CHARLES RD              8.375            392.96         90
                                       8.125            392.96       57,475.00
    RALEIGH          NC   27610          1            06/18/98         01
    0430869495                           05           08/01/98         25
    3507415                              N            07/01/28
    0


    1761519          450/G02             F          109,200.00         ZZ
                                         360        109,122.93          1
    4012 CEDARVIEW ROAD                7.750            782.32         80
                                       7.500            782.32      136,500.00
    DALLAS           TX   75287          1            05/29/98         00
    0430859017                           05           07/01/98          0
    4327102                              O            06/01/28
    0


    1761535          225/225             F          187,700.00         ZZ
                                         360        187,557.17          1
    292 WHEELER PARK AVE               7.375          1,296.40         77
                                       7.125          1,296.40      245,000.00
1


    FAIRFIELD        CT   06432          2            05/26/98         00
    7019935                              05           07/01/98          0
    7019935                              O            06/01/28
    0


    1761538          225/225             F          155,000.00         ZZ
                                         360        155,000.00          1
    2402 KILLARVEY WAY SE              7.500          1,083.79         33
                                       7.250          1,083.79      480,000.00
    BELLEVUE         WA   98004          5            05/28/98         00
    7025810                              05           08/01/98          0
    7025810                              O            07/01/28
    0


    1761553          134/G02             F           39,600.00         ZZ
                                         360         39,576.62          1
    3451 ONTARIO ST                    8.625            308.01         90
                                       8.375            308.01       44,000.00
    COLUMBUS         OH   43224          1            05/22/98         11
    0430860650                           05           07/01/98         25
    59280614                             N            06/01/28
    0


    1761559          757/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    1354 NORTH STREET                  7.750          1,203.58         80
                                       7.500          1,203.58      210,000.00
    ASHBURN          GA   31714          2            06/18/98         00
    0430868935                           05           08/01/98          0
    3507803                              O            07/01/28
    0


    1761564          134/G02             F           63,000.00         ZZ
                                         360         62,960.84          2
    555/557 EN 10TH STREET             8.375            478.85         90
                                       8.125            478.85       70,000.00
    ABILENE          TX   79601          1            05/18/98         11
    0430859553                           05           07/01/98         25
    59337074                             N            06/01/28
    0


    1761573          757/G02             F           33,000.00         ZZ
                                         240         33,000.00          1
    9157 FERGUSON AVENUE               8.375            283.78         52
                                       8.125            283.78       64,000.00
    SAVANNAH         GA   31406          5            06/18/98         00
    0430867879                           05           08/01/98          0
    3507647                              N            07/01/18
    0
1




    1761582          455/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
    2261 CAREY DRIVE                   8.875            486.94         90
                                       8.625            486.94       68,000.00
    ATLANTA          GA   30315          1            06/17/98         01
    0430867853                           05           08/01/98         25
    59231                                N            07/01/28
    0


    1761584          967/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    410 EAST MILLETT AVENUE            8.250            709.95         90
                                       8.000            709.95      105,000.00
    MESA             AZ   85204          1            06/11/98         01
    0430867796                           05           08/01/98         25
    4481248                              N            07/01/28
    0


    1761588          593/593             F           81,600.00         ZZ
                                         360         81,542.40          1
    225 CHAMA STREET NM                7.750            584.60         80
                                       7.500            584.60      102,000.00
    ALBUQUERQUE      NM   87108          2            05/21/98         00
    0006798827                           05           07/01/98          0
    0006798827                           O            06/01/28
    0


    1761591          593/593             F          109,500.00         ZZ
                                         360        109,422.71          1
    HWY 93 7 MILES NO OF SALMON        7.750            784.48         69
                                       7.500            784.48      161,000.00
    SALMON           ID   83467          2            05/12/98         00
    0006232268                           05           07/01/98          0
    0006232268                           O            06/01/28
    0


    1761597          E26/G02             F           35,000.00         ZZ
                                         360         35,000.00          2
    1614 DICKSON AVENUE                8.750            275.35         68
                                       8.500            275.35       52,000.00
    SCRANTON         PA   18509          5            06/05/98         00
    0430867820                           05           08/01/98          0
    628000276                            N            07/01/28
    0


    1761607          E66/E66             F          232,000.00         ZZ
                                         360        231,836.25          1
1


    1702 VISTA COURT                   7.750          1,662.08         75
                                       7.500          1,662.08      310,000.00
    DURHAM           NC   27701          5            06/08/98         00
    600411948                            05           07/01/98          0
    600411948                            O            06/01/28
    0


    1761625          F96/G02             F           78,400.00         ZZ
                                         360         78,400.00          1
    460 A LIBERTY STREET               7.375            541.49         80
                                       7.125            541.49       98,000.00
    LITTLE FERRY BO  NJ   07643          1            06/18/98         00
    0430868075                           01           08/01/98          0
    2638                                 O            07/01/28
    0


    1761631          E26/G02             F           45,500.00         ZZ
                                         360         45,472.43          1
    2062 BENCAL DRIVE                  8.500            349.86         70
                                       8.250            349.86       65,000.00
    ATLANTA          GA   30316          5            05/22/98         00
    0430868299                           05           07/01/98          0
    33800594                             N            06/01/28
    0


    1761634          575/G02             F           57,350.00         ZZ
                                         360         57,350.00          1
    130 B LONGWOOD DRIVE               8.750            451.18         90
                                       8.500            451.18       63,750.00
    CHARLOTTESVILLE  VA   22901          1            06/15/98         12
    0430868216                           05           08/01/98         25
    0009073685                           N            07/01/28
    0


    1761635          950/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
    12810 SOUTHEAST 272ND AVENUE       7.500            915.97         80
                                       7.250            915.97      165,000.00
    BORING           OR   97009          2            06/08/98         00
    0430869396                           05           08/01/98          0
    069803                               O            07/01/28
    0


    1761641          E26/G02             F           38,700.00         ZZ
                                         360         38,675.31          1
    507 PEACH STREET                   8.250            290.75         90
                                       8.000            290.75       43,000.00
    KANNAPOLIS       NC   28083          1            06/03/98         11
    0430867762                           05           07/01/98         30
1


    50801874                             N            06/01/28
    0


    1761643          575/G02             F          128,300.00         ZZ
                                         360        128,300.00          1
    5832 11TH STREET NORTH             8.375            975.18         90
                                       8.125            975.18      142,559.00
    ARLINGTON        VA   22205          1            06/12/98         11
    0430869784                           05           08/01/98         25
    0009130923                           N            07/01/28
    0


    1761647          950/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
    11132 48TH AVENUE NORTHEAST        8.250            954.11         77
                                       8.000            954.11      165,000.00
    MARYSVILLE       WA   98271          1            06/03/98         00
    0430869248                           05           08/01/98          0
    03109823                             O            07/01/28
    0


    1761657          575/G02             F           57,350.00         ZZ
                                         360         57,350.00          1
    124 B LONGWOOD DRIVE               8.750            451.18         90
                                       8.500            451.18       63,750.00
    CHARLOTTESVILLE  VA   22901          1            06/15/98         12
    0430868190                           05           08/01/98         25
    0009073784                           N            07/01/28
    0


    1761662          830/G02             F          393,750.00         ZZ
                                         360        393,750.00          1
    7600 DOVER CANYON ROAD             7.500          2,753.16         56
                                       7.250          2,753.16      710,000.00
    TEMPLETON        CA   93465          2            06/17/98         00
    0430883710                           05           08/01/98          0
    537819                               O            07/01/28
    0


    1761677          E26/G02             F           51,450.00         ZZ
                                         360         51,450.00          1
    516 BROKEN HILL ROAD               8.625            400.18         70
                                       8.375            400.18       73,500.00
    COLUMBIA         SC   29210          5            06/12/98         00
    0430870279                           05           08/01/98          0
    33800684                             N            07/01/28
    0


1


    1761742          A78/G02             F          109,000.00         ZZ
                                         360        108,919.10          1
    1618 SCARBOROUGH DRIVE             7.500            762.15         76
                                       7.250            762.15      144,000.00
    FORT COLLINS     CO   80526          2            05/26/98         00
    0430869636                           05           07/01/98          0
    010055541                            O            06/01/28
    0


    1761751          909/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
    857 NOLBEY STREET                  7.875          1,856.18         80
                                       7.625          1,856.18      320,000.00
    ENCINITAS        CA   92007          1            06/04/98         00
    0430878140                           05           08/01/98          0
    6008853                              O            07/01/28
    0


    1761760          664/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
    1002 JEFFERSON AVE                 8.500            553.62         90
                                       8.250            553.62       80,000.00
    TOPPENISH        WA   98948          1            06/03/98         04
    0430876151                           05           08/01/98         25
    2525913                              N            07/01/28
    0


    1761782          B91/G02             F          271,000.00         ZZ
                                         360        271,000.00          1
    24381 TIMOTHY DRIVE                8.375          2,059.80         79
                                       8.125          2,059.80      347,000.00
    DANA POINT       CA   92629          2            06/10/98         00
    0430871483                           05           08/01/98          0
    1000011109                           O            07/01/28
    0


    1761812          966/G02             F           35,600.00         ZZ
                                         360         35,545.65          1
    1704 BAIRD FARMS CIRCLE #4213      7.375            245.88         95
                                       7.125            245.88       37,500.00
    ARLINGTON        TX   76006          1            05/01/98         14
    0430858811                           01           06/01/98         30
    30006255                             O            05/01/28
    0


    1761862          E22/G02             F           69,250.00         ZZ
                                         360         69,250.00          1
    1327 AVALON LANE                   7.625            490.15         85
                                       7.375            490.15       81,500.00
1


    SENECA           MO   64865          5            06/12/98         04
    0410902696                           05           08/01/98         25
    410902696                            O            07/01/28
    0


    1761872          E22/G02             F          202,600.00         ZZ
                                         360        202,600.00          1
    8483 E. AMHERST CIRCLE             7.750          1,451.45         80
                                       7.500          1,451.45      253,250.00
    DENVER           CO   80231          1            06/12/98         00
    0410830137                           03           08/01/98          0
    410830137                            O            07/01/28
    0


    1761875          926/926             F          598,025.32         ZZ
                                         348        596,549.96          1
    LOT 12 SPANISH POINTE DRIVE        7.875          4,373.55         75
                                       7.625          4,373.55      800,000.00
    HILTON HEAD ISL  SC   29926          4            04/01/98         00
    162109296                            03           05/01/98          0
    162109296                            O            04/01/27
    0


    1761883          E22/G02             F           53,950.00         ZZ
                                         360         53,950.00          1
    775 BROOKLINE STREET               7.750            386.50         75
                                       7.500            386.50       72,000.00
    ATLANTA          GA   30310          2            06/15/98         00
    0410898928                           05           08/01/98          0
    410898928                            N            07/01/28
    0


    1761884          E22/G02             F           55,850.00         ZZ
                                         360         55,850.00          1
    1879 TREEMONT DRIVE                7.750            400.12         80
                                       7.500            400.12       70,000.00
    ATLANTA          GA   30014          2            06/15/98         00
    0410899165                           05           08/01/98          0
    410899165                            N            07/01/28
    0


    1761885          E22/G02             F           56,600.00         ZZ
                                         360         56,600.00          1
    527 MORGAN STREET                  7.750            405.49         70
                                       7.500            405.49       82,000.00
    ATLANTA          GA   30308          2            06/15/98         00
    0410899082                           05           08/01/98          0
    410899082                            N            07/01/28
    0
1




    1761916          E26/G02             F           78,350.00         ZZ
                                         360         78,249.73          1
    17202 CROWN MEADOW COURT           8.250            588.62         75
                                       8.000            588.62      104,500.00
    HOUSTON          TX   77095          1            04/13/98         00
    0430868224                           05           06/01/98          0
    32800064                             O            05/01/28
    0


    1761923          E26/G02             F           30,800.00         ZZ
                                         360         30,780.85          2
    2101 EAST 12TH STREET              8.375            234.11         70
                                       8.125            234.11       44,000.00
    CHATTANOOGA      TN   37404          5            05/26/98         00
    0430867960                           05           07/01/98          0
    33800502                             N            06/01/28
    0


    1761942          K56/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
    401 LLOYD AVE                      7.875            398.79         48
                                       7.625            398.79      115,000.00
    MAUPIN           OR   97037          5            06/11/98         00
    0430860007                           05           08/01/98          0
    0                                    O            07/01/28
    0


    1761945          B57/G02             F           66,300.00         ZZ
                                         360         66,300.00          1
    23524 WOODLANDER WYA               7.500            463.58         80
                                       7.250            463.58       82,900.00
    MORENO VALLEY    CA   92557          1            06/16/98         00
    0430870634                           05           08/01/98          0
    98M00117                             O            07/01/28
    0


    1761960          766/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
    2290 W 54TH PLACE #111             8.500            292.19         95
                                       8.250            292.19       40,000.00
    HIALEAH          FL   33016          1            06/18/98         01
    0430867770                           01           08/01/98         30
    0000                                 O            07/01/28
    0


    1761977          882/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
1


    8903 NW 145 STREET                 7.750            759.40         78
                                       7.500            759.40      136,000.00
    MIAMI            FL   33018          1            06/16/98         00
    0430877985                           05           08/01/98          0
    985210                               O            07/01/28
    0


    1761986          J86/G02             F          144,500.00         ZZ
                                         360        144,500.00          1
    3739 NEPTUNE AVENUE                7.500          1,010.36         85
                                       7.250          1,010.36      170,000.00
    BROOKLYN         NY   11224          5            06/10/98         14
    0430869552                           05           08/01/98         12
    0000                                 O            07/01/28
    0


    1761989          964/G02             F          199,200.00         ZZ
                                         360        199,200.00          1
    19292 FIJI LANE                    7.375          1,375.82         80
                                       7.125          1,375.82      249,000.00
    HUNTINGTON BEAC  CA   92646          1            06/08/98         00
    0430860171                           05           08/01/98          0
    33999                                O            07/01/28
    0


    1762009          E82/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
    814 SOUTH 6TH AVENUE               7.875            304.53         68
                                       7.625            304.53       62,200.00
    KELSO            WA   98626          5            06/22/98         00
    0400127189                           05           08/01/98          0
    400127189                            N            07/01/28
    0


    1762018          H35/G02             F           42,300.00         ZZ
                                         360         42,300.00          2
    6960 NW 2ND COURT                  8.625            329.01         90
                                       8.375            329.01       47,000.00
    MIAMI            FL   33150          1            06/05/98         01
    0430875518                           05           08/01/98         25
    0011082                              N            07/01/28
    0


    1762026          H35/G02             F          117,500.00         T
                                         360        117,432.39          1
    209 SILVERTON ROAD                 8.750            924.38         80
                                       8.500            924.38      146,900.00
    DAVENPORT        FL   33837          1            05/29/98         00
    0430875724                           05           07/01/98          0
1


    0010924                              O            06/01/28
    0


    1762029          638/G02             F          180,000.00         ZZ
                                         360        179,876.13          1
    13418 VIA DON BENITO               7.875          1,305.12         80
                                       7.625          1,305.12      225,000.00
    TUSTIN           CA   92782          5            05/12/98         00
    0430871699                           05           07/01/98          0
    08742811                             O            06/01/28
    0


    1762032          964/G02             F          360,800.00         ZZ
                                         360        360,800.00          1
    2687 17TH AVENUE                   7.500          2,522.77         80
                                       7.250          2,522.77      451,000.00
    SAN FRANCISCO    CA   94116          1            06/15/98         00
    0430859405                           05           08/01/98          0
    38159                                O            07/01/28
    0


    1762051          637/G02             F          103,100.00         T
                                         360        103,030.81          1
    55 NORTH HIGH STREET               8.000            756.52         75
                                       7.750            756.52      137,500.00
    BRIDGTON         ME   04009          1            05/22/98         00
    0430865774                           05           07/01/98          0
    8655292                              O            06/01/28
    0


    1762055          637/G02             F           42,683.00         ZZ
                                         360         42,657.80          2
    1512 MAPLE DRIVE                   8.625            331.98         90
                                       8.375            331.98       47,450.00
    GARLAND          TX   75042          3            05/29/98         14
    0430865881                           05           07/01/98         25
    11741774                             N            06/01/28
    0


    1762057          637/G02             F          265,000.00         ZZ
                                         360        264,831.02          1
    11708 S. OAK MANOR DRIVE           8.250          1,990.86         78
                                       8.000          1,990.86      343,000.00
    SANDY            UT   84092          5            05/27/98         00
    0430865758                           05           07/01/98          0
    12399226                             O            06/01/28
    0


1


    1762059          637/G02             F           92,000.00         ZZ
                                         360         91,931.72          3
    8 JUDD SQUARE                      7.500            643.28         80
                                       7.250            643.28      115,000.00
    WALLINGFORD      CT   06492          5            05/28/98         00
    0430865709                           05           07/01/98          0
    11428109                             O            06/01/28
    0


    1762061          637/G02             F          114,500.00         ZZ
                                         360        114,412.87          1
    5346 DARBY COURT                   7.375            790.83         78
                                       7.125            790.83      147,000.00
    CAPE CORAL       FL   33904          2            05/18/98         00
    0430874313                           05           07/01/98          0
    0010402550                           O            06/01/28
    0


    1762065          637/G02             F          144,500.00         ZZ
                                         360        144,410.18          1
    94 EAST REMBRANDT CIR              8.375          1,098.31         85
                                       8.125          1,098.31      170,000.00
    SANDY            UT   84070          2            05/20/98         12
    0430865949                           05           07/01/98         12
    12398020                             O            06/01/28
    0


    1762070          637/G02             F          141,000.00         ZZ
                                         360        140,902.96          1
    7362 EAST ROVEY AVENUE             7.875          1,022.35         75
                                       7.625          1,022.35      188,000.00
    SCOTTSDALE       AZ   85250          5            05/22/98         00
    0430866103                           03           07/01/98          0
    8493363                              O            06/01/28
    0


    1762098          637/G02             F           98,800.00         ZZ
                                         360         98,738.58          1
    1625 NORTH SPENCER STREET          8.375            750.96         80
                                       8.125            750.96      123,500.00
    MESA             AZ   85203          3            05/27/98         00
    0430864165                           05           07/01/98          0
    8493959                              N            06/01/28
    0


    1762109          134/G02             F           71,900.00         ZZ
                                         360         71,856.44          4
    39 N HAMPTON RD                    8.500            552.85         90
                                       8.250            552.85       79,900.00
1


    COLUMBUS         OH   43213          1            05/29/98         11
    0430869966                           05           07/01/98         25
    59345941                             N            06/01/28
    0


    1762120          637/G02             F           55,000.00         ZZ
                                         360         54,961.18          2
    23 WATER STREET                    7.750            394.03         68
                                       7.500            394.03       82,000.00
    ROCKLAND         ME   04841          2            06/02/98         00
    0430874594                           05           07/01/98          0
    8653842                              N            06/01/28
    0


    1762130          637/G02             F           53,550.00         ZZ
                                         360         53,517.55          3
    222 BROWN STREET                   8.500            411.76         90
                                       8.250            411.76       59,500.00
    WESTBROOK        ME   04092          3            06/02/98         01
    0430864082                           05           07/01/98         25
    8654964                              N            06/01/28
    0


    1762131          420/G02             F          134,400.00         ZZ
                                         360        134,309.82          3
    3817 PENNIMAN AVENUE               8.000            986.18         95
                                       7.750            986.18      141,500.00
    OAKLAND          CA   94619          1            05/27/98         11
    0430863738                           05           07/01/98         30
    0000370130                           O            06/01/28
    0


    1762150          E22/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
    22571 TUOLUMNE ROAD NORTH          8.125            718.74         76
                                       7.875            718.74      129,000.00
    TWAIN HARTE      CA   95383          2            06/09/98         00
    0410860878                           05           08/01/98          0
    410860878                            O            07/01/28
    0


    1762178          E22/G02             F          168,800.00         ZZ
                                         360        168,800.00          1
    2135 101ST AVENUE                  7.875          1,223.92         80
                                       7.625          1,223.92      211,000.00
    OAKLAND          CA   94603          5            06/09/98         00
    0410858047                           05           08/01/98          0
    410858047                            O            07/01/28
    0
1




    1762180          E22/G02             F          177,500.00         ZZ
                                         360        177,500.00          1
    2646 TAFFY DRIVE                   7.250          1,210.86         76
                                       7.000          1,210.86      235,000.00
    SAN JOSE         CA   95148          2            06/08/98         00
    0410889000                           05           08/01/98          0
    410889000                            O            07/01/28
    0


    1762190          E22/G02             F          154,400.00         ZZ
                                         360        154,400.00          1
    25782 BOOKER WAY                   7.500          1,079.59         80
                                       7.250          1,079.59      193,000.00
    HAYWARD          CA   94544          2            06/08/98         00
    0410897896                           05           08/01/98          0
    410897896                            O            07/01/28
    0


    1762196          E22/G02             F          329,600.00         ZZ
                                         360        329,600.00          1
    60 HAZEL ROAD                      7.750          2,361.29         80
                                       7.500          2,361.29      412,000.00
    BERKELEY         CA   94705          1            06/16/98         00
    0410908313                           05           08/01/98          0
    410908313                            O            07/01/28
    0


    1762218          E82/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    2324 LORWOOD DRIVE                 8.375            646.06         42
                                       8.125            646.06      206,000.00
    ERIE             PA   16510          2            06/19/98         00
    0400101697                           05           08/01/98          0
    0400101697                           O            07/01/28
    0


    1762235          E22/G02             F           37,600.00         ZZ
                                         360         37,600.00          2
    323 & 325 SOUTH PARKER             8.375            285.79         63
                                       8.125            285.79       60,000.00
    INDIANAPOLIS     IN   46201          2            06/16/98         00
    0410909402                           05           08/01/98          0
    410909402                            N            07/01/28
    0


    1762308          E22/G02             F          124,500.00         T
                                         360        124,254.02          1
1


    13201 N.W. 12TH STREET             8.125            924.41         75
                                       7.875            924.41      166,030.00
    PEMBROKE PINES   FL   33028          1            03/30/98         00
    0410582266                           03           05/01/98          0
    410582266                            O            04/01/28
    0


    1762338          E22/G02             F          159,920.00         ZZ
                                         360        159,920.00          2
    937-939 WEST 19TH STREET           8.000          1,173.44         80
                                       7.750          1,173.44      199,900.00
    SAN PEDRO        CA   90731          1            06/12/98         00
    0410830871                           05           08/01/98          0
    410830871                            O            07/01/28
    0


    1762339          E26/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
    1807 PORT TAGGART PLACE            7.250          2,592.27         73
                                       7.000          2,592.27      525,000.00
    NEWPORT BEACH    CA   92660          5            06/04/98         00
    0430870261                           03           08/01/98          0
    34800058                             O            07/01/28
    0


    1762347          E26/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
    115 GLADE DRIVE                    8.500          1,072.64         90
                                       8.250          1,072.64      155,000.00
    BOERNE           TX   78006          2            06/09/98         11
    0430872655                           05           08/01/98         25
    32800208                             N            07/01/28
    0


    1762358          E22/G02             F           29,700.00         ZZ
                                         360         29,700.00          2
    4320-4322 TIREMAN                  8.750            233.65         90
                                       8.500            233.65       33,000.00
    DETROIT          MI   48204          1            06/19/98         04
    0410874846                           05           08/01/98         25
    410874846                            N            07/01/28
    0


    1762366          E82/G02             F          134,000.00         T
                                         360        134,000.00          1
    3850 NASSAU POINT ROAD             8.000            983.24         60
                                       7.750            983.24      224,000.00
    CUTCHOGUE        NY   11935          1            06/23/98         00
    0400124855                           05           08/01/98          0
1


    0400124855                           O            07/01/28
    0


    1762368          E22/G02             F           50,000.00         ZZ
                                         240         50,000.00          1
    7150 HWY 50                        7.875            414.34         74
                                       7.625            414.34       68,000.00
    MANZANOLA        CO   81058          5            06/15/98         00
    0410895031                           05           08/01/98          0
    410895031                            O            07/01/18
    0


    1762418          J83/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    86 CHAPEL DRIVE                    8.500            276.81         90
                                       8.250            276.81       40,000.00
    HUEYTOWN         AL   35023          1            06/12/98         04
    0430873893                           05           08/01/98         25
    251679                               N            07/01/28
    0


    1762424          J83/G02             F          132,750.00         ZZ
                                         360        132,750.00          1
    3540 BAYWATER TRAIL                8.375          1,009.00         90
                                       8.125          1,009.00      147,500.00
    SNELLVILLE       GA   30039          1            06/16/98         04
    0430873901                           03           08/01/98         25
    256291                               N            07/01/28
    0


    1762425          J83/G02             F           61,000.00         ZZ
                                         360         60,958.01          1
    13542 NW 137TH PLACE               7.875            442.30         71
                                       7.625            442.30       86,000.00
    ALACHUA          FL   32615          1            05/28/98         00
    0430870162                           05           07/01/98          0
    255715                               O            06/01/28
    0


    1762438          624/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
    551 OLD MILL ROAD                  8.000            935.55         75
                                       7.750            935.55      170,000.00
    OVID             ID   83254          5            06/18/98         00
    0430863290                           05           08/01/98          0
    65500181283F                         O            07/01/28
    0


1


    1762441          E82/G02             F           37,500.00         ZZ
                                         360         37,500.00          1
    1717 SOUTH CYPRESS, UNIT #1422     8.250            281.72         75
                                       8.000            281.72       50,000.00
    WICHITA          KS   67207          1            06/12/98         00
    0400125183                           01           08/01/98          0
    0400125183                           N            07/01/28
    0


    1762459          E22/G02             F          125,250.00         ZZ
                                         360        125,250.00          4
    11001 TOWNER NE                    8.750            985.34         75
                                       8.500            985.34      167,000.00
    ALBUQUERQUE      NM   87112          1            06/19/98         00
    0410911655                           05           08/01/98          0
    410911655                            N            07/01/28
    0


    1762462          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
    1525 REGAN COURT                   8.250          1,217.05         90
                                       8.000          1,217.05      180,000.00
    HOFFMAN ESTATES  IL   60195          1            06/19/98         04
    0410807374                           05           08/01/98         25
    410807374                            N            07/01/28
    0


    1762463          E22/G02             F          201,350.00         ZZ
                                         360        201,350.00          1
    422 E SCHANTZ AVE                  7.875          1,459.93         75
                                       7.625          1,459.93      268,500.00
    OAKWOOD          OH   45409          5            06/15/98         00
    0410827349                           05           08/01/98          0
    410827349                            O            07/01/28
    0


    1762464          E22/G02             F          159,200.00         ZZ
                                         360        159,200.00          1
    7429 QUAIL RIDGE DRIVE             8.000          1,168.15         80
                                       7.750          1,168.15      199,000.00
    PINSON           AL   35126          1            06/19/98         00
    0410907257                           05           08/01/98          0
    410907257                            O            07/01/28
    0


    1762466          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
    1253 W. STATION STREET             9.000            687.95         90
                                       8.750            687.95       95,000.00
1


    KANKAKEE         IL   60901          1            06/19/98         04
    0410883730                           05           08/01/98         25
    410883730                            N            07/01/28
    0


    1762469          E22/G02             F          125,250.00         ZZ
                                         360        125,250.00          4
    11005 TOWNER NE                    8.750            985.34         75
                                       8.500            985.34      167,000.00
    ALBUQUERQUE      NM   87112          1            06/19/98         00
    0410911366                           05           08/01/98          0
    410911366                            N            07/01/28
    0


    1762471          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    2449 ANDOVER PLACE                 7.625          1,274.03         80
                                       7.375          1,274.03      225,000.00
    COSTA MESA       CA   92626          1            06/12/98         00
    0410877872                           05           08/01/98          0
    410877872                            O            07/01/28
    0


    1762478          E22/G02             F           22,700.00         ZZ
                                         360         22,700.00          1
    1024 ANDRILL TERRACE               9.750            195.03         70
                                       9.500            195.03       32,500.00
    CHARLOTTE        NC   28216          5            06/19/98         00
    0410903397                           05           08/01/98          0
    410903397                            N            07/01/28
    0


    1762482          G52/G02             F           63,000.00         ZZ
                                         360         62,893.83          1
    7879 NORTH 49TH AVENUE             6.875            413.87         95
                                       6.625            413.87       67,000.00
    GLENDALE         AZ   85301          2            04/15/98         31
    0430873141                           09           06/01/98         30
    98100444                             O            05/01/28
    0


    1762485          638/G02             F          135,200.00         ZZ
                                         360        135,115.96          1
    21 CRABAPPLE ROAD                  8.375          1,027.62         80
                                       8.125          1,027.62      169,000.00
    WINDSOR          CT   06095          1            05/29/98         00
    0430870543                           05           07/01/98          0
    8732726                              O            06/01/28
    0
1




    1762487          E22/G02             F          134,900.00         ZZ
                                         360        134,900.00          2
    1372-1374 WILLIVEE DRIVE           8.375          1,025.34         90
                                       8.125          1,025.34      149,900.00
    DECATUR          GA   30033          1            06/19/98         10
    0410909386                           05           08/01/98         25
    410909386                            N            07/01/28
    0


    1762498          G51/G02             F           32,400.00         ZZ
                                         360         32,400.00          4
    1183 BAILEY AVE                    8.875            257.79         90
                                       8.625            257.79       36,000.00
    BUFFALO          NY   14206          1            06/22/98         01
    0430870733                           05           08/01/98         25
    279440                               N            07/01/28
    0


    1762509          G51/G02             F           32,400.00         ZZ
                                         360         32,400.00          2
    337 BENZINGER ST                   8.875            257.79         90
                                       8.625            257.79       36,000.00
    BUFFALO          NY   14206          1            06/22/98         10
    0430870766                           05           08/01/98         25
    279447                               N            07/01/28
    0


    1762528          E22/G02             F          145,600.00         ZZ
                                         360        145,600.00          4
    470 NEW MARKET ROAD                8.625          1,132.46         80
                                       8.375          1,132.46      182,000.00
    PISCATAWAY       NJ   08854          1            06/12/98         00
    0410881999                           05           08/01/98          0
    410881999                            N            07/01/28
    0


    1762532          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    8400 SW 158 STREET                 7.625          1,167.86         65
                                       7.375          1,167.86      255,000.00
    MIAMI            FL   33157          2            06/03/98         00
    0410864813                           05           08/01/98          0
    410864813                            O            07/01/28
    0


    1762534          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
1


    7623 EAST LAS FLORES AVENUE        7.875            543.80         75
                                       7.625            543.80      100,000.00
    PRESCOTT VALLEY  AZ   86314          5            06/10/98         00
    0410886451                           05           08/01/98          0
    410886451                            O            07/01/28
    0


    1762537          E22/G02             F           66,000.00         ZZ
                                         360         66,000.00          2
    1329 NE 5TH AVENUE                 8.750            519.22         60
                                       8.500            519.22      110,000.00
    FT. LAUDERDALE   FL   33304          5            06/15/98         00
    0410904494                           05           08/01/98          0
    410904494                            N            07/01/28
    0


    1762546          E22/G02             F           51,000.00         ZZ
                                         360         51,000.00          1
    464 E. LEWISTON                    8.250            383.15         90
                                       8.000            383.15       57,000.00
    FERNDALE         MI   48220          1            06/15/98         04
    0410764971                           05           08/01/98         25
    410764971                            O            07/01/28
    0


    1762549          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    115 WEST MARSHALL STREET           7.500          1,398.43         80
                                       7.250          1,398.43      250,000.00
    FALLS CHURCH     VA   22046          5            06/05/98         00
    0410886774                           05           08/01/98          0
    410886774                            O            07/01/28
    0


    1762552          E22/G02             F           56,250.00         T
                                         360         56,250.00          1
    4191 CYPRESS REACH COURT           8.500            432.51         75
    UNIT #504                          8.250            432.51       75,000.00
    POMPANO BEACH    FL   33069          1            06/15/98         00
    0410889455                           08           08/01/98          0
    410889455                            O            07/01/28
    0


    1762559          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    260 SOUTH ASPEN STREET #G          8.000          1,232.72         80
                                       7.750          1,232.72      210,000.00
    TELLURIDE        CO   81435          1            06/17/98         00
    0410916019                           01           08/01/98          0
1


    410916019                            O            07/01/28
    0


    1762563          E22/G02             F          113,850.00         ZZ
                                         360        113,850.00          4
    3413 WILLOWRUN DRIVE               9.000            916.06         90
                                       8.750            916.06      126,500.00
    AUSTIN           TX   78704          1            06/15/98         04
    0410907745                           05           08/01/98         25
    410907745                            N            07/01/28
    0


    1762565          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          4
    3466 WILLOWRUN DRIVE               9.000            941.41         90
                                       8.750            941.41      130,000.00
    AUSTIN           TX   78704          1            06/15/98         01
    0410907596                           05           08/01/98         25
    410907596                            N            07/01/28
    0


    1762573          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    6436 KEYSTONE STREET               7.875          1,363.13         80
                                       7.625          1,363.13      235,000.00
    SIMI VALLEY      CA   93063          5            06/04/98         00
    0410888606                           05           08/01/98          0
    410888606                            O            07/01/28
    0


    1762580          225/225             F           60,300.00         ZZ
                                         360         60,261.54          3
    77 FULLER AVENUE                   8.250            453.02         90
                                       8.000            453.02       67,000.00
    CENTRAL FALLS    RI   02863          1            06/02/98         14
    7018443                              05           07/01/98         25
    7018443                              N            06/01/28
    0


    1762582          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    1012 ELDERBERRY COURT              8.000            997.92         80
                                       7.750            997.92      170,000.00
    SANTA PAULA      CA   93060          2            06/03/98         00
    0410823082                           05           08/01/98          0
    410823082                            O            07/01/28
    0


1


    1762584          225/225             F          132,000.00         ZZ
                                         360        131,909.15          1
    2986 LUCIERNAGA STREET #10         7.875            957.10         80
                                       7.625            957.10      165,000.00
    CARLSBAD         CA   92009          1            05/28/98         00
    7025313                              07           07/01/98          0
    7025313                              O            06/01/28
    0


    1762594          A50/A50             F           38,320.00         ZZ
                                         360         38,293.63          1
    2016 PEARL AVENUE                  7.875            277.85         80
                                       7.625            277.85       47,900.00
    ALBANY           GA   31707          1            05/29/98         00
    108971                               05           07/01/98          0
    108971                               O            06/01/28
    0


    1762595          225/225             F           91,300.00         ZZ
                                         360         91,241.78          1
    17 CHURCH STREET                   8.250            685.91         90
                                       8.000            685.91      101,500.00
    WARREN           RI   02885          1            05/28/98         11
    7018870                              05           07/01/98         25
    7018870                              N            06/01/28
    0


    1762598          225/225             F           69,300.00         ZZ
                                         360         69,259.08          1
    4095 HAVEN ST                      8.625            539.01         90
                                       8.375            539.01       77,000.00
    ST LOUIS         MO   63146          1            05/29/98         12
    7024774                              05           07/01/98         25
    7024774                              N            06/01/28
    0


    1762605          E22/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
    5217 KENNETH AVENUE                7.500            939.74         80
                                       7.250            939.74      168,000.00
    CARMICHAEL       CA   95608          2            06/15/98         00
    0410881148                           05           08/01/98          0
    410881148                            O            07/01/28
    0


    1762606          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          2
    3004 W. FLETCHER STREET            8.500          1,076.48         70
                                       8.250          1,076.48      200,000.00
1


    CHICAGO          IL   60618          2            06/22/98         00
    0410897235                           05           08/01/98          0
    410897235                            N            07/01/28
    0


    1762613          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    350 GROTON LONG POINT ROA          8.000            939.22         80
                                       7.750            939.22      160,000.00
    GROTON           CT   06340          1            06/22/98         00
    0410910681                           05           08/01/98          0
    410910681                            O            07/01/28
    0


    1762616          E22/G02             F           77,600.00         ZZ
                                         360         77,600.00          1
    92 CLIFF DRIVE                     7.875            562.65         80
                                       7.625            562.65       97,000.00
    RIVERTON         WY   82501          1            06/15/98         00
    0410909980                           05           08/01/98          0
    410909980                            O            07/01/28
    0


    1762622          B81/G02             F          118,125.00         ZZ
                                         360        118,125.00          1
    509 NE 19TH ST                     8.125            877.07         75
                                       7.875            877.07      157,500.00
    EAST WENATCHEE   WA   98802          1            06/10/98         00
    0430869339                           05           08/01/98          0
    981787                               O            07/01/28
    0


    1762623          E22/G02             F          208,250.00         ZZ
                                         360        208,250.00          4
    14 SE 10TH STREET                  8.500          1,601.26         85
                                       8.250          1,601.26      245,000.00
    FT. LAUDERDALE   FL   33316          5            06/17/98         11
    0410880777                           05           08/01/98         12
    410880777                            O            07/01/28
    0


    1762624          907/G02             F          160,000.00         ZZ
                                         240        159,127.72          1
    121 HARRISON AVENUE                7.500          1,288.95         75
                                       7.250          1,288.95      215,000.00
    EAST HAMPTON     NY   11937          5            03/06/98         00
    0430876888                           05           05/01/98          0
    00                                   O            04/01/18
    0
1




    1762626          E22/G02             F          144,000.00         T
                                         360        144,000.00          1
    8315 BIRCH FOREST ROAD WEST        8.125          1,069.20         75
                                       7.875          1,069.20      192,000.00
    GULL LAKE        MN   56401          5            06/15/98         00
    0410887046                           05           08/01/98          0
    410887046                            O            07/01/28
    0


    1762627          575/G02             F          107,100.00         ZZ
                                         360        107,100.00          1
    3664 EAST LINKS CIRCLE             7.875            776.55         80
                                       7.625            776.55      134,000.00
    HILLIARD         OH   43026          1            06/15/98         00
    0430868620                           01           08/01/98          0
    0006529945                           O            07/01/28
    0


    1762629          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    1747 SOUTH MARION STREET           8.125            623.70         60
                                       7.875            623.70      140,000.00
    DENVER           CO   80210          5            06/15/98         00
    0410896807                           05           08/01/98          0
    410896807                            O            07/01/28
    0


    1762630          907/G02             F           80,000.00         ZZ
                                         240         80,000.00          1
    6608 MAROTT DRIVE                  7.250            632.30         85
                                       7.000            632.30       95,000.00
    BALTIMORE        MD   21207          5            06/03/98         10
    0430875260                           05           08/01/98         12
    00                                   O            07/01/18
    0


    1762643          E22/G02             F           30,100.00         ZZ
                                         360         30,100.00          1
    1217 N STERLING STREET             8.500            231.44         70
                                       8.250            231.44       43,000.00
    INDIANAPOLIS     IN   46201          5            06/16/98         00
    0410906754                           05           08/01/98          0
    410906754                            N            07/01/28
    0


    1762660          E22/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
1


    786 W CENTER STREET                9.000            282.42         90
                                       8.750            282.42       39,000.00
    WARSAW           IN   46580          1            06/19/98         04
    0410896708                           05           08/01/98         25
    410896708                            N            07/01/28
    0


    1762669          E22/G02             F           70,800.00         ZZ
                                         360         70,800.00          4
    2019 & 2021 A&B NORTH BELL AVE     7.375            489.00         80
                                       7.125            489.00       88,500.00
    DENTON           TX   76201          1            06/17/98         00
    0410912943                           05           08/01/98          0
    410912943                            O            07/01/28
    0


    1762682          E22/G02             F           67,150.00         ZZ
                                         360         67,150.00          1
    200 HIGHMOOR DR.                   8.125            498.59         85
                                       7.875            498.59       79,000.00
    ROUND LAKE       IL   60073          5            06/17/98         11
    0410902407                           05           08/01/98         12
    410902407                            O            07/01/28
    0


    1762690          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
    982 SCOTSGLEN COURT                8.375          2,097.80         80
                                       8.125          2,097.80      345,000.00
    SAN JOSE         CA   95136          5            06/11/98         00
    0410909758                           05           08/01/98          0
    410909758                            O            07/01/28
    0


    1762696          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    515 CLARK AVE                      8.375            912.09         75
                                       8.125            912.09      160,000.00
    WEBSTER GROVES   MO   63119          5            06/17/98         00
    0410899454                           05           08/01/98          0
    410899454                            O            07/01/28
    0


    1762697          E22/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
    7867B MEADOW PARK DRIVE            8.125            222.75         52
                                       7.875            222.75       57,980.00
    DALLAS           TX   75230          1            06/22/98         00
    0410819643                           01           08/01/98          0
1


    410819643                            O            07/01/28
    0


    1762699          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          4
    21-23 E. 32ND STREET               9.125            512.59         90
                                       8.875            512.59       70,000.00
    KANSAS CITY      MO   64109          1            06/22/98         04
    0410919625                           05           08/01/98         25
    410919625                            N            07/01/28
    0


    1762704          E22/G02             F           32,300.00         ZZ
                                         360         32,300.00          1
    3026 N 23RD STREET                 8.125            239.83         85
                                       7.875            239.83       38,000.00
    PHILADELPHIA     PA   19132          5            06/17/98         04
    0410911176                           05           08/01/98         12
    410911176                            O            07/01/28
    0


    1762705          E22/G02             F          395,500.00         ZZ
                                         360        395,500.00          1
    6 MOUNT WITTENBURG COURT           7.625          2,799.32         70
                                       7.375          2,799.32      565,000.00
    SAN RAFAEL       CA   94903          1            06/12/98         00
    0410893788                           03           08/01/98          0
    410893788                            O            07/01/28
    0


    1762707          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          3
    1162 NORTH SHATTUCK STREET         8.875          1,623.12         80
                                       8.625          1,623.12      257,000.00
    ORANGE           CA   92867          2            06/11/98         00
    0410872931                           05           08/01/98          0
    410872931                            N            07/01/28
    0


    1762709          E22/G02             F          119,600.00         ZZ
                                         360        119,600.00          1
    12336 VERONICA ROAD                8.250            898.51         80
                                       8.000            898.51      149,500.00
    FARMERS BRANCH   TX   75234          1            06/19/98         00
    0410933048                           05           08/01/98          0
    410933048                            O            07/01/28
    0


1


    1762710          E22/G02             F           55,000.00         ZZ
                                         240         55,000.00          1
    2717 MILLER AVENUE                 7.250            434.71         79
                                       7.000            434.71       70,000.00
    CHICAGO HEIGHTS  IL   60411          5            06/08/98         00
    0410905095                           05           08/01/98          0
    410905095                            O            07/01/18
    0


    1762711          E22/G02             F           94,400.00         ZZ
                                         360         94,400.00          4
    5123 INDIAN LAKES COURT            8.500            725.85         80
                                       8.250            725.85      118,000.00
    JACKSONVILLE     FL   32210          1            06/22/98         00
    0410910335                           05           08/01/98          0
    410910335                            N            07/01/28
    0


    1762713          E22/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
    1111 NIAGARA AVE SE                9.125            244.09         90
                                       8.875            244.09       33,500.00
    GRAND RAPIDS     MI   49507          1            06/22/98         04
    0410890206                           05           08/01/98         25
    410890206                            N            07/01/28
    0


    1762716          B75/G02             F           75,000.00         ZZ
                                         360         74,947.06          1
    432 FERN MEADOW LOOP               7.750            537.31         54
                                       7.500            537.31      138,982.00
    OCOEE            FL   34761          1            05/15/98         00
    0430870949                           05           07/01/98          0
    7688914                              O            06/01/28
    0


    1762730          H35/G02             F          140,000.00         T
                                         360        139,919.44          1
    356 RIGGS CIRCLE                   8.750          1,101.39         80
                                       8.500          1,101.39      175,000.00
    DAVENPORT        FL   33837          1            05/27/98         00
    0430877167                           05           07/01/98          0
    0011067                              O            06/01/28
    0


    1762734          575/G02             F           57,350.00         ZZ
                                         360         57,350.00          1
    124 A LONGWOOD DRIVE               8.750            451.18         90
                                       8.500            451.18       63,750.00
1


    CHARLOTTESVILLE  VA   22901          1            06/15/98         12
    0430872994                           05           08/01/98         25
    9073792                              N            07/01/28
    0


    1762738          575/G02             F           57,350.00         ZZ
                                         360         57,350.00          1
    130 A LONGWOOD DRIVE               8.750            451.18         90
                                       8.500            451.18       63,750.00
    CHARLOTTESVILLE  VA   22901          1            06/15/98         12
    0430873083                           05           08/01/98         25
    9073859                              N            07/01/28
    0


    1762739          E22/G02             F           59,400.00         ZZ
                                         360         59,367.55          1
    26150 HANOVER                      9.000            477.95         90
                                       8.750            477.95       66,000.00
    DEARBORN         MI   48127          1            05/19/98         04
    0410865588                           05           07/01/98         25
    410865588                            N            06/01/28
    0


    1762744          A26/G02             F          206,000.00         ZZ
                                         360        206,000.00          2
    73 STEPNEY STREET                  8.500          1,583.97         85
                                       8.250          1,583.97      243,500.00
    STATEN ISLAND    NY   10314          5            06/08/98         10
    0430868174                           05           08/01/98         25
    11148                                O            07/01/28
    0


    1762749          638/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    8456 WEST TROY STREET              7.625            566.23         80
                                       7.375            566.23      100,000.00
    PEORIA           AZ   85382          2            06/04/98         00
    0430873745                           05           08/01/98          0
    8757089                              O            07/01/28
    0


    1762772          E26/G02             F          102,000.00         ZZ
                                         360        101,929.80          1
    7825 CORNING ROAD                  7.875            739.58         75
                                       7.625            739.58      136,000.00
    ZIONSVILLE       PA   18092          1            05/28/98         00
    0430864322                           05           07/01/98          0
    60800424                             O            06/01/28
    0
1




    1762777          J33/G02             F          506,250.00         ZZ
                                         360        506,250.00          1
    945 COLD HARBOR DRIVE              7.750          3,626.84         75
                                       7.500          3,626.84      675,000.00
    ROSWELL          GA   30075          5            06/08/98         00
    0430873950                           03           08/01/98          0
    9803030335                           O            07/01/28
    0


    1762810          225/225             F           81,000.00         ZZ
                                         360         80,950.93          1
    325 AMELIA STREET                  8.500            622.82         90
                                       8.250            622.82       90,000.00
    LAFAYETTE        LA   70506          1            06/02/98         14
    7026780                              05           07/01/98         25
    7026780                              N            06/01/28
    0


    1762811          E22/G02             F          132,800.00         ZZ
                                         360        132,800.00          1
    293 OAK GROVE DRIVE                7.875            962.89         80
                                       7.625            962.89      166,000.00
    AKRON            OH   44319          1            06/19/98         00
    0410896591                           05           08/01/98          0
    410896591                            O            07/01/28
    0


    1762813          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
    29218 NORTH 59TH STREET            8.125          1,447.87         73
                                       7.875          1,447.87      270,000.00
    CAVE CREEK       AZ   85331          2            06/12/98         00
    0410886329                           05           08/01/98          0
    410886329                            O            07/01/28
    0


    1762817          E22/G02             F           46,250.00         ZZ
                                         360         46,250.00          1
    202 SW GROVE AVE                   8.750            363.85         90
                                       8.500            363.85       51,400.00
    PORT ST LUCIE    FL   34985          1            06/19/98         04
    0410915938                           05           08/01/98         25
    410915938                            N            07/01/28
    0


    1762818          225/225             F          179,100.00         ZZ
                                         360        178,979.82          1
1


    2530 PEPPERMILL RIDGE ROAD         8.000          1,314.18         80
                                       7.750          1,314.18      223,900.00
    WILDWOOD         MO   63005          1            05/29/98         00
    7029284                              03           07/01/98          0
    7029284                              O            06/01/28
    0


    1762821          E22/G02             F          117,450.00         ZZ
                                         360        117,450.00          1
    8921 CROSSWIND DRIVE               8.500            903.09         90
                                       8.250            903.09      130,500.00
    FT. WORTH        TX   76179          1            06/19/98         04
    0410928188                           05           08/01/98         25
    410928188                            N            07/01/28
    0


    1762824          E22/G02             F           37,800.00         ZZ
                                         360         37,800.00          2
    20A-20B PARRISH COURT              9.000            304.15         90
                                       8.750            304.15       42,000.00
    CARBONDALE       PA   18407          1            06/19/98         10
    0410914683                           05           08/01/98         25
    410914683                            N            07/01/28
    0


    1762825          J83/G02             F           77,000.00         ZZ
                                         360         76,948.33          1
    15 EASTWOOD DRIVE                  8.000            565.00         89
                                       7.750            565.00       86,912.00
    NEWNAN           GA   30265          1            05/19/98         04
    0430873851                           05           07/01/98         25
    257607                               N            06/01/28
    0


    1762832          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    1205 COUNTY ROAD 252               8.000            770.45         59
                                       7.750            770.45      181,000.00
    RIFLE            CO   81650          5            06/15/98         00
    0410905327                           05           08/01/98          0
    410905327                            O            07/01/28
    0


    1762837          E22/G02             F           56,250.00         ZZ
                                         360         56,250.00          2
    3867-69 WEST 16TH STREET           8.875            447.55         90
                                       8.625            447.55       62,500.00
    CLEVELAND        OH   44109          1            06/19/98         04
    0410862155                           05           08/01/98         25
1


    410862155                            N            07/01/28
    0


    1762838          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    431 CLIFTON                        7.750          1,318.20         80
                                       7.500          1,318.20      230,000.00
    MINNEAPOLIS      MN   55403          1            06/19/98         00
    0410920326                           05           08/01/98          0
    410920326                            O            07/01/28
    0


    1762840          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          4
    4145-47 HUMPHREY                   9.625            650.24         90
                                       9.375            650.24       85,000.00
    SAINT LOUIS      MO   63116          2            06/19/98         04
    0410790067                           05           08/01/98         25
    410790067                            N            07/01/28
    0


    1762851          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
    11530 GARRISON FOREST ROAD         7.500          1,101.26         75
                                       7.250          1,101.26      210,000.00
    OWINGS MILLS     MD   21117          5            06/17/98         00
    0410886709                           05           08/01/98          0
    410886709                            O            07/01/28
    0


    1762852          J83/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
    204 WIND VIEW TRACE                7.750            527.28         80
                                       7.500            527.28       92,000.00
    BIRMINGHAM       AL   35210          1            06/18/98         00
    0430873786                           05           08/01/98          0
    258737                               O            07/01/28
    0


    1762856          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    708 NORWICH ROAD                   8.500            380.61         90
                                       8.250            380.61       55,000.00
    PLAINFIELD       CT   06374          1            06/22/98         04
    0410885156                           05           08/01/98         25
    410885156                            N            07/01/28
    0


1


    1762858          E22/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
    50 GREENBRIAR ROAD                 7.875            736.67         80
                                       7.625            736.67      127,000.00
    MERIDEN          CT   06450          2            06/17/98         00
    0410894596                           05           08/01/98          0
    410894596                            O            07/01/28
    0


    1762860          E22/G02             F          129,500.00         ZZ
                                         360        129,500.00          1
    10607 TWEEDSMUIER DRIVE            8.000            950.23         70
                                       7.750            950.23      185,000.00
    AUSTIN           TX   78750          2            06/22/98         00
    0410894505                           05           08/01/98          0
    410894505                            N            07/01/28
    0


    1762862          E22/G02             F           55,250.00         ZZ
                                         360         55,250.00          2
    257-259 VINE STREET                8.750            434.65         77
                                       8.500            434.65       72,500.00
    FAIRBORN         OH   45324          2            06/19/98         00
    0410890487                           05           08/01/98          0
    410890487                            N            07/01/28
    0


    1762895          904/G02             F          123,800.00         ZZ
                                         360        123,800.00          1
    1462 EAST HOLLYWOOD AVENUE         7.750            886.92         79
                                       7.500            886.92      157,000.00
    SALT LAKE CITY   UT   84105          5            06/24/98         00
    0430878082                           05           08/01/98          0
    12981659                             O            07/01/28
    0


    1762897          E22/G02             F           65,250.00         ZZ
                                         360         65,250.00          2
    265-267 VINE STREET                8.750            513.32         90
                                       8.500            513.32       72,500.00
    FAIRBORN         OH   45324          2            06/19/98         10
    0410890461                           05           08/01/98         25
    410890461                            N            07/01/28
    0


    1762903          736/736             F          121,100.00         ZZ
                                         360        120,640.40          1
    218 SOUTH AGATE STREET             8.375            920.45         70
                                       8.125            920.45      173,000.00
1


    ANAHEIM          CA   92804          5            12/11/97         00
    560171                               05           02/01/98          0
    560171                               O            01/01/28
    0


    1762904          E22/G02             F           24,000.00         ZZ
                                         360         24,000.00          1
    8 CROSSING CIRCLE                  8.750            188.81         75
    UNIT #13                           8.500            188.81       32,000.00
    BOYNTON BEACH    FL   33435          1            06/19/98         00
    0410918981                           01           08/01/98          0
    410918981                            N            07/01/28
    0


    1762907          882/G02             F          151,300.00         ZZ
                                         240        151,300.00          1
    5737 SW 50TH TERRACE               8.250          1,289.18         85
                                       8.000          1,289.18      178,000.00
    MIAMI            FL   33155          5            06/08/98         01
    0430878124                           05           08/01/98         12
    985209                               O            07/01/18
    0


    1762909          575/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
    1016 CARLTON AVENUE                8.750            481.47         90
                                       8.500            481.47       68,000.00
    CHARLOTTESVILLE  VA   22902          1            06/17/98         12
    0430869677                           05           08/01/98         25
    9097825                              N            07/01/28
    0


    1762910          E22/G02             F          187,500.00         ZZ
                                         360        187,500.00          2
    819 BENNETT AVE                    7.750          1,343.27         75
                                       7.500          1,343.27      250,000.00
    GLENWOOD SPRING  CO   81601          5            06/15/98         00
    0410914485                           05           08/01/98          0
    410914485                            O            07/01/28
    0


    1762914          950/G02             F          115,150.00         ZZ
                                         360        115,150.00          1
    16882 125TH AVENUE SOUTHEAST       7.875            834.92         90
                                       7.625            834.92      127,950.00
    RENTON           WA   98058          1            06/12/98         12
    0430871285                           05           08/01/98         25
    5279840                              N            07/01/28
    0
1




    1762916          E22/G02             F          103,200.00         ZZ
                                         360        103,200.00          1
    802 KENTUCKY AVENUE                7.875            748.27         80
                                       7.625            748.27      129,000.00
    SAN ANTONIO      TX   78201          1            06/17/98         00
    0410918338                           05           08/01/98          0
    410918338                            O            07/01/28
    0


    1762918          575/G02             F          122,800.00         ZZ
                                         360        122,800.00          1
    601 DESERT SAGE LANE               8.000            901.06         78
                                       7.750            901.06      158,471.00
    SEDONA           AZ   86336          1            06/01/98         00
    0430873133                           09           08/01/98          0
    9110362                              O            07/01/28
    0


    1762934          E22/G02             F           48,600.00         ZZ
                                         360         48,600.00          2
    82-84 NEWBERRY                     8.500            373.69         90
                                       8.250            373.69       54,000.00
    PONTIAC          MI   48341          1            06/17/98         04
    0410825715                           05           08/01/98         25
    410825715                            N            07/01/28
    0


    1762961          909/G02             F          224,900.00         ZZ
                                         360        224,900.00          1
    11980 CAMINITO CORRIENTE           7.000          1,496.27         72
                                       6.750          1,496.27      315,000.00
    SAN DIEGO        CA   92128          1            06/04/98         00
    0430873034                           01           08/01/98          0
    9000187                              O            07/01/28
    0


    1762971          664/G02             F          214,000.00         ZZ
                                         360        214,000.00          1
    41928 TILTON DRIVE                 7.500          1,496.32         80
                                       7.250          1,496.32      267,500.00
    PALMDALE         CA   93551          1            06/11/98         00
    0430875302                           05           08/01/98          0
    2608198                              O            07/01/28
    0


    1762973          664/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
1


    2403 GALBRETH ROAD                 7.250          1,875.99         77
                                       7.000          1,875.99      360,000.00
    PASADENA AREA    CA   91104          5            06/04/98         00
    0430876045                           05           08/01/98          0
    2605459                              O            07/01/28
    0


    1762974          830/830             F          122,000.00         ZZ
                                         360        122,000.00          1
    621 COUNTRY CLUB                   7.750            874.02         54
                                       7.500            874.02      227,000.00
    STANSBURY PARK   UT   84074          2            06/11/98         00
    538023                               05           08/01/98          0
    538023                               O            07/01/28
    0


    1763001          225/225             F          160,000.00         ZZ
                                         360        159,868.84          1
    10053 HARRIET AVENUE SOUTH         7.000          1,064.49         72
                                       6.750          1,064.49      225,000.00
    BLOOMINGTON      MN   55420          2            05/15/98         00
    7024405                              05           07/01/98          0
    7024405                              N            06/01/28
    0


    1763008          637/G02             F          143,000.00         ZZ
                                         360        142,917.72          1
    502 TALBOT AVENUE                  8.750          1,124.99         64
                                       8.500          1,124.99      225,000.00
    DORCHESTER       MA   02124          2            05/15/98         00
    0430868729                           05           07/01/98          0
    4242830                              N            06/01/28
    0


    1763012          225/225             F          360,000.00         ZZ
                                         360        359,770.44          1
    480 GREENWOOD AVENUE               8.250          2,704.56         80
                                       8.000          2,704.56      450,000.00
    GLENWOOD         IL   60022          2            05/05/98         00
    7014075                              05           07/01/98          0
    7014075                              O            06/01/28
    0


    1763023          637/G02             F          143,000.00         ZZ
                                         360        142,917.72          1
    510 TALBOT AVENUE                  8.750          1,124.99         65
                                       8.500          1,124.99      220,000.00
    DORCHESTER       MA   02124          5            05/15/98         00
    0430868877                           05           07/01/98          0
1


    4242863                              O            06/01/28
    0


    1763028          927/G02             F           95,000.00         ZZ
                                         360         95,000.00          2
    524-526 BURNETT AVENUE NORTH       8.000            697.08         95
                                       7.750            697.08      100,000.00
    RENTON           WA   98055          1            06/09/98         12
    0430873927                           05           08/01/98         30
    363630                               O            07/01/28
    0


    1763035          225/225             F           23,400.00         ZZ
                                         360         23,400.00          1
    3645 NORTH 69TH AVENUE #66         8.250            175.80         90
                                       8.000            175.80       26,000.00
    PHOENIX          AZ   85033          1            06/04/98         04
    7029365                              09           08/01/98         25
    7029365                              N            07/01/28
    0


    1763040          225/225             F           55,800.00         ZZ
                                         360         55,767.05          1
    720 W GORDAN TERRACE UNIT 7A       8.625            434.01         90
                                       8.375            434.01       62,000.00
    CHICAGO          IL   60613          1            05/29/98         12
    7006626                              06           07/01/98         25
    7006626                              N            06/01/28
    0


    1763136          E22/G02             F          266,850.00         ZZ
                                         360        266,850.00          1
    131 TAYLOR ROAD                    8.500          2,051.85         77
                                       8.250          2,051.85      350,000.00
    MOORE            MT   59464          2            06/19/98         00
    0410835052                           05           08/01/98          0
    410835052                            O            07/01/28
    0


    1763139          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          4
    5138 RICKER ROAD                   8.500            738.16         80
                                       8.250            738.16      120,000.00
    JACKSONVILLE     FL   32210          1            06/22/98         00
    0410906903                           05           08/01/98          0
    410906903                            N            07/01/28
    0


1


    1763140          E22/G02             F          115,600.00         ZZ
                                         360        115,600.00          1
    7098 159TH STREET WEST             7.625            818.21         80
                                       7.375            818.21      145,000.00
    APPLE VALLEY     MN   55124          2            06/17/98         00
    0410899363                           05           08/01/98          0
    410899363                            O            07/01/28
    0


    1763147          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    2230 CYPRESS COURT                 7.875            797.58         80
                                       7.625            797.58      137,500.00
    MIDLOTHIAN       TX   76065          1            06/15/98         00
    0410916365                           05           08/01/98          0
    410916365                            O            07/01/28
    0


    1763148          E22/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
    7899 JESSIES WAY #204              7.875            570.99         75
                                       7.625            570.99      105,000.00
    HAMILTON         OH   45011          1            06/02/98         00
    0410858534                           01           08/01/98          0
    410858534                            O            07/01/28
    0


    1763150          E22/G02             F           60,300.00         ZZ
                                         360         60,267.06          1
    2834 HOMEPLACE                     9.000            485.19         90
                                       8.750            485.19       67,000.00
    DEARBORN         MI   48124          1            05/22/98         04
    0410886394                           05           07/01/98         25
    410886394                            N            06/01/28
    0


    1763156          E22/G02             F          622,500.00         ZZ
                                         360        622,500.00          1
    5686 SADDLE CREEK TRAIL            7.875          4,513.56         75
                                       7.625          4,513.56      830,000.00
    PARKER           CO   80134          2            06/12/98         00
    0410882302                           03           08/01/98          0
    410882302                            O            07/01/28
    0


    1763159          E22/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
    3420 16TH STREET, UNIT #409        8.750            467.30         90
                                       8.500            467.30       66,000.00
1


    WASHINGTON       DC   20010          1            06/17/98         04
    0410907695                           08           08/01/98         25
    410907695                            N            07/01/28
    0


    1763161          E22/G02             F          144,000.00         ZZ
                                         240        144,000.00          1
    104 SIENA OAKS CIRCLE WEST         7.625          1,171.09         75
                                       7.375          1,171.09      192,000.00
    PALM BEACH GARD  FL   33410          5            06/12/98         00
    0410910293                           03           08/01/98          0
    410910293                            O            07/01/18
    0


    1763177          E22/G02             F           50,850.00         ZZ
                                         360         50,850.00          1
    13237 EAST 30TH PLACE, UNIT #D     8.875            404.59         90
                                       8.625            404.59       56,500.00
    TULSA            OK   74134          1            06/18/98         04
    0410895296                           01           08/01/98         25
    410895296                            N            07/01/28
    0


    1763179          E22/G02             F           80,000.00         ZZ
                                         360         79,946.32          1
    2164 31ST STREET                   8.000            587.01         75
                                       7.750            587.01      107,000.00
    GREELEY          CO   80631          1            06/01/98         00
    0410886246                           05           07/01/98          0
    410886246                            O            06/01/28
    0


    1763215          676/676             F          208,000.00         ZZ
                                         360        207,856.85          1
    2644 KALIHI STREET                 7.875          1,508.15         65
                                       7.625          1,508.15      320,000.00
    HONOLULU         HI   96819          2            05/15/98         00
    3001299396                           05           07/01/98          0
    3001299396                           N            06/01/28
    0


    1763222          676/676             F          276,000.00         ZZ
                                         360        275,795.16          1
    2112 KALIHI STREET                 7.500          1,929.84         80
                                       7.250          1,929.84      345,000.00
    HONOLULU         HI   96819          5            05/15/98         00
    3001299388                           05           07/01/98          0
    3001299388                           O            06/01/28
    0
1




    1763251          E45/G02             F           48,750.00         ZZ
                                         360         48,721.95          1
    3135 JONESBORO ROAD                8.750            383.52         75
                                       8.500            383.52       65,000.00
    FAIRBURN         GA   30213          5            05/22/98         00
    0430870550                           05           07/01/98          0
    39266                                O            06/01/28
    0


    1763256          E45/G02             F          523,000.00         ZZ
                                         360        522,649.08          1
    3615 RANDALL MILL ROAD             8.000          3,837.59         66
                                       7.750          3,837.59      795,000.00
    ATLANTA          GA   30327          5            05/15/98         00
    0430869529                           05           07/01/98          0
    39279                                O            06/01/28
    0


    1763258          G75/G75             F          130,000.00         ZZ
                                         360        129,919.19          2
    527 REEF ROAD                      8.375            988.10         58
                                       8.125            988.10      225,000.00
    FAIRFIELD        CT   06430          2            05/26/98         00
    03506942                             05           07/01/98          0
    03506942                             N            06/01/28
    0


    1763259          766/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
    107 GALE PLACE                     7.875            551.05         80
                                       7.625            551.05       95,000.00
    WEST PALM BEACH  FL   33409          5            06/19/98         00
    0430876979                           05           08/01/98          0
    0347                                 O            07/01/28
    0


    1763261          637/G02             F           36,000.00         ZZ
                                         360         35,978.19          1
    4607 FIG STREET                    8.500            276.81         90
                                       8.250            276.81       40,000.00
    TAMPA            FL   33609          1            05/29/98         01
    0430864595                           01           07/01/98         25
    11328143                             N            06/01/28
    0


    1763282          638/G02             F          130,100.00         ZZ
                                         360        130,100.00          3
1


    7 TURNER STREET                    8.500          1,000.36         77
                                       8.250          1,000.36      171,000.00
    SALEM            MA   01970          2            06/16/98         00
    0430875476                           05           08/01/98          0
    8752221                              O            07/01/28
    0


    1763296          637/G02             F           58,600.00         ZZ
                                         360         58,562.63          1
    1414 NE 10TH TERRACE               8.250            440.25         69
                                       8.000            440.25       85,145.00
    CAPE CORAL       FL   33909          1            05/29/98         00
    0430864751                           05           07/01/98          0
    12147351                             O            06/01/28
    0


    1763332          638/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
    5941 WEST NANCY ROAD               7.625            373.72         80
                                       7.375            373.72       66,000.00
    GLENDALE         AZ   85306          1            06/10/98         00
    0430876185                           05           08/01/98          0
    8752513                              O            07/01/28
    0


    1763336          638/G02             F          191,000.00         ZZ
                                         360        191,000.00          1
    19571 DORADO DRIVE                 7.875          1,384.88         80
                                       7.625          1,384.88      240,000.00
    TRABUCO CANYON   CA   92679          5            06/08/98         00
    0430876243                           03           08/01/98          0
    8738247                              O            07/01/28
    0


    1763337          638/G02             F          120,000.00         ZZ
                                         360        119,930.96          2
    3A-3B GIUSTO STREET                8.750            944.04         89
                                       8.500            944.04      135,000.00
    WORCESTER        MA   01609          2            06/01/98         10
    0430876326                           05           07/01/98         25
    8740682                              N            06/01/28
    0


    1763340          638/G02             F           38,675.00         ZZ
                                         360         38,649.05          1
    11715 SAWMILL STREAM CIRCLE        8.000            283.78         65
                                       7.750            283.78       59,500.00
    HOUSTON          TX   77070          2            05/22/98         00
    0430876383                           03           07/01/98          0
1


    8744191                              N            06/01/28
    0


    1763345          637/G02             F           69,200.00         ZZ
                                         360         69,153.56          1
    23 S.E. 21ST AVENUE                8.000            507.77         80
                                       7.750            507.77       86,500.00
    CAPE CORAL       FL   33990          1            05/15/98         00
    0430864942                           05           07/01/98          0
    12097028                             O            06/01/28
    0


    1763346          638/G02             F          218,400.00         ZZ
                                         360        218,400.00          1
    2119 TEHAMA AVENUE                 8.125          1,621.61         80
                                       7.875          1,621.61      273,000.00
    SAN JOSE         CA   95122          2            06/04/98         00
    0430876433                           05           08/01/98          0
    8747898                              O            07/01/28
    0


    1763349          638/G02             F          124,200.00         ZZ
                                         360        124,200.00          2
    1410 SOUTH 320 EAST                8.625            966.01         87
                                       8.375            966.01      143,000.00
    OREM             UT   84058          1            06/08/98         04
    0430876490                           05           08/01/98         25
    8750060                              N            07/01/28
    0


    1763353          638/G02             F           50,750.00         ZZ
                                         360         50,750.00          1
    4431 PATRICIA STREET               8.625            394.73         90
                                       8.375            394.73       56,400.00
    INDIANAPOLIS     IN   46222          1            06/11/98         10
    0430876540                           05           08/01/98         25
    8756165                              N            07/01/28
    0


    1763357          225/225             F          164,800.00         ZZ
                                         360        164,689.42          1
    18017 WINNEBAGO DRIVE              8.000          1,209.25         80
                                       7.750          1,209.25      206,000.00
    WILDWOOD         IL   60031          1            05/29/98         00
    0000                                 05           07/01/98          0
    0000                                 O            06/01/28
    0


1


    1763360          638/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    112 CLANTON AVENUE                 7.875            652.56         74
                                       7.625            652.56      122,000.00
    WOODLAND         CA   95695          5            06/03/98         00
    0430876656                           05           08/01/98          0
    8752901                              O            07/01/28
    0


    1763361          225/225             F          105,750.00         ZZ
                                         360        105,750.00          1
    717 NORMAL ROAD                    8.250            794.47         90
                                       8.000            794.47      117,500.00
    DEKALB           IL   60015          1            06/11/98         12
    7026815                              05           08/01/98         25
    7026815                              N            07/01/28
    0


    1763363          638/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
    2338 LINCOLN AVENUE                8.750            619.53         75
                                       8.500            619.53      105,000.00
    BALTIMORE        MD   21219          5            06/16/98         00
    0430876862                           05           08/01/98          0
    8754755                              O            07/01/28
    0


    1763374          225/225             F          125,600.00         ZZ
                                         360        125,525.84          1
    27753 NORTH LAKE SHORE DRIVE       8.625            976.91         79
                                       8.375            976.91      160,000.00
    SPRING GROVE     IL   60081          2            05/22/98         00
    0000                                 05           07/01/98          0
    0000                                 O            06/01/28
    0


    1763378          638/G02             F           49,500.00         ZZ
                                         360         49,500.00          2
    643 WEST 54TH PLACE                8.625            385.01         90
                                       8.375            385.01       55,000.00
    CHICAGO          IL   60609          1            06/12/98         10
    0430876318                           05           08/01/98         25
    8750374                              N            07/01/28
    0


    1763381          F62/G02             F          249,000.00         ZZ
                                         360        248,832.93          1
    708 ANASTASIA AVENUE               8.000          1,827.07         75
                                       7.750          1,827.07      332,000.00
1


    CORAL GABLES     FL   33134          5            05/22/98         00
    0430885764                           05           07/01/98          0
    0000                                 O            06/01/28
    0


    1763385          E22/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
    6834 GLADES                        8.000            352.21         80
                                       7.750            352.21       60,000.00
    ST LOUIS         MO   63139          2            06/17/98         00
    0410913958                           05           08/01/98          0
    410913958                            O            07/01/28
    0


    1763390          E22/G02             F          160,650.00         ZZ
                                         360        160,650.00          1
    1629A HUNTING CREEK DRIVE          7.125          1,082.33         80
                                       6.875          1,082.33      200,850.00
    ALEXANDRIA       VA   22314          1            06/23/98         00
    0410923429                           01           08/01/98          0
    410923429                            O            07/01/28
    0


    1763403          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    15190 E WALSH PLACE                7.750            773.73         80
                                       7.500            773.73      135,000.00
    AURORA           CO   80012          2            06/18/98         00
    0410920177                           05           08/01/98          0
    410920177                            O            07/01/28
    0


    1763427          E22/G02             F          104,800.00         ZZ
                                         360        104,800.00          1
    6021 OLD COURT ROAD                8.125            778.14         80
                                       7.875            778.14      131,000.00
    BOCA RATON       FL   33433          1            06/23/98         00
    0410847396                           01           08/01/98          0
    410847396                            O            07/01/28
    0


    1763434          664/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
    405 NORTH BALDY VISTA AVENUE       7.625          2,618.84         80
                                       7.375          2,618.84      462,500.00
    GLENDORA         CA   91741          1            06/04/98         00
    0430880443                           05           08/01/98          0
    2491777                              O            07/01/28
    0
1




    1763437          E45/G02             F           50,400.00         ZZ
                                         360         50,340.27          1
    4625 SLOAN AVE                     8.625            392.01         90
                                       8.375            392.01       56,000.00
    SARASOTA         FL   34233          1            05/01/98         01
    0430870501                           05           06/01/98         25
    39269                                N            05/01/28
    0


    1763440          E22/G02             F           87,750.00         ZZ
                                         360         87,750.00          1
    2252 PIERCE STREET                 7.500            613.56         75
                                       7.250            613.56      117,000.00
    EUGENE           OR   97405          5            06/11/98         00
    0410881163                           05           08/01/98          0
    410881163                            O            07/01/28
    0


    1763450          E22/G02             F           58,150.00         ZZ
                                         360         58,150.00          2
    5731 & 5733 WASHINGTON AVE         8.875            462.67         90
                                       8.625            462.67       64,620.00
    ASHTABULA        OH   44004          1            06/23/98         10
    0410883771                           05           08/01/98         25
    410883771                            N            07/01/28
    0


    1763453          K18/G02             F           83,200.00         T
                                         360         83,200.00          1
    216 WINWARD WAY                    8.500            639.74         80
                                       8.250            639.74      104,000.00
    DAVENPORT        FL   33837          1            06/04/98         00
    0430873976                           03           08/01/98          0
    95400804                             O            07/01/28
    0


    1763459          765/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
    27438 EASTVALE ROAD                7.625          3,538.97         79
                                       7.375          3,538.97      637,000.00
    PALOS VERDES PE  CA   90274          1            06/18/98         00
    0430879833                           05           08/01/98          0
    334402                               O            07/01/28
    0


    1763460          E45/E45             F          188,000.00         ZZ
                                         360        187,883.14          1
1


    7880 COLQUITT ROAD                 8.375          1,428.94         80
                                       8.125          1,428.94      235,000.00
    ATLANTA          GA   30350          2            05/20/98         00
    39518                                05           07/01/98          0
    39518                                N            06/01/28
    0


    1763462          E22/G02             F          123,750.00         ZZ
                                         360        123,750.00          4
    2082 BEAVER SPRINGS LANE           9.000            995.72         75
                                       8.750            995.72      165,000.00
    NORCROSS         GA   30071          1            06/23/98         00
    0410913651                           05           08/01/98          0
    410913651                            N            07/01/28
    0


    1763467          E22/G02             F          111,200.00         ZZ
                                         360        111,200.00          1
    9025 ALCOSTA BOULEVARD             7.375            768.03         80
                                       7.125            768.03      139,000.00
    SAN RAMON        CA   94583          1            06/17/98         00
    0410921316                           01           08/01/98          0
    410921316                            O            07/01/28
    0


    1763475          E22/G02             F          166,400.00         ZZ
                                         360        166,400.00          1
    2020 ARDENWOOD AVENUE              7.750          1,192.11         80
                                       7.500          1,192.11      208,000.00
    SIMI VALLEY      CA   93063          5            06/15/98         00
    0410897383                           05           08/01/98          0
    410897383                            O            07/01/28
    0


    1763478          E45/G02             F           46,800.00         ZZ
                                         360         46,770.92          4
    2745 HILLCREST AVENUE              8.375            355.71         90
                                       8.125            355.71       52,000.00
    MACON            GA   31204          1            05/22/98         04
    0430870576                           05           07/01/98         30
    39866                                N            06/01/28
    0


    1763483          E22/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
    1713 NORTH GLADE AVENUE            8.125            665.28         80
                                       7.875            665.28      112,000.00
    BETHANY          OK   73127          1            06/09/98         00
    0410861363                           05           08/01/98          0
1


    410861363                            O            07/01/28
    0


    1763487          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          3
    487 SOUTH FLETCHER AVENUE          8.500          1,168.75         80
                                       8.250          1,168.75      190,000.00
    FERNANDINA BEAC  FL   32034          1            06/23/98         00
    0410901300                           05           08/01/98          0
    410901300                            N            07/01/28
    0


    1763503          225/225             F          127,500.00         ZZ
                                         360        127,500.00          1
    17 SPRINGWATER #63                 7.750            913.43         45
                                       7.500            913.43      287,000.00
    IRVINE           CA   92604          1            06/03/98         00
    7030189                              01           08/01/98          0
    7030189                              O            07/01/28
    0


    1763527          E22/G02             F           29,600.00         ZZ
                                         360         29,600.00          1
    20070 MCCORMICK                    8.375            224.98         80
                                       8.125            224.98       37,000.00
    DETROIT          MI   48205          1            06/23/98         00
    0410925309                           05           08/01/98          0
    410925309                            N            07/01/28
    0


    1763529          E22/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
    609 EAST PALM AVENUE               7.750            842.50         80
    UNIT #106                          7.500            842.50      147,000.00
    BURBANK          CA   91501          1            06/17/98         00
    0410881353                           01           08/01/98          0
    410881353                            O            07/01/28
    0


    1763534          E22/G02             F           36,000.00         ZZ
                                         360         35,978.19          2
    2229 N.W. 37TH STREET              8.500            276.81         90
                                       8.250            276.81       40,000.00
    OKLAHOMA CITY    OK   73112          2            05/08/98         04
    0410851877                           05           07/01/98         25
    410851877                            N            06/01/28
    0


1


    1763549          E22/G02             F          520,000.00         ZZ
                                         360        520,000.00          1
    8 NORTH VIEW WAY                   7.625          3,680.53         80
                                       7.375          3,680.53      650,000.00
    REDWOOD CITY     CA   94062          5            06/12/98         00
    0410909527                           05           08/01/98          0
    410909527                            O            07/01/28
    0


    1763581          E23/G02             F           34,200.00         ZZ
                                         360         34,200.00          1
    8910 NORTH 10TH STREET             8.625            266.00         90
                                       8.375            266.00       38,000.00
    PHOENIX          AZ   85020          1            06/19/98         01
    0430875328                           05           08/01/98         25
    40501370                             N            07/01/28
    0


    1763589          637/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
    929 CYPRESS AVENUE                 8.375            465.17         90
                                       8.125            465.17       68,000.00
    SARASOTA         FL   34243          1            06/02/98         01
    0430874347                           05           08/01/98         25
    8844169                              N            07/01/28
    0


    1763591          E23/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
    8917 NORTH 10TH STREET             8.625            273.00         90
                                       8.375            273.00       39,000.00
    PHOENIX          AZ   85020          1            06/19/98         10
    0430875401                           05           08/01/98         25
    40501369                             N            07/01/28
    0


    1763593          E22/G02             F          159,000.00         ZZ
                                         360        159,000.00          1
    27 KENTUCKY WAY                    7.750          1,139.10         80
                                       7.500          1,139.10      199,950.00
    FREEHOLD         NJ   07728          1            06/23/98         00
    0410738553                           03           08/01/98          0
    410738553                            O            07/01/28
    0


    1763625          822/G02             F          168,000.00         ZZ
                                         360        167,892.87          1
    213 CANTERBURY COURT               8.250          1,262.13         80
                                       8.000          1,262.13      210,000.00
1


    BLUE BELL        PA   19422          2            05/15/98         00
    0430881656                           09           07/01/98          0
    0136084810                           N            06/01/28
    0


    1763659          950/G02             F          178,750.00         ZZ
                                         360        178,750.00          1
    18011 E LK DESIRE DRIVE SE         8.125          1,327.21         65
                                       7.875          1,327.21      275,000.00
    RENTON           WA   98058          5            06/18/98         00
    0430877282                           05           08/01/98          0
    05049810                             O            07/01/28
    0


    1763666          637/G02             F           72,400.00         ZZ
                                         360         72,356.13          1
    1341 GANGPLANK DRIVE               8.500            556.70         80
                                       8.250            556.70       90,500.00
    VALRICO          FL   33594          1            05/13/98         00
    0430865675                           05           07/01/98          0
    11328077                             O            06/01/28
    0


    1763700          637/G02             F          142,000.00         ZZ
                                         360        141,904.72          1
    1717 1ST AVENUE WEST               8.000          1,041.95         80
                                       7.750          1,041.95      177,500.00
    BRADENTON        FL   34205          1            05/19/98         00
    0430865790                           05           07/01/98          0
    12093159                             O            06/01/28
    0


    1763703          637/G02             F           44,400.00         ZZ
                                         360         44,369.45          1
    7720 GULF COURT                    7.875            321.93         80
                                       7.625            321.93       55,500.00
    TAMPA            FL   33637          1            05/08/98         00
    0430871988                           09           07/01/98          0
    0012095691                           O            06/01/28
    0


    1763705          637/G02             F          133,800.00         ZZ
                                         360        133,700.70          1
    3050 MARKHAM WOODS ROAD            7.500            935.55         60
                                       7.250            935.55      225,000.00
    LONGWOOD         FL   32779          5            05/20/98         00
    0430872788                           05           07/01/98          0
    0010314128                           O            06/01/28
    0
1




    1763718          134/G02             F           31,500.00         ZZ
                                         360         31,482.34          1
    1601 GUNNISON DR                   8.875            250.63         90
                                       8.625            250.63       35,000.00
    WICHITA FALLS    TX   76305          1            06/02/98         11
    0430869925                           05           07/01/98         30
    59281689                             N            06/01/28
    0


    1763727          E22/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
    1036 OAK GROVE ROAD                8.500            292.19         95
    UNIT #46                           8.250            292.19       40,000.00
    CONCORD          CA   94518          1            06/23/98         04
    0410926190                           01           08/01/98         30
    410926190                            O            07/01/28
    0


    1763732          E22/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
    223 ROLLINGWOOD DRIVE              7.500            496.44         80
                                       7.250            496.44       89,000.00
    KELSO            WA   98626          5            06/18/98         00
    0410904601                           05           08/01/98          0
    410904601                            O            07/01/28
    0


    1763733          E22/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
    3756 N.E. 207TH TERRACE            7.750          2,120.58         73
                                       7.500          2,120.58      410,000.00
    NORTH MIAMI BEA  FL   33180          2            06/18/98         00
    0410900955                           03           08/01/98          0
    410900955                            O            07/01/28
    0


    1763735          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    20828 N.W. 24TH AVENUE             8.625            311.12         80
                                       8.375            311.12       50,000.00
    MIAMI            FL   33056          1            06/26/98         00
    0410916209                           07           08/01/98          0
    410916209                            N            07/01/28
    0


    1763736          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
1


    6218 SOUTH FIFE STREET             8.125            445.50         80
                                       7.875            445.50       75,000.00
    TACOMA           WA   98409          1            06/16/98         00
    0410892699                           05           08/01/98          0
    410892699                            O            07/01/28
    0


    1763743          H89/G02             F          308,750.00         ZZ
                                         360        308,572.36          1
    6064 VISTA LINDA LANE              8.750          2,428.94         95
                                       8.500          2,428.94      325,000.00
    BOCA RATON       FL   33433          1            05/20/98         23
    0430888834                           05           07/01/98          0
    1052                                 O            06/01/28
    0


    1763747          E22/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
    1312 DORCHESTER DRIVE              9.000            372.94         90
                                       8.750            372.94       51,500.00
    NORMAN           OK   73069          1            06/26/98         04
    0410936223                           05           08/01/98         25
    410936223                            N            07/01/28
    0


    1763749          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    27452 PINE VALLEY DRIVE            7.875          1,363.13         80
                                       7.625          1,363.13      235,000.00
    EVERGREEN        CO   80439          1            06/26/98         00
    0410910806                           05           08/01/98          0
    410910806                            O            07/01/28
    0


    1763751          E22/G02             F           51,200.00         ZZ
                                         360         51,200.00          1
    516 G AVENUE WEST                  8.250            384.65         80
                                       8.000            384.65       64,000.00
    JEROME           ID   83338          5            06/22/98         00
    0410914287                           05           08/01/98          0
    410914287                            O            07/01/28
    0


    1763752          E22/G02             F           87,500.00         ZZ
                                         360         87,500.00          1
    4414 SOUTHEAST NAEF ROAD           8.375            665.06         70
                                       8.125            665.06      125,000.00
    MILWAUKIE        OR   97267          5            06/15/98         00
    0410895528                           05           08/01/98          0
1


    410895528                            N            07/01/28
    0


    1763755          E22/G02             F          189,500.00         ZZ
                                         360        189,500.00          1
    6066 SOUTH JAMAICA WAY             7.875          1,374.01         80
                                       7.625          1,374.01      236,900.00
    ENGLEWOOD        CO   80111          1            06/26/98         00
    0410922132                           03           08/01/98          0
    410922132                            O            07/01/28
    0


    1763759          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
    6245 WEST VIKING ROAD              8.000          1,155.68         90
                                       7.750          1,155.68      175,000.00
    LAS VEGAS        NV   89103          1            06/16/98         10
    0410868285                           05           08/01/98         25
    410868285                            N            07/01/28
    0


    1763764          E22/G02             F          115,900.00         ZZ
                                         360        115,900.00          1
    13408 WHITTIER DRIVE               8.375            880.92         80
                                       8.125            880.92      144,900.00
    STERLING HEIGHT  MI   48312          1            06/25/98         00
    0410924179                           01           08/01/98          0
    410924179                            O            07/01/28
    0


    1763767          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    24224 WELBY WAY                    7.500          1,286.55         80
    (WEST HILLS AREA)                  7.250          1,286.55      230,000.00
    LOS ANGELES      CA   91307          1            06/18/98         00
    0410915433                           05           08/01/98          0
    410915433                            O            07/01/28
    0


    1763774          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
    250 TRAP CLUB ROAD                 7.750          2,177.89         80
                                       7.500          2,177.89      380,000.00
    JACKSON          WY   83001          5            06/19/98         00
    0410885792                           05           08/01/98          0
    410885792                            O            07/01/28
    0


1


    1763777          E22/G02             F           58,400.00         ZZ
                                         360         58,400.00          1
    437 BALDWIN                        8.375            443.88         80
                                       8.125            443.88       73,000.00
    RODCHESTER       MI   48307          1            06/26/98         00
    0410835458                           01           08/01/98          0
    410835458                            O            07/01/28
    0


    1763778          E22/G02             F           50,300.00         ZZ
                                         360         50,300.00          1
    2600 TAMM                          8.625            391.23         90
                                       8.375            391.23       55,900.00
    ST. LOUIS        MO   63139          1            06/25/98         04
    0410928329                           05           08/01/98         25
    410928329                            N            07/01/28
    0


    1763780          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          4
    86-138 B KUWALE ROAD               8.500          1,537.83         80
                                       8.250          1,537.83      250,000.00
    WAIANAE          HI   96792          2            06/17/98         00
    0410858385                           05           08/01/98          0
    410858385                            N            07/01/28
    0


    1763781          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    620 LEMKE DRIVE                    7.500          1,188.66         80
                                       7.250          1,188.66      212,500.00
    PLACENTIA        CA   92870          1            06/22/98         00
    0410918395                           05           08/01/98          0
    410918395                            O            07/01/28
    0


    1763782          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    356 MINERS LOOP                    8.500            884.25         70
                                       8.250            884.25      165,000.00
    SILVERTHORNE     CO   80498          5            06/24/98         00
    0410905137                           05           08/01/98          0
    410905137                            N            07/01/28
    0


    1763783          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    1480 HARVEST LANE                  7.250          1,227.92         80
                                       7.000          1,227.92      225,000.00
1


    TRACY            CA   95376          2            06/17/98         00
    0410884845                           05           08/01/98          0
    410884845                            O            07/01/28
    0


    1763792          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          2
    1026 S WILLOW DRIVE                8.375            760.07         68
                                       8.125            760.07      147,500.00
    SURFSIDE BEACH   SC   29575          5            06/26/98         00
    0410919922                           05           08/01/98          0
    410919922                            N            07/01/28
    0


    1763793          E22/G02             F           82,250.00         ZZ
                                         360         82,250.00          1
    5147 CREEKBEND ROAD                8.000            603.52         95
                                       7.750            603.52       86,600.00
    CLEVELAND        TN   37311          1            06/24/98         04
    0410925754                           05           08/01/98         30
    410925754                            O            07/01/28
    0


    1763795          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          2
    2118 WILSON BLVD                   8.500            519.02         90
                                       8.250            519.02       75,000.00
    SAN ANTONIO      TX   78228          1            06/24/98         04
    0410929921                           05           08/01/98         25
    410929921                            N            07/01/28
    0


    1763798          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          2
    116 GRIGGS STREET                  8.875          1,018.43         80
                                       8.625          1,018.43      160,000.00
    ROCHESTER        MI   48307          1            06/25/98         00
    0410929962                           05           08/01/98          0
    410929962                            N            07/01/28
    0


    1763807          E22/G02             F           84,800.00         T
                                         360         84,800.00          1
    4725 DIXIE DRIVE                   8.125            629.64         80
                                       7.875            629.64      106,000.00
    PONCE INLET      FL   32127          1            06/24/98         00
    0410917405                           05           08/01/98          0
    410917405                            O            07/01/28
    0
1




    1763812          E22/G02             F           47,700.00         ZZ
                                         360         47,700.00          4
    500-502 S. CENTRAL AVE             8.875            379.52         90
                                       8.625            379.52       53,000.00
    BURLINGTON       IA   52601          1            06/26/98         04
    0410922975                           05           08/01/98         25
    410922975                            N            07/01/28
    0


    1763816          E22/G02             F          137,200.00         ZZ
                                         360        137,200.00          1
    6516 MAPLEWOOD ROAD                7.375            947.61         80
                                       7.125            947.61      171,500.00
    BALTIMORE        MD   21212          1            06/25/98         00
    0410903033                           05           08/01/98          0
    410903033                            O            07/01/28
    0


    1763817          E22/G02             F           75,850.00         ZZ
                                         360         75,850.00          1
    2931 POTOMAC AVENUE                7.625            536.86         80
                                       7.375            536.86       94,850.00
    MESQUITE         TX   75149          1            06/25/98         00
    0410933055                           05           08/01/98          0
    410933055                            O            07/01/28
    0


    1763820          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    2024 WEST FLOWER AVENUE            7.375            828.81         80
                                       7.125            828.81      150,000.00
    FULLERTON        CA   92833          2            06/15/98         00
    0410905699                           05           08/01/98          0
    410905699                            O            07/01/28
    0


    1763822          E22/G02             F          224,950.00         ZZ
                                         360        224,950.00          1
    234 SOUTH MADISON #F               7.750          1,611.57         67
                                       7.500          1,611.57      339,500.00
    DENVER           CO   80209          1            06/19/98         00
    0410923072                           01           08/01/98          0
    410923072                            O            07/01/28
    0


    1763829          E22/G02             F          165,600.00         ZZ
                                         360        165,600.00          2
1


    2415-2417 SOUTHEAST 32ND           7.875          1,200.71         80
                                       7.625          1,200.71      207,000.00
    PORTLAND         OR   97214          1            06/17/98         00
    0410922462                           05           08/01/98          0
    410922462                            O            07/01/28
    0


    1763846          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
    895 SOUTH CARTERVILLE ROAD         8.375          2,280.22         50
                                       8.125          2,280.22      600,000.00
    OREM             UT   84097          1            06/10/98         00
    0410882245                           05           08/01/98          0
    410882245                            O            07/01/28
    0


    1763847          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
    5 LAURA COURT                      8.375          2,888.27         80
                                       8.125          2,888.27      475,000.00
    EAST QUOGUE      NY   11942          1            06/26/98         00
    0410902001                           05           08/01/98          0
    410902001                            O            07/01/28
    0


    1763849          E22/G02             F          108,800.00         T
                                         360        108,800.00          1
    7822 MYRTLE OAK LANE               8.375            826.96         80
                                       8.125            826.96      136,065.00
    KISSIMMEE        FL   34747          1            06/22/98         00
    0410876155                           05           08/01/98          0
    410876155                            O            07/01/28
    0


    1763853          E22/G02             F           44,000.00         ZZ
                                         360         44,000.00          1
    20836 NORTHWEST 24TH AVEN          8.625            342.23         80
                                       8.375            342.23       55,000.00
    MIAMI            FL   33056          1            06/26/98         00
    0410916126                           07           08/01/98          0
    410916126                            N            07/01/28
    0


    1763858          E22/G02             F           44,800.00         ZZ
                                         360         44,800.00          1
    1089 NORTH 84TH PLACE              8.375            340.51         79
                                       8.125            340.51       57,000.00
    SCOTTSDALE       AZ   85257          1            06/24/98         00
    0410872816                           01           08/01/98          0
1


    410872816                            N            07/01/28
    0


    1763859          E22/G02             F          108,500.00         ZZ
                                         360        108,500.00          1
    220 PROBE STREET                   8.125            805.61         70
                                       7.875            805.61      157,000.00
    MOLALLA          OR   97038          2            06/18/98         00
    0410911846                           05           08/01/98          0
    410911846                            N            07/01/28
    0


    1763860          E22/G02             F          189,550.00         ZZ
                                         360        189,550.00          1
    2425 OCEANVIEW TARRACE             7.875          1,374.37         80
    (SAN PEDRO)                        7.625          1,374.37      238,139.00
    LOS ANGELES      CA   90731          1            06/19/98         00
    0410876726                           01           08/01/98          0
    410876726                            O            07/01/28
    0


    1763862          E22/G02             F           44,000.00         ZZ
                                         360         44,000.00          1
    20824 NORTHWEST 24TH AVEN          8.625            342.23         80
                                       8.375            342.23       55,000.00
    MIAMI            FL   33056          1            06/26/98         00
    0410916092                           07           08/01/98          0
    410916092                            N            07/01/28
    0


    1763866          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    1813 CLAXTON ROAD WEST             7.375            635.42         80
                                       7.125            635.42      115,000.00
    YULEE            FL   32097          1            06/25/98         00
    0410915664                           05           08/01/98          0
    410915664                            O            07/01/28
    0


    1763867          E22/G02             F           38,700.00         ZZ
                                         360         38,700.00          2
    6813 S CARPENTER                   9.375            321.89         90
                                       9.125            321.89       43,000.00
    CHICAGO          IL   60621          1            06/24/98         04
    0410866701                           05           08/01/98         25
    410866701                            N            07/01/28
    0


1


    1763868          966/G02             F           42,400.00         ZZ
                                         360         42,400.00          1
    ROUTE 3 BOX 97                     8.250            318.54         80
                                       8.000            318.54       53,000.00
    HULBERT          OK   74441          5            06/10/98         00
    0430866723                           05           08/01/98          0
    30006527                             O            07/01/28
    0


    1763869          E22/G02             F          151,000.00         T
                                         360        151,000.00          1
    10989 NW 65 STREET                 8.125          1,121.17         80
                                       7.875          1,121.17      188,990.00
    MIAMI            FL   33178          1            06/26/98         00
    0410915615                           09           08/01/98          0
    410915615                            O            07/01/28
    0


    1763874          E22/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
    1262 TUCSON AVENUE                 7.875          1,624.16         80
                                       7.625          1,624.16      280,000.00
    SUNNYVALE        CA   94089          1            06/16/98         00
    0410785281                           05           08/01/98          0
    410785281                            O            07/01/28
    0


    1763881          E22/G02             F          141,200.00         ZZ
                                         360        141,200.00          1
    114 HUNTINGTON PLACE               7.750          1,011.57         80
                                       7.500          1,011.57      176,500.00
    HENDERSONVILLE   TN   37075          1            06/26/98         00
    0410935571                           05           08/01/98          0
    410935571                            O            07/01/28
    0


    1763883          E82/G02             F          138,570.00         ZZ
                                         360        138,570.00          1
    428 QUAIL DRIVE                    7.875          1,004.73         80
                                       7.625          1,004.73      173,213.00
    ALLENTOWN        PA   18103          1            06/26/98         00
    0400121943                           05           08/01/98          0
    400121943                            O            07/01/28
    0


    1763886          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    8 CALLE ESPOLON                    7.375          1,187.96         80
                                       7.125          1,187.96      215,000.00
1


    R. SANTA MARGAR  CA   92688          2            06/16/98         00
    0410875579                           03           08/01/98          0
    410875579                            O            07/01/28
    0


    1763893          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
    9619 POINT VISTA PLACE             8.500            553.62         80
                                       8.250            553.62       90,000.00
    AUSTIN           TX   78753          1            06/18/98         00
    0410895221                           05           08/01/98          0
    410895221                            N            07/01/28
    0


    1763899          E22/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
    3721 SEVERN AVENUE                 8.000            980.31         80
                                       7.750            980.31      167,000.00
    CHARLOTTE        NC   28210          1            06/26/98         00
    0410898811                           05           08/01/98          0
    410898811                            O            07/01/28
    0


    1763915          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          4
    3312 BROADWAY AVENUE               8.750            786.70         80
                                       8.500            786.70      125,000.00
    WEST PALM BEACH  FL   33407          1            06/24/98         00
    0410888887                           05           08/01/98          0
    410888887                            N            07/01/28
    0


    1763932          E22/G02             F          106,250.00         ZZ
                                         360        106,250.00          4
    3316 BROADWAY AVENUE               8.875            845.37         85
                                       8.625            845.37      125,000.00
    WEST PALM BEACH  FL   33407          1            06/24/98         10
    0410888697                           05           08/01/98         20
    410888697                            N            07/01/28
    0


    1763972          E22/G02             F          339,200.00         ZZ
                                         360        339,200.00          1
    185 SCENIC ROAD                    7.875          2,459.44         80
                                       7.625          2,459.44      424,000.00
    FAIRFAX          CA   94930          1            06/24/98         00
    0410900351                           05           08/01/98          0
    410900351                            O            07/01/28
    0
1




    1763974          E22/G02             F          308,000.00         ZZ
                                         360        307,793.34          1
    115 WEST VALLEY VIEW               8.000          2,259.99         80
                                       7.750          2,259.99      385,000.00
    WOODLAND HILLS   UT   84653          2            05/27/98         00
    0410840375                           03           07/01/98          0
    410840375                            O            06/01/28
    0


    1763981          E22/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
    1380 STILLWATER DRIVE              8.000          2,171.94         80
                                       7.750          2,171.94      370,000.00
    MIAMI BEACH      FL   33141          1            06/25/98         00
    0410922777                           05           08/01/98          0
    410922777                            O            07/01/28
    0


    1763982          E22/G02             F          279,000.00         ZZ
                                         360        279,000.00          4
    5144 W. NELSON                     9.000          2,244.90         90
                                       8.750          2,244.90      310,000.00
    CHICAGO          IL   60014          1            06/26/98         04
    0410922769                           05           08/01/98         25
    410922769                            O            07/01/28
    0


    1763983          E22/G02             F           27,000.00         ZZ
                                         360         27,000.00          2
    8839 ANKERSON DRIVE                8.125            200.47         60
                                       7.875            200.47       45,500.00
    EL PASO          TX   77904          5            06/26/98         00
    0410912760                           05           08/01/98          0
    410912760                            N            07/01/28
    0


    1763992          573/G02             F          121,200.00         ZZ
                                         360        121,200.00          1
    2595 MOONSTONE DRIVE               8.625            942.69         80
                                       8.375            942.69      151,500.00
    SAN DIEGO        CA   92123          1            06/05/98         00
    0430873935                           05           08/01/98          0
    133075                               N            07/01/28
    0


    1763994          E22/G02             F          133,450.00         ZZ
                                         360        133,450.00          1
1


    7651 NORFOLK                       7.875            967.61         85
                                       7.625            967.61      157,000.00
    ONSTED           MI   49265          5            06/10/98         04
    0410899785                           05           08/01/98         12
    410899785                            O            07/01/28
    0


    1764000          E22/G02             F           43,100.00         ZZ
                                         360         43,100.00          1
    509 SOUTH AVENUE F                 8.125            320.02         65
                                       7.875            320.02       67,000.00
    ELGIN            TX   78621          2            06/22/98         00
    0410915862                           05           08/01/98          0
    410915862                            O            07/01/28
    0


    1764001          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    333 39TH STREET                    7.750            788.05         76
                                       7.500            788.05      145,000.00
    LINDENHURST      NY   11757          5            06/12/98         00
    0410834683                           05           08/01/98          0
    410834683                            O            07/01/28
    0


    1764005          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
    7117 LYNN LAKE DRIVE               7.875            485.80         80
                                       7.625            485.80       83,947.00
    SAN ANTONIO      TX   78244          1            06/24/98         00
    0410765853                           03           08/01/98          0
    410765853                            O            07/01/28
    0


    1764007          E22/G02             F           47,000.00         ZZ
                                         360         47,000.00          1
    875 AIRPORT RD #18                 8.000            344.87         55
                                       7.750            344.87       87,000.00
    CHAPEL HILL      NC   27514          1            06/17/98         00
    0410914394                           09           08/01/98          0
    410914394                            N            07/01/28
    0


    1764009          E22/G02             F          140,800.00         ZZ
                                         360        140,800.00          1
    8762 SW 143 STREET                 7.750          1,008.71         80
                                       7.500          1,008.71      176,000.00
    MIAMI            FL   33176          1            06/24/98         00
    0410915847                           05           08/01/98          0
1


    410915847                            O            07/01/28
    0


    1764010          E22/G02             F          135,500.00         ZZ
                                         360        135,500.00          1
    463 MT. HOPE RD.                   7.750            970.74         73
                                       7.500            970.74      187,000.00
    ROCKAWAY TOWNSH  NJ   07885          2            06/12/98         00
    0410833685                           05           08/01/98          0
    410833685                            O            07/01/28
    0


    1764012          E22/G02             F           66,800.00         ZZ
                                         360         66,718.79          2
    11702-706 E 83RD STREET NORTH      8.500            513.63         90
                                       8.250            513.63       74,250.00
    OWASSO           OK   74055          1            04/10/98         04
    0410811152                           05           06/01/98         25
    410811152                            N            05/01/28
    0


    1764015          E22/G02             F          295,500.00         ZZ
                                         360        295,500.00          1
    3835 HOUGH ROAD                    7.875          2,142.58         57
                                       7.625          2,142.58      520,000.00
    DRYDEN TWP       MI   48455          5            06/19/98         00
    0410912844                           05           08/01/98          0
    410912844                            O            07/01/28
    0


    1764018          E22/G02             F          179,100.00         ZZ
                                         360        178,973.60          1
    113 LAURENS WAY NORTH              7.750          1,283.09         80
                                       7.500          1,283.09      223,900.00
    HENDERSONVILLE   TN   37075          1            05/12/98         00
    0410827661                           05           07/01/98          0
    410827661                            O            06/01/28
    0


    1764020          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          2
    588-A & 588 HOLMES BOULEV          8.250            439.49         90
                                       8.000            439.49       65,000.00
    GRETNA           LA   70056          1            06/25/98         04
    0410912828                           05           08/01/98         25
    410912828                            N            07/01/28
    0


1


    1764022          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    1975 THOMAS AVENUE                 9.250            888.49         90
                                       9.000            888.49      120,000.00
    BERKLEY          MI   48072          1            06/10/98         04
    0410896609                           05           08/01/98         25
    410896609                            N            07/01/28
    0


    1764023          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    435 SUMMIT AVENUE EAST             7.750            931.34         80
    UNIT 201                           7.500            931.34      162,500.00
    SEATTLE          WA   98102          1            06/17/98         00
    0410886527                           01           08/01/98          0
    410886527                            O            07/01/28
    0


    1764026          J33/G02             F          123,200.00         ZZ
                                         360        123,200.00          1
    52 WELLINGTON WAY                  7.875            893.29         80
                                       7.625            893.29      154,000.00
    ROME             GA   30161          1            06/15/98         00
    0430875641                           05           08/01/98          0
    9852020098                           O            07/01/28
    0


    1764031          E22/G02             F           63,950.00         ZZ
                                         360         63,911.26          1
    3123 N. 55TH STREET                8.500            491.72         80
                                       8.250            491.72       79,950.00
    KANSAS CITY      KS   66104          1            05/26/98         00
    0410883045                           05           07/01/98          0
    410883045                            O            06/01/28
    0


    1764032          G52/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
    5466 OAK RIDGE DRIVE               8.250            555.94         87
                                       8.000            555.94       86,000.00
    TUCSON           AZ   85746          1            06/17/98         10
    0430874487                           03           08/01/98         25
    99000865                             N            07/01/28
    0


    1764056          E26/G02             F           35,750.00         ZZ
                                         360         35,725.39          1
    5163 VILLAGE ROW DRIVE             7.875            259.22         65
                                       7.625            259.22       55,000.00
1


    SAN ANTONIO      TX   78218          5            05/14/98         00
    0430877589                           05           07/01/98          0
    32800096                             N            06/01/28
    0


    1764058          E26/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
    165 FAIRFAX STREET                 7.875          1,566.15         80
                                       7.625          1,566.15      270,000.00
    DENVER           CO   80220          5            06/17/98         00
    0430871533                           05           08/01/98          0
    32800216                             O            07/01/28
    0


    1764061          E26/G02             F           44,100.00         ZZ
                                         360         44,073.27          1
    2405 BOULDERCLIFF WAY              8.500            339.10         70
                                       8.250            339.10       63,000.00
    ATLANTA          GA   30316          5            05/22/98         00
    0430877332                           05           07/01/98          0
    33800593                             N            06/01/28
    0


    1764062          E26/G02             F           34,100.00         ZZ
                                         360         34,076.53          1
    923 WESTLEAF                       7.875            247.25         65
                                       7.625            247.25       52,500.00
    SAN ANTONIO      TX   78227          5            05/14/98         00
    0430871590                           05           07/01/98          0
    32800094                             N            06/01/28
    0


    1764063          E26/G02             F          112,050.00         ZZ
                                         360        111,980.35          1
    1134 PINEWOOD COURT                8.375            851.67         90
                                       8.125            851.67      124,500.00
    NEWBERRY         SC   29108          1            05/28/98         11
    0430877274                           05           07/01/98         25
    33800537                             N            06/01/28
    0


    1764066          E26/G02             F          112,950.00         ZZ
                                         360        112,883.31          4
    3414 WILLOWRUN DRIVE               8.625            878.52         90
                                       8.375            878.52      125,500.00
    AUSTIN           TX   78704          1            05/12/98         11
    0430877605                           05           07/01/98         25
    32800080                             N            06/01/28
    0
1




    1764088          498/G02             F           87,300.00         ZZ
                                         360         87,300.00          1
    3160 LINDEN DRIVE                  8.500            671.27         90
                                       8.250            671.27       97,000.00
    LAWRENCEVILLE    GA   30044          1            06/23/98         12
    0430879262                           05           08/01/98         25
    1547609                              N            07/01/28
    0


    1764117          225/225             F           82,450.00         ZZ
                                         360         82,393.26          1
    3920 FAIRWAY DRIVE                 7.875            597.82         85
                                       7.625            597.82       97,000.00
    FLORISSANT       MO   63033          5            05/08/98         04
    7021639                              05           07/01/98         17
    7021639                              O            06/01/28
    0


    1764119          225/225             F           90,000.00         ZZ
                                         360         90,000.00          2
    5540 35TH AVENUE                   7.875            652.57         67
                                       7.625            652.57      135,000.00
    KENOSHA          WI   53144          2            06/03/98         00
    7028539                              05           08/01/98          0
    7028539                              O            07/01/28
    0


    1764128          E22/G02             F          100,125.00         ZZ
                                         360        100,125.00          1
    8631 22ND AVENUE SOUTHWEST         8.125            743.43         75
                                       7.875            743.43      133,500.00
    SEATTLE          WA   98106          5            06/02/98         00
    0410895585                           05           08/01/98          0
    410895585                            O            07/01/28
    0


    1764129          E22/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
    22546 CIEZA                        7.375          1,111.99         64
                                       7.125          1,111.99      253,000.00
    MISSION VIEJO    CA   92691          2            06/01/98         00
    0410828974                           05           08/01/98          0
    410828974                            O            07/01/28
    0


    1764131          E22/G02             F           25,000.00         ZZ
                                         360         25,000.00          1
1


    1210 WEST BOULEVARD                8.875            198.91         90
                                       8.625            198.91       27,780.00
    LEWISTOWN        MT   59457          1            06/03/98         04
    0410854004                           05           08/01/98         25
    410854004                            N            07/01/28
    0


    1764132          225/225             F           51,750.00         ZZ
                                         360         51,750.00          1
    4301 SHAMROCK LANE                 8.500            397.92         75
    #1B                                8.250            397.92       69,000.00
    MCHENRY          IL   60050          1            06/16/98         00
    7022379                              01           08/01/98          0
    7022379                              O            07/01/28
    0


    1764136          E22/G02             F          171,500.00         ZZ
                                         360        171,500.00          4
    1453 A, B, C & D WEST 157TH ST     7.750          1,228.65         70
                                       7.500          1,228.65      245,000.00
    GARDENA          CA   90247          2            06/01/98         00
    0410859565                           05           08/01/98          0
    410859565                            N            07/01/28
    0


    1764139          225/225             F           60,750.00         ZZ
                                         360         60,663.95          1
    403 DUNCAN WAY                     7.750            435.23         90
                                       7.500            435.23       67,500.00
    WYLIE            TX   75098          1            04/28/98         04
    7015538                              05           06/01/98         25
    7015538                              N            05/01/28
    0


    1764151          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
    215 MORE AVENUE                    8.500          3,075.65         73
                                       8.250          3,075.65      550,000.00
    LOS GATOS        CA   95030          1            06/02/98         00
    0410877815                           05           08/01/98          0
    410877815                            O            07/01/28
    0


    1764159          638/G02             F          190,800.00         ZZ
                                         360        190,800.00          2
    3157 W 85TH STREET                 8.750          1,501.02         90
                                       8.500          1,501.02      212,000.00
    CHICAGO          IL   60652          1            06/16/98         10
    0430878348                           05           08/01/98         25
1


    8736015                              N            07/01/28
    0


    1764171          638/G02             F           83,700.00         ZZ
                                         360         83,700.00          1
    1307 SOUTH LAKE PARK AVENUE        8.625            651.01         90
                                       8.375            651.01       93,000.00
    HOBART           IN   46342          1            06/10/98         04
    0430877936                           05           08/01/98         25
    8753955                              N            07/01/28
    0


    1764172          638/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    3743 WEST LIBBY STREET             7.750            458.50         80
                                       7.500            458.50       80,000.00
    GLENDALE         AZ   85308          1            06/17/98         00
    0430877860                           05           08/01/98          0
    8755714                              O            07/01/28
    0


    1764175          638/G02             F           54,150.00         ZZ
                                         360         54,150.00          1
    805 NORTH 4TH AVENUE #809          8.500            416.37         95
                                       8.250            416.37       57,000.00
    PHOENIX          AZ   85003          1            06/12/98         10
    0430877779                           01           08/01/98         30
    8755622                              O            07/01/28
    0


    1764176          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    441 RIDGE VIEW DRIVE               7.875            754.07         80
                                       7.625            754.07      130,000.00
    PLEASANT HILL    CA   94523          1            06/02/98         00
    0410781900                           09           08/01/98          0
    410781900                            O            07/01/28
    0


    1764222          964/G02             F          279,200.00         ZZ
                                         360        279,200.00          1
    25 WOODLAND PLACE                  7.750          2,000.22         80
                                       7.500          2,000.22      349,000.00
    SAN RAFAEL       CA   94901          1            06/05/98         00
    0430882381                           05           08/01/98          0
    37736                                O            07/01/28
    0


1


    1764240          G52/G02             F           65,800.00         ZZ
                                         360         65,800.00          1
    7970 EAST CAMELBACK BUILDIN 29     8.000            482.82         70
    #211                               7.750            482.82       94,000.00
    SCOTTSDALE       AZ   85251          1            06/16/98         00
    0430874339                           08           08/01/98          0
    98500967                             N            07/01/28
    0


    1764247          003/G02             F          109,050.00         ZZ
                                         360        109,050.00          1
    4102 CHANTICLEER DRIVE NW          7.625            771.85         86
                                       7.375            771.85      127,750.00
    KENNESAW         GA   30152          1            06/19/98         10
    0430880120                           05           08/01/98         25
    10091411                             N            07/01/28
    0


    1764253          K72/G02             F          548,000.00         ZZ
                                         360        548,000.00          1
    9545 DALEGROVE DRIVE               7.500          3,831.70         80
                                       7.250          3,831.70      685,000.00
    BEVERLY HILLS    CA   90210          1            06/18/98         00
    0430884049                           05           08/01/98          0
    VAL440                               O            07/01/28
    0


    1764270          B60/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
    2006 OAK STREET                    7.125          2,290.64         80
                                       6.875          2,290.64      425,000.00
    SOUTH PASADENA   CA   91030          1            05/29/98         00
    0430880203                           05           08/01/98          0
    251492                               O            07/01/28
    0


    1764274          731/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    995 TERRITORIAL STREET             7.625          1,132.47         80
                                       7.375          1,132.47      200,000.00
    HARRISBURG       OR   97446          5            06/10/98         00
    0430877506                           05           08/01/98          0
    921681309                            O            07/01/28
    0


    1764278          E82/G02             F           17,500.00         ZZ
                                         360         17,500.00          1
    315 HILL STREET                    8.625            136.11         70
                                       8.375            136.11       25,000.00
1


    RICHMOND         KY   40475          5            06/22/98         00
    0400084950                           05           08/01/98          0
    400084950                            N            07/01/28
    0


    1764284          J83/G02             F          274,000.00         ZZ
                                         360        274,000.00          1
    148 WINDSOR LANE                   7.875          1,986.70         59
                                       7.625          1,986.70      465,000.00
    PELHAM           AL   35124          5            06/19/98         00
    0430884593                           05           08/01/98          0
    258770                               O            07/01/28
    0


    1764295          E82/G02             F           79,500.00         ZZ
                                         360         79,500.00          1
    1425 SOUTH LINDSAY ROAD            8.125            590.29         80
    UNIT #59                           7.875            590.29       99,400.00
    MESA             AZ   85204          1            06/26/98         00
    0400122438                           05           08/01/98          0
    400122438                            O            07/01/28
    0


    1764316          387/387             F           50,000.00         ZZ
                                         360         49,964.71          1
    2940 EAST 4TH AVENUE               7.750            358.21         80
                                       7.500            358.21       62,500.00
    DURANGO          CO   81301          1            05/29/98         00
    1440148                              05           07/01/98          0
    1440148                              O            06/01/28
    0


    1764377          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          2
    9805 ARBERDEEN WAY                 8.500            522.86         80
                                       8.250            522.86       85,000.00
    AUSTIN           TX   78753          1            06/18/98         00
    0410895262                           05           08/01/98          0
    410895262                            N            07/01/28
    0


    1764385          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    2807 QUINCY STREET NE              7.375            635.42         80
                                       7.125            635.42      115,000.00
    ALBUQUERQUE      NM   87110          5            06/18/98         00
    0410899660                           05           08/01/98          0
    410899660                            O            07/01/28
    0
1




    1764437          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          4
    5469-5475 MISTY LANE               8.500            645.89         70
                                       8.250            645.89      120,000.00
    HUBER HEIGHTS    OH   45424          5            06/17/98         00
    0410879035                           05           08/01/98          0
    410879035                            N            07/01/28
    0


    1764450          E22/G02             F           50,900.00         ZZ
                                         360         50,900.00          1
    937 ESTES DRIVE                    7.750            364.65         71
                                       7.500            364.65       72,000.00
    ATLANTA          GA   30310          2            06/15/98         00
    0410899132                           05           08/01/98          0
    410899132                            N            07/01/28
    0


    1764483          354/354             F          220,000.00         ZZ
                                         360        218,734.39          4
    125 CINNAMON DRIVE                 8.375          1,672.16         80
                                       8.125          1,672.16      275,000.00
    SATELLITE BEACH  FL   32937          2            09/30/97         00
    25524323                             05           11/01/97          0
    25524323                             N            10/01/27
    0


    1764485          354/354             F          280,000.00         ZZ
                                         360        279,603.47          1
    351 MONROE DRIVE                   7.750          2,005.96         56
                                       7.500          2,005.96      500,000.00
    PALO ALTO        CA   94306          2            04/01/98         00
    26188565                             05           06/01/98          0
    26188565                             N            05/01/28
    0


    1764486          354/354             F          358,500.00         ZZ
                                         360        357,979.39          1
    5315 BROWNSVILLE ROAD              7.625          2,537.45         66
                                       7.375          2,537.45      550,000.00
    POWDER SPRINGS   GA   30127          2            04/10/98         00
    26201764                             05           06/01/98          0
    26201764                             N            05/01/28
    0


    1764487          354/354             F          255,000.00         ZZ
                                         360        254,647.87          1
1


    2820 OAKMONT DRIVE                 7.875          1,848.93         75
                                       7.625          1,848.93      340,000.00
    SAN BRUNO        CA   94066          1            04/28/98         00
    263889                               05           06/01/98          0
    263889                               N            05/01/28
    0


    1764493          E22/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
    5733 NATCHEZ TRACE ROAD            7.750          1,303.87         79
                                       7.500          1,303.87      232,000.00
    FRANKLIN         TN   37064          5            06/12/98         00
    0410905558                           05           08/01/98          0
    410905558                            O            07/01/28
    0


    1764496          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    27 BRIAR CIRCLE                    8.625            964.46         68
                                       8.375            964.46      185,000.00
    GREEN BROOK      NJ   08812          2            06/12/98         00
    0410871792                           05           08/01/98          0
    410871792                            O            07/01/28
    0


    1764497          E22/G02             F          135,200.00         ZZ
                                         360        135,200.00          1
    7730 HIGHWAY 9                     7.375            933.79         80
                                       7.125            933.79      169,000.00
    BEN LOMOND       CA   95005          1            06/01/98         00
    0410878581                           05           08/01/98          0
    410878581                            O            07/01/28
    0


    1764504          E22/G02             F           85,400.00         ZZ
                                         360         85,400.00          1
    13426 FOREST GLEN ROAD             8.000            626.63         70
                                       7.750            626.63      122,000.00
    WOODBRIDGE       VA   22191          2            06/16/98         00
    0410891717                           05           08/01/98          0
    410891717                            N            07/01/28
    0


    1764509          F30/G02             F          253,000.00         ZZ
                                         360        253,000.00          1
    2710 GLEN AMADOR CT                7.875          1,834.43         73
                                       7.625          1,834.43      350,000.00
    SAN JOSE         CA   95148          2            06/10/98         00
    0430874651                           05           08/01/98          0
1


    80468                                N            07/01/28
    0


    1764510          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          2
    3755 SOUTH LA SALLE AVENU          8.250          1,051.77         80
                                       8.000          1,051.77      175,000.00
    LOS ANGELES      CA   90018          1            06/05/98         00
    0410768840                           05           08/01/98          0
    410768840                            O            07/01/28
    0


    1764523          E22/G02             F           61,000.00         ZZ
                                         360         61,000.00          1
    96 VILLAGE GREEN WAY, UNIT #96     9.000            490.82         90
                                       8.750            490.82       68,450.00
    HAZLET           NJ   07730          1            06/17/98         10
    0410869861                           01           08/01/98         25
    410869861                            N            07/01/28
    0


    1764532          G34/G02             F          211,500.00         ZZ
                                         360        211,378.31          3
    152 CENTRAL STREET                 8.750          1,663.88         90
                                       8.500          1,663.88      235,000.00
    SOMERVILLE       MA   02143          1            05/22/98         11
    0430877795                           05           07/01/98         25
    80585085                             O            06/01/28
    0


    1764556          E45/G02             F          170,100.00         ZZ
                                         360        169,991.54          1
    915 CLUB CHASE COURT               8.250          1,277.90         90
                                       8.000          1,277.90      189,000.00
    ROSWELL          GA   30076          1            05/18/98         10
    0430881797                           05           07/01/98         25
    39035                                N            06/01/28
    0


    1764557          134/G02             F          328,800.00         ZZ
                                         360        328,800.00          1
    2160 STONY HILL ROAD               8.625          2,557.38         54
                                       8.375          2,557.38      610,000.00
    BOULDER          CO   80303          5            06/10/98         00
    0430874016                           03           08/01/98          0
    59303641                             O            07/01/28
    0


1


    1764558          811/G02             F          287,470.00         ZZ
                                         360        287,470.00          1
    1621 SAND KEY ESTATES COURT        7.000          1,912.55         80
                                       6.750          1,912.55      359,338.00
    CLEARWATER       FL   33767          1            06/18/98         00
    0430884288                           03           08/01/98          0
    80100441                             O            07/01/28
    0


    1764559          450/G02             F          141,000.00         ZZ
                                         360        141,000.00          2
    519 BROADWAY                       8.250          1,059.29         55
                                       8.000          1,059.29      260,000.00
    SANTA CRUZ       CA   95062          5            06/03/98         00
    0430881623                           05           08/01/98          0
    4505830                              N            07/01/28
    0


    1764562          822/G02             F           35,100.00         ZZ
                                         360         35,077.04          1
    139 LINTON STREET                  8.125            260.62         90
                                       7.875            260.62       39,000.00
    PHILADELPHIA     PA   19120          1            05/14/98         11
    0430873794                           07           07/01/98         25
    3636001248                           N            06/01/28
    0


    1764563          950/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
    16637 SOUTHEAST 10TH STREET        7.500          1,426.40         80
                                       7.250          1,426.40      255,000.00
    BELLEVUE         WA   98008          3            06/16/98         00
    0430881060                           05           08/01/98          0
    W069813                              O            07/01/28
    0


    1764564          573/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
    26721 POTOMAC DRIVE                7.500            454.49         69
                                       7.250            454.49       95,000.00
    SUN CITY         CA   92586          1            06/01/98         00
    0430879478                           05           08/01/98          0
    132018                               O            07/01/28
    0


    1764589          964/G02             F          138,300.00         ZZ
                                         360        138,300.00          1
    742 PALM AVENUE                    7.250            943.45         80
                                       7.000            943.45      172,900.00
1


    MARTINEZ         CA   94553          1            06/16/98         00
    0430871855                           05           08/01/98          0
    37715                                O            07/01/28
    0


    1764599          E22/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
    25851 DOUGLASS AVE                 7.750          1,103.27         44
                                       7.500          1,103.27      350,000.00
    MURRIETA         CA   92562          2            06/02/98         00
    0410896047                           05           08/01/98          0
    410896047                            O            07/01/28
    0


    1764616          638/G02             F          124,100.00         ZZ
                                         360        124,100.00          1
    774 WEST 1200 NORTH                8.250            932.32         85
                                       8.000            932.32      146,000.00
    OREM             UT   84057          5            06/19/98         10
    0430877977                           05           08/01/98         12
    8759865                              O            07/01/28
    0


    1764629          E01/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
    83-18 248TH STREET                 8.500          1,557.05         90
                                       8.250          1,557.05      225,000.00
    BELLEROSE        NY   11426          1            06/25/98         12
    0430878900                           05           08/01/98         25
    982930                               O            07/01/28
    0


    1764639          E22/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
    4928 ALAMEDA DRIVE                 8.375          1,702.56         80
                                       8.125          1,702.56      280,000.00
    OCEANSIDE        CA   92056          1            06/02/98         00
    0410814073                           05           08/01/98          0
    410814073                            O            07/01/28
    0


    1764641          E22/G02             F          224,750.00         ZZ
                                         360        224,595.33          1
    47 FINCA                           7.875          1,629.59         79
                                       7.625          1,629.59      285,000.00
    SAN CLEMENTE     CA   92672          2            05/26/98         00
    0410863294                           03           07/01/98          0
    410863294                            O            06/01/28
    0
1




    1764643          E22/G02             F          188,100.00         ZZ
                                         360        188,100.00          1
    160 SAN TROPEZ DRIVE               7.375          1,299.16         80
                                       7.125          1,299.16      235,185.00
    HOLLISTER        CA   95023          1            06/03/98         00
    0410866503                           05           08/01/98          0
    410866503                            O            07/01/28
    0


    1764649          003/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
    2800 NE 35 STREET                  8.250          1,878.17         77
                                       8.000          1,878.17      326,000.00
    FORT LAUDERDALE  FL   33306          1            06/24/98         00
    0430881383                           05           08/01/98          0
    10499093                             N            07/01/28
    0


    1764651          225/225             F           81,600.00         ZZ
                                         360         81,600.00          1
    402 ROCKY'S ROAD                   8.375            620.22         80
                                       8.125            620.22      102,000.00
    AKRON            OH   44319          1            06/05/98         00
    7027123                              01           08/01/98          0
    7027123                              O            07/01/28
    0


    1764656          225/225             F          105,000.00         ZZ
                                         360        105,000.00          1
    11948 ROUTE 71                     8.125            779.63         64
                                       7.875            779.63      165,000.00
    YORKVILLE        IL   60560          1            06/12/98         00
    7029595                              05           08/01/98          0
    7029595                              O            07/01/28
    0


    1764659          225/225             F          111,150.00         ZZ
                                         360        111,079.12          2
    127-131 FALCON AVENUE              8.250            835.04         90
                                       8.000            835.04      123,500.00
    LONG BEACH       CA   90802          1            05/26/98         04
    7022209                              05           07/01/98         25
    7022209                              N            06/01/28
    0


    1764664          225/225             F          297,000.00         ZZ
                                         360        296,629.49          1
1


    2936 ARLINGTON AVENUE              8.375          2,257.42         80
                                       8.125          2,257.42      375,000.00
    HIGHLAND PARK    IL   60035          2            04/30/98         00
    0000                                 05           06/01/98          0
    0000                                 O            05/01/28
    0


    1764688          134/G02             F           33,950.00         ZZ
                                         240         33,895.85          1
    4218 SHERWOOD DRIVE                8.500            294.63         69
                                       8.250            294.63       49,500.00
    ABILENE          TX   79606          5            06/02/98         00
    0430876912                           05           07/01/98          0
    59338966                             N            06/01/18
    0


    1764696          134/G02             F           83,500.00         ZZ
                                         360         83,500.00          1
    3285 CRIPPLE CREEK TRAIL           8.500            642.05         64
                                       8.250            642.05      132,000.00
    BOULDER          CO   80303          5            06/04/98         00
    0430879882                           01           08/01/98          0
    59305807                             O            07/01/28
    0


    1764710          134/G02             F          127,500.00         ZZ
                                         360        127,422.75          1
    2928 N BIGELOW                     8.500            980.37         75
                                       8.250            980.37      170,000.00
    PEORIA           IL   61604          1            05/29/98         00
    0430876854                           05           07/01/98          0
    59335783                             O            06/01/28
    0


    1764712          624/G02             F          150,400.00         ZZ
                                         360        150,400.00          1
    2921 HARRIS PLACE SOUTH            7.875          1,090.50         80
                                       7.625          1,090.50      188,000.00
    SEATTLE          WA   98144          1            06/19/98         00
    0430875005                           05           08/01/98          0
    85040880983                          O            07/01/28
    0


    1764727          822/G02             F           45,000.00         ZZ
                                         360         44,970.56          1
    124 NORTH CHURCH STREET            8.125            334.13         90
                                       7.875            334.13       50,000.00
    PARKESBURG       PA   19365          1            05/29/98         01
    0430876961                           05           07/01/98         25
1


    0136085783                           N            06/01/28
    0


    1764764          561/561             F          105,750.00         ZZ
                                         360        105,750.00          1
    3415 ROCKAWAY AVENUE               7.875            766.77         90
                                       7.625            766.77      117,500.00
    ANNAPOLIS        MD   21403          1            06/17/98         12
    9377763                              05           08/01/98         25
    9377763                              N            07/01/28
    0


    1764773          637/G02             F          104,900.00         ZZ
                                         360        104,825.96          1
    1175 CHESSINGTON CIRCLE            7.750            751.52         70
                                       7.500            751.52      149,900.00
    HEATHROW         FL   32746          3            05/29/98         00
    0430873620                           03           07/01/98          0
    0010316453                           N            06/01/28
    0


    1764791          209/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
    4681 LINVILLE AVENUE               8.500            546.70         90
                                       8.250            546.70       79,000.00
    KERNERSVILLE     NC   27284          1            06/10/98         04
    0430879197                           05           08/01/98         25
    987071756                            O            07/01/28
    0


    1764839          964/G02             F          311,000.00         ZZ
                                         360        311,000.00          1
    40 ROCKROSE                        7.875          2,254.97         80
                                       7.625          2,254.97      390,000.00
    ALISO VIEJO ARE  CA   92656          2            06/15/98         00
    0430882340                           05           08/01/98          0
    37929                                O            07/01/28
    0


    1764846          940/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    2185 DEBORAH WAY                   7.500          1,314.53         80
                                       7.250          1,314.53      235,000.00
    UPLAND           CA   91784          1            06/16/98         00
    0430873737                           05           08/01/98          0
    53520                                O            07/01/28
    0


1


    1764900          676/676             F          250,000.00         ZZ
                                         360        250,000.00          2
    1268/1268A ALEWA DRIVE             7.750          1,791.04         47
                                       7.500          1,791.04      535,000.00
    HONOLULU         HI   96817          5            06/05/98         00
    8501300335                           05           08/01/98          0
    8501300335                           O            07/01/28
    0


    1764906          957/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
    1208 BRIARWOOD DRIVE               8.375            547.26         80
                                       8.125            547.26       90,000.00
    GARLAND          TX   75041          1            06/26/98         00
    0430879866                           05           08/01/98          0
    287072                               O            07/01/28
    0


    1764924          420/G02             F          266,200.00         ZZ
                                         360        266,200.00          1
    9530 ALCOSTA BOULEVARD             7.750          1,907.09         78
                                       7.500          1,907.09      345,000.00
    SAN RAMON        CA   94583          2            06/16/98         00
    0430875559                           05           08/01/98          0
    0000375071                           O            07/01/28
    0


    1764933          462/G02             F           66,650.00         ZZ
                                         360         66,650.00          1
    824 VIA BIANCA DRIVE               7.875            483.26         59
                                       7.625            483.26      113,000.00
    DAVENPORT        FL   33837          1            06/18/98         00
    0430879973                           03           08/01/98          0
    0005129408                           O            07/01/28
    0


    1764944          E22/G02             F          119,200.00         ZZ
                                         360        119,200.00          2
    7033 & 7035 KINGSBURY DRI          8.250            895.51         80
                                       8.000            895.51      149,000.00
    DALLAS           TX   75231          1            06/19/98         00
    0410918387                           05           08/01/98          0
    410918387                            N            07/01/28
    0


    1764947          E22/G02             F           70,200.00         ZZ
                                         360         70,200.00          2
    6826 PRAIRIE                       9.000            564.85         90
                                       8.750            564.85       78,000.00
1


    CHICAGO          IL   60637          1            06/18/98         04
    0410896146                           05           08/01/98         25
    410896146                            N            07/01/28
    0


    1764992          637/G02             F           77,400.00         ZZ
                                         360         77,355.47          2
    4912 24TH STEET WEST               8.750            608.91         90
                                       8.500            608.91       86,000.00
    BRADENTON        FL   34207          1            06/03/98         01
    0430873323                           05           07/01/98         25
    12102489                             N            06/01/28
    0


    1765018          E22/G02             F          123,550.00         ZZ
                                         360        123,550.00          4
    2433 7TH STREET                    8.125            917.36         75
                                       7.875            917.36      164,750.00
    BERKELEY         CA   94710          1            05/28/98         00
    0410855027                           05           08/01/98          0
    410855027                            N            07/01/28
    0


    1765022          E22/G02             F          123,550.00         ZZ
                                         360        123,550.00          4
    2431 7TH STREET                    8.125            917.36         75
                                       7.875            917.36      164,750.00
    BERKELEY         CA   94710          1            05/28/98         00
    0410854996                           05           08/01/98          0
    410854996                            N            07/01/28
    0


    1765046          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
    973 EDEN AVENUE                    7.625          2,548.06         80
                                       7.375          2,548.06      450,000.00
    SAN JOSE         CA   95117          5            06/02/98         00
    0410860191                           05           08/01/98          0
    410860191                            O            07/01/28
    0


    1765047          E22/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
    4094 LUPINE DRIVE                  7.875          2,668.26         80
                                       7.625          2,668.26      460,000.00
    VAIL             CO   81657          5            06/08/98         00
    0410869499                           05           08/01/98          0
    410869499                            O            07/01/28
    0
1




    1765111          893/G02             F          191,250.00         ZZ
                                         360        191,250.00          1
    2107 ROGERS WAY                    7.375          1,320.92         75
                                       7.125          1,320.92      255,000.00
    SANTA ROSA       CA   95404          5            06/22/98         00
    0430880393                           05           08/01/98          0
    98062208                             O            07/01/28
    0


    1765187          H35/G02             F          105,600.00         T
                                         360        105,530.92          1
    238 CORALWOOD COURT                8.125            784.08         80
                                       7.875            784.08      132,055.00
    KISSIMME         FL   34743          1            05/11/98         00
    0430877852                           05           07/01/98          0
    0010926                              O            06/01/28
    0


    1765202          B75/G02             F          298,800.00         ZZ
                                         360        298,628.09          2
    226 NORTH GROVE AVENUE             8.750          2,350.66         90
                                       8.500          2,350.66      332,000.00
    OAK PARK         IL   60302          1            05/28/98         11
    0430888438                           05           07/01/98         25
    7700693                              O            06/01/28
    0


    1765286          624/G02             F          108,400.00         ZZ
                                         360        108,400.00          1
    7140 29TH AVENUE SOUTHWEST         8.125            804.87         90
                                       7.875            804.87      120,500.00
    SEATTLE          WA   98126          1            06/17/98         01
    0430877548                           05           08/01/98         25
    85040880973                          O            07/01/28
    0


    1765303          B90/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
    217 HOLLISTER AVENUE               8.375            352.29         90
                                       8.125            352.29       51,500.00
    ROCKFORD         IL   61108          1            06/24/98         10
    0430874685                           05           08/01/98         25
    0277467                              O            07/01/28
    0


    1765364          638/G02             F           89,250.00         ZZ
                                         360         89,250.00          1
1


    5175 SOUTH 4660 WEST               8.125            662.68         85
                                       7.875            662.68      105,000.00
    SALT LAKE CITY   UT   84118          5            06/19/98         10
    0430879817                           05           08/01/98         12
    8760510                              O            07/01/28
    0


    1765377          638/G02             F           67,950.00         ZZ
                                         360         67,950.00          1
    103 D JUBILEE HILLS DRIVE          8.750            534.56         90
                                       8.500            534.56       75,500.00
    WILDWOOD         MO   63040          1            06/05/98         10
    0430879890                           01           08/01/98         25
    8754187                              N            07/01/28
    0


    1765415          134/G02             F           85,000.00         ZZ
                                         360         84,951.09          1
    2834 COLON DRIVE                   8.750            668.70         68
                                       8.500            668.70      125,000.00
    COPLEY           OH   44321          5            05/22/98         00
    0430879858                           05           07/01/98          0
    59289687                             N            06/01/28
    0


    1765433          134/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    2020 RICHARD ROAD                  7.750            917.01         80
                                       7.500            917.01      160,000.00
    JENNINGS         LA   70546          1            06/16/98         00
    0430879809                           05           08/01/98          0
    7298989                              O            07/01/28
    0


    1765443          638/G02             F          365,000.00         ZZ
                                         360        365,000.00          1
    814 SOUTH RIDGELEY DRIVE           8.000          2,678.24         77
                                       7.750          2,678.24      477,000.00
    LOS ANGELES      CA   90036          2            06/03/98         00
    0430879916                           05           08/01/98          0
    8718928                              O            07/01/28
    0


    1765458          638/G02             F           88,000.00         ZZ
                                         360         87,946.69          1
    989 7TH STREET                     8.500            676.64         80
                                       8.250            676.64      110,000.00
    SAN JACINTO      CA   92582          1            05/21/98         00
    0430879700                           05           07/01/98          0
1


    8745392                              N            06/01/28
    0


    1765465          420/G02             F          296,250.00         ZZ
                                         360        296,250.00          1
    18241 LAMSON ROAD                  8.000          2,173.78         75
                                       7.750          2,173.78      395,000.00
    CASTRO VALLEY    CA   94546          1            06/09/98         00
    0430875831                           05           08/01/98          0
    380485                               O            07/01/28
    0


    1765508          375/G02             F           97,750.00         ZZ
                                         360         97,677.45          1
    6037 S GOVE STREET                 7.500            683.49         85
                                       7.250            683.49      115,000.00
    TACOMA           WA   98409          5            05/14/98         14
    0430877183                           05           07/01/98         12
    739586                               O            06/01/28
    0


    1765509          375/G02             F           63,000.00         ZZ
                                         360         62,960.84          1
    2229 DELAWARE                      8.375            478.85         90
                                       8.125            478.85       70,000.00
    JOPLIN           MO   64804          1            05/21/98         11
    0430876870                           05           07/01/98         25
    0047167432                           N            06/01/28
    0


    1765513          375/G02             F          103,500.00         ZZ
                                         360        103,374.15          1
    6760 LEYDEN STREET                 8.500            795.83         90
                                       8.250            795.83      115,000.00
    COMMERCE CITY    CO   80022          1            05/04/98         14
    0430877027                           05           06/01/98         25
    747691                               N            05/01/28
    0


    1765517          375/G02             F          166,600.00         T
                                         360        166,499.07          1
    5225 COLLINS AVENUE                8.500          1,281.01         70
    UNIT #418                          8.250          1,281.01      238,000.00
    MIAMI BEACH      FL   33140          1            05/21/98         00
    0430876714                           06           07/01/98          0
    746927                               O            06/01/28
    0


1


    1765592          225/225             F          160,000.00         ZZ
                                         360        160,000.00          2
    229-241 SKYLINE DRIVE              7.750          1,146.26         54
                                       7.500          1,146.26      300,000.00
    THOUSAND OAKS    CA   91362          5            06/06/98         00
    7027076                              05           08/01/98          0
    7027076                              N            07/01/28
    0


    1765674          225/225             F          234,000.00         ZZ
                                         360        234,000.00          1
    13382 HIDDEN COVE LANE NE          7.750          1,676.41         80
                                       7.500          1,676.41      293,500.00
    BAINBRIDGE ISLA  WA   98110          1            06/08/98         00
    7032105                              05           08/01/98          0
    7032105                              O            07/01/28
    0


    1765713          134/G02             F           81,600.00         ZZ
                                         360         81,543.84          1
    2420 YORKTOWN ROAD                 7.875            591.66         80
                                       7.625            591.66      102,000.00
    COLORADO SPRING  CO   80907          1            06/03/98         00
    0430879163                           05           07/01/98          0
    59304787                             O            06/01/28
    0


    1765769          961/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
    837 SILLIMAN STREET                7.375          1,830.29         79
                                       7.125          1,830.29      338,000.00
    SAN FRANCISCO    CA   94134          1            06/04/98         00
    0430881029                           05           08/01/98          0
    09111342                             O            07/01/28
    0


    1765840          E22/G02             F          198,000.00         ZZ
                                         360        198,000.00          4
    6 MOUNT VERNON AVENUE              8.875          1,575.38         85
                                       8.625          1,575.38      233,000.00
    BLOOMFIELD       NJ   07003          1            06/19/98         10
    0410854061                           05           08/01/98         20
    410854061                            N            07/01/28
    0


    1765866          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          4
    4535 GROVE STREET                  9.000          1,050.03         90
                                       8.750          1,050.03      145,000.00
1


    WEST PALM BEACH  FL   33406          1            06/22/98         04
    0410917108                           05           08/01/98         25
    410917108                            N            07/01/28
    0


    1765914          964/G02             F          256,400.00         ZZ
                                         360        256,400.00          1
    4413 WINFIELD LANE                 7.625          1,814.78         80
                                       7.375          1,814.78      320,500.00
    SEBASTOPOL       CA   95472          1            06/19/98         00
    0430882092                           05           08/01/98          0
    37861                                O            07/01/28
    0


    1765921          B28/G02             F          113,400.00         ZZ
                                         360        113,400.00          1
    7370 EAST FLORIDA AVENUE           7.125            764.00         90
    #1045                              6.875            764.00      126,000.00
    DENVER           CO   80231          1            06/25/98         14
    0430887174                           09           08/01/98         25
    980339                               N            07/01/28
    0


    1766158          638/G02             F          124,750.00         ZZ
                                         360        124,750.00          1
    12289 WEST TANFORAN AVENUE         7.500            872.27         80
                                       7.250            872.27      156,000.00
    MORRISON         CO   80465          2            06/23/98         00
    0430883967                           05           08/01/98          0
    08753604                             N            07/01/28
    0


    1766166          638/G02             F          102,400.00         ZZ
                                         360        102,333.01          1
    728 BRIARWOOD LANE                 8.125            760.32         80
                                       7.875            760.32      128,000.00
    SAN DIMAS        CA   91773          1            05/08/98         00
    0430886440                           03           07/01/98          0
    08737096                             N            06/01/28
    0


    1766229          E22/G02             F          245,800.00         ZZ
                                         360        245,800.00          1
    1667 WHIPPOORWILL STREET           8.125          1,825.06         80
                                       7.875          1,825.06      307,370.00
    LIVERMORE        CA   94550          1            06/09/98         00
    0410905780                           05           08/01/98          0
    410905780                            O            07/01/28
    0
1




    1766265          E82/G02             F           89,000.00         ZZ
                                         360         89,000.00          1
    6503 LEVERICH LANE                 8.250            668.63         66
                                       8.000            668.63      136,000.00
    BOZEMAN          MT   59715          5            06/24/98         00
    0400122156                           05           08/01/98          0
    0400122156                           O            07/01/28
    0


    1766277          E09/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
    2030 PINTO LANE                    8.500            961.14         73
                                       8.250            961.14      172,000.00
    LAS VEGAS        NV   89106          2            06/19/98         00
    0430885889                           05           08/01/98          0
    03300071                             N            07/01/28
    0


    1766290          K72/G02             F          294,700.00         ZZ
                                         360        294,700.00          1
    217 BRECKENWOOD WAY                7.750          2,111.27         75
                                       7.500          2,111.27      393,000.00
    SACRAMENTO       CA   95864          5            06/19/98         00
    0430882308                           05           08/01/98          0
    616                                  O            07/01/28
    0


    1766417          638/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    70 PEARL STREET                    8.625            840.01         90
                                       8.375            840.01      120,000.00
    MIDDLETOWN       CT   06457          1            06/16/98         14
    0430888941                           05           08/01/98         25
    8749517                              N            07/01/28
    0


    1766444          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
    1895 SOUTH SLAYDON ROAD            7.625          1,868.58         80
                                       7.375          1,868.58      330,000.00
    HOLLY SPRINGS    MS   38635          2            06/19/98         00
    0410849863                           05           08/01/98          0
    410849863                            O            07/01/28
    0


    1766758          E13/G02             F          163,000.00         ZZ
                                         360        162,126.53          1
1


    110 ROUND TABLE DRIVE #26          8.125          1,210.27         50
                                       7.875          1,210.27      330,000.00
    SAN JOSE         CA   95111          2            10/27/97         00
    0430881037                           09           12/01/97          0
    81393                                N            11/01/27
    0


    1767294          461/G02             F          318,500.00         ZZ
                                         360        318,500.00          1
    11761 EAST BARRANCA ROAD           7.125          2,145.80         64
                                       6.875          2,145.80      500,000.00
    CAMARILLO        CA   93012          2            06/10/98         00
    0430881052                           03           08/01/98          0
    9022002026                           N            07/01/28
    0


    1767935          593/593             F          145,800.00         ZZ
                                         360        145,707.03          4
    528 MADIERA DR SE                  8.250          1,095.35         90
                                       8.000          1,095.35      162,000.00
    ALBUQUERQUE      NM   87108          1            05/22/98         01
    0006796346                           05           07/01/98         25
    0006796346                           N            06/01/28
    0


    1767964          950/G02             F          101,250.00         ZZ
                                         360        101,250.00          1
    421 S MAIN STREET                  8.000            742.94         70
                                       7.750            742.94      145,000.00
    NEWBERG          OR   97132          5            06/25/98         00
    0430886101                           05           08/01/98          0
    HC06089825                           N            07/01/28
    0


    1768601          964/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
    1500 LITINA DRIVE                  8.125          2,078.99         60
                                       7.875          2,078.99      470,000.00
    ALAMO            CA   94507          1            06/22/98         00
    0430884627                           05           08/01/98          0
    38422                                O            07/01/28
    0


    1769196          964/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    12849 12TH STREET                  8.375          1,216.12         80
                                       8.125          1,216.12      200,000.00
    CHINO            CA   91710          2            06/16/98         00
    0430885988                           05           08/01/98          0
1


    37480                                N            07/01/28
    0


    1770577          286/286             F          254,350.00         ZZ
                                         360        254,015.89          1
    540 FOWLER RD                      8.125          1,888.55         69
                                       7.875          1,888.55      370,000.00
    ALPHARETTA       GA   30201          2            04/09/98         00
    8367825                              05           06/01/98          0
    8367825                              O            05/01/28
    0


    1770587          286/286             F          124,650.00         ZZ
                                         360        124,498.42          2
    157 + 159 MCKENDREE RD             8.500            958.46         90
                                       8.250            958.46      138,500.00
    MOORESVILLE      NC   28115          1            04/23/98         10
    8363037                              05           06/01/98         25
    8363037                              N            05/01/28
    0


    1770595          286/286             F          284,000.00         ZZ
                                         360        283,836.60          3
    264 BARROW SST                     8.750          2,234.23         80
                                       8.500          2,234.23      355,000.00
    JERSEY CITY      NJ   07302          1            05/15/98         00
    8753197                              05           07/01/98          0
    8753197                              O            06/01/28
    0


    2639171          387/387             F           46,000.00         ZZ
                                         360         45,911.41          1
    4335 HAMILTON STREET # 7           8.250            345.58         80
                                       8.000            345.58       57,500.00
    SAN DIEGO        CA   92104          1            03/12/98         00
    0001366442                           01           05/01/98          0
    0001366442                           O            04/01/28
    0


    2639978          286/286             F          107,100.00         T
                                         360        106,865.96          1
    1944 FLAGSTONE RANCH LN            7.625            758.05         70
                                       7.375            758.05      153,000.00
    HENDERSON        NV   89012          1            03/27/98         00
    0008651636                           03           05/01/98          0
    0008651636                           O            04/01/28
    0


1


    2639988          286/286             F           45,900.00         ZZ
                                         360         45,703.61          1
    92 STUYVESANT AVE                  7.875            332.81         85
                                       7.625            332.81       54,000.00
    MASTIC           NY   11950          1            03/13/98         11
    0008656557                           05           05/01/98         19
    0008656557                           N            04/01/28
    0


    2640025          286/286             F           34,200.00         ZZ
                                         360         34,094.93          2
    105/107 HENDRICKS                  8.500            262.97         90
                                       8.250            262.97       38,000.00
    ANDERSON         IN   46013          1            02/03/98         10
    0008725962                           05           03/01/98         25
    0008725962                           N            02/01/28
    0


    2640033          286/286             F           45,050.00         ZZ
                                         360         44,956.36          1
    3714 RADFORD CIR                   7.875            326.65         84
                                       7.625            326.65       54,000.00
    CHESAPEAKE       VA   23321          2            03/30/98         11
    0008728496                           05           05/01/98         19
    0008728496                           N            04/01/28
    0


    2640037          286/286             F           50,000.00         ZZ
                                         360         49,908.48          1
    2011 PEACH TREE ST                 8.500            384.46         63
                                       8.250            384.46       80,000.00
    AUSTIN           TX   78704          5            03/24/98         00
    0008730807                           05           05/01/98          0
    0008730807                           N            04/01/28
    0


    2640104          286/286             F           46,200.00         ZZ
                                         360         46,101.51          1
    1718 HALLMARK DR                   7.750            330.99         74
                                       7.500            330.99       63,000.00
    GRIFFIN          GA   30223          2            04/03/98         00
    0008757679                           05           05/01/98          0
    0008757679                           N            04/01/28
    0


    2640124          286/286             F           66,200.00         ZZ
                                         360         66,084.89          3
    1032 PEACHTREE ST                  8.750            520.80         60
                                       8.500            520.80      112,000.00
1


    COCOA            FL   32922          2            03/16/98         00
    0008763274                           05           05/01/98          0
    0008763274                           N            04/01/28
    0


    2640141          286/286             F          170,000.00         ZZ
                                         360        169,645.42          1
    54 CANTERBURY DR                   7.875          1,232.62         75
                                       7.625          1,232.62      228,000.00
    CLARK            NJ   07066          1            03/25/98         00
    0009214665                           05           05/01/98          0
    0009214665                           O            04/01/28
    0


    2645717          387/387             F           45,650.00         ZZ
                                         360         45,570.62          1
    6202 DOVE SPRINGS CIRCLE           8.750            359.13         90
                                       8.500            359.13       50,750.00
    AUSTIN           TX   78744          1            04/03/98         04
    0001309723                           05           05/01/98         25
    0001309723                           N            04/01/28
    0


    2645740          387/387             F           25,000.00         ZZ
                                         360         24,952.07          1
    10808 SOUTH WENTWORTH              8.500            192.23         43
                                       8.250            192.23       59,000.00
    CHICAGO          IL   60628          5            03/30/98         00
    0001367051                           05           05/01/98          0
    0001367051                           O            04/01/28
    0


    2645743          387/387             F           48,600.00         ZZ
                                         360         48,508.73          1
    1324 SUGARWOOD LANE                8.375            369.40         59
                                       8.125            369.40       83,000.00
    NORCROSS         GA   30093          2            03/30/98         00
    0001367630                           05           05/01/98          0
    0001367630                           N            04/01/28
    0


    2645762          387/387             F           67,500.00         ZZ
                                         360         67,376.44          1
    920 WASHINGTON STREET              8.500            519.02         75
                                       8.250            519.02       90,000.00
    GAINESVILLE      GA   30501          2            03/24/98         00
    0001380245                           05           05/01/98          0
    0001380245                           N            04/01/28
    0
1




    2645798          387/387             F           63,500.00         ZZ
                                         360         63,414.50          1
    124 NORTH AVENUE A                 8.000            465.94         70
                                       7.750            465.94       91,500.00
    ALBANY           TX   76430          2            04/13/98         00
    0001388305                           05           06/01/98          0
    0001388305                           N            05/01/28
    0


    2645842          387/387             F          169,200.00         ZZ
                                         360        168,966.35          1
    400 PRIDES RUN                     7.875          1,226.82         80
                                       7.625          1,226.82      211,500.00
    LAKE IN THE HIL  IL   60102          1            04/15/98         00
    0001396118                           05           06/01/98          0
    0001396118                           O            05/01/28
    0


    2645890          387/387             F           41,250.00         ZZ
                                         360         41,198.54          1
    846 30TH AVENUE COURT              8.375            313.53         75
                                       8.125            313.53       55,000.00
    GREELEY          CO   80631          5            04/29/98         00
    0001406370                           05           06/01/98          0
    0001406370                           N            05/01/28
    0


    2645891          387/387             F           35,000.00         ZZ
                                         360         34,959.57          1
    1110 KENYON DRIVE                  8.750            275.35         70
                                       8.500            275.35       50,000.00
    AUSTIN           TX   78745          1            04/16/98         00
    0001406677                           05           06/01/98          0
    0001406677                           N            05/01/28
    0


    2645899          387/387             F           58,000.00         ZZ
                                         360         57,919.91          1
    925 FULTON STREET                  7.875            420.54         73
                                       7.625            420.54       80,000.00
    AURORA           IL   60505          5            04/10/98         00
    0001408509                           05           06/01/98          0
    0001408509                           N            05/01/28
    0


    2645903          387/387             F          168,000.00         ZZ
                                         360        167,756.05          1
1


    677 SOMMERSET DRIVE                7.625          1,189.09         80
                                       7.375          1,189.09      210,000.00
    GOLDEN           CO   80401          1            04/10/98         00
    0001411305                           05           06/01/98          0
    0001411305                           O            05/01/28
    0


    2645907          387/387             F           50,250.00         ZZ
                                         360         50,185.70          1
    5721 WEST 92ND AVENUE #55          8.250            377.51         75
                                       8.000            377.51       67,000.00
    WESTMINSTER      CO   80030          5            04/14/98         00
    0001409820                           03           06/01/98          0
    0001409820                           N            05/01/28
    0


    2645969          387/387             F          151,300.00         ZZ
                                         360        150,993.40          1
    1109 ROSEWALK WAY                  8.000          1,110.19         73
                                       7.750          1,110.19      209,175.00
    PASADENA         CA   91103          1            04/07/98         00
    0001390640                           01           05/01/98          0
    0001390640                           O            04/01/28
    0


    2646056          387/387             F          287,000.00         ZZ
                                         360        286,603.68          1
    22324 PALM AVENUE                  7.875          2,080.95         46
                                       7.625          2,080.95      625,000.00
    CUPERTINO        CA   95014          2            04/29/98         00
    0001411685                           05           06/01/98          0
    0001411685                           O            05/01/28
    0


    2652918          696/G02             F          203,000.00         ZZ
                                         360        203,000.00          1
    2509 11TH STREET N.                8.125          1,507.27         65
                                       7.875          1,507.27      315,000.00
    ARLINGTON        VA   22201          2            06/12/98         00
    0430850420                           05           08/01/98          0
    2288183                              N            07/01/28
    0


    2654179          G75/G75             F          112,000.00         ZZ
                                         360        111,920.94          1
    3204 TWINN AVENUE                  7.750            802.39         80
                                       7.500            802.39      140,000.00
    HARRISBURG       PA   17109          1            05/29/98         00
    03522299                             05           07/01/98          0
1


    03522299                             O            06/01/28
    0


    2654180          G75/G75             F          174,000.00         ZZ
                                         360        173,759.71          1
    13600 SWANHOLLOW ROAD              7.875          1,261.63         58
                                       7.625          1,261.63      300,000.00
    RICHMOND         VA   23233          2            04/02/98         00
    03495757                             03           06/01/98          0
    03495757                             O            05/01/28
    0


    2654181          G75/G75             F          219,000.00         ZZ
                                         240        218,287.90          4
    619-21 CLEVELAND AVE.              8.375          1,883.25         90
                                       8.125          1,883.25      246,000.00
    LINDEN           NJ   07036          2            04/08/98         10
    03461011                             05           06/01/98         25
    03461011                             N            05/01/18
    0


    2654182          G75/G75             F          110,400.00         ZZ
                                         360        110,060.78          2
    524 -526 ST. CHARLES ST.           8.500            848.89         80
                                       8.250            848.89      138,000.00
    LOCKPORT         IL   60441          1            01/30/98         00
    03435559                             05           03/01/98          0
    03435559                             N            02/01/28
    0


    2654183          G75/G75             F          110,000.00         ZZ
                                         360        109,836.21          1
    276 MATCHAPONIX ROAD               7.500            769.14         76
                                       7.250            769.14      146,000.00
    MONROE TOWNSHIP  NJ   08831          2            04/23/98         00
    03448277                             05           06/01/98          0
    03448277                             O            05/01/28
    0


    2654184          G75/G75             F           95,000.00         ZZ
                                         360         94,858.54          1
    1525 POINT DRIVE                   7.500            664.26         76
                                       7.250            664.26      125,000.00
    BENSALEM         PA   19020          1            04/28/98         00
    03497131                             05           06/01/98          0
    03497131                             O            05/01/28
    0


1


    2654185          G75/G75             F          102,500.00         ZZ
                                         360        102,354.83          1
    468 RIDGE COURT                    7.750            734.33         52
                                       7.500            734.33      200,000.00
    CHASKA           MN   55318          2            04/29/98         00
    03493537                             05           06/01/98          0
    03493537                             O            05/01/28
    0


    2654186          G75/G75             F           40,500.00         ZZ
                                         360         40,453.21          1
    3 UNIVERSAL STREET #5              8.750            318.62         90
                                       8.500            318.62       45,000.00
    FRAMINGHAM       MA   01701          1            04/24/98         12
    03496228                             01           06/01/98         25
    03496228                             N            05/01/28
    0


    2654187          G75/G75             F          191,200.00         ZZ
                                         360        190,908.11          1
    10201 SIOUX ROAD                   7.375          1,320.58         80
                                       7.125          1,320.58      239,000.00
    RICHMOND         VA   23235          1            04/03/98         00
    03492523                             05           06/01/98          0
    03492523                             O            05/01/28
    0


    2654188          G75/G75             F          100,050.00         ZZ
                                         360         99,987.81          4
    29 CENTRAL STREET                  8.375            760.46         90
                                       8.125            760.46      111,200.00
    BROOKFIELD       MA   01506          1            06/01/98         10
    03538850                             05           07/01/98         25
    03538850                             N            06/01/28
    0


    2654189          G75/G75             F           87,750.00         ZZ
                                         360         87,699.51          4
    7-9 PEMBROKE STREET                8.750            690.33         90
                                       8.500            690.33       97,500.00
    WORCESTER        MA   01602          1            06/01/98         14
    03549396                             05           07/01/98         25
    03549396                             N            06/01/28
    0


    2654190          G75/G75             F           75,600.00         ZZ
                                         360         75,514.91          1
    1337- 1339 PURSELL AVENUE          8.875            601.51         90
                                       8.625            601.51       84,000.00
1


    DAYTON           OH   45420          2            04/30/98         14
    03514090                             05           06/01/98         25
    03514090                             N            05/01/28
    0


    2654191          G75/G75             F           84,000.00         ZZ
                                         360         83,939.20          1
    27 TOLSON LANE                     7.625            594.55         80
                                       7.375            594.55      105,000.00
    STAFFORD         VA   22554          1            05/20/98         00
    03514494                             05           07/01/98          0
    03514494                             O            06/01/28
    0


    2654192          G75/G75             F          122,800.00         ZZ
                                         360        122,727.50          1
    1707 RAIN SONG                     8.625            955.13         90
                                       8.375            955.13      136,445.00
    SAN ANTONIO      TX   78258          1            05/27/98         14
    03553701                             03           07/01/98         25
    03553701                             N            06/01/28
    0


    2654193          G75/G75             F           48,900.00         ZZ
                                         360         48,871.86          1
    265 CARRIAGE CROSSING              8.750            384.70         95
                                       8.500            384.70       51,500.00
    MIDDLETOWN       CT   06457          1            05/18/98         14
    03521413                             01           07/01/98         30
    03521413                             O            06/01/28
    0


    2654194          G75/G75             F           82,800.00         ZZ
                                         360         82,752.36          3
    134 W. PLEASANT AVENUE             8.750            651.39         90
                                       8.500            651.39       92,000.00
    PHILADELPHIA     PA   19119          1            05/18/98         10
    03521576                             05           07/01/98         25
    03521576                             N            06/01/28
    0


    2654195          G75/G75             F          108,000.00         ZZ
                                         360        107,937.86          4
    303 EAST CROSLIN STREET            8.750            849.64         90
                                       8.500            849.64      120,000.00
    AUSTIN           TX   78752          1            05/04/98         10
    03531399                             05           07/01/98         25
    03531399                             N            06/01/28
    0
1




    2654196          G75/G75             F          126,900.00         ZZ
                                         360        126,825.07          1
    2456 W. CULLOM AVE.                8.625            987.02         90
                                       8.375            987.02      141,000.00
    CHICAGO          IL   60618          1            05/27/98         14
    03530981                             05           07/01/98         25
    03530981                             N            06/01/28
    0


    2654197          G75/G75             F           84,000.00         ZZ
                                         360         83,951.67          1
    77 VERSAILLES COURT                8.750            660.83         89
                                       8.500            660.83       95,200.00
    HAMILTON         NJ   08619          2            05/04/98         10
    03495000                             01           07/01/98         25
    03495000                             N            06/01/28
    0


    2654198          G75/G75             F           50,000.00         ZZ
                                         360         50,000.00          1
    103 CARRIE LN                      8.000            366.89         53
                                       7.750            366.89       94,500.00
    CLEMSON          SC   29631          2            06/02/98         00
    03545172                             05           08/01/98          0
    03545172                             N            07/01/28
    0


    2654199          G75/G75             F           86,400.00         ZZ
                                         360         86,334.25          1
    141 RATHTON ROAD                   7.375            596.75         80
                                       7.125            596.75      108,000.00
    YORK             PA   17403          1            05/29/98         00
    03549942                             05           07/01/98          0
    03549942                             O            06/01/28
    0


    2654201          G75/G75             F           99,750.00         ZZ
                                         360         99,608.72          1
    4 SKYLINE LANE                     7.750            714.63         62
                                       7.500            714.63      163,000.00
    WASHINGTON       VA   22747          5            04/29/98         00
    03484677                             05           06/01/98          0
    03484677                             O            05/01/28
    0


    2654203          G75/G75             F           50,700.00         ZZ
                                         360         50,667.66          1
1


    3004 GLENMORE AVENUE 109           8.250            380.90         65
                                       8.000            380.90       78,000.00
    CINCINNATI       OH   45238          5            05/05/98         00
    03521778                             01           07/01/98          0
    03521778                             O            06/01/28
    0


    2654204          G75/G75             F          148,500.00         ZZ
                                         360        148,328.48          1
    2869 SANDPIPER ROAD                8.750          1,168.26         90
                                       8.500          1,168.26      165,000.00
    VIRGINIA BEACH   VA   23456          1            04/07/98         14
    03487685                             05           06/01/98         25
    03487685                             N            05/01/28
    0


    2654205          G75/G75             F          123,000.00         ZZ
                                         360        122,910.97          1
    243 RESERVOIR RD.                  7.625            870.59         66
                                       7.375            870.59      188,000.00
    NEWINGTON        CT   06111          2            04/30/98         00
    03489588                             05           07/01/98          0
    03489588                             O            06/01/28
    0


    2654206          G75/G75             F          127,000.00         ZZ
                                         360        126,824.62          1
    10501 WYLIE LANE                   7.875            920.84         80
                                       7.625            920.84      160,000.00
    GLEN ALLEN       VA   23060          2            04/09/98         00
    03490707                             03           06/01/98          0
    03490707                             O            05/01/28
    0


    2654208          G75/G75             F           77,000.00         ZZ
                                         360         76,906.37          1
    3532 SEA GULL ROAD                 8.500            592.07         70
                                       8.250            592.07      110,000.00
    VIRGINIA BEACH   VA   23452          5            04/03/98         00
    03493311                             05           06/01/98          0
    03493311                             N            05/01/28
    0


    2654209          G75/G75             F           60,000.00         ZZ
                                         360         59,930.69          4
    246 NEW HAVEN AVENUE               8.750            472.03         47
                                       8.500            472.03      130,000.00
    WATERBURY        CT   06708          5            04/24/98         00
    03503213                             05           06/01/98          0
1


    03503213                             N            05/01/28
    0


    2654210          G75/G75             F           72,450.00         ZZ
                                         360         72,347.39          1
    4246 ROUND HILL DRIVE              7.750            519.05         65
                                       7.500            519.05      111,500.00
    CHESTERFIELD     VA   23832          2            04/02/98         00
    03504847                             05           06/01/98          0
    03504847                             O            05/01/28
    0


    2654211          G75/G75             F          155,550.00         ZZ
                                         360        155,442.95          1
    771 RUTLEDGE LANE                  7.875          1,127.85         85
                                       7.625          1,127.85      183,000.00
    EARLYSVILLE      VA   22936          5            05/08/98         04
    03505623                             05           07/01/98         12
    03505623                             O            06/01/28
    0


    2654212          G75/G75             F           42,000.00         ZZ
                                         360         41,942.01          1
    4707 LANSING STREET                7.875            304.53         69
                                       7.625            304.53       61,000.00
    PHILADELPHIA     PA   19136          5            05/04/98         00
    03411345                             05           06/01/98          0
    03411345                             N            05/01/28
    0


    2654213          G75/G75             F          129,600.00         ZZ
                                         360        129,450.32          1
    2800 BROWNSVILLE RD.               8.750          1,019.57         80
                                       8.500          1,019.57      162,000.00
    LOWER SOUTHAMPT  PA   19053          1            04/16/98         00
    03509619                             05           06/01/98          0
    03509619                             N            05/01/28
    0


    2654214          G75/G75             F           71,750.00         ZZ
                                         360         71,640.47          1
    305 PALEN AVENUE                   7.375            495.56         80
                                       7.125            495.56       89,725.00
    NEWPORT NEWS     VA   23601          1            04/21/98         00
    03476389                             05           06/01/98          0
    03476389                             O            05/01/28
    0


1


    2654215          G75/G75             F          142,200.00         ZZ
                                         360        142,031.48          3
    331 N. 21ST STREET                 8.625          1,106.02         90
                                       8.375          1,106.02      158,000.00
    CAMP HILL        PA   17011          1            04/30/98         10
    03519191                             05           06/01/98         25
    03519191                             O            05/01/28
    0


    2654216          G75/G75             F           35,100.00         ZZ
                                         360         35,059.45          1
    9S 120 LAKE DRIVE UNIT #B203       8.750            276.14         90
                                       8.500            276.14       39,001.00
    CLARENDON HILLS  IL   60514          1            04/01/98         10
    03508112                             01           06/01/98         25
    03508112                             N            05/01/28
    0


    2654217          G75/G75             F          117,000.00         ZZ
                                         360        116,921.49          2
    1841 REEVES DRIVE                  8.000            858.51         90
                                       7.750            858.51      130,000.00
    RALEIGH          NC   27608          1            05/18/98         10
    03529279                             05           07/01/98         25
    03529279                             N            06/01/28
    0


    2654219          G75/G75             F          105,300.00         ZZ
                                         360        105,165.24          1
    56 MILLARD COURT                   8.250            791.09         90
                                       8.000            791.09      117,000.00
    STERLING         VA   20165          1            04/13/98         04
    03522720                             09           06/01/98         25
    03522720                             N            05/01/28
    0


    2654220          G75/G75             F           49,500.00         ZZ
                                         360         49,470.77          1
    407 E STATE AVE                    8.625            385.01         90
                                       8.375            385.01       55,000.00
    HIGH POINT       NC   27262          1            05/28/98         10
    03550488                             05           07/01/98         25
    03550488                             N            06/01/28
    0


    2654221          G75/G75             F           55,200.00         ZZ
                                         360         55,039.68          1
    121 SALEM STREET #5A               8.500            424.45         80
                                       8.250            424.45       69,000.00
1


    BOSTON           MA   02113          1            04/30/98         00
    03501687                             06           06/01/98          0
    03501687                             N            05/01/28
    0


    2654222          G75/G75             F          106,300.00         ZZ
                                         360        106,153.20          1
    3783 SWETLAND DRIVE                7.875            770.75         80
                                       7.625            770.75      132,990.00
    PLUMSTEAD        PA   18901          1            04/10/98         00
    03346043                             03           06/01/98          0
    03346043                             N            05/01/28
    0


    2654223          G75/G75             F          139,500.00         ZZ
                                         360        139,419.74          4
    6200 LOCUST STREET                 8.750          1,097.45         90
                                       8.500          1,097.45      155,000.00
    HARRISBURG       PA   17112          1            05/13/98         25
    03532733                             05           07/01/98         25
    03532733                             N            06/01/28
    0


    2654224          G75/G75             F           41,450.00         ZZ
                                         360         41,402.13          1
    1604 HOSMER LANE                   8.750            326.09         90
                                       8.500            326.09       46,100.00
    CREST HILL       IL   60435          1            04/21/98         10
    03533266                             05           06/01/98         25
    03533266                             N            05/01/28
    0


    2654225          G75/G75             F           44,200.00         ZZ
                                         360         44,174.56          1
    915 CORA STREET                    8.750            347.73         87
                                       8.500            347.73       51,151.00
    JOLIET           IL   60435          1            05/29/98         14
    03533709                             05           07/01/98         25
    03533709                             N            06/01/28
    0


    2654226          G75/G75             F           93,600.00         ZZ
                                         360         93,546.14          1
    3728 DINA AVENUE                   8.750            736.36         90
                                       8.500            736.36      104,000.00
    CINCINNATI       OH   45211          1            05/29/98         14
    03547099                             05           07/01/98         25
    03547099                             N            06/01/28
    0
1




    2654227          G75/G75             F          111,200.00         ZZ
                                         360        110,849.73          1
    206 BORDEN AVENUE                  7.875            806.28         80
                                       7.625            806.28      139,000.00
    WILMINGTON       NC   28403          1            04/22/98         00
    03516258                             05           06/01/98          0
    03516258                             O            05/01/28
    0


    2654228          G75/G75             F           36,200.00         ZZ
                                         360         36,148.11          1
    3 STEAMBOAT PLACE                  8.750            284.79         90
                                       8.500            284.79       40,273.00
    GALLOWAY TOWNSH  NJ   08201          1            04/27/98         10
    03531591                             01           06/01/98         25
    03531591                             N            05/01/28
    0


    2654229          G75/G75             F           75,000.00         ZZ
                                         360         74,906.43          1
    9 BLUEBERRY LANE                   8.375            570.06         46
                                       8.125            570.06      165,000.00
    SCITUATE         MA   02066          5            04/24/98         00
    03501827                             05           06/01/98          0
    03501827                             O            05/01/28
    0


    2654230          G75/G75             F           64,000.00         ZZ
                                         360         64,000.00          1
    22201 PAXTON AVENUE                8.250            480.82         80
                                       8.000            480.82       80,000.00
    SAUK VILLAGE     IL   60411          1            06/02/98         00
    03538797                             05           08/01/98          0
    03538797                             O            07/01/28
    0


    2654231          G75/G75             F          138,500.00         ZZ
                                         360        138,303.85          1
    4905 LOTTSFORD VISTA RD            7.750            992.24         85
                                       7.500            992.24      163,000.00
    BOWIE            MD   20720          5            04/24/98         10
    03524875                             03           06/01/98         25
    03524875                             O            05/01/28
    0


    2654232          G75/G75             F          148,000.00         ZZ
                                         360        147,908.01          1
1


    129 LAUREL AVENUE                  8.375          1,124.91         80
                                       8.125          1,124.91      185,000.00
    MILFORD          OH   45150          1            05/28/98         00
    03540564                             05           07/01/98          0
    03540564                             O            06/01/28
    0


    2654233          G75/G75             F           58,400.00         ZZ
                                         360         58,400.00          1
    122 HIGHLAND DRIVE                 7.500            408.35         80
                                       7.250            408.35       73,000.00
    WATERBURY        CT   06708          1            06/10/98         00
    03539787                             05           08/01/98          0
    03539787                             O            07/01/28
    0


    2654234          G75/G75             F           89,500.00         ZZ
                                         360         89,379.50          1
    320 TYNE COURT                     8.000            656.72         80
                                       7.750            656.72      111,900.00
    OLD HICKORY      TN   37138          1            05/01/98         00
    03542669                             05           06/01/98          0
    03542669                             N            05/01/28
    0


    2654235          G75/G75             F          124,000.00         ZZ
                                         360        123,912.47          1
    2 WINDCREST DRIVE                  7.750            888.36         80
                                       7.500            888.36      155,000.00
    GRANBY           CT   06035          1            05/22/98         00
    03496139                             01           07/01/98          0
    03496139                             O            06/01/28
    0


    2654236          G75/G75             F          162,000.00         ZZ
                                         360        161,876.72          1
    52 RANDALL DRIVE                   7.375          1,118.90         80
                                       7.125          1,118.90      202,500.00
    NORTH HAVEN      CT   06473          1            05/22/98         00
    03524736                             05           07/01/98          0
    03524736                             O            06/01/28
    0


    2654237          G75/G75             F          111,750.00         ZZ
                                         360        111,682.29          1
    9313 BROKEN PINE LANE              8.500            859.27         90
                                       8.250            859.27      124,190.00
    CHARLOTTE        NC   28269          1            05/22/98         04
    03365156                             03           07/01/98         25
1


    03365156                             N            06/01/28
    0


    2654238          G75/G75             F          136,500.00         ZZ
                                         360        136,406.06          1
    186 MYRTLE STREET                  7.875            989.72         65
                                       7.625            989.72      210,000.00
    LYNN             MA   01905          2            05/22/98         00
    03537505                             05           07/01/98          0
    03537505                             O            06/01/28
    0


    2654239          G75/G75             F           36,000.00         ZZ
                                         360         35,978.74          1
    96 ALLENDALE RD.                   8.625            280.01         80
                                       8.375            280.01       45,000.00
    HARTFORD         CT   06106          1            05/21/98         00
    03536654                             05           07/01/98          0
    03536654                             N            06/01/28
    0


    2654240          G75/G75             F           50,700.00         ZZ
                                         360         50,638.35          1
    23313 SUGAR MAPLE                  8.500            389.84         70
                                       8.250            389.84       72,500.00
    CALIFORNIA       MD   20619          1            05/01/98         00
    03489689                             01           06/01/98          0
    03489689                             N            05/01/28
    0


    2654241          G75/G75             F           93,600.00         ZZ
                                         360         93,540.31          4
    1528 14TH STREET                   8.250            703.19         90
                                       8.000            703.19      104,000.00
    ROCKFORD         IL   61104          1            05/08/98         14
    03542025                             05           07/01/98         25
    03542025                             N            06/01/28
    0


    2654242          G75/G75             F          144,900.00         ZZ
                                         360        144,795.12          1
    4302 DOGWOOD DRIVE                 7.625          1,025.60         90
                                       7.375          1,025.60      161,000.00
    GREENSBORO       NC   27410          1            05/08/98         04
    03523506                             05           07/01/98         25
    03523506                             N            06/01/28
    0


1


    2654243          G75/G75             F           26,500.00         ZZ
                                         360         26,464.32          1
    6543 MARSDEN STREET                8.000            194.45         53
                                       7.750            194.45       50,000.00
    PHILADELPHIA     PA   19135          2            05/04/98         00
    03518721                             05           06/01/98          0
    03518721                             N            05/01/28
    0


    2654244          G75/G75             F          140,000.00         ZZ
                                         360        139,903.65          1
    338 GARRISON CIRCLE                7.875          1,015.10         63
                                       7.625          1,015.10      224,372.00
    BARRINGTON       IL   60010          1            05/27/98         00
    03415848                             03           07/01/98          0
    03415848                             O            06/01/28
    0


    2654245          G75/G75             F          290,000.00         ZZ
                                         360        289,790.10          1
    7503 WINDALIERE DRIVE              7.625          2,052.61         52
                                       7.375          2,052.61      560,000.00
    CORNELIUS        NC   28031          2            05/05/98         00
    03529003                             03           07/01/98          0
    03529003                             O            06/01/28
    0


    2654246          G75/G75             F          155,000.00         ZZ
                                         360        155,000.00          2
    146 ALLEN ROAD                     8.375          1,178.12         70
                                       8.125          1,178.12      222,000.00
    NORTH EASTON     MA   02356          2            06/03/98         00
    03551745                             05           08/01/98          0
    03551745                             N            07/01/28
    0


    2654247          G75/G75             F          100,800.00         ZZ
                                         360        100,735.72          1
    345 RASPBERRY LANE                 8.250            757.28         90
                                       8.000            757.28      112,000.00
    MONUMENT         CO   80132          1            05/29/98         10
    03550921                             03           07/01/98         25
    03550921                             N            06/01/28
    0


    2654248          G75/G75             F           52,200.00         ZZ
                                         360         52,169.97          1
    605 WESTWOOD DRIVE                 8.750            410.66         90
                                       8.500            410.66       58,000.00
1


    SAN ANTONIO      TX   78212          1            05/21/98         14
    03544853                             05           07/01/98         25
    03544853                             N            06/01/28
    0


    2654249          G75/G75             F          160,000.00         ZZ
                                         360        159,892.64          1
    2916 18TH STREET, NW               8.000          1,174.03         70
                                       7.750          1,174.03      230,000.00
    WASHINGTON       DC   20009          5            05/08/98         00
    03498234                             07           07/01/98          0
    03498234                             N            06/01/28
    0


    2654250          G75/G75             F          204,000.00         ZZ
                                         360        203,856.01          1
    2740 RETTIG ROAD                   7.750          1,461.49         80
                                       7.500          1,461.49      255,000.00
    RICHMOND         VA   23225          1            05/20/98         00
    03555387                             05           07/01/98          0
    03555387                             O            06/01/28
    0


    2654251          G75/G75             F           84,800.00         ZZ
                                         360         84,740.15          1
    4317 KIRKSTONE DRIVE               7.750            607.52         80
                                       7.500            607.52      106,000.00
    HIGH POINT       NC   27265          1            05/29/98         00
    03473749                             03           07/01/98          0
    03473749                             O            06/01/28
    0


    2654252          G75/G75             F          146,800.00         ZZ
                                         360        146,698.97          1
    12715 MCCORD ROAD                  7.875          1,064.41         59
                                       7.625          1,064.41      252,000.00
    HUNTERSVILLE     NC   28078          2            05/19/98         00
    03560732                             05           07/01/98          0
    03560732                             O            06/01/28
    0


    2654253          G75/G75             F          120,000.00         ZZ
                                         360        119,913.14          1
    27-29 LANCASTER ROAD               7.625            849.36         76
                                       7.375            849.36      158,000.00
    WEST HARTFORD    CT   06119          1            05/29/98         00
    03562762                             05           07/01/98          0
    03562762                             O            06/01/28
    0
1




    2654488          387/387             F           67,500.00         ZZ
                                         360         67,461.17          1
    3939 SARATOGA AVENUE- #E-202       8.750            531.02         75
                                       8.500            531.02       90,000.00
    DOWNERS GROVE    IL   60515          5            05/28/98         00
    0001433358                           01           07/01/98          0
    0001433358                           N            06/01/28
    0


    2654489          387/387             F          125,000.00         ZZ
                                         360        124,911.77          1
    1101 COUNTRYHILL DRIVE             7.750            895.52         70
                                       7.500            895.52      180,000.00
    KELLER           TX   76248          1            05/27/98         00
    0001292853                           05           07/01/98          0
    0001292853                           N            06/01/28
    0


    2654491          387/387             F          128,000.00         ZZ
                                         360        127,909.66          1
    2804 BREAKERS CREEK DRIVE          7.750            917.01         64
                                       7.500            917.01      203,000.00
    LAS VEGAS        NV   89134          2            05/26/98         00
    0001348812                           03           07/01/98          0
    0001348812                           N            06/01/28
    0


    2654492          387/387             F          120,650.00         ZZ
                                         360        120,564.85          1
    5731 MARQUITA AVENUE               7.750            864.35         69
                                       7.500            864.35      176,000.00
    DALLAS           TX   75206          2            05/26/98         00
    0001354364                           05           07/01/98          0
    0001354364                           O            06/01/28
    0


    2654493          387/387             F           46,400.00         ZZ
                                         360         46,373.99          1
    5807 MARTEL STREET                 8.875            369.18         80
                                       8.625            369.18       58,000.00
    DALLAS           TX   75206          1            05/19/98         00
    0001429513                           05           07/01/98          0
    0001429513                           N            06/01/28
    0


    2654494          387/387             F          143,600.00         ZZ
                                         360        143,496.07          1
1


    3570 MODOC ROAD #14                7.625          1,016.39         80
                                       7.375          1,016.39      179,500.00
    SANTA BARBARA    CA   93105          1            05/28/98         00
    0001392927                           01           07/01/98          0
    0001392927                           O            06/01/28
    0


    2654495          387/387             F           86,000.00         ZZ
                                         360         85,939.31          1
    2471 SPRING OAK DRIVE              7.750            616.11         64
                                       7.500            616.11      135,000.00
    RUNNING SPRINGS  CA   92382          5            05/21/98         00
    0001386465                           05           07/01/98          0
    0001386465                           O            06/01/28
    0


    2654496          387/387             F           48,000.00         T
                                         360         47,972.38          1
    5301 LADYWELL COURT                8.750            377.62         77
                                       8.500            377.62       63,000.00
    TAMPA            FL   33624          1            05/22/98         00
    0001437888                           03           07/01/98          0
    0001437888                           O            06/01/28
    0


    2654497          387/387             F           81,750.00         ZZ
                                         360         81,700.47          1
    11128 HENGE DRIVE                  8.500            628.59         75
                                       8.250            628.59      109,000.00
    AUSTIN           TX   78759          5            05/15/98         00
    0001404243                           05           07/01/98          0
    0001404243                           N            06/01/28
    0


    2654498          387/387             F           39,750.00         ZZ
                                         360         39,727.13          1
    56 ARABIAN STALLION RUN            8.750            312.71         75
                                       8.500            312.71       53,000.00
    DALE             TX   78616          1            05/19/98         00
    0001405091                           05           07/01/98          0
    0001405091                           O            06/01/28
    0


    2654499          387/387             F          105,700.00         ZZ
                                         360        105,623.50          1
    630 BRENTWOOD STREET               7.625            748.14         75
                                       7.375            748.14      141,000.00
    LAKEWOOD         CO   80215          5            05/28/98         00
    0001406594                           05           07/01/98          0
1


    0001406594                           O            06/01/28
    0


    2654502          387/387             F           75,000.00         ZZ
                                         360         74,948.39          4
    1015-1021 EAST SPRING STREET       7.875            543.80         73
                                       7.625            543.80      104,000.00
    TUCSON           AZ   85719          5            05/21/98         00
    0001409267                           05           07/01/98          0
    0001409267                           N            06/01/28
    0


    2654503          387/387             F          105,000.00         ZZ
                                         360        104,925.89          3
    1441 JOSEPHINE STREET              7.750            752.23         58
                                       7.500            752.23      183,000.00
    DENVER           CO   80126          5            05/15/98         00
    0001413228                           05           07/01/98          0
    0001413228                           O            06/01/28
    0


    2654504          387/387             F          150,500.00         ZZ
                                         360        150,385.48          1
    103 EAST DEAN STREET #3-F          7.375          1,039.47         58
                                       7.125          1,039.47      260,000.00
    ASPEN            CO   81611          5            05/26/98         00
    0001414044                           01           07/01/98          0
    0001414044                           O            06/01/28
    0


    2654505          387/387             F           81,600.00         ZZ
                                         360         81,549.28          1
    16650 EAST 8TH AVENUE              8.375            620.22         80
                                       8.125            620.22      102,000.00
    AURORA           CO   80011          5            05/18/98         00
    0001414564                           05           07/01/98          0
    0001414564                           N            06/01/28
    0


    2654506          387/387             F           88,000.00         ZZ
                                         360         87,945.31          1
    4224 SOUTH QUINTERO WAY            8.375            668.86         80
                                       8.125            668.86      110,000.00
    AURORA           CO   80013          5            05/18/98         00
    0001414572                           05           07/01/98          0
    0001414572                           N            06/01/28
    0


1


    2654507          387/387             F           80,000.00         ZZ
                                         360         79,950.27          1
    980 OLATHE STREET                  8.375            608.06         80
                                       8.125            608.06      100,000.00
    AURORA           CO   80011          5            05/18/98         00
    0001414580                           05           07/01/98          0
    0001414580                           N            06/01/28
    0


    2654508          387/387             F           88,200.00         ZZ
                                         360         88,143.76          1
    5884 GRANBY HILL DRIVE             8.250            662.62         70
                                       8.000            662.62      126,000.00
    COLORADO SPRING  CO   80918          5            05/19/98         00
    0001417591                           05           07/01/98          0
    0001417591                           O            06/01/28
    0


    2654509          387/387             F          140,400.00         ZZ
                                         360        140,319.22          1
    15835 WEST 11TH AVENUE             8.750          1,104.53         80
                                       8.500          1,104.53      175,500.00
    GOLDEN           CO   80401          1            05/28/98         00
    0001418250                           05           07/01/98          0
    0001418250                           N            06/01/28
    0


    2654510          387/387             F           92,100.00         ZZ
                                         360         92,045.63          1
    6924 ALBANY HILLS DRIVE NE         8.625            716.34         80
                                       8.375            716.34      115,180.00
    RIO RANCHO       NM   87124          1            05/22/98         00
    0001429810                           05           07/01/98          0
    0001429810                           N            06/01/28
    0


    2654511          387/387             F          102,800.00         ZZ
                                         360        102,725.60          1
    220 NEWCOMER STREET                7.625            727.61         80
                                       7.375            727.61      128,500.00
    LAS VEGAS        NV   89107          5            05/26/98         00
    0001418961                           05           07/01/98          0
    0001418961                           O            06/01/28
    0


    2654512          387/387             F          140,800.00         ZZ
                                         360        140,703.10          1
    2264 MEYER PLACE                   7.875          1,020.90         80
                                       7.625          1,020.90      176,000.00
1


    COSTA MESA       CA   92627          1            05/26/98         00
    0001419159                           05           07/01/98          0
    0001419159                           O            06/01/28
    0


    2654513          387/387             F          153,600.00         ZZ
                                         360        153,486.01          1
    5603 CATOCTIN RIDGE ROAD           7.500          1,073.99         80
                                       7.250          1,073.99      192,000.00
    MOUNT AIRY       MD   21771          5            05/19/98         00
    0001419324                           05           07/01/98          0
    0001419324                           O            06/01/28
    0


    2654514          387/387             F          120,000.00         T
                                         360        119,919.48          1
    448 BELLO STREET                   8.000            880.52         59
                                       7.750            880.52      205,000.00
    PISMO BEACH      CA   93449          5            05/29/98         00
    0001419506                           01           07/01/98          0
    0001419506                           O            06/01/28
    0


    2654515          387/387             F           50,000.00         ZZ
                                         360         49,962.89          1
    5518 RIVERTON AVENUE               7.500            349.61         48
                                       7.250            349.61      105,000.00
    (NORTH HOLLYWOO  CA   91601          5            05/28/98         00
    0001419597                           05           07/01/98          0
    0001419597                           N            06/01/28
    0


    2654516          387/387             F           36,000.00         ZZ
                                         360         35,979.29          1
    72728 WILLOW STREET #3             8.750            283.21         80
                                       8.500            283.21       45,000.00
    PALM DESERT      CA   92260          2            05/29/98         00
    0001420694                           05           07/01/98          0
    0001420694                           N            06/01/28
    0


    2654517          387/387             F          147,500.00         ZZ
                                         360        147,393.24          1
    7631 EAST TWINLEAF TRAIL           7.625          1,044.00         50
                                       7.375          1,044.00      298,000.00
    ORANGE           CA   92869          1            05/26/98         00
    0001421478                           03           07/01/98          0
    0001421478                           O            06/01/28
    0
1




    2654518          387/387             F          167,250.00         ZZ
                                         360        167,140.59          3
    701 EAST 5TH STREET                8.125          1,241.83         75
                                       7.875          1,241.83      223,000.00
    LONG BEACH       CA   90802          2            06/01/98         00
    0001422997                           05           07/01/98          0
    0001422997                           O            06/01/28
    0


    2654519          387/387             F           76,500.00         ZZ
                                         360         76,437.29          1
    215 MARENGO AVENUE                 7.000            508.96         69
                                       6.750            508.96      111,000.00
    FOREST PARK      IL   60130          5            05/18/98         00
    0001423284                           01           07/01/98          0
    0001423284                           O            06/01/28
    0


    2654520          387/387             F           81,000.00         ZZ
                                         360         80,942.83          1
    16847 EAST LINVALE PLACE           7.750            580.29         75
                                       7.500            580.29      108,000.00
    AURORA           CO   80013          5            05/20/98         00
    0001423359                           05           07/01/98          0
    0001423359                           O            06/01/28
    0


    2654521          387/387             F           56,900.00         ZZ
                                         360         56,860.85          1
    2176 NORTH PARK AVENUE             7.875            412.56         62
                                       7.625            412.56       93,000.00
    EUGENE           OR   97404          5            05/28/98         00
    0001423839                           05           07/01/98          0
    0001423839                           O            06/01/28
    0


    2654522          387/387             F           60,750.00         ZZ
                                         360         60,711.27          1
    3308 EAST PIMA STREET              8.250            456.39         75
                                       8.000            456.39       81,000.00
    TUCSON           AZ   85716          5            05/21/98         00
    0001423920                           05           07/01/98          0
    0001423920                           N            06/01/28
    0


    2654524          387/387             F           90,000.00         ZZ
                                         360         89,933.21          1
1


    2432 CHEVY CHASE DRIVE             7.500            629.29         80
                                       7.250            629.29      112,500.00
    IRVING           TX   75062          1            05/28/98         00
    0001424548                           05           07/01/98          0
    0001424548                           O            06/01/28
    0


    2654525          387/387             F          115,000.00         ZZ
                                         360        114,918.84          1
    29871 WHITE SAIL PLACE             7.750            823.87         46
                                       7.500            823.87      250,000.00
    CANYON LAKE      CA   92587          5            05/28/98         00
    0001424670                           03           07/01/98          0
    0001424670                           O            06/01/28
    0


    2654526          387/387             F          103,000.00         ZZ
                                         360        102,925.45          1
    21 ARCHERY COURT                   7.625            729.03         46
                                       7.375            729.03      224,000.00
    EL SOBRANTE      CA   94803          5            05/28/98         00
    0001424878                           05           07/01/98          0
    0001424878                           O            06/01/28
    0


    2654527          387/387             F          100,000.00         ZZ
                                         360         99,937.85          1
    50827 HIGHWAY 550 NORTH            8.375            760.07         69
                                       8.125            760.07      145,000.00
    DURANGO          CO   81301          1            05/26/98         00
    0001426063                           01           07/01/98          0
    0001426063                           O            06/01/28
    0


    2654528          387/387             F           41,250.00         ZZ
                                         360         41,226.27          1
    816 WEST COLUMBIA AVENUE           8.750            324.51         75
                                       8.500            324.51       55,000.00
    CHAMPAIGN        IL   61820          1            05/21/98         00
    0001427095                           05           07/01/98          0
    0001427095                           N            06/01/28
    0


    2654529          387/387             F          105,000.00         ZZ
                                         360        104,929.55          1
    3500 WEST MANCHESTER BLVD #349     8.000            770.45         70
                                       7.750            770.45      150,000.00
    INGLEWOOD        CA   90305          5            05/26/98         00
    0001428168                           01           07/01/98          0
1


    0001428168                           N            06/01/28
    0


    2654530          387/387             F          144,800.00         ZZ
                                         360        144,710.00          1
    8 PARKWAY PLACE                    8.375          1,100.58         80
                                       8.125          1,100.58      181,000.00
    HOUSTON          TX   77040          1            05/19/98         00
    0001428440                           03           07/01/98          0
    0001428440                           O            06/01/28
    0


    2654531          387/387             F           84,000.00         ZZ
                                         360         83,947.79          1
    4225 EAST AVALON DRIVE             8.375            638.46         69
                                       8.125            638.46      122,000.00
    PHOENIX          AZ   85018          5            05/20/98         00
    0001428671                           05           07/01/98          0
    0001428671                           O            06/01/28
    0


    2654532          387/387             F          112,000.00         ZZ
                                         360        111,922.92          1
    11455 CHERRY DRIVE                 7.875            812.08         80
                                       7.625            812.08      140,000.00
    THORNTON         CO   80233          1            05/20/98         00
    0001428796                           05           07/01/98          0
    0001428796                           O            06/01/28
    0


    2654533          387/387             F           79,400.00         ZZ
                                         360         79,339.58          1
    3027 NEWCASTLE DRIVE               7.375            548.40         74
                                       7.125            548.40      107,500.00
    DALLAS           TX   75220          2            05/15/98         00
    0001429125                           05           07/01/98          0
    0001429125                           O            06/01/28
    0


    2654534          387/387             F          155,000.00         ZZ
                                         360        154,884.97          1
    21011 SHARMILA                     7.500          1,083.78         62
                                       7.250          1,083.78      251,000.00
    LAKE FOREST      CA   92630          2            05/26/98         00
    0001429133                           03           07/01/98          0
    0001429133                           O            06/01/28
    0


1


    2654535          387/387             F           70,000.00         ZZ
                                         360         69,951.83          1
    1366 WEXFORD DRIVE NORTH           7.875            507.55         70
                                       7.625            507.55      100,000.00
    PALM HARBOR      FL   34683          5            05/18/98         00
    0001429240                           05           07/01/98          0
    0001429240                           O            06/01/28
    0


    2654536          387/387             F           83,500.00         ZZ
                                         360         83,442.54          1
    5320 NORTH LOWELL AVE.-#3-404      7.875            605.43         55
                                       7.625            605.43      152,500.00
    CHICAGO          IL   60630          1            05/21/98         00
    0001430230                           06           07/01/98          0
    0001430230                           O            06/01/28
    0


    2654538          387/387             F          105,000.00         ZZ
                                         360        104,925.89          1
    5300 AUTUMN FOREST TRAIL           7.750            752.23         70
                                       7.500            752.23      150,000.00
    WAKE FOREST      NC   27587          2            05/28/98         00
    0001430628                           05           07/01/98          0
    0001430628                           O            06/01/28
    0


    2654539          387/387             F          168,000.00         ZZ
                                         360        167,898.23          1
    9302 CIMA DE LAGO LANE             8.500          1,291.77         80
                                       8.250          1,291.77      210,000.00
    CHATSWORTH       CA   91311          2            06/01/98         00
    0001431139                           05           07/01/98          0
    0001431139                           O            06/01/28
    0


    2654541          387/387             F           82,800.00         ZZ
                                         360         82,745.83          1
    4050 FRANKFORD RD.#302             8.125            614.79         80
                                       7.875            614.79      103,500.00
    DALLAS           TX   75252          1            05/19/98         00
    0001432202                           01           07/01/98          0
    0001432202                           O            06/01/28
    0


    2654542          387/387             F          165,000.00         ZZ
                                         360        164,883.54          1
    3127 N. E. KLICKITAT STREET        7.750          1,182.08         72
                                       7.500          1,182.08      232,000.00
1


    PORTLAND         OR   97212          5            06/01/98         00
    0001432764                           05           07/01/98          0
    0001432764                           O            06/01/28
    0


    2654543          387/387             F           58,100.00         ZZ
                                         360         58,066.58          1
    3939 SARATOGA AVENUE- #E-211       8.750            457.07         75
                                       8.500            457.07       77,500.00
    DOWNERS GROVE    IL   60515          5            05/28/98         00
    0001432962                           05           07/01/98          0
    0001432962                           N            06/01/28
    0


    2654544          387/387             F          120,000.00         ZZ
                                         360        119,921.50          1
    7300 WHITE OAK AVENUE              8.125            891.00         80
                                       7.875            891.00      150,000.00
    VAN NUYS         CA   91406          2            05/19/98         00
    0001435254                           05           07/01/98          0
    0001435254                           O            06/01/28
    0


    2654545          387/387             F          134,000.00         ZZ
                                         360        133,907.79          1
    935 NORTH OGDEN DRIVE              7.875            971.59         53
                                       7.625            971.59      255,000.00
    WEST HOLLYWOOD   CA   90046          2            05/28/98         00
    0001433747                           05           07/01/98          0
    0001433747                           O            06/01/28
    0


    2654546          387/387             F          116,000.00         ZZ
                                         360        115,918.13          1
    5440 LINDLEY AVENUE #108           7.750            831.04         80
                                       7.500            831.04      145,000.00
    LOS ANGELES      CA   91316          1            05/26/98         00
    0001434232                           01           07/01/98          0
    0001434232                           O            06/01/28
    0


    2654549          387/387             F           86,250.00         ZZ
                                         360         86,192.13          1
    3318 & 3320 WEST 15TH AVENUE       8.000            632.87         75
                                       7.750            632.87      115,000.00
    EUGENE           OR   97402          5            05/29/98         00
    0001435130                           05           07/01/98          0
    0001435130                           N            06/01/28
    0
1




    2654550          387/387             F          160,000.00         ZZ
                                         360        159,907.95          1
    9017 ALCOTT STREET #102            8.750          1,258.72         80
                                       8.500          1,258.72      200,000.00
    LOS ANGELES      CA   90035          1            05/28/98         00
    0001435205                           01           07/01/98          0
    0001435205                           N            06/01/28
    0


    2654551          387/387             F          110,600.00         ZZ
                                         360        110,536.37          1
    4153 GREEN COURT                   8.750            870.09         75
                                       8.500            870.09      147,500.00
    DENVER           CO   80211          5            05/21/98         00
    0001435593                           05           07/01/98          0
    0001435593                           N            06/01/28
    0


    2654552          387/387             F           53,250.00         ZZ
                                         360         53,219.36          1
    2792 TONEY DRIVE                   8.750            418.92         75
                                       8.500            418.92       71,000.00
    DECATUR          GA   30032          5            05/21/98         00
    0001436005                           05           07/01/98          0
    0001436005                           N            06/01/28
    0


    2654553          387/387             F           65,000.00         ZZ
                                         360         64,954.12          1
    1635 ZEMORY DRIVE                  7.750            465.67         53
                                       7.500            465.67      124,500.00
    TUCKER           GA   30084          1            05/27/98         00
    0001436690                           05           07/01/98          0
    0001436690                           O            06/01/28
    0


    2654554          387/387             F           68,000.00         ZZ
                                         360         67,946.95          1
    225 SOUTH XAVIER STREET            7.250            463.88         80
                                       7.000            463.88       85,000.00
    DENVER           CO   80219          5            06/01/98         00
    0001437060                           05           07/01/98          0
    0001437060                           O            06/01/28
    0


    2654555          387/387             F          153,000.00         ZZ
                                         360        152,904.90          1
1


    8105 TRAFALGER DRIVE               8.375          1,162.91         80
                                       8.125          1,162.91      192,000.00
    COLORADO SPRING  CO   80920          1            05/18/98         00
    0001437144                           05           07/01/98          0
    0001437144                           O            06/01/28
    0


    2654556          387/387             F          170,400.00         ZZ
                                         360        170,288.53          1
    828 SHADYLAWN DRIVE                8.125          1,265.22         80
                                       7.875          1,265.22      213,000.00
    CHAPEL HILL      NC   27514          1            05/26/98         00
    0001437318                           05           07/01/98          0
    0001437318                           O            06/01/28
    0


    2654558          387/387             F          160,000.00         ZZ
                                         360        159,892.65          1
    34457 NORTH 99TH STREET            8.000          1,174.02         59
                                       7.750          1,174.02      275,650.00
    SCOTTSDALE       AZ   85262          1            05/28/98         00
    0001437623                           03           07/01/98          0
    0001437623                           O            06/01/28
    0


    2654559          387/387             F          166,850.00         ZZ
                                         360        166,748.92          4
    1416-1422 SOUTH DOTSERO AVENUE     8.500          1,282.93         75
                                       8.250          1,282.93      222,500.00
    LOVELAND         CO   80537          1            05/27/98         00
    0001438530                           05           07/01/98          0
    0001438530                           N            06/01/28
    0


    2654561          387/387             F          108,750.00         ZZ
                                         360        108,684.12          1
    7624 EAST COLGATE PLACE            8.500            836.19         75
                                       8.250            836.19      145,000.00
    DENVER           CO   80231          1            05/20/98         00
    0001439702                           05           07/01/98          0
    0001439702                           O            06/01/28
    0


    2654562          387/387             F          115,500.00         ZZ
                                         360        115,424.45          1
    6451 EAST FREEPORT DRIVE           8.125            857.58         75
                                       7.875            857.58      154,000.00
    HIGHLANDS RANCH  CO   80126          5            05/29/98         00
    0001439710                           03           07/01/98          0
1


    0001439710                           N            06/01/28
    0


    2654563          387/387             F           98,250.00         ZZ
                                         360         98,185.73          1
    15496 EAST NASSAU DRIVE            8.125            729.50         75
                                       7.875            729.50      131,000.00
    AURORA           CO   80013          5            05/29/98         00
    0001439769                           03           07/01/98          0
    0001439769                           N            06/01/28
    0


    2654564          387/387             F           90,750.00         ZZ
                                         360         90,690.63          1
    18107 EAST IOWA DRIVE              8.125            673.82         75
                                       7.875            673.82      121,000.00
    AURORA           CO   80017          5            05/29/98         00
    0001439785                           05           07/01/98          0
    0001439785                           N            06/01/28
    0


    2654565          387/387             F          135,000.00         ZZ
                                         360        134,920.29          1
    17510 EAST GRAND DRIVE             8.625          1,050.02        100
                                       8.375          1,050.02      135,000.00
    AURORA           CO   80015          1            05/29/98         04
    0001440239                           05           07/01/98         25
    0001440239                           O            06/01/28
    0


    2654566          387/387             F           94,000.00         ZZ
                                         360         93,943.05          1
    4211 ISH DRIVE                     8.500            722.78         80
                                       8.250            722.78      117,500.00
    SIMI VALLEY      CA   93065          1            05/26/98         00
    0001440379                           05           07/01/98          0
    0001440379                           N            06/01/28
    0


    2654567          387/387             F          117,600.00         ZZ
                                         360        117,517.00          1
    2525 AIRLINE ROAD                  7.750            842.50         80
                                       7.500            842.50      147,000.00
    MC DONOUGH       GA   30253          5            05/26/98         00
    0001440882                           05           07/01/98          0
    0001440882                           O            06/01/28
    0


1


    2654568          387/387             F          101,500.00         ZZ
                                         360        101,435.27          1
    3679 DONALDSON ROAD                8.250            762.54         70
                                       8.000            762.54      145,000.00
    ATLANTA          GA   30319          5            05/28/98         00
    0001441385                           05           07/01/98          0
    0001441385                           N            06/01/28
    0


    2654569          387/387             F          155,400.00         ZZ
                                         360        155,298.35          1
    233 ETON COURT                     8.125          1,153.84         70
                                       7.875          1,153.84      222,000.00
    MABLETON         GA   30059          2            05/28/98         00
    0001443035                           03           07/01/98          0
    0001443035                           O            06/01/28
    0


    2654570          387/387             F           94,400.00         ZZ
                                         360         94,342.82          1
    2603 JAMES STREET                  8.500            725.85         80
                                       8.250            725.85      118,000.00
    SAN MARCOS       TX   78666          1            05/29/98         00
    0001442342                           05           07/01/98          0
    0001442342                           O            06/01/28
    0


    2654571          387/387             F           84,600.00         ZZ
                                         360         84,546.06          2
    3325-27 KRAMERIA ST                8.250            635.57         71
                                       8.000            635.57      120,000.00
    DENVER           CO   80207          5            05/29/98         00
    0001442607                           05           07/01/98          0
    0001442607                           N            06/01/28
    0


    2654573          387/387             F           78,350.00         ZZ
                                         360         78,296.08          1
    12602 EAST WARREN DRIVE #D         7.875            568.09         75
                                       7.625            568.09      104,500.00
    AURORA           CO   80014          1            05/20/98         00
    0001442821                           01           07/01/98          0
    0001442821                           O            06/01/28
    0


    2654575          387/387             F          121,600.00         ZZ
                                         360        121,516.32          1
    9012 SWANSON ROAD                  7.875            881.68         80
                                       7.625            881.68      152,000.00
1


    ALGONQUIN        IL   60102          1            05/22/98         00
    0001443894                           05           07/01/98          0
    0001443894                           O            06/01/28
    0


    2654576          387/387             F           80,650.00         ZZ
                                         360         80,594.50          1
    806 WAVECREST LANE                 7.875            584.77         95
                                       7.625            584.77       84,900.00
    HOUSTON          TX   77062          1            05/29/98         04
    0001445055                           03           07/01/98         30
    0001445055                           O            06/01/28
    0


    2654577          387/387             F          108,400.00         ZZ
                                         360        108,319.55          1
    28 TERRACE CIRCLE                  7.500            757.95         80
                                       7.250            757.95      135,500.00
    LAGUNA NIGUEL    CA   92677          1            05/29/98         00
    0001445915                           01           07/01/98          0
    0001445915                           O            06/01/28
    0


    2654578          387/387             F          130,000.00         ZZ
                                         360        130,000.00          1
    2330 WEST CROCKETT #403            7.500            908.98         65
                                       7.250            908.98      200,000.00
    SEATTLE          WA   98199          1            06/01/98         00
    0001447796                           01           08/01/98          0
    0001447796                           O            07/01/28
    0


    2654579          387/387             F           81,000.00         ZZ
                                         360         80,949.65          1
    204 GOODNER AVENUE                 8.375            615.66         90
                                       8.125            615.66       90,000.00
    LA SALLE         CO   80645          1            05/29/98         01
    0001449685                           05           07/01/98         25
    0001449685                           N            06/01/28
    0


    2654580          387/387             F           82,000.00         ZZ
                                         360         81,939.14          1
    6171 WOLFF STREET                  7.500            573.36         65
                                       7.250            573.36      127,000.00
    ARVADA           CO   80003          1            05/28/98         00
    0001448992                           05           07/01/98          0
    0001448992                           O            06/01/28
    0
1




    2654581          387/387             F           96,250.00         ZZ
                                         360         96,185.42          1
    7864 RARITAN STREET                8.000            706.25         90
                                       7.750            706.25      106,950.00
    DENVER           CO   80221          1            05/29/98         10
    0001451608                           05           07/01/98         25
    0001451608                           N            06/01/28
    0


    2655453          696/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
    10331 OLD ANNAPOLIS ROAD           7.875            815.70         75
                                       7.625            815.70      150,000.00
    FREDERICK        MD   21701          2            06/19/98         00
    0430865212                           05           08/01/98          0
    3278137                              O            07/01/28
    0


    2656600          286/286             F          380,900.00         ZZ
                                         360        380,399.97          1
    1559 ELGIN CT                      8.125          2,828.18         63
                                       7.875          2,828.18      605,000.00
    KESWICK          VA   22947          2            04/17/98         00
    0008598296                           03           06/01/98          0
    0008598296                           O            05/01/28
    0


    2656606          286/286             F          130,500.00         ZZ
                                         360        130,222.20          4
    18-20 HOLMES ST                    8.375            991.90         90
                                       8.125            991.90      145,000.00
    NASHUA           NH   03060          1            04/27/98         11
    0008635066                           05           06/01/98         25
    0008635066                           N            05/01/28
    0


    2656615          286/286             F          300,000.00         ZZ
                                         360        299,575.15          1
    60 GARDENS AVE                     7.750          2,149.24         74
                                       7.500          2,149.24      410,000.00
    BERLIN           NJ   08009          2            04/22/98         00
    0008638163                           05           06/01/98          0
    0008638163                           O            05/01/28
    0


    2656623          286/286             F          124,000.00         ZZ
                                         360        123,841.30          4
1


    9 JOYCE ST                         8.250            931.58         90
                                       8.000            931.58      138,000.00
    WEST ORANGE      NJ   07052          1            04/14/98         11
    0008644050                           05           06/01/98         25
    0008644050                           N            05/01/28
    0


    2656628          286/286             F          370,000.00         ZZ
                                         360        369,476.02          1
    32670 GLAISYER HILL RD             7.750          2,650.73         77
                                       7.500          2,650.73      485,000.00
    COTTAGE GROVE    OR   97424          2            04/27/98         00
    0008650061                           05           06/01/98          0
    0008650061                           O            05/01/28
    0


    2656629          286/286             F          337,000.00         ZZ
                                         360        336,510.61          1
    11005 SE 121ST CT                  7.625          2,385.27         70
                                       7.375          2,385.27      485,000.00
    CLACKAMAS        OR   97015          2            04/21/98         00
    0008650604                           03           06/01/98          0
    0008650604                           O            05/01/28
    0


    2656641          286/286             F          126,000.00         ZZ
                                         360        125,904.11          1
    1120 ELIZABETH ST                  7.375            870.26         70
                                       7.125            870.26      182,000.00
    DENVER           CO   80206          2            05/21/98         00
    0008652465                           05           07/01/98          0
    0008652465                           N            06/01/28
    0


    2656643          286/286             F          260,800.00         ZZ
                                         360        260,474.67          1
    43435 BANDA TER                    8.375          1,982.27         80
                                       8.125          1,982.27      326,000.00
    FREMONT          CA   94539          1            04/15/98         00
    0008654283                           03           06/01/98          0
    0008654283                           O            05/01/28
    0


    2656644          286/286             F          250,000.00         ZZ
                                         360        249,809.77          1
    9513 BIANCA AVE                    7.375          1,726.69         68
                                       7.125          1,726.69      373,000.00
    NORTHRIDGE       CA   91325          1            05/26/98         00
    0008654719                           05           07/01/98          0
1


    0008654719                           O            06/01/28
    0


    2656652          286/286             F          189,000.00         ZZ
                                         360        188,879.48          1
    2201 SOUTHERN OAK DR               8.250          1,419.90         90
                                       8.000          1,419.90      210,000.00
    IRVING           TX   75063          1            05/28/98         10
    0008660151                           03           07/01/98         25
    0008660151                           N            06/01/28
    0


    2656654          286/286             F          360,000.00         ZZ
                                         360        359,527.43          1
    40800 THORNE MEADOW CIR            8.125          2,672.99         80
                                       7.875          2,672.99      450,000.00
    WADSWORTH        IL   60083          2            04/28/98         00
    0008664173                           03           06/01/98          0
    0008664173                           O            05/01/28
    0


    2656677          286/286             F          127,000.00         ZZ
                                         360        126,919.02          2
    167 MUNN AVE                       8.250            954.11         78
                                       8.000            954.11      164,500.00
    IRVINGTON        NJ   07111          2            05/15/98         00
    0008735248                           05           07/01/98          0
    0008735248                           N            06/01/28
    0


    2656679          286/286             F          288,000.00         ZZ
                                         360        287,675.89          2
    211 GLEN AVE                       8.875          2,291.46         80
                                       8.625          2,291.46      360,000.00
    PALISADE PARK    NJ   07650          2            04/24/98         00
    0008735459                           05           06/01/98          0
    0008735459                           O            05/01/28
    0


    2656680          286/286             F          265,000.00         ZZ
                                         360        264,843.54          4
    73-23 69TH PL                      8.625          2,061.15         95
                                       8.375          2,061.15      279,000.00
    GLENDALE         NY   11385          1            05/13/98         11
    0008735500                           05           07/01/98         30
    0008735500                           O            06/01/28
    0


1


    2656692          286/286             F          140,000.00         ZZ
                                         360        139,919.44          1
    2111 NE 33 AVE                     8.750          1,101.39         70
                                       8.500          1,101.39      200,000.00
    FORT LAUDERDALE  FL   33305          2            05/28/98         00
    0008743792                           05           07/01/98          0
    0008743792                           N            06/01/28
    0


    2656697          286/286             F          176,000.00         ZZ
                                         360        175,890.60          1
    253 MARGINAL RD                    8.375          1,337.73         90
                                       8.125          1,337.73      196,000.00
    ELMWOOD PARK     NJ   07407          2            05/21/98         11
    0008745051                           05           07/01/98         25
    0008745051                           N            06/01/28
    0


    2656698          286/286             F          135,000.00         ZZ
                                         360        134,909.41          4
    28-30 ROBERT  PL                   8.000            990.59         85
                                       7.750            990.59      160,000.00
    IRVINGTON        NJ   07111          2            05/22/98         11
    0008745146                           05           07/01/98         25
    0008745146                           N            06/01/28
    0


    2656702          286/286             F          175,200.00         ZZ
                                         360        175,091.10          1
    2307 WILD TURKEY TRAIL             8.375          1,331.65         90
                                       8.125          1,331.65      194,700.00
    ARLINGTON        TX   76016          1            05/20/98         10
    0008751562                           03           07/01/98         25
    0008751562                           N            06/01/28
    0


    2656705          286/286             F          224,995.00         ZZ
                                         360        224,603.80          1
    11 SUSAN RD                        8.750          1,770.04         90
                                       8.500          1,770.04      250,000.00
    MARBLEHEAD       MA   01945          1            04/02/98         04
    0008753387                           05           05/01/98         25
    0008753387                           N            04/01/28
    0


    2656710          286/286             F          148,500.00         ZZ
                                         360        148,319.43          1
    25 HAMPSHIRE RD                    8.500          1,141.84         90
                                       8.250          1,141.84      165,000.00
1


    MADISON          CT   06443          1            04/30/98         04
    0008753662                           01           06/01/98         25
    0008753662                           N            05/01/28
    0


    2656712          286/286             F          112,500.00         ZZ
                                         360        112,370.07          1
    69 FRANKLIN RD                     8.750            885.04         90
                                       8.500            885.04      125,000.00
    TEANECK          NJ   07666          1            04/21/98         04
    0008753677                           05           06/01/98         25
    0008753677                           N            05/01/28
    0


    2656724          286/286             F          133,600.00         ZZ
                                         360        133,415.59          1
    89 VINEYARD AVE                    8.375          1,015.46         80
                                       8.125          1,015.46      167,000.00
    CHATHAM          MA   02633          1            04/21/98         00
    0008754212                           05           06/01/98          0
    0008754212                           N            05/01/28
    0


    2656727          286/286             F          108,500.00         ZZ
                                         360        108,427.19          1
    29803 N 41ST PL                    8.000            796.14         90
                                       7.750            796.14      120,580.00
    CAVE CREEK       AZ   85331          1            05/11/98         11
    0008754579                           03           07/01/98         25
    0008754579                           N            06/01/28
    0


    2656729          286/286             F          135,000.00         ZZ
                                         360        134,827.22          1
    231 E 14TH ST                      8.250          1,014.22         90
                                       8.000          1,014.22      150,000.00
    TEMPE            AZ   85281          1            04/14/98         11
    0008754964                           05           06/01/98         25
    0008754964                           N            05/01/28
    0


    2656730          286/286             F          126,000.00         ZZ
                                         360        125,838.75          4
    38 N SANTA BARBARA AVE             8.250            946.60         90
                                       8.000            946.60      140,000.00
    MESA             AZ   85201          1            04/21/98         11
    0008755004                           05           06/01/98         25
    0008755004                           N            05/01/28
    0
1




    2656738          286/286             F          256,000.00         ZZ
                                         360        255,823.82          2
    91 STONEHOUSE RD                   7.875          1,856.18         80
                                       7.625          1,856.18      320,000.00
    TRUMBULL         CT   06611          2            05/15/98         00
    0008760831                           05           07/01/98          0
    0008760831                           O            06/01/28
    0


    2656739          286/286             F          135,300.00         ZZ
                                         360        135,147.51          4
    242-244 OLIVIA ST                  8.875          1,076.51         81
                                       8.625          1,076.51      169,000.00
    DERBY            CT   06418          2            04/30/98         11
    0008760891                           05           06/01/98         33
    0008760891                           N            05/01/28
    0


    2656753          286/286             F          264,500.00         ZZ
                                         360        264,125.41          1
    2630 NE 16TH ST                    7.750          1,894.92         76
                                       7.500          1,894.92      350,000.00
    POMPANO BEACH    FL   33062          2            04/20/98         00
    0008764047                           05           06/01/98          0
    0008764047                           O            05/01/28
    0


    2656758          286/286             F          177,000.00         ZZ
                                         360        176,868.64          1
    1011 RIVA RIDGE RD                 7.500          1,237.61         52
                                       7.250          1,237.61      343,000.00
    GREAT FALLS      VA   22099          2            05/12/98         00
    0008764675                           03           07/01/98          0
    0008764675                           N            06/01/28
    0


    2656784          286/286             F          285,300.00         ZZ
                                         360        285,108.56          1
    1080 WISCONSIN AVE NW #1017        8.000          2,093.44         90
                                       7.750          2,093.44      317,000.00
    WASHINGTON       DC   20007          1            05/27/98         11
    0008973516                           01           07/01/98         25
    0008973516                           O            06/01/28
    0


    2656798          286/286             F          101,600.00         ZZ
                                         360        101,476.46          2
1


    820 BERKELY AVE                    8.500            781.22         80
                                       8.250            781.22      127,000.00
    ATLANTA          GA   30318          1            04/15/98         00
    0008997775                           05           06/01/98          0
    0008997775                           N            05/01/28
    0


    2656808          286/286             F          232,000.00         ZZ
                                         360        231,855.80          1
    140 N CAROLINA AVE                 8.375          1,763.37         80
                                       8.125          1,763.37      290,000.00
    WASHINGTON       DC   20003          1            05/11/98         00
    0009034509                           05           07/01/98          0
    0009034509                           O            06/01/28
    0


    2656816          286/286             F          191,100.00         ZZ
                                         360        190,987.17          4
    24 CHURCH ST                       8.625          1,486.36         70
                                       8.375          1,486.36      273,000.00
    FLEMINGTON       NJ   08822          2            05/07/98         00
    0009213870                           05           07/01/98          0
    0009213870                           N            06/01/28
    0


    2656820          286/286             F          380,000.00         ZZ
                                         360        379,731.80          1
    472 ABBOTT AVENUE                  7.750          2,722.37         80
                                       7.500          2,722.37      475,000.00
    RIDGEFIELD       NJ   07657          1            05/06/98         00
    0009217233                           05           07/01/98          0
    0009217233                           O            06/01/28
    0


    2657350          696/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
    37723 MORRISONVILLE ROAD           7.875          2,088.20         80
                                       7.625          2,088.20      360,000.00
    LOVETTSVILLE     VA   20180          1            06/29/98         00
    0430878306                           05           08/01/98          0
    2408111                              O            07/01/28
    0
1



   TOTAL NUMBER OF LOANS   :      3,162

   TOTAL ORIGINAL BALANCE  :   428,543,682.69

   TOTAL PRINCIPAL BALANCE :   427,987,988.79

   TOTAL ORIGINAL P+I      :     3,159,593.26

   TOTAL CURRENT P+I       :     3,159,593.26


                             ***************************
                             *      END OF REPORT      *
                             ***************************

1

  RUN ON     : 07/23/98           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 08.51.36           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 1998-QS9                                  CUTOFF : 07/01/98
  POOL       : 0004314
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ---------------------------------------------------------------

      1486887                              .2500
      123,385.13                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950

      1563071                              .2500
      151,568.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1595270                              .2500
       58,107.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            6.7500                        2.4200

      1611271                              .2500
       60,355.17                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1628168                              .2500
      129,972.07                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            6.7500                        2.4200

      1631543                              .2500
       94,654.40                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1632424                              .2500
       42,858.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1635385                              .2500
      229,333.83                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1642804                              .2500
       71,834.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1645243                              .2500
       96,668.50                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1649488                              .2500
      128,907.27                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1656011                              .2500
       73,814.63                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1656957                              .2500
       98,033.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1662068                              .2500
       70,899.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1662582                              .2500
      298,740.75                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1662730                              .2500
      110,422.01                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1663172                              .2500
      194,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1663262                              .2500
       99,762.05                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1663462                              .2500
      109,902.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1664791                              .2500
       38,816.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1667649                              .2500
       37,843.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1667964                              .2500
       37,987.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200
1



      1668482                              .2500
      718,954.45                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1668674                              .2500
      124,444.63                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1670368                              .2500
      648,599.30                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1672175                              .2500
       74,753.50                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1674629                              .2500
       37,819.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1675637                              .2500
       68,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1675996                              .2500
       39,798.54                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1679011                              .2500
       45,669.75                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1679013                              .2500
       26,781.53                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1680192                              .2500
       87,331.45                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1680947                              .2500
      158,908.62                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1683105                              .2500
      506,551.90                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1686853                              .2500
       23,473.15                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1686856                              .2500
      398,570.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1686996                              .2500
       35,355.83                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1687062                              .2500
      544,985.88                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1687073                              .2500
       99,752.66                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1688224                              .2500
      102,691.32                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1691819                              .2500
       52,872.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1693414                              .2500
      155,667.56                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1693903                              .2500
      288,994.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1693959                              .2500
      288,600.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1695780                              .2500
       25,922.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1695859                              .2500
       47,591.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1696991                              .2500
       71,954.08                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1698057                              .2500
       84,636.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1698131                              .2500
       98,494.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1698607                              .2500
       99,872.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1698863                              .2500
       46,190.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1699350                              .2500
       42,164.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1699489                              .2500
       39,832.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1699671                              .2500
      150,286.87                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1699740                              .2500
      150,821.06                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1699749                              .2500
      167,756.03                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1700280                              .2500
       93,392.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1701090                              .2500
       71,088.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1701395                              .2500
      114,587.50                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1701462                              .2500
      396,476.96                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1701796                              .2500
       66,007.49                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1702282                              .2500
       62,872.31                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1702677                              .2500
      131,250.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1703108                              .2500
       31,464.55                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1703820                              .2500
      223,557.45                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1703822                              .2500
      129,722.94                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1704281                              .2500
      499,392.05                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1705716                              .2500
      119,526.17                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1705745                              .2500
      289,042.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1706392                              .2500
      260,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1707035                              .2500
       91,591.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1707111                              .2500
      258,647.63                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1707123                              .2500
       78,211.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1708066                              .2500
       35,937.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1708090                              .2500
      114,849.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1708251                              .2500
      117,445.62                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1708504                              .2500
      531,726.71                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1708740                              .2500
       63,333.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1708906                              .2500
       28,641.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1709084                              .2500
      269,084.84                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1709086                              .2500
       76,370.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1709250                              .2500
       39,551.93                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1709285                              .2500
       39,551.93                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1709700                              .2500
       60,366.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1709922                              .2500
       45,841.24                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1709951                              .2500
       49,936.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1710265                              .2500
      330,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1710911                              .2500
       49,470.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1710981                              .2500
       54,188.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1711218                              .2500
      199,723.82                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1711221                              .2500
      119,917.42                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1711326                              .2500
       29,200.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1711328                              .2500
      250,611.92                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1711355                              .2500
      269,438.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1711743                              .2500
      114,863.29                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1711745                              .2500
       64,610.60                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1711750                              .2500
      216,953.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1711919                              .2500
      106,037.88                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1711936                              .2500
       37,930.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1712584                              .2500
      439,645.30                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1712728                              .2500
      602,190.08                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1712737                              .2500
      322,166.65                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1713393                              .2500
      301,276.24                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1713612                              .2500
      309,649.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1713628                              .2500
       99,807.37                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1713761                              .2500
       67,406.79                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1713882                              .2500
       26,918.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1714107                              .2500
       38,053.66                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1714194                              .2500
       48,967.94                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1714208                              .2500
       44,899.17                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1714822                              .2500
      419,434.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1714940                              .2500
       35,059.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1716166                              .2500
      139,701.65                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1716447                              .2500
       87,696.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1716662                              .2500
       40,431.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1716679                              .2500
      338,955.55                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1716686                              .2500
       78,344.66                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1716808                              .2500
      258,079.22                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700
1



      1716847                              .2500
      291,662.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1716984                              .2500
      104,792.55                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1717116                              .2500
       62,825.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1717120                              .2500
      115,332.27                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1717375                              .2500
       51,968.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1717533                              .2500
       58,442.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1717535                              .2500
      255,922.52                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1717545                              .2500
       97,629.10                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1717547                              .2500
      343,841.54                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1717551                              .2500
       79,450.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1717552                              .2500
       77,840.64                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1717554                              .2500
      362,964.09                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1717556                              .2500
       55,832.20                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1717568                              .2500
      179,032.95                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1717578                              .2500
      134,605.43                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1717583                              .2500
      318,941.58                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000
1



      1717586                              .2500
      157,227.46                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1717587                              .2500
      327,017.16                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1717588                              .2500
      261,427.49                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1717610                              .2500
       41,376.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1717820                              .2500
      207,589.05                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1717918                              .2500
       64,316.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1718009                              .2500
       34,433.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1718090                              .2500
       45,448.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1718106                              .2500
      119,864.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1718119                              .2500
       85,799.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1718154                              .2500
      279,792.20                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1718170                              .2500
       47,013.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1718602                              .2500
       84,844.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1718752                              .2500
       31,393.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1718755                              .2500
       83,834.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1718941                              .2500
       89,541.39                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1718977                              .2500
      155,905.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1718984                              .2500
      486,907.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1718993                              .2500
      264,822.19                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1719057                              .2500
      383,131.07                           .0800
            7.4500                         .0000
            7.2000                         .0000
            7.1200                         .0000
            6.7500                         .3700

      1719179                              .2500
       41,951.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1719226                              .2500
      120,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1719529                              .2500
       70,533.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1719791                              .2500
       74,704.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1719799                              .2500
      295,410.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1719808                              .2500
       37,428.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1719984                              .2500
      257,625.35                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1720005                              .2500
      308,323.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1720016                              .2500
       42,251.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1720272                              .2500
       42,411.69                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1720318                              .2500
       40,417.95                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1720335                              .2500
       25,555.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1720357                              .2500
       45,783.45                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1720391                              .2500
      518,105.88                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1720459                              .2500
       26,052.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1720465                              .2500
       35,684.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1720513                              .2500
       25,149.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1720515                              .2500
       26,053.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1720530                              .2500
       89,750.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1720550                              .2500
      373,967.47                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1720566                              .2500
       35,037.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1720567                              .2500
       22,572.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1720570                              .2500
       28,497.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1720573                              .2500
       25,404.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1720618                              .2500
      389,721.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1720699                              .2500
       36,830.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1720706                              .2500
       26,049.73                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1720718                              .2500
       45,811.59                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1720762                              .2500
       37,457.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1720971                              .2500
      114,784.07                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1720986                              .2500
      267,496.75                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1720999                              .2500
      100,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1721007                              .2500
       70,410.62                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1721050                              .2500
       73,710.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1721052                              .2500
       80,854.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1721058                              .2500
      292,422.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1721080                              .2500
       44,939.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1721100                              .2500
      229,648.89                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1721117                              .2500
       61,539.89                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1721228                              .2500
      119,891.32                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1721273                              .2500
       73,408.32                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1721306                              .2500
      135,613.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1721642                              .2500
      186,871.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1721655                              .2500
      163,908.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1721660                              .2500
       64,759.72                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1721674                              .2500
      248,889.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1721823                              .2500
      292,303.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1721836                              .2500
       67,230.66                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1722082                              .2500
       23,971.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1722126                              .2500
       85,443.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1722151                              .2500
       86,370.12                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1722509                              .2500
       48,987.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1722533                              .2500
      132,182.31                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1722577                              .2500
       31,453.11                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1722579                              .2500
      349,392.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1722602                              .2500
       31,453.11                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1723100                              .2500
       82,753.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1723147                              .2500
       83,905.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1723168                              .2500
      139,734.21                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1723185                              .2500
      114,234.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1723193                              .2500
       80,701.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1723450                              .2500
      167,818.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1724241                              .2500
      163,903.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1724296                              .2500
      128,214.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1724305                              .2500
       79,142.68                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1724425                              .2500
       38,692.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1724437                              .2500
       24,954.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1724475                              .2500
       44,130.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700
1



      1724528                              .2500
       62,865.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1724670                              .2500
       27,934.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1724755                              .2500
      224,849.03                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1724756                              .2500
       54,247.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1724786                              .2500
      165,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1724789                              .2500
      100,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1724797                              .2500
      119,532.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1724925                              .2500
      168,399.29                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1725044                              .2500
       81,861.07                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1725079                              .2500
       43,919.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1725118                              .2500
      158,774.82                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1725322                              .2500
       18,067.89                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            6.7500                        2.4200

      1725323                              .2500
       16,388.31                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            6.7500                        2.4200

      1725497                              .2500
       23,762.69                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1725498                              .2500
       28,551.55                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1725499                              .2500
       24,662.29                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950
1



      1725505                              .2500
       24,461.59                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1725599                              .2500
      151,705.62                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1725686                              .2500
       45,848.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1725696                              .2500
      158,751.71                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1725721                              .2500
       26,985.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1725733                              .2500
       99,080.02                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1725752                              .2500
       48,540.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1726251                              .2500
       83,568.82                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700
1



      1726369                              .2500
       44,819.44                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1726599                              .2500
      128,908.95                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1726679                              .2500
       41,413.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1726683                              .2500
       56,690.59                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1726707                              .2500
       35,513.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1726870                              .2500
      123,924.88                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1726939                              .2500
       34,978.24                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1726971                              .2500
      175,786.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1727011                              .2500
      101,591.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1727029                              .2500
       52,470.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1727096                              .2500
       27,384.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1727283                              .2500
       59,884.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1727586                              .2500
      120,177.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1727658                              .2500
       31,029.09                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1727722                              .2500
       71,111.19                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1727736                              .2500
       93,006.33                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1727737                              .2500
       37,652.96                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1727748                              .2500
       50,562.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1727752                              .2500
       25,159.45                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1727818                              .2500
       60,796.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1727824                              .2500
      105,577.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1727954                              .2500
      110,700.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1727983                              .2500
      123,650.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1728019                              .2500
      303,091.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1728118                              .2500
      130,923.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1728155                              .2500
      129,779.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1728156                              .2500
       90,824.73                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1728491                              .2500
       62,929.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1728517                              .2500
       39,948.80                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1728532                              .2500
       25,618.81                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1728563                              .2500
      117,918.80                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1728567                              .2500
       75,543.89                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1728598                              .2500
       40,358.28                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1728602                              .2500
       25,317.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1728603                              .2500
      124,916.12                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1728610                              .2500
       85,441.16                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1728690                              .2500
      149,891.44                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1728753                              .2500
      273,234.98                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1728777                              .2500
       38,236.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1728781                              .2500
      308,993.85                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1728828                              .2500
       33,977.76                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1728839                              .2500
       40,773.31                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1728847                              .2500
       50,562.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1728905                              .2500
       45,786.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1729020                              .2500
       37,024.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1729046                              .2500
      113,269.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1729319                              .2500
       47,222.10                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1729346                              .2500
      150,898.69                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1729378                              .2500
       22,702.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1729380                              .2500
       22,702.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1729504                              .2500
       23,762.69                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1729532                              .2500
      626,620.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1729611                              .2500
      156,830.06                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950

      1729616                              .2500
       25,298.63                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1729722                              .2500
      111,135.50                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1729824                              .2500
      167,768.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1729866                              .2500
      115,929.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1729881                              .2500
      123,250.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1730027                              .2500
       54,964.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1730028                              .2500
       95,736.42                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1730039                              .2500
       27,433.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1730042                              .2500
      134,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1730054                              .2500
       35,901.60                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1730056                              .2500
       41,571.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1730083                              .2500
      184,605.73                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1730095                              .2500
       40,867.01                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1730110                              .2500
      104,198.88                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1730114                              .2500
       84,676.85                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1730145                              .2500
      115,843.80                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1730159                              .2500
       98,823.39                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1730187                              .2500
      569,324.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1730191                              .2500
       64,665.35                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1730220                              .2500
       63,911.63                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1730227                              .2500
      531,536.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1730258                              .2500
      144,400.55                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1730295                              .2500
       25,949.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1730301                              .2500
       43,623.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1730311                              .2500
      119,927.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1730389                              .2500
       87,449.66                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1730397                              .2500
      147,113.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1730446                              .2500
       29,964.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1730477                              .2500
       47,552.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1730530                              .2500
       58,317.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1730537                              .2500
      224,623.35                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1730597                              .2500
      102,796.51                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1730672                              .2500
       42,698.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1730703                              .2500
       43,469.30                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1730741                              .2500
      103,140.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1730751                              .2500
       33,756.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1730780                              .2500
       58,466.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1730800                              .2500
       46,521.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1730976                              .2500
      125,929.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1730984                              .2500
       53,128.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1731017                              .2500
      283,323.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1731075                              .2500
      223,546.04                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1731098                              .2500
       35,559.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1731101                              .2500
       25,388.45                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1731481                              .2500
       62,977.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1731696                              .2500
      289,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1731705                              .2500
      110,923.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1731709                              .2500
      108,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1731912                              .2500
       39,951.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1732037                              .2500
       65,917.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1732057                              .2500
       40,947.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1732071                              .2500
      127,024.35                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1732280                              .2500
      130,648.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1732313                              .2500
       58,766.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1732321                              .2500
      128,921.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1732322                              .2500
       96,050.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1732443                              .2500
       63,042.51                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1732488                              .2500
      115,869.46                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1732554                              .2500
       38,473.51                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1732600                              .2500
      164,754.33                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1732617                              .2500
       36,755.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1732689                              .2500
       54,868.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1732698                              .2500
       80,953.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1732726                              .2500
      166,370.12                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1732728                              .2500
      115,926.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1732764                              .2500
       54,365.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1732773                              .2500
       86,628.50                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1732775                              .2500
       66,268.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1732778                              .2500
       53,893.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1732783                              .2500
       90,915.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1732791                              .2500
       38,374.23                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1732824                              .2500
       56,215.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1732831                              .2500
       61,692.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1732863                              .2500
       70,352.75                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1732956                              .2500
      372,743.30                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1733038                              .2500
      160,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1733087                              .2500
       94,304.82                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1733104                              .2500
       41,300.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1733131                              .2500
       39,521.76                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1733178                              .2500
      112,344.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733198                              .2500
      152,788.71                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733218                              .2500
       27,271.18                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1733233                              .2500
       34,959.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1733245                              .2500
       45,692.94                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1733260                              .2500
      117,668.96                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733302                              .2500
       89,822.19                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1733305                              .2500
       88,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1733311                              .2500
       78,350.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733317                              .2500
      234,838.28                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733329                              .2500
       60,711.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1733387                              .2500
      114,064.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1733424                              .2500
      144,675.15                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1733426                              .2500
      143,919.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1733433                              .2500
       24,822.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1733438                              .2500
       52,390.87                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733556                              .2500
       62,869.06                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733566                              .2500
       95,740.33                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1733569                              .2500
       56,884.49                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1733622                              .2500
      165,885.76                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1733699                              .2500
      114,090.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1733761                              .2500
       89,743.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1733813                              .2500
      107,877.57                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1733824                              .2500
      163,717.21                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1733861                              .2500
       71,858.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1733879                              .2500
      198,776.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1733894                              .2500
       25,167.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1733898                              .2500
       90,146.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1733906                              .2500
       63,822.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1733925                              .2500
      101,920.43                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1733981                              .2500
      380,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1734019                              .2500
      135,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1734029                              .2500
       49,930.95                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1734123                              .2500
      274,829.07                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1734125                              .2500
      375,727.87                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1734148                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1734149                              .2500
      234,829.91                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1734150                              .2500
       85,945.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1734154                              .2500
       69,628.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1734155                              .2500
      153,033.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1734178                              .2500
       97,764.82                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1734180                              .2500
      212,572.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1734189                              .2500
       39,128.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1734298                              .2500
       58,618.93                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1734375                              .2500
      125,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1734389                              .2500
       82,749.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1734395                              .2500
       22,486.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1734398                              .2500
       39,125.66                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1734416                              .2500
       75,475.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1734442                              .2500
       47,543.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1734451                              .2500
       51,195.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1734521                              .2500
      188,945.24                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1734547                              .2500
      142,326.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1734548                              .2500
       25,968.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1734556                              .2500
      405,600.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1734610                              .2500
      108,374.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1734611                              .2500
      487,172.90                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1734677                              .2500
       34,611.01                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1734744                              .2500
       39,946.14                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1734818                              .2500
      157,004.05                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700
1



      1734856                              .2500
       26,070.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1734880                              .2500
       36,429.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1734935                              .2500
       55,318.15                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1734952                              .2500
       60,314.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1734987                              .2500
       65,960.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1735020                              .2500
      519,048.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1735280                              .2500
       51,938.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1735282                              .2500
       62,411.49                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1735290                              .2500
       31,816.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1735293                              .2500
       39,108.16                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1735398                              .2500
      299,808.70                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1735429                              .2500
       43,945.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1735498                              .2500
       45,276.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1735530                              .2500
       58,427.03                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1735539                              .2500
      209,687.33                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1735559                              .2500
      285,127.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1735575                              .2500
      169,365.79                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1735651                              .2500
       40,027.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1735666                              .2500
      226,843.78                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1735738                              .2500
       91,693.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1735767                              .2500
      166,911.10                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1735821                              .2500
      159,779.06                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1735823                              .2500
       64,449.41                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1735836                              .2500
       50,792.77                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1735841                              .2500
       27,270.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1735849                              .2500
      149,798.03                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1735894                              .2500
      263,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1735900                              .2500
      343,736.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1735902                              .2500
       85,450.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1735908                              .2500
      130,707.68                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1735941                              .2500
      124,652.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1736017                              .2500
      103,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1736034                              .2500
      150,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1736035                              .2500
      187,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1736040                              .2500
      104,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736049                              .2500
       48,970.31                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736103                              .2500
       67,099.95                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1736117                              .2500
       53,126.53                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1736143                              .2500
      179,745.10                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1736147                              .2500
      138,427.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1736149                              .2500
       47,947.36                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1736246                              .2500
      650,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1736304                              .2500
       50,933.06                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1736308                              .2500
       50,388.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736335                              .2500
      167,795.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736347                              .2500
       53,937.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1736348                              .2500
       52,464.77                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1736352                              .2500
      209,855.48                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1736360                              .2500
       45,939.61                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1736363                              .2500
      167,768.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1736367                              .2500
       42,473.58                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1736372                              .2500
      116,932.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1736444                              .2500
      559,226.69                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1736460                              .2500
       64,312.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1736535                              .2500
      167,567.04                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1736537                              .2500
       66,456.49                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1736539                              .2500
       31,977.98                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1736566                              .2500
      159,895.33                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1736584                              .2500
      329,767.08                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1736590                              .2500
       44,120.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1736677                              .2500
       83,148.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736687                              .2500
       48,940.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736688                              .2500
      167,779.46                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1736690                              .2500
       92,587.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1736734                              .2500
      649,102.42                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1736765                              .2500
       97,868.04                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1736784                              .2500
       91,944.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736820                              .2500
       47,284.59                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1736838                              .2500
      116,929.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1736872                              .2500
      176,406.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1737138                              .2500
       66,027.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1737168                              .2500
      169,382.57                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1737205                              .2500
       64,868.27                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1737214                              .2500
       64,857.95                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1737282                              .2500
       36,581.34                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1737318                              .2500
       31,981.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1737420                              .2500
       46,373.30                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1737427                              .2500
      202,673.95                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1737446                              .2500
       35,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1737488                              .2500
      549,296.15                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1737555                              .2500
      182,274.47                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1737594                              .2500
      139,896.10                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1737653                              .2500
       87,399.80                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1737693                              .2500
      104,700.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1737697                              .2500
      749,470.66                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1737734                              .2500
       68,918.24                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1737846                              .2500
       37,747.79                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1737875                              .2500
       40,205.11                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700
1



      1737998                              .2500
       40,402.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1738017                              .2500
       22,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1738027                              .2500
      310,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1738056                              .2500
       39,951.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1738102                              .2500
       54,962.15                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1738126                              .2500
       45,946.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1738157                              .2500
      256,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1738159                              .2500
      235,697.99                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1738272                              .2500
       91,741.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1738278                              .2500
       64,762.71                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1738280                              .2500
      129,921.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1738285                              .2500
      134,907.09                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1738287                              .2500
       73,756.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1738291                              .2500
       78,738.34                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1738308                              .2500
       73,756.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1738322                              .2500
       95,433.81                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1738323                              .2500
       73,756.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1738326                              .2500
      264,677.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1738332                              .2500
      103,061.04                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1738347                              .2500
      177,877.51                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1738369                              .2500
       31,030.20                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1738371                              .2500
       25,171.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1738373                              .2500
       22,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1738379                              .2500
       36,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1738391                              .2500
      281,369.18                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1738432                              .2500
      231,819.02                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1738477                              .2500
       43,801.92                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1738509                              .2500
      128,700.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1738510                              .2500
       64,762.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1738555                              .2500
       85,484.73                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1738587                              .2500
       26,983.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1738595                              .2500
      224,726.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1738638                              .2500
      107,393.53                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1738672                              .2500
       99,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1738812                              .2500
       85,445.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1738817                              .2500
       87,245.74                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1738918                              .2500
       67,859.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1738973                              .2500
      143,903.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739063                              .2500
      163,883.54                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1739065                              .2500
       45,424.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1739085                              .2500
      191,741.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739109                              .2500
       65,624.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1739149                              .2500
      559,186.81                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1739164                              .2500
      125,612.70                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1739197                              .2500
       84,648.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739206                              .2500
      131,318.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1739214                              .2500
      131,911.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739234                              .2500
      134,100.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1739288                              .2500
      158,586.19                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739295                              .2500
      184,738.02                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1739299                              .2500
      115,827.28                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1739306                              .2500
       86,688.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1739313                              .2500
       41,349.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739326                              .2500
       89,941.12                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1739341                              .2500
       55,767.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1739371                              .2500
       85,548.14                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1739372                              .2500
       87,946.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739374                              .2500
       82,749.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739377                              .2500
       87,946.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739381                              .2500
       87,946.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739385                              .2500
      109,926.19                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739387                              .2500
       82,749.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739398                              .2500
      163,872.06                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1739406                              .2500
       69,950.59                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1739407                              .2500
       73,747.90                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1739408                              .2500
      479,337.17                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1739417                              .2500
       95,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739447                              .2500
      240,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1739455                              .2500
      112,428.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1739461                              .2500
      152,578.11                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1739463                              .2500
       81,500.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739470                              .2500
       70,295.17                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1739573                              .2500
      132,625.67                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1739598                              .2500
      101,931.56                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739619                              .2500
      133,910.09                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1739646                              .2500
       50,371.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1739665                              .2500
       31,981.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1739673                              .2500
       73,553.07                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1739693                              .2500
      152,538.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1739712                              .2500
      224,844.16                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1739713                              .2500
      279,632.42                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1739743                              .2500
      100,800.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1739748                              .2500
      275,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1739803                              .2500
      224,638.51                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1739804                              .2500
      127,340.93                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1739844                              .2500
      106,332.15                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1739851                              .2500
       88,200.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1739855                              .2500
      371,269.09                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1739869                              .2500
      140,795.25                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1739871                              .2500
      245,642.76                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1739900                              .2500
      174,876.49                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1739912                              .2500
      134,016.65                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1739929                              .2500
       75,553.02                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1740000                              .2500
       28,783.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1740003                              .2500
       63,953.68                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1740110                              .2500
      145,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1740161                              .2500
       73,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1740204                              .2500
      111,828.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1740207                              .2500
      111,828.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1740211                              .2500
       34,978.24                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1740235                              .2500
      127,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1740328                              .2500
       73,707.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1740363                              .2500
       45,441.76                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1740572                              .2500
       38,577.79                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1740575                              .2500
       57,906.39                           .0800
            8.1000                         .0000
            7.8500                         .0000
            7.7700                         .0000
            6.7500                        1.0200

      1740576                              .2500
       93,504.27                           .0800
            7.8500                         .0000
            7.6000                         .0000
            7.5200                         .0000
            6.7500                         .7700

      1740577                              .2500
       91,478.30                           .0800
            7.8500                         .0000
            7.6000                         .0000
            7.5200                         .0000
            6.7500                         .7700

      1740578                              .2500
       41,909.57                           .0800
            7.7000                         .0000
            7.4500                         .0000
            7.3700                         .0000
            6.7500                         .6200

      1740580                              .2500
      146,009.04                           .0800
            8.1500                         .0000
            7.9000                         .0000
            7.8200                         .0000
            6.7500                        1.0700

      1740922                              .2500
      224,669.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1740944                              .2500
       69,956.49                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1740969                              .2500
       34,405.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1741016                              .2500
       50,937.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1741023                              .2500
       67,408.07                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1741032                              .2500
       58,762.51                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1741044                              .2500
       76,399.58                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741047                              .2500
      649,541.24                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1741083                              .2500
       28,813.08                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1741407                              .2500
       44,948.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1741466                              .2500
      399,488.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1741472                              .2500
      149,677.20                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741522                              .2500
       91,776.27                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741558                              .2500
       91,385.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1741744                              .2500
       49,936.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1741779                              .2500
      122,015.97                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741781                              .2500
       69,957.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1741810                              .2500
       44,875.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1741813                              .2500
      520,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1741836                              .2500
       83,649.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1741849                              .2500
      171,302.78                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1741944                              .2500
       89,758.29                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1741945                              .2500
       38,901.87                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741946                              .2500
       69,440.11                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1741947                              .2500
      202,567.39                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1741949                              .2500
       56,178.01                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1741950                              .2500
       99,858.37                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1741951                              .2500
      239,513.66                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741952                              .2500
      293,604.14                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741953                              .2500
      122,488.98                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741954                              .2500
       94,655.51                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741955                              .2500
       89,765.36                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1741956                              .2500
       44,931.29                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1741957                              .2500
      309,538.12                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1741958                              .2500
      215,668.40                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1741959                              .2500
       99,692.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741960                              .2500
      135,398.09                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1741961                              .2500
      141,409.33                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741962                              .2500
      139,811.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741964                              .2500
      103,856.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741965                              .2500
      195,343.22                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741966                              .2500
      295,591.24                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741967                              .2500
      366,493.20                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1741968                              .2500
       67,102.41                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1741969                              .2500
      133,416.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741972                              .2500
      141,704.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741973                              .2500
      159,487.92                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741974                              .2500
       62,878.65                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1741975                              .2500
      385,212.34                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1741976                              .2500
      319,779.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741977                              .2500
       49,930.49                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1741978                              .2500
      294,549.66                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1741979                              .2500
      227,189.85                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1741980                              .2500
      249,480.45                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741981                              .2500
      399,447.63                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741982                              .2500
       66,860.75                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741984                              .2500
      161,147.10                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1741985                              .2500
      112,260.23                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1741986                              .2500
      146,802.06                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1741987                              .2500
      337,009.89                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1741988                              .2500
      220,709.89                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741989                              .2500
      569,251.74                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741990                              .2500
      130,734.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741992                              .2500
      274,838.72                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741993                              .2500
      174,308.17                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741994                              .2500
      141,576.53                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1741995                              .2500
      169,771.10                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1741996                              .2500
      244,670.11                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1741997                              .2500
      224,454.25                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1741998                              .2500
       47,909.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1741999                              .2500
      159,773.41                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742000                              .2500
      254,610.72                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1742002                              .2500
      274,428.49                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742003                              .2500
      160,223.35                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1742004                              .2500
      324,307.38                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1742005                              .2500
       95,726.32                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742006                              .2500
      127,723.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742007                              .2500
      102,358.45                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742009                              .2500
      129,325.26                           .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                         .0000
            6.7500                         .9100

      1742010                              .2500
      187,785.48                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742012                              .2500
      226,540.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1742013                              .2500
       99,786.87                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742014                              .2500
      288,103.07                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1742015                              .2500
       74,837.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742016                              .2500
      189,265.15                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1742018                              .2500
      157,764.75                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1742019                              .2500
      127,082.47                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742022                              .2500
       63,670.47                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1742023                              .2500
      205,613.18                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1742025                              .2500
      139,185.07                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1742026                              .2500
      119,709.07                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1742027                              .2500
      129,708.75                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1742030                              .2500
      167,850.44                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742031                              .2500
      229,522.03                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742034                              .2500
      159,627.33                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742035                              .2500
      312,749.09                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1742036                              .2500
      249,917.91                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1742037                              .2500
      512,922.58                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742039                              .2500
      299,376.55                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1742040                              .2500
      149,787.58                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742041                              .2500
      124,719.95                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1742042                              .2500
      105,600.24                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742043                              .2500
      113,357.90                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742044                              .2500
      456,549.22                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742045                              .2500
       49,896.08                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742046                              .2500
      149,703.62                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1742047                              .2500
      134,719.43                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1742049                              .2500
      110,950.86                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1742050                              .2500
      260,471.10                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1742051                              .2500
      247,471.48                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742053                              .2500
       49,965.59                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742054                              .2500
      123,578.84                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742055                              .2500
       89,865.98                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1742056                              .2500
      179,731.99                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1742057                              .2500
      147,561.98                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450
1



      1742058                              .2500
      164,794.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1742059                              .2500
       77,495.50                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1742060                              .2500
      208,404.43                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742061                              .2500
       99,868.72                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1742062                              .2500
       99,369.38                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1742063                              .2500
       78,890.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742064                              .2500
       55,914.51                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1742065                              .2500
      134,091.30                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      1742067                              .2500
      164,894.78                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1742068                              .2500
      243,413.40                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742069                              .2500
      206,184.76                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1742070                              .2500
       88,677.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742071                              .2500
      128,513.09                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1742072                              .2500
      109,844.22                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1742073                              .2500
      104,833.85                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1742093                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1742112                              .2500
       84,951.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1742138                              .2500
       35,578.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1742175                              .2500
       63,125.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1742316                              .2500
       64,924.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1742361                              .2500
       49,992.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1742400                              .2500
       93,144.98                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1742500                              .2500
       58,362.76                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1742536                              .2500
       36,875.24                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1742599                              .2500
      249,148.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1742696                              .2500
       40,475.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1742697                              .2500
       87,696.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1742785                              .2500
      249,156.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1742797                              .2500
      144,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1742798                              .2500
      148,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1742838                              .2500
      277,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1742866                              .2500
       47,569.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1742878                              .2500
       42,247.24                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1742938                              .2500
       38,377.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1742965                              .2500
      194,272.83                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1743030                              .2500
      273,551.86                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1743154                              .2500
      380,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1743158                              .2500
      134,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1743198                              .2500
      115,920.17                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1743240                              .2500
       47,172.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1743290                              .2500
       57,529.95                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1743383                              .2500
      149,803.08                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1743399                              .2500
       69,179.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1743435                              .2500
      211,500.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1743443                              .2500
       38,973.16                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1743468                              .2500
       78,248.78                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1743527                              .2500
      647,087.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1743535                              .2500
      489,323.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1743536                              .2500
      185,462.26                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1743558                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1743559                              .2500
      124,428.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1743580                              .2500
      131,906.84                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1743584                              .2500
       51,271.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1743603                              .2500
       44,106.12                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1743640                              .2500
       32,800.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1743642                              .2500
       85,450.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1743646                              .2500
      192,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1743696                              .2500
       59,923.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1743744                              .2500
      211,861.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1743746                              .2500
       67,461.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1743800                              .2500
      136,708.21                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1743813                              .2500
       67,150.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1743821                              .2500
       99,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1743822                              .2500
      170,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1743833                              .2500
      167,878.41                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1743845                              .2500
      131,906.84                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1743941                              .2500
      104,939.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1743944                              .2500
       50,601.02                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1743956                              .2500
      449,227.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1743974                              .2500
       44,050.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1744022                              .2500
      274,989.94                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1744081                              .2500
       41,824.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1744118                              .2500
       99,931.18                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1744134                              .2500
       80,903.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1744152                              .2500
      362,743.79                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1744227                              .2500
       54,811.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1744232                              .2500
       54,543.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1744242                              .2500
       41,251.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1744243                              .2500
       33,560.18                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1744281                              .2500
      155,887.09                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1744716                              .2500
       96,366.75                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1744741                              .2500
       43,124.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1744769                              .2500
       75,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1744791                              .2500
       58,523.06                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1744800                              .2500
       29,433.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1744806                              .2500
       44,494.41                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1744838                              .2500
       64,463.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1744858                              .2500
       30,481.04                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1744918                              .2500
       34,181.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1744921                              .2500
       40,453.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1744937                              .2500
      151,889.98                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1744958                              .2500
       91,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1744959                              .2500
       85,000.00                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1744984                              .2500
      187,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1744990                              .2500
       49,968.12                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1745039                              .2500
       27,985.10                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450
1



      1745050                              .2500
       22,719.36                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1745073                              .2500
       41,925.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1745088                              .2500
       90,337.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1745120                              .2500
      127,720.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1745123                              .2500
      103,440.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1745483                              .2500
       37,749.11                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1745489                              .2500
       28,783.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1745570                              .2500
       57,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1745579                              .2500
      104,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1745589                              .2500
       49,962.89                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1745601                              .2500
      178,271.57                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1745862                              .2500
      169,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1746001                              .2500
       56,964.57                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1746006                              .2500
       99,929.42                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746030                              .2500
      245,417.73                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746048                              .2500
       84,201.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1746082                              .2500
      133,408.12                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746125                              .2500
       31,330.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1746127                              .2500
       57,320.74                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746150                              .2500
       96,781.64                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746162                              .2500
      477,530.35                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746163                              .2500
      143,992.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746165                              .2500
      103,342.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1746166                              .2500
      298,667.06                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1746167                              .2500
      109,547.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1746168                              .2500
      110,524.14                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746169                              .2500
       62,276.71                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1746170                              .2500
       41,789.24                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1746171                              .2500
       58,124.91                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1746172                              .2500
      149,688.27                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746173                              .2500
      112,669.71                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1746174                              .2500
      101,723.45                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1746176                              .2500
       50,297.86                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746177                              .2500
      132,480.98                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746178                              .2500
       36,827.07                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1746179                              .2500
      129,006.33                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746180                              .2500
      101,839.57                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746181                              .2500
       44,397.76                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1746182                              .2500
      128,518.55                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1746184                              .2500
      175,314.41                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1746185                              .2500
       84,460.21                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746186                              .2500
       90,810.87                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746187                              .2500
      190,094.01                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746188                              .2500
       74,844.12                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746189                              .2500
      214,369.23                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746190                              .2500
       55,387.53                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746192                              .2500
       38,874.23                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746193                              .2500
      273,416.08                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1746194                              .2500
       26,971.77                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1746195                              .2500
      126,715.45                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746196                              .2500
      144,619.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1746197                              .2500
      106,178.87                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746198                              .2500
       87,681.03                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746199                              .2500
      153,440.56                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746200                              .2500
       91,798.93                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1746201                              .2500
       47,924.30                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1746202                              .2500
       39,850.23                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1746203                              .2500
      243,421.79                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746205                              .2500
      114,750.88                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746206                              .2500
      118,240.57                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746208                              .2500
      105,785.18                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746210                              .2500
      171,614.65                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746211                              .2500
       78,890.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746212                              .2500
      139,709.05                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1746214                              .2500
       39,551.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1746215                              .2500
      170,018.24                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746216                              .2500
      122,868.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1746217                              .2500
      322,597.06                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1746219                              .2500
      131,817.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746220                              .2500
       75,789.77                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1746221                              .2500
      104,865.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1746222                              .2500
       45,879.85                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      1746224                              .2500
      154,893.35                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1746227                              .2500
       38,346.97                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746228                              .2500
      399,461.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746229                              .2500
      199,716.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746230                              .2500
      124,314.62                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746269                              .2500
      149,083.19                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1746278                              .2500
      136,581.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1746327                              .2500
      139,798.75                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1746332                              .2500
       62,953.24                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746403                              .2500
      129,408.60                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746417                              .2500
      145,499.80                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746419                              .2500
       86,129.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1746462                              .2500
       88,937.18                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1746473                              .2500
       42,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1746518                              .2500
      360,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746519                              .2500
       68,320.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1746521                              .2500
      275,850.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1746526                              .2500
      105,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746532                              .2500
       68,909.41                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1746536                              .2500
      154,221.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1746593                              .2500
       57,689.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1746617                              .2500
       50,765.92                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1746623                              .2500
      138,654.52                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1746638                              .2500
      108,421.47                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1746643                              .2500
      240,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1746663                              .2500
      128,700.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1747314                              .2500
      206,268.39                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1747323                              .2500
      123,916.80                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1747423                              .2500
       95,229.81                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1747493                              .2500
       62,958.78                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1747504                              .2500
      108,425.33                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1747535                              .2500
       94,338.25                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1747542                              .2500
       48,570.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1747585                              .2500
      157,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1747646                              .2500
       40,296.19                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1747658                              .2500
      140,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1747672                              .2500
      100,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1747715                              .2500
      124,920.30                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1747731                              .2500
      151,098.55                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1747754                              .2500
      640,621.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1747756                              .2500
      167,884.38                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1747761                              .2500
       65,207.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1747766                              .2500
      147,412.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1747783                              .2500
      139,901.19                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1747799                              .2500
       33,280.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1747800                              .2500
       94,442.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1747807                              .2500
      137,814.18                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1747810                              .2500
       72,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1747830                              .2500
       80,947.02                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1747856                              .2500
      130,707.68                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1747890                              .2500
      172,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1748170                              .2500
       90,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748203                              .2500
       41,352.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1748313                              .2500
       88,195.15                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1748340                              .2500
      115,050.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1748344                              .2500
      149,906.77                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1748388                              .2500
      554,527.61                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748393                              .2500
       80,502.44                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1748421                              .2500
      335,286.06                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748435                              .2500
      100,450.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748443                              .2500
      210,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1748458                              .2500
      100,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748462                              .2500
       50,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1748473                              .2500
       55,762.56                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1748501                              .2500
      227,150.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748517                              .2500
       71,770.34                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1748530                              .2500
       38,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1748538                              .2500
       97,986.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1748547                              .2500
       78,280.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748554                              .2500
      278,000.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1748570                              .2500
      440,750.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748670                              .2500
      102,927.30                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1748671                              .2500
       76,888.17                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748673                              .2500
       99,575.61                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1748674                              .2500
       59,413.59                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748675                              .2500
       97,857.69                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748678                              .2500
       78,135.96                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748680                              .2500
       60,854.80                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748681                              .2500
      176,150.18                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1748682                              .2500
       47,638.95                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1748683                              .2500
      118,385.44                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748684                              .2500
       30,354.72                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748685                              .2500
       52,931.24                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748686                              .2500
       25,964.10                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748687                              .2500
       51,965.98                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748689                              .2500
       60,659.54                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748690                              .2500
       53,549.13                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1748692                              .2500
       64,556.12                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1748693                              .2500
       80,047.59                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748694                              .2500
       89,933.20                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748695                              .2500
       69,454.53                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748696                              .2500
       65,611.53                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748700                              .2500
       62,915.16                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748701                              .2500
      131,652.22                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748703                              .2500
      149,696.03                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748704                              .2500
       70,110.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1748707                              .2500
       35,384.65                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748708                              .2500
       50,635.10                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748711                              .2500
       29,658.98                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748713                              .2500
      123,716.80                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748714                              .2500
       71,279.57                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748715                              .2500
       59,355.91                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748716                              .2500
       39,193.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748720                              .2500
      180,762.40                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1748722                              .2500
       98,084.07                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748723                              .2500
       51,980.96                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748726                              .2500
       31,029.16                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748727                              .2500
       50,681.66                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748728                              .2500
       57,474.14                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748731                              .2500
       83,493.01                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748732                              .2500
       70,882.84                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1748733                              .2500
       46,738.56                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1748735                              .2500
       65,057.41                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748737                              .2500
       52,163.15                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1748738                              .2500
       99,763.61                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1748739                              .2500
       44,942.42                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748740                              .2500
       95,515.86                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748742                              .2500
       66,957.28                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748743                              .2500
       93,370.88                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748744                              .2500
       40,773.14                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1748746                              .2500
       39,974.49                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748747                              .2500
       98,935.23                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748748                              .2500
       76,449.95                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748749                              .2500
       42,643.40                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748750                              .2500
       97,557.72                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748752                              .2500
       92,581.36                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748755                              .2500
       58,229.48                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748757                              .2500
      137,814.18                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1748758                              .2500
       96,078.64                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748760                              .2500
       84,744.53                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748762                              .2500
       58,462.69                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748763                              .2500
       89,037.11                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1748764                              .2500
      103,061.04                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1748766                              .2500
      107,026.29                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748767                              .2500
      110,729.34                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748768                              .2500
       60,709.23                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1748769                              .2500
       89,941.12                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748770                              .2500
       39,973.83                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748771                              .2500
      110,627.58                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748772                              .2500
       86,935.43                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1748773                              .2500
       24,483.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1748774                              .2500
       78,942.82                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748776                              .2500
       58,958.35                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1748777                              .2500
      207,856.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1748817                              .2500
       91,443.12                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1748825                              .2500
      251,517.82                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748845                              .2500
       73,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748853                              .2500
      108,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1748855                              .2500
       80,549.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1748858                              .2500
       48,265.04                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1748860                              .2500
       36,524.84                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1748893                              .2500
      211,950.30                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1748978                              .2500
       66,111.94                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1749002                              .2500
       69,350.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1749063                              .2500
      166,399.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1749065                              .2500
      132,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1749124                              .2500
       67,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1749150                              .2500
      309,700.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1749155                              .2500
      239,830.61                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1749161                              .2500
      166,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1749176                              .2500
       43,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1749183                              .2500
      159,101.04                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1749238                              .2500
      344,257.34                           .0800
            7.7000                         .0000
            7.4500                         .0000
            7.3700                         .0000
            6.7500                         .6200

      1749239                              .2500
      231,649.42                           .0800
            7.6000                         .0000
            7.3500                         .0000
            7.2700                         .0000
            6.7500                         .5200

      1749240                              .2500
      226,958.17                           .0800
            7.4500                         .0000
            7.2000                         .0000
            7.1200                         .0000
            6.7500                         .3700

      1749241                              .2500
      344,279.40                           .0800
            7.8500                         .0000
            7.6000                         .0000
            7.5200                         .0000
            6.7500                         .7700

      1749242                              .2500
      265,152.29                           .0800
            7.6000                         .0000
            7.3500                         .0000
            7.2700                         .0000
            6.7500                         .5200

      1749243                              .2500
      513,104.17                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1749244                              .2500
      538,825.91                           .0800
            7.6500                         .0000
            7.4000                         .0000
            7.3200                         .0000
            6.7500                         .5700

      1749296                              .2500
      648,103.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1749300                              .2500
       51,965.11                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1749324                              .2500
      106,338.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1749325                              .2500
      111,935.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1749332                              .2500
       46,170.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1749333                              .2500
       46,170.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1749354                              .2500
      313,389.58                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1749358                              .2500
       42,875.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1749367                              .2500
      150,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1749380                              .2500
       52,222.91                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1749415                              .2500
      147,790.41                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1749416                              .2500
       49,648.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1749419                              .2500
       48,249.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1749425                              .2500
      519,659.84                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1749515                              .2500
      139,906.06                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1749543                              .2500
       38,476.07                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1749563                              .2500
       71,958.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1749572                              .2500
       52,519.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1749581                              .2500
      108,521.39                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1749601                              .2500
       41,973.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1749622                              .2500
      109,824.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1749669                              .2500
      118,504.90                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1749692                              .2500
       49,934.36                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1749716                              .2500
       73,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1749783                              .2500
       63,750.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1749791                              .2500
       70,356.24                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1749793                              .2500
      714,020.58                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1749828                              .2500
      275,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1749868                              .2500
      182,374.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1749875                              .2500
       49,966.45                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1749878                              .2500
       43,173.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1749947                              .2500
      236,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1749976                              .2500
      155,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1750065                              .2500
       51,746.07                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1750149                              .2500
      384,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1750161                              .2500
       67,450.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1750171                              .2500
      417,105.41                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1750174                              .2500
      213,866.99                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750177                              .2500
       99,931.18                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1750181                              .2500
       83,910.74                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1750182                              .2500
       46,471.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750186                              .2500
       68,361.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1750237                              .2500
       59,958.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1750256                              .2500
      136,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1750285                              .2500
      142,404.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1750287                              .2500
      106,328.60                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1750288                              .2500
      171,301.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1750294                              .2500
       93,541.82                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750307                              .2500
       59,813.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1750310                              .2500
       55,959.46                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1750317                              .2500
       86,347.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1750327                              .2500
      129,038.82                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750345                              .2500
      117,221.29                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1750375                              .2500
       59,966.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1750414                              .2500
       79,946.32                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1750419                              .2500
      104,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1750445                              .2500
      131,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1750454                              .2500
      180,100.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1750458                              .2500
      240,600.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1750473                              .2500
      180,328.92                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1750477                              .2500
      209,844.15                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1750528                              .2500
       93,430.61                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1750536                              .2500
       71,857.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1750589                              .2500
      104,791.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1750606                              .2500
      197,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1750610                              .2500
       99,936.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1750628                              .2500
       87,890.23                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750630                              .2500
       50,368.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750710                              .2500
      119,919.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1750741                              .2500
      129,910.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1750762                              .2500
      122,717.61                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1750779                              .2500
       57,359.49                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1750807                              .2500
       37,775.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1750815                              .2500
       83,947.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750822                              .2500
       92,441.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1750824                              .2500
       34,980.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1750827                              .2500
       88,848.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1750847                              .2500
      189,872.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1750860                              .2500
      145,094.91                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1750886                              .2500
       95,796.26                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1750887                              .2500
       40,650.51                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1750897                              .2500
       54,365.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1750900                              .2500
       58,360.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1750936                              .2500
      157,409.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1750946                              .2500
      133,607.99                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1750952                              .2500
      111,822.98                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1750956                              .2500
       96,933.24                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1750972                              .2500
      125,020.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1750979                              .2500
       66,558.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1750983                              .2500
       66,709.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1750995                              .2500
      998,239.85                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1751008                              .2500
      299,793.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751036                              .2500
      620,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751040                              .2500
      400,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1751058                              .2500
       59,966.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1751067                              .2500
      163,779.17                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1751070                              .2500
       92,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1751081                              .2500
       59,966.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1751082                              .2500
       59,966.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1751090                              .2500
      204,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751094                              .2500
      262,500.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1751111                              .2500
      319,785.28                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1751117                              .2500
       58,465.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1751118                              .2500
      127,909.66                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1751137                              .2500
       37,777.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1751177                              .2500
       57,124.91                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1751205                              .2500
       64,421.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1751210                              .2500
      124,116.66                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1751221                              .2500
      209,855.48                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751262                              .2500
       76,352.51                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1751267                              .2500
       87,241.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1751272                              .2500
      127,420.75                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1751308                              .2500
       31,928.30                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751309                              .2500
      391,186.92                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1751314                              .2500
      259,811.82                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1751317                              .2500
      126,948.68                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1751326                              .2500
      183,863.45                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751356                              .2500
      259,807.04                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751366                              .2500
      317,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1751367                              .2500
      439,436.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751369                              .2500
       55,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1751371                              .2500
       94,439.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751382                              .2500
       87,946.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1751395                              .2500
      300,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751399                              .2500
       69,552.10                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751402                              .2500
      140,548.20                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1751458                              .2500
      176,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1751508                              .2500
       83,940.71                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1751511                              .2500
       80,050.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1751524                              .2500
      223,929.47                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1751575                              .2500
       83,946.44                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751585                              .2500
       41,977.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1751603                              .2500
       94,439.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751620                              .2500
       47,467.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751623                              .2500
       62,709.99                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1751647                              .2500
      126,313.01                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751648                              .2500
      119,534.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751649                              .2500
      285,822.23                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1751650                              .2500
      159,881.26                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751653                              .2500
       63,961.22                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1751677                              .2500
      144,784.11                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751678                              .2500
       71,869.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1751679                              .2500
       34,954.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1751680                              .2500
       25,617.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751682                              .2500
       61,879.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1751684                              .2500
       62,324.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1751685                              .2500
       80,048.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751689                              .2500
       75,512.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1751690                              .2500
       66,792.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1751691                              .2500
       40,285.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1751692                              .2500
      149,598.31                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1751693                              .2500
       69,550.87                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1751724                              .2500
       95,988.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751729                              .2500
       75,349.41                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1751740                              .2500
      187,870.62                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751775                              .2500
       67,461.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1751780                              .2500
      194,865.80                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751784                              .2500
      274,795.91                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751800                              .2500
       22,486.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1751802                              .2500
      128,168.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751805                              .2500
      160,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1751809                              .2500
       56,367.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1751834                              .2500
      371,709.80                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1751840                              .2500
      144,757.63                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751846                              .2500
      292,782.55                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751848                              .2500
      100,280.94                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751879                              .2500
       81,294.01                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1751904                              .2500
      249,848.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1751906                              .2500
      105,232.85                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751916                              .2500
       89,842.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751924                              .2500
       81,543.84                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751925                              .2500
       64,458.87                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1751930                              .2500
      223,781.91                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1751955                              .2500
      118,318.52                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1751959                              .2500
      174,891.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1751973                              .2500
      219,836.73                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1751984                              .2500
       79,441.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1752006                              .2500
      115,650.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752014                              .2500
      297,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1752016                              .2500
       68,258.62                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752042                              .2500
      116,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1752048                              .2500
      251,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752053                              .2500
      192,755.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1752059                              .2500
       55,021.95                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752068                              .2500
       63,959.19                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752071                              .2500
      123,914.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752072                              .2500
      174,651.79                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1752075                              .2500
      112,428.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752078                              .2500
       95,346.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1752095                              .2500
       65,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752098                              .2500
      267,591.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1752101                              .2500
      108,750.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752103                              .2500
      199,872.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752115                              .2500
      275,805.20                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752172                              .2500
       38,678.86                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752177                              .2500
       66,098.93                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1752178                              .2500
       69,049.98                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1752186                              .2500
       49,529.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752191                              .2500
       94,444.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1752192                              .2500
       39,076.31                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752195                              .2500
      101,332.96                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752200                              .2500
       37,426.12                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752201                              .2500
       46,170.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752218                              .2500
       49,969.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752244                              .2500
       23,984.69                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752250                              .2500
      142,399.42                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752253                              .2500
      104,734.86                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1752265                              .2500
      227,800.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1752271                              .2500
      187,856.95                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1752287                              .2500
       86,350.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752291                              .2500
      157,147.13                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1752315                              .2500
       76,050.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752330                              .2500
       69,954.21                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1752357                              .2500
       85,155.94                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752362                              .2500
       74,955.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1752375                              .2500
       43,973.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752387                              .2500
      259,387.84                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1752391                              .2500
       50,822.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752395                              .2500
      255,836.76                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752399                              .2500
       68,960.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752401                              .2500
      131,161.98                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752406                              .2500
       75,946.36                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752412                              .2500
       90,042.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1752418                              .2500
       82,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1752419                              .2500
       94,445.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752421                              .2500
       58,458.71                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752425                              .2500
       51,965.98                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1752431                              .2500
       72,760.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752432                              .2500
       32,381.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1752433                              .2500
       43,622.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752439                              .2500
       74,954.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1752443                              .2500
       94,931.25                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1752448                              .2500
       41,225.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1752454                              .2500
       82,298.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752455                              .2500
       40,477.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752458                              .2500
       29,683.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752459                              .2500
       29,683.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752462                              .2500
      111,667.68                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752465                              .2500
       93,030.91                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1752466                              .2500
       86,740.27                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752477                              .2500
      359,798.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1752480                              .2500
      224,787.19                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1752482                              .2500
       69,242.17                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1752484                              .2500
      124,911.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752488                              .2500
       99,932.91                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752510                              .2500
      299,301.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752517                              .2500
       43,487.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1752520                              .2500
      137,316.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752521                              .2500
      182,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752522                              .2500
       58,405.88                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1752523                              .2500
       56,075.58                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752527                              .2500
      115,743.65                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1752541                              .2500
       85,450.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752544                              .2500
      160,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752553                              .2500
       34,179.81                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1752562                              .2500
       46,319.68                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1752563                              .2500
      117,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752566                              .2500
      224,000.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1752568                              .2500
       71,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752582                              .2500
      123,750.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752591                              .2500
       64,360.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752593                              .2500
       49,490.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752594                              .2500
       56,958.74                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1752604                              .2500
       49,769.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752607                              .2500
       49,963.81                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1752610                              .2500
      157,100.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752612                              .2500
       63,958.13                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1752614                              .2500
      128,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1752616                              .2500
      383,428.24                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1752622                              .2500
       49,968.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752636                              .2500
       40,474.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1752640                              .2500
       68,260.96                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752649                              .2500
       62,861.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752664                              .2500
      115,500.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1752676                              .2500
      143,096.35                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1752688                              .2500
      243,920.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752689                              .2500
      124,911.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752703                              .2500
       27,995.14                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752719                              .2500
       99,931.18                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1752726                              .2500
       32,830.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752733                              .2500
       88,539.03                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752736                              .2500
      204,869.28                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752754                              .2500
       66,460.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1752781                              .2500
       59,631.94                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752782                              .2500
       73,449.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752784                              .2500
       98,045.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1752790                              .2500
      199,858.85                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1752817                              .2500
       58,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752819                              .2500
      163,272.53                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1752830                              .2500
       98,338.84                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752833                              .2500
       38,376.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752835                              .2500
       67,451.15                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1752836                              .2500
       56,959.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752843                              .2500
       77,195.48                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752844                              .2500
      219,840.77                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1752848                              .2500
      274,874.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752852                              .2500
      110,034.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1752856                              .2500
      199,872.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752858                              .2500
       63,156.51                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1752859                              .2500
       59,266.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1752863                              .2500
       29,233.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1752865                              .2500
       78,144.81                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752868                              .2500
       42,775.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1752869                              .2500
       93,097.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1752870                              .2500
       74,941.50                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1752876                              .2500
      104,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1752877                              .2500
       72,654.82                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752884                              .2500
       69,912.66                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1752885                              .2500
       91,769.07                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1752896                              .2500
      131,911.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1752900                              .2500
      309,786.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1752915                              .2500
      125,837.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752916                              .2500
      650,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1752919                              .2500
       99,872.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752927                              .2500
       68,212.58                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1752980                              .2500
       99,861.91                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753006                              .2500
       75,897.66                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1753015                              .2500
       77,950.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753024                              .2500
       99,927.62                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1753025                              .2500
       54,964.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753026                              .2500
       72,347.60                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1753034                              .2500
      130,707.68                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753035                              .2500
      130,100.93                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1753036                              .2500
      102,727.45                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753038                              .2500
      172,092.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753044                              .2500
       39,973.83                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1753045                              .2500
      115,428.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1753047                              .2500
      110,318.07                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1753053                              .2500
      137,905.03                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753054                              .2500
      422,244.05                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753055                              .2500
       33,580.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1753057                              .2500
       31,981.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1753068                              .2500
       19,988.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1753079                              .2500
      118,929.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1753082                              .2500
      110,434.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1753085                              .2500
       89,994.02                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753086                              .2500
      160,965.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1753087                              .2500
       96,286.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1753121                              .2500
      299,818.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753355                              .2500
      105,072.40                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753361                              .2500
       22,213.90                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753383                              .2500
      109,652.91                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753387                              .2500
       57,428.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1753430                              .2500
      159,387.42                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753436                              .2500
      179,866.41                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1753437                              .2500
      181,871.55                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753439                              .2500
      149,941.40                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1753440                              .2500
      352,286.45                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753441                              .2500
      219,852.39                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1753442                              .2500
      224,950.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753443                              .2500
      219,836.73                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1753448                              .2500
      135,899.07                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1753450                              .2500
      133,160.59                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1753451                              .2500
      127,909.66                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753453                              .2500
      224,774.51                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1753455                              .2500
       53,967.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753461                              .2500
      337,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1753491                              .2500
       73,548.05                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753538                              .2500
       79,847.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1753550                              .2500
       87,093.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753569                              .2500
      156,300.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1753597                              .2500
       48,768.88                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753620                              .2500
       76,453.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753627                              .2500
      193,848.66                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1753638                              .2500
      229,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753643                              .2500
      109,850.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1753649                              .2500
      131,917.95                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1753656                              .2500
       29,232.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1753659                              .2500
      207,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1753661                              .2500
      109,850.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1753677                              .2500
      152,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753681                              .2500
      153,491.59                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753686                              .2500
       57,565.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753690                              .2500
      467,730.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1753697                              .2500
      109,280.85                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1753699                              .2500
       92,940.70                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753711                              .2500
       42,323.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753714                              .2500
       79,451.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753717                              .2500
      217,361.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753718                              .2500
       89,842.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753719                              .2500
      300,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753729                              .2500
      143,008.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753731                              .2500
      124,718.36                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1753732                              .2500
      151,101.09                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1753737                              .2500
       53,565.82                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753738                              .2500
       76,196.19                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753739                              .2500
       25,184.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753740                              .2500
      188,656.33                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1753747                              .2500
       74,559.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1753752                              .2500
       57,460.43                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753753                              .2500
      125,969.62                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1753763                              .2500
      182,195.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1753767                              .2500
       40,379.06                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1753775                              .2500
      207,307.23                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753776                              .2500
      104,927.74                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753777                              .2500
      106,630.21                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1753779                              .2500
       42,231.91                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1753780                              .2500
       59,960.75                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1753785                              .2500
      146,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200
1



      1753787                              .2500
       44,874.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1753789                              .2500
      167,981.36                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753792                              .2500
       58,466.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1753796                              .2500
       39,126.28                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753797                              .2500
       28,334.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1753801                              .2500
       34,980.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1753805                              .2500
      101,936.61                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753806                              .2500
      191,871.17                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1753810                              .2500
       42,374.31                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753815                              .2500
      167,784.44                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753816                              .2500
       75,351.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753824                              .2500
      120,916.73                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753830                              .2500
       50,237.24                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753833                              .2500
       79,540.92                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1753837                              .2500
      315,004.08                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753842                              .2500
      259,816.50                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1753852                              .2500
       58,915.19                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1753861                              .2500
      178,380.23                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1753867                              .2500
      113,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1753880                              .2500
       67,413.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753888                              .2500
      110,925.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1753900                              .2500
      100,938.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1753905                              .2500
      224,733.10                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1753908                              .2500
       46,868.53                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1753914                              .2500
       35,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753924                              .2500
      172,000.00                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1753930                              .2500
       33,729.03                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1753947                              .2500
      187,227.70                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753952                              .2500
      149,582.99                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1753957                              .2500
      126,378.15                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753958                              .2500
       66,110.94                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1753962                              .2500
       51,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1753967                              .2500
      219,433.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753969                              .2500
       54,611.43                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1753981                              .2500
      119,571.82                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1753989                              .2500
      119,689.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1753999                              .2500
      102,785.92                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1754005                              .2500
      241,898.20                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754021                              .2500
      130,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1754104                              .2500
       60,963.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1754117                              .2500
      250,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1754204                              .2500
      164,466.75                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1754235                              .2500
      274,790.74                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1754256                              .2500
      295,006.90                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1754261                              .2500
      249,814.46                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1754264                              .2500
      193,739.67                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754271                              .2500
      118,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1754284                              .2500
       80,100.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1754290                              .2500
      204,858.91                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1754297                              .2500
      649,056.11                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754317                              .2500
      149,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1754339                              .2500
      332,478.48                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1754396                              .2500
      224,837.15                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754559                              .2500
       40,650.51                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754692                              .2500
       93,938.51                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1754697                              .2500
      140,897.95                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1754704                              .2500
       52,464.77                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1754706                              .2500
      297,295.26                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1754707                              .2500
      183,576.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1754712                              .2500
      239,834.83                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1754716                              .2500
       68,358.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754718                              .2500
       73,054.57                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1754720                              .2500
       39,578.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1754721                              .2500
       87,446.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1754722                              .2500
       71,155.75                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1754723                              .2500
      101,929.81                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1754729                              .2500
      100,335.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1754731                              .2500
       98,341.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1754733                              .2500
       79,950.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1754735                              .2500
       94,448.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1754738                              .2500
       45,621.63                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1754739                              .2500
      135,854.05                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1754742                              .2500
      117,217.21                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1754743                              .2500
       86,335.88                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1754782                              .2500
      183,866.83                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754793                              .2500
       37,948.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1754798                              .2500
      150,786.15                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1754802                              .2500
       99,872.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1754804                              .2500
       68,360.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1754807                              .2500
       94,444.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1754814                              .2500
       85,356.91                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1754821                              .2500
       76,897.04                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1754853                              .2500
      146,138.72                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1754884                              .2500
       62,961.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754885                              .2500
      111,685.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1754886                              .2500
       79,951.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754890                              .2500
       57,959.06                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1754892                              .2500
       40,028.69                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450
1



      1754893                              .2500
       26,986.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            6.7500                        2.4200

      1754894                              .2500
      154,685.12                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1754896                              .2500
       98,040.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754899                              .2500
      110,320.10                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754902                              .2500
      134,924.32                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1754903                              .2500
      143,895.78                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754906                              .2500
       36,278.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754908                              .2500
       87,990.92                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1754910                              .2500
      148,420.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1754911                              .2500
      148,420.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1754914                              .2500
       56,665.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754916                              .2500
       38,659.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1754917                              .2500
      116,375.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1754918                              .2500
       80,051.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754919                              .2500
      157,407.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1754920                              .2500
      126,826.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1754923                              .2500
      144,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950

      1754925                              .2500
      110,329.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1754926                              .2500
      159,684.34                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1754928                              .2500
       37,778.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1754929                              .2500
      129,821.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1754936                              .2500
       30,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1754968                              .2500
      102,577.55                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1754972                              .2500
      271,624.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1754975                              .2500
      139,417.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1754986                              .2500
       29,660.99                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1755003                              .2500
      131,150.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755030                              .2500
      254,824.51                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755040                              .2500
       91,731.87                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755072                              .2500
       97,134.78                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1755087                              .2500
      195,878.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1755099                              .2500
       62,915.18                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1755110                              .2500
       84,340.42                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1755195                              .2500
      386,771.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1755204                              .2500
      299,788.26                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1755210                              .2500
      105,150.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755217                              .2500
      100,300.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1755230                              .2500
      280,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755236                              .2500
      240,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1755246                              .2500
      173,389.36                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1755250                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1755259                              .2500
      470,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1755262                              .2500
      163,878.29                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755268                              .2500
       80,745.78                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1755312                              .2500
       85,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755313                              .2500
       92,681.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1755347                              .2500
      109,855.59                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1755348                              .2500
       41,376.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1755352                              .2500
       96,862.64                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1755374                              .2500
      245,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1755409                              .2500
      296,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755410                              .2500
      211,850.38                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1755411                              .2500
       57,600.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1755413                              .2500
      343,238.62                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1755420                              .2500
      549,200.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755437                              .2500
      105,927.05                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1755438                              .2500
      105,534.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1755440                              .2500
      116,723.59                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1755442                              .2500
      227,830.79                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755444                              .2500
       67,459.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1755450                              .2500
      351,264.14                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1755452                              .2500
      119,122.02                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1755453                              .2500
      104,936.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1755612                              .2500
      132,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1755623                              .2500
      167,532.95                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755632                              .2500
      241,896.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755643                              .2500
      122,217.75                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755648                              .2500
       24,483.13                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755650                              .2500
       89,896.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1755654                              .2500
       60,779.64                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1755658                              .2500
      106,844.62                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755664                              .2500
       43,975.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1755669                              .2500
      132,258.92                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755671                              .2500
      111,048.74                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755681                              .2500
      190,832.07                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755688                              .2500
       89,942.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1755689                              .2500
      119,082.59                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1755692                              .2500
       76,209.17                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755712                              .2500
      255,467.98                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755715                              .2500
      155,895.33                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1755718                              .2500
      193,459.88                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755723                              .2500
       93,613.85                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755730                              .2500
       83,897.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1755731                              .2500
      205,765.97                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1755742                              .2500
      275,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755763                              .2500
      119,921.50                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1755769                              .2500
       48,768.88                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1755772                              .2500
      204,855.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1755783                              .2500
      184,872.68                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755784                              .2500
       76,453.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1755785                              .2500
       84,101.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1755787                              .2500
       84,551.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1755788                              .2500
       24,984.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1755796                              .2500
      263,200.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755798                              .2500
      269,778.68                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1755799                              .2500
       46,571.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1755810                              .2500
       60,762.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1755821                              .2500
       95,933.93                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755823                              .2500
      383,742.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1755835                              .2500
       63,640.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1755844                              .2500
      129,905.91                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1755865                              .2500
       43,175.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1755866                              .2500
       35,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1755870                              .2500
       68,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1755871                              .2500
       55,675.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755873                              .2500
       76,949.63                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1755874                              .2500
       86,335.87                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1755876                              .2500
       71,956.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1755877                              .2500
       62,262.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1755914                              .2500
       82,700.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1755950                              .2500
      223,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1755975                              .2500
       84,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1755987                              .2500
      100,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756052                              .2500
       62,900.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1756057                              .2500
      113,704.30                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1756058                              .2500
       52,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756083                              .2500
      110,400.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756093                              .2500
      135,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756102                              .2500
       50,770.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756112                              .2500
      244,005.85                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1756121                              .2500
      172,877.89                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756122                              .2500
      139,898.67                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1756124                              .2500
       71,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1756132                              .2500
       50,371.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756149                              .2500
       54,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756156                              .2500
      241,811.21                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1756167                              .2500
      238,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756169                              .2500
       70,654.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1756184                              .2500
      124,578.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756195                              .2500
      375,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756211                              .2500
       44,973.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756218                              .2500
       35,979.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756223                              .2500
       60,315.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756229                              .2500
      271,614.82                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756234                              .2500
       77,909.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756240                              .2500
       88,149.26                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1756241                              .2500
      270,803.86                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1756244                              .2500
      176,681.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756245                              .2500
       51,270.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756248                              .2500
      375,747.72                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756251                              .2500
       34,076.53                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756252                              .2500
       46,371.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1756257                              .2500
      151,898.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756259                              .2500
       35,979.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1756270                              .2500
       84,941.50                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756281                              .2500
      139,903.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756296                              .2500
      109,924.30                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756298                              .2500
      184,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756301                              .2500
       97,200.00                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1756321                              .2500
      107,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756329                              .2500
      105,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756337                              .2500
      103,600.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1756346                              .2500
      159,892.64                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756352                              .2500
      174,876.48                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756369                              .2500
      248,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756385                              .2500
      560,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1756391                              .2500
      371,768.78                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1756423                              .2500
      300,400.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756432                              .2500
       54,963.10                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756434                              .2500
      137,520.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1756436                              .2500
       89,939.61                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756438                              .2500
      112,426.41                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1756440                              .2500
       27,437.49                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1756452                              .2500
      111,769.58                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1756461                              .2500
      124,170.77                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1756478                              .2500
      192,364.13                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756481                              .2500
      157,600.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1756485                              .2500
      640,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1756489                              .2500
       79,943.54                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756500                              .2500
       27,883.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756505                              .2500
       77,315.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1756535                              .2500
       60,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756541                              .2500
      122,304.51                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1756545                              .2500
       27,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1756562                              .2500
      119,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756582                              .2500
      258,335.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1756672                              .2500
      262,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1756690                              .2500
       40,476.08                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756701                              .2500
      139,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1756710                              .2500
      147,900.70                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756720                              .2500
      181,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1756738                              .2500
      173,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1756749                              .2500
       85,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756752                              .2500
       53,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1756753                              .2500
       94,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756836                              .2500
      195,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756841                              .2500
      174,400.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756850                              .2500
      114,240.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756864                              .2500
      289,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1756886                              .2500
       91,138.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756896                              .2500
      101,191.75                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1756909                              .2500
      422,250.55                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1756935                              .2500
       59,291.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1756942                              .2500
      109,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1756948                              .2500
       65,411.76                           .0800
            8.6750                         .0000
            8.4250                         .0000
            8.3450                         .0000
            6.7500                        1.5950

      1756953                              .2500
       80,495.95                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756958                              .2500
       64,653.44                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756960                              .2500
      519,692.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1756972                              .2500
       74,948.38                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1756973                              .2500
      191,877.57                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1756975                              .2500
      174,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1756977                              .2500
       30,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1756981                              .2500
       56,369.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1756983                              .2500
       99,620.52                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1756987                              .2500
       95,136.13                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756989                              .2500
       66,209.93                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1756995                              .2500
       80,750.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1756997                              .2500
      147,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1756999                              .2500
       76,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757001                              .2500
       80,750.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757003                              .2500
       81,450.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757006                              .2500
      138,711.13                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757007                              .2500
      130,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757009                              .2500
       70,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757010                              .2500
      145,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757011                              .2500
      196,671.27                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1757014                              .2500
       59,966.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1757015                              .2500
      114,600.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1757017                              .2500
       94,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757018                              .2500
      131,906.84                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757019                              .2500
       73,453.13                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757023                              .2500
       43,700.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757026                              .2500
       78,704.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757027                              .2500
       43,919.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1757029                              .2500
      307,808.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757031                              .2500
      152,384.05                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757032                              .2500
       84,945.80                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757034                              .2500
       75,553.02                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757036                              .2500
       93,544.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757039                              .2500
       84,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757042                              .2500
       30,581.94                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757051                              .2500
      110,176.28                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1757054                              .2500
       81,600.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757058                              .2500
      101,700.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757077                              .2500
      199,875.69                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757078                              .2500
      143,905.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757080                              .2500
      203,859.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757081                              .2500
      206,407.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757082                              .2500
      155,600.00                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.4200                         .0000

      1757085                              .2500
      217,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1757086                              .2500
      113,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757091                              .2500
      205,984.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1757094                              .2500
      252,821.43                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757107                              .2500
      381,029.62                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1757120                              .2500
      163,905.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757121                              .2500
      163,905.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757122                              .2500
      163,905.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757134                              .2500
      137,616.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1757135                              .2500
      137,616.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757140                              .2500
      171,362.85                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1757141                              .2500
      352,163.54                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757147                              .2500
      278,992.79                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757149                              .2500
      303,218.08                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757153                              .2500
      204,182.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757154                              .2500
      271,787.81                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1757156                              .2500
      125,829.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1757164                              .2500
      130,416.78                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757166                              .2500
      100,240.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757169                              .2500
      104,934.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757171                              .2500
      227,022.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1757176                              .2500
      179,882.25                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757182                              .2500
      259,816.49                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757185                              .2500
      145,913.80                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757186                              .2500
      101,187.06                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1757190                              .2500
      238,305.84                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757192                              .2500
      247,325.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757194                              .2500
      115,922.16                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757210                              .2500
      208,663.41                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757211                              .2500
      159,905.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757213                              .2500
      203,091.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1757225                              .2500
      344,743.95                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757237                              .2500
      134,922.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1757240                              .2500
      299,765.97                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1757243                              .2500
      115,931.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757254                              .2500
      386,153.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757266                              .2500
      249,762.50                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757267                              .2500
      179,879.22                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757271                              .2500
      575,603.60                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757272                              .2500
      163,895.42                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757277                              .2500
      384,707.05                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      1757281                              .2500
      140,467.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757287                              .2500
      115,583.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757288                              .2500
      133,573.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757294                              .2500
      249,827.95                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757297                              .2500
      451,664.55                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757298                              .2500
      354,736.53                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757300                              .2500
      207,845.63                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757303                              .2500
      136,719.23                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1757305                              .2500
      116,753.22                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757310                              .2500
      103,780.31                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757311                              .2500
      140,505.65                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757313                              .2500
      131,111.97                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757314                              .2500
      162,651.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757315                              .2500
      162,651.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757318                              .2500
      115,851.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757320                              .2500
      395,447.26                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1757334                              .2500
      223,046.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757338                              .2500
      141,109.96                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757339                              .2500
      648,553.35                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757340                              .2500
      245,285.30                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757346                              .2500
      124,916.12                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757347                              .2500
      114,922.84                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757350                              .2500
      101,185.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757353                              .2500
      198,619.98                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1757354                              .2500
      107,936.23                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757358                              .2500
      258,593.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757359                              .2500
      301,281.78                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757361                              .2500
      249,809.77                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1757362                              .2500
      261,650.75                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1757364                              .2500
      259,757.49                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757369                              .2500
      102,156.64                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757379                              .2500
      237,582.19                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1757380                              .2500
      355,735.79                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757381                              .2500
      249,804.97                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1757382                              .2500
      139,417.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757383                              .2500
      130,424.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757384                              .2500
      131,168.42                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757387                              .2500
      298,794.23                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757393                              .2500
      131,170.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757398                              .2500
      207,843.33                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1757402                              .2500
      247,425.24                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757415                              .2500
      110,631.19                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757421                              .2500
      194,858.86                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757422                              .2500
      109,422.71                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757423                              .2500
      246,819.48                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757425                              .2500
      279,792.19                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757428                              .2500
      235,833.43                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757439                              .2500
      249,423.83                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1757450                              .2500
      195,625.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757452                              .2500
      256,831.88                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757453                              .2500
      299,777.35                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757454                              .2500
      271,782.48                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1757456                              .2500
      375,734.61                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757457                              .2500
      974,329.01                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757458                              .2500
      389,731.60                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757460                              .2500
      507,622.98                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1757462                              .2500
      297,290.02                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757463                              .2500
      245,830.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757464                              .2500
      359,626.14                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1757467                              .2500
      344,750.30                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757468                              .2500
      204,858.91                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757471                              .2500
      247,970.39                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757472                              .2500
      649,517.60                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757475                              .2500
      260,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1757477                              .2500
      321,544.82                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757480                              .2500
      247,316.32                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757482                              .2500
      230,341.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757484                              .2500
      143,905.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757485                              .2500
      279,802.37                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757487                              .2500
      382,235.16                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757488                              .2500
      376,220.58                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757490                              .2500
      269,818.83                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1757491                              .2500
      149,399.69                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757494                              .2500
      341,764.64                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757495                              .2500
      208,566.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757497                              .2500
      277,188.91                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1757498                              .2500
      213,503.80                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757500                              .2500
      138,247.32                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757501                              .2500
      299,788.26                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757506                              .2500
      209,455.75                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1757507                              .2500
      191,877.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757508                              .2500
      239,834.83                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757509                              .2500
      649,529.55                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757510                              .2500
      103,320.98                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757511                              .2500
      337,267.73                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757513                              .2500
      255,019.88                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757517                              .2500
      399,744.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757519                              .2500
      110,632.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1757531                              .2500
      279,807.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757534                              .2500
      167,881.42                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757544                              .2500
      599,597.41                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757550                              .2500
      124,124.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757553                              .2500
      270,788.59                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1757558                              .2500
      224,655.01                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1757559                              .2500
      104,922.07                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757564                              .2500
      186,871.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1757571                              .2500
      368,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757572                              .2500
      142,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757573                              .2500
      145,500.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757576                              .2500
      233,160.26                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757577                              .2500
      125,469.94                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757580                              .2500
      122,721.69                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757589                              .2500
       94,441.26                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757594                              .2500
      649,595.99                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1757595                              .2500
       41,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757610                              .2500
      349,552.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757617                              .2500
      138,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757618                              .2500
      153,899.26                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757621                              .2500
      129,508.53                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757623                              .2500
      111,922.92                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757624                              .2500
       24,286.73                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1757625                              .2500
       72,951.02                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1757626                              .2500
      111,918.94                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757627                              .2500
       82,754.77                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1757628                              .2500
      334,769.46                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757629                              .2500
       93,935.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757630                              .2500
       62,963.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757632                              .2500
      188,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757634                              .2500
      120,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757636                              .2500
      171,572.35                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1757638                              .2500
       53,164.31                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1757640                              .2500
      119,113.73                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757647                              .2500
      168,150.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757661                              .2500
      149,950.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1757667                              .2500
       35,081.32                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1757669                              .2500
      229,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757671                              .2500
       80,950.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757672                              .2500
      184,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1757675                              .2500
      135,911.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757676                              .2500
       73,696.62                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757681                              .2500
       99,936.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757686                              .2500
       54,900.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757688                              .2500
      125,020.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757689                              .2500
      116,929.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757690                              .2500
      130,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757692                              .2500
       25,650.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950
1



      1757694                              .2500
       77,780.25                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757699                              .2500
      170,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757717                              .2500
      104,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757722                              .2500
      111,920.94                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757727                              .2500
      154,700.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1757730                              .2500
      133,700.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757736                              .2500
      249,650.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757738                              .2500
      272,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1757739                              .2500
       82,450.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757747                              .2500
       49,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757749                              .2500
       81,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757751                              .2500
      263,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757752                              .2500
      132,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757754                              .2500
       45,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1757755                              .2500
      631,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757756                              .2500
       84,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1757757                              .2500
      263,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757758                              .2500
       63,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1757764                              .2500
      200,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757765                              .2500
      198,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757767                              .2500
       45,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1757769                              .2500
       78,300.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1757774                              .2500
      330,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1757778                              .2500
      225,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1757789                              .2500
       59,078.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757790                              .2500
       95,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1757791                              .2500
      150,750.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1757797                              .2500
       82,550.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1757798                              .2500
      164,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757813                              .2500
       81,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1757816                              .2500
       97,536.15                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1757818                              .2500
      136,408.41                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1757820                              .2500
      130,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757822                              .2500
      153,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1757835                              .2500
      149,896.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1757997                              .2500
       46,500.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1758004                              .2500
       71,901.73                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758007                              .2500
      223,849.70                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758010                              .2500
      151,895.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758012                              .2500
      260,620.52                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1758015                              .2500
       60,715.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758016                              .2500
       53,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758023                              .2500
      212,795.87                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758043                              .2500
       61,612.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758048                              .2500
       83,950.41                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758049                              .2500
      103,937.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758053                              .2500
      339,647.74                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758054                              .2500
       42,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1758061                              .2500
      246,857.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758063                              .2500
       29,682.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758074                              .2500
      124,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758079                              .2500
      110,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758088                              .2500
       97,050.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758098                              .2500
       81,649.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758112                              .2500
      499,712.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758113                              .2500
      195,861.66                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1758120                              .2500
      169,907.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758123                              .2500
      100,732.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758131                              .2500
       40,476.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758138                              .2500
      139,798.75                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758139                              .2500
       55,316.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758143                              .2500
      119,915.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758144                              .2500
       44,972.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758147                              .2500
      107,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1758155                              .2500
       94,342.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758156                              .2500
      183,863.45                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758159                              .2500
       78,611.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758160                              .2500
       91,936.69                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758161                              .2500
      107,923.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758162                              .2500
      141,000.41                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758163                              .2500
       85,549.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758164                              .2500
      123,924.88                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1758165                              .2500
       40,178.61                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1758169                              .2500
      154,906.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758172                              .2500
      161,899.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758174                              .2500
      139,898.67                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758175                              .2500
      368,258.95                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758176                              .2500
      255,819.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758177                              .2500
      126,710.51                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758178                              .2500
       62,755.67                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1758179                              .2500
       84,740.15                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758182                              .2500
      114,240.74                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1758184                              .2500
      151,087.79                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758185                              .2500
      140,954.61                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758188                              .2500
       94,436.59                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758189                              .2500
       97,534.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758203                              .2500
       33,282.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1758204                              .2500
      144,692.54                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1758206                              .2500
      152,899.92                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758209                              .2500
       43,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758210                              .2500
       56,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758222                              .2500
       77,950.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758229                              .2500
       62,963.75                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758241                              .2500
      164,542.10                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1758246                              .2500
       65,557.09                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758250                              .2500
      111,932.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1758251                              .2500
      299,813.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758257                              .2500
       92,545.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758258                              .2500
      123,916.80                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758260                              .2500
       50,372.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758264                              .2500
       80,950.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758268                              .2500
      178,274.09                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758273                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758276                              .2500
      124,920.29                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1758277                              .2500
      299,765.97                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1758283                              .2500
       98,948.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1758285                              .2500
       49,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758288                              .2500
      479,677.93                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758289                              .2500
      117,426.96                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758293                              .2500
       70,156.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758298                              .2500
      168,642.40                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758302                              .2500
      144,110.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1758319                              .2500
       59,108.25                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758322                              .2500
      136,298.77                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758325                              .2500
      191,674.04                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758327                              .2500
      117,517.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758333                              .2500
       81,436.43                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1758335                              .2500
       53,968.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758336                              .2500
       32,380.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758339                              .2500
      113,331.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1758341                              .2500
       95,944.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758344                              .2500
      109,290.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758349                              .2500
      198,266.88                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758351                              .2500
      227,050.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758352                              .2500
      365,504.59                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758363                              .2500
      162,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758364                              .2500
       33,281.81                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758372                              .2500
       97,283.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1758374                              .2500
      120,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758375                              .2500
      107,917.82                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1758377                              .2500
      124,400.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758378                              .2500
       75,448.04                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758380                              .2500
       83,750.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758385                              .2500
      143,919.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1758391                              .2500
       53,970.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758392                              .2500
       59,115.08                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1758393                              .2500
       18,738.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758397                              .2500
       53,870.56                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758403                              .2500
      121,514.17                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758405                              .2500
       76,455.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758407                              .2500
      105,932.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758409                              .2500
       89,400.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758412                              .2500
      140,700.62                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758418                              .2500
       54,964.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1758419                              .2500
       89,948.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758421                              .2500
       65,558.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758422                              .2500
       72,932.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758424                              .2500
       44,971.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758425                              .2500
      104,975.86                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758426                              .2500
      107,033.43                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758427                              .2500
       42,701.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1758436                              .2500
      185,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1758440                              .2500
      135,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758453                              .2500
      189,858.99                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758454                              .2500
      400,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758458                              .2500
       95,200.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758459                              .2500
      167,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758520                              .2500
      173,880.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758577                              .2500
       45,469.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758594                              .2500
       78,665.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450
1



      1758597                              .2500
       77,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758599                              .2500
      144,907.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758600                              .2500
       85,403.30                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1758611                              .2500
      209,141.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1758619                              .2500
      111,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758621                              .2500
       45,876.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1758626                              .2500
      232,351.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758632                              .2500
       35,880.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450
1



      1758635                              .2500
      116,910.97                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1758640                              .2500
       53,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758655                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758657                              .2500
       38,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758660                              .2500
       43,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758667                              .2500
       40,925.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758678                              .2500
      120,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758679                              .2500
      102,800.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1758684                              .2500
       67,556.89                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1758685                              .2500
       60,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758688                              .2500
       80,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758689                              .2500
      101,331.96                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758690                              .2500
       43,200.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758699                              .2500
      198,638.58                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1758702                              .2500
       62,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758707                              .2500
       63,413.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1758709                              .2500
      200,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758713                              .2500
       86,400.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758716                              .2500
      100,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758720                              .2500
      120,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758725                              .2500
      199,200.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758727                              .2500
      111,918.94                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758728                              .2500
       31,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1758729                              .2500
      111,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1758734                              .2500
       80,750.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758750                              .2500
       28,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758752                              .2500
      135,900.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758755                              .2500
      114,750.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950

      1758756                              .2500
       31,050.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758759                              .2500
      216,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758762                              .2500
      230,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758765                              .2500
       80,942.83                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1758768                              .2500
      137,509.99                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758769                              .2500
      291,804.08                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758777                              .2500
      422,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1758778                              .2500
      279,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758779                              .2500
       83,650.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758781                              .2500
       73,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758783                              .2500
       27,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1758785                              .2500
       82,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1758788                              .2500
       85,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758789                              .2500
       58,770.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1758796                              .2500
      102,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758804                              .2500
       89,600.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1758806                              .2500
      196,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758811                              .2500
      114,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758813                              .2500
      132,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1758824                              .2500
      162,150.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1758839                              .2500
      150,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758851                              .2500
       13,491.61                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1758871                              .2500
       48,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758872                              .2500
      127,911.91                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758882                              .2500
      135,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1758889                              .2500
      119,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1758892                              .2500
      883,478.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758893                              .2500
      105,300.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200
1



      1758894                              .2500
      101,938.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758895                              .2500
       87,397.03                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1758898                              .2500
       44,073.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1758902                              .2500
       39,573.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1758994                              .2500
      340,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1758998                              .2500
      250,000.00                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1759004                              .2500
       91,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1759008                              .2500
      259,017.06                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1759009                              .2500
       51,970.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1759013                              .2500
       52,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1759015                              .2500
       33,729.55                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759017                              .2500
       92,250.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1759018                              .2500
       33,729.55                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759045                              .2500
      132,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759148                              .2500
      103,900.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759159                              .2500
      145,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1759160                              .2500
      207,770.78                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1759168                              .2500
      116,930.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1759177                              .2500
       55,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1759195                              .2500
       49,967.29                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1759209                              .2500
       69,300.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759225                              .2500
       60,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1759228                              .2500
      320,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1759234                              .2500
      222,547.61                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1759242                              .2500
      224,000.00                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1759259                              .2500
       53,880.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1759314                              .2500
       63,100.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759320                              .2500
       29,700.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1759322                              .2500
       58,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759323                              .2500
       99,931.18                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759386                              .2500
       78,254.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1759406                              .2500
      369,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1759451                              .2500
       88,500.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1759455                              .2500
       31,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1759463                              .2500
       94,739.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759468                              .2500
      419,725.26                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1759473                              .2500
       54,868.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1759477                              .2500
       99,937.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1759483                              .2500
      129,115.48                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1759492                              .2500
      116,950.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1759498                              .2500
      231,855.80                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1759507                              .2500
      219,859.71                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759516                              .2500
       49,967.29                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1759534                              .2500
      193,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759539                              .2500
       58,337.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759551                              .2500
      468,000.00                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1759557                              .2500
       56,325.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759566                              .2500
       95,928.75                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1759583                              .2500
      244,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759586                              .2500
       89,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1759593                              .2500
      117,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1759598                              .2500
       97,136.41                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1759604                              .2500
      176,875.07                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1759610                              .2500
       92,640.88                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759633                              .2500
      166,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759679                              .2500
      112,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1759692                              .2500
       40,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1759727                              .2500
      151,187.72                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1759742                              .2500
       75,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759764                              .2500
       83,942.19                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759766                              .2500
      371,743.99                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759772                              .2500
       97,650.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759788                              .2500
       80,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759795                              .2500
      127,916.27                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1759800                              .2500
      107,939.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1759834                              .2500
      110,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1759859                              .2500
       45,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759870                              .2500
       95,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759873                              .2500
      184,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1759875                              .2500
       43,173.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759876                              .2500
      123,013.05                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1759877                              .2500
      104,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1759879                              .2500
       75,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759880                              .2500
       69,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759882                              .2500
      111,935.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1759887                              .2500
      287,145.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1759893                              .2500
       99,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759900                              .2500
       55,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1759913                              .2500
      217,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1759917                              .2500
      127,300.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1759935                              .2500
       53,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1759955                              .2500
       44,771.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759956                              .2500
      189,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1759958                              .2500
      170,801.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1759979                              .2500
      105,434.42                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1759991                              .2500
       56,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1759994                              .2500
       84,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1759997                              .2500
      328,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1760000                              .2500
       77,150.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1760001                              .2500
       64,250.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760053                              .2500
      139,903.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760090                              .2500
      156,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760094                              .2500
      165,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760096                              .2500
      131,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760103                              .2500
      144,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760105                              .2500
       85,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1760108                              .2500
       50,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760109                              .2500
       40,025.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760110                              .2500
      101,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760121                              .2500
      247,600.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1760123                              .2500
      109,350.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760128                              .2500
       78,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760130                              .2500
       18,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1760138                              .2500
      111,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1760158                              .2500
      122,084.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760173                              .2500
       30,477.92                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1760207                              .2500
       99,937.84                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760249                              .2500
      156,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760258                              .2500
      200,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1760265                              .2500
      130,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760274                              .2500
       87,147.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760281                              .2500
      280,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1760291                              .2500
       75,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760325                              .2500
      120,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760342                              .2500
      159,892.64                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760345                              .2500
       94,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760346                              .2500
      194,950.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1760362                              .2500
      202,800.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1760365                              .2500
      146,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760370                              .2500
      629,544.03                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1760387                              .2500
      107,900.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760390                              .2500
       70,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760398                              .2500
      170,876.23                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1760413                              .2500
       35,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1760416                              .2500
       42,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760419                              .2500
      144,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760422                              .2500
       93,950.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1760432                              .2500
       90,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1760437                              .2500
      161,500.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1760439                              .2500
      111,150.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760440                              .2500
       71,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1760441                              .2500
       47,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760443                              .2500
      146,300.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760445                              .2500
       91,300.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760448                              .2500
      276,250.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760451                              .2500
      135,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1760453                              .2500
      152,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760455                              .2500
      123,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1760460                              .2500
       53,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1760463                              .2500
      120,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760472                              .2500
      172,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760475                              .2500
      144,800.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1760477                              .2500
       88,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760481                              .2500
      224,950.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1760490                              .2500
      288,200.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1760492                              .2500
      164,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1760493                              .2500
      180,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1760495                              .2500
      110,900.00                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1760498                              .2500
       63,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950

      1760508                              .2500
       57,600.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760509                              .2500
       46,550.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1760510                              .2500
       71,100.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700
1



      1760514                              .2500
      334,263.91                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1760523                              .2500
      359,726.07                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1760528                              .2500
       83,399.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760529                              .2500
      157,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1760537                              .2500
      141,436.80                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1760539                              .2500
      131,899.56                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1760541                              .2500
      183,426.85                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760543                              .2500
      200,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1760549                              .2500
       60,720.90                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            6.7500                        2.5450

      1760551                              .2500
       82,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760575                              .2500
       91,700.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760576                              .2500
      122,300.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1760579                              .2500
       40,022.44                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760587                              .2500
       40,950.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1760593                              .2500
      144,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760602                              .2500
      202,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1760612                              .2500
      105,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760617                              .2500
      105,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760628                              .2500
       38,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1760633                              .2500
       61,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1760640                              .2500
      119,927.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760645                              .2500
      161,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760654                              .2500
       35,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1760657                              .2500
      269,836.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1760659                              .2500
      133,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760664                              .2500
      174,294.34                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760665                              .2500
       90,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760674                              .2500
      262,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760676                              .2500
      100,800.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1760685                              .2500
      136,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760750                              .2500
      310,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760762                              .2500
       87,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1760795                              .2500
      244,831.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1760812                              .2500
      104,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760813                              .2500
      120,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760815                              .2500
      274,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760816                              .2500
      228,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1760860                              .2500
       93,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760861                              .2500
       58,462.69                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1760883                              .2500
      209,352.14                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1760885                              .2500
      256,640.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1760890                              .2500
      157,605.76                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1760894                              .2500
      172,284.32                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1760921                              .2500
      207,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1760922                              .2500
      185,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1760936                              .2500
       68,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1760938                              .2500
       87,300.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950

      1760940                              .2500
      105,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1760973                              .2500
      121,913.89                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1760980                              .2500
      110,176.02                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761020                              .2500
      137,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761045                              .2500
      324,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1761048                              .2500
       66,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761050                              .2500
       32,981.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761051                              .2500
      183,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1761057                              .2500
       32,981.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1761064                              .2500
      167,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1761065                              .2500
       39,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761071                              .2500
      102,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761072                              .2500
       84,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761079                              .2500
      157,152.26                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761089                              .2500
      322,272.38                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761090                              .2500
       47,972.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761096                              .2500
      123,417.13                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1761101                              .2500
       70,610.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761112                              .2500
      100,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761113                              .2500
      216,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1761123                              .2500
      396,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1761124                              .2500
       70,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761126                              .2500
       41,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1761135                              .2500
      100,284.35                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1761141                              .2500
       78,252.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1761162                              .2500
      261,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761173                              .2500
       51,730.23                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761205                              .2500
      244,627.22                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761223                              .2500
      256,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1761229                              .2500
       79,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761230                              .2500
       34,100.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761231                              .2500
      100,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761232                              .2500
      206,250.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1761233                              .2500
       85,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1761237                              .2500
      165,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761239                              .2500
       63,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761252                              .2500
       54,500.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761255                              .2500
      159,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761259                              .2500
       52,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761262                              .2500
      184,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1761266                              .2500
       43,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1761267                              .2500
      132,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761276                              .2500
      243,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761286                              .2500
       71,954.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761289                              .2500
      151,400.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1761292                              .2500
      176,500.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1761294                              .2500
      152,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1761296                              .2500
       60,300.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761297                              .2500
       59,950.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1761298                              .2500
       54,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761300                              .2500
      115,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1761301                              .2500
       76,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761305                              .2500
      107,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761308                              .2500
      202,400.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1761309                              .2500
      164,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1761313                              .2500
       40,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1761315                              .2500
       64,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1761325                              .2500
       97,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761335                              .2500
      130,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1761338                              .2500
       85,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761344                              .2500
      108,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1761350                              .2500
       83,250.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761362                              .2500
       30,132.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1761371                              .2500
       76,404.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761372                              .2500
       91,900.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1761376                              .2500
       70,893.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761378                              .2500
      214,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761380                              .2500
       36,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            6.7500                        2.4200

      1761403                              .2500
      270,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761406                              .2500
       81,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1761407                              .2500
      128,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761409                              .2500
      217,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1761411                              .2500
      134,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1761415                              .2500
       86,400.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1761416                              .2500
       71,100.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761425                              .2500
       95,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761426                              .2500
       86,300.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761428                              .2500
       72,859.13                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1761459                              .2500
      102,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761494                              .2500
       49,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761497                              .2500
      750,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1761503                              .2500
      228,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761511                              .2500
       70,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1761517                              .2500
       51,700.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761519                              .2500
      109,122.93                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761535                              .2500
      187,557.17                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1761538                              .2500
      155,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761553                              .2500
       39,576.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1761559                              .2500
      168,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1761564                              .2500
       62,960.84                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761573                              .2500
       33,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761582                              .2500
       61,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1761584                              .2500
       94,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761588                              .2500
       81,542.40                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761591                              .2500
      109,422.71                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761597                              .2500
       35,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761607                              .2500
      231,836.25                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1761625                              .2500
       78,400.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1761631                              .2500
       45,472.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761634                              .2500
       57,350.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1761635                              .2500
      131,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761641                              .2500
       38,675.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761643                              .2500
      128,300.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761647                              .2500
      127,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761657                              .2500
       57,350.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1761662                              .2500
      393,750.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761677                              .2500
       51,450.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1761742                              .2500
      108,919.10                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761751                              .2500
      256,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1761760                              .2500
       72,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761782                              .2500
      271,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761812                              .2500
       35,545.65                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1761862                              .2500
       69,250.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1761872                              .2500
      202,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761875                              .2500
      596,549.96                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1761883                              .2500
       53,950.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761884                              .2500
       55,850.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761885                              .2500
       56,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761916                              .2500
       78,249.73                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1761923                              .2500
       30,780.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1761942                              .2500
       55,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1761945                              .2500
       66,300.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761960                              .2500
       38,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1761977                              .2500
      106,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1761986                              .2500
      144,500.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1761989                              .2500
      199,200.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1762009                              .2500
       42,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762018                              .2500
       42,300.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1762026                              .2500
      117,432.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1762029                              .2500
      179,876.13                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762032                              .2500
      360,800.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1762051                              .2500
      103,030.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762055                              .2500
       42,657.80                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1762057                              .2500
      264,831.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762059                              .2500
       91,931.72                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1762061                              .2500
      114,412.87                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1762065                              .2500
      144,410.18                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1762070                              .2500
      140,902.96                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762098                              .2500
       98,738.58                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762109                              .2500
       71,856.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762120                              .2500
       54,961.18                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1762130                              .2500
       53,517.55                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762131                              .2500
      134,309.82                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762150                              .2500
       96,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762178                              .2500
      168,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1762180                              .2500
      177,500.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1762190                              .2500
      154,400.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1762196                              .2500
      329,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1762218                              .2500
       85,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762235                              .2500
       37,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762308                              .2500
      124,254.02                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762338                              .2500
      159,920.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762339                              .2500
      380,000.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700
1



      1762347                              .2500
      139,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762358                              .2500
       29,700.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762366                              .2500
      134,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762368                              .2500
       50,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762418                              .2500
       36,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762424                              .2500
      132,750.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762425                              .2500
       60,958.01                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762438                              .2500
      127,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1762441                              .2500
       37,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762459                              .2500
      125,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762462                              .2500
      162,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762463                              .2500
      201,350.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762464                              .2500
      159,200.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762466                              .2500
       85,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1762469                              .2500
      125,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762471                              .2500
      180,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1762478                              .2500
       22,700.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            6.7500                        2.6700

      1762482                              .2500
       62,893.83                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1762485                              .2500
      135,115.96                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762487                              .2500
      134,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762498                              .2500
       32,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1762509                              .2500
       32,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1762528                              .2500
      145,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1762532                              .2500
      165,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1762534                              .2500
       75,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762537                              .2500
       66,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762546                              .2500
       51,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762549                              .2500
      200,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1762552                              .2500
       56,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762559                              .2500
      168,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762563                              .2500
      113,850.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1762565                              .2500
      117,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200
1



      1762573                              .2500
      188,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762580                              .2500
       60,261.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762582                              .2500
      136,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762584                              .2500
      131,909.15                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762594                              .2500
       38,293.63                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762595                              .2500
       91,241.78                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762598                              .2500
       69,259.08                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1762605                              .2500
      134,400.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1762606                              .2500
      140,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762613                              .2500
      128,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762616                              .2500
       77,600.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762622                              .2500
      118,125.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762623                              .2500
      208,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762624                              .2500
      159,127.72                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1762626                              .2500
      144,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762627                              .2500
      107,100.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1762629                              .2500
       84,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762630                              .2500
       80,000.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1762643                              .2500
       30,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762660                              .2500
       35,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1762669                              .2500
       70,800.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1762682                              .2500
       67,150.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762690                              .2500
      276,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762696                              .2500
      120,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1762697                              .2500
       30,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762699                              .2500
       63,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1762704                              .2500
       32,300.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762705                              .2500
      395,500.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1762707                              .2500
      204,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1762709                              .2500
      119,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762710                              .2500
       55,000.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1762711                              .2500
       94,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1762713                              .2500
       30,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.7500                        2.0450

      1762716                              .2500
       74,947.06                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1762730                              .2500
      139,919.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762734                              .2500
       57,350.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762738                              .2500
       57,350.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762739                              .2500
       59,367.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1762744                              .2500
      206,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762749                              .2500
       80,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1762772                              .2500
      101,929.80                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762777                              .2500
      506,250.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1762810                              .2500
       80,950.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762811                              .2500
      132,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762813                              .2500
      195,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1762817                              .2500
       46,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762818                              .2500
      178,979.82                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762821                              .2500
      117,450.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1762824                              .2500
       37,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1762825                              .2500
       76,948.33                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762832                              .2500
      105,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762837                              .2500
       56,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1762838                              .2500
      184,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1762840                              .2500
       76,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            6.7500                        2.5450

      1762851                              .2500
      157,500.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1762852                              .2500
       73,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1762856                              .2500
       49,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762858                              .2500
      101,600.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762860                              .2500
      129,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762862                              .2500
       55,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762895                              .2500
      123,800.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1762897                              .2500
       65,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762903                              .2500
      120,640.40                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1762904                              .2500
       24,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1762907                              .2500
      151,300.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1762909                              .2500
       61,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1762910                              .2500
      187,500.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1762914                              .2500
      115,150.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762916                              .2500
      103,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1762918                              .2500
      122,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1762934                              .2500
       48,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1762961                              .2500
      224,900.00                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000
1



      1762971                              .2500
      214,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1762973                              .2500
      275,000.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1762974                              .2500
      122,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763001                              .2500
      159,868.84                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1763008                              .2500
      142,917.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1763012                              .2500
      359,770.44                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1763023                              .2500
      142,917.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1763028                              .2500
       95,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1763035                              .2500
       23,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1763040                              .2500
       55,767.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763136                              .2500
      266,850.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763139                              .2500
       96,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763140                              .2500
      115,600.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1763147                              .2500
      110,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763148                              .2500
       78,750.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763150                              .2500
       60,267.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200
1



      1763156                              .2500
      622,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763159                              .2500
       59,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1763161                              .2500
      144,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1763177                              .2500
       50,850.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1763179                              .2500
       79,946.32                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763215                              .2500
      207,856.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763222                              .2500
      275,795.16                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1763251                              .2500
       48,721.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      1763256                              .2500
      522,649.08                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763258                              .2500
      129,919.19                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763259                              .2500
       76,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763261                              .2500
       35,978.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763282                              .2500
      130,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763296                              .2500
       58,562.63                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1763332                              .2500
       52,800.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1763336                              .2500
      191,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1763337                              .2500
      119,930.96                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1763340                              .2500
       38,649.05                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763345                              .2500
       69,153.56                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763346                              .2500
      218,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763349                              .2500
      124,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763353                              .2500
       50,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763357                              .2500
      164,689.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763360                              .2500
       90,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1763361                              .2500
      105,750.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1763363                              .2500
       78,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1763374                              .2500
      125,525.84                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763378                              .2500
       49,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763381                              .2500
      248,832.93                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763385                              .2500
       48,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763390                              .2500
      160,650.00                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1763403                              .2500
      108,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1763427                              .2500
      104,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763434                              .2500
      370,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1763437                              .2500
       50,340.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763440                              .2500
       87,750.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1763450                              .2500
       58,150.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1763453                              .2500
       83,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763459                              .2500
      500,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1763460                              .2500
      187,883.14                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1763462                              .2500
      123,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1763467                              .2500
      111,200.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1763475                              .2500
      166,400.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763478                              .2500
       46,770.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763483                              .2500
       89,600.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763487                              .2500
      152,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763503                              .2500
      127,500.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763527                              .2500
       29,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1763529                              .2500
      117,600.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763534                              .2500
       35,978.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763549                              .2500
      520,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1763581                              .2500
       34,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763589                              .2500
       61,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763591                              .2500
       35,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763593                              .2500
      159,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763625                              .2500
      167,892.87                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1763659                              .2500
      178,750.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763666                              .2500
       72,356.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763700                              .2500
      141,904.72                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763703                              .2500
       44,369.45                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763705                              .2500
      133,700.70                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1763718                              .2500
       31,482.34                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1763727                              .2500
       38,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763732                              .2500
       71,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1763733                              .2500
      296,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763735                              .2500
       40,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763736                              .2500
       60,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763743                              .2500
      308,572.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1763747                              .2500
       46,350.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1763749                              .2500
      188,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763751                              .2500
       51,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1763752                              .2500
       87,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1763755                              .2500
      189,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763759                              .2500
      157,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763764                              .2500
      115,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763767                              .2500
      184,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1763774                              .2500
      304,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763777                              .2500
       58,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763778                              .2500
       50,300.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763780                              .2500
      200,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1763781                              .2500
      170,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1763782                              .2500
      115,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763783                              .2500
      180,000.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1763792                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763793                              .2500
       82,250.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763795                              .2500
       67,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763798                              .2500
      128,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1763807                              .2500
       84,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1763812                              .2500
       47,700.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1763816                              .2500
      137,200.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1763817                              .2500
       75,850.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1763820                              .2500
      120,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1763822                              .2500
      224,950.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763829                              .2500
      165,600.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763846                              .2500
      300,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763847                              .2500
      380,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      1763849                              .2500
      108,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763853                              .2500
       44,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763858                              .2500
       44,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1763859                              .2500
      108,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763860                              .2500
      189,550.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763862                              .2500
       44,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1763866                              .2500
       92,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1763867                              .2500
       38,700.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            6.7500                        2.2950
1



      1763868                              .2500
       42,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1763869                              .2500
      151,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763874                              .2500
      224,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763881                              .2500
      141,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1763883                              .2500
      138,570.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763886                              .2500
      172,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1763893                              .2500
       72,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1763899                              .2500
      133,600.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      1763915                              .2500
      100,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1763932                              .2500
      106,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1763972                              .2500
      339,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1763974                              .2500
      307,793.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763981                              .2500
      296,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1763982                              .2500
      279,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1763983                              .2500
       27,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1763992                              .2500
      121,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      1763994                              .2500
      133,450.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764000                              .2500
       43,100.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1764001                              .2500
      110,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764005                              .2500
       67,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764007                              .2500
       47,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1764009                              .2500
      140,800.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764010                              .2500
      135,500.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764012                              .2500
       66,718.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1764015                              .2500
      295,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764018                              .2500
      178,973.60                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764020                              .2500
       58,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1764022                              .2500
      108,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.7500                        2.1700

      1764023                              .2500
      130,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764026                              .2500
      123,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764031                              .2500
       63,911.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764032                              .2500
       74,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1764056                              .2500
       35,725.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764058                              .2500
      216,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764061                              .2500
       44,073.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764062                              .2500
       34,076.53                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764063                              .2500
      111,980.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1764066                              .2500
      112,883.31                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1764088                              .2500
       87,300.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764117                              .2500
       82,393.26                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1764119                              .2500
       90,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764128                              .2500
      100,125.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1764129                              .2500
      161,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1764131                              .2500
       25,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1764132                              .2500
       51,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764136                              .2500
      171,500.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764139                              .2500
       60,663.95                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764151                              .2500
      400,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1764159                              .2500
      190,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1764171                              .2500
       83,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1764172                              .2500
       64,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764175                              .2500
       54,150.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764176                              .2500
      104,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764222                              .2500
      279,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764240                              .2500
       65,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1764247                              .2500
      109,050.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      1764253                              .2500
      548,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1764270                              .2500
      340,000.00                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1764274                              .2500
      160,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1764278                              .2500
       17,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1764284                              .2500
      274,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764295                              .2500
       79,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1764316                              .2500
       49,964.71                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764377                              .2500
       68,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      1764385                              .2500
       92,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1764437                              .2500
       84,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764450                              .2500
       50,900.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764483                              .2500
      218,734.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1764485                              .2500
      279,603.47                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764486                              .2500
      357,979.39                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1764487                              .2500
      254,647.87                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764493                              .2500
      182,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1764496                              .2500
      124,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1764497                              .2500
      135,200.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1764504                              .2500
       85,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1764509                              .2500
      253,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764510                              .2500
      140,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1764523                              .2500
       61,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1764532                              .2500
      211,378.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1764556                              .2500
      169,991.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      1764557                              .2500
      328,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1764558                              .2500
      287,470.00                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1764559                              .2500
      141,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1764562                              .2500
       35,077.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1764563                              .2500
      204,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1764564                              .2500
       65,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1764589                              .2500
      138,300.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      1764599                              .2500
      154,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1764616                              .2500
      124,100.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1764629                              .2500
      202,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764639                              .2500
      224,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1764641                              .2500
      224,595.33                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764643                              .2500
      188,100.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1764649                              .2500
      250,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1764651                              .2500
       81,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1764656                              .2500
      105,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1764659                              .2500
      111,079.12                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1764664                              .2500
      296,629.49                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1764688                              .2500
       33,895.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764696                              .2500
       83,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764710                              .2500
      127,422.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764712                              .2500
      150,400.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764727                              .2500
       44,970.56                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1764764                              .2500
      105,750.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1764773                              .2500
      104,825.96                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764791                              .2500
       71,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1764839                              .2500
      311,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1764846                              .2500
      188,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1764900                              .2500
      250,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764906                              .2500
       72,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1764924                              .2500
      266,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1764933                              .2500
       66,650.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950
1



      1764944                              .2500
      119,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1764947                              .2500
       70,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1764992                              .2500
       77,355.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1765018                              .2500
      123,550.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1765022                              .2500
      123,550.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1765046                              .2500
      360,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1765047                              .2500
      368,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1765111                              .2500
      191,250.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      1765187                              .2500
      105,530.92                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1765202                              .2500
      298,628.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1765286                              .2500
      108,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1765303                              .2500
       46,350.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1765364                              .2500
       89,250.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1765377                              .2500
       67,950.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1765415                              .2500
       84,951.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      1765433                              .2500
      128,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1765443                              .2500
      365,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1765458                              .2500
       87,946.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1765465                              .2500
      296,250.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1765508                              .2500
       97,677.45                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      1765509                              .2500
       62,960.84                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1765513                              .2500
      103,374.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1765517                              .2500
      166,499.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1765592                              .2500
      160,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      1765674                              .2500
      234,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1765713                              .2500
       81,543.84                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      1765769                              .2500
      265,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      1765840                              .2500
      198,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      1765866                              .2500
      130,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.7500                        1.9200

      1765914                              .2500
      256,400.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1765921                              .2500
      113,400.00                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1766158                              .2500
      124,750.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200
1



      1766166                              .2500
      102,333.01                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1766229                              .2500
      245,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1766265                              .2500
       89,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1766277                              .2500
      125,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1766290                              .2500
      294,700.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      1766417                              .2500
      108,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      1766444                              .2500
      264,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      1766758                              .2500
      162,126.53                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      1767294                              .2500
      318,500.00                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7500                         .0450

      1767935                              .2500
      145,707.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      1767964                              .2500
      101,250.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      1768601                              .2500
      280,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1769196                              .2500
      160,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      1770577                              .2500
      254,015.89                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      1770587                              .2500
      124,498.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      1770595                              .2500
      283,836.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2639171                              .2500
       45,911.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2639978                              .2500
      106,865.96                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2639988                              .2500
       45,703.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2640025                              .2500
       34,094.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2640033                              .2500
       44,956.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2640037                              .2500
       49,908.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2640104                              .2500
       46,101.51                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2640124                              .2500
       66,084.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2640141                              .2500
      169,645.42                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2645717                              .2500
       45,570.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2645740                              .2500
       24,952.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2645743                              .2500
       48,508.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2645762                              .2500
       67,376.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2645798                              .2500
       63,414.50                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2645842                              .2500
      168,966.35                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2645890                              .2500
       41,198.54                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950
1



      2645891                              .2500
       34,959.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2645899                              .2500
       57,919.91                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2645903                              .2500
      167,756.05                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2645907                              .2500
       50,185.70                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2645969                              .2500
      150,993.40                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2646056                              .2500
      286,603.68                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2652918                              .2500
      203,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654179                              .2500
      111,920.94                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      2654180                              .2500
      173,759.71                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654181                              .2500
      218,287.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654182                              .2500
      110,060.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654183                              .2500
      109,836.21                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654184                              .2500
       94,858.54                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654185                              .2500
      102,354.83                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654186                              .2500
       40,453.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654187                              .2500
      190,908.11                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      2654188                              .2500
       99,987.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654189                              .2500
       87,699.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654190                              .2500
       75,514.91                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      2654191                              .2500
       83,939.20                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654192                              .2500
      122,727.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2654193                              .2500
       48,871.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654194                              .2500
       82,752.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654195                              .2500
      107,937.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2654196                              .2500
      126,825.07                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2654197                              .2500
       83,951.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654198                              .2500
       50,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654199                              .2500
       86,334.25                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      2654201                              .2500
       99,608.72                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654203                              .2500
       50,667.66                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2654204                              .2500
      148,328.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654205                              .2500
      122,910.97                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450
1



      2654206                              .2500
      126,824.62                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654208                              .2500
       76,906.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654209                              .2500
       59,930.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654210                              .2500
       72,347.39                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654211                              .2500
      155,442.95                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654212                              .2500
       41,942.01                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654213                              .2500
      129,450.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654214                              .2500
       71,640.47                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      2654215                              .2500
      142,031.48                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2654216                              .2500
       35,059.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654217                              .2500
      116,921.49                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654219                              .2500
      105,165.24                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2654220                              .2500
       49,470.77                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2654221                              .2500
       55,039.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654222                              .2500
      106,153.20                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654223                              .2500
      139,419.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2654224                              .2500
       41,402.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654225                              .2500
       44,174.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654226                              .2500
       93,546.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654227                              .2500
      110,849.73                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654228                              .2500
       36,148.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654229                              .2500
       74,906.43                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654230                              .2500
       64,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2654231                              .2500
      138,303.85                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      2654232                              .2500
      147,908.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654233                              .2500
       58,400.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654234                              .2500
       89,379.50                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654235                              .2500
      123,912.47                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654236                              .2500
      161,876.72                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      2654237                              .2500
      111,682.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654238                              .2500
      136,406.06                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654239                              .2500
       35,978.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450
1



      2654240                              .2500
       50,638.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654241                              .2500
       93,540.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2654242                              .2500
      144,795.12                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654243                              .2500
       26,464.32                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654244                              .2500
      139,903.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654245                              .2500
      289,790.10                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654246                              .2500
      155,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654247                              .2500
      100,735.72                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      2654248                              .2500
       52,169.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654249                              .2500
      159,892.64                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654250                              .2500
      203,856.01                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654251                              .2500
       84,740.15                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654252                              .2500
      146,698.97                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654253                              .2500
      119,913.14                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654488                              .2500
       67,461.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654489                              .2500
      124,911.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      2654491                              .2500
      127,909.66                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654492                              .2500
      120,564.85                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654493                              .2500
       46,373.99                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      2654494                              .2500
      143,496.07                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654495                              .2500
       85,939.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654496                              .2500
       47,972.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654497                              .2500
       81,700.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654498                              .2500
       39,727.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2654499                              .2500
      105,623.50                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654502                              .2500
       74,948.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654503                              .2500
      104,925.89                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654504                              .2500
      150,385.48                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      2654505                              .2500
       81,549.28                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654506                              .2500
       87,945.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654507                              .2500
       79,950.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654508                              .2500
       88,143.76                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      2654509                              .2500
      140,319.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654510                              .2500
       92,045.63                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2654511                              .2500
      102,725.60                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654512                              .2500
      140,703.10                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654513                              .2500
      153,486.01                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654514                              .2500
      119,919.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654515                              .2500
       49,962.89                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654516                              .2500
       35,979.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2654517                              .2500
      147,393.24                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654518                              .2500
      167,140.59                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654519                              .2500
       76,437.29                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      2654520                              .2500
       80,942.83                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654521                              .2500
       56,860.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654522                              .2500
       60,711.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2654524                              .2500
       89,933.21                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654525                              .2500
      114,918.84                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      2654526                              .2500
      102,925.45                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2654527                              .2500
       99,937.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654528                              .2500
       41,226.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654529                              .2500
      104,929.55                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654530                              .2500
      144,710.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654531                              .2500
       83,947.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654532                              .2500
      111,922.92                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654533                              .2500
       79,339.58                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      2654534                              .2500
      154,884.97                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654535                              .2500
       69,951.83                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654536                              .2500
       83,442.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654538                              .2500
      104,925.89                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654539                              .2500
      167,898.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654541                              .2500
       82,745.83                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654542                              .2500
      164,883.54                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654543                              .2500
       58,066.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2654544                              .2500
      119,921.50                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654545                              .2500
      133,907.79                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654546                              .2500
      115,918.13                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654549                              .2500
       86,192.13                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654550                              .2500
      159,907.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654551                              .2500
      110,536.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654552                              .2500
       53,219.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2654553                              .2500
       64,954.12                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700
1



      2654554                              .2500
       67,946.95                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.7500                         .1700

      2654555                              .2500
      152,904.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654556                              .2500
      170,288.53                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654558                              .2500
      159,892.65                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2654559                              .2500
      166,748.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654561                              .2500
      108,684.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654562                              .2500
      115,424.45                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654563                              .2500
       98,185.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450
1



      2654564                              .2500
       90,690.63                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654565                              .2500
      134,920.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2654566                              .2500
       93,943.05                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654567                              .2500
      117,517.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2654568                              .2500
      101,435.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2654569                              .2500
      155,298.35                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2654570                              .2500
       94,342.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2654571                              .2500
       84,546.06                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700
1



      2654573                              .2500
       78,296.08                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654575                              .2500
      121,516.32                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654576                              .2500
       80,594.50                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2654577                              .2500
      108,319.55                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654578                              .2500
      130,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654579                              .2500
       80,949.65                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2654580                              .2500
       81,939.14                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2654581                              .2500
       96,185.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      2655453                              .2500
      112,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2656600                              .2500
      380,399.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2656606                              .2500
      130,222.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2656615                              .2500
      299,575.15                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2656623                              .2500
      123,841.30                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2656628                              .2500
      369,476.02                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2656629                              .2500
      336,510.61                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.7500                         .5450

      2656641                              .2500
      125,904.11                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950
1



      2656643                              .2500
      260,474.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2656644                              .2500
      249,809.77                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.7500                         .2950

      2656652                              .2500
      188,879.48                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2656654                              .2500
      359,527.43                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.7500                        1.0450

      2656677                              .2500
      126,919.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2656679                              .2500
      287,675.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      2656680                              .2500
      264,843.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2656692                              .2500
      139,919.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700
1



      2656697                              .2500
      175,890.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2656698                              .2500
      134,909.41                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2656702                              .2500
      175,091.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2656705                              .2500
      224,603.80                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2656710                              .2500
      148,319.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200

      2656712                              .2500
      112,370.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.7500                        1.6700

      2656724                              .2500
      133,415.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2656727                              .2500
      108,427.19                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200
1



      2656729                              .2500
      134,827.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2656730                              .2500
      125,838.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.7500                        1.1700

      2656738                              .2500
      255,823.82                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

      2656739                              .2500
      135,147.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.7500                        1.7950

      2656753                              .2500
      264,125.41                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2656758                              .2500
      176,868.64                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.7500                         .4200

      2656784                              .2500
      285,108.56                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.7500                         .9200

      2656798                              .2500
      101,476.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.7500                        1.4200
1



      2656808                              .2500
      231,855.80                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.7500                        1.2950

      2656816                              .2500
      190,987.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.7500                        1.5450

      2656820                              .2500
      379,731.80                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.7500                         .6700

      2657350                              .2500
      288,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.7500                         .7950

  TOTAL NUMBER OF LOANS:     3162
  TOTAL BALANCE........:        427,987,988.79


1

  RUN ON     : 07/23/98            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 08.51.36            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 1998-QS9        FIXED SUMMARY REPORT      CUTOFF : 07/01/98
  POOL       : 0004314
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  -----------------------------------------------------------------
  CURR NOTE RATE                        8.0369            6.7500      9.7500
  RFC NET RATE                          7.7869            6.5000      9.5000
  NET MTG RATE(INVSTR RATE)             7.7069            6.4200      9.4200
  POST STRIP RATE                       6.7488            6.4200      6.7500
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0800             .0800       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .9581             .0000      2.6700







  TOTAL NUMBER OF LOANS:  3162
  TOTAL BALANCE........:     427,987,988.79


                             ***************************
                             *      END OF REPORT      *
                             ***************************



                                          EXHIBIT G

FORM OF SELLER/SERVICER CONTRACT

     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 19 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      Incorporation of Guides by Reference.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      Amendments.

          This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      Representations and Warranties.

        a.     Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

               Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

               This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

               There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

               Insofaras its  capacity  to carry out any  obligation  under this
                      Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

        b.     Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      Remedies of Residential Funding.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      Seller/Servicer's Status as Independent Contractor.

          At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      Prior Agreements Superseded.

          This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      Assignment.

          This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      Notices.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




        Attention:
        Telefacsimile Number:  (      )       -
--------                        ------  ------

9.      Jurisdiction and Venue.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     Miscellaneous.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                     SELLER/SERVICER

[Corporate Seal]


                                                  (Name of Seller/Servicer)

By:                                         By:
          (Signature)                                (Signature)


                                            By:
         (Typed Name)                               (Typed Name)


Title:                                      Title:





ATTEST:                                     RESIDENTIAL FUNDING CORPORATION

By:                                         By:
          (Signature)                                           (Signature)


                                            By:
         (Typed Name)                                          (Typed Name)


Title:                                      Title:

                                          EXHIBIT H

                                 FORMS OF REQUEST FOR RELEASE

DATE:

TO:

Re:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)          Mortgage Loan
Prepaid in Full

                                                  Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature


          TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

               Enclosed Documents: [ ] Promissory Note [ ] Primary Insurance Policy [ ] Mortgage or Deed of Trust [ ] Assignment(s) of Mortgage or Deed of Trust [ ] Title Insurance Policy [ ]
                                    Other:


Name


Title


Date

                                         EXHIBIT I-1

                           FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 : ss.:
COUNTY OF                        )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

          That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit and agreement.

          That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates either the pass-through entity is an electing large partnership under Section 775(a) of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

          That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          The Owner's Taxpayer Identification Number is             .

     This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

          That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

     That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

          That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

          The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 199 .


                                                   [NAME OF OWNER]

                                            By:
                                            [Name of Officer]
                                            [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed  and  sworn  before  me  this  day  of  ,  199  .  --------
     -------------------------------- ----



                            NOTARY PUBLIC

                            COUNTY OF
                            STATE OF
                            My Commission expires the    day of     , 19    .


                                           I-1 -2

                                         EXHIBIT I-2

                                FORM OF TRANSFEROR CERTIFICATE





                                                                  , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc. Series 1998-QS9

                      Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1998 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

     The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

          The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

          The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                            Very truly yours,





                                            (Seller)

                                            By:
                                            Name:
                                            Title:

                                         EXHIBIT J-1

                            FORM OF INVESTOR REPRESENTATION LETTER





                                                                        , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc. Series 1998-QS9

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, [Class B-]

Ladies and Gentlemen:

     (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1998 among Residential Accredit Loans, Inc., as seller (the
"Company"),                          Residential                         Funding
--------------------------------------------------    --------------------------
---- Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee and the Master Servicer that:

                      1. The  Purchaser  understands  that (a) the  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                    2. The Purchaser is acquiring the  Certificates  for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                    3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                      4. The Purchaser has been  furnished  with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated , 19 , relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                      5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                      6.     The Purchaser


                                    (a) is not an employee benefit or other plan
                             subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                         (b) is an insurance company,  the source of funds to be
                    used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master
Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.


                                            Very truly yours,



                                            By:
                                            Name:
                                            Title:

                                         EXHIBIT J-2

                             FORM OF ERISA REPRESENTATION LETTER





                                                                      , 199


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:            Residential Accredit Loans, Inc. Series 1998-QS9

          Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, Class M-

Dear Sirs:

          (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, Class M- (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1998, among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master
     --------------------------------    --------------------------------   ----
     servicer (the "Master Servicer") and Bankers Trust Company, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that either:

                    the  Purchaser  is not an  employee  benefit  or other  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
               Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                    The Purchaser is an insurance  company,  the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption
("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master
Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.


                                                   Very truly yours,



                                            By:
                                            Name:
                                            Title:

                                          EXHIBIT K

                           FORM OF TRANSFEROR REPRESENTATION LETTER





                                             , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention: Residential Accredit Loans, Inc. Series 1998-QS9

                      Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, [Class B-]

Ladies and Gentlemen:

          In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1998 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, ------------- ------------------ ----------- - and Bankers
     Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                            Very truly yours,


                                            (Seller)




                                            By:
                                            Name:
                                            Title:

                                          EXHIBIT L

                        [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                   Description of Rule 144A Securities, including numbers:






               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the " 1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

          2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1998 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:

               a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

               b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

               c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

                      a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

               b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

     4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                               Print Name of Buyer

By:                                                By:
Name:                                              Name:
Title:                                             Title:

Taxpayer Identification:                           Taxpayer Identification:

No.                                                No.

Date:                                              Date:

DOCSNY1:472991.4  @4yn04!.doc
6863-340                                    L-2

                              ANNEX 1 TO EXHIBIT L




                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                   [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

               2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code. ------ ----------------- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto. Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements. Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934. Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia. State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees. ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974. Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940. SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958. Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940. Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement a H.R. 10 plans.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. ----------
----------------

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                             Will the Buyer be purchasing the Rule 144A
    Yes        No            Securities only for the Buyer's own account?

     6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                                            Print Name of Buyer

                                            By:
                                            Name:
                                            Title:

                                            Date:

                                     ANNEX 2 TO EXHIBIT L




                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                    [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. s indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. n connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

     The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A). -------- -------------------------------------- The Buyer is part of a Family of
Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
-------- ----------------------------

     3. The term "Family of  Investment  Companies"  as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
------------------------------

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. ----------

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                            Print Name of Buyer

                                            By:
                                            Name:
                                            Title:

                                            IF AN ADVISER:


                                            Print Name of Buyer

                                            Date:

                                          EXHIBIT M

                         [TEXT OF AMENDMENT TO POOLING AND SERVICING
                         AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                      LIMITED GUARANTY]

                                         ARTICLE XII

                   Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                    Subject to subsection  (c) below,  prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of

                      Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

     (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made --------------- under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

     (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                          EXHIBIT N

                                  [FORM OF LIMITED GUARANTY]

                                       LIMITED GUARANTY

                               RESIDENTIAL ACCREDIT LOANS, INC.

                       Mortgage Asset-Backed Pass-Through Certificates
                                       Series 1998-QS9





                                          , 199


Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc. Series 1998-QS9

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a Delaware corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of July 1, 1998 (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9 (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

               1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

     2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, ------ including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

     3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this --------------------------------------- Limited
Guaranty without the prior written consent of GMAC.

               4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

               5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

     6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein. --------------------------

               7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

     8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument. ------------

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.


                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION

                                            By:
                                            Name:
                                            Title:


Acknowledged by:


BANKERS TRUST COMPANY,
    as Trustee

By:
Name:
Title:




RESIDENTIAL ACCREDIT LOANS, INC.


By:
Name:
Title:

                                          EXHIBIT O

                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN





                                                     , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc. Series 1998-QS9

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9 Assignment of Mortgage Loan

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to
Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1998 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

     (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

     (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

     (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

        (iv) such assignment is at the request of the borrower under the related Mortgage Loan.


                                            Very truly yours,


                                            (Lender)

                                            By:
                                            Name:
                                            Title:

                                          EXHIBIT P

                                SCHEDULE OF DISCOUNT FRACTIONS

Schedule of Discount Fractions

        PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
LOAN #  BALANCE RATE    FRACTION        BALANCE
1757082 155,600.00      6.420   4.8888888889%   7,607.11
1709084 269,084.84      6.545   3.0370370370%   8,172.21
1756301 97,200.00       6.545   3.0370370370%   2,952.00
1757107 381,029.62      6.545   3.0370370370%   11,572.01
1758998 250,000.00      6.545   3.0370370370%   7,592.59
1759242 224,000.00      6.545   3.0370370370%   6,802.96
1762482 62,893.83       6.545   3.0370370370%   1,910.11
1687073 99,752.66       6.670   1.1851851852%   1,182.25
1709250 39,551.93       6.670   1.1851851852%   468.76
1709285 39,551.93       6.670   1.1851851852%   468.76
1717583 318,941.58      6.670   1.1851851852%   3,780.05
1722533 132,182.31      6.670   1.1851851852%   1,566.61
1735823 64,449.41       6.670   1.1851851852%   763.84
1738391 281,369.18      6.670   1.1851851852%   3,334.75
1753924 172,000.00      6.670   1.1851851852%   2,038.52
1755798 269,778.68      6.670   1.1851851852%   3,197.38
1759551 468,000.00      6.670   1.1851851852%   5,546.67
1762961 224,900.00      6.670   1.1851851852%   2,665.48
1763001 159,868.84      6.670   1.1851851852%   1,894.74
1764558 287,470.00      6.670   1.1851851852%   3,407.05
2654519 76,437.29       6.670   1.1851851852%   905.92

        $4,074,062.10           1.9103729029%   $77,829.78

                                          EXHIBIT Q

FORM OF REQUEST FOR EXCHANGE

                                                                [DATE]

Bankers Trust Company
3 Park Plaza
Irvine, California  92614

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS9

     Residential Funding Corporation, as the Holder of a % Percentage Interest of the Class A-14[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:
                                                                   ------

     1. Class A-14- Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-14- Certificates will be $ and %, respectively. -- -- -------------------- --------

     [2. Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-14[-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of July 1, 1998, among Residential Accredit Loans, Inc., Residential Funding Corporation and Bankers Trust Company, as trustee.


                                            RESIDENTIAL FUNDING CORPORATION




                                            By:
                                            Name:
                                            Title:

ARTICLE I         ................................................DEFINITIONS 2

Accrued Certificate Interest...............................................2

Addendum and Assignment Agreement..........................................3

Additional Collateral......................................................3

Additional Collateral Loan.................................................3

Adjusted Mortgage Rate.....................................................3

Advance....................................................................4

Affiliate..................................................................4

Agreement..................................................................4

Amount Held for Future Distribution........................................4

Appraised Value............................................................4

Assignment.................................................................4

Assignment Agreement.......................................................4

Assignment of Proprietary Lease............................................4

Available Distribution Amount..............................................4

Bankruptcy Amount..........................................................5

Bankruptcy Code............................................................6

Bankruptcy Loss............................................................6

Book-Entry Certificate.....................................................6

Business Day...............................................................6

Buydown Funds..............................................................6

Buydown Mortgage Loan......................................................6

Cash Liquidation...........................................................6

Certificate................................................................6

Certificate Account........................................................6

Certificate Account Deposit Date...........................................7

Certificateholder or Holder................................................7

Certificate Owner..........................................................7

Certificate Principal Balance..............................................7

Certificate Register and Certificate Registrar.............................8

Class......................................................................8

Class A Certificate........................................................8

Class A-13 Collection Shortfall............................................8

Class A-13 Principal Distribution Amount...................................8

Class A-14 Certificates....................................................8

Class A-14 Notional Amount.................................................8

Class B Certificate........................................................8

Class B Percentage.........................................................8

Class B-1 Percentage.......................................................9

Class B-1 Prepayment Distribution Trigger..................................9

Class B-2 Percentage.......................................................9

Class B-2 Prepayment Distribution Trigger..................................9

Class B-3 Percentage.......................................................9

Class B-3 Prepayment Distribution Trigger..................................9

Class M Certificate........................................................9

Class M Percentage........................................................10

Class M-1 Percentage......................................................10

Class M-2 Percentage......................................................10

Class M-2 Prepayment Distribution Trigger.................................10

Class M-3 Percentage......................................................10

Class M-3 Prepayment Distribution Trigger.................................10

Class R Certificate.......................................................10

Closing Date..............................................................10

Code......................................................................10

Compensating Interest.....................................................11

Cooperative...............................................................11

Cooperative Apartment.....................................................11

Cooperative Lease.........................................................11

Cooperative Loans.........................................................11

Cooperative Stock.........................................................11

Cooperative Stock Certificate.............................................11

Corporate Trust Office....................................................11

Credit Support Depletion Date.............................................11

Curtailment...............................................................12

Custodial Account.........................................................12

Custodial Agreement.......................................................12

Custodian.................................................................12

Cut-off Date..............................................................12

Cut-off Date Principal Balance............................................12

Debt Service Reduction....................................................12

Deficient Valuation.......................................................12

Definitive Certificate....................................................12

Deleted Mortgage Loan.....................................................12

Depository................................................................12

Depository Participant....................................................12

Destroyed Mortgage Note...................................................13

Determination Date........................................................13

Discount Fraction.........................................................13

Discount Mortgage Loan....................................................13

Disqualified Organization.................................................13

Distribution Date.........................................................13

Due Date..................................................................13

Due Period................................................................14

Eligible Account..........................................................14

Eligible Funds............................................................14

Event of Default..........................................................14

Excess Bankruptcy Loss....................................................14

Excess Fraud Loss.........................................................14

Excess Special Hazard Loss................................................14

Excess Subordinate Principal Amount.......................................15

Extraordinary Events......................................................15

Extraordinary Losses......................................................15

FASIT.....................................................................15

FDIC......................................................................16

FHLMC.....................................................................16

Final Distribution Date...................................................16

Fitch IBCA................................................................16

FNMA......................................................................16

Foreclosure Profits.......................................................16

Fraud Loss Amount.........................................................16
Fraud Losses..............................................................17

Independent...............................................................17

Initial Certificate Principal Balance.....................................17

Initial Class A-14 Notional Amount........................................17

Initial Monthly Payment Fund..............................................17

Insurance Proceeds........................................................17

Insurer...................................................................17

Interest Accrual Period...................................................17

International Borrower....................................................17

Late Collections..........................................................17

Liquidation Proceeds......................................................17

Loan-to-Value Ratio.......................................................18

Maturity Date.............................................................18

MLCC......................................................................18

Modified Mortgage Loan....................................................18

Modified Net Mortgage Rate................................................18

Monthly Payment...........................................................18

Moody's...................................................................18

Mortgage..................................................................18

Mortgage 100SM Loan.......................................................18

Mortgage File.............................................................18

Mortgage Loan Schedule....................................................18

Mortgage Loans............................................................19

Mortgage Note.............................................................19

Mortgage Rate.............................................................20

Mortgaged Property........................................................20

Mortgagor.................................................................20

Net Mortgage Rate.........................................................20

Non-Discount Mortgage Loan................................................20

Non-Primary Residence Loans...............................................20

Non-United States Person..................................................20

Nonrecoverable Advance....................................................20

Nonsubserviced Mortgage Loan..............................................20

Officers' Certificate.....................................................20

Opinion of Counsel........................................................20

Outstanding Mortgage Loan.................................................20

Ownership Interest........................................................21

Parent PowerSM Loan.......................................................21

Pass-Through Rate.........................................................21

Paying Agent..............................................................21

Percentage Interest.......................................................21

Permitted Investments.....................................................21

Permitted Transferee......................................................23

Person....................................................................23

Pledged Asset Mortgage Servicing Agreement................................23

Pool Stated Principal Balance.............................................23

Pool Strip Rate...........................................................23

Prepayment Assumption.....................................................23

Prepayment Distribution Percentage........................................23

Prepayment Distribution Trigger...........................................24

Prepayment Interest Shortfall.............................................25

Prepayment Lockout Percentage.............................................25

Prepayment Period.........................................................25

Primary Insurance Policy..................................................25

Principal Prepayment......................................................25

Principal Prepayment in Full..............................................25

Program Guide.............................................................25

Purchase Price............................................................25

Qualified Substitute Mortgage Loan........................................25

Rating Agency.............................................................26

Realized Loss.............................................................26

Record Date...............................................................27

Regular Certificate.......................................................27

REMIC.....................................................................27

REMIC Administrator.......................................................27

REMIC Provisions..........................................................27

REO Acquisition...........................................................27

REO Disposition...........................................................27

REO Imputed Interest......................................................28

REO Proceeds..............................................................28

REO Property..............................................................28

Request for Release.......................................................28

Required Insurance Policy.................................................28

Required Surety Payment...................................................28

Residential Funding.......................................................28

Responsible Officer.......................................................28

Schedule of Discount Fractions............................................28

Security Agreement........................................................28

Seller....................................................................28

Seller's Agreement........................................................29

Senior Accelerated Distribution Percentage................................29

Senior Percentage.........................................................30

Senior Principal Distribution Amount......................................31

Servicing Accounts........................................................31

Servicing Advances........................................................31

Servicing Fee.............................................................31

Servicing Modification....................................................31

Servicing Officer.........................................................31

Special Hazard Amount.....................................................31

Special Hazard Loss.......................................................32

Standard & Poor's.........................................................32

Stated Principal Balance..................................................32

Subclass..................................................................33

Subclass Notional Amount..................................................33

Subordinate Percentage....................................................33

Subordinate Principal Distribution Amount.................................33

Subserviced Mortgage Loan.................................................33

Subservicer...............................................................33

Subservicer Advance.......................................................34

Subservicing Account......................................................34

Subservicing Agreement....................................................34

Subservicing Fee..........................................................34

Surety....................................................................34

Surety Bond...............................................................34

Tax Returns...............................................................34

Transfer..................................................................34

Transferee................................................................34

Transferor................................................................35

Trust Fund................................................................35

Uncertificated REMIC Regular Interests....................................35

Uniform Single Attestation Program for Mortgage Bankers...................35

Uninsured Cause...........................................................35

United States Person......................................................35

Voting Rights.............................................................35

ARTICLE II .CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES 37

Section 2.01   Conveyance of Mortgage Loan .................................37

Section 2.02    .Acceptance By Trustee .....................................41

Section 2.03    Representations, Warranties and Covenants of the Master
               Servicer and the Company ....................................43

Section 2.04   Representations and Warranties of Sellers .................46

Section 2.05   Execution and Authentication of Certificates ...............48

ARTICLE III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS ..........49

        Section 3.01.    Master Servicer to Act as Servicer ...............49

        Section 3.02.    Subservicing Agreements Between Master Servicer
                         and Subservicers; Enforcement of Subservicers'
                         and Sellers' Obligations .........................50

        Section 3.03.    Successor Subservicers ...........................51

        Section 3.04.    Liability of the Master Servicer .................51

        Section 3.05.    No Contractual Relationship Between Subservicer
                         and Trustee or Certificateholders ................51

        Section 3.06.    ......Assumption or Termination of Subservicing
                         Agreements by Trustee ............................52

        Section 3.07.    Collection of Certain Mortgage Loan Payments;
                         Deposits to Custodial Account ....................52

        Section 3.08.    Subservicing Accounts; Servicing Accounts ........54

        Section 3.09.    Access to Certain Documentation and Information
                         Regarding the Mortgage Loans .....................56

        Section 3.10.    Permitted Withdrawals from the Custodial Account .56

        Section 3.11.    Maintenance of the Primary Insurance Policies;
                         Collections Thereunder ...........................58

        Section 3.12.    Maintenance of Fire Insurance and Omissions
                         and Fidelity Coverage ............................59

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments .60

        Section 3.14.    Realization Upon Defaulted Mortgage Loans ........62

        Section 3.15.    Trustee to Cooperate; Release of Mortgage Files ..65

        Section 3.16.    Servicing and Other Compensation;
                         Compensating Interest ............................66

        Section 3.17.    Reports to the Trustee and the Company ...........67

        Section 3.18.    Annual Statement as to Compliance ................68

        Section 3.19.    Annual Independent Public Accountants'
                         Servicing Report .................................68

        Section 3.20.    Rights of the Company in Respect of the Master
                         Servicer .........................................68

        Section 3.21.    Administration of Buydown Funds ..................69

ARTICLE IV        PAYMENTS TO CERTIFICATEHOLDERS ..........................70

        Section 4.01.    Certificate Account ..............................70

        Section 4.02.    Distributions ....................................70

        Section 4.03.    Statements to Certificateholders .................79

        Section 4.04.    Distribution of Reports to the Trustee and the
                         Company; Advances by the Master Servicer .........81

        Section 4.05.    Allocation of Realized Losses ....................83

        Section 4.06.    Reports of Foreclosures and Abandonment of
                         Mortgaged Property ...............................84

        Section 4.07.    Optional Purchase of Defaulted Mortgage Loans ....84

        Section 4.08.    Surety Bond ......................................84

ARTICLE V         THE CERTIFICATES ........................................86

        Section 5.01.    The Certificates .................................86

        Section 5.02.    Registration of Transfer and Exchange of Certificates88

        Section 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates 93

        Section 5.04.    Persons Deemed Owners ............................93

        Section 5.05.    Appointment of Paying Agent ......................93

        Section 5.06.    Optional Purchase of Certificates ................94

ARTICLE VI        THE COMPANY AND THE MASTER SERVICER .....................96

        Section 6.01.    Respective Liabilities of the Company and the
                         Master Servicer ..................................96

        Section 6.02.    Merger or Consolidation of the Company or the
                         Master Servicer; Assignment of Rights and
                         Delegation of Duties by Master Servicer ..........96

        Section 6.03.    Limitation on Liability of the Company, the Master
                          Servicer and Others .............................97

        Section 6.04.    Company and Master Servicer Not to Resign ........97

ARTICLE VII       DEFAULT .................................................99

        Section 7.01.    Events of Default ................................99

        Section 7.02.    Trustee or Company to Act; Appointment of Successor100

        Section 7.03.    Notification to Certificateholders ...............101

        Section 7.04.    Waiver of Events of Default ......................102

ARTICLE VIII      CONCERNING THE TRUSTEE ..................................103

        Section 8.01.    Duties of Trustee ................................103

        Section 8.02.    Certain Matters Affecting the Trustee ............104

        Section 8.03.    Trustee Not Liable for Certificates or
                         Mortgage Loans ...................................106

        Section 8.04.    Trustee May Own Certificates .....................106

        Section 8.05.    Master Servicer to Pay Trustee's Fees and Expenses;
                         Indemnification ..................................106

        Section 8.06.    Eligibility Requirements for Trustee .............107

        Section 8.07.    Resignation and Removal of the Trustee ...........107

        Section 8.08.    Successor Trustee ................................108

        Section 8.09.    Merger or Consolidation of Trustee ...............109

        Section 8.10.    Appointment of Co-Trustee or Separate Trustee ....109

        Section 8.11.    Appointment of Custodians ........................110

        Section 8.12.    Appointment of Office or Agency ..................110

ARTICLE IX        TERMINATION .............................................112

        Section 9.01.    Termination Upon Purchase by the Master
                         Servicer or the Company or Liquidation of
                         All Mortgage Loans ...............................112

        Section 9.02.    Additional Termination Requirements ..............114

ARTICLE X         REMIC PROVISIONS ........................................116

        Section 10.01.   REMIC Administration .............................116

        Section 10.02.   Master Servicer, REMIC Administrator and
                         Trustee Indemnification ..........................119

ARTICLE XI        MISCELLANEOUS PROVISIONS ................................121

        Section 11.01.   Amendment ........................................121

        Section 11.02.   Recordation of Agreement; Counterparts ...........123

        Section 11.03.   Limitation on Rights of Certificateholders .......123

        Section 11.04.   Governing Law ....................................124

        Section 11.05.   Notices ..........................................124

        Section 11.06.   Notices to Rating Agency .........................125

        Section 11.07.   Severability of Provisions .......................126

        Section 11.08.   Supplemental Provisions for Resecuritization .....126




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